REDACTED COPY

CONFIDENTIAL TREATMENT REQUESTED

*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Pages where confidential treatment has been requested are stamped, “Confidential Treatment Requested” and the redacted material has been separately filed with the Securities and Exchange Commission. All redacted material has been marked by three asterisks (***).

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEGACY YARDS LLC

by and between

PODIUM FUND TOWER C SPV LLC

and

COACH LEGACY YARDS LLC

Project:

Office Tower C, Eastern Rail Yard
New York, New York

2

ARTICLE 5 PROFITS AND LOSSES		73

5.1.	Allocation of Profits and Losses	73

ARTICLE 6 DISTRIBUTION OF CASH; INSURANCE PROCEEDS AND CONDEMNATION AWARDS		75

6.1.	Distribution of Cash	75
6.2.	Insurance Proceeds and Condemnation Awards	77
6.3.	Subject to Loan Documents	78

ARTICLE 7 MANAGEMENT AND CONTROL		78

7.1.	Powers of the Fund Member	78
7.2.	Restrictions on Powers	78
7.3.	Rights of Members	84
7.4.	Easements	84
7.5.	Activities of Members	84
7.6.	Development Agreement.	84
7.7.	Management Change Event; Limitation on Approval Rights.	86
7.8.	Rights of Fund Member.	88

ARTICLE 8 LIABILITY AND INDEMNIFICATION; INSURANCE		91

8.1.	Limited Liability of Members	91
8.2.	Liability of Members	91
8.3.	Right to Indemnification	92
8.4.	Member Indemnity	93
8.5.	Survival	93
8.6.	Advance Payment	93
8.7.	Nonexclusivity of Rights	94
8.8.	Savings Clause	94
8.9.	Insurance	94

ARTICLE 9 TRANSFERS OF INTERESTS		94

9.1.	General Restrictions	94
9.2.	Permitted Transfers	97
9.3.	Substitute Members	97
9.4.	Effect of Admission as a Substitute Member	98
9.5.	Additional Members	98
9.6.	Withdrawal	98

ARTICLE 10 EVENT OF DEFAULT		98

10.1.	Event of Default	98
10.2.	Remedies and Damages	99

3

ARTICLE 11 DISSOLUTION AND TERMINATION		100

11.1.	Events Causing Dissolution	100
11.2.	Cash Distributions Upon Dissolution; Procedures	100
11.3.	Certificate of Cancellation..	101

ARTICLE 12 ACCOUNTING, BANK ACCOUNTS, BOOKS, RECORDS AND REPORTS		101

12.1.	Fiscal Year and Accounting Method	101
12.2.	Books and Records	101
12.3.	Financial Reports	102
12.4.	Tax Returns, Elections and Tax Matters Member	102
12.5.	Bank Accounts	102

ARTICLE 13 REPRESENTATIONS AND WARRANTIES		102

13.1.	Representations and Warranties of the Coach Member	102
13.2.	Representations and Warranties of the Fund Member	104

ARTICLE 14 MISCELLANEOUS		105

14.1.	Title to Assets; Certain Waivers	105
14.2.	Nature of Interest in the Company	106
14.3.	Waiver of Default	106
14.4.	Amendment	106
14.5.	No Third Party Rights	106
14.6.	Severability	106
14.7.	Binding Agreement	106
14.8.	Headings; Exhibits; Schedules	107
14.9.	Governing Law	107
14.10.	Jurisdiction; Waiver of Trial by Jury	107
14.11.	Notices	108
14.12.	Counterparts	109
14.13.	Further Assurances	110
14.14.	Rights Upon Withholding of Consent	110
14.15.	Brokerage	110
14.16.	Non-Recourse; Exculpation	110
14.17.	Fiduciary Duty.	110
14.18.	Confidentiality	111
14.19.	Prevailing Party Entitled to Fees and Costs	112
14.20.	Partition	112
14.21.	Survival	112

4

Exhibits:

Exhibit A	Legal Description
Exhibit B	Office Unit Competitors
Exhibit C-1	Form of Declaration
Exhibit C-2	Form of By-laws
Exhibit D	MTA Project Documents
Exhibit E-1	Mezzanine Loan Documents
Exhibit E-2	Mortgage Loan Documents
Exhibit F	Permitted Encumbrances
Exhibit G	Retail Premises Competitors
Exhibit H	Form of Coach Unit Deed
Exhibit I	Form of FIRPTA Certification
Exhibit J	Form of Coach Release
Exhibit K	Form of Redemption/Amendment
Exhibit L	Form of Punch List Escrow Agreement
Exhibit M	Form of Right of First Negotiation Agreement
Exhibit N	Form of Option Agreement
Exhibit O-1	Severed Parcel Plan
Exhibit O-2	Temporary Aesthetic Treatment Plan
Exhibit P	Arbiters
Exhibit Q	Approved Replacement Developers

Schedules:

Schedule 1	Initial Percentage Interests
Schedule 2	Initial Capital Contributions
Schedule 3	Member Representatives
Schedule 4	Construction Loan Statement of Sources and Uses
Schedule 5	Schedule of Pre-Development Costs and Project Costs

5

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEGACY YARDS LLC

(A Delaware Limited Liability Company)

THIS LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended from time to time, this “Agreement”) of LEGACY YARDS LLC (the “Company”) is made and entered into as of the 10th day of April, 2013, by and between PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Fund Member”), and COACH LEGACY YARDS LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Coach Member”) (the Fund Member and the Coach Member, together with such other Persons who may hereafter become a member of the Company as provided herein, are hereinafter referred to as the “Members” or individually as a “Member”). Capitalized terms used, but not otherwise defined in this Agreement, shall have the meaning ascribed to each term, respectively, in Article 2 of this Agreement.

WITNESSETH:

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (as it may be amended from time to time, or any successor statute, the “Act”) and as required thereunder, the Members do hereby intend to adopt this Agreement as the operating agreement of the Company;

WHEREAS, the Fund Member is an affiliate of The Related Companies, L.P., a New York limited partnership (together with its permitted successors and assigns, “Related”), and the Coach Member is an affiliate of Coach, Inc., a Maryland corporation (together with its successors and permitted assigns, the “Coach Guarantor”);

WHEREAS, the Company is the sole member of and owns 100% of the limited liability company interests in Legacy Yards Mezzanine LLC, a Delaware limited liability company (“Legacy Mezzanine”), and Legacy Mezzanine is the sole member of and owns 100% of the limited liability company interests in Legacy Yards Tenant LLC, a Delaware limited liability company (“Legacy Tenant”);

WHEREAS, on the date hereof the Company has caused Legacy Tenant to enter into that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of the date hereof, with the Metropolitan Transportation Authority (the “MTA”), a body corporate and politic constituting a public benefit corporation of the State of New York (as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the “Building C Lease”), pursuant to which Legacy Tenant holds a leasehold estate (the “Leasehold Estate”) in that certain portion of the Eastern Rail Yard Section (the “ERY”) of the John D. Caemmerer West Side Yard located on terra firma on the northwest corner of West 30th Street and 10th Avenue, New York, New York, as more particularly described on Exhibit A attached hereto (the “Land”), and any improvements now or hereafter located thereon;

6

WHEREAS, the Company intends to develop and construct the Building, which upon substantial completion thereof will be submitted to a condominium regime of ownership and consist of the Coach Unit and the Fund Member Units;

WHEREAS, the Members agree and intend that the Coach Member is the sole beneficial owner of the Coach Unit and the Leasehold Estate with respect thereto, and the Fund Member is the sole beneficial owner of the Fund Member Units and the Leasehold Estate with respect thereto, but the Members have determined that (i) having Legacy Tenant own Leasehold Estate and develop and construct the Building (rather than having each Member hold title to its respective Unit) facilitates development and construction financing for the Building, and (ii) it is not practicable to submit the Land and Building to a condominium regime, as herein provided, until the core and shell of the Building is completed;

WHEREAS, subject to the terms and conditions of this Agreement, (i) the Coach Member will receive all benefits, and bear all obligations, attributable to the Coach Unit and the Leasehold Estate with respect thereto, and all items of profit and loss, tax deductions and credits, and cash flow attributable to the Coach Unit and the Leasehold Estate with respect thereto will be fully allocated to the Coach Member, and (ii) the Fund Member will receive all benefits, and bear all obligations, attributable to the Fund Member Units and the Leasehold Estate with respect thereto, and all items of profit and loss, tax deductions and credits, and cash flow attributable to the Fund Member Units and the Leasehold Estate with respect thereto will be fully allocated to the Fund Member; and

WHEREAS, (i) the Coach Member will have no beneficial interest in the Fund Member Units or the Leasehold Estate with respect thereto and (ii) the Fund Member will have no beneficial interest in the Coach Unit or the Leasehold Estate with respect thereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

ARTICLE 1
FORMATION AND OFFICES

1.1.         Formation.

(a)          The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate of Formation of the Company with the Delaware Secretary of State on October 16, 2012, (as the same may be amended from time to time, the “Articles”). This Agreement shall constitute the limited liability company agreement between the Members within the meaning of the Act.

(b)          The Fund Member shall immediately, and from time to time hereafter, as may be required by law, execute or cause to be executed all amendments of the Articles, and do all filing, recording and other acts as may be appropriate under the Act and that are necessary for the Company to qualify to do business in New York, and shall cause a copy of each such amendment to be delivered to the other Members. The rights and obligations of the Members shall be as set forth in the Act except as this Agreement expressly provides otherwise.

7

1.2.         Name.

(a)          All Company business shall be conducted in the name of the Company as set forth above or such other name as the Members may jointly select from time to time and which is in compliance with all applicable laws.

(b)          The Building shall not be named after any Person, including, without limitation, the Coach Member, the Fund Member and/or any other owner, user or tenant of any Unit, any portion thereof, or any other portion of the Building. Except as required by Law, (i) there shall be no signs at the top of the Building (such as the “MetLife” sign on top of 200 Park Avenue, New York, New York, as of the date hereof), (ii) there shall be no signs identifying any office unit tenant or owner anywhere in or on the Building that are more prominent than the signage of the Coach Member in or on the Building, and (iii) all Building signage shall comply with the Signage Plan.

1.3.         Purposes.

(a)          The purpose and business of the Company shall be solely to be the sole member of and own 100% of the limited liability company interests in Legacy Mezzanine, the sole purpose of which is to be the sole member of and own 100% of the limited liability company interests in Legacy Tenant, and to do the following, either directly or indirectly through Legacy Mezzanine and/or Legacy Tenant, as applicable:

(i)          cause Legacy Tenant to acquire and own the Leasehold Estate pursuant to the Building C Lease; (B) subject to and in accordance with the terms and provisions of this Agreement and the Tenant LLC Agreement, obtain the Mortgage Loan and otherwise borrow money, issue evidence of indebtedness and secure the same by mortgages, deeds of trust, pledges or other liens on or security interests in the Leasehold Estate and any other real and personal property of Legacy Tenant or any portion thereof, all in furtherance of any and all of the business of Legacy Tenant; (C) subject to and in accordance with the terms and provisions of this Agreement, the Building C Lease and the other Project Documents, and the Mortgage Loan Documents, develop and construct, and cause Developer to construct in accordance with the Development Management Agreement and the Development Agreement, a commercial building containing office space, a podium with retail space, parking facilities, loading docks and other facilities, and other improvements on the Land as shown on the Plans (as the same exist from time to time, the “Building”; and the Land and the Building, collectively (whether or not submitted to a condominium regime), the “Property”); (D) subject to and in accordance with the terms and provisions of this Agreement, the Building C Lease and the other Project Documents, the Development Management Agreement, the Development Agreement, and the Mortgage Loan Documents, improve, manage, maintain, lease, sublease, acquire fee title to, sell, exchange, transfer, dispose of and otherwise realize upon the value of all or any portion of the Property; (E) subject to and in accordance with the terms and provisions of this Agreement, subject the Land and the Building to a condominium form of ownership pursuant to the Condominium Documents; (F) following the creation of the Condominium, and upon satisfaction of the conditions for conveyance set forth herein and in the Development Agreement, convey fee title to the Coach Unit to the Coach Member as more fully provided in Section 3.8 hereof and, at the Fund Member’s election and subject to the provisions of this Agreement, convey fee title to any of the Fund Member Units to the Fund Member or to any other Person; and (G) develop, redevelop, hold, lease, finance, refinance, operate, maintain, manage, mortgage or otherwise deal with the Property or any portion thereof;

8

(ii)         cause Legacy Mezzanine to (A) be the sole member of and own 100% of the membership interests in Legacy Tenant, (B) cause Legacy Tenant to do any and all things which may be necessary, incidental or convenient to carry on its business as described in clause (i) above in accordance with the terms of the Tenant LLC Agreement, this Agreement, the Development Agreement, the Building C Lease and the other Project Documents, the Development Management Agreement, and the Mortgage Loan Documents, (C) obtain the Mezzanine Loan and otherwise borrow money, issue evidence of indebtedness and secure the same by mortgages, deeds of trust, pledges or other liens or security interests in Legacy Mezzanine’s membership interest in Legacy Tenant and any other property or assets of Legacy Mezzanine, and (D) subject to and in accordance with the terms and provisions of the Mezzanine LLC Agreement, this Agreement and the Mezzanine Loan Documents, sell, exchange, transfer, dispose of and otherwise realize upon the value of all or any portion of Legacy Mezzanine’s membership interest in Legacy Tenant and any of its other property or assets;

(iii)        subject to and in accordance with the terms and provisions of this Agreement, sell, exchange, transfer, dispose of and otherwise realize upon the value of all or any portion of the Company’s membership interest in Legacy Mezzanine and any other property or assets of the Company; and

(iv)        do any and all things which may be necessary, incidental or convenient to carry on the business of the Company as described herein and which are permitted under the Act, all on the terms and subject to the conditions set forth herein.

(b)          The Company shall not engage in any other business or activity without the prior written consent of the Members.

1.4.         Powers. Subject to the terms and conditions of this Agreement, including, without limitation, Section 1.10 and Section 7.2, the Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 1.3(a), including, but not limited to, the power:

(a)          to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(b)          to acquire (by purchase, lease, contribution of property or otherwise), own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property, in whole or in part, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

9

(c)          to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member, any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

(d)          to sue and be sued, complain and defend, and participate in administrative and other proceedings, in its name;

(e)          to retain employees and agents of the Company, and define their duties and fix their compensation;

(f)          to indemnify any Person in accordance with the Act and this Agreement, and to obtain any and all types of insurance;

(g)          to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(h)          to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(i)          to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

(j)          to purchase at the expense of the Company, liability, casualty and other insurance and bonds to protect the Company’s properties, operations, Members and the affiliates, officers, directors and employees of each Member;

(k)          to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company; and

(l)          to form, operate, own, sell, exchange, transfer, dispose of and otherwise its interest in Legacy Mezzanine or any additional Subsidiary of the Company in accordance with the terms and conditions hereof.

1.5.          Term. The Company commenced on the date of the filing of the Articles and shall continue in existence until such time as may be determined in accordance with the terms of this Agreement.

1.6.          Principal Office and Registered Agent. The principal office of the Company shall be located c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023, or at such other place in the City of New York as the Fund Member may determine from time to time, and the Company shall maintain records there as required by the Act. The registered office of, and the registered agent for service of process upon, the Company in the State of Delaware is: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Fund Member may change the registered office and registered agent from time to time and shall promptly notify the Members of any such change.

10

1.7.          Members. The Coach Member and the Fund Member are the sole members of the Company, each with an interest in the Company, which (a) in the case of the Coach Member, consists of all right, title and interest of the Coach Member in the Company and in and to the Coach Unit as provided in Section 1.8 below, and (b) in the case of the Fund Member, consists of all right, title and interest of the Fund Member in the Company and in and to the Fund Member Units as provided in Section 1.8 below (such interest, with respect to each Member, as the same may be modified in accordance with the provisions of this Agreement, being a “Membership Interest”). Except as expressly provided in this Agreement, no Person other than the Coach Member and the Fund Member shall be admitted as an additional or substitute member of the Company.

1.8.          Beneficial Ownership of Condominium Units. The Coach Member shall be the sole beneficial owner of the Coach Unit and the Leasehold Estate with respect thereto, and the Fund Member shall be the sole beneficial owner of the Fund Member Units and the Leasehold Estate with respect thereto, (a) the Coach Member shall be entitled to all benefits, rights, entitlements and interests attributable to, derived from and/or relating to the Coach Unit and the Leasehold Estate with respect thereto, and (b) the Related/Oxford shall be entitled to all benefits, rights, entitlements and interests attributable to, derived from and/or relating to the Fund Member Units and the Leasehold Estate with respect thereto. Nothing in this Section 1.8 shall modify, limit or excuse the performance by the Members of their respective obligations under this Agreement.

1.9.          Project Documents. Without limiting the obligations of each Member under this Agreement, or the obligations of each Member or its respective Affiliates, as applicable, under the Development Agreement, the Related/Oxford Guaranty, the Coach Guaranty or any other agreements between such parties, each Member hereby acknowledges that Legacy Tenant’s rights with respect to the Property are subject to the provisions of the Building C Lease and the other Project Documents, and agrees that it will not knowingly take any action in violation of any of the terms of, the Building C Lease or any of the other Project Documents. The Fund Member represents and warrants that neither its obligations hereunder, nor the obligations of Developer under the Development Agreement or the Development Management Agreement, nor the obligations of the Related/Oxford Guarantor under the Related/Oxford Guaranty conflict or are inconsistent with the Building C Lease or any of the other Project Documents or would result in a breach of or default thereunder. Each Member further agrees that it will not knowingly take any action in violation of any of the terms of the Loan Documents, the Mezzanine LLC Agreement or the Tenant LLC Agreement.

1.10.         Separateness. The Company shall at all times:

(a)          maintain books and records separate from any other Person, and, without limiting the generality of the foregoing, maintain its own bank accounts in its own name;

(b)          hold itself out to the public and all other Persons as a legal entity separate from any Member and any other Person;

11

(c)          file its own tax returns as may be required under applicable Law to the extent (i) not part of a consolidated group filing a consolidated return or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable Law;

(d)          not commingle assets with those of any other Person, including, without limitation, any of its Members;

(e)          conduct its own business in its own name;

(f)          maintain and periodically prepare separate financial statements and not consolidate its financial statements with any other Person for any purpose;

(g)          pay its own liabilities out of its own funds and not hold out the credit or assets of any other Person as being able to satisfy the obligations of the Company;

(h)          observe all formalities required by the Act, the Articles, and this Agreement;

(i)          maintain an “arm’s-length relationship” with its Affiliates;

(j)          pay the salaries of its own employees, if any;

(k)          not hold out its credit or assets as being available to satisfy the obligations of any other Person;

(l)          to the extent that it shares office space with its Members or Affiliates and pays any overhead costs or other expenses therefor, allocate fairly and reasonably, based on fair market value (without mark-up to the Company) any overhead and expense for shared office space;

(m)          use separate bank accounts and checks;

(n)          not (i) incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent, with any Affiliate (other than nonrecourse loans made by Members in lieu of capital contributions to the Company and loans made by Members pursuant to Section 4.3), and (ii) not to pledge any of its assets for the benefit of any Affiliate;

(o)          correct any known misunderstanding regarding its separate identity;

(p)          not make any loans or advances to any third party other than in the ordinary course and not acquire the securities of any Member;

(q)          maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual asset or assets, as the case may be, from those of any Affiliate or any other Person;

(r)          not engage in any business or own any assets other than as provided in Section 1.3;

12

(s)          direct any agent acting on its behalf to hold itself out as acting on its behalf;

(t)          otherwise hold itself out as a separate legal entity;

(u)          not take or cause to be taken any Bankruptcy Action with respect to the Company in violation of the terms of this Agreement or with respect to any Subsidiary without the without the affirmative vote of each of the Members and in compliance with the terms of the limited liability company of such Subsidiary.

1.11.         Construction Loan Closing Day Transactions. The following actions, transactions and events (the “Construction Loan Closing Day Transactions”) shall occur, or be deemed to have occurred, simultaneously on the Construction Loan Closing Date and are hereby consented to and approved, authorized and ratified by the Members, and the Company is hereby authorized and directed to, and to cause Legacy Mezzanine and Legacy Tenant to, execute and deliver the agreements to which it is a party and other documents, each as identified below, and to make such payments, incur such obligations and take such other actions as shall be required thereunder or otherwise reasonably necessary and suitable and consistent with the Budget to cause the successful completion of the Construction Loan Closing Day Transactions:

(a)          The Company shall execute the Limited Liability Company Agreement of Legacy Yards Mezzanine LLC (the “Legacy Mezzanine Agreement”), and shall cause each independent manager thereof to execute and deliver the Legacy Mezzanine Agreement, and shall cause Legacy Mezzanine to execute the Limited Liability Company Agreement of Legacy Yards Tenant LLC (the “Legacy Tenant Agreement”), and shall cause each independent manager thereof to execute and deliver the Legacy Tenant Agreement;

(b)          The Company shall cause Legacy Tenant to execute and deliver (i) the Building C Lease and lease the Property from the MTA pursuant thereto, (ii) the Memorandum of Building C Lease, (iii) the Termination of Memorandum of Lease, (iv) the PILOST Agreement, (v) all New York City and State transfer tax returns and filings required in connection with the Building C Lease and/or the recordation of the Memorandum of Building C Lease and any other Building C Lease Documents, and (vi) any and all other Building C Lease Documents, and shall pay or cause Legacy Tenant to pay all costs and expenses incurred in connection with the foregoing to the extent not funded with the proceeds of the Construction Loan at the sole expense of the Fund Member, except to the extent the same are properly included in Coach Total Development Costs or are otherwise payable by the Coach Member pursuant to this Agreement or the Development Agreement, in which case the Coach Member shall fund its share or all of such costs, as applicable, in accordance with the terms of this Agreement and the Development Agreement;

13

*** Confidential Treatment Requested

(c)          The Company shall cause Legacy Tenant to execute and deliver (i) the Agency Lease Agreement, (ii) the Company Lease Agreement, (iii) the PILOT Mortgage, (iv) the Mortgage Loan NDA, (v) all New York City and State transfer tax returns and filings required in connection with the Agency Lease Agreement, the Company Lease Agreement, the PILOT Mortgage, (vi) the Mortgage Loan NDA, and (vii) all other IDA Documents, and shall pay or cause Legacy Tenant to pay all costs and expenses incurred in connection with the foregoing to the extent not funded with the proceeds of the Construction Loan at the sole expense of the Fund Member, except to the extent the same are properly included in Coach Total Development Costs or are otherwise payable by the Coach Member pursuant to this Agreement or the Development Agreement, in which case the Coach Member shall fund its share or all of such costs, as applicable, in accordance with the terms of this Agreement and the Development Agreement;

(d)          The Company shall cause Legacy Tenant to execute and deliver the L’Oreal Lease, the SAP Lease, the Leasing Agreements and the Brokerage Commission Agreements;

(e)          The Company shall cause Legacy Tenant to execute and deliver the Owners’ Association Agreement;

(f)          The Company shall cause Legacy Tenant to obtain the Mortgage Loan, to execute and deliver, as borrower, the Mortgage Loan Documents, and to pay any and all Mortgage Loan Closing Costs which, to the extent not funded with the proceeds of the Construction Loan, shall be funded by the Fund Member except to the extent the same are properly included in Coach Total Development Costs or are otherwise payable by the Coach Member pursuant to this Agreement or the Development Agreement, in which case the Coach Member shall fund its share or all of such Mortgage Loan Closing Costs, as applicable, in accordance with the terms of this Agreement and the Development Agreement;

(g)          The Company shall cause Legacy Mezzanine to obtain the Mezzanine Loan, to execute and deliver, as borrower, the Mezzanine Loan Documents, and to pay any and all Mezzanine Loan Closing Costs which, to the extent not funded with the proceeds of the Mezzanine Loan, shall be funded by the Fund Member except to the extent the same are properly included in Coach Total Development Costs or are otherwise payable by the Coach Member pursuant to this Agreement or the Development Agreement, in which case such the Coach Member shall fund its share or all of such Mezzanine Loan Closing Costs, as applicable, in accordance with the terms of this Agreement and the Development Agreement;

(h)          Each Member shall fund, to the extent not funded with the proceeds of the Construction Loan, its Allocable Share of all Project Costs and Pre-Development Costs incurred by or on behalf of Legacy Tenant prior to the Construction Loan Closing Date which are due and payable, the Coach Member shall fund, to the extent not funded with the proceeds of the Coach Unit Loan, an amount equal to *** of the Coach Fixed Land Cost (which amount is a portion of the Coach Total Development Costs), and the Fund Member, shall fund, to the extent not funded with the proceeds of the Third Party Loan, a portion of the Fund Member Land Costs equal to the percentage of completion of the Podium Infrastructure as of the Construction Loan Closing Date;

(i)          The Company shall pay or cause Legacy Tenant to pay any and all Pre-Development Costs and other Project Costs incurred by or on behalf of Legacy Tenant due and owing as of the Construction Loan Closing Date;

14

(j)          Coach Guarantor shall execute and deliver the Coach Guaranty and the Coach Funding Guaranties, and shall cause the Coach Lender to execute and deliver the Loan Documents;

(k)          Related/Oxford Guarantor shall execute and deliver the Related/Oxford Guaranty and the Construction Loan Guaranties, and cause the Fund Member Guarantors to execute and deliver the Fund Member Guaranties; and

(l)          The Members shall cause their respective Affiliates to execute and deliver the Purchase Agreement.

ARTICLE 2
DEFINITIONS

2.1.          Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” shall have the meaning set forth in the Recitals.

“Additional Capital Contribution” shall have the meaning set forth in Section 4.2.

“Additional Member” shall have the meaning set forth in Section 9.5.

“Additional Office Unit(s)” shall mean, collectively, “Office Unit 2A”, “Office Unit 2B” and “Office Unit 3” each as defined in the Condominium Declaration, consisting inter alia of office space and related improvements and Facilities, as described in the Condominium Declaration and as shown on the Floor Plans, less (a) Office Unit 2A, if the Coach Expansion Right is exercised pursuant to Section 3.3 with respect thereto, and (b) Office Unit 2B, if the Coach Expansion Right is exercised pursuant to Section 3.3 with respect thereto.

“Additional Office Unit Competitors” shall mean a list of the Coach Member’s competitors, which list of competitors as of the date hereof is set forth on Exhibit B attached hereto.

“Affiliate” shall mean, with respect to any Person, a Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.

“Agency Lease Agreement” shall mean that certain Agency Lease Agreement, dated as of the date hereof, by and between the IDA, as sublessor, and Legacy Tenant, as sublessee, pursuant to which the IDA sub-subleased to Legacy Tenant the Property, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

15

“Allocable Share” shall mean the Project Costs or an element thereof allocated to each Unit in accordance with the Cost Allocation Methodology and the applicable provisions of the Development Agreement.

“Ancillary Unit” shall mean the “Ancillary Unit” as defined in the Condominium Declaration and as shown on the Floor Plans.

“Approved Replacement Developer” shall mean each of the property developers set forth on Exhibit Q attached hereto.

“Arbiter(s)” shall have the meaning set forth in Section 3.10.

“Articles” shall have the meaning set forth in Section 1.1(a).

“Bankruptcy Act” shall mean the United States Bankruptcy Reform Act of 1978, as amended, or any successor bankruptcy statute and the rules promulgated thereunder.

“Bankruptcy Action” shall mean, with respect to any Person, (a) the commencement of any case, action or proceeding by such Person relating to bankruptcy, insolvency, reorganization or relief of debtors of such Person, (b) the institution of any proceedings by such Person to be adjudicated as bankrupt or insolvent, (c) the consent by such Person to the institution of bankruptcy or insolvency proceedings against such Person, (d) the filing by such Person of a petition, or consent by such Person to a petition, seeking reorganization, arrangement, adjustment, winding up, to the fullest extent permitted by law, dissolution, composition, liquidation or other relief or other action by or on behalf of such Person under the Bankruptcy Act or any other existing or future law of any jurisdiction on behalf of such Person under the Bankruptcy Act or any other federal or state law relating to bankruptcy, (e) the seeking or consenting by such Person to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Person or for all or substantially all of such Person’s assets, or (f) the making by such Person of an assignment for the benefit of the creditors of such Person. The foregoing definition of “Bankruptcy Action” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Base Building” shall have the meaning ascribed to such term in the Development Agreement.

“Base Building Lighting” means the lighting scheme for the Building exterior set forth on Exhibit C to the Development Agreement, as the same may be amended from time to time in accordance with the terms of this Agreement and the Development Agreement.

“Base Building Work” shall have the meaning ascribed to such term in the Development Agreement.

“Block” shall have the meaning ascribed to such term in the Development Agreement.

“Broker” shall have the meaning set forth in Section 14.15.

16

“Brokerage Commission Agreements” shall mean, collectively, (a) that certain Brokerage Commission Agreement, dated as of the date hereof, by and between Legacy Tenant, as owner, and CBRE, Inc., as agent, and agreed to by LOA Realty, LLC with respect to the L’Oreal Lease (“L’Oreal Brokerage Agreement”), (b) that certain Brokerage Commission Agreement, dated as of the date hereof, by and between Legacy Tenant, as owner, and Jones Lang LaSalle Brokerage, Inc., as agent, and agreed to by Clifford Fischer & Company, d/b/a Fischer & Company, with respect to the SAP Lease, and (c) that certain Brokerage Agreement effective as of November 5, 2012, by and between CBRE, Inc., as agent, and Legacy Tenant, as owner.

“Budget” shall mean the budget setting forth all budgeted costs of constructing the Building, including all budgeted Project Costs for the Developer Work and the Base Building Work, approved by the Members on the date hereof and attached as Exhibit D to the Development Agreement (subject to the rights of each of Developer and the Coach Member to review and, as applicable, revise from time to time the allocation of costs set forth therein in accordance with the Cost Allocation Methodology and other applicable provisions of the Development Agreement), as the same may be amended from time to time in accordance with the terms of this Agreement and the Development Agreement.

“Building” shall have the meaning set forth in Section 1.3(a).

“Building C Lease” shall have the meaning set forth in the Recitals.

“Building C Lease Documents” shall mean, collectively, the Building C Lease, the Memorandum of Building C Lease, the Termination of Memorandum of Building C Lease, and the PILOST Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which national banks are permitted or required to be closed in the City of New York.

“Capital Account” shall have the meaning set forth in Section 4.4(a).

“Capital Contribution” shall mean, with respect to any Member, the Initial Capital Contribution of such Member specified on Schedule 2 and any Additional Capital Contribution made by such Member to the Company pursuant to this Agreement.

“Cash Flow From the Building” shall mean any cash flow received by the Company and attributable to the General Common Elements, including, without limitation, any revenues, rents, income or other sums received by the Company from advertising placed on construction bridges, or from real estate tax or PILOT or PILOST refunds relative to the Property. Cash Flow From the Building does not include casualty insurance proceeds or condemnation awards received or collected on account of the Property or the Common Elements, nor does Cash Flow from the Building include any Construction Loan proceeds or the proceeds of any refinancing (by Legacy Tenant, the Company or of any Unit by the Member that beneficially owns such Unit).

“Cash Flow From a Unit” shall mean cash flow received by the Company and attributable to a Unit, including, without limitation, revenues, rents, income or other sums arising specifically from the leasing or operation of such Unit (e.g., revenues from the leasing of retail space within the Retail Unit or revenues from the Parking Unit, which shall accrue solely to the benefit of the Fund Member).

17

“Change Order Grace Period” shall have the meaning ascribed thereto in the Development Agreement.

“Closing” shall mean the closing of the conveyance of the Coach Unit to Coach Member and Coach Member’s withdrawal as a Member of the Company, all in accordance with and as contemplated under the terms of this Agreement and the Development Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Coach Approval Areas” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Areas” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Atrium” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Change Delays” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Costs Cap” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Designee” shall have the meaning set forth in Section 3.8(a)(viii).

“Coach Exclusive Systems” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Expansion Notice” shall have the meaning set forth in Section 3.3(a).

“Coach Expansion Premises” shall mean (a) “Office Unit 2A” as defined in the Condominium Declaration, consisting inter alia of the 21st floor of the Building and related improvements and Facilities, as described in the Condominium Declaration and as shown on the Floor Plans, and which shall be deemed to contain 46,263 rentable square feet based on the Plans on the date hereof (subject to re-measurement pursuant to Section 16.02 of the Development Agreement), and (b) “Office Unit 2B” as defined in the Condominium Declaration, consisting inter alia of the 22nd floor of the Building and related improvements, and Facilities, as described in the Condominium Declaration and as shown on the Floor Plans, and which shall be deemed to contain 45,513 rentable square feet based on the Plans on the date hereof subject to re-measurement pursuant to Section 16.02 of the Development Agreement).

“Coach Expansion Right” shall mean the right of the Coach Member to purchase the Coach Expansion Premises or applicable portion thereof pursuant to and in accordance with the terms of Section 3.3.

18

“Coach Finish Work” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Fixed Land Cost” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Funding Guaranties” shall mean, collectively, (a) that certain Loan Funding Guaranty, dated as of the date hereof, made by Coach Guarantor in favor of Starwood Property Mortgage, L.L.C., in its capacity as the Third Party Lender with respect to the funding of the Coach Unit Loan, and (b) that certain Equity Funding Guaranty (Mortgage Loan), dated as of the date hereof, made by Coach Guarantor in favor of the Mortgage Loan Agent for the benefit of the Third Party Lender with respect to the funding of the Coach Member’s Additional Capital Contributions (the “Coach Equity Funding Guaranty (Mortgage Loan)”), and (c) that certain Equity Funding Guaranty (Mezzanine Loan), dated as of the date hereof, made by Coach Guarantor in favor of the Mezzanine Loan Agent for the benefit of the Third Party Lender with respect to the funding of the Coach Member’s Additional Capital Contributions (the “Coach Equity Funding Guaranty (Mezzanine Loan”), as each of the same may be amended, restated or supplemented or otherwise modified from time to time.

“Coach Guarantor” shall have the meaning set forth in the Recitals.

“Coach Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, made by the Coach Guarantor in favor of the Fund Member and Developer, as the same may be amended, restated or supplemented or otherwise modified from time to time.

“Coach Holdover Costs” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Lease” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Lender” shall mean Coach Legacy Yards Lender LLC, a Delaware limited liability company, together with its successors and assigns as the holder of Mortgage Note A-2 and Mezzanine Note A-2.

“Coach Lobby” shall have the meaning ascribed thereto in the Development Agreement.

19

“Coach Matters of CL Concern” shall mean: (a) the creditworthiness of any replacement for the Third Party Lender or any additional lender providing financing for the development and construction of the Project, and its qualification as an Institutional Lender or other approval by the MTA under or pursuant to the relevant MTA Project Documents; (b) the sufficiency to complete the Project of the unfunded proceeds of the Construction Loan (or any replacement or additional financing), taking into account the amount of all equity contributions required to be paid or funded by the Coach Member and the Fund Member pursuant to the terms of this Agreement and the Development Agreement (the availability of which is evidenced to the Coach Member’s reasonable satisfaction) and all Fund Member Equity Commitments; (c) any modification or change to the draw procedures or other conditions to the obligation of the Third Party Lender under the Loan Documents (and the draw procedures or other conditions to the obligation of any replacement or additional lender under its loan documents) to fund the proceeds of the Third Party Loan (or such replacement or additional financing), including, any modification or change to the Loan Documents (and any terms of the loan documents of any replacement or additional lender) permitting the Third Party Lender (or such replacement or additional lender) to cease funding by reason of any cross-default, “MAC clause” or similar provisions, it being agreed that customary construction loan draw procedures and deliveries shall be permitted; (d) any modification or change to any events of default (or conditions to funding) under the Loan Documents (and any events of default or conditions to funding under the loan documents for any replacement or additional financing) which would permit the Third Party Lender (or the applicable replacement or additional lender) to declare an event of default or cease to fund the proceeds of the Third Party Loan (or the applicable replacement or additional financing) as a result of events or occurrences that are extrinsic to the Project; (e) any modification or change to any construction milestone dates set forth in the Loan Documents (and any construction milestone dates set forth in the loan documents for any replacement or additional financing) that if not achieved trigger a default thereunder (other than milestone dates and any modification or change thereto that are consistent with the milestone dates set forth in or established pursuant to the Development Agreement); (f) any modification or change to the unit release provisions of the Loan Documents (and the unit release provisions set forth in the loan documents for any replacement or additional financing) relating to or otherwise affecting the Coach Unit; (g) any modification or change to the mortgage severance and assignment provisions of the Loan Documents (and the mortgage severance and assignment provisions of the loan documents for any replacement or additional financing) as they relate to the Coach Member’s right or ability to obtain and assume the Coach Severed Loan as provided herein; (h) any modification or change to the Loan Documents limiting (and the terms of the loan documents for any replacement or additional financing regarding) the availability of casualty proceeds for restoration; (i) the consistency of any modification or change to the Loan Documents (and the terms of the loan documents for any replacement or additional financing) with the terms of this Agreement; (j) any modification or change to the recourse carveouts under the Loan Documents (and the recourse carveouts under the loan documents for any replacement or additional financing); and (k) any modification or change to the obligations of the Third Party Lender under the Loan Documents (and any obligation of a replacement or additional lender under its loan documents) that is inconsistent in any material respect with the terms of this Agreement or the Development Agreement.

“Coach Member” shall have the meaning set forth in the preamble.

“Coach Member’s Knowledge” shall mean the actual knowledge, without any imputation of knowledge of other people and without any duty of investigation, of Todd Kahn or Mitchell L. Feinberg.

“Coach Mezzanine Loan” shall mean that portion the Mezzanine Loan evidenced by Mezzanine Note A-2, to be advanced by the Coach Lender pursuant to the Mezzanine Loan Documents in respect of Coach Total Development Costs, including, without limitation, all interest thereon and all amounts payable with respect thereto in accordance with the terms of the Mezzanine Loan Documents.

20

“Coach Mortgage Loan” shall mean that portion of the Mortgage Loan evidenced by Mortgage Note A-2, to be advanced by the Coach Lender pursuant to the Mortgage Loan Documents in respect of Coach Total Development Costs, including, without limitation, all interest thereon and all amounts payable with respect thereto in accordance with the terms of the Mortgage Loan Documents.

“Coach Severed Loan” shall mean, collectively, the Coach Severed Mortgage Loan and the Coach Severed Mezzanine Loan.

“Coach Severed Mezzanine Loan” shall have the meaning set forth in Section 3.8(a)(v).

“Coach Severed Mortgage Loan” shall have the meaning set forth in Section 3.8(a)(v).

“Coach Severed Mortgage” shall have the meaning set forth in Section 3.8(a)(v).

“Coach Total Development Costs” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Unit” shall mean “Office Unit 1” as defined in the Condominium Declaration, consisting inter alia of floors 6 through 20 of the Building and related improvements and Facilities, as described in the Condominium Declaration and as shown on the Floor Plans, and which shall be deemed to contain 737,774 rentable square feet in the aggregate based on the Plans on the date hereof (subject to re-measurement pursuant to Section 16.02 of the Development Agreement), together with any portion of the Coach Expansion Premises with respect to which the Coach Expansion Right is exercised pursuant to Section 3.3.

“Coach Unit Documents” shall mean the following documents to be delivered at the Closing: (a) a copy of all operating manuals, Service Contracts and service records for any Coach Exclusive Systems; and (b) each and every Coach Warranty (except to the extent such warranties (or elements thereof) do not commence on the Closing Date, in which event the Fund Member shall assign or cause to be assigned such warranties (or such elements) to the Coach Member or Coach Designee, as applicable, promptly following the commencement thereof).

“Coach Unit Loan” shall mean, collectively, the Coach Mortgage Loan and the Coach Mezzanine Loan.

“Coach Warranty” shall have the meaning ascribed thereto in the Development Agreement.

“Coach Work Delays” shall have the meaning ascribed thereto in the Development Agreement.

“Coach’s Consultant(s)” shall have the meaning set forth in the Development Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Charges” shall have the meaning ascribed thereto in the Condominium Declaration.

21

“Common Elements” shall have the meaning ascribed thereto in the Condominium Declaration.

“Company” shall have the meaning set forth in the preamble.

“Company Lease Agreement” shall mean that certain Company Lease Agreement, dated as of the date hereof, by and between Legacy Tenant, as sublessor, and the IDA, as sublessee, pursuant to which Legacy Tenant subleased to the IDA the Property, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Company Minimum Gain” shall have the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d) for “partnership minimum gain”.

“Company’s Accountants” shall mean Ernst & Young, having an address at 380 Madison Avenue, New York, New York, or such other reputable, nationally recognized accounting firm designated by the Fund Member and reasonably approved by the Coach Member from time to time.

“Condominium” shall have the meaning set forth in Section 3.7(a).

“Condominium Act” shall have the meaning set forth in Section 3.7(a).

“Condominium Board” shall have the meaning ascribed thereto in the Development Agreement.

“Condominium By-Laws” shall have the meaning set forth in Section 3.7(c).

“Condominium Declaration” shall have the meaning set forth in Section 3.7(b).

“Condominium Documents” shall mean, collectively, the Condominium Declaration, the Condominium By-Laws and the Floor Plans.

“Condominium Warranty” shall have the meaning ascribed thereto in the Development Agreement.

“Confidential Information” shall have the meaning set forth in Section 14.18.

“Construction Lender” shall mean, collectively, the Mortgage Lender and the Mezzanine Lender.

“Construction Loan” shall mean, collectively, the Mortgage Loan and the Mezzanine Loan.

“Construction Loan Agreement” shall mean, collectively, the Mortgage Loan Agreement and the Mezzanine Loan Agreement.

22

“Construction Loan Closing” shall mean the closing of the Construction Loan and the funding of the first draw of proceeds under the Mortgage Loan and the Mezzanine Loan on the date hereof.

“Construction Loan Closing Costs” shall mean, collectively, the Mortgage Loan Closing Costs and the Mezzanine Loan Closing Costs.

“Construction Loan Closing Date” shall mean the day on which the Construction Loan Closing shall occur.

“Construction Loan Closing Day Transactions” shall have the meaning ascribed thereto in Section 1.11.

“Construction Loan Funding Phase” shall have the meaning ascribed thereto in the Development Agreement.

“Construction Loan Guaranties” shall mean, collectively, the Mortgage Loan Guaranties and the Mezzanine Loan Guaranties.

“Construction Manager” shall have the meaning ascribed thereto in the Development Agreement.

“Construction Management Agreement” shall have the meaning ascribed thereto in the Development Agreement.

“Consultant” shall have the meaning ascribed thereto in the Development Agreement.

“Contributing Member” shall have the meaning set forth in Section 4.3(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of a Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise, provided that the fact that such power may be subject to certain approval or veto rights in favor of one or more other Persons shall not ipso facto be deemed to mean that the Person possessing such power lacks Control of the Person in question for purposes hereof. “Controlled” and “Controlling” each have the meanings correlative thereto.

“Cost Allocation Methodology” shall have the meaning ascribed thereto in the Development Agreement. The parties hereto have approved the Cost Allocation Methodology.

“Deed” shall have the meaning set forth in Section 3.8(e)(i).

“Declaration of Easements” shall mean that certain Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by the Metropolitan Transportation Authority, dated as of May 26, 2010, and recorded in the Register’s Office on June 10, 2010 as City Register File No. (CRFN) 2010000194078, as amended by that certain First Amendment to Declaration of Easements made by Metropolitan Transportation Authority, dated as of the date hereof, and intended to be recorded in the Register’s Office.

23

“Defaulting Member” shall have the meaning set forth in Section 10.1.

“Depreciation” shall mean, for each Fiscal Year (or other period), an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year (or other period), except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year (or other period) and which difference is being eliminated by use of the “remedial method” as defined by Section 1.704-3(d) of the Regulations, Depreciation for such Fiscal year (or other period) shall be the amount of book basis recovered for such Fiscal Year (or other period) under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year (or other period), Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year (or other period) bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year (or other period) is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Fund Member.

“Destination Retail Access Unit” shall mean the “Destination Retail Access Unit” as defined in the Condominium Declaration and as shown on the Condominium Plans.

“Developer” shall mean ERY Developer LLC, a Delaware limited liability company, and any permitted successor or assign thereof pursuant to the terms of the Development Agreement.

“Developer’s Consultant(s)” shall have the meaning ascribed thereto in the Development Agreement.

“Developer Violations” shall have the meaning ascribed thereto in the Development Agreement.

“Developer Work” shall have the meaning ascribed thereto in the Development Agreement.

“Development Agreement” shall mean that certain Development Agreement, dated as of the date hereof, by and between Developer and the Coach Member, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Development Fee” shall have the meaning ascribed thereto in the Development Agreement.

“Development Management Agreement” shall mean that certain Development Management Agreement, dated as of the date hereof, by and between Legacy Tenant and Developer, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

24

“Draw Request” shall mean, as the context requires (a) a requisition made by a Member or Developer or Replacement Developer (on behalf of a Member) to the Members for an Additional Capital Contribution by such Member(s) to fund Project Costs pursuant to and in accordance with the terms of this Agreement and the Development Agreement or Replacement Development Agreement, and (b) a requisition to fund Project Costs submitted by (i) Legacy Tenant or Developer or Replacement Developer (on behalf of Legacy Tenant) requesting an advance of the Mortgage Loan from the Mortgage Lender or (ii) Legacy Mezzanine or Developer or Replacement Developer (on behalf of Legacy Mezzanine) requesting an advance of the Mezzanine Loan from the Mezzanine Lender, in each case which complies with the applicable provisions of this Agreement, the Development Agreement and the applicable Loan Documents.

“Early Work” shall mean the portion of the Developer Work and Base Building Work performed or caused to be performed by Developer prior to the date hereof.

“Encumbrance” shall mean a mortgage, security agreement, security interest, lien, levy, lease, pledge, hypothecation, charge, claim, license, judgment, covenant, easement, and/or any other encumbrance or restriction of any and every kind whatsoever.

“ERY” shall have the meaning set forth in the Recitals.

“ERY Tenant” shall mean ERY Tenant LLC, a Delaware limited liability company.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Executive Construction Manager” shall have the meaning ascribed thereto in the Development Agreement.

“Executive Construction Management Agreement” shall have the meaning ascribed thereto in the Development Agreement.

“Existing Contractors/Consultants” shall have the meaning ascribed thereto in the Development Agreement.

“Expansion Premises Notice” shall have the meaning set forth in Section 3.3(b).

“Facilities” shall have the meaning set forth in the Condominium Declaration.

“Failed Contribution” shall have the meaning set forth in Section 4.3(a).

“Final Completion” shall have the meaning set forth in the Development Agreement.

“Finish Work” shall have the meaning set forth in the Development Agreement.

“Fiscal Year” shall mean each twelve (12) month period during the term of this Agreement beginning on January 1st and ending on the following December 31st, except that the first Fiscal Year of the Company shall commence on the date of commencement of the Company and end on the next December 31st, and the last Fiscal Year of the Company shall end on the date on which the Company shall terminate and commence on the January 1st immediately preceding such date of termination.

25

“Floor Plans” shall have the meaning ascribed thereto in the Condominium Declaration, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement and the Development Agreement. The Floor Plans approved by the Members are attached to the Condominium Declaration.

“Force Majeure” shall have the meaning ascribed thereto in the Development Agreement.

“Form By-Laws” shall have the meaning set forth in Section 3.7(b).

“Form Declaration” shall have the meaning set forth in Section 3.7(b).

“Forty-Seventh Floor Curtain Wall Adjustment” shall have the meaning ascribed thereto in the Development Agreement.

“Fund Member” shall have the meaning set forth in the preamble.

“Fund Member Equity Commitment(s)” shall have the meaning set forth in Section 4.6.

“Fund Member Guaranties” shall mean, collectively, (a) that certain Equity Funding Guaranty, dated as of the date hereof, made by the Related/Oxford Guarantor in favor of the Mortgage Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Podium Fund MM to the Podium Fund JV, (b) that certain Equity Funding Guaranty, dated as of the date hereof, made by the Related/Oxford Guarantor in favor of the Mezzanine Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Podium Fund MM to the Podium Fund JV, (c) that certain Equity Funding Guaranty, dated as of the date hereof, made by Related in favor of the Mortgage Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Related Hudson Yards to the Podium Fund JV, (d) that certain Equity Funding Guaranty, dated as of the date hereof, made by Related in favor of the Mezzanine Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Related Hudson Yards to the Podium Fund JV, (e) that certain Equity Funding Guaranty, dated as of the date hereof, made by Oxford Guarantor in favor of the Mortgage Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Oxford Podium Fund Investor LLC (“Oxford Investor”) to the Podium Fund JV, (f) that certain Equity Funding Guaranty, dated as of the date hereof, made by Oxford Guarantor in favor of the Mezzanine Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of Oxford Investor to the Podium Fund JV, (g) that certain Limited Equity Commitment Guaranty, dated as of the date hereof, made by Podium Fund REIT LLC (“Podium Fund REIT”) in favor of the Mortgage Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of HY Acquisition Company LLC, a Delaware limited liability company (“HY Acquisition”) to the Podium Fund JV; (h) that certain Limited Equity Commitment Guaranty, dated as of the date hereof, made by Podium Fund REIT in favor of the Mezzanine Loan Agent, for the benefit of the Third Party Lender, with respect to the funding of the equity commitment of HY Acquisition to the Podium Fund JV; (i) that certain Equity Commitment Guaranty, dated as of the date hereof, made by Commingled Pension Trust (Strategic Property) of JP Morgan Chase Bank N.A. (“JPM Fund”) in favor of Podium Fund REIT with respect to the funding of the equity commitment of HY Acquisition, as assigned by Podium Fund REIT to the Mortgage Loan Agent and the Mezzanine Loan Agent, for the benefit of the Third Party Lender, with the consent and agreement of JPM Strategic Property Fund pursuant to that certain Assignment of Equity Commitment Guaranty, dated as of the date hereof, and (j) that certain Collateral Assignment of Rights, dated as of the date hereof, made by Podium Fund JV, Fund Member, Podium-K Investors LLC, a Delaware limited liability company (“Podium-K”), Podium Fund Capital LLC, a Delaware limited liability company (“Podium Capital”), and Podium Fund Tower C Corp., a Delaware corporation (“Tower C Corp.”), as assignors, in favor to the Mortgage Loan Agent and the Mezzanine Loan Agent, for the benefit of the Third Party Lender (the “Collateral Assignment of Rights”). Each of the Fund Member Guaranties is referred to herein as a “Fund Member Guaranty”.

26

“Fund Member Guarantors” shall mean, collectively, (a) Related, (b) Oxford Guarantor, (c) Podium Fund REIT, by its execution and delivery of its Fund Member Guaranty and its concurrent assignment of the JPM Fund Equity Commitment Guaranty, and (d) Fund Member, Podium Fund JV, Podium-K, Podium Capital, and Tower C Corp., by their execution of the Collateral Assignment of Rights.

“Fund Member Land Cost” shall mean an amount equal to $29,357,002.00 as set forth in the Budget for the land costs allocable to the Additional Office Units, which amount shall be funded by the Fund Member, as a Capital Contribution or from the proceeds of the Third Party Loan, in accordance with the terms of this Agreement.

“Fund Member Units” shall mean, collectively, the Additional Office Units, the Retail Unit, the Parking Unit, the Loading Dock Unit, the Ancillary Unit, the Destination Retail Access Unit (i.e., all Units in the Condominium other than the Coach Unit).

“Fund Member’s Knowledge” shall mean the actual knowledge, without any imputation of knowledge of other people and without any duty of investigation, of L. Jay Cross, Bruce Warwick, Jeff T. Blau or Richard O’Toole.

“GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, consistently applied.

“General Common Elements” shall have the meaning ascribed thereto in the Condominium Declaration.

“Government Entity” shall mean the United States of America; the State of New York; the City of New York; any other political subdivision of any of the foregoing; and any agency, authority, department, court, commission or other legal entity of any of the foregoing.

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

27

(i)          The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of such Member’s contribution to the Company, as determined by the Members;

(ii)         The Gross Asset Values of all Company assets may be adjusted to equal their respective gross fair market values, if and as determined by the Members collectively, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (d) the date of a grant of any additional interest to any new or existing member in consideration of the provision of services to or for the benefit of the Company; and (e) such other times as may be permitted under the Regulations;

(iii)        The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Members;

(iv)        The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Members determine that an adjustment pursuant to clause (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv); and

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Highline Easement” shall mean that certain Amended, Modified and Restated High Line Easement Agreement to be entered into by and among the Metropolitan Transportation Authority, the Long Island Rail Road Company, and The City of New York, dated as of April 10, 2013, and intended to be recorded in Register’s Office, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“HYIC” shall mean Hudson Yards Infrastructure Corporation.

“IDA” shall mean the New York City Industrial Development Agency, and its successors or assigns.

“IDA Documents” shall mean, collectively, all instruments and agreements required under the terms of UTEP in connection with obtaining benefits for the Property thereunder, including, without limitation, the Agency Lease Agreement, the Company Lease Agreement, the PILOT Mortgage, the Mortgage Loan NDA, an affidavit of the IDA stating that the PILOT Mortgage is exempt from mortgage recording taxes, and the Tenant SNDAs.

28

“Indemnified Person” shall have the meaning set forth in Section 8.3(a).

“Indirect Owner” shall mean a Person having an ownership interest, whether direct or indirect, legal or beneficial, in a Member.

“Initial Capital Contribution” shall have the meaning set forth in Section 4.1.

“Institutional Lender” shall have the meaning ascribed to it in the Building C Lease.

“Interest Rate” means, with respect to any amount advanced or contributed, interest at the rate per annum equal to the sum of (a) the LIBOR Rate (as defined in the Mortgage Loan Agreement) then in effect (taking into account any interest rate cap or hedging agreements with respect thereto) plus (b) seven hundred and fifty (750) basis points (7.50%).

“JPMorgan Strategic Property Fund” shall mean Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a New York trust.

“Land” shall have the meaning set forth in the Recitals.

“Landscaping” shall have the meaning ascribed thereto in the Development Agreement.

“Law” or “Laws” shall mean any law, rule, regulation, order, statute, ordinance, resolution, regulation, code, decree, judgment, injunction, mandate or other legally binding requirement of any Government Entity.

“Leasehold Estate” shall have the meaning set forth in the Recitals.

“Leasing Agreements” shall mean, collectively, (a) that certain Leasing Agreement, dated as of the date hereof, by and between Legacy Tenant, as owner, and ERY Manager LLC, as agent, with respect to the Additional Office Units, (b) that certain Retail Leasing Agreement, dated as of the date hereof, by and between Legacy Tenant, as Owner, and Related Urban Management Company, L.L.C., as agent, with respect to the Retail Unit, and (c) that certain Leasing Agreement, dated as of November 5, 2012, by and between Legacy Tenant and CBRE, Inc.

“Legacy Mezzanine” shall have the meaning set forth in the Recitals.

“Legacy Tenant” shall have the meaning set forth in the Recitals.

“L’Oreal Lease” shall mean, collectively, (a) that certain Lease, dated as of the date hereof, by and between Legacy Tenant, as landlord, and L’Oreal USA, Inc., a Delaware corporation (“L’Oreal”), as tenant, with respect to a portion of Floor 3 and Floor 23, and all of Floors 24 through 32 of the Building, (b) that certain Design and Construction Agreement, dated as of the date hereof, by and between Legacy Tenant, as landlord, and L’Oreal, as tenant, and (c) that certain Holdover Liability Indemnity Agreement, dated as of the date hereof, made by Legacy Tenant in favor of L’Oreal, as tenant, as each of the same may be amended, modified and/or restated from time to time.

29

“Loading Dock Unit” shall mean the “Loading Dock Unit” as defined in the Condominium Declaration and as shown on the Floor Plans.

“Loan” shall mean, individually or collectively, as the context requires, any loan or loans made to the Company, but excluding any Member Loans.

“Loan Documents” shall mean, collectively, the Mortgage Loan Documents and the Mezzanine Loan Documents.

“Major Event” shall mean either of the following occurring before the Closing: (a) fire or other casualty causing damage or destruction to the Building; or (b) the giving of official notice by a Government Entity of a condemnation or taking under the power of eminent domain of any part of the Property; which, in either case, is so substantial that (i) restoration or reconstruction is not economically practicable (with or without insurance proceeds or condemnation awards), as determined by the Members, and (ii) the Company elects to abandon construction of the Building, Legacy Tenant and Related/Oxford Guarantor are released from their respective obligations under the Mortgage Loan Documents, the Building C Lease Documents and the MTA Completion Guaranty to complete construction of the Building, and Legacy Mezzanine and Related/Oxford Guarantor are released from their respective obligations under the Mezzanine Loan Documents to complete or cause the completion of the construction of the Building.

“Major Decision” shall have the meaning set forth in Section 7.2(b).

“Management Change Event” shall have the meaning set forth in Section 7.7(a).

“Material Adverse Effect” shall mean a fact or circumstance which materially and adversely affects the ownership, operation and/or use of, or access to, the Coach Unit for its intended or permitted purpose.

“Material Litigation” shall mean any litigation that is not commenced by or against the Coach Member or any of its Affiliates which (a) affects the Coach Unit, (b) is reasonably likely to be adversely determined against the Company, any of its Subsidiaries, Developer, the Executive Construction Manager, Related or Oxford Guarantor, or any of their respective Affiliates, and (c) if adversely determined, (i) would not be covered in full by an insurance policy which is in effect (other than for any deductible which may apply) or (ii) is reasonably likely to have a Material Adverse Effect.

“Member” and “Members” shall have the meaning set forth in the preamble.

“Member Indemnified Person” shall have the meaning set forth in Section 8.4.

“Member Indemnitor” shall have the meaning set forth in Section 8.4.

“Member Loan” shall have the meaning set forth in Section 4.3(b).

30

“Member Loan Interest Rate” shall mean an interest rate equal to twenty percent (20%) per annum, compounded monthly, computed on the basis of a 360 day year (or the maximum lesser rate permitted by applicable Law).

“Member Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations for “partner nonrecourse debt.”

“Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations for “partner nonrecourse deductions.”

“Membership Interest” shall have the meaning set forth in Section 1.7.

“Memorandum of Building C Lease” shall mean that certain Memorandum of Lease, dated as of the date hereof, by and between Legacy Tenant and the MTA, and intended to be recorded in Register’s Office.

“Mezzanine Lender” shall mean, individually or collectively as the context requires, the Third Party Lender and the Coach Lender, and their respective successors and assigns as a lender under the Mezzanine Loan Documents.

“Mezzanine LLC Agreement” shall mean that certain Limited Liability Company Agreement of Legacy Yards Mezzanine LLC, dated as of the date hereof, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“Mezzanine Loan” shall mean that certain mezzanine loan made by the Third Party Lender and the Coach Lender to Legacy Mezzanine pursuant to the Mezzanine Loan Documents.

“Mezzanine Loan Agent” shall mean Starwood Property Mortgage, L.L.C., a Delaware limited liability company, and its successors or permitted assigns, as administrative agent for the Mezzanine Lender.

“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement, dated as of the date hereof, by and among Legacy Mezzanine, Mezzanine Loan Agent and Mezzanine Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mezzanine Loan Closing Costs” shall mean, collectively, any and all reasonable and actual third party costs and expenses incurred by Legacy Mezzanine or the Company on or prior to the Construction Loan Closing Date to obtain the Mezzanine Loan, including, without limitation, commitment fees, title insurance costs and premiums for the mortgagee title policy and endorsements issued to the Mezzanine Lender, the funding of initial reserves, legal fees and disbursements, Mezzanine Loan Agent’s and Mezzanine Lender’s fees and expenses, brokerage fees, mortgage recording taxes, recording charges and all other third party costs and expenses relating thereto, as shown on Schedule 4 attached hereto.

31

“Mezzanine Loan Documents” shall mean, collectively, Mezzanine Note A-1, Mezzanine Note A-2, the Mezzanine Loan Agreement, the Mezzanine Loan Guaranties, and each of the other documents set forth on Exhibit E-1 hereto, and any other agreements, instruments or certificates executed and delivered in connection with the Mezzanine Loan, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mezzanine Loan Guaranties” shall mean, collectively, the Mezzanine Completion Guaranty, the Mezzanine Guaranty of Recourse Obligations, the Mezzanine Environmental Indemnity Agreement, the Mezzanine Interest Payment Guaranty, and the Fund Member Guaranties made in favor of the Mezzanine Loan Agent for the benefit of the applicable Mezzanine Lender and described on Exhibit E-1 hereto, as the same may be amended, restated or supplemented or otherwise modified or replaced from time to time in accordance with the terms of this Agreement.

“Mezzanine Note A-1” shall mean that certain Mezzanine Loan Promissory Note A-1, made by Legacy Mezzanine to the Third Party Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mezzanine Note A-2” shall mean that certain Mezzanine Loan Promissory Note A-2, made by Legacy Mezzanine to the Coach Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mortgage Lender” shall mean, individually or collectively as the context requires, the Third Party Lender and the Coach Lender, and their respective successors and assigns as a lender under the Mortgage Loan Documents.

“Mortgage Loan” shall mean, collectively, the Project Loan and the Building Loan made by the Third Party Lender and the Coach Lender to Legacy Tenant pursuant to the Mortgage Loan Documents.

“Mortgage Loan Agent” shall mean Starwood Property Mortgage, L.L.C., a Delaware limited liability company, and its successors or permitted assigns, as administrative agent for the Mortgage Lender.

“Mortgage Loan Agreement” shall mean, collectively, that certain Building Loan And Security Agreement and that certain Project Loan and Security Agreement, each dated as of the date hereof, by and among Legacy Tenant, Mortgage Loan Agent and the Mortgage Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

32

“Mortgage Loan Closing Costs” shall mean, collectively, any and all reasonable and actual third party costs and expenses incurred by Legacy Tenant or the Company on or prior to the Construction Loan Closing Date to obtain the Mortgage Loan, including, without limitation, commitment fees, title insurance costs and premiums for the mortgagee title policy and endorsements issued to the Mortgage Lender, the funding of initial reserves, legal fees and disbursements, Mortgage Loan Agent’s and Mortgage Lender’s fees and expenses, brokerage fees, mortgage recording taxes, recording charges and all other third party costs and expenses relating thereto, as shown on Schedule 4 attached hereto.

“Mortgage Loan Documents” shall mean, collectively, the Mortgage Note A-1, the Mortgage Note A-2, the Mortgage Loan Agreement, the Mortgage Loan Guaranties, and each of the other documents set forth on Exhibit E-2 hereto, and any other agreements, instruments or certificates executed and delivered in connection with the Mortgage Loan, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mortgage Loan Guaranties” shall mean, collectively, the Completion Guaranty, the Guaranty of Recourse Obligations, the Environmental Indemnity Agreement, the Interest Payment Guaranty, and the Fund Member Guaranties made in favor of the Mortgage Loan Agent, for the benefit of the applicable Mortgage Lender and described on Exhibit E-2 hereto, as the same may be amended, restated or supplemented or otherwise modified or replaced from time to time in accordance with the terms of this Agreement.

“Mortgage Loan NDA” shall mean that certain Non-Disturbance Agreement, dated as of the date hereof, by and between the IDA, as senior creditor, and the Mortgage Loan Agent, for the benefit of the Mortgage Lender, as junior creditor, with respect to the subordination of the mortgage(s) securing the Mortgage Loan to the PILOT Mortgage, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mortgage Note A-1” shall mean, collectively, that certain Building Loan Promissory Note A-1 (Mortgage) and that certain Project Loan Promissory Note A-1 (Mortgage), made by Legacy Tenant to the Third Party Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Mortgage Note A-2” shall mean, collectively, that certain Building Loan Promissory Note A-2 (Mortgage) and that certain Project Loan Promissory Note A-2 (Mortgage), made by Legacy Tenant to the Coach Lender, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“MTA” shall mean the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York.

“MTA Completion Guaranty” shall mean that certain Tower C Building Completion Guaranty (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of the date hereof, made by the Related/Oxford Guarantor in favor of the MTA, as the same may be amended, restated or supplemented or otherwise modified from time.

33

“MTA Parties” shall mean, collectively, the MTA and the Long Island Rail Road Company, a body corporate and politic constituting a public benefit corporation of the State of New York.

“MTA Project Documents” shall mean the documents set forth on Exhibit D attached hereto, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“No Action Letter” shall have the meaning set forth in Section 3.7(e).

“Non-Contributing Member” shall have the meaning set forth in Section 4.3(a).

“Non-Defaulting Member” shall have the meaning set forth in Section 10.1.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Notice” shall have the meaning set forth in Section 14.11(a).

“NYS Law Department” shall have the meaning set forth in Section 3.7(e).

“Office Unit Competitors” shall mean a list of the Coach Member’s competitors, which list as of the date hereof is set forth on Exhibit B attached hereto, as the same may be updated from time to time pursuant to Section 3.9(e).

“Office Units” shall mean (a) the Coach Unit and (b) the Additional Office Units.

“OFAC” shall have the meaning set forth in Section 9.3(b).

“Option Agreement” shall mean that certain Option Agreement to be entered into by and among Legacy Tenant, the Fund Member and the Coach Member or the Coach Designee, as applicable, at Closing in substantially the form attached as Exhibit N hereto.

“Outside Closing Date” shall have the meaning set forth in Sections 3.8(k).

“Owners’ Association Declaration” shall that certain Declaration establishing the ERY Facility Airspace Parcel Owners’ Association and of Covenants, Conditions, Easements and Restrictions, dated as of the date hereof and submitted for recording in the Register’s Office on the date hereof, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Owners’ Association Agreement” shall that certain Limited Liability Company Agreement of ERY Facility Airspace Parcel Owners’ Association, LLC, dated as of the date hereof, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

34

“Oxford” shall mean Oxford Hudson Yards LLC, a Delaware limited liability company, together with its permitted successors and assigns.

“Oxford Guarantor” shall mean OP USA Debt Holdings Limited Partnership, an Ontario limited partnership, together with its permitted successors and assigns.

“Parking Unit” shall mean the “Parking Unit” as defined in the Condominium Declaration and as shown on the Floor Plans, which is intended to be operated exclusively on a valet basis.

“PDF” shall have the meaning set forth in Section 14.12.

“Percentage Interest” shall mean, (a) as of the date hereof until the Condominium Declaration is filed (unless the Coach Expansion Right is exercised), with respect to each Member, the percentage interest indicated for such Member on Schedule 1 attached hereto, (b) if the Coach Expansion Right is exercised prior to the date on which the Condominium Declaration is recorded, (i) 59.69% with respect to the Fund Member and 40.31% with respect to the Coach Member if the Coach Expansion Right is exercised pursuant to Section 3.3 with respect to Office Unit 2A and (ii) 57.51% with respect to the Fund Member and 42.49% with respect to the Coach Member if the Coach Expansion Right is exercised pursuant to Section 3.3 with respect to Office Unit 2A and Office Unit 2B and (c) from and after the date on which the Condominium Declaration is filed until the Closing, such Member’s percentage interest in the Common Elements, as specified in the recorded Condominium Declaration.

“Permitted Encumbrances” shall mean, (a) the Coach Severed Mortgage or any other mortgage, pledge or security instrument made by the Coach Member (or any of its Affiliates) encumbering all or any portion of the Coach Unit or the Coach Member’s (or the Coach Designee’s) interest therein, (b) any lease entered into by the Coach Member (or the Coach Designee) and the IDA and any mortgage made by the Coach Member (or the Coach Designee) in favor of the IDA; (c) the Condominium Documents, (d) the Highline Easement, (e) the Restrictive Declarations, (f) the MTA Project Documents (other than, from and after the Closing, the Building C Lease Documents), (g) the ZLDA, (h) those certain other encumbrances and title matters described on Exhibit F attached hereto, (i) easements, covenants, conditions and restrictions for utilities for the Building which are customary and reasonably necessary for the provision of utilities to the Building, provided that in each case the same shall not adversely affect in any material respect the value, ownership, operation and/or permitted use of, or access to, the Coach Unit for its intended purposes or the rights or obligations of the Coach Member (or Coach Designee) as owner of the Coach Unit, (j) easements, covenants, conditions and restrictions which are required by the MTA pursuant to the MTA Project Documents or any governmental authorities, including, without limitation, any utility agreements and vault agreements, provided that in each case the same does not adversely affect or would reasonably be expected to adversely affect in any material respect the value, ownership, operation and/or permitted use of, or access to, the Coach Unit for its intended purposes or the rights or obligations of the Coach Member (or Coach Designee) as owner of the Coach Unit, and (k) such other title matters, encumbrances, covenants, conditions and restrictions which are granted by the Coach Member (or the Coach Designee, as applicable) or which are approved by the Coach Member in writing, which approval shall not be unreasonably withheld, conditioned or delayed, provided that the Coach Member shall have the right to approve or disapprove in its sole and absolute discretion any other title matter, encumbrance, covenant, condition or restriction that adversely affects in any material respect the value, ownership, operation and/or permitted use of, or access to, the Coach Unit for its intended purposes or the rights or obligations of the Coach Member (or Coach Designee) as owner of the Coach Unit.

35

“Permitted Estate/Family Transfer” shall mean a transfer (a) upon the death of an Indirect Owner to the estate of such Indirect Owner or to an inter vivos trust established and Controlled by such Indirect Owner, (b) to the legal representative of an Indirect Owner in the event such Indirect Owner is no longer legally competent to conduct his or her affairs, (c) upon the death of an Indirect Owner, to any beneficiary under the will of such Indirect Owner or any trust established pursuant thereto, or (d) to the spouse, child, sibling or parent of an Indirect Owner.

“Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such person where the context so admits.

“PILOST Agreement” shall mean that certain PILOST Agreement, dated as of the date hereof, by and between Legacy Tenant and the MTA, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“PILOST” shall mean payments in lieu of sales and use taxes that would otherwise have been levied under the New York State Tax Law on the tangible materials and equipment incorporated into the Land but for the exemption therefrom arising on account of the ownership of the Land by the MTA.

“PILOT” shall mean payments in lieu of taxes that are imposed on the Property and payable to the IDA, the Hudson Yards Infrastructure Corporation or any other applicable taxing authority.

“PILOT Mortgage” shall mean, collectively, (a) that certain PILOT Leasehold Mortgage No. 1, dated as of the date hereof, made by Legacy Tenant and the IDA, as mortgagors, to the IDA, as mortgagee, to secure the principal amount of $25,000,000.00, and intended to be recorded in the Register’s Office, (b) that certain PILOT Leasehold Mortgage No. 2, dated as of the date hereof, made by Legacy Tenant and the IDA, as mortgagors, to the IDA, as mortgagee, to secure the principal amount of $225,000,000.00, and intended to be recorded in the Register’s Office, and (c) that certain PILOT Leasehold Mortgage No. 3, dated as of the date hereof, made by Legacy Tenant and the IDA, as mortgagors, to the IDA, as mortgagee, to secure the principal amount of $225,000,000.00, and intended to be recorded in the Register’s Office, as each such Leasehold Mortgage was assigned by the IDA to HYIC pursuant an Assignment and Assumption Agreement, dated as of the date hereof by and among The City of New York, the IDA and HYIC dated and intended to be recorded in the Register’s Office, each encumbering the Property and securing Legacy Tenant’s obligation to pay PILOT to the IDA under the Agency Lease Agreement, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

36

“Plans” shall have the meaning ascribed thereto in the Development Agreement.

“POA” shall mean, collectively, the Owners’ Association Declaration and the Owners’ Association Agreement.

“Podium” shall have the meaning ascribed to such term in the Development Agreement.

“Podium Fund JV” shall mean Podium Fund Investments LLC, a Delaware limited liability company.

“Podium Fund MM” shall mean Podium Fund MM LLC, a Delaware limited liability company.

“Pre-Development Costs” shall mean all of the costs and expenses incurred by or on behalf of Legacy Tenant or the Company on or prior to the Construction Loan Closing Date relating to the design, permitting, and pre-development of the Building, including, without limitation, architectural and engineering fees, legal fees, construction consultants costs, costs incurred in connection with the formation of the Company and its authority to conduct business in the State of New York, title insurance premiums for the owner’s policy for Legacy Tenant, the mortgagee policy for or for the benefit of the Mortgage Lender and the UCC policy for or for the benefit of the Mezzanine Lender, and certain other Construction Loan Closing Costs incurred by or on behalf of Legacy Tenant, Legacy Mezzanine or the Company and allocated to the Members, all as set forth on Schedule 5 attached hereto; it being acknowledged and agreed that the Fund Member shall be responsible for the payment of its legal fees and all Construction Loan Closing Costs payable solely with respect to the Third Party Loan and the Coach Member shall be responsible for the payment of its legal fees and all Construction Loan Closing Costs payable solely with respect to the Coach Unit Loan.

“Proceeding” shall have the meaning set forth in Section 8.3(a).

“Profits” and “Losses” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for these purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii)         Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

37

(iii)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)        Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi)        To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)       Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 5.1(b) and 5.1(c) shall not be taken into account in computing Profits or Losses.

“Project” shall mean the design, construction and development of the Base Building, including all Developer Work and Base Building Work.

“Project Architect” shall have the meaning ascribed thereto in the Development Agreement.

“Project Architect Agreement” shall have the meaning ascribed thereto in the Development Agreement.

“Project Costs” shall have the meaning ascribed thereto in the Development Agreement.

“Project Documents” shall mean, collectively, the MTA Project Documents and the IDA Documents.

“Project Labor Agreement” shall have the meaning ascribed thereto in the Development Agreement.

“Property” shall have the meaning set forth in Section 1.3(a).

“Punch List” shall have the meaning ascribed thereto in the Development Agreement.

38

“Punch List Escrow Agreement” shall mean that certain Punch List Escrow Agreement to be entered into by and between the Company, the Fund Member, the Coach Member and Developer or the Replacement Developer, as applicable, at closing in substantially the form attached as Exhibit L hereto.

“Punch List Work” shall have the meaning ascribed thereto in the Development Agreement.

“Purchase Agreement” shall mean that certain Purchase and Sale Agreement, dated as of the date hereof, by and between 510-514 West 34th Street Corp. and 516 West 34th Street LLC, Affiliates of the Coach Member, collectively, as seller, and ERY 34th Street Acquisition LLC, an Affiliate of Related and Oxford, as purchaser, with respect to the purchase and sale of certain parcels of land known as 510-514 West 34th Street and 516-520 West 34th Street (Block 705, Lots 45 and 46 on the Tax Map of the City of New York), together with the buildings and all other improvements located thereon, as the same may be amended, restated or supplemented or otherwise modified from time to time.

“Redemption Agreement” shall mean that certain Redemption Agreement and Amendment to be entered into by and between the Company, the Fund Member and the Coach Member at Closing, in substantially the form attached as Exhibit K hereto.

“Register’s Office” shall mean the Office of the Register of the City of New York.

“Regulations” shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Related” shall have the meaning set forth in the Recitals.

“Related Affiliate” shall mean any Person (a) over which any Related Control Person exercises day-to-day operational and managerial control as a managing member or otherwise, and (b) of which one or more Related Beneficial Owners collectively own, directly or indirectly, at least three percent (3%) of the economic interests; provided, that the aggregate equity investment of such Related Control Persons with respect to both the ERY and the Western Rail Yard Section of the John D. Caemmerer West Side Yard shall not be required to exceed $100,000,000.00.

“Related Beneficial Owners” shall mean any of Stephen M. Ross and/or Jeff T. Blau and/or Bruce A. Beal, Jr. and their respective spouses, descendants, heirs, legatees and devisees and any trust created for the benefit of any such persons.

“Related Control Person” shall mean any of Stephen M. Ross and/or Jeff T. Blau and/or Bruce A. Beal, Jr.

“Related Hudson Yards” shall mean Related Hudson Yards LLC, a Delaware limited liability company.

“Related/Oxford Guarantor” shall mean, collectively, and jointly and severally, Related and Oxford Guarantor, together with their respective permitted successors and assigns.

39

“Related/Oxford Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, made by the Related/Oxford Guarantor in favor of the Coach Member.

“Replacement Developer” shall mean any Approved Replacement Developer appointed by the Coach Member pursuant to Section 7.6.

“Restrictive Declarations” shall mean, collectively, (a) that certain Restrictive Declaration for the Eastern Rail Yard, dated as of the date hereof, made by Master Tenant and Legacy Tenant, and delivered to the Title Company for recording in the Register’s Office, and (b) that certain Restrictive Declaration (Zoning Resolution Section 93.70), dated as of the date hereof, made by Master Tenant and Legacy Tenant, and delivered to the Title Company for recording in the Register’s Office, as each of the same may be amended, restated or supplemented or otherwise modified from time to time.

“Retail Premises Competitors” shall mean a list of the Coach Member’s competitors, which list as of the date hereof is set forth on Exhibit G attached hereto and which may be updated from time to time in accordance with Section 3.8(a).

“Retail Unit” shall mean the “Retail Unit” as defined in the Condominium Declaration and as shown on the Floor Plans.

“Right of First Negotiation Agreement” shall mean that certain Right of First Negotiation Agreement to be entered into by and among the Fund Member and the Coach Member or the Coach Designee, as applicable, at Closing in substantially the form attached as Exhibit M hereto.

“SAP Lease” shall mean, collectively, (a) that certain Lease, dated as of the date hereof, by and between Legacy Tenant, as landlord, and SAP America Inc., a Delaware corporation (“SAP”), as tenant, with respect to Floors 44 through 47 of the Building, and (ii) that Design and Construction Agreement, dated as of the date hereof, by and between Legacy Tenant, as landlord, and SAP, as tenant, as each of the same may be amended, modified and/or restated from time to time.

“Schedule” shall have the meaning ascribed thereto in the Development Agreement.

“Service Contract” shall mean any contract or agreement to which Developer or the Company is a party for the furnishing of management, maintenance, repairs, supplies or other services exclusively to the Coach Unit, the Coach Exclusive Systems or any other Coach Areas, and all amendments thereof. All Service Contracts shall be terminable on thirty (30) days’ notice, and without the payment of any termination fee or like payment, unless otherwise consented to by the Coach Member.

“SFPF” shall have the meaning set forth in Section 9.3(b).

“Signage Plan” shall mean the Signage Plan attached as Exhibit M to the Development Agreement.

“Subsidiaries” shall mean, collectively, the wholly owned direct or indirect subsidiaries of the Company formed in accordance with the terms and conditions of this Agreement. Each of the Subsidiaries is referred to herein as a “Subsidiary”. The Subsidiaries of the Company on the date hereof are Legacy Tenant and Legacy Mezzanine.

40

“Substantial Completion” or “Substantially Completed” shall have the meaning ascribed thereto in the Development Agreement.

“Substantial Completion Date” shall have the meaning ascribed thereto in the Development Agreement.

“Substitute Member” shall have the meaning set forth in Section 9.2.

“Tax Matters Member” shall have the meaning set forth in Section 12.4.

“Tenant” means any tenant of any of the Fund Member Units, including, without limitation, L’Oreal USA, Inc. and SAP America, Inc.

“Tenant LLC Agreement” shall mean that certain Liability Company Agreement of Legacy Yards Tenant LLC, dated as of the date hereof, as the same may be amended, restated or supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

“Tenant SNDAs” shall mean, collectively, (a) that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and between HYIC, as mortgagee, and SAP, as tenant, with the consent and agreement of Legacy Tenant, as landlord, (b) that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of the date hereof, by and between HYIC, as mortgagee, and L’Oreal, as tenant, with the consent and agreement of Legacy Tenant, as landlord, and (c) any other subordination, non-disturbance and attornment agreement entered into by HYIC and any Tenant.

“Termination of Memorandum of Lease” shall mean that certain Termination of Memorandum of Lease, executed by Legacy Tenant and the MTA and delivered by Legacy Tenant to the MTA on the date hereof pursuant to the terms of the Building C Lease.

“Third Party Lender” shall mean Starwood Property Mortgage, L.L.C., a Delaware limited liability company, and its successors and assigns, as the holder of Mortgage Note A-1 and Mezzanine Note A-1.

“Third Party Loan” shall mean, collectively, the Third Party Mortgage Loan and the Third Party Mezzanine Loan.

“Third Party Mezzanine Loan” shall mean that portion of the Mezzanine Loan evidenced by Mezzanine Note A-1, to be advanced by the Third Party Lender pursuant to the Mezzanine Loan Documents, including, without limitation, all interest thereon and all amounts payable with respect thereto in accordance with the terms of the Mezzanine Loan Documents.

41

“Third Party Mortgage Loan” shall mean that portion of the Mortgage Loan evidenced by Mortgage Note A-1, to be advanced by the Third Party Lender pursuant to the Mortgage Loan Documents, including, without limitation, all interest thereon and all amounts payable with respect thereto in accordance with the terms of the Mortgage Loan Documents.

“Title Company” shall mean, collectively, First American Title Insurance Company, Stewart Title Insurance Company, Old Republic Title Insurance Company, and Fidelity National Title Insurance Company.

“Title Defect” shall mean any Encumbrance that is recorded against or otherwise affects title to the Coach Unit and that is not a Permitted Encumbrance.

“Title Insurance Commitment” shall mean a commitment from the Title Insurer to issue an owner’s policy of title insurance (on NYBTU current form) insuring the fee simple title to the Coach Unit free of all Encumbrances other than the Permitted Encumbrances.

“Title Insurer” shall mean a nationally recognized title insurance company licensed to do business in the State of New York selected by the Coach Member.

“Transfer” shall have the meaning set forth in Section 9.1(a).

“Transfer Tax Forms” shall have the meaning set forth in Section 3.8(e)(iii).

“Units” shall mean, collectively, the Coach Unit, the Additional Office Units, the Retail Unit, the Parking Unit, the Ancillary Unit, the Destination Retail Access Unit and the Loading Dock Unit. Each of the Units is referred to herein as a “Unit”.

“UTEP” shall mean the Third Amended and Restated Uniform Tax Exemption Policy of the New York City Industrial Development Agency, as approved by the Board of Directors of New York City Industrial Development Agency on August 3, 2010, as amended, and as further amended, modified or supplemented from time to time by the Board of Directors of New York City Industrial Development Agency.

“Violations” shall have the meaning ascribed thereto in the Development Agreement.

“ZLDA” shall mean that certain Zoning Lot Development Agreement (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of the date hereof, made by the MTA and intended to be recorded in the Register’s Office.

2.2.	Other Definitional Provisions.

(a)          As used in this Agreement, (i) accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under GAAP, and (ii) terms defined in the Act and not otherwise defined in this Agreement shall have the respective meanings given to them under the Act.

(b)          The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection and exhibit references are to this Agreement unless otherwise specified.

42

(c)          The word “including” when used in this Agreement shall mean “including, without limiting the generality of the foregoing.”

(d)          The word “day” when used in this Agreement shall mean a calendar day unless otherwise specified.

(e)          The word “party” when used in this Agreement shall mean one or more of the signatories to this Agreement, as the context requires.

(f)          Unless otherwise specifically provided herein to the contrary, all consents and approvals to be granted hereunder shall, in order to be valid and recognized by the parties, be and be required to be in writing, whether or not specifically so stated.

(g)          The word “month” when used in this Agreement shall mean a calendar month unless otherwise specified.

(h)          The word “amended” when used in this Agreement shall mean “amended, modified, extended, renewed, changed or otherwise revised”; and the word “amendment” shall mean “amendment, modification, extension, change, renewal or other revision”.

(i)          The phrase “subject to the terms of this Agreement” when used in this Agreement shall mean “upon and subject to all terms, covenants, conditions and provisions of this Agreement.

(j)          The word “or” when used in this Agreement is not exclusive and the word “including” when used in this Agreement is not limiting.

(k)          The word “delay” when used in this Agreement shall mean a delay or interference to a particular schedule which (i) will require more than a minimal rearrangement of or delay in other activities or commitments by the affected party; (ii) was not caused by action or inaction of the affected party; and (iii) is the sole cause of the rearrangement of or delay in other activities or commitments by the affected party.

(l)          All pronouns when used in this Agreement shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

43

ARTICLE 3
DEVELOPMENT OF THE PROJECT

3.1.         Development of the Project. The Members hereby approve the Plans, the Budget and the Schedule. The Members agree that the Project shall be constructed and developed substantially as shown on the Plans, as modified from time to time in accordance with the terms of this Agreement and the Development Agreement. Subject to and in accordance with the provisions of this Agreement and the Development Agreement (including, without limitation, the Coach Costs Cap), the Coach Member shall be responsible to fund, or cause to be funded, the Coach Total Development Costs, and the Fund Member shall be responsible to fund, or cause to be funded, all other Project Costs incurred by Legacy Tenant or the Company. The obligations of the Coach Member hereunder are guaranteed by the Coach Guarantor subject to and in accordance with the Coach Guaranty, and the obligations of the Fund Member hereunder are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty.

3.2.         Development Agreement; Development Management Agreement.

(a)          Developer, an Affiliate of the Fund Member, as developer, and the Coach Member have, as of the date hereof, entered into the Development Agreement, pursuant to which Developer has agreed, among other things, to perform and complete the Developer Work in accordance with the provisions of the Development Agreement. The Fund Member and the Coach Member, each for itself, hereby acknowledges and consents to, the Development Agreement and the terms, covenants and conditions thereof.

(b)          Developer and Legacy Tenant have, as of the date hereof, entered into the Development Management Agreement, pursuant to which Developer has agreed to develop and construct or cause to be constructed the Building and other improvements on the Land in accordance with the Plans and the terms of the Development Management Agreement and the Development Agreement. Notwithstanding anything to the contrary contained herein or in the Development Management Agreement, nothing in the Development Management Agreement shall limit or otherwise affect the obligations of the Fund Member under this Agreement or the obligations of Developer under the Development Agreement or the rights of the Coach Member under this Agreement or the Development Agreement, and in the event of any inconsistency or conflict between (i) the terms of this Agreement and the terms of the Development Management Agreement or (ii) the terms of the Development Agreement and the terms of the Development Management Agreement, then in each case the terms of this Agreement or the Development Agreement, as applicable, shall prevail. Subject to the foregoing, (A) the Fund Member and the Coach Member, each for itself, hereby acknowledges and consents to, the Development Management Agreement and the terms, covenants and conditions thereof, and (B) the Fund Member shall, on behalf of the Company and Legacy Tenant, cause Developer to perform all of its obligations under the Development Agreement and the Development Management Agreement in accordance with the terms thereof.

3.3.         Expansion of Coach Unit.

(a)          From and after the date hereof but prior to the Substantial Completion Date, but subject to Section 3.3(b), the Coach Member shall have the right, from time to time, to exercise the Coach Expansion Right by delivery of written notice to the Fund Member (a “Coach Expansion Notice”) identifying the portion of the Coach Expansion Premises with respect to which the Coach Member is electing to exercise the Coach Expansion Right; provided that (i) the Coach Expansion Right may be exercised only with respect to all of Office Unit 2A or all of Office Unit 2A and Office Unit 2B (i.e., the Coach Expansion Right may not be exercised with respect to a portion of Office Unit 2A or Office Unit 2B); and (ii) if the Coach Member elects to exercise the Coach Expansion Right with respect to less than all of the Coach Expansion Premises, then the Coach Expansion Right shall be exercisable in ascending vertically contiguous Unit increments only (i.e., the Coach Expansion Right with respect to Office Unit 2B may only be exercised after or simultaneously with the exercise of the Coach Expansion Right with respect to Office Unit 2A). From and after the date of a Coach Expansion Notice, the Coach Unit shall for all purposes of this Agreement and the Development Agreement include the Coach Expansion Premises which are the subject of such Coach Expansion Notice (including for purposes of applying the Cost Allocation Methodology).

44

(b)          If at any time prior to the Substantial Completion Date the Fund Member shall enter into or cause Legacy Tenant to enter into active negotiations and exchange one or more drafts of a term sheet, letter of intent, lease or purchase and sale agreements with a prospective tenant or purchaser of all or a portion of the Coach Expansion Premises, then the Fund Member shall provide written notice thereof to the Coach Member (an “Expansion Premises Notice”) and the Coach Member may, at its option, elect to exercise the Coach Expansion Right for the entire Coach Expansion Premises or the portion thereof which is the subject of such Expansion Premises Notice by delivering a Coach Expansion Notice to the Fund Member within ten (10) Business Days following the receipt by the Coach Member of the Expansion Premises Notice. If the Coach Member shall fail to timely provide a Coach Expansion Notice with respect to all or any portion of the Coach Expansion Premises which is the subject of an Expansion Premises Notice as provided in this Section 3.3(b), then the Coach Expansion Right shall be deemed waived by the Coach Member with respect to the portion of the Coach Expansion Premises subject to the Expansion Premises Notice, provided, that if the Fund Member shall not actually execute and deliver a binding lease or purchase and sale agreement, as the case may be, with the prospective tenant or purchaser described in an Expansion Premises Notice within six (6) months following the date of such Expansion Premises Notice, then the Coach Expansion Right shall be reinstated with respect to the applicable Coach Expansion Premises for the period from the date that is six (6) months following the date of such Expansion Premises Notice to the Substantial Completion Date; provided, further, that if such six (6) month period would extend beyond the Substantial Completion Date and the Fund Member shall not have executed and delivered a binding lease or purchase and sale agreement prior to the date that is thirty (30) days prior to the then anticipated Substantial Completion Date, then Fund Member shall provide written notice thereof on or prior to such date to the Coach Member and the Coach Member shall have the right to exercise the Coach Expansion Right by delivering a Coach Expansion Notice to the Fund Member within ten (10) days following the receipt by the Coach Member of such notice.

(c)          In the event that the Coach Member shall deliver a Coach Expansion Notice to the Fund Member in accordance with this Section 3.3, then Coach’s Allocable Share, the Coach Total Development Costs, the Coach Costs Cap and the Coach Fixed Land Costs shall be increased in accordance with the terms of the Development Agreement to reflect the inclusion of the applicable Coach Expansion Premises in the Coach Unit, and the Coach Member shall pay or cause to be paid (with Additional Capital Contributions or proceeds of the Coach Unit Loan) an amount equal to (i) all Coach Total Development Costs allocable to the applicable Coach Expansion Premises incurred and funded with proceeds of the Third Party Loan prior to the date of the Coach Expansion Notice, together with interest thereon at an annual rate equal to the Interest Rate, from the date such Project Costs were funded with proceeds of the Third Party Loan until paid hereunder, and (ii) all Coach Fixed Land Costs, other than the portion of the Coach Fixed Land Cost equal to the Option Price (as defined in the Building C Lease) for the applicable Coach Expansion Premises, due and payable pursuant to the applicable terms of the Development Agreement as of the date of the Coach Expansion Notice, which amount shall be paid pursuant to the first Draw Request submitted after the date of Coach Expansion Notice which includes the computation of the amounts in clauses (i) and (ii) above. From and after the date of such Draw Request, the Coach Member shall pay or cause to be paid (with Additional Capital Contributions or proceeds of the Coach Unit Loan), subject to and in accordance with the terms of this Agreement and the Development Agreement, all Coach Total Development Costs allocable to the applicable Coach Expansion Premises incurred thereafter and the balance of the Coach Fixed Land Costs for the applicable Coach Expansion Premises.

45

3.4.         Financing of the Construction of the Project; Funding; Etc.

(a)          Simultaneously herewith, the Company has (i) caused Legacy Tenant to enter into the Mortgage Loan Documents, pursuant to which the Mortgage Lender has agreed to make the Mortgage Loan to Legacy Tenant, and (ii) caused Legacy Mezzanine to enter into the Mezzanine Loan Documents, pursuant to which the Mezzanine Lender has agreed to make the Mezzanine Loan to Legacy Mezzanine, which will be funded by the Coach Lender in an aggregate amount equal to the Coach Unit Loan and by the Third Party Lender in an aggregate amount equal to the Third Party Loan. The Coach Lender has satisfied both the Fund Member and the Third Party Lender of the financial capability of the Coach Lender to fulfill all of its funding obligations under the Loan Documents with respect to the Coach Unit Loan. The Third Party Lender has satisfied both the Coach Member and the Coach Lender of the financial capability of the Third Party Lender to fulfill all of its funding obligations under the Loan Documents with respect to the Third Party Loan. Without limiting its obligations hereunder or under the Development Agreement, but subject to the provisions of Section 6.1(e), Section 8.4 and Article 10, the Coach Member acknowledges and agrees that it shall be responsible for the repayment of the Coach Unit Loan, including the payment, when due, of all interest thereon and all other amounts payable to the Coach Lender or otherwise with respect to the Coach Unit Loan. Without limiting its obligations hereunder, but subject to the provisions of Section 6.1(e), Section 8.4 and Article 10, the Fund Member shall be responsible for the repayment of the Third Party Loan, including the payment, when due, of all interest thereon and all other amounts payable to the Third Party Lender or otherwise with respect to the Third Party Loan. Nothing contained in this Section 3.4(a) shall limit the rights or remedies of either Member with respect to any breach by the other Member of its obligations under this Agreement.

(b)          All Project Costs of any and every kind or nature which constitute Coach Total Development Costs, including, without limitation, the Coach Fixed Land Cost, and all other amounts otherwise payable by the Coach Member under this Agreement or the Development Agreement, shall be paid and funded by the Coach Member, as a Capital Contribution or from the proceeds of the Coach Unit Loan, subject to the terms and conditions of this Agreement and the Development Agreement (including, as applicable, the Coach Costs Cap), and all other Project Costs of any and every kind or nature shall be paid or funded by the Fund Member, as a Capital Contribution or from the proceeds of the Third Party Loan. Without limiting the obligation of the Coach Member to pay the Coach Fixed Land Costs and the other Coach Total Development Costs or any other amounts payable by the Coach Member hereunder or under the Development Agreement, the Fund Member shall pay or caused to be paid, as a Capital Contribution or from the proceeds of the Third Party Loan, all rent and other payments due to the MTA under the Building C Lease, the payment to the MTA of the applicable Option Price to acquire fee title to the Coach Unit and to otherwise cause the Closing to occur on the terms and subject to the conditions set forth herein.

46

*** Confidential Treatment Requested

(c)          The Members hereby acknowledge and agree that, prior to the date hereof, (i) the Fund Member and its Affiliates have incurred Pre-Development Costs in connection with the Project, and (ii) Developer commenced or caused to be commenced, on behalf of Legacy Tenant, the Early Work, and Developer and its Affiliates have incurred certain Project Costs, on behalf of Legacy Tenant, in connection therewith, as such Pre-Development Costs and Project Costs are set forth in more detail on Schedule 5 attached hereto. On the Construction Loan Closing Date, (A) each Member agrees to fund, to the extent not funded under the initial Construction Loan Draw Request, as provided in Section 1.11(e) hereof, its Allocable Share of all Pre-Development Costs and Project Costs incurred prior to the date hereof, (B) the Coach Member agrees to fund ***, to the extent not funded under the initial Construction Loan Draw Request, and (C) the Fund Member agrees to fund ten percent (10%) of the Fund Member Land Costs in an amount equal Two Million Nine Hundred Thirty-Five Thousand Seven Hundred and 00/100 Dollars ($2,935,700.00), to the extent not funded under the initial Construction Loan Draw Request. All amounts funded by the Members or with the proceeds of the Construction Loan pursuant to this Section 3.4(c) (1) in respect of Pre-Development Costs shall be applied on the Construction Loan Closing Date to the payment of unpaid Pre-Development Costs and to reimburse the Fund Member and its Affiliates for Pre-Development Costs previously paid by such Persons on behalf of Legacy Tenant or the Company prior to the date hereof, and (2) in respect of Project Costs incurred by or on behalf of Legacy Yards prior to the date hereof (which portion funded by the Coach Member or with the proceeds of the Coach Unit Loan is a portion of the Coach Total Development Costs) shall be paid to Developer on the Construction Loan Closing Date for the payment or reimbursement of Project Costs incurred by or on behalf of Developer prior to the date hereof, in each case as set forth in more detail on Schedule 5 attached hereto. The portion of the Coach Fixed Land Costs funded by the Coach Member or with the proceeds of the Coach Unit Loan on the Construction Loan Closing Date (which amount is a portion of the Coach Total Development Costs), and the portion of the Fund Member Land Costs funded by the Fund Member or with the proceeds of the Third Party Loan on the Construction Loan Closing shall be paid to or as directed by ERY Tenant on the Construction Loan Closing Date for the payment or reimbursement of costs incurred by or on behalf of ERY Tenant in connection with the ERY, including with respect to the Required Podium Infrastructure. From and after the Construction Loan Closing Date, the Fund Member shall pay, or cause the Third Party Lender to advance Third Party Loan proceeds to pay, the balance of the Fund Member Land Cost monthly on the basis of the percentage of completion of the Required Podium Infrastructure until construction of the Required Podium Infrastructure is completed. Subject to the terms of the Loan Documents, all amounts funded by (x) the Coach Member, as a Capital Contribution or from the proceeds of the Coach Unit Loan, for the payment of Coach Fixed Land Costs, except a portion thereof equal to the amount described in Section 10.08(a) of the Development Agreement, and (y) the Fund Member, as a Capital Contribution or from the proceeds of the Third Party Loan, for the payment of Fund Member Land Costs shall be paid to or as directed by ERY Tenant upon receipt for the payment or reimbursement of costs incurred by or on behalf of ERY Tenant in connection with the ERY, including with respect to the Required Podium Infrastructure.

47

(d)          The Coach Member will have full audit rights with respect to the Coach Total Development Costs, which shall be done on an “open book” basis as provided in Article 4 of the Development Agreement. The Fund Member shall, or shall cause Developer to, provide any and all such items and materials referenced in Article 4 of the Development Agreement to the Coach Member in accordance with the requirements set forth therein (to the attention of the Coach Member Representatives named in Schedule 3 attached hereto, provided that the Coach Member shall have the right to add and remove names from such Schedule 3 from time to time by Notice to the Fund Member), in each case promptly following the preparation of same; and shall in any event promptly do so following request of the Coach Member. In addition, if the Coach Member shall terminate the Development Agreement, the Development Management Agreement and/or the Executive Construction Management Agreement in accordance with the terms of Section 7.7, then (i) the Fund Member will have full audit rights with respect to all Project Costs incurred after the replacement of Developer as the developer of the Project, including with respect to the books and records of the Company and its Subsidiaries or the Replacement Developer (but, in such case, only to the extent relating to the Project or Project Costs), the Coach Member or the Coach Guarantor (but, in each case, only to the extent that any such Person has records relating to expenses charged to the Project which are not otherwise available to the Fund Member), which shall be done on an “open book” basis as provided in Article 4 of the Development Agreement, which for the purposes of this Section 3.4(d) is hereby incorporated herein as if fully set forth herein and all references therein to Developer, the Coach Member and Coach Total Development Costs shall instead refer to the Replacement Developer, the Fund Member and all Project Costs, respectively, and (ii) the Coach Member shall or shall cause the Replacement Developer to provide any and all such items and materials referenced in Article 4 of the Development Agreement which are in the possession or control of the Coach Member or such Replacement Developer to the Fund Member in accordance with the requirements set forth therein (to the attention of the Fund Member Representatives named in Schedule 3 attached hereto, provided that the Fund Member shall have the right to add and remove names from such Schedule 3 from time to time by Notice to the Coach Member), in each case promptly following the preparation of same; and shall in any event promptly do so following request of the Fund Member.

(e)          The Coach Member acknowledges and agrees that (i) the Mortgage Note A-2 and the Mezzanine Note A-2 each provide for accrual of interest thereon, and that no principal or interest is payable on the Mortgage Note A-2 and the Mezzanine Note A-2 on a current monthly basis prior to the maturity thereof, and (ii) without the prior written consent of the Members in each instance (which consent may be granted or withheld in each Member’s sole discretion), neither Member may cause or permit the Company or any Subsidiary to amend or modify any of the terms of the Mortgage Note A-2 or any of the Mortgage Loan Documents or the Mezzanine Note A-2 or any of the Mezzanine Loan Documents to require the payment of interest or any principal on a current monthly basis under the Mortgage Note A-2 and/or the Mezzanine Note A-2 prior to the Closing and the severance of the Mortgage Loan and the other Mortgage Loan Documents and of the Mezzanine Loan and the other Mezzanine Loan Documents.

48

3.5.         Construction of the Project; Guarantees

(a)          Subject to the provisions of this Agreement and the Development Agreement, including, without limitation, the provisions hereof and thereof with respect to the rights of one or more Members or the Coach Member, as the case may be, to grant or withhold its consent or approval, including, without limitation, pursuant to Section 7.2, and the terms of Section 7.7, the Fund Member, in the name of and on behalf of the Company, at the Fund Member’s sole cost and expense (except to the extent any such cost and expense is included in Coach Total Development Costs, subject, however, to the Coach Costs Cap, or is otherwise required to be paid by the Coach Member pursuant to the provisions of this Agreement or the Development Agreement), shall have the authority and the obligation to do or cause to be done each and all of the following:

(i)          cause the Company to design, develop and construct, or cause to be designed, developed and constructed on behalf of the Company and Legacy Tenant, the Building and in accordance with all applicable Laws, the Plans and the provisions of this Agreement, the Development Agreement, the Development Management Agreement and the Loan Documents;

(ii)         cause the Company to obtain or cause to be obtained on behalf of Legacy Tenant such licenses and permits as are necessary or appropriate for the design, construction, and occupancy of the Building;

(iii)        comply, and cause the Company and Legacy Tenant to comply with all the Laws applicable to the Project and, in the case of the Company, all Laws applicable to the Company and its Subsidiaries;

(iv)         cause the Company to comply and cause its Subsidiaries to comply with the Project Documents;

(v)          cause the Company to comply and cause Legacy Tenant to comply with the terms of the Mortgage Loan Documents, the Development Management Agreement, the Executive Construction Management Agreement, and all other agreements to which Legacy Tenant is a party, including, without limitation, any design, development or construction agreements (such compliance to include, without limitation, the preparation, processing, and approval of Draw Requests, the payment of contractors and consultants, and the design and construction of the Building);

(vi)         cause the Company to comply and cause Legacy Mezzanine to comply with the terms of the Mezzanine Loan Documents and all other agreements to which Legacy Mezzanine is a party;

(vii)        cause Legacy Tenant to select, or cause Developer or the Executive Construction Manager to select, and hire, engage, administer, monitor and supervise, or cause Developer or the Executive Construction Manager to hire, engage, administer, monitor and supervise, the services of, the Project Architect, all engineers, the Construction Manager, and all contractors, materialmen, suppliers and consultants with respect to the design, development and construction of the Building, and to delegate authority to Developer and/or the Executive Construction Manager to hire, engage, administer, monitor and supervise such Persons pursuant to the Development Management Agreement or the Executive Construction Management Agreement, as applicable;

49

(viii)      subject to the provisions of Section 7.9, make judgments or decisions concerning the exercise and enforcement of the Company’s or a Subsidiary’s rights under all other agreements to which the Company or such Subsidiary is a party, as applicable; and

(ix)         cause Legacy Tenant to enforce, or cause Developer or the Executive Construction Manager to enforce, the rights and remedies of Legacy Tenant, Developer or the Executive Construction Manager, as applicable, under all dual obligee payment and performance bonds and any guaranty obtained with respect to the Developer Work and the Base Building Work pursuant to Section 7.01(b) of the Development Agreement.

(b)          Simultaneously herewith, the Related/Oxford Guarantor has executed and delivered to the Coach Member the Related/Oxford Guaranty, and the Coach Guarantor has executed and delivered to the Fund Member and Developer the Coach Guaranty.

3.6.         Budget; Allocation of the Costs of the Project; Audit; Books and Records.

(a)          The Members hereby approve the Budget and the Cost Allocation Methodology. All disputes with respect to the Coach Total Development Costs or the allocation of Project Costs or any other cost or expenses to a Member shall be resolved, as applicable, by arbitration as provided in Article 14 of the Development Agreement or Section 3.10 of this Agreement, as applicable. The Coach Member agrees that the Fund Member shall have the right to have a representative attend (without participation) or to participate in any such arbitration pursuant to the Development Agreement to the extent the subject matter thereof involves any matter that is subject to the approval or consent of the Fund Member pursuant to the terms of this Agreement.

(b)          Without duplication of any reports provided by Developer to the Coach Member pursuant to the Development Agreement, the Fund Member shall provide or cause Developer to provide the Coach Member with monthly reports, commencing one month from the date hereof and ending on the date of Final Completion, detailing the status of construction and comparing Project Costs actually incurred with Project Costs anticipated in the Budget and the actual progress of construction with the Schedule. To the extent not delivered by Developer to the Coach Member pursuant to the Development Agreement, the Fund Member shall deliver or cause to be delivered to the Coach Member copies of all written status reports, invoices, shop drawings, field changes, Draw Requests, lien waivers and releases received or given by the Company or Legacy Tenant under any agreement with respect to the Project to which the Company or Legacy Tenant is a party, including, without limitation, the Loan Documents, promptly upon giving or receiving any such notice, approval, report, other document or communication.

50

(c)          Each Member and its representatives shall have the right, on a semi-annual basis, to inspect, audit and make copies of all books and records of the Company, and all materials in the possession of the Company, the Executive Construction Manager, Developer or any Replacement Developer, the Construction Manager (but, in the latter case, only to the extent the Company has the right under the Construction Management Agreement to inspect, audit and make copies of any books and records of the Construction Manager), and the Project Architect (but only to the extent the Company has the right under the Project Architect’s Agreement to inspect, audit and make copies of any books and records of the Project Architect). In addition, the Coach Member shall have the right, on a semi-annual basis, to inspect, audit and make copies of all books and records of the Fund Member relating to the Company or any Subsidiary, but only to the extent such books and records relate to costs and expenses charged to the Developer Work or Project Costs allocated to Coach Member pursuant to the Cost Allocation Methodology. Notwithstanding the foregoing, if the Coach Member exercises its right to replace Developer pursuant to Section 7.7, the Fund Member shall thereafter have the right, on a semi-annual basis, to inspect, audit and make copies of all books and records of the Coach Member relating to the Company or any Subsidiary, but only to the extent such books and records relate to costs and expenses allocated to Fund Member pursuant to the Cost Allocation Methodology after the date of such replacement. The Fund Member shall cause all relevant agreements entered into prior to any Management Change Event, and the Coach Member shall cause all relevant agreements entered into upon or following any Management Change Event, to contain reasonable audit and inspection rights as provided above. Any such audit shall be conducted during business hours, on reasonable notice, and at the auditing Member’s cost and expense, unless such audit of the Company’s or, prior to any replacement of Developer, Developer’s books and records shall determine that the amount allocated to the auditing Member was overstated by more than 3%, in which case the costs and expenses for such audit shall be paid by the other Member. Each Member shall submit a report of its findings (in each audit) to the Company and the other Member not later than ten (10) Business Days after it concludes each such audit.

(d)          The Members shall consult in good faith to resolve any matter in dispute raised in any audit conducted by a Member as provided in Section 2.6(c) within ten (10) Business Days of receipt by the Company and the other Member of an audit report. If the Members cannot resolve a particular dispute (with respect to any matter raised in such audit report) within such ten (10) Business Day period, the dispute shall be submitted to Arbitration pursuant to the provisions of Section 3.10 hereof; provided, however, that in no event shall any dispute prevent or delay Draw Requests from being processed and paid, subject in all events to the satisfaction of all conditions applicable thereto.

(e)          If any amounts paid by or on behalf of the Coach Member or funded by the Coach Lender are ultimately determined to have been improperly charged to the Coach Total Development Costs under the terms of this Agreement or the Development Agreement, then the Coach Total Development Costs will be appropriately reduced and credited, with interest, as provided in Section 4.02 or Section 4.03 of the Development Agreement. If any amounts paid by or on behalf of the Fund Member or funded by the Third Party Lender for Project Costs incurred following the replacement of Developer are ultimately determined to have been improperly charged to the Fund Member under the terms of this Agreement, then the Coach Total Development Costs will be appropriately increased and paid, with interest, as provided in Section 4.02 or Section 4.03 of the Development Agreement which are hereby incorporated herein.

51

(f)          Nothing herein shall prevent the Coach Member from conducting an inspection of all books and records of the Company for purposes of a final accounting described in Section 13.05 of the Development Agreement.

(g)          The Company shall maintain copies of all Draw Requests, invoices and other documentation as shall be necessary to establish and verify the Project Costs for a period of two (2) years following the date on which Final Completion occurs; provided, that such maintenance shall give the Coach Member no additional rights or time periods for audit; and provided, further, that if the Coach Member requests (at any time prior to the expiration of such two-year period) that the Company deliver to the Coach Member (at the Coach Member’s sole cost and expense) copies of all such Draw Requests, invoices and other documentation, then the Company shall deliver all such materials to the Coach Member.

(h)          In the event that the Coach Member exercises its right to replace Developer pursuant to Section 7.6, then the Coach Member shall thereafter provide or cause the Replacement Developer to provide to the Fund Member all monthly Draw Requests in accordance with Section 4.2(e) hereof and copies of all written status reports and other information, documents and materials with respect to the Project that the Replacement Developer, pursuant to the replacement development agreement or otherwise, provides to Legacy Tenant, the Company or the Coach Member.

3.7.         Condominium Regime.

(a)          The Fund Member, on behalf of the Company and Legacy Tenant, shall cause the MTA to, immediately prior to the Closing, submit the Building to a condominium form of ownership (the “Condominium”) in accordance with the provisions of Article 9-B of the New York State Real Property Law (the “Condominium Act”) and this Section 3.7.

(b)          Attached hereto as Exhibit C-1 is the form condominium declaration for the Condominium (the “Form Declaration”), which Form Declaration is hereby approved by the Coach Member and the Fund Member. The Form Declaration, with any revisions thereto approved by the Coach Member in accordance with Section 3.7(f) is referred to herein as the “Condominium Declaration”.

(c)          Attached hereto as Exhibit C-2 is the form of by-laws of the Condominium (“Form By-laws”), which Form By-laws are hereby approved by Coach Member and Fund Member. The Form By-laws, together with any revisions approved by the Coach Member in accordance with Section 3.7(f) are referred to herein as the “Condominium By-laws”.

(d)          Attached hereto as Exhibit C-3 are the form Floor Plans (“Form Floor Plans”), which Form Floor Plans are hereby approved by Coach Member and Fund Member. The Form Floor Plans, together with any revisions thereto approved by the Coach Member in accordance with Section 3.7(f) are referred to herein as the “Floor Plans”. The Fund Member shall cause the approved Floor Plans to be filed with (and in the form required by) the New York City Department of Finance Tax Map Unit and recorded in the Register’s Office.

52

(e)          The Fund Member shall, on behalf of the MTA, use its commercially reasonable efforts to obtain or cause Legacy Tenant to obtain a “no action” letter from the New York State Department of Law (the “NYS Law Department”) permitting the distribution of the Coach Unit to the Coach Member or the Coach Designee and the other Units without the necessity of filing an offering plan and without such distribution being made pursuant to an offering plan (the “No Action Letter”). The Fund Member shall, on behalf of the MTA, file or cause Legacy Tenant to file the applicable application with the NYS Law Department requesting that the NYS Law Department issue the No Action Letter (the “Application”). The Coach Member will, upon the Fund Member’s request, at no expense to the Coach Member, execute and deliver to the Fund Member an affidavit of a principal of the Coach Member, in support of the No Action Letter, in form and substance reasonably acceptable to the Fund Member and the Coach Member, which affidavit the Fund Member shall submit or cause Legacy Tenant to submit, on behalf of the MTA, to the NYS Law Department together with MTA’s written request for the No Action Letter. The Coach Member will reasonably cooperate with the Fund Member, at no cost or expense to the Coach Member, in connection with the Fund Member’s efforts to obtain the No Action Letter, which cooperation shall include furnishing to the NYS Law Department such additional information and/or documents as the NYS Law Department may reasonably request, including, but not limited to, executing and delivering a new affidavit which has been revised at the direction of the NYS Law Department, all subject to the reasonable approval of the Coach Member. If the NYS Law Department shall decline to issue the No Action Letter, then the Fund Member shall prepare and file or cause Legacy Tenant to prepare and file, on behalf of the MTA, an offering plan with respect to, and shall take all other action necessary to legally permit, the distribution of the Coach Unit to the Coach Member or the Coach Designee as contemplated in this Agreement at the Closing. The Fund Member shall be responsible for all costs and expenses incurred in connection with the No Action Letter or, if the No Action Letter is not issued by the NYS Law Department, any required offering plan and other action.

(f)          The Fund Member shall, no later than thirty (30) days prior to recording the Condominium Declaration, provide to the Coach Member copies of the proposed final versions of the Condominium Documents (as defined below) prepared and/or revised by the Fund Member or its counsel. Within ten (10) Business Days of the Fund Member’s delivery of the Condominium Declaration, the Condominium By-laws and/or the Floor Plans to the Coach Member, the Coach Member shall notify the Fund Member in writing of its approval or disapproval of such proposed final version of the Condominium Declaration, Condominium By-laws and/or the Floor Plans, as the case may be; which approval or disapproval shall be granted or withheld in the Coach Member’s sole discretion with respect to any changes to the Form Declaration, Form By-laws or Form Floor Plans which affect the use or occupancy of the Coach Areas for their permitted purposes or the rights or obligations of the Coach Member or the Coach Designee, as the owner of the Coach Unit or otherwise, including, without limitation, any common charges or other costs or expenses allocable or otherwise payable to the Coach Member or the Coach Designee, as the owner of the Coach Unit or otherwise, or any changes to the Form Declaration with respect to the Core Wall Installation (as defined therein), and granted or withheld in the Coach Member’s reasonable discretion with respect to any other changes. If the Coach Member timely notifies the Fund Member that it does not approve the proposed final version of the Condominium Declaration, Condominium By-laws and/or any of the Floor Plans, as the case may be, such notice shall specify in reasonably sufficient detail the provisions or components with respect to which Coach Member is withholding its consent and the reasons therefor. If, the Coach Member fails to deliver such written notice to the Fund Member within such ten (10) Business Day period, the Fund Member may send a second notice to the Coach Member of such failure to respond and if the Coach Member does not respond to such second notice within five (5) Business Days after receipt of the same, then, (i) with respect to matters for which the Coach Member has reasonable discretion, the Coach Member shall be deemed to have approved the proposed final version of such matters in the Condominium Declaration, the Condominium By-laws and/or the Floor Plans, as the case may be, and (ii) with respect to matters for which the Coach Member has sole discretion, the Coach Member shall be deemed to have disapproved the proposed final version of such matters in the Condominium Declaration, the Condominium By-laws and/or the Floor Plans, as the case may be.

53

(g)          Each of the Fund Member and the Coach Member shall, subject to the provisions of this Agreement and the Development Agreement, reasonably cooperate with the other party with respect to the Condominium Documents, including providing all reasonable information and executing and delivering all documents, forms and affidavits required under the Condominium Act or otherwise required with respect to the Condominium Declaration or any other Condominium Document.

3.8.         Conditions to Distribution of Coach Unit; Closing Payments and Deliveries.

(a)          Coach Member’s Conditions to Close. The Coach Member’s obligation to consummate Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver in writing by the Coach Member) of the following conditions on and as of the Closing Date:

(i)          The Fund Member shall have delivered or caused to be delivered to the Coach Member all of the documents and deliveries under Section 3.8(e) and shall have performed all of its other obligations under this Agreement to be performed on or prior to the Closing Date in all material respects.

(ii)         (A) Substantial Completion has been achieved, and (B) the Punch List Work has been agreed upon by the Coach Member and Developer, in accordance with the applicable terms and provisions of the Development Agreement (it being understood that the schedule for completing the Punch List Work may not and need not be finally agreed upon, as provided in Section 9.02(h) of the Development Agreement).

(iii)        The Coach Member has received an updated environmental report, showing no adverse change to environmental conditions from that shown in the environmental report obtained by the Mortgage Lender and the Mezzanine Lender in connection with the closing of the Construction Loan.

(iv)         The Fund Member has provided, or caused to be provided, to the Coach Member reasonably satisfactory evidence that, based on the Budget as of the Closing Date, sufficient Fund Member Equity Commitments remain to be called (or other funds are available, in addition to the Coach Member’s Allocable Share) to pay for the costs of achieving Final Completion in accordance with the Plans, the Development Agreement and all applicable Laws.

54

(v)          The conditions to release of the Coach Unit under the Mortgage Loan Documents shall be satisfied or waived by the Mortgage Loan Agent (it being understood that other than the payment of the Coach Total Development Costs in accordance with the terms and provisions of this Agreement and the Development Agreement and all other amounts required to be paid by the Coach Member pursuant to Section 3.8(h)(i) below, the Fund Member shall have the obligation to cause all such conditions to be timely satisfied); the Mortgage Loan and the applicable Mortgage Loan Documents shall be severed to separately evidence and secure the amount of the Coach Mortgage Loan (the “Coach Severed Mortgage Loan”), which Coach Severed Mortgage Loan shall be (A) evidenced by Mortgage Note A-2, as the same may be amended to reflect the severance of the Mortgage Loan and the other Mortgage Loan Documents, in the aggregate outstanding principal amount of the Coach Mortgage Loan, and (B) secured by a mortgage and other security instruments required by the Coach Lender solely encumbering the Coach Unit (collectively, the “Coach Severed Mortgage”), and any Mortgage Loan Documents not so severed shall be amended or terminated in part to exclude the Coach Unit thereunder, in each case as contemplated in the Mortgage Loan Documents; unless repaid by the Coach Member to the Coach Lender or otherwise extinguished at Closing, the Mezzanine Loan and the applicable Mezzanine Loan Documents shall be severed to separately evidence and secure the amount of the Coach Mezzanine Loan (the “Coach Severed Mezzanine Loan”), which Coach Severed Mezzanine Loan shall be (1) evidenced by Mezzanine Note A-2, as the same may be amended to reflect the severance of the Mezzanine Loan and the other Mezzanine Loan Documents, in the aggregate outstanding principal amount of the Coach Mezzanine Loan, and (2) secured by a pledge and other security instruments required by the Coach Lender, as contemplated in the Mezzanine Loan Documents, it being understood and agreed that in no event shall the Coach Severed Loan be secured by any interest in the Company or its Subsidiaries or any of the Property other than the Coach Unit or the Coach Member’s (or the Coach Designee’s) interest therein or an interest in the Coach Member; and the Fund Member shall cause Legacy Tenant, Legacy Mezzanine or the Company, as applicable, to execute such agreements as are reasonably necessary in order to effectuate and memorialize the assignment to and assumption by the Coach Member or the Coach Designee of the borrower’s obligations under the Coach Severed Mortgage Loan, Mortgage Note A-2, the Coach Severed Mortgage, Mezzanine Note A-2 and any other agreements or instruments evidencing or securing the Coach Severed Mortgage Loan and the Coach Severed Mezzanine Loan, and the assignment of the lender’s interest therein to the Coach Lender (to the extent not held by the Coach Lender) or another lender designated by the Coach Member.

(vi)         The Mortgage Loan Agent and Mortgage Lender shall execute and deliver such documents as it is obligated to execute and deliver pursuant to the Mortgage Loan Documents in order to release the Coach Unit and sever the Mortgage Loan and the applicable Mortgage Loan Documents as provided in clause (v) above, and to cause the Mortgage Loan to be subordinate in priority to the Condominium Documents and the Option Agreement, and the Mezzanine Loan Agent and Mezzanine Lender shall execute and deliver such documents as it is obligated to execute and deliver pursuant to the Mezzanine Loan Documents in order to sever the Mezzanine Loan and the applicable Mezzanine Loan Documents as provided in clause (v) above;

(vii)        The IDA shall execute and deliver such documents as it is obligated to execute and deliver pursuant to the IDA Documents in order to release the Coach Unit from the PILOT Mortgage and other IDA Documents and, if the Coach Member desires to obtain benefits under UTEP with respect to the Coach Unit from and after the Closing and shall satisfy all the requirements and conditions thereto, to separately grant benefits to the Coach Member under UTEP with respect to the Coach Unit in accordance with the terms and conditions of the IDA Documents and UTEP.

55

(viii)      Title to the Coach Unit is free of Encumbrances other than the Permitted Encumbrances, and, at the Coach Member’s election and its sole cost and expense, a binding and enforceable ALTA form of Title Insurance Commitment (showing no Encumbrances other than the Permitted Encumbrances) has been issued to the Coach Member, naming the Coach Member or an Affiliate of the Coach Member as the Coach Member may designate to acquire fee title to the Coach Unit (“Coach Designee”), as the insured thereunder.

(ix)         Subject to Section 3.8(i), there is not then existing any Material Litigation.

(x)          The receipt by the Coach Member and the Coach Lender of an updated survey of the Property and a surveyor’s certification (such certification to be substantially in the form delivered to the Construction Lender on the date hereof) dated no more than sixty (60) days prior to Closing.

(xi)         The receipt by the Coach Member of satisfactory evidence from its Title Insurer and/or Department of Buildings expediter that there are (A) no Developer Violations that have a Material Adverse Effect (except those routinely issued during construction and which Developer will cause to be removed in the ordinary course pursuant to the terms of the Development Agreement), and (B) no mechanics’ or materialmens’ liens affecting or filed of record against the Coach Unit unless caused or resulting from Coach Finish Work or otherwise arising from any affirmative act or wrongful omission of the Coach Member or any Coach Consultant (i.e., where there is an obligation to affirmatively act) which have not been bonded or removed of record or insured over.

(xii)        Subject to the payment by the Coach Member at Closing of the balance of the Coach Fixed Land Cost and all other Coach Total Development Costs then due and payable as provided in Section 3.8(h)(i), the Company shall have caused Legacy Tenant to subsever the Building C Lease with respect to the Coach Unit in accordance with the terms thereof and to terminate such subsevered lease or to amend the Building C Lease to exclude the Coach Unit as of the Closing Date, and the Fund Member shall have paid or caused to be paid to the MTA or such other party as directed by the MTA the Option Price for the Coach Unit, and delivered or caused to be delivered to the Coach Member the Deed and each of the other items to be delivered at Closing pursuant to Section 3.8(e). The Members acknowledge and agree that pursuant to Section 10.08 of the Development Agreement a portion of the Coach Fixed Land Cost equal to the Option Price shall be advanced by or on behalf of the Coach Member at the Closing, and such amount may be paid directly to the MTA by the Coach Member at the Closing and if so paid shall be credited toward the amounts to be paid by the Coach Member at the Closing pursuant to Section 3.8(h).

(xiii)      There having not occurred any Major Event, and any portion of the Project damaged or destroyed as a result of any other casualty or condemnation shall have been repaired and restored by Legacy Tenant subject to and in accordance with the terms of this Agreement;

56

(xiv)        The No Action Letter shall have been issued by the NYS Department of Law or any required offering plan shall have been filed and accepted by the NYS Department of Law.

(xv)         The Fund Member shall have caused Legacy Tenant to file with the Real Property Assessment Bureau and to record in the Register’s Office the Condominium Declaration and the Floor Plans immediately prior to or simultaneously with the Closing, and shall have caused Legacy Tenant or Developer, as applicable, to assign to the Condominium each Condominium Warranty required to be delivered and assigned to the Condominium upon the creation thereof pursuant to the Development Agreement, including, without limitation, Section 9.04 thereof, and each such Condominium Warranty shall be in full force and effect; provided, however, that to the extent that any Condominium Warranty has not commenced as of the Closing and is therefore not assignable to the Condominium in accordance with the terms hereof or of the Development Agreement, the Fund Member shall cause Legacy Tenant or Developer, as applicable, to deliver an assignment of such Condominium Warranty to the Condominium as promptly as possible thereafter;

(xvi)        To the extent that any of the other Units in the Building shall remain subject to the Building C Lease, the Condominium Declaration shall be superior to the Building C Lease to the extent remaining in effect.

(xvii)      The New York City Department of Finance shall have issued a separate tax lot for the Coach Unit.

(xviii)     An all-risk casualty insurance policy with standard coverages and endorsements (as specified in the Condominium Declaration) covering the Common Elements (to the extent constructed and in existence as of such date) to the extent of the full replacement value thereof shall be obtained and maintained by the Board of Managers of the Condominium and shall be in force, valid and enforceable on the Closing Date.

(xix)        Except for the Project Labor Agreement, there being no agreement or letter with any union (or relative to labor matters) which relates to or will impact or affect the Coach Finish Work or the performance thereof, and, in any event, there being no union contracts or letters or understandings with any union (other than any such contracts, letters or understandings entered into by the Coach Member or Coach Guarantor) which relate to the operation or management of the Coach Unit.

(b)          Fund Member’s Conditions to Close. The Fund Member’s obligation to consummate the Closing pursuant to this Agreement is conditioned upon the satisfaction (or waiver by the Fund Member in writing) of the following conditions on and as of the Closing Date:

(i)          The Coach Member shall have delivered to the Fund Member all of the documents and deliveries required to be delivered by the Coach Member under Section 3.8(h)(ii); and

(ii)         The Coach Member shall have made all payments required to be made by the Coach Member under Section 3.8(h)(i).

57

(c)          Right to Waive Conditions. Each of the Coach Member and the Fund Member shall have the right to waive compliance by the Company and/or any other Member with any of the conditions to its obligation to consummate the Closing pursuant to this Agreement. Any such waiver must be in writing and must refer specifically to the condition (or matter) being waived. However, if the Closing occurs, the conditions in Sections 3.8(a) and (b) shall be deemed to have been satisfied whether or not specifically waived in writing (unless otherwise agreed to by the Members in writing at that time).

(d)          Closing and Closing Date. Subject to the provisions of this Section 3.8(d), the Closing shall take place at 10:00 a.m. at the offices of the Construction Lender’s counsel located in New York, New York or another location in New York, New York to be agreed upon by the Coach Member and the Fund Member, on a Business Day agreed to by the Coach Member and the Fund Member in writing at least ten (10) days but not later than thirty (30) days after the conditions set forth in Sections 3.8(a) and 3.8(b) are satisfied (excepting those conditions which may be satisfied on the Closing Date).

(e)          Fund Member’s Closing Deliveries. Subject to the terms of this Agreement, at the Closing the Fund Member shall cause the Company to execute and deliver, or, as appropriate, cause Developer, Legacy Tenant or the MTA to execute and deliver, to the Coach Member, the following:

(i)          a recordable condominium unit deed to the Coach Unit, in the form attached hereto as Exhibit H, duly executed and acknowledged by the MTA, conveying fee title in and to the Coach Unit to the Coach Member or the Coach Designee (the “Deed”);

(ii)         an assignment of the Coach Severed Mortgage Loan and the Coach Severed Mortgage Loan Documents, together with an affidavit under Section 275 of Article 8 of the Real Property Law of the State of New York (so as to permit the Coach Member or Coach Designee, as applicable, to enjoy a mortgage recording tax credit, in connection with such assignment, to the extent of Coach’s Allocable Share of mortgage recording tax paid by the Coach Member in connection with the recording of the mortgages securing the Mortgage Loan), and an assignment of the Coach Severed Mezzanine Loan and the Coach Severed Mezzanine Loan Documents;

(iii)        such transfer tax returns and forms required to be filed in connection with recordation of the Deed or any other agreement or instrument executed in connection with the Closing to be recorded in the Register’s Office (collectively, the “Transfer Tax Forms”);

(iv)         such title affidavits or indemnities (if any) as the Title Insurer shall reasonably require to cause any title insurance policy issued to the Coach Member and its lender(s) with respect to the Coach Unit or the Coach Severed Mortgage Loan to have as exceptions to coverage only Permitted Encumbrances;

(v)          a certificate of non-foreign status pursuant to Section 1445 of the IRC Code, duly executed and acknowledged by the MTA, in the form attached hereto as Exhibit I;

58

(vi)         a certificate of good standing of the Company and all approvals, authorizations, consents or other actions by or filings with any Person (if any) which are required to be obtained or completed by the Company or Legacy Tenant in connection with the execution and delivery of any of the Closing documents;

(vii)        originals (or, if neither the Company, Legacy Tenant, the Fund Member nor Developer have originals, true and complete copies) of the Coach Unit Documents, together with an assignment by Legacy Tenant or Developer, as applicable, to the Coach Member of each Coach Warranty required to be assigned to the Coach Member at Closing pursuant to the Development Agreement, including, without limitation, Section 9.04 thereof; provided, however, that to the extent certain of the operating manuals that constitute the Coach Unit Documents are not available to Legacy Tenant or Developer at the time of the Closing, and to the extent that any Coach Warranty has not commenced as of the Closing and is therefore not assignable to the Coach Member in accordance with the terms hereof or of the Development Agreement, the Fund Member shall cause Legacy Tenant or Developer, as applicable, to deliver such Coach Unit Documents to the Coach Member, or to deliver an assignment of each such Coach Warranty to the Coach Member as promptly as possible thereafter, which obligation shall survive the Closing and the withdrawal of the Coach Member from the Company and the termination of this Agreement;

(viii)      an assignment by Legacy Tenant or Developer, as applicable, to the Condominium Board of each Condominium Warranty required to be assigned to the Condominium Board at Closing pursuant to the Development Agreement; provided, however, that to the extent that any such Condominium Warranty has not commenced as of the Closing and is therefore not assignable to the Condominium Board in accordance with the terms hereof or of the Development Agreement, the Fund Member shall cause Legacy Tenant or Developer, as applicable, to deliver an assignment of each such Condominium Warranty to the Condominium Board as promptly as possible thereafter, which obligation shall survive the Closing and the withdrawal of the Coach Member from the Company and the termination of this Agreement;

(ix)         the Redemption Agreement, executed by the Company and the Fund Member;

(x)          a release executed by the Fund Member of the Coach Member from all obligations under this Agreement arising from and after the Closing Date (subject to the continued validity of all obligations of the Coach Member which expressly survive the conveyance of the Coach Unit pursuant to the express terms of this Agreement) in the form attached hereto as Exhibit J;

(xi)         the Option Agreement, executed by Legacy Tenant and the Fund Member;

(xii)        the Memorandum of Option Agreement, executed by Legacy Tenant and the Fund Member;

59

(xiii)        the Right of First Negotiation Agreement, executed by the Fund Member;

(xiv)        the Punch List Escrow Agreement, executed by the Company, the Fund Member and Developer;

(xv)        such instruments and documents which are reasonably necessary or desirable to evidence the release of the Coach Unit and severance of the Construction Loan (and the Loan Documents) and to cause the Third Party Mortgage Loan to be subordinate in priority to the Condominium Documents and the Option Agreement;

(xvi)       such instruments and documents which are reasonably necessary or desirable to evidence the superiority of the Condominium Documents to the Building C Lease to the extent the Building C Lease shall remain in effect with respect to any of the Units in the Building other than the Coach Unit; and

(xvii)      any other instruments or documents to be executed and/or delivered by Legacy Tenant, the Company and Developer pursuant to this Agreement, the Development Agreement, the Project Documents and/or the Loan Documents, or as may be reasonably required to consummate the conveyance of the Coach Unit to the Coach Member; it being acknowledged and agreed that Developer shall not be required to deliver the Punch List Escrow Agreement or any of the foregoing items required to be delivered by Developer if the Development Agreement is terminated by the Coach Member pursuant to Section 7.7 prior to the Closing Date.

(f)          Utility Company Deposits. If applicable, at the Closing, the Fund Member shall cause Legacy Tenant to assign to the Coach Member all deposits or escrows held for Legacy Tenant’s account at or by any utility company in connection with utility services furnished solely to the Coach Unit. The Coach Member shall reimburse the Company or Legacy Tenant at the Closing for the amount of the deposits or escrows so assigned, and the Coach Member will thereafter become responsible for utility charges due thereafter with respect solely to the Coach Unit (in addition to any utility charges included in and required to be paid by the Coach Member as Common Charges and allocable to the Coach Unit pursuant to the Condominium Declaration). Alternatively, the Fund Member may direct Legacy Tenant or Developer, as applicable, to terminate such utility accounts. Prior to the Closing Date, the Fund Member shall cause Legacy Tenant to notify all such utility companies in writing (with copies to the Coach Member) of the applicable transfer of service to the Coach Member or the Coach Designee.

(g)          Service Contracts. At or prior to the Closing, if requested by the Coach Member, the Fund Member shall cause Legacy Tenant to terminate all Service Contracts, if any, as of the date of Closing.

60

(h)          Coach’s Closing Payment and Closing Deliveries.

(i)          At the Closing, the Coach Member shall (1) accept delivery of the Deed and title to the Coach Unit free of all Encumbrances other than the Permitted Encumbrances; (2) unless repaid by the Coach Member or otherwise extinguished, assume or cause the Coach Designee to assume the Coach Severed Mortgage Loan and Coach Severed Mezzanine Loan and all of the obligations of Legacy Tenant and Legacy Mezzanine, respectively, with respect thereto; (3) subject to the provisions of Section 3.8(i) below, pay, or cause to be paid, subject to and in accordance with the applicable provisions hereof and of the Development Agreement (including, without limitation, the Coach Costs Cap), the Coach Total Development Costs, including the balance of the Coach Fixed Land Cost payable pursuant to Section 10.08 of the Development Agreement, less all amounts previously funded by the Coach Member or the Coach Lender on account of the Coach Total Development Costs, and all other amounts payable by the Coach Member hereunder or under the Development Agreement on or prior to the Closing Date; provided that the Coach Member shall holdback at Closing from its payment of the Coach Total Development Costs and (x) deposit with the Title Company pursuant to the Punch List Escrow Agreement an amount equal to the product of 125% and the reasonably estimated cost to complete the items set forth in the Punch List as reasonably determined by the Coach Member and Developer in accordance with Section 10.06 of the Development Agreement, which funds will be released to the party entitled thereto as such Punch List Work is completed (with the balance, if any, being paid to the Company or the Coach Member, as applicable, upon final completion of all Punch List Work), and (y) deposit in an interest-bearing escrow account to be held by the Title Company, as escrowee, a portion of the Coach Total Development Costs equal to 105% of the cost of all disputed items of Coach Total Development Costs (not in excess of $12,500,000), which funds will be paid to the party entitled thereto as such dispute(s) are resolved pursuant to Section 10.01(e) of the Development Agreement or Section 3.10 hereof, as applicable; it being agreed that the Coach Member shall identify and inform Developer and the Fund Member on the Closing Date of all such amounts in dispute on and as of the Substantial Completion Date in order for the Closing to occur as provided herein; and (3) accept a redemption of its Membership Interest in the Company and withdraw from the Company pursuant to the Redemption Agreement; it being acknowledged and agreed, however, that such redemption and withdrawal of the Coach Member shall be deemed to have occurred automatically upon consummation of the Closing on the Closing Date notwithstanding any failure of the Coach Member to execute and deliver the Redemption Agreement in accordance with Section 3.8(h)(ii). All payments made by or on behalf of the Coach Member or the Coach Lender at Closing shall be by wire transfer of immediately available federal funds drawn on a member of the New York Clearinghouse to such accounts as the Fund Member shall designate.

(ii)         The Coach Member shall execute and deliver, or cause to be executed and delivered, at the Closing:

(1)         an assumption of the Coach Severed Mortgage Loan and the Coach Severed Mortgage Loan Documents, and the Coach Severed Mezzanine Loan and the Coach Severed Mezzanine Loan Documents, executed by the Coach Member or the Coach Designee, as applicable, in form reasonably acceptable to the Third Party Lender, the Fund Member and the Coach Member;

(2)         the Transfer Tax Forms, executed by the Coach Member or the Coach Designee, as applicable;

(3)         the Redemption Agreement, executed by the Coach Member;

61

(4)         the Option Agreement, executed by the Coach Member or the Coach Designee, as applicable, as fee owner of the Coach Unit;

(5)         the Memorandum of Option Agreement, executed by the Coach Member or the Coach Designee, as applicable;

(6)         the Right of First Negotiation Agreement, executed by the Coach Member or the Coach Designee, as applicable, as fee owner of the Coach Unit;

(7)         the Punch List Escrow Agreement; and

(8)         any other instruments, statements or documents to be executed or delivered by the Coach Member at Closing pursuant to the provisions of this Agreement or the Development Agreement or required in order to release the Coach Unit and sever the Mortgage Loan and Mezzanine Loan under the applicable Loan Documents.

(i)          Title Defects; Material Litigation. The Coach Member may give the Fund Member notice of any Title Defect at least ten (10) days prior to the Closing Date (except that the Coach Member may give notice of any Title Defect of which the Coach Member first receives notice during such ten (10) day period at any time on or prior to the Closing Date), in which event the Fund Member shall have such additional period of time as it may require (but not more than thirty (30) days in the aggregate) in order to cure and remove the Title Defect(s) specified in the Coach Member’s notice(s) and the Closing shall be adjourned for such period of time up to the Outside Closing Date. Subject to the provisions of this Section 3.8(i), (A) the Fund Member shall cause the Company to remove or cause Legacy Tenant to remove, by payment, bonding or otherwise, any Title Defect, and (B) the Coach Member shall cooperate reasonably with the Fund Member as required in order to remove such Title Defect. The costs of removing any Title Defect shall be a Project Cost allocable in accordance with the Cost Allocation Methodology and the applicable provisions of the Development Agreement (and shall be subject to the Coach Costs Cap, except if such Title Defect arose as provided in clause (y) below) and based on the nature of the underlying claim, provided, that (x) if such Title Defect results from an act or omission (where there is an obligation to affirmatively act) of Developer, the Fund Member or any of their respective Affiliates, then all such costs shall be borne in their entirety by the Fund Member and (y) if such Title Defect results from an act or omission (where there is an obligation to affirmatively act) of the Coach Member or any of its Affiliates, then all such costs shall be borne in their entirety by the Coach Member (in addition to the Coach Total Development Costs). The foregoing allocation of costs shall not limit the obligations of the Fund Member to cause any Title Defect to be removed from the Coach Unit, subject to the payment by the Coach Member of such costs allocated to the Coach Member at Closing. Subject to the provisions of this Section 3.8(i), (1) the Fund Member shall cause the Company to satisfy or cause Legacy Tenant to satisfy any Material Litigation, and (2) the Coach Member shall cooperate reasonably with the Fund Member as required in order to satisfy such Material Litigation. The costs of satisfying any such Material Litigation shall be a Project Cost allocable in accordance with the Cost Allocation Methodology and the applicable provisions of the Development Agreement (and shall be subject to the Coach Costs Cap, except if such Material Litigation arose as provided in clause (ii) below) and based on the nature of the underlying claim, provided, that (i) if such Material Litigation results from an act or omission (where there is an obligation to affirmatively act) of Developer, the Fund Member or any of their respective Affiliates, then all such costs shall be borne in their entirety by the Fund Member and (ii) if such Material Litigation results from an act or omission (where there is an obligation to affirmatively act) of the Coach Member or any of its Affiliates, then all such costs shall be borne in their entirety by the Coach Member (in addition to the Coach Total Development Costs). The foregoing allocation of costs shall not limit the obligations of the Fund Member to cause any Material Litigation to be satisfied in connection with the Closing, subject to the payment by the Coach Member of such costs allocated to the Coach Member at Closing.

62

(j)          Title Insurance Premiums; Transfer Taxes; Apportionments; Common Charges.

(i)          At the Closing, the Coach Member shall pay the costs for the issuance of the Title Insurance Commitment and, should the Coach Member elect to obtain title insurance with respect to the Coach Unit, the Coach Severed Mortgage and/or the Coach Severed Mezzanine Loan, the insurance effected pursuant the Title Insurance Commitment and any mortgagee or UCC policy for the Coach Lender (or any assignee thereof). Should the Coach Member elect to obtain title insurance, the costs of satisfying any indemnity delivered in any affidavit given by the Company, Legacy Tenant, Legacy Mezzanine or the Fund Member on behalf of the Company, Legacy Tenant or Legacy Mezzanine to the Title Insurer that is customarily given by a seller to induce the Title Insurer to issue a commitment to issue an owner’s policy of title insurance insuring the fee simple title to the buyer free of Encumbrances other than the Permitted Encumbrances, or any obligation assumed in any such affidavit, shall be a Project Cost allocable among the Coach Unit and the Fund Member Units in accordance with the Cost Allocation Methodology and the applicable provisions of the Development Agreement (and shall be subject to the Coach Costs Cap, except if such claim arose as provided in clause (B) below) based on the nature of the underlying claim, unless caused by (A) Developer, the Fund Member or any of their respective Affiliates, in which case any such cost or obligation shall be borne in its entirety by the Fund Member, or (B) the Coach Member or any of its respective Affiliates, in which case any such cost or obligation shall be borne in its entirety by the Coach Member. The foregoing allocation of costs shall not limit the obligations of the Company, Legacy Tenant or the Fund Member, on behalf of the Company or Legacy Tenant, to deliver any such indemnity or affidavit in connection with the Closing, subject to the payment by the Coach Member of such costs allocated to the Coach Member at Closing.

(ii)         The Members acknowledge and agree that (A) on the date hereof the Fund Member has caused to be paid all New York State transfer taxes imposed on the Leasehold Estate granted to Legacy Tenant pursuant to the Building C Lease, (B) New York City and New York State transfer taxes may be payable at Closing in connection with the transfer of fee title to the Coach Unit to the Coach Member or the Coach Designee based on the Option Price for the Coach Unit, subject to partial credit for a portion of the New York State transfer taxes paid upon the execution of the Building C Lease, and (C) payments of Annual Base Rent under the Building C Lease will be subject to New York City commercial rent tax. The Coach Member shall pay all New York City and New York State transfer taxes payable at Closing in connection with the transfer of fee title to the Coach Unit to the Coach Member or the Coach Designee (whether or not included in the Coach Total Development Costs), without giving effect to the amount of any credit received on account of New York State transfer taxes paid with respect to the Leasehold Estate upon the execution of the Building C Lease, and the Fund Member shall be responsible for all other transfer taxes imposed on the transactions contemplated herein and all commercial rent tax imposed with respect to the Annual Base Rent payable under the Building C Lease. The Fund Member or the Coach Member may elect to cause the Company to obtain a ruling from the relevant taxing authorities with regard to transfer taxes and to extend the Closing in order to obtain such ruling, and each party will cooperate with the other and pay its allocable share of the costs incurred by the Company in connection with efforts to obtain any such ruling.

63

(iii)        At the Closing, the Company and the Coach Member shall apportion real property taxes, water and sewer charges, utility deposits, and payments under any Service Contracts with respect to the Coach Unit, all as shall be customary for transactions of this nature as well as Common Charges for the Coach Unit, if any. The Fund Member and the Coach Member acknowledge and agree that such apportionments shall be made in such a manner as to avoid duplication, so that the Coach Member will not be charged with costs both as part of Coach Total Development Costs and as part of its Common Charges under the Condominium Declaration as the owner of the Coach Unit.

(iv)         Subject to its obligations under clause (iii) above, the obligation of the Coach Member or the Coach Designee, as applicable, to pay Common Charges under the Condominium Declaration will commence from and after the Closing Date.

(k)          Outside Closing Date. Without limiting the provisions of this Agreement or the Development Agreement, if the Closing fails to occur on or before the earlier to occur of (i) June 1, 2015, as such date shall be extended on a day-for-day basis by reason of Force Majeure, Coach Change Delays extending beyond the Change Order Grace Period or Coach Work Delays, or (ii) the Substantial Completion Date (such date, the “Outside Closing Date”), as a result of the failure of any of the conditions set forth in Section 3.8(a) of this Agreement (the “Coach Closing Conditions”) to be satisfied on or prior to the Outside Closing Date, then (A) if such failure shall result from any act of or failure to act in accordance with the terms of this Agreement or the Development Agreement by the Fund Member or Developer, as applicable, the Coach Member shall have the right (but not the obligation) to seek and obtain equitable relief by way of injunction or compel specific performance to cause the Fund Member and the Company to take any and all actions that may be necessary to effectuate the Closing; (B) the Coach Member shall have the right (but not the obligation) to take any actions and incur any expenses (including, without limitation, the expenditure of additional monies and the performance of overtime work) which the Coach Member in good faith believes may mitigate any delay in the Coach Member’s performance of the Coach Finish Work or the ability of the Coach Member to commence occupying the Coach Unit for the normal conduct of business in the ordinary course resulting from or arising out of the failure of the Closing to occur on or prior to the Outside Closing Date, and the Fund Member shall reimburse, or cause Developer to reimburse, without duplication of any amounts paid by Developer pursuant to Section 9.03 of the Development Agreement, the Coach Member for any and all costs so incurred by the Coach Member within ten (10) Business Days of the Coach Member’s demand therefor, and (C) the Fund Member shall pay, or cause Developer to pay, without duplication of any amounts paid by Developer pursuant to Sections 8.02(d), 9.03 or 13.01(c) of the Development Agreement, all Coach Holdover Costs, and any other actual losses, damages, costs or expenses incurred by the Coach Member resulting from the Coach Member’s inability to complete timely the Coach Finish Work and occupy timely the Coach Unit as a result of such failure of the Closing to occur on or prior to the Outside Closing Date, such payment to be due as and when such costs are incurred and within ten (10) days after demand by the Coach Member (the amounts payable pursuant to clauses (B) and (C) above, collectively, the “Outside Date Amount”). Any dispute regarding whether (x) the Coach Member’s mitigation efforts were made in good faith or (y) the incurrence by the Coach Member of mitigation costs (but not the amount thereof) in connection therewith was reasonable giving due regard to the nature of the delay in question shall in each case be submitted to Arbitration pursuant to the provisions of Section 3.10. The obligation of the Fund Member to pay the Outside Date Amount is guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty. The obligation of the Fund Member to pay the Outside Date Amount, if any, pursuant to this Section 3.8(k) shall survive the Closing and the withdrawal of the Coach Member from the Company.

64

(l)          If the Fund Member or Developer shall fail to pay any expense that is required to be paid by such party under this Agreement or the Development Agreement, as applicable, in connection with the Closing, including, but not limited to, the cost to remove any Title Defect or to satisfy any Material Litigation, the Coach Member shall have the right to pay any such expense and the amount of such expense shall be credited toward Coach Total Development Costs or shall be reimbursed to the Coach Member by the Fund Member or Developer, as applicable, and the obligation to reimburse the Coach Member for such expenses is guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty. The provisions of this Section 3.8(l) and the obligations of the Fund Member hereunder shall survive the Closing and the withdrawal of the Coach Member from the Company.

3.9.         Covenants; Cooperation.

(a)          The Fund Member hereby covenants and agrees to satisfy or cause to be satisfied, on or prior to the Closing Date, all conditions to Closing set forth in Section 3.8(a) except for (i) the condition set forth in clause (ii)(B) of Section 3.8(a), and (ii) subject to the obligations of the Fund Member under clauses (i) and (j) of Section 3.8(a), the payment of any costs for any Title Insurance Commitment provided to the Coach Member set forth in clause (viii) of Section 3.8(a) or any policy issued to the Coach Member or the Coach Designee pursuant thereto or to the Coach Lender or any assignee of the Coach Severed Mortgage Loan or Coach Severed Mezzanine Loan. The Coach Member hereby covenants and agrees to satisfy on or prior to the Closing Date all conditions to Closing set forth in Section 3.8(b) and agrees to cooperate and to cause the Coach Lender to reasonably cooperate with the Fund Member, Legacy Tenant, Legacy Mezzanine, the Company and the Third Party Lender, as applicable, in connection with the satisfaction of the conditions to Closing set forth in clauses (v), (vi), (vii), (ix), (xiv), (xv), (xvii) and (xviii) of Section 3.8(a), but such agreement to cooperate shall not limit the obligation of the Fund Member to cause such conditions to be satisfied. The Members agree that any dispute with respect to the satisfaction of any condition to Closing or any other failure of the Closing to occur in accordance with this Agreement shall be submitted to Arbitration in accordance with the terms of Section 3.10.

65

(b)          Following the distribution to the Coach Member or the Coach Designee of the Coach Unit at Closing, the Fund Member and the Coach Member shall, and shall cause their respective contractors, construction managers, agents and other Consultants, to coordinate their ongoing construction efforts and to cooperate in all reasonable respects with respect thereto, including making hoists available in accordance with the Site Logistics Plan and permitting access to shared elements of the Building at reasonable times.

(c)          The Fund Member hereby covenants and agrees, on behalf of itself and its Affiliates, (i) that the ERY will not contain more than 6,270,000 zoning square feet of Floor Area (as such term is defined in and construed pursuant to the Zoning Resolution of the City of New York, effective as of December 15, 1961, as amended from time to time), with the various buildings and other structures and open space to be located thereon substantially in the locations designated on the Severed Parcel Plan attached hereto as Exhibit O-1, without the Coach Member’s reasonable approval, and (ii) that from and after Substantial Completion, the Cultural Facility pad and the Building D pad identified on Exhibit O-2 attached hereto will be subject to the temporary aesthetic treatment shown on Exhibit O-2 until the commencement of construction thereon (including any required pre-construction work, without any material lag between pre-construction and commencement of construction).

(d)          The Coach Member hereby covenants and agrees to pay or remove by bonding or otherwise any Violations, mechanics’ or materialmens’ liens filed of record against the Property by any contractor or subcontractor or other service provider retained by or on behalf of Coach Member in connection with the performance of any Coach Finish Work.

(e)          The Fund Member covenants and agrees that (i) it shall not lease or cause Legacy Tenant to lease (or otherwise permit the occupancy of) any space in the Additional Office Units to any Office Unit Competitors or any space in the Retail Unit to any Retail Premises Competitors, and (ii) all tenants of the Retail Unit (including any supermarket) shall satisfy a “first class” standard comparable to the standard of the retail tenants (including Whole Foods) at Time Warner Center on the date hereof. The Coach Member shall have the right to update the list of Office Unit Competitors set forth on Exhibit B hereto and the list of Retail Premises Competitors set forth on Exhibit G hereto by notice to the Fund Member once during each three (3) year period following the date hereof, on a go-forward basis, with each list containing not more than fifteen (15) named competitors at any one time, and both lists containing not more than twenty-one (21) named competitors in the aggregate; it being agreed that (A) any update of the list of Office Unit Competitors or Retail Premises Competitors will not apply to (1) any prospective tenant with whom the Company, Legacy Tenant or the Fund Member is in active negotiation at the time of such update or (2) any then-existing tenants of, as applicable, the Additional Office Units or the Retail Unit, and (B) any update of the list of Office Unit Competitors or Retail Premises Competitors will include only retailers comparable in reputation to the Coach Member or to the competitors set forth on Exhibit B or Exhibit G, as applicable, attached hereto). The Fund Member and the Coach Member shall consult in good faith to resolve any dispute with respect to whether a particular retail tenant of the Retail Unit satisfies the “first class” standard described above within ten (10) Business Days of receipt by the Fund Member of notice from the Coach Member of its objection to any proposed retail tenant of the Retail Unit (it being agreed that a tenant that operates one or more supermarkets that are fixtured and maintained in a manner that is consistent in all material respects with the first class standard of Whole Foods at Time Warner Center on the date hereof shall be deemed to satisfy such standard). If they cannot resolve a dispute with respect to such retail tenant within such ten (10) Business Day period, the dispute shall be submitted to Arbitration pursuant to the provisions of Section 3.10 below.

66

(f)          The provisions of this Section 3.9 shall survive the Closing, the termination of this Agreement and/or the redemption or withdrawal of the Coach Member from the Company.

3.10.        Arbitration.

(a)          If a dispute arises that the Members are unable to resolve and for which this Agreement provides resolution by Arbitration or pursuant to the provisions of this Section 3.10, then, in any such case, the Coach Member or the Fund Member shall present the dispute to the arbiters identified in Exhibit P attached hereto (each, an “Arbiter”), who are listed in the order of priority (i.e., the second individual serves only if the first is not available and the third individual serves only if the first and second are not available) and who will resolve the dispute as provided in this Section 3.10. If one from among the panel of Arbiters resigns or becomes unable to serve hereunder, a successor individual shall be selected by the parties hereto. Except during the pendency of an arbitration proceeding pursuant to the procedures contained herein, either party may, by written notice to the other, disqualify any of the Arbiters for reasonable cause and propose additional arbitrators to be Arbiters to be agreed upon by the parties hereto.

(b)          A party (“Disputing Party”) may submit a request for resolution of a dispute (a “Dispute”) pursuant to the provisions of this Agreement by giving a written notice to of the Dispute (a “Dispute Notice”) to the other party to the Dispute (the “Other Disputing Party”) and to the Arbiter, which Dispute Notice shall identify the provision of the Agreement at issue and shall specify in reasonable detail: (i) the nature of the dispute and the interpretation or decision requested; (ii) the party’s proposal to resolve the dispute; and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose.

(c)          Within five (5) Business Days after receiving the Dispute Notice, the Other Disputing Party to the Dispute shall have the right to deliver to the Arbiter, with a copy to the Disputing Party, its written statement setting forth (i) its position in reasonable detail with respect to the matters in Dispute, (ii) its proposal to resolve the dispute, and (iii) a written explanation of its position, together with any materials that it deems relevant for such purpose. The Arbiter shall coordinate among the Disputing Party and the Other Disputing Party in order to arrange for a time or time(s) to meet and present positions within the time deadlines as provided below. The Disputing Party and the Other Disputing Party shall each make themselves available during such time deadlines and if no mutually convenient time is agreed upon, each party shall be available during business hours on the last Business Day of such time deadline.

67

(d)          The Disputing Party and Other Disputing Party shall each be entitled to present additional evidence and arguments to the Arbiter (in addition to the initial written statements described above) in accordance with procedures, if any, determined by the Arbiter, which procedures shall be implemented by the Arbiter so as to cause the time deadlines set forth below to be met. All evidence and arguments must be presented to the Arbiter within five (5) Business Days after the expiration of the five (5) Business Day period described in Section 3.10(c) above. The Arbiter shall in all events render its decision by the later of (i) ten (10) Business Days after receipt of the second initial statements of the Other Disputing Party pursuant to Section 3.10(c) above or (y) seven (7) Business Days after all evidence and arguments have been presented under this Section 3.10(d). The Arbiter shall issue a single written decision stating, in reasonable detail, the basis for its decision. The Arbiter shall allocate the costs of the Dispute (including the costs of the arbitration, any expert witnesses and reasonable attorney’s fees) between the Disputing Parties as it deems appropriate and shall set forth such cost allocation in its decision. Although the Arbiter cannot vary the terms of this Agreement, the decision of the Arbiter need not accept, in its entirety, the position(s), or the specific cost allocations, advanced by any one Disputing Party. The Arbiter’s decision shall be conclusive and binding on all Parties to the Dispute and shall be confirmable in a court of competent jurisdiction.

(e)          The Company shall not cause or permit Developer to stop the design or construction of the Building during the pendency of any dispute, except for any aspects of the work at issue in the dispute if any work performed might have to be changed depending on the resolution of the Arbitration.

(f)          Proceedings before or involving dispute resolution under this Section 3.10 in and of themselves shall not constitute events of Force Majeure.

(g)          No dispute or matter arising under this Agreement shall be subject to resolution under this Section 3.10 unless this Agreement provides for such dispute or matter to be resolved by Arbitration under this Section 3.10.

(h)          The decision of the Arbiters with respect to the allocation of fees incurred in any Arbitration shall be final and binding on all parties to the Arbitration.

(i)          The provisions of this Section 3.10 shall survive the Closing and the withdrawal of the Coach Member from the Company.

3.11.        Municipal Incentives.

(a)          The Members acknowledge that Legacy Tenant has entered into the IDA Documents, and that the Building is intended to be designed and constructed in accordance with the terms thereof in order for Legacy Tenant to receive benefits under UTEP. The Members further acknowledge and agree that Legacy Tenant is required to pay PILOT to the IDA or the HYIC pursuant the Agency Lease Agreement and during any period in which the Agency Lease Agreement is not in effect, to the MTA pursuant to Section 4.11 of the Building C Lease, and that all such PILOT payments shall be a Project Cost and allocated to the Members in accordance with the terms of the Cost Allocation Methodology. The Members further acknowledge and agree that, during the term of the Construction Loan, PILOT payments will be funded to a reserve held by the Mortgage Loan Agent or Mezzanine Loan Agent for payment of PILOT to the IDA or HYIC, or to the MTA, as applicable, in accordance with the terms of the IDA Documents, pursuant to the terms of the Loan Documents.

68

(b)          Relief from sales and use tax has been obtained from the City of New York with respect to the improvements to be constructed on the Land as evidenced by the PILOST Agreement executed by Legacy Tenant the date hereof pursuant to Section 4.11 of the Building C Lease, and that certain Letter executed by the MTA on July 24, 2012. The Members acknowledge and agree that Legacy Tenant is required to pay PILOST to the MTA pursuant to the PILOST Agreement, and that all such PILOST payments shall be a Project Cost and allocated to the Members in accordance with the terms of the Cost Allocation Methodology. The Members further acknowledge and agree that, during the term of the Construction Loan, PILOST payments will be funded to a reserve held by the Mortgage Loan Agent or Mezzanine Loan Agent for payment of PILOST to the MTA in accordance with the terms of the PILOST Agreement, pursuant to the terms of the Loan Documents.

ARTICLE 4
CAPITALIZATION OF THE COMPANY

4.1.         Initial Capital Contributions. As of the date hereof, each Member has made the Capital Contribution specified on Schedule 2 attached hereto as such Member’s “Initial Capital Contribution” (such Capital Contribution made by each Member being referred to in this Agreement as such Member’s “Initial Capital Contribution”).

4.2.         Additional Capital Contributions. The Members shall make Additional Capital Contributions as follows:

(a)          On and after the date hereof, as and when required pursuant and subject to the terms of the Development Agreement or this Agreement (including, without limitation, the Coach Costs Cap and any amounts that are the responsibility of Developer under the Development Agreement), the Coach Member shall fund equity, or shall cause the Coach Lender to fund the proceeds of the Coach Unit Loan, for the payment of the Coach Total Development Costs and any other amounts required to be paid by the Coach Member pursuant to this Agreement or the Development Agreement (taking into account any and all amounts previously funded by the Coach Member or Coach Lender, including a portion of the Coach Member’s Initial Capital Contribution as set forth in Section 4.1). Without limiting the foregoing, the obligations of the Coach Member described in this Section 4.2(a) shall not be conditioned upon or contingent upon the funding of any portion of the Coach Unit Loan. The obligations of the Coach Member under this Section 4.2(a) are guaranteed by the Coach Guarantor subject to and in accordance with the Coach Guaranty.

69

(b)          From and after the date hereof, as and when required pursuant and subject to the terms of this Agreement, the Fund Member shall fund with equity or the proceeds of the Third Party Loan: (i) all Project Costs of any type or nature which are not otherwise properly included in the Coach Total Development Costs (or which would otherwise properly be included in Coach Total Development Costs but which would cause the Coach Total Development Costs to exceed the Coach Costs Cap) or other amounts which are not otherwise payable by the Coach Member hereunder or under the Development Agreement or which are the responsibility of the Fund Member under this Agreement; (ii) any additional equity that may be required to be funded by the Company or the Fund Member under the Loan Documents (including in respect of cost overruns and any Completion Deposits required to keep the Construction Loan in balance except and to the extent such cost overruns or Completion Deposits are required to be paid in whole or in part by the Coach Member pursuant to the terms of the Development Agreement); and (iii) except to the extent included in Coach Fixed Land Cost and Coach’s Member’s Allocable Share of transfer taxes required to be paid by the Coach Member pursuant to this Agreement, (A) all costs associated with acquiring fee title to the Coach Unit from the MTA in order to effectuate the Closing, including, without limitation, any deposits payable to the MTA and, if applicable, any contributions required to be made to the LIRR Work Fund, (B) all rental and other amounts that may be payable under the Building C Lease (including, if applicable, any rental in respect of Estimated ERY Roof Costs or the LIRR Work Cost Allocable Share or the Guaranteed Default Payments), and (C) all costs of constructing the Podium. The obligations of the Fund Member under this Section 4.2(b) are guaranteed by the Related/Oxford Guarantor subject to and in accordance with the Related/Oxford Guaranty, and neither the Coach Contingency nor any portion of the Coach Unit Loan may be used to pay any such amounts and costs. Without limiting the foregoing, payment of all of the foregoing costs and amounts (whether by the Fund Member or the Related/Oxford Guarantor) shall not be conditioned upon or contingent upon the funding of any portion of the Third Party Loan.

(c)          To the extent not funded on behalf of the Coach Member from the proceeds of the Coach Unit Loan or the Fund Member from the proceeds of the Third Party Loan pursuant to a Draw Request submitted to the Mortgage Loan Agent and Mortgage Lender in accordance with the Mortgage Loan Documents or to the Mezzanine Loan Agent and Mezzanine Lender in accordance with the Mezzanine Loan Documents, the Fund Member may call for additional capital to be contributed to the Company by a Member or the Members for the payment of amounts required to be funded and paid by such Member pursuant to this Section 4.2 by delivering or causing Developer or the Replacement Developer, as applicable, to deliver to such Member or the Members a Draw Request setting forth the amount allocated to each Member; provided, however, that the Coach Member shall pay or cause to be paid directly to Developer the amount of the Development Fee then due and payable by the Coach Member to Developer, if any, as provided in the Development Agreement. In the event that each or any Member is required to contribute capital to the Company for the payment of any amount required to be funded and paid by such Member pursuant to this Section 4.2 and with respect to which Developer or the Replacement Developer, as applicable, is not required to prepare or submit a Draw Request pursuant to the terms of the Development Agreement or the replacement development agreement entered into with the Replacement Developer, as applicable, then either Member may call for such capital to be contributed by the Members or such Member to the Company by delivering to each Member a written request for such contribution, setting forth the amount to be contributed by each Member or such Member (a “Capital Call Notice”). Each Member shall contribute to the Company within ten (10) days of its receipt of a Draw Request or a Capital Call Notice the amount set forth in such Draw Request or Capital Call Notice to be contributed by such Member. Each contribution made by a Member pursuant to this Section 4.2 is referred to herein as an “Additional Capital Contribution” and all of the contributions made by a Member pursuant this Section 4.2 are sometimes collectively referred to as the “Additional Capital Contributions” of such Member.

70

(d)          Notwithstanding anything to the contrary contained in this Agreement, the Members acknowledge and agree that the Construction Loan will be funded by the Third Party Lender and the Coach Lender in accordance with their fixed pro rata percentages pursuant to the terms of the Loan Documents, and further acknowledge and agree that if as a result of the funding of Project Costs through the Construction Loan in the manner described above, the Coach Unit Loan has funded as of last day of the Construction Loan Funding Phase either more or less Coach Total Development Costs than would have been funded had the relative funding of advances of the Coach Unit Loan and the Third Party Loan been made in accordance with the provisions of Section 10.01(h)(i) of the Development Agreement, then concurrently with the funding by the Coach Member and the Fund Member of the first monthly Draw Request to be funded with Additional Capital Contributions, the following shall apply: (i) in the case of an overfunding of the Coach Unit Loan, the Fund Member to pay to the Coach Member the amount of such overfunding, or (ii) in the case of an underfunding of the Coach Unit Loan, the Coach Member shall pay to the Fund Member the amount of such underfunding, in either case in accordance with the provisions of Section 10.01(h)(ii) of the Development Agreement.

(e)          In the event that the Development Agreement and Development Management Agreement are terminated and Developer is replaced by a Replacement Developer pursuant to Section 7.6 hereof, (i) the Coach Member shall or shall cause the Replacement Developer to prepare and submit to the Fund Member each Draw Request (including a copy of all supporting documentation to be submitted with such Draw Request to the Construction Lender), prior to the submission of such Draw Request to the Construction Lender, and (ii) the Fund Member shall have the right to review and dispute all or any portion of each Draw Request in accordance with the provisions of Section 4.02(b) of the Development Agreement, which for the purposes of this Section 4.2 are hereby incorporated herein as if fully set forth herein and all references therein to Developer, the Coach Member and Coach Total Development Costs shall instead refer to the Replacement Developer, the Fund Member and all Project Costs allocated to the Fund Member in accordance with the terms of this Agreement and the Development Agreement, respectively; it being acknowledged and agreed, however, that in no event shall any dispute with respect to any Draw Request prevent or delay the submission of such Draw Request to the Construction Lender or the Members, as applicable, for funding, or reduce the amount of any Draw Request so submitted.

4.3.         Failed Capital Contributions and Remedies.

(a)          If any Member (the “Non-Contributing Member”) fails to timely make any Additional Capital Contribution (or any portion thereof) required pursuant to Section 4.2 (such amount is hereinafter referred to as the “Failed Contribution”) and the other Member has funded all Additional Capital Contributions which it is required to fund as of such date, if any, then such Member, its Indirect Owners or their Affiliates (the “Contributing Member”) may, at its election, fund all of the Failed Contribution as a Member Loan in accordance with Section 4.3(b).

(b)          Any Failed Contribution made by the Contributing Member shall be a loan to the Non-Contributing Member (a “Member Loan”), which Member Loan shall be repaid from Cash Flow From the Building and/or Cash Flow From a Unit, as the case may be, otherwise distributable to the applicable Non-Contributing Member and shall bear interest at a per annum fixed rate equal to the Member Loan Interest Rate. Any Cash Flow From the Building and/or Cash Flow From a Unit, as applicable, or proceeds of liquidation used to repay any Member Loan as provided above shall be applied first to interest and then to the principal amount of such Member Loan. If any Member has made a Member Loan which has not been repaid prior to Closing, such Member Loan shall be paid in full by the Non-Contributing Member to the Contributing Member at Closing.

71

(c)          Without limiting any of the other rights and remedies of any Member pursuant to this Agreement, but subject to the provisions of this Section 4.3(c), the Fund Member hereby grants and pledges to the Coach Member, as secured party, a security interest in the Fund Member’s Membership Interest to secure its obligation to repay any Member Loans made by the Coach Member to the Fund Member in accordance with the provisions of this Section 4.3, and shall prepare and execute any documents, instruments and agreements, and such financing, continuation statements, and other instruments and documents as may be necessary to perfect, continue and enforce such security interest in favor of the Coach Member. The Coach Member acknowledges and agrees that: (i) it shall have no right to enforce or foreclose upon any such security interest unless and until (A) the Fund Member shall have failed to make any Additional Capital Contribution or Additional Capital Contributions required under Section 4.2(b) that individually or in the aggregate outstanding exceed $20,000,000, (B) the Coach Member shall have made a Member Loan or Member Loans to the Fund Member on account of such Failed Contribution(s), (C) if timely disputed by the Fund Member, the amount of each such Failed Contribution has been finally determined by the Arbiters pursuant to Section 3.10, and (D) the Fund Member or the Related/Oxford Guarantor fails to fully repay such Member Loan(s), including all accrued interest thereon, to the Coach Member within thirty (30) days after the later to occur of the date that (x) any such Member Loan or the Member Loan causing the aggregate principal amount of all such Members Loans outstanding to exceed $20,000,000 is made by the Coach Member, and (y) the determination referred to in clause (C) above has been made with respect to the Failed Contribution or Failed Contributions with respect to which such Member Loan or Members Loans were made by the Coach Member; and (ii) the enforcement of any security interest in the Fund Member’s Membership Interest shall be subject to and comply in all respects with the applicable the Project Documents (unless such compliance is waived by the MTA or applicable party or parties thereto) and the Loan Documents (unless such compliance is waived by or on behalf of the Third Party Lender).

(d)          Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Coach Member shall fail to make any Additional Capital Contribution required under Section 4.2(b), one or more members of the Podium Fund JV shall have the right, but not the obligation, to make Member Loan(s) directly to the Coach Member on account of such Failed Contribution(s) in accordance with the terms of this Section 4.3, any such Member Loan shall be treated for all purposes of this Agreement as if the same had been a Member Loan made directly by the Fund Member to the Coach Member.

4.4.        Capital Accounts.

(a)          The Company shall maintain for each Member a separate capital account in accordance with the rules applicable to partnerships in Treasury Regulations Section 1.704-1(b)(2)(iv) (a “Capital Account”).

(b)          In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

72

(c)          Capital Accounts may be revalued as permitted in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

4.5.         Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member’s Capital Account. A Member who withdraws or purports to withdraw as a Member of the Company without the consent of the other Member or as otherwise allowed by this Agreement (including, without limitation, as allowed pursuant to Section 3.8 hereof with respect to the Coach Member) shall be liable to the Company for any damages suffered by the Company on account of the breach and shall not be entitled to receive any payment of its Membership Interest or a return of its Capital Contribution until the time otherwise provided herein for distributions to Members.

4.6.         Pledge of Interests; Fund Member Guaranties. The Members acknowledge and agree that (a) the Company shall cause Legacy Mezzanine to pledge and grant a security interest in 100% of its membership interest in Legacy Tenant to the Mezzanine Loan Agent for the benefit of the Mezzanine Lender as security for the Mezzanine Loan, (b) the Fund Member shall cause each Fund Member Guarantor to execute and deliver its Fund Member Guaranty for the benefit of the Third Party Lender with respect to the equity capital commitment made by each member of the Podium Fund JV (each a “Fund Member Equity Commitment” and collectively, the “Fund Member Equity Commitments”) for the Additional Capital Contributions to be made by the Fund Member to the Company as and when required pursuant to the terms of this Agreement, and (c) the Coach Member shall cause Coach Guarantor to execute and deliver the Coach Funding Guaranty for the benefit of the Third Party Lender for the Additional Capital Contributions to be made by the Coach Member to the Company as and when required pursuant to the terms of this Agreement.

ARTICLE 5
PROFITS AND LOSSES

5.1.         Allocation of Profits and Losses.

(a)          Profits, Losses and items thereof shall be allocated, consistent with Section 1.8, as follows:

(i)          100% to the Coach Member if such item is attributable to the Company’s ownership and/or development of the Coach Unit (and the Leasehold Estate with respect thereto), and

(ii)         100% to the Fund Member if such item is attributable to the Company’s ownership and/or development of the Fund Member Units (and the Leasehold Estate with respect thereto).

For purposes of making the allocations provided in this Section 5.1(a), the Members, collectively, shall determine, in a manner which reasonably reflects the intention of the parties and this Agreement, the portion of each particular item of income, gain, loss or deduction properly attributable to the Fund Member Units (and the Leasehold Estate with respect thereto) or the Coach Unit (and the Leasehold Estate with respect thereto).

73

(b)          Liabilities shall be allocated as follows:

(i)          The Coach Unit Loan and all deductions attributable thereto shall be allocated to the Coach Unit Member.

(ii)         The Third Party Loan and all deductions attributable thereto shall be allocated to the Fund Member.

(iii)        Any remaining liabilities shall be allocated in proportion to each Member’s Percentage Interest.

(c)          Nonrecourse Deductions, if any, for any Fiscal Year and any “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations Section 1.752-3(a)(3) shall be specially allocated among the Members in a manner consistent with the allocation of liabilities provided in Section 5.1(b). Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(d)          The parties hereto agree that, notwithstanding anything herein to the contrary, including, without limitation, in the definition of Gross Asset Value, (i) the Gross Asset Values of the assets of the Company (or Gross Asset Value of any subset thereof) shall not be revalued by the Company, and (ii) no Profits, Losses or any items thereof shall be realized by the Company, in each case by reason of or in connection with the transfer or distribution (or deemed transfer or deemed distribution) of any Unit (including any Leasehold Estate with respect thereto) to any Member (including, for the avoidance of doubt, the transfer or distribution (or deemed transfer or deemed distribution) of the Coach Unit (and any Leasehold Estate with respect thereto) to the Coach Member or the Coach Designee).

(e)          Tax Allocations.

(i)          For federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Members as nearly as possible in the same manner as the corresponding item of income, gain, loss or expense is allocated pursuant to Section 5.1(a), Section 5.1(b), Section 5.1(c) and Section 5.1(d).

(ii)         In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(iii)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of such term, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

74

(iv)         Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.1(e) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

(f)          The provisions set forth in this Article 5 governing Company allocations are intended to comply with the requirements of Code Sections 704(b) and 704(c) and the Regulations that have been or may be promulgated thereunder, consistent with Section 1.8, and shall be interpreted and applied in a manner consistent therewith. If, in the reasonable opinion of the Members, the allocations of income, gain, loss and/or expense provided for herein do not comply with the preceding sentence, then, notwithstanding anything to the contrary contained in this Agreement, such allocations shall be modified in such manner as the Members, collectively, reasonably determine is necessary to satisfy the relevant provisions of the Code and/or Treasury Regulations so as to carry out the intention expressed in Section 1.8 that each Member shall be treated as the beneficial owner of its respective Unit or Units (and the Leasehold Estate with respect thereto).

ARTICLE 6
DISTRIBUTION OF CASH; INSURANCE PROCEEDS
AND CONDEMNATION AWARDS

6.1.         Distribution of Cash.

(a)          Subject to Section 4.3, each Member shall be entitled to receive and keep one hundred percent (100%) of the Cash Flow From a Unit attributable to the Unit that such Member has a beneficial ownership interest in (or the portion of the Project to become such Unit, including, for the avoidance of doubt, the Leasehold Estate with respect to such Unit). In the event the Company realizes any Cash Flow From a Unit, it shall remit such Cash Flow From a Unit to the Member having a beneficial ownership interest in or ownership of such Unit promptly upon receipt of same (in each case subject to the provisions of Section 4.3). In the event the Company realizes any Cash Flow From the Building (e.g., advertising on the sidewalk bridge or similar elements during construction), it shall (i) first allocate such revenues among the Units in accordance with the Percentage Interest of the Members in the Company, and (ii) then apply the portion of such revenues so allocated among the Units in accordance with each Member’s applicable Allocable Share to the respective Project Costs of each Member (i.e., with respect to the Coach Member, such revenues shall be applied towards Coach Total Development Costs subject to and in accordance with the provisions of the Development Agreement, and with respect to the Fund Member, such revenues shall be applied towards other Project Costs).

75

(b)          In the event that, to the extent permitted under the Loan Documents and the Project Documents, both Members unanimously approve a sale by Legacy Tenant of the Coach Unit or subject to the provisions of Section 7.2(b)(xvii) and Section 7.8, the Fund Member, in its sole discretion, determines to sell any Fund Member Unit, then (i) all net cash proceeds realized in connection with the sale of any of the Fund Member Units, after payment of all closing costs, transfer taxes, and broker’s and finder’s fees incurred in connection with the sale of such Fund Member Unit, any applicable release price with respect to such Fund Member Unit under the Third Party Loan, and any amounts then due hereunder or under the Development Agreement to the Coach Member (including any Member Loans), shall be paid to the Fund Member, and (ii) all net cash proceeds realized in connection with the sale of the Coach Unit, after payment of all closing costs, transfer taxes, and broker’s and finder’s fees incurred in connection with the sale of the Coach Unit, any amounts then due hereunder to the Fund Member (including any Member Loans), plus any unpaid Coach Total Development Costs and other amounts then due and payable under the Development Agreement, and the Coach Unit Loan shall be paid to the Coach Member.

(c)          In the event that, to the extent permitted under the Loan Documents and the Project Documents, both Members unanimously approve the sale by Legacy Tenant of the entire Building or the Property (or an assignment of the Building C Lease), all net sales proceeds realized in connection with such sale, after payment of all closing costs, transfer taxes, and broker’s and finder’s fees incurred in connection therewith and payment in full of the Construction Loan, shall, subject to the provisions of Section 4.3, be applied and distributed, to the Members pari passu, in accordance with their respective Percentage Interest; it being acknowledged that the distribution of payments on and of a Member Loan shall be deemed to have been paid to the borrower thereunder and not to the Member receiving such payments.

(d)          To the extent that all of the Units will be conveyed on the Closing Date or thereafter such that all of Legacy Tenant’s assets shall have been distributed or conveyed, as the case may be, the Fund Member shall or shall cause Legacy Tenant and the Company to continue, even after all the Units have been distributed to the Members or other Persons, to (i) perform all remaining obligations of the Fund Member and the Company hereunder or the remaining obligations of Legacy Tenant with respect to the development and construction of the Project, and (ii) requisition remaining monies under the Third Party Loan and from the Coach Member to the extent payable by the Coach Member pursuant to the express provisions of this Agreement, including, without limitation, pursuant to Section 3.8(h) hereof, or the Development Agreement (subject, in the case of Coach Total Development Costs, to the Coach Costs Cap). The provisions of this Section 6.1(d) shall survive the Closing and the withdrawal of the Coach Member from the Company.

(e)          Notwithstanding anything to the contrary contained herein, if (i) the Building, Property or the interest of Legacy Yards under the Building C Lease shall be sold or assigned in connection with a foreclosure or other enforcement action by the Mortgage Loan agent or any Mortgage Lender following the occurrence of an event of default under the Mortgage Loan Documents or (ii) the interests of the Company in Legacy Tenant shall be sold or assigned in connection with a foreclosure or other enforcement action by the Mezzanine Loan Agent or any Mezzanine Lender following the occurrence of an event of default under the Mezzanine Loan Documents (a “Foreclosure Sale”), and in the case of clause (i) or clause (ii) such event of default is caused by any act or omission by a Member or any of its Affiliates (the “Breaching Member”), then any excess proceeds after payment of all amounts due in respect of the Mortgage Loan or the Mezzanine Loan, as applicable, that may be payable to Legacy Tenant, Legacy Mezzanine or the Company in connection with such event of default and Foreclosure Sale shall be distributed (A) first, to the Member which is not the Breaching Member in the amount of its previously unreturned Capital Contributions, together with interest thereon at the rate of fifteen percent (15%) per annum, compounded quarterly, (B) second, to the Breaching Member in the amount of its previously unreturned Capital Contributions together with interest thereon at the rate of fifteen percent (15%) per annum, compounded quarterly, and (C) to the Members in accordance with their respective Percentage Interests.

76

(f)          The Members agree that the Fund Member Units may continue to be owned by Legacy Tenant after the Closing and the withdrawal of the Coach Member from the Company. In such event, neither the Company nor any of its Subsidiaries shall be dissolved and the Fund Member shall be the sole member of the Company and control all aspects of the Company and its Subsidiaries, including the performance by the Company and its Subsidiaries of their respective obligations and the exercise by the Company and its Subsidiaries of their respective rights, and continue to perform the Fund Member’s obligations and exercise its rights, under this Agreement, including, without limitation, under Section 6.1(d) above. The preceding sentence shall not vitiate or reduce the Fund Member’s or the Company’s rights or obligations under Section 6.1(d) above.

6.2.         Insurance Proceeds and Condemnation Awards.

(a)          In the event of a casualty or condemnation of the Building (or any portion thereof) prior to the Closing, the Fund Member shall cause Legacy Yards, or Developer on behalf of Legacy Yards, to repair and restore any damage to the Building to the extent that such damage affects any portion of the Building that constitutes or originally constituted Developer Work) and is capable of being repaired and restored (or reconstructed), exclusive of any Finish Work (other than Developer Finish Work). Notwithstanding the foregoing, if such casualty or condemnation constitutes a Major Event and/or if the insurance proceeds or condemnation award received by the Company with respect to any casualty or condemnation are or is insufficient to fund in full the costs of such repair and restoration, then the Members shall, subject to the terms of the Loan Documents and the Project Documents, either agree (in their respective discretion) to sell the assets of the Company and, after paying all liabilities of the Company and its Subsidiaries, including, without limitation, the Construction Loan, liquidate the Company in accordance with the provisions of Article 11 hereof or, in the absence of such agreement, to make Capital Contributions or loans to fund the unfunded Project Costs of such repair and restoration, which, in the case of the Coach Member, shall be subject to the terms and conditions of the Development Agreement (including, without limitation, the Coach Costs Cap).

(b)          If, prior to the date on which the Condominium Declaration is filed, the Company collects property insurance proceeds or condemnation awards and, after the completion of all required restoration, all of such monies have not been applied to the repair or restoration of the Building, then after paying any expenses of collecting the insurance and any amounts due with respect to the Construction Loan, the Fund Member shall allocate the remaining insurance proceeds or condemnation award among the Members (and disburse the proceeds or award to the Members) in proportion to the Member’s Percentage Interests; provided that, subject to the terms of the Loan Documents, any such proceeds or award to the extent attributable to (i) the Coach Unit shall be allocated to the Coach Member and the Coach Lender, and (ii) any Fund Member Unit shall be allocated to the Fund Member and the Third Party Lender.

77

(c)          Following the date on which the Condominium Declaration is filed, each Member shall collect insurance proceeds or condemnation awards as set forth in (and shall be governed by the insurance, casualty and condemnation provisions of) the Condominium Declaration.

6.3.         Subject to Loan Documents and Project Documents. The provisions of this Article 6 are subject to the terms of the Loan Documents and the Project Documents.

ARTICLE 7
MANAGEMENT AND CONTROL

7.1.         Powers of the Fund Member. Subject to the specific limitations set forth in Section 1.10, Section 7.2, Section 7.3, Section 7.4, and Section 7.7 hereof, and as otherwise provided in this Agreement, the Fund Member shall have discretion in the management and control of the business of the Company and its Subsidiaries, and will make decisions affecting the day-to-day operation of the businesses of the Company and its Subsidiaries. Subject to the foregoing limitation, (a) the Fund Member will have full power and authority to execute and deliver in the name of and on behalf of the Company or any Subsidiary the Loan Documents and such other documents or instruments as the Fund Member reasonably deems appropriate for the conduct of the Company’s business in accordance with the terms of this Agreement, the conduct of Legacy Yards’ business in accordance with the terms of Tenant LLC Agreement, and the conduct of Legacy Mezzanine’s business in accordance with the terms of the Mezzanine LLC Agreement, and (b) no Person dealing with the Company or any of its Subsidiaries will be required to inquire into the authority of the Fund Member to take any action or make any decision. The Fund Member shall be required to devote to the conduct of the operations of the Company and its Subsidiaries such time and attention as shall be necessary to accomplish the purposes, and to conduct properly the operations, of the Company and its Subsidiaries.

7.2.         Restrictions on Powers.

(a)          Subject to the provisions of Section 7.7 and Section 7.8, if any matter requires (i) the unanimous consent or approval of the Members pursuant to the terms of this Agreement, then neither Member shall have any right, power or authority to take any action without the consent or approval of the other Member, and (ii) the consent or approval of the Coach Member pursuant to this Agreement, then, notwithstanding any provision of Section 7.1 to the contrary, the Fund Member shall have no right, power or authority to take any action without the consent or approval of the Coach Member. The Member desiring the Company to take any action requiring unanimous consent or approval of the Members or the consent or approval of the other Member shall submit a proposal in writing to the other Member.

(b)          Subject to the provisions of Section 7.7 and Section 7.8, the taking of any of the following acts and the making of any of the following decisions with respect to the Company or any Subsidiary (each, a “Major Decision”) shall require the unanimous consent of the Members:

78

(i)          amending, modifying or supplementing the Plans or any construction documents to the extent such amendment, modification or supplement relates to Developer Work or Coach Approval Areas or would otherwise affect any Coach Total Development Costs (it being understood that the Forty-Seventh Floor Curtain Wall Adjustment shall be a permitted modification to the Plans without the Coach Member’s consent) and that, regardless of the Coach Member’s approval rights, the balance of the Building will be constructed in accordance with a first class standard and in accordance with the Plans);

(ii)         the selection and any replacement of the Project Architect, the Executive Construction Manager, the Construction Manager, the Developer’s Consultant(s) and any other principal project design professionals retained by or on behalf of the Company with respect to the design, development and construction of the Developer Work and/or any other Coach Approval Areas, except to the extent expressly permitted under the Development Agreement without the consent of the Coach Member (the Fund Member and the Coach Member hereby agree that Kohn Pederson Fox Associates PC will be the initial Project Architect and approve the Existing Consultants/Contractors (as defined in the Development Agreement)) as provided in Section 3.01 of the Development Agreement;

(iii)        subject to the further terms and conditions of this Agreement, the Development Agreement and the Loan Documents, amending, modifying or supplementing the Budget, the Cost Allocation Methodology or the Schedule, except to the extent expressly permitted under the Development Agreement without the consent of the Coach Member;

(iv)         except as expressly provided in the Development Agreement or this Agreement, any increase in, or change to, any capital commitment of any Member;

(v)          any dilution, decrease or reduction in any of any Member’s rights, entitlements and/or interests in and to the Company (in each event, other than to a de minimis extent);

(vi)         the Company acquiring any material assets, other than its direct or indirect interest in its Subsidiaries and the Property, or creating or acquiring any Subsidiary other than the Subsidiaries existing on the date hereof;

(vii)        amending, modifying or supplementing the Base Building Lighting, the Signage Plan or the Landscaping; it being acknowledged and agreed that the Condominium Declaration shall govern and control all signage with respect to the Building from and after the recordation thereof;

(viii)       subject to Section 3.9(e), the identity of the tenants for the Retail Unit;

(ix)         amending, modifying, supplementing or terminating the Loan Documents in any manner that affects the Coach Unit Loan or the rights of the Coach Lender thereunder, except as expressly provided herein or therein in connection with the Closing and the release of the Coach Unit or the severance of the Mortgage Loan and the Mezzanine Loan in accordance with the terms of this Agreement and the applicable Loan Documents; or, except as otherwise provided in Section 7.8, extending or renewing the term of the Construction Loan or any Loan Documents; or, to the extent that the Company has any approval or consent rights under the Loan Documents with respect thereto, amending, modifying or supplementing, or granting any approvals or consents with respect to, any Coach Matters of CL Concern;

79

(x)           the incurrence of any indebtedness by the Company or, subject to Section 7.4 and Article 9 hereof, the granting of any Encumbrance on any asset of the Company or any of its Subsidiaries, including, without limitation, the Leasehold Estate, the Property and any fixtures or personal property of the Company or any Subsidiary, and the terms of the documents evidencing and/or securing any such debt or Encumbrance, other than the Construction Loan, the Loan Documents and any other debt permitted thereunder, the Project Documents, and the Condominium Documents (all of which have been approved by the Members) and any Permitted Encumbrance; any modification, amendment, extension, renewal or other change or waiver of or to (or of, to or under any of the documents evidencing and/or securing) any such debt or Encumbrance; any commitment letter or term sheet with respect to any such debt or Encumbrance, and any amendment, extension or other change thereto, including, without limitation, the Loan Documents;

(xi)          the making of any loan or other extension of credit by the Company, including, without limitation, any loan or extension of credit to any Member or any Affiliate of any Member, or the provision by the Company of, or agreement by the Company to provide, any guarantee of the indebtedness or obligations of any Person whatsoever;

(xii)         the admission of any additional Member to the Company, or the sale, issuance or other Transfer of any Membership Interest or additional Membership Interest in the Company other than as expressly permitted pursuant to the provisions of Article 9, or the admission of any additional member into any Subsidiary, or the sale, issuance or other Transfer of any direct membership interest in any Subsidiary, other than the Transfer to the Mezzanine Loan Agent or any Mezzanine Lender or its designee or in a Foreclosure Sale by the Mezzanine Loan Agent or Mezzanine Lender pursuant to the Mezzanine Loan Documents;

(xiii)        causing the Company to take any Bankruptcy Action with respect to the Company or any Subsidiary;

(xiv)        if there shall be commenced against the Company or any Subsidiary any Bankruptcy Action or if any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, any decision of the Company (A) to take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any such Bankruptcy Action or proceeding or (B) to take no action to controvert or to otherwise dismiss or discharge in a timely and appropriate manner any such Bankruptcy Action or proceeding;

(xv)        causing the Company to issue any guarantees of obligations of any other Person, including guarantees of any obligations of any Affiliate of any Member, or any action whereby the Company becomes a surety, endorser or accommodation endorser for any Person;

80

(xvi)        causing the Company or any Subsidiary to engage in any business other than the purposes of the Company set forth in Section 1.3 unrelated to the Property or Project;

(xvii)      selling or otherwise Transferring the Leasehold Estate or any portion of the Property (including any Unit) thereof or any interest in or assets of any Subsidiary, other than (A) any Transfer pursuant to a Foreclosure Sale under the Mortgage Loan Documents or the Mezzanine Loan Documents, it being agreed that the delivery of a deed or assignment in lieu of foreclosure shall, unless consented to by the Coach Lender, require the consent of the Coach Member, (B) any Transfer as a result of the exercise by the MTA of its remedies under the Building C Lease or the exercise by the IDA of its remedies under the IDA Documents, (C) the conveyance of the Coach Unit to the Coach Member or (D) the sale or other Transfer of any Fund Member Unit in accordance with the provisions of this Agreement;

(xviii)     causing the Company or any Subsidiary to enter into, modify or amend any transaction or agreement with any Member or any of their respective Affiliates (including, without limitation, Developer, Related, Oxford or any of their respective Affiliates), other than the Construction Loan and the applicable Loan Documents, the Executive Construction Management Agreement, the Development Management Agreement, and the Development Agreement;

(xix)        the performance of any act by the Company in contravention of any applicable Law or the terms of this Agreement, the Loan Documents, the Building C Lease or any other Project Documents or any other agreement to which the Company or a Subsidiary is a party;

(xx)         amending, modifying or supplementing the terms of the Building C Lease or any other Project Documents, except as expressly provided herein or therein in connection with the release of the Coach Unit, provided, that the approval of the Coach Member to any such amendment, modification or supplement shall not be unreasonably withheld to the extent the same shall not affect the use and occupancy of the Coach Areas for their permitted purposes or the rights and obligations of the Coach Member or the Coach Designee, as owner of the Coach Unit;

(xxi)        (A) deciding to repair and restore the Building after any Major Event or any casualty in excess of $2,000,000.00 (unless the terms of the Loan Documents or any of the Project Documents require restoration, in which case the same shall not be a Major Decision), and (B) the adjustment and settlement of any insurance claims or condemnation proceedings in excess of $2,000,000.00;

(xxii)      except in accordance with the provision of Section 3.7 and Section 3.8 in connection with the Closing or as otherwise provided in Section 7.8, causing the Condominium Documents to be filed or the Condominium to be formed; or, subject to the provisions of Section 3.7 and except as otherwise provided in Section 7.7 and Section 7.8, amending, modifying or supplementing the terms of the Condominium Declaration or the Condominium By-laws or Floor Plans; provided that the Coach Member shall approve any amendment, modification or supplement required as a result of any changes to the Building made at the request of, or with the approval of, the Coach Member in accordance with the terms of this Agreement or the Development Agreement;

81

(xxiii)     approving the initial operating, capital and other initial budgets of the Condominium;

(xxiv)     the dissolution of the Company;

(xxv)      any decision by the Company or any Subsidiary to be part of or take part in any merger or consolidation or any decision by the Company or any Subsidiary to sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (other than the conveyance of the Coach Unit to the Coach Member or any Fund Member Unit or as a result of creation of the Condominium pursuant to the Condominium Documents in accordance with the provisions of this Agreement);

(xxvi)     any action or other matter for which (A) unanimous consent is expressly required pursuant to any provision of this Agreement, or (B) subject to the provisions of Section 7.8, the consent of the Coach Member is expressly required pursuant to any provision of this Agreement, or (C) subject to the provisions of the Section 7.7(b), the consent of the Fund Member is expressly required pursuant to any provision of this Agreement, or (D) subject to the provisions of Section 7.2(e), the consent of the Coach Member is expressly required pursuant to any provision of the Development Agreement;

(xxvii)    (A) the settlement of any legal action, lawsuit, litigation or dispute to which the Company or any Subsidiary is a party, or the agreement to the confession of judgment against the Company or any Subsidiary, if the terms of such settlement or such judgment, as the case may be, would involve the payment by the Company or such Subsidiary of an amount in excess of $1,000,000.00 (provided, that the settlement of legal actions, lawsuits, litigation or disputes which are insured (subject to customary deductibles) under a valid policy of insurance and any settlement of any Material Litigation at Closing in accordance with Section 3.8(i) shall not constitute a Major Decision), and (B) the commencement of any legal proceeding or litigation by the Company or any Subsidiary that seeks recovery of $1,000,000.00 or more in any one instance that is or may be expected to have a material and adverse impact on the business, operations or financial results of the Company or such Subsidiary;

(xxviii)  the approval of, or consent to, any amendment, modification or supplement of the POA and the approval of the initial Loading Dock Guidelines (as defined in Association Declaration), provided that the Coach Member shall not unreasonably withhold its consent thereto to the extent any amendment, modification or supplement thereof shall not affect the use and occupancy of the Coach Areas for their intended purposes or the rights and obligations of the Coach Member or the Coach Designee (as owner of the Coach Unit or otherwise), including, without limitation, any change in Common Charges (as defined in the Condominium By-laws) or other costs or expense allocable to, or otherwise payable by, the owner of the Coach Unit pursuant to the Condominium Documents or the POA;

(xxix)     approving the operating, capital and other budgets of the ERY Facility Airspace Parcel Owners’ Association;

82

(xxx)       amending, modifying or supplementing, or approving, or consenting to, any amendment, modification or supplement of, the Project Labor Agreement;

(xxxi)      the retention of employees and agents of the Company or any Subsidiary and the defining of their duties and fixing of their compensation; and

(xxxii)     except as expressly provided for herein, the indemnification by the Company of any Person, other than the Construction Lender, the MTA Parties and the IDA pursuant to the Loan Documents or the Project Documents, as applicable.

(c)          Notwithstanding anything to the contrary contained in this Section 7.2 or any other provision of this Agreement, so long as the Construction Loan remains outstanding, the Members shall not, and shall not cause or permit the Company or any Subsidiary to, take any Bankruptcy Action without the affirmative vote of both of the Members and, in the case of any Subsidiary, the affirmative vote of both of the independent managers thereof.

(d)          The Coach Member shall also have the right to propose action by the Company for consideration by the Fund Member (it being agreed that the Fund Member will consider such proposals in good faith but will have no obligation to consent to any such proposed action except as otherwise expressly provided in this Agreement or the Development Agreement).

(e)          Notwithstanding anything to the contrary contained in this Agreement, but without limiting or expanding the rights or obligations of Developer or the Coach Member under the Development Agreement, if the Coach Member has requested, consented to or approved (or is deemed to have consented to or approved) pursuant to the Development Agreement the taking of any action (i) by Developer itself or on behalf of Legacy Yards, the Company or the Coach Member or (ii) that constitutes a Major Decision, then the Coach Member shall be deemed to have consented to and approved the taking of such action or such Major Decision pursuant to and for all purposes of this Agreement; it being acknowledged and agreed that the right of the Coach Member to consent to approve any Major Decision or other matter subject to the approval of the Members hereunder shall not be, and is not intended to be, duplicative of the Coach Member’s right to approve or consent to the same decision or matter pursuant to the Development Agreement or any right of the Coach Lender to approve or consent the same decision or matter pursuant to the Loan Documents. In addition, without limiting or expanding the rights or obligations of Developer or the Coach Member under the Development Agreement, the Fund Member and the Related/Oxford Guarantor shall have the right to cure any default by Developer under the Development Agreement and to participate in any Arbitration pursuant thereto, and to exercise all rights and perform all obligations of Developer under the Development Agreement, subject to and in accordance with the terms thereof.

(f)          The Fund Member shall promptly and timely provide the Coach Member with copies of any written notice of default received under the Loan Documents, the Building C Lease or any other Project Documents or any other agreement to which the Company or any Subsidiary is a party.

83

7.3.         Rights of Members. The Members hereby expressly agree that each Member shall have the sole and absolute authority to manage, operate, sell, lease, fit-out and equip (and enter into contracts or agreements for the management, leasing, operation, fit-out and equipping of) such Member’s Unit(s), subject to and in compliance with the applicable terms of this Agreement, the Development Agreement, the Loan Documents, the Project Documents and, upon the formation of the Condominium, the Condominium Documents.

7.4.         Easements. Notwithstanding anything contained in this Agreement or the Development Agreement to the contrary, the Fund Member shall have the authority, on behalf of the Company or Legacy Yards, to obtain and execute all easements and rights of way which are reasonably necessary or required (as determined by the Fund Member in its reasonable discretion) for the use, operation, access to or construction of the Project (and all such easements and rights of way shall be deemed Permitted Encumbrances); provided, however, any new easements and rights of way affecting the Coach Unit or the use or occupancy thereof which are to be entered into or otherwise made effective after the date hereof shall be subject to the prior written consent of the Coach Member.

7.5.         Activities of Members. Any Member (as well as the members, partners, principals, shareholders, officers and directors of each Member and each Indirect Owner) may engage in and have an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operating, construction, rehabilitation, renovation, improvement, management and development of real property whether or not such real property is directly or indirectly in competition with the Project. Neither the Company nor any other Member shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, regardless of the location of such real property and whether or not such venture was presented to such Member or person as a direct or indirect result of its connection with the Company or the Project.

7.6.         Development Agreement; Development Management Agreement.

(a)          The Members acknowledge and agree that Legacy Tenant has entered into the Development Management Agreement with Developer, an Affiliate of Fund Member, that the Coach Member has entered into the Development Agreement with Developer, and that Developer is contractually obligated to take certain actions and the Coach Member has certain approval and consent rights with respect to the Project pursuant to the Development Agreement. Subject to the terms of Section 7.6(b), the Fund Member agrees that it shall not take, and shall not cause or permit the Company or any Subsidiary to take, any action in violation of or which conflicts with the obligations of Developer under the terms of the Development Agreement.

84

(b)          Notwithstanding anything to the contrary contained in this Agreement or the Development Agreement, in the event that the Coach Member shall deliver a Removal Notice in accordance with the terms of Section 7.7(a), then subject to the terms and conditions of the Loan Documents and the Project Documents, the Coach Member shall have the right to terminate or cause Legacy Tenant to terminate each of the Development Agreement, the Development Management Agreement and the Executive Construction Management Agreement, without the consent or approval of the Fund Member. Upon any such termination of the Development Agreement, the Development Management Agreement and the Executive Construction Management Agreement, the Coach Member shall, in consultation with (but without approval by) the Fund Member, and in compliance with the terms of the Loan Documents and the Project Documents, select and retain an Approved Replacement Developer for the Project and cause Legacy Tenant to enter into a replacement development agreement for the Project with such Approved Replacement Developer on such terms and conditions as the Coach Member shall, in consultation with the Fund Member, determine in its sole but good faith discretion and in compliance with the terms of the Loan Documents and the Project Documents; provided that such replacement development agreement shall provide for allocation of Project Costs to the Coach Member and the Fund Member in accordance with the Cost Allocation Methodology and shall otherwise not be inconsistent with the rights and obligations of the Members under this Agreement.

(c)          In the event of any termination of the Development Agreement, the Development Management Agreement, and the Executive Construction Manager, and the replacement of Developer, in accordance with the terms of this Agreement and the Loan Documents, the Fund Member shall and shall cause Developer and the Executive Construction Manager to reasonably cooperate with the Coach Member and the Replacement Developer, and to deliver to the Replacement Developer all Plans, books and records and other materials with respect to the development and construction of the Project in the possession of Developer and the Executive Construction Manager for use solely in connection with the completion of the construction of the Project. Subject to the terms of the Loan Documents and the rights of the Construction Lender thereunder, Developer and the Executive Construction Manager shall assign, and the Replacement Developer shall assume, the Construction Management Agreement and, to the extent assignable, all trade contracts and other agreements with respect to the Project to which Developer or Construction Manager is a party, effective as of the date of the termination of the Development Management Agreement and the Executive Construction Agreement.

85

7.7.         Management Change Event; Limitation on Approval Rights.

(a)          In the event that (i) Developer shall fail to achieve any of the third through the thirteenth Major Milestone Events set forth in Section 6.02(a) of the Development Agreement within nine (9) months of the applicable Major Milestone Outside Date (as extended on a day-for-day basis by reason of Force Majeure, Coach Change Delays extending beyond the Change Order Grace Period or Coach Work Delays) in accordance with the terms of the Development Agreement, and in the event of any dispute with respect thereto, it shall have been determined by the Arbiters pursuant to Article 14 of the Development Agreement or the final, non-appealable judgment of a court of competent jurisdiction that Developer failed to achieve such milestone, (ii) the Fund Member shall have been grossly negligent, engaged in willful misconduct or committed fraud in connection with the management of the Company and its Subsidiaries or the construction of the Project, or misappropriated Project funds or insurance proceeds, and in the event of any dispute with respect thereto, it shall have been determined by the Arbiters pursuant to Section 3.10 or the final, non-appealable judgment of a court of competent jurisdiction that the Fund Member was grossly negligent, engaged in such willful misconduct, committed such fraud or misappropriated such funds or proceeds, as the case may be, or (iii) an Event of Default occurs and is continuing with respect to the Fund Member (but not any other Person) under Section 10.1(a) or Section 10.1(b), and in the event of any dispute with respect to any such Event of Default under Section 10.1(b), it shall have been determined by the Arbiters pursuant to Section 3.10 or the final, non-appealable judgment of a court of competent jurisdiction that such Event of Default occurred with respect to the Fund Member (any of the events described in this clause (iii) or in clause (i) or clause (ii) above, a “Management Change Event”), then, in any such case and subject to compliance by the Coach Member with the terms and conditions of the Loan Documents and the Project Documents, the Coach Member shall have the right, by written notice given to the Fund Member (a “Removal Notice”) at any time following the occurrence of such Management Change Event but, in the case of a Management Change Event described in clause (i) above, prior to the date on which such Major Milestone Event is achieved, to assume the right to make all decisions affecting the day-to-day operation of the Company’s business and the discretion in the management and control of the business of the Company granted to the Fund Member hereunder, including, but not limited to, the matters contained in Article 3, subject to and in accordance with the terms of this Agreement. From and after the delivery by the Coach Member of a Removal Notice, the Coach Member (x) shall be deemed to have all discretion in the management and control of the business of the Company and its Subsidiaries, and the right to make all decisions affecting the day-to-day operation of the business of the Company and its Subsidiaries, subject to and in accordance with the terms of this Agreement, (y) will have full power and authority to execute and deliver in the name of and on behalf of the Company and its Subsidiaries such documents or instruments as the Coach Member deems appropriate for the conduct of the business of the Company in accordance with this Agreement, the business of Legacy Tenant in accordance with the terms of the Tenant LLC Agreement and the business of Legacy Mezzanine in accordance with the Mezzanine LLC Agreement, and (z) no Person dealing with the Company or any Subsidiary will be required to inquire into the authority of the Coach Member to take any action or make any decision. The Coach Member acknowledges and agrees that it shall have no authority in such capacity to take any action or make any decision in violation of the terms of this Agreement, the Tenant LLC Agreement, the Mezzanine LLC Agreement, the Loan Documents or the Project Documents, and the Members acknowledge and agree that the assumption of management of the Company by the Coach Member shall have no effect on the obligations and limitations of the Members to provide funding to the Company or the Project as provided herein and the Development Agreement.

(b)          From and after the delivery by the Coach Member of a Removal Notice in accordance with the terms of Section 7.7(a), the approval of the Fund Member shall not be required with respect to any Major Decision pursuant to:

(i)          clauses (ii), (xviii), (xxiii), (xxvi), (xxvii), (xxx), (xxxi) or (xxxii) of Section 7.2(b);

(ii)         clause (i) of Section 7.2(b), provided that a change to the Plans or Construction Documents does not affect in any material respect the overall design of the Building or the construction of the Building in accordance with a first class standard, is reasonably necessary in order to achieve Final Completion in accordance with the terms of the Development Agreement, the Loan Documents or the Project Documents, and does not adversely affect in any material respect the Fund Member Units in any discriminatory manner;

86

(iii)        clause (iii) of Section 7.2(b), except with respect to any modification of the Cost Allocation Methodology;

(iv)         clause (ix) of Section 7.2(b), provided that any such amendment, modification, supplement or termination of any Loan Document does not adversely affect in any material respect any economic terms of the Construction Loan and is reasonably necessary in order to achieve Final Completion in accordance with the terms of the Development Agreement; provided, however, that the consent of the Fund Member shall be required in connection with any amendment, modification or supplement or termination of, or any amendment, modification, supplement or termination of any Loan Document that limits the rights or increase the obligation of the guarantor under, any of Construction Loan Guaranties.

(v)          clause (x) of Section 7.2(b), provided that any indebtedness or Encumbrance affects the Project as a whole, is reasonably necessary in order to achieve Final Completion in accordance with the terms of the Development Agreement, and does not affect the use and occupancy of the Fund Member Units for their permitted purposes;

(vi)         clauses (xx) and (xxviii) of Section 7.2(b), provided that any amendment, modification or supplement to the terms of the Building C Lease or any Project Document does not adversely affect in any material respect any economic terms thereof, is reasonably necessary in order to achieve Final Completion in accordance with the terms of the Development Agreement, and does not affect the use and occupancy of the Fund Member Units for their permitted purposes or the rights and obligations of the Fund Member as the owner of the Fund Member Units.

For the avoidance of doubt, from and after the delivery of a Removal Notice in accordance with the terms of Section 7.7, the Fund Member shall retain the right to approve any Major Decision pursuant to clauses (vi), (vii), (viii), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xix), (xxi), (xxiv), (xxv) and (xxix) of Section 7.2(b); clause (iv), except for any increase or change in the capital commitment of the Fund Member due to changes or increases in Project Costs; clause (v) of Section 7.2(b), except for any dilution, decrease or reduction in the Fund Member’s rights pursuant to this Section 7.7; and clause (xxii) of Section 7.2(b), except and to the extent an amendment, modification or supplement to the Condominium Documents is reasonably necessary in order to form the Condominium and record the applicable Condominium Documents in compliance with applicable Law (and does not affect the use and occupancy of the Fund Member Units for their permitted purposes).

(c)          Upon the delivery by the Coach Member of a Removal Notice in accordance with the terms of Section 7.7(a) or any foreclosure of the security interest granted to the Coach Member pursuant to Section 4.3(c), the Coach Member shall cause the Coach Guarantor to execute and deliver to the (i) Mortgage Loan Agent a Guaranty of Recourse Obligations and an Environmental Indemnity Agreement in accordance with the terms of the Mortgage Loan Documents, which Guaranty of Recourse Obligations and Environmental Indemnity Agreement shall, upon such delivery, be included within the definition of Mortgage Loan Guaranties, and (ii) the Mezzanine Loan Agent a Mezzanine Guaranty of Recourse Obligations and a Mezzanine Environmental Indemnity Agreement in accordance with the terms of the Mezzanine Loan Documents, which Mezzanine Guaranty of Recourse Obligations and Mezzanine Environmental Indemnity Agreement shall, upon such delivery, be included within the definition of Mezzanine Loan Guaranties. The Coach Member shall deliver an opinion or opinions of counsel with respect to the enforceability of such Guaranties of Recourse Obligations and Environmental Indemnity Agreements as the Mortgage Loan Agent or the Mezzanine Loan Agent shall require in accordance with the terms of the Mortgage Loan Documents or the Mezzanine Loan Documents, as applicable.

87

7.8.         Rights of Fund Member.

(a)          Without limiting any of the other rights and remedies of the Fund Member pursuant to this Agreement, but subject to the provisions of this Section 7.8, if (i) the Coach Member shall have failed to make any Additional Capital Contribution or Additional Capital Contributions as and when required pursuant to this Agreement that individually or in the aggregate exceed $20,000,000, (ii) the Fund Member shall have made a Member Loan or Member Loans to the Coach Member on account of such Failed Contribution(s), (iii) the amount of each such Failed Contribution has been finally determined by the Arbiters pursuant to Section 3.10 to be due and payable by the Coach Member, and (iv) the Coach Member or the Coach Guarantor fails to fully repay such Member Loans(s), including all accrued interest thereon, to the Fund Member on or prior to the Closing Date, then the Fund Member shall have the right at any time from and after the Substantial Completion Date to: (A) amend, modify or supplement the Condominium Documents to the extent reasonably necessary in order to form the Condominium and record the applicable Condominium Documents in compliance with applicable Law (provided that any such amendment, modification or supplement does not affect the use and occupancy of the Coach Unit for its permitted purposes), and to record the Condominium Documents, without the consent or approval of the Coach Member, and (B) following the creation of the Condominium, to take any or all of the following actions, without the consent or approval of the Coach Member: (1) acquire fee title to, lease, sell or otherwise transfer, including pursuant to any Transfer, any or all of the Fund Member Units or any portion thereof; (2) subsever the Property into two or more subsevered parcels, including, without limitation, a subsevered parcel with respect to all of the Fund Member Units or the Coach Unit, and enter into (x) a separate severed parcel lease with the MTA with respect to each such subsevered parcel pursuant to and in accordance with the terms of the Building C Lease and (y) each of the IDA Documents with respect to each such subsevered parcel in accordance with the terms of the PILOT Documents; (3) sever the lien of each of the mortgages securing the Mortgage Loan and the Mortgage Loan Documents in accordance with the terms thereof to separately evidence and secure the Coach Mortgage Loan and the Third Party Mortgage Loan, and the PILOT Mortgage and the IDA Documents in accordance with the terms of the IDA Documents; (4) obtain a release of any or all of the Fund Member Units from the lien of each of the mortgages securing the Mortgage Loan and the Mortgage Loan Documents or any severed mortgage and loan documents evidencing and securing the Third Party Mortgage Loan in accordance with the applicable terms thereof; (5) sever the Mezzanine Loan Documents to separately evidence and secure the Third Party Mezzanine Loan and the Coach Mezzanine Loan in accordance with the applicable terms thereof; (6) extend the term of the Mortgage Loan or the Third Party Mortgage Loan and/or the Mezzanine Loan or Third Party Mezzanine Loan in accordance with the terms of the applicable Loan Documents; (7) repay or refinance Third Party Mortgage Loan secured by a severed mortgage lien on the Fund Member Units and the Third Party Mezzanine Loan or the Mezzanine Loan; (8) mortgage, pledge or otherwise encumber the Fund Member Units, and the leasehold estate under any subsevered parcel lease entered into with respect to the Fund Member Units or, if the Fund Member shall have caused the Company to enter into a subsevered parcel lease with respect to the Coach Unit, the Building C Lease, provided that any subsevered parcel lease with respect to the Coach Unit shall not be subject to any lien or encumbrance in connection therewith, other than pursuant to the any severed Mortgage Loan Documents evidencing and securing the Coach Mortgage Loan, the IDA Documents and any Permitted Encumbrance; (9) Transfer all or any part of the Fund Member’s Membership Interest, and (10) otherwise deal with the Fund Member Units and its interest therein and its Membership Interest in the Company as if the Closing had occurred. In no event shall the Fund Member have any obligation, pursuant to this Section 7.8(a) or otherwise, to pay all or any portion of the Coach Unit Loan. In the event that the Fund Member shall repay the Coach Mezzanine Loan pursuant to this Section 7.8(a), the Coach Member shall be obligated to pay to the Fund Member the full amount of the Coach Mezzanine Loan.

88

(b)          If the Fund Member exercises any of its rights pursuant to Section 7.8(a), then (i) the Coach Member shall be responsible for the payment of any and all transfer taxes, mortgage recording taxes, recording fees, and title premiums payable with respect to any new owners or mortgagee title insurance policy required in connection therewith, and (ii) the Fund Member shall have the right to pay any expense that would otherwise be required to be paid by the Coach Member at Closing, including, but not limited to, the cost to remove any Title Defect or to satisfy any Material Litigation, and the amount of any expense actually incurred by Legacy Tenant, Legacy Mezzanine, the Fund Member or its designee that acquires title to the Fund Member Units, pursuant to clauses (i) and (ii) shall be paid or reimbursed to the Fund Member by the Coach Member. The obligations of the Coach Member pursuant to this Section 7.8 are guaranteed by the Coach Guarantor subject to and in accordance with the Coach Guaranty, and shall survive the Closing and the withdrawal of the Coach Member from the Company and the termination of this Agreement.

7.9.          Affiliate/Project Architect Agreements. Notwithstanding anything to the contrary contained in this Agreement, if (a) either (i) Developer or any other Affiliate of the Fund Member breaches or fails to comply with any of its material obligations under the Development Management Agreement or any agreement between the Company or Legacy Tenant and such Affiliate with respect to the Project (each an “Affiliate Agreement”), and such breach or failure to comply continues beyond the expiration of any applicable notice and cure period therein provided, (ii) Developer or any other Affiliate of the Fund Member shall have engaged in willful misconduct, fraud or gross negligence with respect to the Project, or (iii) the Project Architect breaches or fails to comply with any of its obligations under the Project Architect Agreement and (b) the Fund Member shall fail to cause the Company or Legacy Tenant, as applicable, to take commercially reasonable steps to enforce against Developer, such Affiliate or the Project Architect, as applicable, the obligations of such party or any claim which the Company or Legacy Tenant may have under such Affiliate Agreement or the Project Architect Agreement with respect to such breach or failure to comply or bad act, then the Coach Member may notify the Fund Member of such failure and request that the Fund Member cause the Company to take action to enforce any claim the Company or Legacy Tenant, as applicable, may have under such Affiliate Agreement or the Project Architect Agreement. If such failure shall continue for five (5) Business Days after such notice (of if after such five-Business Day period the Fund Member shall not be continuing to diligently pursue the enforcement of the applicable claim(s) the Company or Legacy Tenant may have under such Affiliate Agreement or the Project Architect Agreement), or if the “owner” under such Affiliate Agreement shall otherwise become entitled to terminate such Affiliate Agreement, as the case may be, pursuant to the terms thereof, then the Coach Member shall thereafter have the right (but not the obligation) to exercise, on behalf of the Company or Legacy Tenant, as applicable, all rights of the Company or Legacy Tenant, as the case may be, as a party to any such Affiliate Agreement or the Project Architect Agreement to enforce the rights of “owner” under any such agreement, including the right to terminate such Affiliate Agreement or the Project Architect Agreement (if and to the extent such Affiliate Agreement or the Project Architect Agreement provides for such termination as a remedy under such circumstances) and/or to institute litigation against Developer, Affiliate or the Project Architect, in each case upon and subject to the applicable provisions of such Affiliate Agreement or the Project Architect Agreement (including, without limitation, any notice requirements and cure periods provided for therein to the extent such cure periods shall not theretofore have expired).

89

7.10.         Subsidiaries. The Fund Member shall cause the Company to manage the business and affairs of each Subsidiary to the same extent and subject to the same limitations as it is authorized and obligated to manage the business and affairs of the Company. For the avoidance of doubt, all Subsidiaries shall be governed, managed and operated on the same basis as set forth herein with respect to the Company and, without limiting the foregoing, any matter that is a Major Decision with respect to the Company shall be a Major Decision with respect to each Subsidiary and may not be taken by a subsidiary of the Company without the unanimous consent of the Members as herein provided. For the avoidance of doubt, the fact that certain provisions of this Agreement specifically refer to both the Company and any Subsidiary, while others refer only to the Company, shall not limit the application of this Section 7.10.

90

ARTICLE 8
LIABILITY AND INDEMNIFICATION; INSURANCE

8.1.         Limited Liability of Members.

(a)          No Member or Indirect Owner, in such capacity, shall (i) be liable for the debts, liabilities, contracts or any other obligation of the Company, except to the extent expressly provided in this Agreement or in the Act, (ii) be liable for the debts or liabilities of any other Member, (iii) be required to contribute to the capital of, or loan, the Company any funds other than as expressly required in this Agreement, (iv) be liable, except as provided in this Agreement or as required by the Act, for the return of all or any portion of the Capital Contributions of any Member, or (v) except as otherwise expressly provided in this Agreement, have any priority over any other Member as to the return of its contributions to capital or as to compensation by way of income. Except as expressly provided in the Act or this Agreement, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Indirect Owner shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Indirect Owner. Notwithstanding the foregoing, nothing herein shall effect or limit in any manner the Coach Guaranty or the Related/Oxford Guaranty.

(b)          Except as expressly required by the Act or this Agreement, a Member shall not have any liability in excess of the amount it has committed to contribute or pay hereunder.

8.2.         Liability of Members.

(a)          A Member shall only be liable to make the payment of the Member’s Capital Contributions in accordance with the provisions of this Agreement, which, for the avoidance of doubt, shall include all amounts that (i) the Coach Member is required to pay or contribute pursuant and subject to the terms of this Agreement and the Development Agreement (including, without limitation, the Coach Costs Cap) or (ii) the Fund Member is required to pay or contribute pursuant and subject to the terms of this Agreement (and, in addition, the foregoing shall not be deemed to vitiate a Member’s obligation to make other payments expressly provided for in this Agreement). No Member shall, by virtue of its interest as a Member or an owner of a Membership Interest, be liable for any debts, obligations or liabilities of the Company.

(b)          No distribution to any Member shall be deemed a return or withdrawal of a Capital Contribution unless so designated by the Company, and no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company except as otherwise required by law.

(c)          Except as otherwise required by law, no Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or any other Member to restore said negative balance to zero.

91

8.3.         Right to Indemnification.

(a)          Subject to the limitations and conditions provided in this Article 8 and in the Act, including, without limitation, Section 8.4, and only to the extent not covered by insurance, each Person (an “Indemnified Person”) who is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”), or any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, by reason of the fact that he, she or it was or is a Member or an Indirect Owner, or he, she or it was or is the legal representative of or a manager, director, officer, partner, member, co-venturer, proprietor, trustee, employee, agent or Affiliate of a Member, or any guarantor of such Member’s obligations hereunder, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including attorneys’ fees and expenses) actually incurred by such Indemnified Person in connection with the defense or settlement of such Proceeding if (i) such Indemnified Person acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the best interest of the Company and (ii) the Indemnified Party’s conduct did not constitute gross negligence or willful or wanton misconduct or a breach of this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that his, her or its conduct was unlawful.

(b)          The aforesaid indemnity shall apply only to third party claims made against an Indemnified Person, and shall not apply to or cover any claims or suits or proceedings made or asserted or instituted by any Member or any of its Affiliates against the other Member or any of its Affiliates (including the Coach Lender, the Coach Guarantor, the Related/Oxford Guarantor or Developer), or any loss, liability, cost or expense suffered by such Member or any of its Affiliates as a result of any such claim or suit or proceeding, under this Agreement, the Development Agreement, the Loan Documents, the Coach Guaranty or the Related/Oxford Guaranty. In addition, the aforesaid indemnity shall not apply to or cover any claim or suit or proceeding made or asserted or instituted against (or any loss, liability, cost or expense suffered by) the Fund Member, Developer, Related, Oxford Guarantor or any of their respective Affiliates or their respective legal representatives, managers, directors, officers, partners, members, co-venturers, proprietors, trustees, employees or agents, arising out of or under any of the guarantees or indemnifications or undertakings provided by any of them to the Construction Lender or the MTA Parties, unless and to the extent such claim or suit or proceeding arises out of any act or, where there is an affirmative obligation of the Coach Member to act, any omission, by the Coach Member or any of its Affiliates.

(c)          The satisfaction of any indemnification under this Section 8.3 or under Section 3.11(c) shall be a Project Cost and each Member shall be responsible for its proportionate share thereof based on their respective Percentage Interest (subject, in the case of the Coach Member, to the Coach Costs Cap).

92

8.4.          Member Indemnity. Each Member (in such capacity, a “Member Indemnitor”) shall indemnify the Company, the other Member and any Affiliate, legal representative, manager, director, officer, partner, member, co-venturer, proprietor, trustee, employee, or agent of such other Member, and the Related/Oxford Guarantor, if the Coach Member is the Member Indemnitor, or the Coach Guarantor and the Coach Lender, if the Fund Member is the Member Indemnitor (each a “Member Indemnified Person”), and shall hold each Member Indemnified Person harmless from and against any claims, judgments, penalties, fines, settlements, damages, liabilities, and costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Member Indemnified Person (i) by reason of, or in connection with, the construction by or on behalf of such Member Indemnitor of any Finish Work in the Unit or Units owned (or beneficially owned) by the Member Indemnitor, (ii) arising out of or resulting from the fraud or willful misconduct of such Member Indemnitor or any of its Affiliates or any of its constituent direct or indirect investors, or a breach by any such Person of this Agreement, the Development Agreement or any of the Loan Documents or (iii) arising out of, or otherwise resulting from the breach by such Member Indemnitor or any of its Affiliates of the Project Documents, in each case unless the Member Indemnified Person’s actions constitute gross negligence or willful or wanton misconduct or a breach of this Agreement. In addition, the Fund Member, as Member Indemnitor, shall indemnify the Coach Member and its other Member Indemnified Persons, and shall hold the Coach Member and each such other Member Indemnified Person harmless, from and against any claims, judgments, penalties, fines, settlements, damages, liabilities, and costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or in connection with any claim for commission or similar fee under the L’Oreal Brokerage Agreement. In no event shall any Member be liable for, and each Member, on behalf of itself and its respective Affiliates, hereby waives any claim for, any special, punitive or consequential damages, including loss of profits or business opportunity arising under or in connection with this Agreement. Without limiting the terms of the Coach Guaranty or the Related Oxford Guaranty, the satisfaction of any indemnification provided for in this Section 8.4 shall be made from, and limited to, the Membership Interest of the Member Indemnitor.

8.5.          Survival. The rights granted under Section 8.3 and Section 8.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder and shall be deemed contract rights, and no amendment, modification or repeal of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

8.6.          Advance Payment. The right to indemnification conferred by Section 8.3, subject to the terms and conditions of such provision, shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of (a) a written affirmation by such Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification under this Article 8, (b) a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Article 8 or otherwise, and (c) a pledge of such Person’s (or the applicable Member’s) Membership Interest in form reasonably acceptable to the other Member to secure the repayment obligation described in the foregoing clause (b).

93

8.7.          Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred by this Article 8 shall not be exclusive of any other right which a Person may have or hereafter acquire under any law (common or statutory), provision of the Articles, or otherwise.

8.8.          Savings Clause. If Section 8.3 or Section 8.4 or any portion of either thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company or the Member Indemnitor, as applicable, shall nevertheless indemnify and hold harmless each Indemnified Person or Member Indemnified Person, as applicable, as to costs, charges and expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated.

8.9.          Insurance. During the performance of Developer Work, the Company shall cause Legacy Tenant to carry such insurance in at least the amounts and types required under the Loan Documents and the Project Documents. In addition, the Company shall obtain and maintain insurance, at the Company’s expense, on behalf of the Members and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the Company and/or the Members’ acts or omissions as the Members of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The cost of all insurance obtained by the Legacy Tenant or the Company pursuant to this Section 8.9, or by Developer pursuant to the Development Agreement, shall be a Project Cost as set forth in the Budget (subject, in the case of the Coach Member’s allocable share thereof, to the Coach Costs Cap), and, during the term of the Construction Loan, premiums for all such insurance shall be funded to a reserve held by the Mortgage Loan Agent or Mezzanine Loan Agent for the payment of insurance premiums pursuant to the terms of the Loan Documents.

ARTICLE 9
TRANSFERS OF INTERESTS

9.1.         General Restrictions.

(a)          Prior to the Closing and the conveyance of the Coach Unit to the Coach Member pursuant to this Agreement, no Member may, directly or indirectly, transfer, sell, convey, assign, mortgage, pledge, hypothecate, or otherwise dispose of or encumber all or any part of such Member’s Membership Interest (each of the foregoing a “Transfer”), or cause, permit or suffer to occur any Transfer, except as expressly required or permitted under this Agreement or with the prior written consent of the other Member. As used in this Section 9.1, a “Transfer” also includes with respect to a Member or any Indirect Owner of such Member that is not a natural person, (i) a Transfer in respect of any ownership interest in such Member or Indirect Owner, and (ii) except as expressly permitted under this Agreement, any change in Control of such Member. Any purported Transfer of a Membership Interest in violation of the terms of this Agreement shall be null and void ab initio and of no effect. A Transfer permitted hereunder shall be effective as of the date specified in the instruments relating thereto. Any Transfer made by any permitted transferee hereunder shall be subject to the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make any Transfer.

94

(b)          A Transfer shall not include, for any purpose under this Agreement, any direct or indirect, issuance, transfer, sale, conveyance, assignment, mortgage, pledge, hypothecation, or other disposition or encumbrance, however structured, in respect of any direct or indirect interest in, or any change in Control of, any Person whose securities are listed on a nationally or internationally recognized exchange or quotation system (such Person, a “Public Person”), which shall include, without limitation, the merger, consolidation or combination of a Public Person with or into any other Person (regardless of which party is the surviving Person and regardless of whether the surviving Person continues to be a Public Person), or the sale, assignment, conveyance or other disposition of all or substantially all of the assets of a Public Person to any Person (regardless of whether the assignee is or continues to be a Public Person). A Transfer shall also not include (i) any lease of all or any portion of any Unit entered into in accordance with the terms of this Agreement, (ii) any transfer of the Fund Member’s Membership Interest made pursuant to Section 4.3(c), (iii) any change in Control of the Company pursuant to Section 7.8 or in the Fund Member upon or at any time following any change in Control of the Company pursuant to Section 7.8 or any change in Control of Coach Guarantor at any time, or (iv) any Transfer made as a result of any foreclosure or other enforcement action taken by the Mezzanine Loan Agent, on behalf of the Mezzanine Lender, or the Mezzanine Lender under the Mezzanine Loan Documents.

(c)          Notwithstanding the prohibitions contained in Section 9.1(a) (but subject to, and without limiting, the provisions of Section 9.1(b)), the following Transfers shall be permitted:

(i)          the Coach Member may, without the consent or approval of the Fund Member, (A) admit as debt and equity members or partners, directly or indirectly, into the Coach Member, (B) Transfer all or any part of its Membership Interest to, and (C) may cause or permit the interest of any Indirect Owner of the Coach Member to be Transferred to (1) the Coach Lender or its Affiliates, (2) the Coach Guarantor or one or more other Affiliates of the Coach Member or the Coach Guarantor, (3) an entity created by merger, reorganization or recapitalization of or with the Coach Guarantor or any of its Affiliates, (4) a purchaser of all or substantially all of the assets of the Coach Guarantor or any of its Affiliates or of a controlling interest in the Coach Guarantor or any of its Affiliates, or (5) any of the direct or indirect constituent members of the Coach Member, provided that (x) following such Transfer, the Coach Member shall continue to be Controlled directly or indirectly by the Coach Guarantor or the purchaser of all or substantially all of the assets of or a controlling interest in, or any successor by merger, reorganization or recapitalization of or with, the Coach Guarantor, (y) such Transfer shall not impair, vitiate or otherwise adversely affect the Coach Guaranty made by the Coach Guarantor (or any replacement guarantor(s) acceptable to the Fund Member), and (z) the Coach Member shall be responsible for all costs and expenses in connection therewith (including, without limitation, any state or local transfer taxes that may arise as a result of such Transfer); and

95

(ii)         the Fund Member may, without the consent or approval of the Coach Member, (A) admit as debt and equity members or partners directly or indirectly into the Fund Member, (B) Transfer all or any part of its Membership Interest to (1) Related or any other Affiliate of the Fund Member or the Related/Oxford Guarantor, or (2) among the direct or indirect constituent members of the Fund Member, and (C) cause or permit the interest of any Indirect Owner of the Fund Member to be Transferred, provided that (w) following such Transfer, unless a Removal Notice has been delivered by the Coach Member pursuant to Section 7.7 hereof, (i) the Fund Member shall continue to be Controlled by Related or Related and Oxford, it being acknowledged and agreed that a change in Control of the Fund Member may occur upon or following the giving of a Removal Notice, and (ii) Related and Related Affiliates shall continue to own (directly or indirectly) at least 75% of the economic interest in the Fund Member owned by Related as of the date hereof (of which 15% may be owned by Related Affiliates), (x) such Transfer shall not impair, vitiate or otherwise affect the Related/Oxford Guaranty made by the Related/Oxford Guarantor (or any replacement guarantor(s) approved by the Coach Member), (y) such Transfer shall be permitted (or all required consents thereto shall have been obtained) under the Building C Lease and other Project Documents and from the Third Party Lender under the Loan Documents, and (z) the Fund Member shall be responsible for all costs and expenses in connection therewith (including, without limitation, any state or local transfer taxes that may arise as a result of such Transfer); and

(iii)        any Transfer that constitutes a Permitted Estate/Family Transfer shall be permitted, without the consent or approval of the other Member, provided that any such Transfer shall comply with the foregoing provisions of this Section 9.1(c).

(d)          Notwithstanding the foregoing provisions of Section 9.1(c), neither the Coach Member nor the Fund Member shall have the right, at any time, to consummate or agree to consummate any Transfer which has the effect of either diluting the other Member’s equity interest in and to the Company or which will otherwise result in a decrease in the other Member’s rights, entitlements and/or benefits contained herein with respect to the Company, the Company’s business and/or the Company’s assets.

(e)          For purposes of clarity, (i) any Indirect Owner of any interest in the Company shall have the right to pledge its indirect interest in the Company as security for any default member loan, and Person having an ownership interest, whether direct or indirect, legal or beneficial, in Podium Fund JV other than Podium Fund MM shall have the right to pledge its indirect interest in the Company as security for any debt or otherwise, and (ii) the Fund Member shall have the right to enter into any lease or any agreement to sell or otherwise transfer fee simple title to all or any portion of any of the Fund Member Units with any Person other than a Retail Premises Competitor or Additional Office Premises Competitor without the consent or approval of the Coach Member, subject to and in accordance with the terms and conditions of the Project Documents and the Loan Documents, provided that, except as otherwise provided in Section 7.8(a), the Tenant under any lease of the Additional Office Units shall not be permitted to occupy the premises demised under such lease, and any sale or other transfer of fee title to any of the Fund Member Units shall not occur or close pursuant to any such agreement, as applicable, prior to Substantial Completion and the consummation of the Closing and conveyance of the Coach Unit to the Coach Member in accordance with the terms of this Agreement. Nothing in this Section 9.1(e) or any other provisions of this Agreement shall prohibit (A) Legacy Tenant, Developer or any Tenant under any lease of all or any portion of any Additional Office Unit from performing any finish or other work in any Additional Office Unit prior to the Closing Date, or (B) Legacy Tenant from leasing all or any portion of the Retail Unit or the Parking Unit or the tenant or operator under any such lease from occupying and using all or any portion of the Retail Unit or the Parking Unit for the conduct of business prior to the Closing Date.

96

9.2.         Rights of Transferees. A transferee of a Membership Interest (or a part thereof) pursuant to a Transfer permitted by Section 9.1 shall be admitted to the Company as a “Substitute Member” (to the extent of the Membership Interest so Transferred in the case of a Transfer of less than all of the Membership Interest of the transferor Member) entitled to all the rights, and subject to all of the obligations and restrictions, of the transferor Member (to the extent of the Membership Interest so Transferred) in accordance with the terms of Section 9.3.

9.3.         Substitute Members.

(a)          No transferee of all or part of a Member’s Membership Interest shall become a Substitute Member in place of the transferor unless and until:

(i)          The transferor (if living) has stated such intention in the instrument of Transfer;

(ii)         The transferee has executed an instrument, in form and substance reasonably satisfactory to the Company and the non-Transferring Member, accepting and adopting the terms and provisions of the Articles and this Agreement; and

(iii)        The transferee has caused to be paid all reasonable out-of-pocket expenses actually incurred by the Company in connection with the admission of the transferee as a Substitute Member.

Upon satisfaction of all the foregoing conditions with respect to a particular permitted transferee, the Members shall cause this Agreement to be duly amended to reflect the admission of the transferee as a Substitute Member.

(b)          Notwithstanding any provision in this Agreement to the contrary, no Transfer otherwise permitted by this Article 9 shall be permitted if (i) such Transfer would (A) result in a violation of the terms of the Loan Documents, (B) such Transfer would result in the Company being treated, for U.S. tax purposes, as a publicly traded partnership taxable as a corporation, or (C) violate any applicable Laws, or with respect to a Transfer made by the Fund Member only, would violate the terms of the Building C Lease or any of the other Project Documents, or (ii) the proposed transferee is (A) domiciled in a jurisdiction identified by the Financial Action Task Force for Money laundering as being a non-cooperative country or territory or by the United States Secretary of the Treasury as warranting special measures because of money laundering concerns under Section 311 or 312 of the USA PATRIOT Act, (B) subject to sanctions administered by the Office of Foreign Asset Control of the United States Department of Treasury (“OFAC”) or included in any Executive Orders or on the list of “Specially Designated Nationals” and “Blocked Persons” maintained by OFAC, or (C) is a Senior Foreign Political Figure under Section 312 of the USA PATRIOT Act (“SFPF”), an immediate family member of a SFPF, or a person who maintains a close personal relationship with any such individual or a corporation, business or other entity that has been formed by or for the benefit of such individual. A transferee of a Membership Interest (or a part thereof) pursuant to a Transfer permitted by Section 9.1 shall represent and warrant to the non-transferring Member and the Company that is complies with the foregoing clause (ii) of this Section 9.3(b), and that any monies used by such Person to fund its investments are not derived from or related to any illegal activities, including, but not limited to, money laundering activities, or derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a United States embargo enforced by OFAC.

97

9.4.          Effect of Admission as a Substitute Member. Unless and until admitted as a Substitute Member pursuant to Section 9.3, a transferee of a Member’s Membership Interest shall not be entitled to exercise any rights of a Member in the Company, including the right to vote, grant approvals or give consents with respect to such Membership Interest, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records, but such transferee shall be entitled to receive, to the extent of the Membership Interest transferred to such transferee, the distribution to which the transferor would be entitled. A transferee who has become a Substitute Member has, to the extent of the Membership Interest transferred to such Substitute Member, all the rights and powers of the Person for whom such Substitute Member is substituted and is subject to the restrictions and liabilities of a Member under the Articles, this Agreement and the Act. Upon admission of a transferee as a Substitute Member, the transferor of the Membership Interest so acquired by the Substitute Member shall cease to be a Member of the Company to the extent of such transferred Membership Interest. A Person shall cease to be a Member upon Transfer of all of such Member’s Membership Interest whether or not the transferee becomes a Substitute Member.

9.5.          Additional Members. Upon approval of all of the Members, any Person may become an additional member (an “Additional Member”) of the Company and additional Membership Interests may be issued to such Person and existing Members for such consideration and on such terms and conditions as all of the Members, collectively, may determine at the time of admission. No Additional Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

9.6.          Withdrawal. Except as otherwise expressly provided in this Agreement (including, without limitation, as permitted pursuant to Section 3.8 of this Agreement with respect to the Coach Member), a Member shall not have any right to withdraw from the Company as a Member prior to its dissolution and winding up.

ARTICLE 10
EVENT OF DEFAULT

10.1.          Event of Default. If any of the following events (each such event, an “Event of Default”) occurs and is continuing with respect to a Member, then such Member shall be deemed to be a “Defaulting Member” and the other Member shall be deemed to be a “Non-Defaulting Member” (unless a separate Event of Default has occurred and is continuing with respect to that Member):

98

(a)          the occurrence of any Bankruptcy Action with respect to such Member or, in the case of the Coach Member, the Coach Guarantor, or, in the case of the Fund Member, Related or Oxford Guarantor; provided, however, that an involuntary Bankruptcy Action filed against any such Person by a Person which is not affiliated such Person shall not be an Event of Default unless such involuntary Bankruptcy Action is not discharged within ninety (90) days;

(b)          a Transfer has occurred with respect to such Member in violation of Article 9;

(c)          such Member has caused the Company to take any action without the prior consent of the other Member to the extent such consent is required pursuant to the terms of this Agreement, including, without limitation, such Member causing any Bankruptcy Action to occur with respect to the Company or any of its Subsidiaries.

10.2.        Remedies and Damages.

(a)          Upon the occurrence and during the continuance of an Event of Default, the Non-Defaulting Member shall have the right, and without prejudice to any rights and remedies otherwise available to the Non-Defaulting Member under this Agreement or at law or in equity, to (i) seek equitable relief by way of injunction, or (ii) to compel specific performance without the need to prove actual damages. The failure or delay by a Member in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise hereunder. Upon the occurrence and during the continuance of an Event of Default pursuant to Section 10.1(a) above, then in addition to all other rights the Company or the Non-Defaulting Member may have as a result of such Event of Default, all rights of approval or consent granted to the Defaulting Member under Section 7.2 or elsewhere in this Agreement shall be suspended and terminate from and after the date of such Event of Default; provided, however, such Defaulting Member shall still retain any approval rights with respect to (i) any action which would cause the Company or any of its Subsidiaries to become an entity other than a Delaware limited liability company; (ii) the merger, consolidation, dissolution, liquidation, reorganization or filing of a Bankruptcy Action with respect to the Company or any of its Subsidiaries; (iii) amending this Agreement; (iv) entering into any agreement which would cause the Defaulting Member or any of its Affiliates to become a guarantor or to otherwise become personally liable for any indebtedness of the Company; or (v) materially changing the nature or scope of the Company’s business.

(b)          The Defaulting Member shall be liable to the Company and the Non-Defaulting Member and its Member Indemnified Parties for all actual costs, expenses, losses, liabilities and damages arising directly or indirectly from or in connection with any such Event of Default, including, without limitation, attorneys’ fees and expenses, actually incurred by the Non-Defaulting Member or any of its Member Indemnified Persons or by the Company, and shall indemnify the Company and the Non-Defaulting Member and its Member Indemnified Persons and hold each of them harmless from and against any and all actual losses, costs, expenses, obligations or liabilities resulting or arising from such Event of Default. No costs or expenses incurred by the Defaulting Member in connection with the foregoing indemnity shall be considered a contribution of capital hereunder or a loan to the Company nor included in calculating such Member’s Capital Account or otherwise considered in determining any ownership interest or right to receive any distribution or other payments from the Company or the other Members.

99

(c)          In no event shall any Member be liable for, and each Member, on behalf of itself and its respective Affiliates, hereby waives any claim for, any special, punitive or consequential damages, including loss of profits or business opportunity arising under or in connection with this Agreement or any default or Event of Default by a Member hereunder.

(d)          The Coach Member hereby agrees to accept performance by the Related/Oxford Guarantor of any term, covenant, condition or agreement to be performed by the Fund Member under this Agreement with the same force and effect as though performed by the Fund Member. The Fund Member hereby agrees to accept performance by the Coach Guarantor of any term, covenant, condition or agreement to be performed by the Coach Member under this Agreement with the same force and effect as though performed by the Coach Member.

ARTICLE 11
DISSOLUTION AND TERMINATION

11.1.        Events Causing Dissolution.

(a)          The Company shall be dissolved upon the first to occur of the following events:

(i)          the date on which all of the Members enter into a written agreement to dissolve the Company;

(ii)         the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii)        at any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Act.

(b)          The commencement of a Bankruptcy Action by or against any Member shall not, in and of itself, result in the dissolution of the Company or in the cessation of the Member being a member in the Company. To the fullest extent permitted by law, the resignation of a Member or the dissolution of a Member shall not, by itself, constitute a dissolution of the Company.

11.2.        Cash Distributions Upon Dissolution; Procedures.

(a)          Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 11.1, the Members shall proceed to liquidate the Company as quickly as possible consistent with obtaining the full fair market value of the Company’s property and during such period of liquidation all of the provisions of this Agreement shall remain in effect. The Company shall notify all known creditors and claimants of the dissolution of the Company in accordance with applicable law. The liquidation proceeds shall be applied and distributed, except as otherwise required by Law, to the Members in accordance with the provisions of Section 6.1.

100

(b)          To the extent that property of the Company is not sold, the Coach Member will receive the Coach Unit and the Fund Member will receive the Fund Member Units, subject to performance by each such Member of its respective obligations under this Agreement. Any property distributed in kind upon liquidation of the Company shall be treated as though the property was sold and the cash proceeds distributed. Notwithstanding anything to the contrary contained in this Section 11.2, if and to the extent that any Member shall be or be deemed to be a Non-Contributing Member, liquidation proceeds that shall otherwise be payable under this Section 11.2 shall be made to the Contributing Member(s) to the extent of unpaid principal and interest of such Contributing Member’s Member Loan to such Non-Contributing Member.

11.3.        Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, the Certificate of Cancellation as required by the Act shall be executed and filed by the Fund Member with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Cancellation with the Secretary of State of the State of Delaware, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. Thereafter, the Fund Member shall have the authority to distribute any Company property discovered after dissolution, to convey real estate and to take such other action as may be necessary on behalf of and in the name of the Company.

ARTICLE 12
ACCOUNTING, BANK ACCOUNTS, BOOKS, RECORDS AND REPORTS

12.1.        Fiscal Year and Accounting Method. The Fiscal Year and taxable year of the Company shall be as defined in Section 2.1 hereof. The Members, collectively, shall determine the accounting method to be used by the Company.

12.2.        Books and Records.

(a)          The books and records of the Company shall be maintained at the principal office of the Company. In addition, the Company shall maintain the following:

(i)          A current list of the full name and last known business address of each Member;

(ii)         A copy of the filed Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed;

(iii)        Copies of the Company’s federal, state and local income tax returns and reports and financial statements, if any, for the three most recent years; and

(iv)         Copies of this Agreement, the Development Agreement, the Condominium Documents, and any other agreement to which the Company is a party, and any amendments thereto.

101

(b)          Each Member (or such Member’s designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member’s own expense) all books and records of the Company.

12.3.        Financial Reports. On or before the (a) sixtieth (60th) day following the end of each of the first three quarters of each Fiscal Year of the Company, and (b) ninetieth (90th) day following the end of the last quarter of each Fiscal Year of the Company, the Fund Member shall cause to be prepared and delivered to each Member an unaudited balance sheet and profit and loss statement for such fiscal quarter. Furthermore, on or before the one hundred twentieth (120th) day following the end of each Fiscal Year of the Company, the Fund Member shall cause to be prepared and delivered to each Member all information with respect to the Company necessary for the Members’ federal and state income tax returns, including a Form K-1 or its equivalent and a financial report for the preceding Fiscal Year audited by the Company’s Accountants which shall include a balance sheet and a profit and loss statement. All financial reports and statements described in this Section 12.3 shall be prepared in accordance with GAAP applied on a consistent basis.

12.4.        Tax Returns, Elections and Tax Matters Member. The Fund Member is hereby designated as the Company’s “Tax Matters Member”, which shall have the same meaning as “tax matters partner” under the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service in any audit or examination of any Company tax return and before any court, provided, that the Fund Member shall have no authority to settle any disputed matter in a manner which could adversely affect the Coach Member without the prior written consent of the Coach Member. The Tax Matters Member shall cause the Company to prepare and timely file all federal, state and local income tax returns or other returns or statements required by applicable law. At least thirty (30) days before any such return is to be filed, the Tax Matters Member shall furnish to the Coach Member copies of the returns proposed to be filed for its approval which shall be required before filing and which shall not be unreasonably withheld, conditioned or delayed. The Company shall claim all deductions and make such elections for federal or state income tax purposes which the Tax Matters Member reasonable believes will provide the most favorable results for the Members. The Coach Member shall have the right to appear in and defend any such disputed matter by which it could be adversely affected, with separate counsel of its own choice, at its own cost and expense.

12.5.        Bank Accounts. All funds of the Company shall be deposited in a separate bank, money market or similar accounts(s) approved by the Members and in the Company’s name. Withdrawals therefrom shall be made only by Persons authorized to do so by the Fund Member.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1.        Representations and Warranties of the Coach Member. The Coach Member represents and warrants to the Fund Member the following as of the date hereof:

(a)          Coach Guarantor is a corporation organized, existing and in good standing under the laws of the State of Maryland, and the Coach Member is a limited liability company] organized, existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in and is in good standing under the laws of the State of New York.

102

(b)          The execution, delivery and performance by the Coach Member of this Agreement and by Coach Guarantor of the Coach Guaranty have been duly authorized by all necessary action, do not and will not contravene (i) its organizational or governing documents, (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect with respect to the Coach Member or the Coach Guarantor, as applicable, or (iii) any indenture, loan, credit agreement or other agreement, lease or instrument to which it is a party or by which it or its assets may be bound or affected, the failure to comply with which would have a material adverse effect on the ability of the Coach Member to perform its obligations under this Agreement or the Coach Guarantor to perform its obligations under the Coach Guaranty, as applicable, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

(c)          No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by the Coach Member for the due execution, delivery and performance of this Agreement or by the Coach Guarantor for the due execution, delivery and performance of the Coach Guaranty.

(d)          Neither the Coach Member nor the Coach Lender is domiciled in a jurisdiction identified (i) by the Financial Action Task Force for Money laundering as being a non-cooperative country or territory or (ii) by the United States Secretary of the Treasury as warranting special measures because of money laundering concerns under Section 311 or 312 of the USA PATRIOT Act. The monies used to fund the Coach Member’s and the Coach Lender’s investments are not derived from or related to any illegal activities, including, but not limited to, money laundering activities, and the Coach Member and the Coach Lender will retain evidence of the source of funds. Neither the Coach Member nor the Coach Lender is subject to sanctions administered by OFAC nor are they included in any Executive Orders or on the list of “Specially Designated Nationals” and “Blocked Persons” maintained by OFAC. The monies used to fund the Coach Member’s and the Coach Lender’s investments are not derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a United States embargo enforced by OFAC. Neither the Coach Member nor the Coach Lender is (A) an SFPF (B) an immediate family member of a SFPF, or (C) a person who maintains a close personal relationship with any such individual or a corporation, business or other entity that has been formed by or for the benefit of such individual. The Coach Member will provide the Fund Member any information that may be reasonably requested to comply with applicable law addressed in this Section 13.1(d). The Coach Member will promptly notify the Fund Member in writing if there is any change with respect to the representations and warranties provided in this Section 13.1(d).

(e)          The Coach Member is not a “foreign person” within the meaning of Sections 897 or 1445 of the Code, or any similar law requiring disclosure or withholding with respect to a “foreign person” (as used in the Code).

103

(f)          To the Coach Member’s Knowledge, as of the date hereof, there is no action, suit, proceeding or investigation pending, or threatened in writing against the Coach Member, the Coach Lender or their respective Affiliates in any court or by or before any governmental authority which, if adversely determined, would be reasonably expected to materially and adversely affect the ability of the Coach Member or the Coach Lender to carry out the transactions and obligations contemplated by this Agreement.

(g)          This Agreement in all respects represent valid and legally binding obligations of the Coach Member, which are enforceable against the Coach Member in accordance with the terms thereof, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

13.2.        Representations and Warranties of the Fund Member. The Fund Member represents and warrants to the Coach Member the following as of the date hereof:

(a)          The Fund Member is a limited liability company organized, existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in and is in good standing under the laws of the State of New York. Related is a limited partnership, existing and in good standing under the laws of the State of New York. Oxford Guarantor is an Ontario limited partnership, existing and in good standing under the laws of the province of Ontario, Canada.

(b)          The execution, delivery and performance by the Fund Member of this Agreement and by the Related/Oxford Guarantor of the Related/Oxford Guaranty have been duly authorized by all necessary action, do not and will not contravene (i) its organizational or governing documents, (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect with respect to the Fund Member or the Related/Oxford Guarantor, as applicable, or (iii) any indenture, loan, credit agreement or other agreement, lease or instrument to which it is a party or by which it or its assets may be bound or affected, the failure to comply with which would have a material adverse effect on the ability of the Fund Member to perform its obligations under this Agreement or the Related/Oxford Guarantor to perform its obligations under the Related/Oxford Guaranty, as applicable, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

(c)          No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by the Fund Member for the due execution, delivery and performance of this Agreement or by the Related/Oxford Guarantor for the due execution, delivery and performance of the Related/Oxford Guaranty.

104

(d)          Neither the Fund Member nor the Related/Oxford Guarantor is domiciled in a jurisdiction identified (i)by the Financial Action Task Force for Money laundering as being a non-cooperative country or territory or (ii) by the United States Secretary of the Treasury as warranting special measures because of money laundering concerns under Section 311 or 312 of the USA PATRIOT Act. The monies used to fund the Fund Member’s and the Related/Oxford Guarantor’s investments are not derived from or related to any illegal activities, including, but not limited to, money laundering activities, and the Fund Member and the Related/Oxford Guarantor will retain evidence of the source of funds. Neither the Fund Member nor the Related/Oxford Guarantor is subject to sanctions administered by OFAC nor are they included in any Executive Orders or on the list of “Specially Designated Nationals” and “Blocked Persons” maintained by OFAC. The monies used to fund the Fund Member’s and the Related/Oxford Guarantor’s investments are not derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a United States embargo enforced by OFAC. Neither the Fund Member nor the Related/Oxford Guarantor is (i) a SFPF, (ii) an immediate family member of a SFPF, or (iii) a person who maintains a close personal relationship with any such individual or a corporation, business or other entity that has been formed by or for the benefit of such individual. The Fund Member will provide the Coach Member any information that may be reasonably requested to comply with applicable law addressed in this Section 13.2(d). The Fund Member will promptly notify the Coach Member in writing if there is any change with respect to the representations and warranties provided in this Section 13.2(d).

(e)          The Fund Member is not a “foreign person” within the meaning of Sections 897 or 1445 of the Code, or any similar law requiring disclosure or withholding with respect to a “foreign person” (as used in the Code).

(f)          To Fund Member’s Knowledge, as of the date hereof there is no action, suit, proceeding or investigation pending, or threatened in writing against the Fund Member, the Related/Oxford Guarantor or Developer, their respective Affiliates or the Project in any court or by or before any governmental authority which, if adversely determined, would be reasonably expected to materially and adversely affect the ability of the Related/Oxford Guarantor, the Fund Member or Developer to carry out the transactions and obligations contemplated by this Agreement.

(g)          This Agreement in all respects represent valid and legally binding obligations of the Fund Member, which are enforceable against the Fund Member in accordance with the terms thereof, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

ARTICLE 14
MISCELLANEOUS

14.1.        Title to Assets; Certain Waivers. Title to all assets acquired by the Company shall be held in the name of the Company. Except as expressly provided herein, no Member shall individually have any ownership interest or rights in any assets of the Company or any of its Subsidiaries, except indirectly by virtue of such Member’s ownership of a Membership Interest. Except as otherwise provided herein, each Member irrevocably waives during the term of the Company any right that it may have to: (a) cause the Company or any of its assets, or any Subsidiary or the assets of any Subsidiary, to be partitioned; (b) cause the appointment of a receiver for all or any portion of the assets of the Company or any of its Subsidiaries; (c) compel any sale of all or any portion of the assets of the Company or any of its Subsidiaries pursuant to applicable law; or (d) file a complaint, or to institute any proceeding at law or in equity, or to cause the termination, dissolution or liquidation of the Company or any of its Subsidiaries. Except as otherwise provided herein, each Member irrevocably waives during the term of the Company any right that it may have under (i) Section 17-604 of the Act to withdraw and receive the fair value of their partnership interests or (ii) Section 17-606 of the Act with respect to status as a creditor of the Company with respect to distributions.

105

14.2.          Nature of Interest in the Company. A Member’s Membership Interest shall be personal property for all purposes.

14.3.          Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder. No provision of this Agreement may be waived except by a written instrument executed by the party against whom the enforcement of such waiver is sought and then only to the extent set forth in such instrument.

14.4.          Amendment. This Agreement embodies the entire understanding among the Members concerning the Company and their relationship as Members and supersedes any and all prior negotiations, understandings or agreements concerning such relationship. This Agreement may be amended or modified from time to time only by a written instrument executed and agreed to by all of the Members.

14.5.          No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. Notwithstanding anything contained in this Agreement, no creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any Member. The parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in the Agreement or in any party to this Agreement held by any other Person.

14.6.          Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and the remaining provisions shall be construed and enforced in all respect as if such invalid or unenforceable provision or provisions had been omitted and substituted with a provision(s) that is valid and enforceable and most closely effectuates the original intent of this Agreement.

14.7.          Binding Agreement. Subject to the restrictions on the disposition of Membership Interests herein continued, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

106

14.8.        Headings; Exhibits; Schedules. The headings of the articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms and provisions hereof. All Exhibits and Schedules attached to this Agreement or subsequently incorporated herein are hereby made (and shall be deemed) a part of this Agreement.

14.9.        Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Act to the extent of any inconsistency or contradiction between them.

14.10.      Jurisdiction; Waiver of Trial by Jury.

(a)          Except as expressly set forth in Section 3.10, the Members hereby irrevocably and unconditionally (i) agree that the exclusive forum for any suit, action or other legal proceeding arising out of or relating to this Agreement shall be the Supreme Court of the State of New York in New York County or the United States, Southern District of New York; (ii) consent to, and waive any and all personal rights under the laws of any state to object to the jurisdiction of each such court in any such suit, action or proceeding; and (iii) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. In furtherance of such agreement, each Member agrees, upon request of the other Member, to discontinue (or cause to be discontinued) any such suit, action or proceeding pending in any other jurisdiction or court and the Members irrevocably consent to the service of any and all process in any such suit, action or proceeding by service of copies of such process to the Fund Member or the Coach Member, as the case may be, at its address provided herein. Nothing in this Section 14.10, however, shall affect the right of the Members to serve legal process in any other manner permitted by law.

(b)          TO THE FULL EXTENT PERMITTED BY LAW, THE MEMBERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF THE MEMBERS, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY AFFILIATES, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(c)          The waivers contained in this Section 14.10 are given knowingly and voluntarily by the Members and, with respect to the waiver of jury trial, is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. The Members are hereby authorized to file a copy of this Section 14.10 in any proceeding as conclusive evidence of these waivers by the other party.

107

14.11.      Notices.

(a)          Any and all notices, demands, requests, consents, approvals or other communications (each, a “Notice”) permitted or required to be made under this Agreement shall be in writing, signed by the party giving such Notice and shall be delivered (i) by hand (with signed confirmation of receipt), (ii) by nationally or internationally recognized overnight mail or courier service (with signed confirmation of receipt), or (iii) by facsimile transmission (with a confirmation copy delivered in the manner described in clause (i) or (ii) above). All such Notices shall be deemed delivered, as applicable: (x) on the date of the personal delivery or facsimile (as shown by electronic confirmation of transmission) if delivered by 5:00 p.m., and if delivered after 5:00 p.m. then on the next business day; or (y) on the next business day for overnight mail. Notices directed to a party shall be delivered to the parties at the addresses set forth below or at such other address or addresses as may be supplied by written Notice given in conformity with the terms of this Section 14.11:

(i)           If to the Coach Member, to:

Coach Legacy Yards LLC
c/o Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Todd Kahn
Facsimile: (212) 629-2398

with a copy to:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Mitchell L. Feinberg

Facsimile: (212) 629-2298

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.
Facsimile: (212) 859-4000

(ii)          If to the Fund Member:

Podium Fund Tower C SPV LLC
c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Jeff T. Blau and L. Jay Cross

Facsimile: (212) 801-3540

108

with a copy to each of the following:

The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Richard O’Toole

Facsimile: (212) 801-1036

Oxford Hudson Yards LLC
320 Park Avenue, 17th Floor
New York, New York 100022
Attention: Dean J. Shapiro
Facsimile: (212) 986-7510

Oxford Properties Group
Royal Bank Plaza, North Tower,

200 Bay Street, Suite 900,

Toronto, Ontario M5J 2J2 Canada
Attention: Chief Legal Counsel
Facsimile: (416) 868-3799

and, if different than the address set forth above, to the address posted from time to time as the corporate head office of Oxford Properties Group on the website www.oxfordproperties.com to the attention of the Chief Legal Counsel (unless the same is not readily ascertainable or accessible by the public in the ordinary course)

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955

(b)          Any counsel designated above or any replacement counsel that may be designated respectively by any party or such counsel by written Notice to the other parties is hereby authorized to give Notices hereunder on behalf of its respective client.

14.12.      Counterparts. This Agreement may be executed in multiple counterparts, and each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument. The exchange of signature pages by facsimile or portable document format (“PDF’) transmission shall constitute effect delivery of such signature pages and may be used in lieu of the original signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

109

14.13.         Further Assurances. Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

14.14.         Rights Upon Withholding of Consent. In any instance where a consent or approval by a Member is not to be unreasonably withheld or delayed, if the Member seeking such consent or approval claims that such consent has been unreasonably withheld or delayed, such Member may not seek or recover damages against the other Member, but may only either (a) invoke expedited arbitration in accordance with the provisions of Section 3.10 hereof seeking to cause such Member to grant the requested consent or (b) commence an action for mandatory injunction seeking to cause the other Member to grant the requested consent. The prevailing party in such arbitration or action shall be entitled to collect the prevailing party’s reasonable attorneys’ fees and costs in connection with such action or arbitration. The Members waive consequential damages in connection with the withholding or delay of any consent or approval.

14.15.         Brokerage. The Coach Member and the Fund Member each represents that it has dealt with no broker, finder or like agent in connection with the transactions contemplated hereby other than CB Richard Ellis, Inc. (“Broker”). The Coach Member, at its sole cost and expense (and not as a deduction to the Coach Total Development Costs), shall pay a commission to Broker in accordance with a separate agreement between the Coach Member and Broker. Each party shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense suffered by the indemnified party arising out of any claim or threat of claim of any Person who claims to have dealt with the indemnifying party in connection with the transactions contemplated hereby (except that the Fund Member will not indemnify the Coach Member for claims made by Broker).

14.16.         Non-Recourse; Exculpation. Except as otherwise expressly provided to the contrary in this Agreement, the Development Agreement, the Coach Guaranty or the Related/Oxford Guaranty, no Member, no Affiliate of any Member, nor any direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee, agent or employee in or of any Member or any Affiliate of any Member (each, a “Nonrecourse Party”), shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Member nor the Company nor any Person claiming by, through or under any Member or the Company shall have any recourse to any assets of a Nonrecourse Party other than such party’s direct Interest to satisfy any liability, judgment or claim that may be obtained or made against any such Nonrecourse Party under this Agreement. The limitation of liability provided in this Section 14.16 is in addition to, and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument. Nothing in this Section 14.16 is intended to or shall limit (a) the obligations or liabilities of Related and Oxford Guarantor under the Related/Oxford Guaranty or (b) the obligations or liabilities of the Coach Guarantor under the Coach Guaranty.

14.17.         Fiduciary Duty. In accordance with Section 18-1101(c) of the Delaware Act, the Members hereby acknowledge and agree that the provisions of this Agreement, including the provisions of this Section 14.17, to the extent they expand, restrict or eliminate the duties (including fiduciary duties) of a Member otherwise existing at law or in equity, replace completely and absolutely such other duties (including fiduciary duties). The provisions of this Section 14.17 are fundamental elements to the agreement of the Members to enter into this Agreement and without such provisions the Members would not have entered into this Agreement.

110

14.18.      Confidentiality.

(a)          Each of the Fund Member and the Coach Member and their respective partners, principals, members, owners, shareholders, partners, attorneys, agents, employees and consultants (and their respective successors and assigns) will treat the terms of this Agreement and all non-publicly available or proprietary information disclosed to it by the other party or otherwise gained through the Project (“Confidential Information”), as confidential, giving it the same care as its own Confidential Information, and make no use of any such disclosed information not independently known to it, except (i) in connection with the transactions contemplated hereby, (ii) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, or (iii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to the Fund Member or the Coach Member or any of their direct or indirect constituent owners or Affiliates. Notwithstanding the foregoing, the terms hereof may be disclosed to the Mortgage Loan Agent, the Mezzanine Loan Agent and the Construction Lenders and to a party’s accountants, attorneys, employees, agents, actual and potential transferees, lessees, investors and lenders, and others in privity with such party to the extent reasonably necessary for such party’s business purposes, or in connection with a dispute hereunder.

(b)          In the event that either party hereto and their Affiliates shall receive a request to disclose any Confidential Information under a subpoena or order, such party shall (i) promptly notify the other parties thereof, (ii) consult with the other parties on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with the other parties in any attempt they may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

(c)          All publicity signs located at or about the Project shall be approved by the Fund Member and the Coach Member. Neither party may, without the other party’s prior consent, permit the public dissemination of any public relations releases, advertisements or other communications or materials with respect to the Project that includes or describes the identity of the other party or its constituents or affiliates.

(d)          Notwithstanding anything to the contrary herein, each Member (and each employee, representative, or other agent of such investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Company and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure, it being understood that “tax treatment” and “tax structure” do not include the name or the identifying information of (A) the Company or (B) the parties to a transaction.

111

14.19.         Prevailing Party Entitled to Fees and Costs. In the event of any an action, litigation, arbitration, administrative proceeding and other legal or equitable proceeding of any kind between or among the Fund Member and the Coach Member concerning this Agreement, the prevailing party shall be entitled to reimbursement from the losing party for the fees and costs of such proceeding incurred by the prevailing party, including reasonable attorneys’ fees. For the purposes of this Section 14.19, the “prevailing party” shall mean the party who obtains a judgment or order, final beyond appeal, adverse to the other party. The foregoing provisions shall not apply to the fees and costs of any dispute which is governed by the provisions of Section 3.10.

14.20.         Partition. Each Member hereby waives any and all rights that it may have to cause any asset of the Company to be partitioned or to file a complaint or institute or maintain an action or proceeding at law or in equity for partition of any of the Company’s assets.

14.21.         Survival. The provisions of this Article 14 shall survive the termination of this Agreement and the redemption or withdrawal of the Coach Member from the Company.

[SIGNATURE PAGE FOLLOWS]

112

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:		Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

	By:	/s/ L. Jay Cross
Name: L. Jay Cross
Title: President

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:		/s/ Todd Kahn
Name: Todd Kahn
Title: Executive Vide President and General Counsel

Exhibit A

Legal Description

ALL OF THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

Tower C-Basement level and below:

All of the lands at or below an upper limiting plane of elevation 12.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 589.42 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 77.67 feet to a point; thence

3.	North 89°56'53" West, a distance of 112.00 feet to a point; thence

4.	North 00°03'07" East, a distance of 104.83 feet to a point; thence

5.	South 89°56'53" East, a distance of 22.37 feet to a point; thence

6.	North 78°45'38" East, a distance of 49.37 feet to a point; thence

7.	South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Street Level:

All of the lands above a lower limiting plane of elevation 12.00 feet and at or below an upper limiting plane of elevation 29.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

Exhibit A - Page 1

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence
3.	South 89°56'53" East, a distance of 8.37 feet to a point; thence

4.	North 00°03'07" East, a distance of 30.67 feet to a point; thence

5.	North 89°56'53" West, a distance of 1.80 feet to a point; thence

6.	North 00°03'07" East, a distance of 5.03 feet to a point; thence

7.	North 89°56'53" West, a distance of 0.50 feet to a point; thence

8.	North 00°03'07" East, a distance of 6.60 feet to a point; thence

9.	South 89°56'53" East, a distance of 2.33 feet to a point; thence

10.	North 00°03'07" East, a distance of 18.31 feet to a point; thence

11.	North 36°42'17" West, a distance of 27.85 feet to a point; thence

12.	North 89°56'53" West, a distance of 10.32 feet to a point; thence

13.	North 00°03'07" East, a distance of 31.86 feet to a point; thence

14.	North 89°56'53" West, a distance of 45.42 feet to a point; thence

15.	North 00°03'07" East, a distance of 12.90 feet to a point; thence

16.	North 89°56'53" West, a distance of 37.04 feet to a point; thence

17.	North 00°03'07" East, a distance of 34.75 feet to a point; thence

18.	South 89°56'53" East, a distance of 1.41 feet to a point; thence

19.	North 78°45'38" East, a distance of 49.37 feet to a point; thence

20.	South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

21.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Exhibit A - Page 2

Tower C-Mezzanine Level:

All of the lands above a lower limiting plane of elevation 29.00 feet and at or below an upper limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence

3.	South 89°56'53" East, a distance of 8.37 feet to a point; thence

4.	North 00°03'07" East, a distance of 35.70 feet to a point; thence

5.	South 89°56'53" East, a distance of 3.21 feet to a point; thence

6.	North 00°03'07" East, a distance of 136.41 feet to a point; thence

7.	South 89°56'53" East, a distance of 567.83 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Plaza level and above:

All of the lands above a lower limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 416.00 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 192.17 feet to a point; thence

3.	South 89°56'53" East, a distance of 416.00 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

4.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Exhibit A - Page 3

Exhibit B

Office Unit Competitors

Burberry Group PLC

Gucci Group/PPR

J. Crew Group, Inc.

LVMH Moet Hennessy Louis Vuitton SA

Michael Kors (USA), Inc.

Polo Ralph Lauren Corp.

Prada, S.p.A.

Tory Burch LLC

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.

Exhibit B

Exhibit C-1

Form of Declaration

Exhibit C-1

EXECUTION VERSION

DECLARATION

Establishing a Plan for Condominium
Ownership of Premises
501 West 30th Street
New York, New York 10001
Pursuant to Article 9-B of the Real Property
Law of the State of New York

Name:

TOWER C CONDOMINIUM
501 West 30th Street

New York, New York 10001

Declarant:

METROPOLITAN TRANSPORTATION AUTHORITY
347 Madison Avenue

New York, New York 10017

Date of Declaration:

As of ___________ __, _____

Block 702
Lots [1001, 1002, 1003, 1004, 1005, 1006, 1007, 1008 and 1009]
(f/k/a Lot 10)
Borough of Manhattan

When recorded, return to:
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: Jonathan H. Canter, Esq.

Exhibits

A	The Land
B	Description of the Units
C	Description of the Building
D	Form of Subordination Non-Disturbance Agreement
E	Signage
F	Coach Office Competitors
G	Coach Retail Competitors
H	Ancillary Office Uses
I	LEED Standards
J	Building Exterior Lighting System
K	By-Laws

DECLARATION

OF

TOWER C CONDOMINIUM

(Pursuant to Article 9-B of the Real Property Law
of the State of New York)

METROPOLITAN TRANSPORTATION AUTHORITY, hereinafter referred to as the “Declarant,” does hereby declare as of this __ day of ____________, ____ as follows:

1.          Submission of Property. The Declarant hereby submits: (i) the land owned by Declarant in fee simple absolute and described on Exhibit A annexed hereto and made part hereof (hereinafter called the “Land”); (ii) the building and improvements erected on the Land (hereinafter called the “Building”); and (iii) all other easements, rights and appurtenances belonging to the foregoing, and all other property, personal or mixed, owned by the Declarant and intended for use in connection therewith (the Land, the Building and said easements, rights, appurtenances and other property hereinafter collectively called the “Property”), to the provisions of Article 9-B of the Real Property Law of the State of New York (as the same may hereafter be amended from time to time, the “New York Condominium Act”). This Declaration is subject to the Underlying Agreements (as defined in Section 7(a) hereof). As used herein, (i) “By-Laws” shall mean the By-Laws annexed hereto as Exhibit K and made a part hereof, (ii) “Rules and Regulations” shall have the meaning set forth in Section 18 hereof, and (iii) “Condominium Documents” shall mean, collectively, this Declaration, the By-Laws, the Rules and Regulations, and the Floor Plans (as hereinafter defined).

2.          Building. A description of the Building, including the number of stories, cellars, subcellars and units and the principal materials of which it is constructed, is set forth in Exhibit C annexed hereto and made a part hereof.

3.          Name of Condominium. The condominium established by this Declaration shall be known as “Tower C Condominium” (hereinafter called the “Condominium”); and neither the Condominium nor the Building shall be named after any Unit Owner (as defined in Section 4(k) hereof) or any other user, tenant, person or entity. The Board of Managers (as defined in the By-Laws) shall own and control all rights and interests, and shall have the exclusive right to apply for any state trademark and prosecute to registration any federal trademark applications, and shall have the sole right, in its discretion, to protect, police and maintain any applicable trademark rights, which may include litigating against those whom the Board of Managers believes may be infringing the Board of Manager’s rights, in and to the name of the Condominium and Building. Subject to the foregoing, only the Board of Managers shall have the right to change or assign the name of the Condominium or the Building.

4.          Units; Street Addresses. (a) Annexed hereto and made part hereof as Exhibit B is a list of the units in the Condominium, their designations and tax lot numbers, location (and direction faced), approximate square foot areas, Common Elements (as defined in Section 6(a) hereof) to which each has immediate access (all as shown on the floor plans of the Building, certified by Kohn Pedersen Fox Associates, P.C. (the “Floor Plans”), intended to be filed in the Office of the New York City Register, New York County (hereinafter the “New York City Register”) simultaneously with the recording of this Declaration), and the proportionate, undivided interest appurtenant to each such Unit (as defined in Section 4(k) hereof) in the Common Elements, as expressed in percentage terms and set forth in such Exhibit B.

(b)          The Unit, as shown on the Floor Plans, consisting of portions of the Cellar Level and Ground Floor Level, and (i) the passenger elevator designated as Elevator C101-P33 on the Floor Plans, together with its shafts, pit, slab openings, overrun and mechanical room, and (ii) and any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit, is herein called the “Parking Unit”.

(c)          The Unit, as shown on the Floor Plans, consisting of portions of the Ground Floor Level and the Ground Floor Mezzanine Level of the Building, and (i) the internal stairways and escalators located within such Unit, storefronts, awnings and canopies appurtenant to such Unit, and (ii) any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit is herein called the “Retail Unit”.

(d)          The Unit, as shown on the Floor Plans, consisting of portions of the Cellar Level, Ground Floor Level, Plaza Level, and Levels 03, 04, 05, 05M, 06, 07, 08, 09, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23, and 24 of the Building, which Unit includes, without limitation, the areas designated on the Floor Plans as (A) the Office Unit 1 Lobby (the “Office Unit 1 Lobby”) on the Plaza Level, (B) the escalators (the “Office Unit 1 Escalators”) leading from the Office Unit 1 Lobby to the General Common Lobby located on the Ground Floor Level of the Building (as shown on the Floor Plans, the “General Common Lobby”), (C) the atrium space located on Level 06 of the Building designated on the Floor Plans as “Office Unit 1 Atrium”, the atrium walls (including glass walls), and the roof located at the top of such atrium located on Level 21 of the Building designated on the Floor Plans as “Atrium Ceiling” (collectively, the Office Unit 1 Atrium”), (D) the space located on the Ground Floor Level of the Building designated on the Floor Plans as the “Office Unit 1 Storage Space”, and (E) the space located on the Ground Floor Level of the Building designated on the Floor Plans as the “Office Unit 1 Messenger Center/Mail Room”, and (i) any other shafts, hoistways and exhausts in the Building shown on the Floor Plans as part of Office Unit 1, (ii) the passenger elevators designated as Elevators #0001-P01, 0101-P02, 0101-P03, 0101-PO4, 0101-P05, C101-P06, 0101-P07, 0101-P08, 0101-P09 and 0101-P10 on the Floor Plans, together with their shafts, pits, slab openings, overrun and mechanical rooms (collectively, the “Office Unit 1 Passenger Elevators”), and the service elevator designated as Elevator #0001-S03 on the Floor Plans, together with its shaft, pit, slab openings, overrun and mechanical rooms, as shown on the Floor Plans. (the “Office Unit 1 Service Elevator”), and (iii) any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit (together with the appurtenant Office Unit 1 Exclusive Use Common Elements, as defined in Section 6(e) hereof) is herein called “Office Unit 1”.

(e)          The Unit, as shown on the Floor Plans, consisting of portions of Level 21 of the Building so designated on the Floor Plans, which Unit includes, without limitation, any shafts, hoistways or exhausts in the Building shown on the Floor Plans as part of Office Unit 2A, is herein called “Office Unit 2A”.

2

(f)           The Unit, as shown on the Floor Plans, consisting of portions of the Level 22 of the Building so designated on the Floor Plans, which Unit includes, without limitation, any shafts, hoistways or exhausts in the Building shown on the Floor Plans as part of Office Unit 2B, is herein called “Office Unit 2B”.

(g)          The Unit, as shown on the Floor Plans, consisting of portions of the Cellar Level, Ground Floor Level, Plaza Level, and Levels 03, 04, 05, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, and 49, which Unit includes, without limitation, the areas designated on the Floor Plans as (A) the Office Unit 3 Lobby (the “Office Unit 3 Lobby”) on the Plaza Level, (B) the escalators (the “Office Unit 3 Lobby Escalators”) leading from the Office Unit 3 Lobby to the General Common Lobby and, (C) the space located on the Ground Floor Level of the Building designated on the Floor Plans as the “Office Unit 3 Messenger Center/Mail Room” (the “Office Unit 3 Messenger Center/Mail Room”) and (i) any other shafts, hoistways and exhausts in the Building shown on the Floor Plans as part of Office Unit 3, (ii) the passenger elevators designated as Elevators # 0001-P11, 0001-P12, 0101-P13, 0101-P14, 0001-P15, 0101-P16, and 0001-P17, on the Floor Plans, together with their shafts, pits, slab openings, overruns and mechanical rooms, (collectively, the “Office Unit 3 Mid Rise Passenger Elevators”), the passenger elevators designated as Elevators #C101-P18, 0001-P19, 0101-P20, 0101-P21, 0001-P22, 0001-P23, and 0101-P24 on the Floor Plans, together with their shafts, pits, slab openings, overruns and mechanical rooms (collectively, the “Office Unit 3 High Rise Passenger Elevators”) and the service elevator designated as Elevator #0001-S02, together with its shaft, pit, slab openings, overrun and mechanical room (the “Office Unit 3 Service Elevator”), and (iii) any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit (together with the appurtenant Office Unit 3 Exclusive Use Common Elements, as defined in Section 6(f) hereof) is herein called “Office Unit 3”.

(h)          The Unit, as shown on the Floor Plans, consisting of portions of Levels 04 and 05 of the Building and (i) any shafts, hoistways and exhausts in the Building shown on the Floor Plans as part of the Ancillary Unit, (ii) the installations described in Section 7(c)(iv)(C) hereof to the extent they exist at any given time, and (iii) any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit is herein called the “Ancillary Unit”.

(i)          The Unit, as shown on the Floor Plans, consisting of portions of the Ground Floor Level in the Building including, without limitation, the portion of the service elevator designated as “Culture Center Elevator Future” on the Floor Plans located within the Condominium (the “Tower D Access Elevator”), together with the portion of its shaft, pit, slab openings, overrun and mechanical room located within the Condominium, and any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside the Building to any portion of such Unit is herein called the “Loading Dock Unit”.

(j)          The Unit, as shown on the Floor Plans, consisting of portions of the Subcellar Level, Cellar Level, Ground Floor Level, Plaza Level, Level 02 Retail, Level 02, Level 03, Level 04 and Level 05, which Unit includes, without limitation, (i) the elevators (as and when constructed) designated on the Floor Plans as (A) Elevators #C101-P31 and #C101-P32 (collectively, the “Destination Retail Access Unit Passenger Elevators”) and (B) Elevators #0001-SO4 and #0001-S05 (collectively, the “Destination Retail Access Unit Service Elevators”), together with their respective shafts, pits, slab openings, overruns, mechanical rooms, equipment rooms and bulkheads, and (ii) any ramps, stoops, steps or stairs from time to time leading from the sidewalk outside of the Building to any portion of such Unit is herein called the “Destination Retail Access Unit”).

3

(k)          The Parking Unit, the Retail Unit, Office Unit 1, Office Unit 2A, Office Unit 2B, Office Unit 3, Ancillary Unit, Loading Dock Unit, Destination Retail Access Unit, and any units resulting from the subdivision or combination of any Unit, as provided in the By-Laws are herein sometimes called collectively the “Units” and individually a “Unit”. The owner of a Unit is hereinafter sometimes called a “Unit Owner”;

(1)         A Unit shall not include any Common Elements located therein or any Facilities, plumbing, electrical, HVAC work, machinery, or other materials and equipment used exclusively by and for the benefit of other Units or Unit Owners.

(m)         While the street address of the Building as of the recording of this Declaration is 501 West 30th Street, New York, New York 10001, each Unit Owner or Sub-Board (as defined in the By-Laws) on behalf of any Units created by a subdivision of a Unit may arrange with the applicable governmental authorities and/or the United States Postal Service for its Unit to have a different address. If a Unit has an identifying name (for marketing purposes or otherwise), the Unit Owner owning such Unit shall be free to use such name, subject to the provisions of Section 7(h) hereof.

5.           Dimensions of Units. (a) As shown on the Floor Plans, each Unit consists of the area measured horizontally from the exterior face of exterior walls to the applicable demising line of any Exclusive Use Common Elements or General Common Elements within a Unit, including concealed metal studs, blockwork, columns and mechanical pipes and ducts that are in the interior walls, or center line of partitions separating one Unit from another Unit, or Unit side face of partitions at corridors, stairs, elevators and other mechanical equipment spaces. Each Unit consists of the area measured vertically from the top of the concrete floor (below any flooring materials) to the underside of the concrete ceiling. Any Common Elements located within any Unit shall be considered part of that Unit for purposes of measurement only.

(b)          Each Unit consists of the space designated on the Floor Plans as part of such Unit together with those Facilities which exclusively serve or benefit such Unit or Unit Owner thereof, including, without limitation, all security systems, fire safety systems, plumbing, air conditioning and heating fixtures and equipment, including, without limitation, perimeter heating enclosures, ventilating equipment, exhaust fans, domestic hot water heating equipment, air conditioning units, and other fixtures and appliances as may be affixed, attached or appurtenant to such Unit. Plumbing, air conditioning and heating fixtures and equipment as used in the preceding sentence shall include, without limitation, exposed water pipes attached to fixtures, appliances and equipment and the fixtures, appliances and equipment to which they are attached, and any special pipes or equipment which a Unit Owner may install within a wall or ceiling, or under any floor, but shall not include water or other pipes, conduits, wiring or ductwork within the walls, ceiling or floors or mechanical systems that are described as General Common Elements. Each Unit shall also include the interior partitions (including, without limitation, glass partitions), interior glass, window frames, all lighting and electrical fixtures and appliances within the Unit and any special equipment, fixtures or Facilities (including, without limitation, elevators and their shafts, pits, slab openings, overruns and mechanical rooms, escalators) affixed, attached or appurtenant to the Unit to the extent located within a Unit and serving or benefiting only that Unit.

4

6.           Common Elements. (a) The common elements of the Condominium (the “Common Elements”) consist of the Land and all parts of the Building and improvements thereon, other than the Units. The Common Elements are comprised of the General Common Elements (“General Common Elements”), the Office Unit 1 Exclusive Use Common Elements (the “Office Unit 1 Exclusive Use Common Elements”), and the Office Unit 3 Exclusive Use Common Elements (the “Office Unit 3 Exclusive Use Common Elements”), (the Office Unit 1 Exclusive Use Common Elements, and the Office Unit 3 Exclusive Use Common Elements are referred to collectively as the “Exclusive Use Common Elements”).

(b)          The General Common Elements include, but are not limited to, those rooms, areas, corridors, spaces and other parts of the Building, all electrical, mechanical and utility systems and all other facilities (“Facilities”)1 therein or a part thereof either currently or hereafter existing for the common use of the Units or of the Unit Owners or which are necessary for, or convenient to, the overall existence, operation, maintenance or safety of the Property (“Building Systems”), including, without limitation, those located on the roof(s) of the Building. Without limiting the generality of the foregoing, the General Common Elements consist of all portions of the Building so identified on the Floor Plans, as well as the following, whether or not so identified as General Common Elements on the Floor Plans:

(i)          the Land (including, without limitation, the Tower C Plaza Area, as shown on the Floor Plans) together with all easements, rights, and privileges appurtenant thereto;

(ii)         all exterior walls, facades and windows of the Building (other than (A) exterior components of the Office Unit 1 Atrium and the exterior glass in the Office Unit 1 Atrium which shall be part of Office Unit 1 and (B) the retail storefront(s) of the Retail Unit, which shall be part of the Retail Unit).

1As used herein, the words “Facility” and “Facilities” include, but are not limited to, the following items (grouped more or less functionally) which are set forth only for the purpose of illustrating the broad scope of those terms: system, equipment, apparatus, convector, radiator, heater, convertor, heat exchanger, mechanism, device, machinery, induction unit, fan coil unit, motor, pump, control, tank or tank assembly, installation, condenser, compressor, fan, damper, blower, thermostat, thermometer, coil, vent, sensor, shut-off valve or other valve, gong, panel, receptacle, outlet, relay, alarm, sprinkler head, electric distribution facility, wiring, wireway, switch, switchboard, circuit breaker, transformer, fitting, siamese connection, hose, plumbing fixture, lighting fixture, other fixture, bulb, sign, telephone, meter, meter assembly, scaffolding, piping, line duct, conduit, cable, riser, main, shaft, pit, flue, lock or other hardware, rack, screen, strainer, trap, drain, catch basin, leader, filter, incinerator, canopy, closet, cabinet, door, railing, coping, step, furniture, mirror, furnishing, appurtenance, urn, carpeting, tile, marble or other floor covering, drapery, shade or other window covering, wallpaper or other wall covering, tree, shrubbery, flower or other plantings.

5

(iii)        the structural elements, footings, foundations, foundation walls, concrete floor slabs, columns, girders, slabs, beams, supports and interior loading walls, of the Building, whether or not located within any of the Units;

(iv)        the sidewalks adjacent to the Building within the property line (but any ramps, stoops, steps or stairs from time to time leading from the sidewalk to an entrance of a Unit shall be part of such Unit);

(v)         all passages, corridors, rooms, areas and spaces (including stairs and stairways as reflected on the Floor Plans) located in the Building which are not part of a Unit or an Exclusive Use Common Element;

(vi)        the main roof at the top of the Building, as shown on the Floor Plans (the “Main Roof’) and structures for access to the roof mechanical systems, including the bulkhead, and the Setback Roof on Level 32, to the extent shown on the Floor Plans as a General Common Element;

(vii)       the window washing rig(s), if any, and related equipment, located on the Main Roof and a portion of the Setback Roof located on Level 32, in the areas as more particularly shown on the Floor Plans;

(viii)      the elevators designated on the Floor Plans as (A) Elevator # C101-S01 (the “GCE Service Elevator”), (B) Elevator # 4801-S06, and (C) the elevator designated as Elevator #0001-P30 on the Floor Plans (the “ADA Lobby Elevator”) together with their respective shafts, pits, slab openings, overruns, mechanical rooms, equipment rooms and bulkheads;

(ix)         the General Common Lobby;

(x)          the Central Plant (as defined in the By-Laws);

(xi)         the Building Management Office, as shown on the Floor Plans;

(xii)        Any Building exterior lighting system (collectively, the “Building Exterior Lighting System”);

(xiii)       The Base Building Messenger Center/Mail Room, as shown on the Floor Plans; and

(xiv)      all other parts of the Building and the apparatus, installations, systems, equipment and Facilities in the Building or on the Main Roof or Setback Roofs (including shafts, pipes, wires, ducts, cables, conduits, lines, risers, switch-gear equipment, cooling towers, pumps, chiller units, generators, exhaust and fire alarm systems and window cleaning equipment) which serve or benefit or are necessary or convenient for the existence, maintenance or safety of all or any combination of the Units (subject to the classification of any of the same specifically as part of a Unit).

6

(c)          The Common Elements shall remain undivided and no Unit Owner or other person will bring or will have the right to bring any action for partition or division thereof except as may be specifically provided for in the Declaration and in the By-Laws.

(d)          Each Unit Owner shall have the right at its sole expense to install utility systems in its Unit, including, without limitation, heating, ventilating, air conditioning, plumbing, electrical, security, domestic hot water and elevator systems, serving only that Unit, provided, however, that such installation shall not adversely affect (except to a de minimis extent) the other Unit Owners, Units or Common Elements and shall comply with (i) all Laws (as defined in Section 7 hereof), (ii) the terms of the Condominium Documents and (iii) all requirements of any insurance policy required to be carried pursuant to the Condominium Documents (as defined in Section 7 hereof) and covering or applicable to all or any part of the Property or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, reasonable recommendations and other requirements of the New York Board of Fire Underwriters or any other body exercising the same or similar functions and having jurisdiction over all or any portion of the Property (the foregoing collectively, “Insurance Requirements”); and (iii) the applicable provisions of the Underlying Agreements.

(e)          The Office Unit 1 Exclusive Use Common Elements consist of the Terrace located on the Setback Roof at Level 19, as shown on the Floor Plans;

(f)          The Office Unit 3 Exclusive Use Common Elements consist of the Terraces located on the Setback Roofs at Levels 32 and 47, as shown on the Floor Plans;

(g)          Except as provided in Section 6(h) hereof, the responsibility for and the cost of maintaining, repairing, replacing and insuring a Unit and its appurtenant Exclusive Use Common Elements, and any additions, alterations or improvements thereto and liability with respect thereto will be borne entirely by the Unit Owner thereof.

(h)          Notwithstanding the provisions of Section 6(g) hereof, any structural, capital, or extraordinary repairs or alterations to the Exclusive Use Common Elements, including, without limitation, all maintenance and repairs shall be made by the Board of Managers, and, subject to the provisions of Section 6.8(b) of the By-Laws, shall constitute a Common Expense (as defined in the By-Laws). Notwithstanding the immediately preceding sentence, routine maintenance, repairs and replacements shall be done by the Unit Owner having the use of such Exclusive Use Common Elements at its sole cost and expense.

7.           Underlying Agreements; Use of Building and Units. (a) As used in the Condominium Documents:

(i)          “Affiliate” means, with respect to any person or entity (except as may be provided more specifically in any instance in the Condominium Documents) a person or entity which directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such person or entity. For purposes hereof, the term “control” (including the related terms “controlled by” and “under common control with”) mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity (whether through the ownership of voting securities or other ownership interest, by contract or otherwise).

7

(ii)         “Association” means the ERY Facility Airspace Parcel Owners’ Association and it successors in interest.

(iii)        “Building Loan Agreement” means that certain Building Loan and Security Agreement covering the Property dated between Legacy Yards Tenant LLC, as Borrower, Starwood Property Mortgage, L.L.C. as Note A1 Lender, Coach Legacy Yards Lender LLC, as Note A-2 Lender, and Starwood Property Mortgage, L.L.C., as Administrative Agent, as the same may be amended, modified and/or restated from time to time.

(iv)        “Building Loan Mortgage” has the meaning set forth in the Building Loan Agreement.

(v)         “Coach” means Coach, Inc., a Maryland corporation, and its successors whether by way of merger, sale of assets, reincorporation, consolidation, recapitalization, liquidation, amalgamation, business combination or similar transaction, however structured or effectuated.

(vi)        “Coach Affiliate” means Coach or any Affiliate of Coach.

(vii)       “Coach Office Competitors” means the entities set forth on the list annexed hereto as Exhibit F and made a part hereof, which list may be updated by Coach from time to time but no earlier than the third (3rd) anniversary of the date the Declaration is recorded with the New York City Register (“Declaration Date”) and thereafter at no time more frequently than once every three years, provided that (A) such list shall at no time include more than fifteen (15) named competitors, (B) such list, together with the list of Coach Retail Competitors referred to in Section 7(a)(viii) hereof, shall at no time contain more than twenty one (21) named competitors in the aggregate, (C) any such update of the list shall not apply (1) to any prospective tenant with which the Unit Owner of the Retail Unit, Office Unit 2A, Office Unit 2B, or Office Unit 3 is in active negotiation at the time of such update and who was not set forth on the list prior to such update, or (2) to any existing tenant of the Retail Unit, Office Unit 2A, Office Unit 2B, or Office Unit 3 at the time of such update (provided, that such tenant was not on such list at the time the Unit Owner first entered into a lease with such tenant), and (D) any update of the list shall only include retailers comparable in reputation to Coach or to the competitors then listed on the list of Coach Retail Competitors or the list of Coach Office Competitors. For the avoidance of doubt, L’Oreal and its Affiliates shall not be deemed to be a Coach Office Competitor.

8

(viii)      “Coach Retail Competitors” means the entities set forth on the list annexed hereto as Exhibit G and made a part hereof, which list may be updated by Coach from time to time but no earlier than the third (3rd) anniversary of the Declaration Date and thereafter at no time more frequently than once every three years, provided that (A) such list shall at no time include more than fifteen (15) named competitors, (B) such list, together with the list of Coach Office Competitors referred to in Section 7(a)(vii) hereof, shall at no time contain more than twenty one (21) named competitors in the aggregate, (C) any such update of the list shall not apply (1) to any prospective tenant with which the Unit Owner of the Retail Unit, Office Unit 2A, Office Unit 2B, or Office Unit 3 is in active negotiation at the time of such update and who was not set forth on the list prior to such update , or (2) to any existing tenant of the Retail Unit, Office Unit 2A, Office Unit 2B or Office Unit 3 at the time of such update (provided, that such tenant was not on such list at the time the Unit Owner first entered into a lease with such tenant),and (D) any update of the list shall only include retailers comparable in reputation to Coach or to the competitors then listed on the list of Coach Retail Competitors or the list of Coach Office Competitors. For the avoidance of doubt, L’Oreal and its Affiliates shall not be deemed to be a Coach Retail Competitor.

(ix)         “Destination Retail Building” means the building to be constructed in the FASP Parcel defined as “Destination Retail” in the ERY FAPOA Declaration. The Destination Retail Building is not part of the Condominium.

(x)          “Eastern Rail Yard” means the Eastern Rail Yard Section of the John D. Caemmerer West Side Yard, as defined as the “ERY” in the Master Declaration.

(xi)         “ERY FAPOA Declaration” means that certain Declaration Establishing the ERY Facility Airspace Parcel Owners’ Association and of Covenants, Conditions, Easements and Restrictions executed by Metropolitan Transportation Authority, dated as of __________, 2013, and recorded on ____________ with the New York City Register at CRFN ____________, as amended or restated from time to time.

(xii)        “FASP Parcel” has the meaning set forth in the ERY FAPOA Declaration.

(xiii)       Loading Dock” shall mean the loading dock facility owned and operated by the Association and located in the Loading Dock Unit.

(xiv)      “Master Declaration” means that certain Declaration of Easements (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) by the Metropolitan Transportation Authority, dated as of May 26, 2010, and recorded on June 10, 2010 in the Office of the New York City Register at CRFN 2010000194078, as amended or restated from time to time.

(xv)       “Parcel D” means the FAS Parcel D, as such term is defined in the ERY FAPOA Declaration. Parcel D is not part of the Condominium.

(xvi)      “Permitted User(s)” means any officer, director, member, stockholder, principal, partner, employee, agent (including managing, sales and leasing agent) guest, tenant, occupant, customer, invitee, licensee, contractor, Permitted Mortgagee or any other Person related, affiliated or designated by the Board of Managers or a Unit Owner who has permission to use a Unit and/or the Common Elements, subject to the terms of the Declaration and the By-Laws, whether written or oral, granted by: (i) a Unit Owner in the case of such Unit Owner’s Unit and its appurtenant Common Elements; or (ii) the Board of Managers; or (iii) this Declaration and the By-Laws.

9

(xvii)     “Tower D Loading Dock” means the loading dock now or hereafter constructed adjacent to the Loading Dock Unit and comprising part of Parcel D.

(xviii)    “Underlying Agreements” means collectively, the Master Declaration, the ERY FAPOA Declaration and the UTEP.

(xix)       “UTEP” means the Third Amended and Restated Uniform Tax Exemption Policy of the New York City Industrial Development Agency as approved on August 3, 2010 by the Board of Directors of the New York City Industrial Development Agency, as further amended, modified or supplemented from time to time by the Board of Directors of the New York City Industrial Development Agency.

(xx)        “Zoning Resolution” means the Zoning Resolution of the City of New York, effective December 15, 1961, as amended or restated from time to time.

(b)          The Board of Managers shall have sole authority to act as Owner (as such term is defined in the Master Declaration), party-in-interest and beneficiary for all purposes under the Master Declaration with respect to the Property, and the Unit Owner of any Unit, the holder of any lien encumbering any Unit, and the holder of any other occupancy or other interest in a Unit shall not be deemed to be an Owner, party-in-interest, or third party beneficiary under the Master Declaration, but Unit Owners shall have liability to the extent set forth in Article 13 of the ERY FAPOA Declaration and Section 3.4 of the Master Declaration.

(c)          Subject to the provisions of the Underlying Agreements and the Condominium Documents:

(i)          The Parking Unit may be used only for garage and public parking purposes and related uses, and provided that the Parking Unit contains parking spaces for no fewer than 125 automobiles, for any other lawful non-hazardous use. There is no requirement that any portions of the Parking Unit be operated at any time as an automobile parking facility open to the public, but will be operated (subject to force majeure) to provide parking spaces for no fewer than 125 automobiles.

(ii)         The Retail Unit may be used only for retail purposes (which shall include, without limitation, public event, restaurant, banking, entertainment, telecommunications, performing arts and utility purposes) and other lawful accessory uses thereto consistent with first-class retail space in first-class mixed-use office buildings in Manhattan comparable to the Building.

10

(iii)        Any Office Unit may be used only for executive, administrative and general office use and other lawful accessory uses thereto (within the meaning of the Zoning Resolution), including, without limitation, the ancillary office uses set forth in Exhibit H annexed hereto and made a part hereof (collectively, the “Ancillary Office Uses”); provided, that such Ancillary Office Uses are (x) ancillary to the primary use of the Unit for executive, administrative and general offices, (y) primarily for the use of the Unit Owner’s or its tenant’s Permitted Users and (z) permitted in accordance with all Laws. In addition, (A) the Terrace located on the Setback Roof at Level 32 and/or Level 47 may be used for public assembly purposes and events by the Unit Owner of Office Unit 3 or its Permitted User leasing adjoining space on Level 32 and/or Level 47, subject to the applicable occupant obtaining all applicable assembly permits and subject to compliance with all Laws and Insurance Requirements, (B) the Unit Owner of Office Unit 3 (or its Permitted User), at its sole cost and expense, may install on the north core wall of Levels 47 and 48 one or more non-advertising (except as expressly provided in clause (IV) below) presentation monitor(s) or similar installations (the “Core Wall Installation”), provided that (I) the front face of the Core Wall Installation shall not be located within 5’-1” of the interior of the glass curtain wall of the Building or on the Terrace Space, (II) the content of the displays on the Core Wall Installations shall be subject to prior written approval from the Unit Owner of Office Unit 3 and shall otherwise be consistent with the first-class standards of the Building, (III) the Core Wall Installation shall comply with all Laws and Insurance Requirements, (IV) the Core Wall Installation display(s) visible from the terrace of Level 47 or from anywhere other than the inside of Office Unit 3 (X) may only contain, display or reflect the brand, identification or signage of the Unit Owner or Permitted User while such installation is being used for presentations or events (and reasonably related testing and set-up of programming content) on the terrace located on Level 47 or on Level 47 and (Y) at all other times, shall not contain, display or reflect any such brand, identification or signage of the Unit Owner or any Permitted User (other than a small identification of such Unit Owner or Permitted User as the sponsor of the Core Wall Installation, which shall not exceed an area greater than 600 square inches), or the brand, identification or signage of any other Person, if such brand, identification or signage is visible from beyond the terrace located on Level 47 from anywhere outside of Office Unit 3, and (V) the Core Wall Installation shall not emanate any smoke or vibrate, move or be audible from anywhere other than the inside of Office Unit 3 and/or on the terrace located on the Level 47, and notwithstanding that the Core Wall Installation may be visible from outside of Office Unit 3, the Core Wall Installation shall not project (in the sense of a video projector, as opposed to a mere television screen or monitor) images, beams or other visual effects onto or through the glass curtain wall of the Building, it being agreed that so long as the foregoing subclauses (I)-(V) are satisfied any Core Wall Installation shall not be subject to, nor to be construed as being subject to, the provisions of Exhibit E annexed hereto, (C) the Unit Owner of Office Unit 3 may commission, or give a Permitted User of Office Unit 3, the right to commission, electronic art (“Lobby Art”) in the General Common Lobby in the area shown on page 2 of Schedule 1 to Exhibit E annexed hereto, provided that in no event shall the Lobby Art contain, display or reflect any advertising or Unit Owner or Permitted User identification or signage other than a small identification of such Unit Owner or Permitted User as the sponsor of such Lobby Art, which shall not exceed an area greater than 600 square inches, and (D) the Unit Owner of Office Unit 3 (or its Permitted User) may use a portion of Office Unit 3 as a media studio in connection with the Unit Owner’s or Permitted User’s business and for broadcasting media to the general public and/or to targeted audiences which relates solely to the Unit Owner’s or Permitted User’s business activities and products.

11

(iv)        The Ancillary Unit may be used only for (A) executive, administrative and general office use and other lawful accessory uses thereto (within the meaning of the Zoning Resolution), including, without limitation, Ancillary Office Uses, subject to the provisos set forth in Section 7(c)(iii)(x), (y) and (z) hereof, (B) storage, and (C) a cogeneration system installed in accordance with Chapter 50 of the Rules of the City of New York regarding microturbines, which system will be .complete with output switchgear and isolation transfatmer, auxiliaries motor control center, control system, packaged hot water generator for the microturbines, gas boosters, exhaust gas ducting, horizontal breechings, vertical stack breechings to the roof of the Building, plate-and-frame heat exchangers and associated pumps. A dedicated ventilation/combustion air system for each for each microturbine will be provided.

(v)         The Loading Dock Unit shall be used (A) for loading and unloading of trucks and other vehicles providing freight and supplies (including, without limitation, materials and equipment needed to build out and outfit space and for providing access to the crews needed to perform such work) to or from the Units and to the Destination Retail Building and Parcel D, and (B) to provide access to trucks and other vehicles to and from the Tower D Loading Dock.

(vi)        The Destination Retail Access Unit shall be used for access from the Loading Dock and the Parking Unit to the Destination Retail Building, provided that until the Destination Retail Building is completed the Destination Retail Access Unit may be used for any lawful non-hazardous use.

(d)          The Unit Owner of the Retail Unit and any tenants thereof (including any supermarket) shall satisfy a “first-class” standard comparable to the standard of first-class retail tenants (including Whole Foods), at Time Warner Center located at Columbus Circle, New York City as of March 1, 2013 (provided that a supermarket that is fixtured and maintained in a manner that is consistent in all material respects with the first class standard of Whole Foods at Time Warner Center as of March 1, 2013 shall be deemed to satisfy such standard), but in no event shall there be any produce or merchandise carts located on Tenth Avenue or West 30th Street.

12

(e)          For so long as Coach or any Coach Affiliate is the Unit Owner of Office Unit 1 or otherwise occupies more than 60% of Office Unit 1, the identity of the tenants of the Retail Unit shall be subject to the prior written approval of Coach or such Coach Affiliate, as applicable, such approval not to be unreasonably withheld, conditioned or delayed, provided that Coach has approved (and no further consent shall be required) Whole Foods and/or Fairway (or other supermarket comparable in reputation and quality to Whole Foods or Fairway) as an acceptable tenant for any space within the Retail Unit to be operated as a supermarket.

(f)          For so long as Coach or any Coach Affiliate is the Unit Owner of Office Unit 1 or otherwise occupies more than 60% of Office Unit 1, the Unit Owner of the Retail Unit shall not lease or sell (or otherwise convey) any portion of the Retail Unit to an entity which at the time is a Coach Retail Competitor (as defined above) without the prior written consent of Coach or any such Coach Affiliate, as applicable.

(g)          For so long as Coach or any Coach Affiliate is the Unit Owner of Office Unit 1 or otherwise occupies more than 60% of Office Unit 1, the Unit Owner of Office Unit 2A, the Unit Owner of Office Unit 2B, and the Unit Owner of Office Unit 3 shall not lease or sell (or otherwise convey) any portion of Office Unit 2A, Office Unit 2B or Office Unit 3 as applicable, to an entity which at the time is a Coach Office Competitor (as defined above) without the prior written consent of Coach or any such Coach Affiliate, as applicable.

(h)         No Unit Owner or Permitted User of a Unit, except for Coach or any Coach Affiliate, shall be permitted to use the Coach name or any derivative thereof to identify its Unit (for marketing purposes or otherwise).

(i)          Except as otherwise specifically set forth in Section 7(c)(iii) hereof and Exhibit H annexed hereto, no Unit Owner other that the Unit Owner of the Retail Unit may (unless the Unit Owner of the Retail Unit otherwise consents, in its sole discretion, in writing) utilize its Unit for any retail purposes.

(j)          Notwithstanding anything to the contrary contained in the Condominium Documents, no Unit may be used for residential purposes.

(k)         Any dispute among the Unit Owners or the Board of Managers and any Unit Owner with respect to the compliance by a Unit Owner with the provisions of Sections 7(d) through (j) hereof shall be resolved in the manner set forth in Article 15 of the By-Laws (“Arbitration”).

(l)          Subject to compliance with the provisions of the Condominium Documents, each Unit Owner may lease, sublease or license all of its Unit, or may lease, sublease or license all or any portion of its Unit to one or more lessees (or may permit licensees, occupants or permittees to use all or any portion of its Unit). All uses of the Units shall be in conformance with the Underlying Agreements and the Condominium Documents and with all applicable laws, statutes and ordinances (including, without limitation, any Environmental Laws, as defined in the By-Laws), and all building codes and zoning ordinances,) and the written orders, rules, regulations, directives, binding resolutions and requirements of any Federal, State, municipal or other public or quasi-public body, agency, court, department, bureau, officer or authority having jurisdiction, whether in force as of the date hereof or hereafter, which are or become, or purport to be, applicable to the Property or any part thereof (each individually a “Law” and, collectively, “Laws”) and all Insurance Requirements.

13

(m)         Thirty nine (39) spaces in the Parking Unit shall be reserved for Yards Parcel Parking, as set forth in Section 5(d) of the Master Declaration and Section A-6(b)(i) of the Annex to the ERY FAPOA Declaration. Fifteen (15) parking spaces in the Parking Unit (but not specific spaces) shall be subject to reservation for use by Permitted Users of the Unit Owner of Office Unit 1, as the Unit Owner of Office Unit 1 may designate from time to time. Such Permitted Users shall be required to pay the parking rates established, from time to time, as the rate for parking spaces in the Parking Unit by the Unit Owner of the Parking Unit or the operator of the Parking Unit, as the case may be, provided that at all times such rates shall not exceed market rates. Such use of said parking spaces in the Parking Unit shall be subject to such reasonable rules and regulations promulgated, from time to time, by the Unit Owner of the Parking Unit or the operator of the Parking Unit, as the case may be, and shall be subject to suspension in the event the Unit Owner of Office Unit 1 or any such designated party/ies exercising the rights set forth in this Section 7(m) fails to pay parking charges or otherwise fails to comply with such rules and regulations until payment has been made or compliance has been achieved.

(n)          The Loading Dock Unit will be conveyed or leased to, and the Loading Dock will be operated and maintained by, the Association and may be used by the Unit Owners, the Destination Retail Building, and Parcel D for the purposes set forth in Section 7(c)(v) hereof, subject to the ERY FAPOA Declaration and in accordance with rules and charges to be promulgated from time to time by the Association. Pursuant to the ERY FAPOA Declaration, (i) Parcel D shall have the exclusive right to the use of the portion of the Tower D Access Elevator located within the Loading Dock Unit and the non-exclusive right to use other portions of the Loading Dock Unit, and (ii) the Destination Retail Building shall have the non-exclusive right to use portions of the Loading Dock Unit, all as more particularly set forth in the ERY FAPOA Declaration.

(o)          Upon completion of the Destination Retail Building, the Destination Retail Access Unit will be conveyed to the Destination Retail Building (or to its Board of Managers if the Destination Retail Building is subjected to a condominium regime).

(p)          No Unit or portion thereof, shall be used for any of the following purposes: pornographic purpose or as a massage parlor, adult bookstore, peep show or adult entertainment facility; a check cashing establishment; the sale of drug paraphernalia or so-called “head shop;” a clinic for the treatment of alcoholism or drug addiction; a so-called “sex shop”, or an establishment which permits or presents obscene, nude or semi-nude performances or modeling; a gambling or gaming establishment (such as, without limitation, a sport gambling, casino gambling or similar establishment), or otherwise for gambling or the sale of gambling-related items; a so-called “flea market”, dollar store or thrift store; a billiards or pool hall; and office, store, reading room, headquarters, center or other facility principally devoted or opposed to the promotion, advancement, representation, purpose or benefit of: (i) any political party, political movement or political candidate or (ii) any religion, religious group or religious denomination; a funeral parlor; an arcade; or a pawn shop.

14

(q)          A Unit Owner shall not use, permit or allow its Unit or any part thereof to be used (i) other than as provided in the Condominium Documents, (ii) for an unlawful or hazardous purpose, or permit any nuisance within its Unit, or (iii) in a manner that will impair the soundness and safety of the Building or interfere (other than to a de rninimis extent) with the use and operation of General Common Elements and Building Systems or of any other Unit.

(r)          If the use of any Unit causes an increase in the premium for the insurance obtained by the Board of Managers or any other Unit Owner, then the owner of such Unit causing such an increase shall be obligated to pay to the Board of Managers, as additional Common Charges (as defined in the By-Laws), or to such other affected Unit Owner(s) (with such obligation payable to and enforceable by the Board of Managers of behalf of the affected Unit Owner(s) as if such amount payable were part of Common Charges) a sum equal to the amount of such increase attributable to such use.

(s)          The Building shall be used solely for the purposes for which the Units may be used.

(t)          Each Unit Owner (and any Permitted User of any Unit Owner) shall at all times, at its sole cost and expense: (i) conduct its operations in an orderly and proper manner so as not to unreasonably disturb other occupants of the Building; (ii) take all reasonable measures to minimize the noise level of its operations at the Property; (iii) maintain its Unit and the Exclusive Use Common Elements appurtenant thereto in a clean, orderly and sanitary manner at all times, except as such maintenance shall otherwise be performed by the Board of Managers as set forth in Section 6(h) hereof; (iv) keep its Unit and the Exclusive Use Common Elements free from vermin, rodents and anything of a similar nature and provide extermination service to its Unit on a regular basis in accordance with good commercial practice (it being understood that if any Unit Owner or its Permitted User fails to keep its Unit free from vermin or rodents, the Board of Managers shall have the right, at the sole cost and expense of the applicable Unit Owner of the Unit, to take any and all measures deemed necessary or desirable to eradicate all vermin or rodents from the Unit); (v) keep exposed elements of its Unit and Exclusive Use Common Elements free of snow, ice, and accumulation of water; (vi) not permit the emanation of objectionable odors from its Unit; (vii) keep the waste drains emanating from its Unit free from obstructions; (viii) comply with all Rules and Regulations; and (ix) otherwise maintain and operate its Unit in a manner consistent with a first-class mixed use building, and provide appropriate security consistent with such use and type of building.

(u)          In connection with all construction, installations, alterations, repairs and maintenance in the Building performed by the Board of Managers, the Association, any Unit Owner, any Sub-Board, or their respective Permitted Users, the person or entity performing such construction shall endeavor to comply with the LEED standards and requirements set forth in Exhibit I annexed hereto and made a part hereof.

(v)         The Board of Managers shall have the right to lease portions of the General Common Elements, including, without limitation, the portion of the Land located to the west of the Building and designated as “Tower C Plaza Area” on the Floor Plans, to the Association, on such terms and conditions as the Board of Managers may elect. Any Lease of the Tower C Plaza Area may provide, among other things, that no base or fixed rent is payable by the Association, but that the Association shall repair, maintain, operate and insure the Tower C Plaza Area in the same manner that it is required to do so with respect to open space under the ERY FAPOA Declaration. Notwithstanding the foregoing, any lease with the Association must provide that the portion of the Tower C Plaza Area designated as the “Restricted Area” on the Floor Plans may not be used for any purpose other than access without the consent of the Board of Managers.

15

8.           Person to Receive Service of Process. The Secretary of State of the State of New York (the “Secretary of State”) is hereby designated to receive service of process in any action which may be brought against the Board of Managers or the Condominium. The Board of Managers shall notify the Secretary of State of the address to which a copy of any process received should be mailed. In the absence of any such notification, the person holding the office of President of the Board of Managers from time to time is hereby designated to receive such notification from the Secretary of State; and in such case, the President shall promptly notify, and send copies of any documents received to, the other members of the Board of Managers.

9.           Determination of Percentages In Common Elements. The proportionate undivided interest, in fee simple absolute, expressed as a percentage or a decimal, in the Common Elements appurtenant to each Unit and as shown on Exhibit B annexed hereto and made a part hereof (the “Common Interest”) is based upon floor space, subject to the location of such space and the additional factors of relative value to other space in the Condominium, the uniqueness of the Unit, the availability of Common Elements for exclusive or shared use, and the overall dimension of the particular Unit. The aggregate Common Interest for all Units is 100%. The Common Interest appurtenant to each Unit may not be changed without the prior written consent of the affected Unit Owner, except as otherwise provided in the Condominium Documents.

10.         Encroachments. If any portion of the Common Elements now encroaches upon any Unit, or if any Unit now encroaches upon any other Unit or upon any portion of the Common Elements, as a result of the construction of the Building, or if any such encroachment shall occur hereafter as a result of settling or shifting of the Building, or by reason of the repair and/or restoration by the Board of Managers, any Unit or the Common Elements, a valid easement for the encroachment and for the maintenance thereof so long as the Building stands, shall exist. In the event the Building, a Unit, any adjoining Unit or any adjoining Common Elements shall be partially or totally destroyed as a result of fire or other casualty or as a result of condemnation or eminent domain proceedings, and then rebuilt, encroachments of parts of the Common Elements upon any Unit or of any Unit upon any other Unit or upon any portion of the Common Elements, because of such rebuilding, shall be permitted, and valid easements for such encroachments and the maintenance thereof shall exist so long as the Building shall stand.

11.         Rights of Access. (a) Each Unit Owner hereby grants to each other Unit Owner and the Board of Managers an irrevocable right of access, to be exercised by the Board of Managers (or the managing agent therefor), to the granting Unit Owner’s Unit and its appurtenant Exclusive Use Common Elements, if any, to the extent necessary from time to time for the operation of the Property, or for making emergency repairs therein necessary to prevent damage to the Common Elements or to another Unit or Units. The foregoing rights of access shall be exercised during reasonable hours, upon not less than two (2) days prior notice, (or in the case of an Emergency (as hereinafter defined), such notice, if any, as may be practicable under the circumstances) and, to the extent reasonably possible, in such a manner as will not unreasonably interfere with the conduct of business of the Unit Owner or occupants of a Unit or the use and occupancy, consistent with its intended purposes, of any Unit or portion thereof. As used herein, “Emergency” shall mean a situation involving continuing or imminent loss or threat of loss of life, serious bodily injury, or material loss of property.

16

(b)          Except in the case of any Emergency, a Unit Owner shall have the right to have its representative accompany the Board of Managers (or, if applicable, another Unit Owner) or its designee in any entry of the Unit, provided that such representative shall not interfere with the Board of Managers (or, if applicable, another Unit Owner) or such designee in taking any action permitted under the Condominium Documents.

(c)          Upon notice to the Board of Managers, a Unit Owner shall have the right to designate safes and vault areas within its Unit to which access shall be absolutely prohibited, and, subject to the reasonable approval of the Board of Managers, any other internal spaces as other “restricted areas”, to which access shall be prohibited except in case of an Emergency or as may be required by Law.

12.         Easements. (a) Except as may otherwise be set forth in the Condominium Documents, each Unit Owner shall have and is hereby granted, in common with all other Unit Owners, a non-exclusive easement to use the General Common Elements located anywhere on the Property in accordance with their respective intended uses, without hindering the exercise by the other Unit Owners of, or encroaching upon the rights of such other Unit Owners with respect to, such easement. The Board of Managers, on behalf of all Unit Owners, is hereby granted an easement to operate, maintain, make repairs and alterations to, and exercise such rights and fulfill such obligations as and to the extent the same may be set forth in the Condominium Documents with respect to, the General Common Elements.

(b)          Each Unit Owner shall have, except as may otherwise be set forth in the Condominium Documents, an easement for the exclusive use of the Exclusive Use Common Elements appurtenant to its Unit, including the right to operate, maintain, make routine repairs and replacements to, and exercise such rights and fulfill such obligations as and to the extent the same may be set forth in the Condominium Documents with respect to the Exclusive Use Common Elements appurtenant to such Unit Owner’s Unit.

(c)          Each Unit Owner shall have, to the extent reasonably necessary, in common with all other Unit Owners where applicable, an easement for ingress to and egress from its Unit and its appurtenant Exclusive Use Common Elements. Each Unit and its appurtenant Exclusive Use Common Elements shall be subject to such easement.

(d)          Each Unit Owner shall have the right, in accordance with the terms of the By-Laws, to connect to and use the Central Plant (as defined in the By-Laws) at such Unit Owners sole cost and expense.

(e)          The Unit Owners of any Office Unit, and the Unit Owner of the Ancillary Unit and their respective Permitted Users, shall have the right to use the General Common Lobby, the ADA Lobby Elevator and the GCE Service Elevator, each in accordance with rules to be promulgated from time to time by the Board of Managers in accordance with the terms of the By-Laws. The Unit Owner of the Ancillary Unit and its Permitted Users shall not have the right to use any other elevators in the Building, except in the event of emergency.

17

(f)          Except as provided in Section 12(g) hereof, the Unit Owners of Office Unit 2A and Office Unit 2B and their respective Permitted Users, shall have the right to use the Office Unit 3 Lobby Escalators, the Office Unit 3 Lobby, the Office Unit 3 Messenger Center/Mail Room and the Office Unit 3 Mid Rise Passenger Elevators for the purpose of access to and from their respective Units, and to use the Office Unit 3 Service Elevator in accordance with rules to be promulgated from time to time by the Unit Owner of Office Unit 3.

(g)          For so long as Office Unit 2A and/or Office Unit 2B is owned or leased by the Unit Owner of Office Unit 1 or an Affiliate thereof, (i) the Unit Owner of such Unit or Units and its Permitted Users shall have a non-exclusive easement across and through the Office Unit 1 Lobby and the Office Unit 1 Passenger Elevators for the purposes of access to and from such Unit or Units as well as a non-exclusive easement to use the Office Unit 1 Service Elevator, and (ii) the Unit Owner of such Unit or Units and its Permitted Users shall have no right to use the Office Unit 3 Lobby Escalators, the Office Unit 3 Lobby, the Office Unit 3 Messenger Center/Mail Room, the Office Unit 3 Mid Rise Passenger Elevators, or the Office Unit 3 Service Elevator.

(h)          If at any time Office Unit 2A is not owned or leased by the Unit Owner of Office Unit 1 or an Affiliate thereof, the Unit Owner of Office Unit 1 shall have the non-exclusive right of access across such portions of Office Unit 2A as the Unit Owner or Permitted User of Office Unit 2A shall reasonably designate from Elevator #0001-S03 to the Atrium Ceiling (as shown on the Floor Plans) for the purpose of repairing, maintaining and replacing the Atrium Ceiling and the mechanical equipment contained therein.

(i)          The Unit Owners of the Parking Unit, the Retail Unit, the Loading Dock Unit, the Destination Retail Access Unit and their respective Permitted Users, shall have no right to use the General Common Lobby, the ADA Lobby Elevator, or the GCE Service Elevator.

(j)          Each Unit Owner shall have an easement in common with the owners of the other Units to access and use all pipes, flues, wires, ducts, cables, conduits, vents, ventilating shafts, utility lines, equipment rooms and other General Common Elements located in the other Units or elsewhere in the Building and serving its Unit. Each Unit shall be subject to an easement in favor of the owners of the other Units to use all pipes, flues, ducts, cables, wires, conduits, vents, ventilating shafts, utility lines, equipment rooms and other General Common Elements serving such other Units and located in such burdened Unit. Each Unit Owner shall have the right to use the General Common Elements for the purposes of connecting to equipment (as such term is defined in Section 12(o) hereof) located in its Unit, provided such use of the General Common Elements does not adversely affect the use of the General Common Elements for their intended purpose.

18

(k)          The Board of Managers shall have the right to establish, grant and create easements for any additional underground electric, transformer, steam, amplifier, gas, cable television, telephone, water, storm drainage, sewer or other utility lines and appurtenances on, under and through the Property and to relocate any existing utility, sewer and drainage easements in any portion of the Property if the Board of Managers shall deem it necessary or desirable for the proper operation and maintenance of the Property or any portion thereof, or for the general health or welfare of any Unit Owner or its tenants, provided that such additional utilities or the relocation of existing utilities will not (i) prevent or unreasonably interfere with the use of a Unit, (ii) adversely affect the value of a Unit or (iii) result in a mechanic’s lien against any portion of the Property. Any utility company or public benefit corporation furnishing services to the Property, and the employees and agents of any such company or corporation, shall have the right of access to each Unit and to the Common Elements in furtherance of such easements, provided such right of access is exercised in such a manner which does not unreasonably interfere with the use of the Units or the Common Elements.

(l)           Each Unit Owner grants an easement over its Unit and its appurtenant Exclusive Use Common Elements to the Board of Managers and to each other Unit Owner for the purpose of (but only in the absence of a commercially practicable alternative and only to the extent necessary for) maintaining, repairing, altering, preventing or minimizing damage to and causing to be in compliance with Laws and Insurance Requirements any portions of the grantee Unit Owner’s Unit and its appurtenant Exclusive Use Common Elements, if any and for installing, allowing to remain (and using for their respective intended purposes), maintaining, repairing, altering, preventing or minimizing damage to and causing to be in compliance with Laws and Insurance Requirements any equipment, Facilities or systems that are located in or only readily accessible through such granting Unit Owner’s Unit and appurtenant Exclusive Use Common Elements, if any, which serve other Units (including, without limitation, reading, maintaining or replacing utility meters relating to the Common Elements, such Unit or any other Unit in the Building); to the Board of Managers (to the extent permitted under the other provisions of the Condominium Documents), for the purpose of (and to the extent reasonably necessary for) making inspections of, or removing violations noted or issued by any governmental authority against, the Common Elements or any other part of the Property and for curing defaults under the Condominium Documents, or correcting any conditions originating in such Unit Owner’s Unit or its appurtenant Exclusive Use Common Elements, if any, and threatening the health, safety and welfare of the occupants of, or the property located within, another Unit or all or any part of the Common Elements.

(m)        The Board of Managers shall have an easement for the right, and such easements as shall be necessary, to maintain, repair or replace the Common Elements contained in each Unit or elsewhere in the Building and to make additions and improvements thereto, provided that the same are concealed within the walls, floors, columns and ceilings of the Building and in the shafts provided in the Building for such installations, and that such additions or improvements do not in other than a de minimis amount damage the appearance or reduce the floor area of any Unit or affect its layout and, provided, further, that the maintenance and installation work is performed at such times and in such manner as to create the least interference as practicable with the use of such Unit.

19

(n)          Each Unit shall be subject to an easement in favor of each other Unit for the installation, maintenance, repair and replacement of gas, electricity, heating, air conditioning, ventilating and water lines and meters and fixtures and equipment serving such other Units, provided that no such easement shall materially reduce the square foot area of the Unit subject to the easement or unreasonably interfere with the use of the Unit subject to the easement and further provided that the owner of the Unit subject to the easement shall have the right to designate the location of the aforesaid lines, meters, fixtures and equipment to the extent reasonably practicable. The Unit Owner of the Unit(s) having the benefit of the easement shall give the Unit Owner of the Unit subject to such easement reasonable notice, except in an Emergency, prior to commencing any installation, maintenance, repair or replacement, shall deliver plans and specifications to the subject Unit Owner at least thirty (30) days prior to commencing any such installation for such other Unit Owner’s reasonable approval, shall construct such installation in accordance with such plans and specifications and shall perform any such installation, maintenance, repair or replacement in accordance with all applicable Laws and Insurance Requirements, shall diligently and with continuity prosecute any such installation, maintenance, repair or replacement to completion, shall restore such other Unit to substantially its condition prior to the commencement of such installation, maintenance, repair or replacement and shall otherwise perform all work in connection therewith in such manner as to minimize interference with the occupants of the other Unit.

(o)          The Unit Owners of each Unit shall each at their sole cost and expense, have the non-exclusive right (and such easements as shall be required) to erect, use, maintain, repair, replace, relocate and operate mechanical equipment (including cooling towers), emergency generators (such mechanical equipment and emergency generators being referred to herein as “Rooftop Mechanical Equipment”), satellite platforms, satellite dishes and other equipment on the Main Roof at the respective locations on the Main Roof so designated for the use of each Unit on the Floor Plans (respectively, the “Designated Rooftop Equipment Areas”), subject to the reasonable requirements of the Board of Managers. Such Rooftop. Mechanical Equipment, satellite platforms, satellite dishes and other equipment shall be used solely in connection with the use or occupancy of space by the applicable Unit Owners or its tenants in buildings (including, without limitation, the Building) constructed in the Eastern Rail Yard. The Unit Owner of each such Unit shall give reasonable prior written notice to the Board of Managers of its intent to exercise such right (which shall include a description of the proposed installation and equipment), and shall not make any such installation and/or relocations unless and until the Board of Managers has approved in writing the installation and/or relocations and the equipment and designated the specific location within the applicable Designated Rooftop Equipment Area, such approval not to be unreasonably withheld. The word “equipment” as used in Section 12(j) and in this Section 12(o) shall be deemed to include fiber optic cable and other communications lines, wires, risers, cables and conduits, as well as any other ancillary equipment, based on current and future technologies, needed for the proper operation of such mechanical equipment, emergency generators, satellite platforms, satellite dishes or other equipment. Each easement and other right granted under this Section 12(o) must be exercised, and all such installations and equipment must be used in such a way, so as to minimize, to the extent reasonably practicable, interference with the exercise of the other easements and other rights granted under this Section 12(o) and the rights of other Unit Owners and the Board of Managers under this Declaration and the By-Laws. No equipment installed pursuant to this Section 12(o) by any Unit Owner shall be visible from the windows of any other Unit. The easements and other rights referred to in this Section 12(o) shall include access to and use of reasonable space in the General Common Elements, as designated by the Board of Managers, to run and maintain, at such Unit Owner’s sole cost and expense, conduits from the applicable Unit to the applicable Rooftop Mechanical Equipment. Such right of access and use by such Unit Owner shall be exercised in such a manner as will not unreasonably interfere with the use and occupancy of any other Unit. Such access shall be permitted on not less than two (2) days’ notice to the Board of Managers, except that no notice will be necessary in the case of an Emergency.

20

(p)          The Unit Owner of Office Unit 1 shall have, with respect to such portions of the General Common Elements as may be necessary, the exclusive right (and such non-exclusive easements as shall be required) to maintain, repair and replace Office Unit 1 Passenger Elevators and the Office Unit 1 Service Elevator, the Unit Owner of Office Unit 3 shall have, with respect to such portions of the General Common Elements as may be necessary, the exclusive right (and such non-exclusive easements as shall be required) to maintain, repair and replace the Office Unit 3 Mid Rise Passenger Elevators, the Office Unit 3 High Rise Passenger Elevators, and the Office Unit 3 Service Elevator, and the Unit Owner of the Destination Retail Access Unit shall have, with respect to such portions of the General Common Elements as may be necessary, the exclusive right (and such non-exclusive easements as shall be required) to maintain, repair and replace the Destination Retail Access Unit Passenger Elevators and the Destination Retail Access Unit Service Elevators.

(q)          The Unit Owner of the Ancillary Unit shall have the right to run pipes and conduits through portions of the General Common Elements and portions of the other Units that do not adversely affect the use of such thereof other than to a de minimis extent, for the purpose of supplying steam, electricity and/or hot water to the Units, to the Destination Retail Building, and/or Parcel D.

(r)          The Unit Owner of the Parking Unit and its Permitted Users shall have the exclusive right to use the easement across Parcel D for pedestrian access to and from the Parking Unit to the street, which easement is more particularly described in the ERY FAPOA Declaration.

(s)          The Unit Owner of the Destination Retail Access Unit and its Permitted Users shall have the non-exclusive right to use portions of the hallways on the Ground Floor Level for access from the Loading Dock Unit to the Destination Retail Access Unit Service Elevators.

(t)          The Unit Owner of the Destination Retail Access Unit and its Permitted Users shall have a non-exclusive easement over (i) the stairway designated as Stairway H on the Floor Plans between Level 02 Retail and the Ground Floor Level, (ii) the Office Unit 3 Lobby, (iii) the Office Unit 3 Escalators, and the General Common Lobby, for emergency egress from the Destination Retail Access Unit and the Destination Retail Building.

(u)         The Units Owners of the Office Units (as defined in the By-Laws) and the Ancillary Unit, and their respective Permitted Users, shall have a non-exclusive right to use the Destination Retail Access Elevators.

(v)         The Units are intended to be benefitted and burdened by the provisions of the ERY FAPOA Declaration that benefit and burden the Property. Without limiting the generality of the foregoing, certain Unit Owners will assume specific obligations under the ERY FAPOA Declaration to the extent specifically provided therein, and all Unit Owners shall have liability to the extent set forth in Article 13 of the ERY FAPOA Declaration and Section 3.4 of the Master Declaration.

21

(w)         The user of any right or easement granted by this Section 12 shall use the same in compliance with all Laws and Insurance Requirements and all applicable provisions of the Underlying Agreements.

(x)          The user of any right or easement granted by this Section 12 shall give (i) the Unit Owner of any other Unit to the extent it requires access to such Unit for purposes of exercising its rights under this Section 12, (ii) a Sub-Board to the extent it requires access to such Sub-Board’s Section for purposes of exercising its rights under this Section 12, and (iii) the Board of Managers to the extent it requires access to the General Common Elements (other than public areas of the Building, for which no notice will be required) for purposes of exercising its rights under this Section 12, not less than one (1) day’s prior notice of such access (except that no notice will be necessary in the case of an Emergency), and such Unit Owner, Sub-Board or the Board of Managers shall have the right to have its representative present during the period of such access,

(y)          The user of any right or easement granted by this Section 12 shall have the responsibility of repairing any damage, at such user’s sole cost and expense, resulting therefrom and such user hereby indemnifies and holds harmless the Unit Owner of the Unit or the Sub-Board of the Section and the Board of Managers subject to such right or easement from and against any expenses, damages, losses, costs and other liabilities arising out of such user’s failure to repair such damage as provided for herein.

(z)          The user of any right or easement granted by this Section 12 hereby indemnifies and holds harmless the Unit Owner of the Unit or Sub-Board of the Section subject to such right or easement and the Board of Managers from and against any claims of third parties (and any expenses, damages, losses, costs and other liabilities arising therefrom), including claims for injury and personal property, arising from the use of the right or easement.

(aa)       Any grant of an easement or right of access “on”, “over”, “across” or “through” a given area shall be deemed to mean “on, over, across, through and upon” such area, unless the context otherwise requires.

(bb)       All Permitted Users shall have a right and easement to use the sidewalks and the ramps, stairways, entrances and exits which are General Common Elements and any replacements thereof for the sole purpose of providing all Permitted Users a means of ingress and egress to and from the Building and the respective Unit to which such Permitted Users are entitled to use and an approach to and from the public street, in each case, subject to compliance with the provisions of the By-Laws.

(cc)       All Permitted Users shall have a right of egress in the event of an Emergency through passageways, emergency stairways and exits contained within any Unit, Exclusive Use Common Elements or General Common Elements, and each Unit shall be subject to the rights of all Permitted Users to use such passageways, stairways and exits for egress in the event of an Emergency.

22

(dd)         Any easements granted to the Board of Managers, any Unit or any Unit Owner or any other party under the Declaration and the By-Laws may be exercised by such party’s Permitted Users, to the extent necessary to effectuate the purpose for the easement or as otherwise authorized by the Unit Owner or Board of Managers, as the case may be, provided such right of access shall be exercised in such manner as shall not to the extent possible interfere with the normal conduct of business of the Units.

(ee)         Any dispute by and among Unit Owners and/or the Board of Managers as to the nature, scope or interpretation of the easements contained in this Section 12 shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-Laws.

13.         Signage and Lighting. (a) Except as otherwise provided in clause (B) of Section 7(c)(iii) hereof, no Unit Owner or Permitted User shall be permitted to install any signage which is visible from the outside of such Unit, except in accordance with the guidelines, limitations and restrictions respecting Building signage as are set forth on Exhibit E annexed hereto and made a part hereof (the “Signage Requirements”).

(b)          The Board of Managers will maintain and operate any Building Exterior Lighting System, as set forth in Section 6.8(n) of the By-Laws. It is intended that the Building Exterior Lighting System will initially include the specifications set forth in Exhibit J annexed hereto and made a part hereof (subject to such operating hours and procedures as the Board of Managers may determine) but the Building Exterior Lighting System may be changed or discontinued by the Board of Managers at any time, subject to Sections 2.2.2(g) and 2.2.3(e) of the By-Laws.

14.         Amendment of Declaration. (a) Any Unit Owner or a member of the Board of Managers may propose an amendment to this Declaration except as otherwise provided in this Declaration. A copy of the text of the proposed amendment shall be given in writing to the other Unit Owners and the Board of Managers. The Board of Managers shall by written notice to the Unit Owners fix a date, not sooner than fifteen (15) days and not later than thirty (30) days from the date the notice and a copy of the proposed amendment are received, for a meeting of the Unit Owners for the purpose of considering and voting upon the amendment.

23

(b)          Except as otherwise specifically provided in this Declaration or the By-Laws, the consent of the Unit Owners owning Units to which are appurtenant at least two-thirds of the Common Interest in the Condominium, in each case together with (A) the consent of the respective Permitted Mortgagees (as defined in the By-Laws), if required, of such consenting Unit Owners, and (B) as to any Unit which is then subject to a Declarant Net Lease (as defined in the By-Laws), the consent of the Declarant Net Lessee and Declarant Net Lessor (both as defined in the By-Laws) (provided that (1) Declarant Net Lessor will not unreasonably withhold its consent if (i) the Declarant Net Lease requires that the landlord thereunder not unreasonably withhold consent to the matter in question, and (ii) the proposed amendment is not inconsistent with and will not result in a default under such Declarant Net Lease, and (2) as to all other amendments, the provisions of such Declarant Net Lease regarding consent will apply) shall be necessary to adopt a proposed amendment to the Declaration or By-Laws. Notwithstanding the foregoing, (i) any amendment which materially affects the rights of any Unit Owner shall require the consent of such affected Unit Owner and its Permitted Mortgagees, Declarant Net Lessees and (subject to the provisions set forth in clauses (1) and (2) of this Section 14(b)), Declarant Net Lessors (it being conclusively presumed, however, that (I) any amendment to Section 7(d), (e), (f), (g), (h) or (m) hereof (other than the first sentence of Section 7(m)) shall be deemed to materially affect the rights of the Unit Owner of Office Unit 1 so long as Coach or any Coach Affiliate is the Unit Owner of Office Unit 1 or otherwise occupies more than 60% of Office Unit 1 with respect to Sections 7(d), (e), (f) or (g) only), and (II) any amendment to Section 7(c)(iii) or to the first sentence of Section 7(c)(iv) hereof shall be deemed to materially affect the rights of the Unit Owner of Office Unit 1), and (ii) amendments to this Declaration which affect only a particular Unit Owner may be made by the Unit Owner in question (with the consent of its Permitted Mortgagees) and its Declarant Net Lessees without the consent of the unaffected Unit Owners or the Board of Managers (however, the Board of Managers shall execute any such amendment which a Unit Owner may be entitled as of right to record or which was duly approved by the Unit Owners) provided, however, such amendment may not affect or be inconsistent with any of the Underlying Agreements or violate any Law. No such amendment shall be effective (x) unless the Unit Owner(s) proposing such amendment (the “Proposing Party”) shall have provided the Board of Managers and the other Unit Owners at least thirty (30) days’ prior written notice of the Proposing Party’s proposed amendment, and (y) until recorded with the New York City Register. Any such amendment made pursuant to this Section shall be executed by the Board of Managers as attorney-in-fact for the Unit Owners, coupled with an interest, and the Board of Managers is hereby authorized by such Unit Owners, after approval of the amendment by the requisite number of Unit Owners so to act as their attorney-in-fact for such purpose. Any dispute between the Unit Owners with respect to whether an amendment materially affects the rights of a Unit Owner shall be resolved by Arbitration; provided, however, that no such dispute with respect to whether the Proposing Party’s amendment materially affects another Unit shall be deemed to exist unless the Unit Owner objecting to such amendment (the “Objecting Party”) delivers written notice specifying the grounds for its objection in writing to the Proposing Party and the Board of Managers within thirty (30) days of receipt by it of notice of such proposed amendment. Provided the Objecting Party has delivered such written notice as aforesaid, the Objecting Party and the Proposing Party shall, within the ensuing fourteen (14) day period, exercise good faith efforts to resolve such dispute before the dispute may be submitted to Arbitration.

(c)          No amendment, modification, addition or deletion to this Declaration shall be effective until recorded with the New York City Register. Any such approved amendment, modification, addition or deletion shall be executed by the Board of Managers. Prior to recording with the New York City Register, a copy of each amendment to this Declaration shall be certified by the Board of Managers as having been duly adopted. A copy of each amendment so certified and bearing the date of recording shall be promptly sent to each Unit Owner by the Board of Managers.

(d)          Notwithstanding the foregoing, a Unit Owner shall have the right, without the consent of the Board of Managers or any other Unit Owner, to amend the Condominium Documents, from time to time, solely to effect a subdivision or recombination of its Unit, as provided in Article 9 of the By-Laws, upon the terms and conditions set forth in Article 9 of the By-Laws.

24

15.         Termination. (a) The Condominium may be terminated by vote of Unit Owners owning Units to which are appurtenant at least ninety percent (90%) of the Common Interest of the Condominium, in each case together with the consent of (A) the respective Permitted Mortgagees of such consenting Unit Owners and (B) as to any Unit which is then subject to a Declarant Net Lease, the consent of the Declarant Net Lessee and the Declarant Net Lessor. If the Unit Owners so terminate the Condominium, unless the Unit Owners determine that the Property shall be sold as a whole, the same shall be subject to an action for partition and sale by any Unit Owner as if owned in common. In the event a partition action is brought and the court orders the sale of the Property as a whole, the net proceeds of sale shall be divided among the Unit Owners in accordance with their respective Common Interests, after first paying out of the share of each Unit Owner the amount of all unpaid liens on its Unit in the order of their priority. No payment shall be made to a Unit Owner until there has first been paid out of its share of such net proceeds all liens and expenses chargeable by the Board of Managers to its Unit.

(b)          hi addition to the other grounds for termination set forth herein, the Condominium shall be terminated if it is determined in the manner provided in Section 12.8.5 of the By-Laws that the Building shall not be reconstructed after a casualty, or if all or substantially all of the Property is taken by eminent domain. The determination not to reconstruct after a casualty shall be evidenced by a certificate of the Board of Managers signed by the President or the Vice-President and the Secretary or Treasurer. The termination shall be effective upon the filing of the certificate with the appropriate recording officer and must include the joinder of all Permitted Mortgagees and if any Declarant Net Lease is then in effect, by the Declarant Net Lessee and the Declarant Net Lessor.

(c)          After termination of the Condominium, the Unit Owners shall own the Property as tenants-in-common in undivided shares, in accordance with their previous Common Interests, and the holders of Permitted Mortgages (as defined in the By-Laws) and liens against the Unit or Units formerly owned by such Unit Owners shall have Permitted Mortgages and liens upon the respective undivided shares of the Unit Owners. All funds held by the Board of Managers shall be and continue to be held for the Unit Owners in accordance with their undivided shares. The costs incurred by the Board of Managers in connection with a termination shall be a Common Expense.

(d)          The members of the Board of Managers acting collectively as agent for the Unit Owners shall continue to have such powers as in this Declaration are granted with respect to the winding up of the affairs of the Condominium, notwithstanding the Board of Managers or the Condominium may be dissolved upon termination.

25

16.         Powers of Attorney to the Board of Managers. Each Unit Owner shall grant to the persons who shall from time to time constitute the Board of Managers an irrevocable power of attorney, coupled with an interest (in such form and content as the Board of Managers shall determine): (i) to purchase or otherwise acquire on behalf of all Unit Owners any Unit, together with its Appurtenant Interests (as defined in the By-Laws), with respect to which liens for real estate taxes are being sold; (ii) to acquire any Unit, together with its Appurtenant Interests, whose Unit Owner elects to surrender the same pursuant to the By-Laws to the extent the waiver with respect to the right to surrender such Unit set forth therein is inapplicable or unenforceable; (iii) to purchase or otherwise acquire any Unit, together with its Appurtenant Interests, which becomes the subject of a foreclosure or other similar sale, on such terms and at such price, as the Board of Managers deems proper, in the name of the Board of Managers or its designee (corporate or otherwise), on behalf of all Unit Owners, and after any such acquisition, to convey, sell, lease, license, mortgage or otherwise deal with (but not vote the Common Interests appurtenant to) any such Unit so acquired by them without the necessity of further authorization by the Unit Owners or any other person or entity, on such terms as the attorneys-in-fact may determine; and (iv) to execute, acknowledge and deliver: (a) any declaration or other instrument affecting the Property or the Condominium which the Board of Managers deems reasonably necessary or appropriate to comply with any Laws or provisions of the Underlying Agreements applicable to the maintenance, demolition, construction, alteration, repair or restoration of the Property or the Condominium; (b) any amendments to the Underlying Agreements, or (c) any consent, covenant, restriction, easement or declaration, or any amendment thereto, affecting the Property or the Condominium that the Board of Managers deems necessary or appropriate, provided that in no event shall the Board of Managers execute, acknowledge and deliver any document pursuant to clause (iv)(b) or (c) of this sentence prior to the approval thereof by any Unit Owner(s) whose Unit is affected, unless such approval is expressly not required under any of the provisions hereof or of the By-Laws. For purposes of clause (iv)(b) and (c) of the immediately preceding sentence, a Unit shall not be affected by any amendment to the provisions of the Annex to the ERY FAPOA Declaration that does not have any material adverse effect on the use or occupancy by a Unit Owner or its Permitted User of its Unit or on its use of any Common Elements or increase its Common Charges above what they would have been in the absence of any such amendment (other than to a de minimis extent), and that the Board of Managers shall have the absolute right to execute and deliver any such amendment on behalf of the Condominium without the consent of any Unit Owners. The Board of Managers shall give all Unit Owners prior written notice of all such amendments, a copy of the proposed amendment and, if the Board of Managers intends to exercise this right, a statement to that effect in the notice.

17.         Covenants Running With the Land; Subordination and Non-Disturbance. (a) All provisions of the Condominium Documents, as the same may be amended in accordance with their terms from time to time, shall, unless otherwise expressly in the Condominium Documents provided to the contrary, be perpetual and be construed to be covenants running with the Land and with every part thereof and interest therein, and all of the provisions hereof and thereof shall be binding upon and inure to the benefit of the Unit Owners and all the occupants of the Units, and all of their respective heirs, executors, administrators, legal representatives, successors and assigns, but the same are not intended to create nor shall they be construed as creating any rights in or for the benefit of the general public.

(b)          Notwithstanding anything in Section 17(a), if required to do so under Section 14.10 of the By-Laws, the Board of Managers shall, at the sole cost and expense of the requesting Unit Owner, execute and deliver a non-disturbance agreement substantially in the form annexed to this Declaration as Exhibit D or in any such other or changed form as may be agreed upon by the Board of Managers and the requesting Unit Owner to any of such Unit Owner’s lessees.

26

(c)          The acceptance of a deed or other conveyance, or the entering into of a lease, license agreement or other agreement for, or the entering into, occupancy of all or any portion of a Unit shall constitute an agreement that the provisions of this Declaration, the By-Laws, and the Rules and Regulations, and the ERY FAPOA Declaration, as applicable to a Unit Owner, as they may be adopted and/or amended from time to time, are accepted and ratified by such Unit Owner, tenant, subtenant, licensee, occupant or other Permitted User, and all of such provisions shall be deemed and taken to be covenants running with the land and shall bind any person having at any time any interest or estate in such Unit, as though such provisions were recited and stipulated at length in each and every deed, conveyance, lease, license or other agreement thereof, therefor or relating thereto.

18.         Rules and Regulations. All present and future Unit Owners, tenants, subtenants occupants, licensees and other Permitted Users of Units shall be subject to and shall comply with the provisions of this Declaration and the By-Laws and with rules and regulations (“Rules and Regulations”), and such amendments or additions thereto as may from time to time be adopted by the Board of Managers. .

19.         Invalidity. If any provision of the Condominium Documents is invalid under, or would cause the Condominium Documents to be insufficient to submit the Property to the provisions of, the New York Condominium Act, such provision shall be deemed deleted from the Condominium Documents for the purpose of submitting the Property to the provisions of the New York Condominium Act but shall nevertheless be valid and binding upon and inure to the benefit of the Unit Owners and their successors and assigns, as covenants running with the Land and with every part thereof and interest therein under other applicable Law to the extent permitted under such applicable Law with the same force and effect as if, immediately after the recording of this Declaration and the By-Laws, all Unit Owners had signed and recorded an instrument agreeing to each such provision as a covenant running with the Land. If any provision which is necessary to cause this Declaration and the By-Laws to be sufficient to submit the Property to the provisions of the New York Condominium Act is missing from this Declaration or the By-Laws, then such provision shall be deemed included as part of this Declaration or the By-Laws, as the case may be, for the purposes of submitting the Property to the provisions of the New York Condominium Act. Subject to the foregoing, the invalidity or unenforceability of any provision of this Declaration as against any person or in any circumstance shall not be deemed to impair or affect in any manner the validity, enforceability or effect of the remainder of this Declaration as to other persons or circumstances and, in such event, all of the other provisions of the Declaration shall continue in full force and effect as if such invalid or unenforceable provision had never been included herein.

20.         Waiver. No provision contained in this Declaration shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches which may occur.

21.         Captions. The captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Declaration or the intent of any provision hereof.

22.         Certain References. (a) A reference in this Declaration to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context otherwise requires.

27

(b)          The terms “herein,” “hereof’ or “hereunder” or similar terms used in this Declaration refer to this entire Declaration and not to the particular provision in which the terms are used.

(c)          Unless otherwise stated, all references herein to Sections or other provisions are references to Sections or other provisions of this Declaration.

(d)          All references herein to Schedules and Exhibits shall be (unless otherwise stated) to the Schedules and Exhibits attached hereto, which shall all be made a part hereof and incorporated herein.

23.         Consents. With respect to any provision in the Condominium Documents requiring the consent of a Unit Owner, such Unit Owner shall have the right, in its sole discretion, to withhold its consent for any reason or no reason at all, unless specifically and expressly provided to the contrary.

24.         Unanimous Consent. After the subdivision of any of the Units as originally constituted upon the initial recording of this Declaration, any vote requiring the “unanimous consent of Unit Owners” (or like provision) shall, with respect to such subdivided Unit require the consent of Unit Owners holding a simple majority of the Common Interest appurtenant to all Units resulting from such subdivided Unit.

25.         Further Assurances. (a) Any party which is subject to the terms of this Declaration, whether such party is a Unit Owner, a lessee or sublessee of a Unit Owner, Permitted Mortgagees an occupant of a Unit, a member or officer of the Board of Managers or otherwise, shall, upon prior reasonable written request, and, at the expense of any such other party (or the holder of a mortgage lien on its Unit) requesting the same, execute, acknowledge and deliver to such other party (or the holder of a mortgage lien on its Unit) such reasonable instruments, in addition to those specifically provided for herein, and take such other reasonable action, as such other party (or the holder of a mortgage lien on its Unit) may reasonably request to effectuate the provisions of this Declaration or of any transaction contemplated herein or to confirm or perfect any right to be created or transferred hereunder or pursuant to any such transaction, provided in all such cases that such other and further instruments or actions shall not impose any liability or substantive obligation on, or constitute a waiver of any rights of, the party from which the same is requested, other than as provided for in the Condominium Documents.

(b)          If any Unit Owner or any other party which is subject to the terms of this Declaration fails to either (x) execute, acknowledge or deliver any instrument, or fails or refuses, within ten (10) days after receipt of a written request therefor, to take any action which such Unit Owner or other party is required to perform pursuant to this Declaration, or (y) deliver a written notice within such time period stating reasons why it believes it is not so required, and such failure continues for an additional ten (10) day period following receipt of a second written request therefor (together with written advice that the requesting party shall be entitled to take action upon the recipient’s failure or refusal to perform), then the Board of Managers is hereby authorized, as attorney-in-fact, coupled with an interest, for such Unit Owner or other party, to execute, acknowledge and deliver such instrument, or to take such action, in the name of such Unit Owner or other party, and such instrument or action shall be binding on such Unit Owner or other party, as the case may be.

28

26.         Successors and Assigns. Except as set forth herein or in the By-Laws to the contrary, the rights and/or obligations of the Board of Managers and the Unit Owners shall inure to the benefit of and be binding upon any successor or assign of the Board of Managers and the Unit Owners and shall constitute and be enforceable with respect to the Property as a covenant running with the Land.

27.         Non-Recourse. Except as otherwise set forth in the Master Declaration or the ERY FAPOA Declaration, all covenants, stipulations, promises, agreements and obligations of a Unit Owner contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of such Unit Owner and not of any shareholder, affiliate, member, partner, trustee, director, officer, manager, employee or agent of such Unit Owner, and no recourse shall be had hereunder against any such shareholder, affiliate, member, partner, trustee, director, officer, manager employee or agent unless and to the extent the same is a Permitted User. The liability of any Unit Owner hereunder or under the By-laws for damages or otherwise, including as a result of any breach of the covenants, stipulations, promises, agreements and obligations of a Unit Owner contained herein or in the By-laws, shall be limited to such Unit Owner’s interest in its Unit(s) and its rights hereunder and under the By-laws, including (i) the rents, issues and profits thereof, (ii) the proceeds of any insurance policies covering or relating to its Unit and the Exclusive Use Common Element appurtenant thereto, (iii) any awards payable in connection with the condemnation of its Unit (or its Common Interest) or any part thereof and (iv) amounts received or receivable by a Unit Owner in connection with a sale of its Unit to the extent that such amounts have not been distributed by such Unit Owner. Neither any Unit Owner nor any of its direct or indirect shareholders, affiliates, members, partners, trustees, directors, officers, managers, employees or agents shall have any liability (personal or otherwise) beyond such Unit Owner’s interest in its Unit(s) and its rights hereunder and under the By-laws and no other property or assets of such Unit Owner or any of its direct or indirect shareholders, affiliate, members, trustees, partners, directors, officers, managers, employees or agents of such Unit Owner shall be subject to levy, execution or other enforcement procedures for the satisfaction of the Board of Manager’s, any other Unit Owner’s or any other Person’s remedies hereunder or under the By-laws or at law or in equity with respect to this Declaration or the Bylaws or the Condominium.

28.         Exculpation of Declarant; Rights and Obligations of Declarant Net Lessees. (a) Notwithstanding anything in this Declaration to the contrary, neither Declarant nor its Affiliates shall have any liability under or with respect to this Declaration, and all obligations of Declarant arising under this Declaration shall be performed by the Board of Managers and/or the Unit Owners, as the case may be, at their sole cost and expense. None of the members, directors, officers, employees, agents or servants of Declarant or its Affiliates shall have any liability (personal or otherwise) hereunder, and no property or assets of Declarant or its Affiliates or the members, directors, officers, employees, agents or servants of Declarant or its Affiliates shall be subject to levy, execution or other enforcement procedure hereunder, provided that Declarant is not a Unit Owner of any Units upon recordation of the Declaration (except as to a Unit that is subject to a Declarant Net Lease).

29

(b)          Notwithstanding the foregoing, for so long as a Declarant Net Lease is in effect with respect to a Unit or Units, the Declarant Net Lessee (and not the Declarant Net Lessor) (i) shall be deemed to be the sole Unit Owner of such Unit or Units, and such Declarant Net Lessee shall be deemed to have assumed, and to be solely responsible for, all of the obligations of such Unit Owner, (ii) shall have the sole right under Section 2.1 of the By-Laws to be the Designator (as defined in Section 2.1 of the By-Laws) for the purposes of designating a member of the Board of Managers with respect to such Unit, and (iii) shall have the sole right to act as the Unit Owner of such Unit for the purpose of casting any vote as a Unit Owner under the Condominium Documents, proposing or consenting to any amendment to the Condominium Documents, or giving any consents required under the Condominium Documents, except as otherwise specifically provided in Sections 14(b)(B) and 15(a)(B) hereof, and the provisions of the By-Laws respecting the rights of a Declarant Net Lessor following the occurrence of an Event of Default under a Declarant Net Lease. Declarant hereby grants to each Declarant Net Lessee a power of attorney, coupled with an interest, to take any of the actions described in this Section 28(b) in the name of Declarant Net Lessor, which power of attorney shall be revocable only as provided in the By-Laws.

[Signature Page Follows]

30

IN WITNESS WHEREOF, the undersigned has caused this Declaration to be executed as of the day hereinabove set forth.

METROPOLITAN TRANSPORTATION AUTHORITY

By:
Name:
Title:

31

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the____day of              in the year               before me, the undersigned, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

32

EXHIBIT A

Description of the Land

All that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

[To be completed]

Exhibit A-1

EXHIBIT B2

Description of the Units

Unit Designation	Tax Lot Number	Location (and direction faced)	Approx. Area in Sq. Ft.***	Common Elements to which the Unit has Access	Percent of Interest in the Common Elements***

Parking Unit	1001	*	72,663	**	3.90%

Retail Unit	1002	*	57,935	**	3.11%

Office Unit 1	1003	*	711,513	**	38.24%

Office Unit 2A	1004	*	38,589	**	2.07%

Office Unit 2B	1005	*	40,479	**	2.18%

Office Unit 3	1006	*	896,829	**	48.20%

Ancillary Unit	1007	*	2,644	**	0.14%

Loading Dock Unit	1008	*	31,845	**	1.71%

Destination Retail Access Unit	1009	*	8,411	**	0.45%

[*** To be finalized on completion of the Building, subject to approval of Declarant pursuant to Section 9.01(b) of that certain Agreement of Severed Lease, dated as of April ____, 2013, by and between Declarant, as landlord, and Legacy Yards Tenant LLC, as tenant

2 Subject to such formal revisions as may be required by the Tax Map Unit, Land Records Division of the New York City Department of Finance.

3*As shown on the Floor Plans and described in Section 4.

3** As described in Section 6.

Exhibit B-1

EXHIBIT C

Description of the Building

[To be completed]

Exhibit C-1

EXHIBIT D

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Nondisturbance and Attornment Agreement (this "Agreement") is made effective as of the         day of                      , 20   , by and between the Board of Managers of Tower C Condominium (the "Board"), having its office at                                                                      , New York, New York 100         , and                                                          [Insert name of a Tenant],                                                                 [Insert type of entity], having an office at                                                                , ("Tenant").

WITNESSETH:

WHEREAS,                                                                 [Insert name of applicable Unit Owner] ("Lessor") is the owner of the                                       Unit [Insert name of applicable Unit] (the "Unit") as defined in that certain Declaration of Condominium dated as of                                   , 2013 (together with the By-Laws (and all exhibits) annexed thereto, as the same may be amended from time to time in accordance with their terms, the "Condominium Documents");

WHEREAS, pursuant to that certain lease dated as of                                                                  between Lessor and Tenant (such lease, as the same may be assigned, amended or restated from time to time, the "Lease"), Lessor leased to Tenant that portion of the Unit as more particularly described in the Lease (the "Leased Premises");

WHEREAS, the Lease provides that Tenant shall subordinate the Lease to the Condominium Documents, subject to certain terms and conditions stated in the Lease; and

WHEREAS, as a condition of such subordination the Board has agreed to provide for the non-disturbance of Tenant by the Board, and to provide for the recognition by the Board of the Lease, including all benefits, rights and conditions that Tenant enjoys under the Lease;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.           Tenant covenants and agrees that the Lease and the rights of Tenant thereunder are and shall be at all times subject and subordinate in all respects to the Condominium Documents, including, without limitation, the Board's lien on the Unit for Common Charges (as defined in the By-Laws), subject, however, to the provisions of this Agreement.

2.           The Board agrees that so long as: no default exists under the Lease which would permit Landlord to tellninate the Lease or exercise any dispossess remedy provided for in the Lease and the Lease is otherwise in full force and effect, Tenant's (or, with respect to any person or entity claiming through or under Tenant, such person or entity's) rights thereunder (including without limitation Tenant's (or such person or entity's) right of possession, use and quiet enjoyment of the Leased Premises or any party thereof, and any extension or renewal period thereof which may be exercised in accordance with any option afforded in the Lease to Tenant); shall not be terminated, altered, disturbed or extinguished by any action of the Board, or any New Owner (as hereinafter defined), including without limitation, by any suit, action or proceeding for the foreclosure of the Unit, the Leased Premises or otherwise for the enforcement of the Board's rights or remedies under the Condominium Documents. Notwithstanding anything to the contrary contained in this Agreement, the Board and any New Owner upon becoming the owner of the Unit shall have the right to pursue all rights and remedies set forth under the Lease for any default by Tenant under the Lease beyond any applicable notice and grace period.

Exhibit D-1

3.           If the Board shall become the owner of the Unit by reason of the foreclosure or other action described in Paragraph 2 hereof, or the Unit shall be sold as a result of any foreclosure by the Board or transfer of ownership by deed or assignment given in lieu of foreclosure by the Board or otherwise, the Lease shall continue in full force and effect, without necessity for executing any new lease or other agreement, as a direct lease between Tenant and any subsequent owner of the Unit taking title through the Board (a "New Owner"), as "landlord," and the Board or the New Owner, as the case may be, shall assume the Lease and all obligations of landlord thereunder, and recognize Tenant as the tenant thereunder, upon all of the same terms, covenants and provisions contained in the Lease, provided, however, the Board or the New Owner shall, subject to the provisions of Paragraph 12 hereof, not be:

(i)          bound by any fixed rent which Tenant might have paid for more than one (1) month in advance of its due date under the Lease to any prior landlord (including, without limitation, Lessor); unless otherwise consented to by the Board or the New Owner or unless such prepaid amount is actually received by the Board or the New Owner;

(ii)         liable for any previous act or omission of any prior landlord (including without limitation, Lessor) in violation of the Lease except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition; or

(iii)        subject to any claims, counterclaims, offsets or defenses which Tenant might have against any prior landlord (including, without limitation, Lessor), excluding any right of Tenant to any offset against Tenant's payment of rent under the Lease arising from Lessor's default under the Lease; or

(iv)        liable for the return of any: security deposit; overpayments of taxes, operating expenses, merchant association dues, or other items of additional rent paid in estimates in advance by Tenant subject to subsequent adjustment; other monies which pursuant to the Lease are payable by Lessor to Tenant; or other sums, in each case to the extent not delivered to the Board or the New Owner, as the case may be; or

(v)         obligated to: complete any construction work required to be done by any prior landlord (including, without limitation, Lessor) pursuant to the provisions of the Lease, to reimburse Tenant for any construction work done by Tenant, to make funds available to Tenant in connection with any such construction work, or for any other allowances or cash payments owed by any prior landlord to Tenant (but the foregoing shall not relieve the New Owner from any repair and maintenance obligations of a continuing nature as of the date of such acquisition).

Exhibit D-2

Tenant hereby agrees that, upon the Board or the New Owner becoming the owner of the Unit pursuant to this Paragraph 3, Tenant shall attorn to the Board or the New Owner (or any subsequent owner), as the case may be, and the Lease shall continue in full force and effect, in accordance with its terms. Nothing contained herein shall be deemed to modify the obligations of the Board under the Condominium Documents.

4.          No provision of this Agreement shall be construed to make the Tenant liable for any covenants and obligations of Lessor under the Condominium Documents.

5.          Tenant shall give written notice in accordance with Paragraph 6 hereof of any default by Lessor under the Lease to the Board at the same time and in the same manner as given to Lessor.

6.          Any notices or communications given under this Agreement shall be in writing and shall be given by overnight couriers or registered or certified mail, return receipt requested, (a) if to the Board, at the address as hereinabove set forth, or such other addresses or persons as the Board may designate by notice in the manner herein set forth, or (b) if to Tenant, at the address of Tenant as hereinabove set forth, or such other address or persons as Tenant may designate by notice in the manner herein set forth. All notices given in accordance with the provisions of this Section shall be effective upon receipt (or refusal of receipt) at the address of the addressee set forth above, with copies of such notices delivered to the parties as follows: [to be completed].

7.          This Agreement shall bind and inure to the benefit of and be binding upon and enforceable by the parties hereto and their respective successors and assigns.

8.          This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

9.          This Agreement and the covenants herein contained are intended to run with and bind all land affected thereby. It is expressly acknowledged and agreed by Lessor and Tenant that as between Lessor and Tenant, the subordination of the Lease to the Condominium Documents effectuated pursuant to this Agreement shall in no way affect Lessor's and/or Tenant's rights and obligations under the Lease.

10.        The parties hereto agree to submit this Agreement for recordation in the Register's Office for the City of New York. The parties further agree that this Agreement shall terminate and be void automatically, immediately upon the expiration or earlier termination of the Lease, and without the need for any termination or other agreement being recorded to evidence such termination. Notwithstanding the foregoing and without in any way affecting the automatic termination of this Agreement as aforesaid, the parties agree to execute, deliver and submit for recordation a Memorandum of Termination confirming the termination of this Agreement, promptly following the expiration or earlier termination of the Lease.

Exhibit D-3

11.         This Agreement may be executed in counterparts, any one or all which shall be one and the same agreement.

12.         Notwithstanding anything to the contrary contained herein, if Landlord or any Affiliate of Landlord is the New Owner, then the provisions of Paragraph 3 hereof shall be of no force or effect.

13.         No security interest that the Board may have in the Unit pursuant to the Condominium Documents or otherwise shall cover or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on or within the portion of the Leased Premises, regardless of the manner or mode of attachment thereof.

[Remainder of page left intentionally blank]

Exhibit D-4

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

The Board:

BOARD OF MANAGERS OF TOWER C CONDOMINIUM

By:
Name:
Title:

Tenant:

[ ]

By:
Name:
Title:

ACCEPTED AND AGREED TO BY:

Landlord:

[ ]

By:
Name:
Title:

Exhibit D-5

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On this        day of             ,             , before me, the undersigned, a Notary Public in and for said state, personally appeared                               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On this        day of             ,             , before me, the undersigned, a Notary Public in and for said state, personally appeared                               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On this        day of             ,             , before me, the undersigned, a Notary Public in and for said state, personally appeared                               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit D-6

EXHIBIT E

SIGNAGE

The Unit Owners of each Unit shall each have the right at its sole cost and expense to (i) place signs on or in the windows, doors and entryways within or appurtenant to its Unit (and visible from the outside of such Unit), and (ii) install signs on the exterior facade of the Building in connection with the business being conducted in such Unit or the use thereof, all such signage to be in such location(s) as are designated for the use of each Unit Owner as shown on the elevations annexed hereto as Schedule 1 and made a part hereof, and installed in such a manner as to not materially adversely affect any other Unit Owner or the use of any such other Unit Owner's Unit or the structural integrity of the Building or any of its systems (including, without limitation, any façade or curtain wall system), provided that any drilling into the exterior of the Building required in connection with such installation shall be performed by Board of Managers at the Unit Owner's expense, shall be of a style consistent and harmonious with the facade of the Building, and shall comply with all Laws and applicable provisions of the Underlying Agreements at all times, and comport with the guidelines, limitations and restrictions respecting Building signage as are set forth in this Exhibit E. For so long as the Unit Owner of Office Unit 1 occupies more than 60% of Office Unit 1, the Signage Requirements (including Schedule 1 annexed hereto) and any future Signage Requirements shall not be modified without the prior written consent of the Unit Owner of Office Unit 1. The Unit Owners of the Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 shall each also have the right to install plaques and signs and tenant and resident directories in and about the entrances and lobbies of the Building as well as common areas on the floors of such Units to identify the owners or occupants of its Unit, or of any Unit created by a subdivision of its Unit. h addition, the Parking Unit and Loading Dock Unit may have appropriate exterior identification signage. Notwithstanding the foregoing, (A) except as required by Laws or by the Underlying Agreements, there will be no signs at the top of the Building, (B) there will be no non-Coach identification or direction signs anywhere in the public portions of the Building that are more prominent than the comparable Coach identification or direction signs in the public portion of the Building and (C) no flashing, blinking, smoking, vibrating or moving sign, or sign audible from outside the Unit in which such sign is placed, shall be placed (i) in the windows of any Unit, or (ii) in any display or other area visible from anywhere other than from the inside of the Unit in which such sign is placed.

Exhibit E-1

SCHEDULE 1 TO EXHIBIT E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

Schedule 1 to Exhibit E

EXHIBIT F

COACH OFFICE COMPETITORS

Burberry Group PLC

Gucci Group/PPR

J. Crew Group, Inc.

LVMH Moet Hennessy Louis Vuitton SA

Michael Kors (USA), Inc.

Polo Ralph Lauren Corp.

Prada, S.p.A.

Tory Burch LLC

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.

Exhibit F-1

EXHIBIT G

COACH RETAIL COMPETITORS

American Eagle Outfitters, Inc.

Burberry Group PLC

Diane Von Furstenberg

GAP, Inc.

Gucci Group/PPR

J. Crew Group, Inc.

Jones Apparel Group, Inc.

Kenneth Cole Productions, Inc.

Li & Fung

Limited Brands, Inc.

Liz Claiborne, Inc.

LVMH Moet Hennessy Louis Vuitton SA

Michael Kors (USA), Inc.

Nike, Inc.

Phillips-Van Heusen Corp.

Polo Ralph Lauren Corp.

Prada, S.p.A.

Tory Burch LLC

Tumi, Inc.

VF Corp.

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.

Exhibit G-1

EXHIBIT H

ANCILLARY OFFICE USES

(i)          Training facilities and classrooms in connection with training programs for the exclusive use of the Unit Owner and its Permitted Users.

(ii)         Kitchens, cafeterias, dining facilities including executive dining rooms and private dining facilities, and pantries for the preparation and sale of food and beverages and vending machines, in each case, for the exclusive use of the Unit Owner and its Permitted Users.

(iii)        An exercise facility for the exclusive use of the Unit Owner and its Permitted Users, provided that such exercise facility is constructed, operated and maintained so that no noise or vibration will emanate from its location to other portions of the Building (except to a de minimis extent).

(iv)        Duplicating, reproduction and/or offset or other printing facilities (provided that such facilities are constructed, operated and maintained so that no noise or vibration will emanate from their locations to any other portions of the Building (except to a de minimis extent).

(v)         Board rooms, conference rooms, meeting rooms, an auditorium and conference centers for the exclusive use of the Unit Owner and its Permitted Users.

(vi)        A day care center for the exclusive use of the Unit Owner and its Permitted Users.

(vii)       Exhibition areas not open to the public.

(viii)      Storage and file rooms.

(ix)        Shipping and mail rooms.

(x)         Computer and data processing room.

(xi)        A company store for the exclusive use of the Unit Owner and its Permitted Users.

(xii)       An infirmary and medical offices for the exclusive use of the Unit Owner and its Permitted Users.

(xiii)      A travel agency for the exclusive use of the Unit Owner and its Permitted Users.

(xiv)     Audiovisual and closed circuit television facilities.

Exhibit H-1

(xv)      Graphic design facilities.

(xvi)     A salon and product testing center for the exclusive use of the Unit Owner or its Permitted Users.

(xvii)    A facility for the assembly and manufacturing of sample products of the Unit Owner or its Permitted User, if permitted under the Zoning Resolution and other applicable Laws, and subject to Insurance Requirements.

Except as provided in clause (xvii) above, in no event shall manufacturing be performed in or about any portion of the Building.

Exhibit H-2

EXHIBIT I

LEED STANDARDS

[To be completed prior to recordation of the Declaration]

Exhibit I-1

EXHIBIT J

Specifications for Initial Building Exterior Lighting System

The base of the Building will have high efficiency recessed white lighting which accentuates the faceted geometry of the colonnades and helps the tower achieve a sense of levity. In addition, these fixtures will provide a brighter pedestrian area at these spaces helping to mark the entry of the Building. The lighting helps the sense of the interior activity spilling through the colonnade. The soffit above the Office Unit 1 Lobby has integrated linear LED lighting (white) which accentuates its sculpted, shingled character and casts an ambient glow to the High Line area as it passes through the Building. The triangular shapes of the tower top are backlit and the crown ridge is uplit, which together provides a bright iconic shape for the identity of the Building on the New York skyline. A pictorial rendering is annexed hereto as Schedule 1.

Exhibit J-1

Schedule 1 to Exhibit J

Schedule 1 to Exhibit J

Exhibit C-2

Form of By-laws

Exhibit C-2

EXECUTION VERSION

EXHIBIT K

BY-LAWS

of

TOWER C CONDOMINIUM

501 West 30th Street

New York, New York 10001

Annexed to Declaration

dated as of _____ ___, ____

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

- i -

Continued

- ii -

Continued

- iii -

Continued

- iv -

BY-LAWS

OF

TOWER C CONDOMINIUM

Article 1

General

Section 1.1       Defined Terms. All capitalized terms used but which are not separately defined in these By-Laws shall have the meanings given to such terms in that certain Declaration executed by Metropolitan Transportation Authority and recorded in the Office of the Register of the City of New York, New York County simultaneously herewith (hereinafter called the “Declaration”) to which these By-Laws are annexed. The Declaration, these By-Laws, the Floor Plans and the Rules and Regulations are together referred to as the “Condominium Documents.” As used herein, “business day” shall mean any day which is not a Saturday, Sunday, or a day observed as a holiday by the City or State of New York or the federal government of the United States.

Section 1.2       Purpose. The purpose of these By-Laws is to set forth the rules and procedures concerning the conduct of the affairs of the Condominium and the use and occupancy of the Property.

Section 1.3       Conflicting Provisions. In the event of a conflict between the terms and provisions of these By-Laws and those of the Declaration, the terms and provisions of the Declaration shall in all events govern.

Section 1.4       Principal Office. The principal office of the Condominium and the Board of Managers (as hereinafter defined) shall be located either within the Property or at such other place in the Borough of Manhattan as may be designated from time to time by the Board of Managers.

Article 2

Board of Managers

Section 2.1      Number and Qualification. The affairs of the Condominium shall be governed by a board of managers (the “Board of Managers”) consisting of one (1) member designated by the Unit Owner of each Unit (each Unit Owner so designating a member of the Board of Managers being the “Designator” of such member). Therefore, the Board of Managers will initially consist of nine (9) members, one designated by the Unit Owners of each of the Parking Unit, Retail Unit, Office Unit 1, Office Unit 2A, Office Unit 2B, Office Unit 3, Ancillary Unit, Loading Dock Unit and Destination Retail Access Unit. If a Unit is subdivided in accordance with the provisions of the Condominium Documents, the number of members of the Board of Managers may, at the election of the subdividing Unit Owner, be increased so that each subdivided Unit has the right to designate a member of the Board of Managers (but each member of the Board of Managers so designated shall have a vote proportionate to the Common Interest of the subdivided Unit). If Units are combined in accordance with the provisions of the Condominium Documents, the number of members of the Board of Managers shall be decreased so that such combined Unit has the right to designate a single member of the Board of Managers (but such member of the Board of Managers so designated shall have a vote proportionate to the aggregate Common Interests of the combined Units). In respect of any action taken by the Board of Managers, each member of the Board of Managers shall have a vote proportionate to the Common Interest of its Designator. (For example, a member of the Board of Managers designated by a Designator whose Unit has a Common Interest of 30% would have a vote equal to 30% of the total votes of the Board of Managers) provided that if any Unit is owned by Declarant but subject to a Declarant Net Lease (as defined in Section 14.5(a) hereof), the Declarant Net Lessee (as defined in Section 14.5(a) hereof), and not the Declarant or a Declarant Net Lessor, shall have the right to vote the Common Interest of such Unit. Following notice by Declarant or the Declarant Net Lessor to the Board of Managers that an Event of Default (as therein defined) has occurred under a Declarant Net Lease, (a) the Declarant Net Lessee under such Declarant Net Lease may not thereafter exercise any voting rights as a member of the Board of Managers until further written notice is provided from Declarant or the Declarant Net Lessor to the Board of Managers that such voting rights have been reinstated, and (b) Declarant may replace the member of the Board of Managers designated by the applicable Declarant Net Lessee, subject to the right of such Declarant Net Lessee to redesignate a member to the Board of Managers after a further notice to such effect from Declarant.

2.1.1       Declarant Net Lessees. The right of Declarant or its successor as a Unit Owner to designate a member of the Board of Managers may be assigned to its Declarant Net Lessee (as defined in Section 14.5(a) hereof), and such assignment shall be binding upon and recognized by the Board of Managers and the Unit Owners, provided that a copy of such assignment is delivered to the Board of Managers.

2.1.2       Board Members in Good Standing.

(a)          Only Board Members in Good Standing (as herein defined) shall have the right to vote at meetings of the Board of Managers.

(b)          As used herein:

(i)          “Board Member in Good Standing” means, at any given time, a member of the Board of Managers that has been designated by a Designator that, at such time, is a Unit Owner in Good Standing (as such term is defined in Section 3.8 hereof).

(ii)         “Majority Board Vote” means, with respect to a vote of the Board of Managers: (A) if all members of the Board of Managers are then Board Members in Good Standing, the affirmative vote of members of the Board of Managers whose Designators have or represent, in the aggregate, more than 50% of Common Interests, or (B) if any member of the Board of Managers is not then a Board Member in Good Standing, the affirmative vote of Board Members in Good Standing whose Designators have or represent, in the aggregate, Common Interests that are greater than the product of (x) 50%, and (y) a fraction, the numerator of which is the aggregate Common Interests held or represented by the Designators that have designated the members of the Board of Managers that are then Board Members in Good Standing, and the denominator of which is 100%. By way of illustration only (and without constituting a substantive provision of these By-Laws), if one (and only one) member of the Board of Managers (whose Designator’s Common Interest is 20%) is not a Board Member in Good Standing, then a vote, to constitute a Majority Board Vote, shall require the affirmative vote of Board Members in Good Standing whose Designators have or represent, in the aggregate, more than 40% in Common Interests (i.e. more than 50% multiplied by 80% divided by 100%).

Section 2.2     Powers and Duties.

2.2.1      General. The Board of Managers, for the benefit of the Unit Owners, shall have, to the extent not inconsistent with any specific provision of the Declaration or these By-Laws, the powers and duties granted to it by the Declaration, these By-Laws and the Condominium Act, and those necessary for or incidental to the administration of the affairs of, and operation of, the Condominium, including, without limitation, the following:

(a)          (i) the operation, care, upkeep and maintenance (collectively, “Maintenance”) of; (ii) the making of alterations, additions and improvements (collectively, “Alterations”) to; and (iii) the making of repairs, restorations and replacements (collectively, “Repairs”) of, the General Common Elements, and the making of any structural, capital or extraordinary Repairs or Alterations to the Exclusive Use Common Elements (including, without limitation, all Maintenance, Repairs and Alterations of the surface and membrane of the Setback Roofs located on Levels 19, 32 and 47, as shown on the Floor Plans, and the repair of any leaks thereto or therefrom, and any facades thereof);

(b)          determination and imposition of Common Charges (as hereinafter defined), preparation and adoption of budgets as hereinafter provided, and determination and imposition of special assessments (“Condominium Special Assessments”);

(c)          determination of methods of, and procedures with respect to, collection of Common Charges and Condominium Special Assessments from the Unit Owners, and the implementation of such methods and procedures;

(d)          employment and dismissal of the personnel, if any, necessary for the Maintenance and operation of the Common Elements;

(e)          promulgation (and amendment) of reasonable Rules and Regulations from time to time, including, without limitation, hours and use of the General Common Lobby, the ADA Lobby Elevator, and the GCE Service Elevator, subject to the provisions of Article 19 hereof.

(f)          in the name of the Board of Managers or its designee, on behalf of all Unit Owners: (i) acquiring those Units that are surrendered to the Board of Managers (to the extent the waiver contained in the Condominium Documents with respect to the right to surrender is inapplicable or unenforceable); (ii) purchasing or otherwise acquiring those Units with respect to which liens for real estate taxes may be and are being sold in accordance with the Condominium Documents; and (iii) purchasing or otherwise acquiring Units at foreclosure or other similar sales;

(g)         selling, leasing, licensing, mortgaging and otherwise dealing with (but not voting the Common Interest of) Units acquired by the Board of Managers or its designee on behalf of all Unit Owners;

(h)         making Alterations to, and Repairs of, the Common Elements or parts thereof damaged or destroyed by fire or other casualty or necessitated as a result of condemnation or eminent domain proceedings;

(i)          enforcing obligations hereunder and under the Declaration and the Rules and Regulations of each Unit Owner, including, without limitation, commencing, prosecuting and settling litigation in connection therewith;

(j)          opening and maintaining bank accounts on behalf of the Condominium (with respect to matters within its jurisdiction as provided in these By-Laws) and designating the signatories required therefor;

(k)         adjusting and settling insurance claims (and executing and delivering releases in connection therewith) if the loss is to be adjusted and settled by the Board of Managers in accordance with Article 12 hereof;

(l)         borrowing money on behalf of the Condominium, when required in connection with the operation and Maintenance of, or the making of Repairs to, or Alterations of, the General Common Elements; provided, that that (i) the consent of the Owner of Office Unit 1 (for so long as (A) Office Unit 1 is then owned by Coach or any Coach Affiliate or not less than 60% of Office Unit 1 is then occupied by Coach or a Coach Affiliate, or (B) Office Unit 1 has not been subdivided and not less than 60% of Office Unit 1 is then occupied by the then Unit Owner of Office Unit 1) and its Permitted Mortgagee (if same shall be required under the terms of the Permitted Mortgage) shall be required for any borrowing by the Board of Managers in an amount in excess of $750,000.00 (subject to the provisions of Section 20.7 hereof), (ii) no lien to secure repayment of any sum borrowed may be created or suffered on any Unit or its Appurtenant Interest in the General Common Elements without the consent of the applicable Unit Owners and, if same shall be required under the terms of the Permitted Mortgage on such Units, the Permitted Mortgagee, and then only if the documents evidencing such lien specifically provide that if any such sum borrowed by the Board of Managers is not repaid by the Board of Managers, a Unit Owner who pays to the creditor such proportion thereof as such Unit Owner’s interest in the Common Elements bears to the interest of all the Unit Owners in the Common Elements shall be entitled to obtain from the creditor and the creditor shall be obligated to provide a release of any judgment or other lien which said creditor has filed or has the right to file against such Unit Owner’s Unit, and (iii) no Unit Owner shall have any personal liability for the repayment of such borrowing except to the extent set forth in clause (ii) above;

(m)          organizing (and owning shares of or membership interests in, as the case may be) corporations, limited liability companies and/or other entities to act as designees of the Board of Managers with respect to such matters as the Board of Managers may determine, including, without limitation, in connection with the acquisition of title to, or the leasing of, Units acquired by the Board of Managers on behalf of all Unit Owners;

(n)          execution, acknowledgment and delivery of, without limitation: (i) any consent, agreement, document, covenant, restriction, easement, declaration or other instrument, or any amendment thereto, affecting the Common Elements which the Board of Managers deems necessary or appropriate to comply with any Laws applicable to the Maintenance, demolition, construction, Alteration, Repair or restoration of the Property or the Condominium; or (ii) any consent, agreement, document, covenant, restriction, easement, declaration or other instrument, or any amendment thereto, affecting: (x) the Property or the Condominium which the Board of Managers deems necessary or appropriate; or (y) a Unit, if the owner of such Unit requests, or under the Condominium Documents is required to request, that the Board of Managers take such action, and/or (except as otherwise provided in the Condominium Documents) the Board of Managers determines that taking such action is appropriate;

(o)          execution, acknowledgment and delivery of any documents or other instruments necessary to commence, pursue, compromise or settle certiorari proceedings to obtain reduced real estate tax assessments, or in connection with any real estate tax exemption or abatement, with respect to any or all of the Units for the benefit and on behalf of the respective Unit Owners thereof; but only to the extent requested and authorized to do so, in writing, by the respective Unit Owners thereof and provided such Unit Owners indemnify the Board of Managers and all other Unit Owners from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Costs”) resulting from or incurred in connection with such proceedings;

(p)          preparation, execution and recording, on behalf of all Unit Owners, as their attorney-in-fact, coupled with an interest, of a restatement of the Declaration and/or these By-Laws whenever, in the Board of Managers’ estimation, it is advisable to consolidate and restate all amendments, modifications, additions and deletions theretofore made to the Declaration and/or these By-Laws;

(q)          commencing, prosecuting and settling litigation and Arbitration (as defined in Article 15 hereof) proceedings against third parties, and defending and settling litigation and Arbitration proceedings against the Condominium and/or the Board of Managers;

(r)          obtaining, maintaining and reviewing insurance in respect of the Property in accordance with the requirements of Article 12 hereof, and changing any of the insurance requirements set forth therein;

(s)          issuing estoppel certificates to any Unit Owner or Permitted Mortgagee relating to such Unit Owner’s or any other Unit Owner’s payment of Common Charges and Condominium Special Assessments;

(t)          entering into non-disturbance agreements in accordance with Article 14 hereof;

(u)          electing the officers of the Condominium and otherwise exercising the powers regarding officers of the Condominium as set forth in these By-Laws;

(v)         engaging the services of a managing agent (a “Managing Agent”) to perform such duties and services as the Board of Managers shall authorize, to fix the compensation of such Managing Agent, and to delegate to such Managing Agent such of its powers and duties, as the Board of Managers deems advisable;

(w)         procuring such fidelity bonds and/or crime insurance as the Board of Managers deems advisable covering officers and employees of the Condominium handling and responsible for the Condominium’s funds and personal property, and to procure the Managing Agent’s and officers’ liability insurance if the Board of Managers deems it advisable. The premiums of such bonds and insurance shall be paid by the Board of Managers as a Common Expense;

(x)          performing any and all duties imposed on the Board of Managers by Law and/or pursuant to Insurance Requirements applicable to the Property;

(y)          performing any and all duties imposed on the Board of Managers by any provisions of the Underlying Agreements applicable to the Property, making such decisions and taking such other actions as may be necessary to comply with or exercise any rights under the Underlying Agreements, imposing Common Charges to cover the costs of compliance with the Underlying Agreements, and enforcing the provisions of the Underlying Agreements against Unit Owners, if applicable;

(z)          entering into making contracts and incurring liabilities in connection with the exercise of any of the powers and duties of the Board of Managers;

(aa)        acting on behalf of the Condominium as a director or member of the Association, and appointing a designee (the “Tower C Representative”) to act as the Condominium’s member of the Association board of directors or managers;

(bb)       operating and Maintaining the Building Exterior Lighting System, and determining its hours of operation;

(cc)        leasing the Tower C Plaza Area to the Association as set forth in Section 7(v) of the Declaration; and

(dd)       delivering to all Unit Owners copies of all notices, correspondence or other written communication received by the Board of Managers from the Association, within five (5) days of receipt thereof.

2.2.2       Major Decisions. Notwithstanding any other provision in the Condominium Documents, the following items shall constitute “Major Decisions” and shall require in each instance, as part of any affirmative vote otherwise required hereunder, the concurrence of (i) members of the Board of Managers whose Designators represent, in the aggregate, 66 2/3% or more of Common Interests and (ii) the affirmative vote of the Unit Owner of Office Unit 1 if (A) Coach or Coach Affiliate is then the Unit Owner of Office Unit 1 or not less than 60% of Office Unit 1 is then occupied by Coach or a Coach Affiliate, or (B) Office Unit 1 has not been subdivided and not less than 60% of Office Unit 1 is then occupied by the then Unit Owner of Office Unit 1:

(a)          Amendments to the quorum requirements set forth herein;

(b)          Amendments to the provisions herein and in the Declaration specifying the percentage of members of the Board of Managers, votes cast by Unit Owners or of Common Interest required to prevail in any election, vote or decision-making;

(c)          Amendments to this definition of “Major Decisions”;

(d)          Amendments to the notice requirements with respect to annual and special meetings of the Owners and meetings of the Board of Managers;

(e)          The mortgage, pledge, or hypothecation of the Common Elements;

(f)          Any lease of the Tower C Plaza Area to the Association to the extent that any provision of such lease materially adversely affects the Unit Owner of Office Unit 1;

(g)          Any modification to the Signage Requirements or the Building Exterior Lighting System, or to any provisions of the Declaration or these By-Laws relating to the Core Wall Installation;

(h)          Any changes to the Allocation Schedule; and

(i)          Any use (other than for access) of the Restricted Area by the Board of Managers, or any consent or approval given by the Board of Managers to the Association with respect to the use of the “Restricted Area” as shown on the Floor Plans, (other than for access).

2.2.3        Certain Additional Requirements.

(a)          Notwithstanding any other provision in the Condominium Documents, the following items shall require the concurrence of the member of the Board of Managers appointed by the Unit Owner of the affected Unit, provided such member is then a Board Member in Good Standing:

(i)          Amendments to the provisions of the Declaration or these By-Laws governing the rights of the Unit Owner to lease, sell, transfer, convey, pledge, mortgage or otherwise transfer or encumber its Unit;

(ii)         Amendments to the Declaration or these By-Laws that would have a material adverse effect upon the use or occupancy of such Unit; and

(iii)       Amendments to the provisions of Section 13 of the Declaration to the extent they would have a material adverse effect upon such Unit.

(b)          If any amendment to the ERY FAPOA Declaration or any action to be taken by the Association adversely affects (other than to a de minimis extent) one or more of the Units, but not all of the Units, then the Tower C Representative shall vote for or against such amendment, or for or against such action, as directed by the affected Unit Owner or Unit Owners. Any dispute as to whether such amendment or action adversely affects (other than to a de minimis extent) one or more of the Units, but not all of the Units, shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-laws.

(c)          The Tower C Representative shall not vote in favor of any of the following without the consent of the Unit Owner of Office Unit 1 (except to the extent otherwise provided in this clause (c)):

(1)         Change in the method of allocation of Association Shares (as such term is used in the ERY FAPOA Declaration) among the FASP Parcels, change the Stabilized Expense Share (as such term is defined in Section 12.1 of the ERY FAPOA Declaration), or modify the provisions thereof with respect to the allocation of Association Expenses;

(2)         Amendment or modification of, or addition to or deletion from, any rules and regulations of the Association if and to the extent the same, individually or in the aggregate, would (A) adversely affect Office Unit 1 in any material respect, including, without limitation, increase in any material respect the obligations or impair or decrease in any material respect the rights and entitlements of Office Unit 1, in each case appurtenant to its ownership, use or occupancy or (B) adversely affect, in any material respect, the use, occupancy, management, operation or ability to lease, sell or finance Office Unit 1.

(3)         Amendment or modification of, or addition to or deletion from, the ERY FAPOA Declaration or the by-laws of the Association if and to the extent the same, individually or in the aggregate, would (or would reasonably be expected to) (A) adversely affect Office Unit 1 in any material respect, including, without limitation, increase in any material respect the obligations or impair or decrease in any material respect the rights and entitlements of Office Unit 1, in each case appurtenant to its ownership, use or occupancy or (B) adversely affect, in any material respect, the use, occupancy, management, operation or ability to lease, sell or finance Office Unit 1 or any portion thereof.

(4)         Amendment or modification of, or addition to or deletion from, any easement set forth in the Annex to the ERY FAPOA Declaration that affects the Condominium if and to the extent the same, individually or in the aggregate, would (or would reasonably be expected to) (A) adversely affect Office Unit 1 in any material respect, including, without limitation, increase in any material respect the obligations or impair or decrease in any material respect the rights and entitlements of Office Unit 1, in each case appurtenant to its ownership, use or occupancy or (B) adversely affect, in any material respect, the use, occupancy, management, operation or ability to lease, sell or finance Office Unit 1, it being understood that the foregoing provisions of this clause (4) are not intended to limit or vitiate any right of the Association to grant or modify easements as provided for in and subject to the terms and conditions of Article 7 of the ERY FAPOA Declaration (including, without limitation, as provided in the Annex to the ERY FAPOA Declaration regarding Site Specific Easements).

(5)         The grant or creation of any power in the Association board of director or managers to change the (x) permitted uses of any FASP Parcel, (y) allocation of repair and maintenance obligations among the respective occupants and/or individual unit owners within any FASP Parcel that is a condominium, or (z) the internal security and other strictly internal rules and regulations, in each case, of any FASP Parcel (other than any FASP Parcel (or the applicable portion thereof) owned or leased by the Association) that do not affect any open space or Common Facilities (including, without limitation, the use, operation, repair or maintenance thereof), without the consent of the owner of an affected FASP Parcel (it being understood that the foregoing provisions of this clause (5) are not intended to limit or vitiate any right of the Association to grant or modify easements as provided for in and subject to the terms and conditions of Article 7 of the ERY FAPOA Declaration (including, without limitation, as provided in the Annex thereto re Site Specific Easements).

Any dispute as to whether the consent of the Unit Owner of Office Unit 1 or the owner of another FASP Parcel is required pursuant to the provisions of clauses (2), (3), (4) or (5) above shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-Laws.

(d)          If any change to the Loading Dock Procedures (as defined in Section 6.8(e) hereof) materially adversely affects the usage of the Loading Dock by Office Unit 1 or its Permitted Users (other than changes that relate to security measures), or materially adversely affects the use, occupancy or operational cost of Office Unit 1, the Tower C Representative shall not vote in favor of such change at any meeting of the Association board of directors without the consent of the Unit Owner of Office Unit 1 if (A) Coach or a Coach Affiliate is then the Unit Owner of Office Unit 1 or not less than 60% of Office Unit 1 is then occupied by Coach or a Coach Affiliate, or (B) Office Unit 1 has not been subdivided and not less than 60% of Office Unit 1 is then occupied by the then Unit Owner of Office Unit 1. Any dispute as to whether such change to the Loading Dock Procedures materially adversely affects the usage of the Loading Dock by Office Unit 1 or its Permitted Users or relates to security measures, or materially affects the use, occupancy or operational cost of Office Unit 1, shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-Laws. The provisions of this Section 2.2.3(d) shall not apply to any changes to the Loading Dock Procedures that relate to security measures.

(e)          Any change or modification to or discontinuance of the specifications for or the operation of the Building Exterior Lighting System shall require the affirmative vote of the member of the Board of Managers designated by the Unit Owner of Office Unit 3.

(f)          All determinations of the Board shall be applied by the Board of Managers against Unit Owners in a non-discriminatory manner, taking into account that certain determinations may, by their nature, affect some but not all Unit Owners.

2.2.4        Destination Retail Easement Area. The Board of Managers shall have the right to convey, for no consideration, the portion of the General Common Elements designated on the Floor Plans as the “Destination Retail Easement Area” to the owner of the FASP Parcel defined as “Destination Retail” in ERY FAPOA Declaration, and to amend the Condominium Documents and to take such other steps as may be necessary to effect the same, without the consent of any Unit Owners or Sub-Boards.

2.2.5        Miscellaneous.

(a)          Any act with respect to a matter determinable by the Board of Managers and deemed necessary or desirable by the Board of Managers, shall be done or performed by the Board of Managers or shall be done on its behalf and at its direction by the agents, employees or designees of the Board of Managers.

(b)          Any dispute under Section 2.2 of the By-laws as to the authority of the Board of Managers to take an action without the consent of one or more of the Unit Owners shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-laws.

(c)          To the extent that the Condominium has the right, under the ERY FAPOA Declaration, to call a special meeting of the Association, the Board of Managers, either on its own initiative or at the request of a Unit Owner, shall request that the Association call such special meeting.

Section 2.3           Unit Owners. Each of the Unit Owners shall be entitled to make determinations with respect to all matters relating exclusively to its Unit and the operation, care, upkeep, Maintenance and administration of the affairs thereof, including, without limitation, hiring of managing agents therefor and the making of Repairs of, and performance of Alterations to, its Unit and the Exclusive Use Common Elements appurtenant thereto, at such Unit Owners sole cost and expense, subject, however to those provisions in the Declaration and these By-Laws that provide otherwise and/or that require approval by the Board of Managers or otherwise set forth restrictions on the right to make such determinations. Notwithstanding the foregoing, but subject to Section 6(h) of the Declaration, each Unit Owner shall at its sole expense Maintain its Unit and the Exclusive Use Common Elements appurtenant thereto in good order and repair, all in accordance with (i) the terms of the Declaration and these By-Laws and (ii) standards prevailing for first-class mixed use office/retail buildings in Manhattan of comparable quality to that of the Building.

2.3.1        Declarant Net Lessees. The rights and obligations of Declarant as a Unit Owner under Section 2.3 shall be deemed to have been assigned to its Declarant Net Lessee, and such assignment shall be binding upon and recognized by the Board of Managers and the Unit Owners and the Declarant Net Lessee shall be fully responsible to comply with the obligations of the Unit Owner. Such assignment shall no longer be effective following notice by Declarant to the Board of Managers that an Event of Default has occurred under a Declarant Net Lease, until further notice from the Declarant Net Lessor to the Board of Managers that such assignment has been reinstated. A copy of each such assignment shall be delivered by the applicable Declarant Net Lessee to the Board of Managers.

Section 2.4     Affiliate Transactions.

(a)          The Board of Managers shall not enter into any contractual relationship with any Person which is affiliated with any member of the Board of Managers, any Unit Owner, any Affiliate of a Unit Owner or any other Occupant of the Building or any portion thereof, unless such contract is on commercially reasonable terms which are comparable to an arms-length transaction. Any contract entered into by the Board of Managers or the Managing Agent in violation of this Section 2.4 shall be voidable at the option of the Board of Managers.

(b)          Notwithstanding the foregoing, the Board of Managers shall, and is authorized to, enter into and from time to time renew a management agreement with Related Management Company, L.P. or an affiliate of Related Management Company L.P. (or one or more of its principals or partners) and/or one or more of the Unit Owners, or another such affiliate, to serve as the Managing Agent, provided any such management agreement and any such renewal is on commercially reasonable terms which are comparable to an arms-length transaction. The Managing Agent shall perform such duties and services as the Board of Managers shall authorize.

Section 2.5     Election and Term of Office. Each of the members of the Board of Managers shall hold office for a term of one year or until their respective successors shall have been selected by the respective Unit Owners.

Section 2.6     Removal and Resignation of Members of the Board of Managers. Each member of the Board of Managers may be removed at any time at the pleasure of the Unit Owner that designated such member. Any member of the Board of Managers may resign at any time by written notice delivered or sent by certified mail, return receipt requested, to the Board of Managers. Such resignation will take effect at the time specified therein and, unless specifically requested, acceptance of such resignation will not be necessary to make it effective.

Section 2.7     Vacancies. Vacancies of members of the Board of Managers shall be filled in each case by the Unit Owner(s) entitled to designate such member (or the owner of any Unit subdivided, to the extent permitted under the Condominium Documents, from the Unit which was originally entitled to fill such vacancy) upon written notice to the Board of Managers.

Section 2.8     Organization Meeting. The first meeting of the members of the Board of Managers following the annual meeting of the Unit Owners shall be held within ten (10) days thereafter, at such time and place as shall be fixed by a Majority Board Vote and no notice shall be necessary to the newly elected members of the Board of Managers in order legally to constitute such meeting, providing a quorum of the Board of Managers selected by the Unit Owners shall be present thereat.

Section 2.9     Regular Meetings. Regular meetings of the Board of Managers may be held at such time and place as shall be determined from time to time by a Majority Board Vote, but at least four (4) such meetings shall be held during each fiscal year. Notice of regular meetings of the Board of Managers shall be given by the Secretary to each member of the Board of Managers, by personal delivery, mail, facsimile or e-mail transmission, at least five (5) business days’ prior to the day named for such meeting, which notice shall state the date, time and place of the meeting.

Section 2.10     Special Meetings. Special meetings of the Board of Managers may be called by any member of the Board of Managers on at least five (5) business days’ notice to each member of the Board of Managers, given by personal delivery, mail, facsimile or e-mail transmission, which notice shall state the date, time, place and purpose of the meeting.

Section 2.11     Waiver of Notice. Any member of the Board of Managers may at any time waive notice of any meeting of the Board of Managers in writing, and such waiver shall be deemed equivalent to the giving of such notice. Attendance by a member of the Board of Managers at any meeting of the Board shall constitute a waiver of notice by such member of the time and place thereof. Any one or more members of the Board of Managers or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. If all the members of the Board of Managers are present at any meeting of the Board, no notice shall be required and any business may be transacted at such meeting.

Section 2.12     Quorum of Board of Managers. At all meetings of the Board of Managers, members of the Board of Managers designated by Designators having aggregate Common Interest of greater than 50% and that are then Board Members in Good Standing shall constitute a quorum for the transaction of business. Except with respect to Major Decisions (with respect to which the provisions of Section 2.2.2 hereof shall apply) decisions of the Board of Managers shall be made by a Majority Board Vote. If at any meeting of the Board of Managers there shall be less than a quorum present, any member of the Board of Managers may adjourn the meeting from time to time on notice to the members of the Board of Managers. At any such adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting originally called may be transacted without further notice. Any action required or permitted to be taken by the Board of Managers or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing such action, and the writing or writings are filed with the minutes of the proceedings of the Board or the committee. Any member of the Board of Managers shall have the right on notice to the Secretary to adjourn any meeting once for up to ten (10) days unless the subject of the meeting is an Emergency.

Section 2.13     Fidelity Bonds; Crime Insurance; D&O. The Board of Managers shall obtain and maintain a fidelity bond and/or crime insurance covering the Board of Managers and all officers and employees of the Condominium and of the Managing Agent in amounts to be reasonably determined by the Board of Managers from time to time. The Board of Managers may obtain such other fidelity bonds or crime insurance as it deems proper. The Board of Managers shall also obtain and maintain directors’ and officers’ insurance (i) to indemnify the Unit Owners and the Board of Managers for any obligation which any of them incurs as a result of the indemnification of members and officers of the Board of Managers under the provisions of these By-Laws or as required by Law or by a court order, (ii) to indemnify members and officers of the Board of Managers in instances in which they may be indemnified by the Unit Owners or the Board of Managers under the provisions of these By-Laws, and (iii) to indemnify members and officers of the Board of Managers in instances in which they may not otherwise be indemnified, to the extent provided by such insurance, with limits to be reasonably determined by the Board of Managers from time to time. The premiums on such bonds and insurance shall constitute a Common Expense.

Section 2.14     Compensation. No member of the Board of Managers shall receive any compensation from the Condominium for acting as such.

Section 2.15     Liability of the Board of Managers. To the extent permitted by Law, except as set forth below, no member or officer of the Board of Managers shall have any personal liability with respect to any contract, act or omission of the Board of Managers or of the Managing Agent in connection with the affairs or operation of the Condominium, the Common Elements or the Units. Every contract made by the Board of Managers or by the Managing Agent shall provide or be deemed to provide that it is made by the Board of Managers or the Managing Agent, as agent for the Condominium, that the Board of Managers members, officers or Managing Agent shall have no personal liability thereon and shall also state the applicable limitations of liability of Unit Owners provided for in the next sentence. No Unit Owner, in its capacity as Unit Owner, shall be personally liable for any contract, act or omission of the Condominium. Nothing in the preceding sentence shall limit a Unit Owner’s liability for the payment of Common Charges or Condominium Special Assessments. Any such contract or agreement may also provide that it covers the assets, if any, of the Board of Managers. Notwithstanding anything herein to the contrary, the Board of Managers shall have no liability to Unit Owners except that each member of the Board of Managers shall be liable for such members own bad faith, gross negligence or willful misconduct: Unit Owners shall severally, to the extent of their respective interest in their Units and their Common Interests, indemnify and hold harmless each member of the Board of Managers and officer, against any liability or claim arising out of such member or officer serving in such capacity. The Board of Managers may contract or effect any transaction with any member of the Board of Managers, any Unit Owner, or any Affiliate of any of them without, except in cases of bad faith, gross negligence or willful misconduct, incurring any liability for self dealing, provided such contract or transaction is entered into in accordance with the provisions of Section 2.4(a) or (b) hereof.

2.15.1     Neither the Board of Managers nor any member thereof will be liable for either (i) any failure or interruption of any utility or other service to be obtained by, or on behalf of, the Board of Managers or to be paid for as a Common Expense, except when any such failure or interruption is caused by acts of bad faith, gross negligence or willful misconduct of the Board of Managers or any member thereof; or (ii) any injury, loss or damage to any individual or property, occurring in or about either a Unit or any Common Element, unless caused by the acts of bad faith, gross negligence or willful misconduct of the Board of Managers or any member thereof, as applicable.

Section 2.16     Limitations. The Board of Managers shall not be authorized, nor shall it cause the Condominium to mortgage, pledge, hypothecate, or otherwise encumber any of the Common Elements unless the Law applicable thereto to so permits.

Section 2.17     Good Faith Efforts. Each Unit Owner shall use good faith efforts to effectuate the purposes of the Declaration and these By-Laws, including, without limitation, the removal and replacement of any member of the Board of Managers appointed by such Unit Owner.

Section 2.18     Status of the Board of Managers. In addition to the status conferred upon the Board of Managers under or pursuant to the provisions of the Condominium Act, the Board of Managers will, to the extent permitted by Law, be deemed to constitute a separate unincorporated association for all purposes under and pursuant to the provision of the General Associations Law of the State of New York. In the event of the incorporation of the Board of Managers pursuant to the provisions of Section 2.19, the provisions of this Section 2.18 will no longer be applicable to the Board of Managers.

Section 2.19     Incorporation of the Board of Managers. To the extent and in the manner provided in the Condominium Act, the Board of Managers may by action of the Board of Managers as provided in this Article 2, be incorporated under the applicable statutes of the State of New York, provided that such incorporation shall not diminish the obligations, rights and powers of the Board of Managers under the Condominium Documents. In the event that the Board of Managers so incorporates, it will have, to the extent permitted by Law, the status conferred upon it under such statutes in addition to the status conferred upon the Board of Managers under or pursuant to the provisions of the Condominium Act. The certificate of incorporation and by-laws of any such resulting corporation will conform as closely as practicable to the provisions of the Declaration and these By-Laws and the provisions of the Declaration and these By-Laws will control in the event of any inconsistency or conflict between the provisions hereof and the provisions of such certificate of incorporation and by-laws.

Article 3

Unit Owners

Section 3.1     Annual Meetings. The first annual meeting of the Unit Owners shall be held on the date of the filing of the Declaration, at which the members of the Board of Managers shall be designated in accordance with Section 2.1 of these By-laws. Annual meetings of Unit Owners shall be held annually thereafter within thirty (30) days of the anniversary of the recording of the Declaration.

Section 3.2     Place of Meetings. Meetings of the Unit Owners shall be held at the principal office of the Condominium or at such other suitable place in the Borough of Manhattan, New York City, convenient to the Unit Owners as may be designated by the Board of Managers.

Section 3.3     Special Meetings. It shall be the duty of the President to call a special meeting of the Unit Owners upon proper notice if so directed by resolution of the Board of Managers or upon the request of Unit Owners representing at least 51% of the Common Interest signed and presented to the Secretary. The notice of any special meeting shall state the time and place of such meeting and the purpose thereof. No business shall be transacted at a special meeting except as stated in the notice.

Section 3.4     Notice of Meetings. It shall be the duty of the Secretary to mail a notice of each annual or special meeting of the Unit Owners, at least ten but not more than forty days prior to such meeting, stating the purpose thereof as well as the time and place where it is to be held, to each Unit Owner of record, at the Building or at such other address as such Unit Owner shall have designated by notice in writing to the Secretary. If the purpose of any meeting shall be to act upon a proposed amendment to the Declaration or to these By-Laws, to the extent Unit Owner approval of the same is required, the notice of meeting shall be mailed at least thirty (30) days prior to such meeting to each Unit Owner and their Permitted Mortgagee(s) (as defined in Section 14.4(a) hereof) and to each Declarant Net Lessee and shall be accompanied by a copy of the text of the proposed amendment. The mailing of a notice of meeting in the manner provided in this Section shall be considered service of notice.

Section 3.5     Adjournment of Meetings. If any meeting of Unit Owners cannot be held because a quorum is not present, any Unit owner who is present at such meeting, either in person or by proxy, may adjourn the meeting to a time not less than forty-eight (48) hours from the time the original meeting was called upon notice to all Unit Owners.

Section 3.6     Order of Business. The order of business at all meetings of the Unit Owners shall be as follows:

(a)	Roll call and call to order.

(b)	Proof of notice of meeting.

(c)	Reading of minutes of preceding meeting.

(d)	Reports of officers.

(e)	Report of Board of Managers.

(f)	Reports of committees.

(g)	Election of inspectors of election (when so required).

(h)	Election of members of the Board of Managers (when so required).

(i)	Unfinished business.

(j)	New business.

Section 3.7     Unit Owner; Person. As used in the Condominium Documents, “Unit Owner” shall mean the record owner, whether such record owner is one or more Persons, of a Unit, from time to time, provided that if the rights of Declarant as a Unit Owner shall be deemed to have been assigned to a Declarant Net Lessee pursuant to Section 2.3.1 hereof then the term “Unit Owner” shall be deemed to refer to the Declarant Net Lessee. All references to a Unit Owner shall be deemed to include such Unit Owner’s successors and assigns. Every Unit Owner shall be treated for all purposes as a single owner, irrespective of whether such ownership is joint, in common, or by a tenancy by the entirety. As used in the Condominium Documents, “Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental authority or other legal entity.

Section 3.8     Voting. Each Unit Owner in Good Standing, or some person designated by such Unit Owner to act as proxy on his or their behalf and who need not be an owner, shall be entitled to cast the vote appurtenant to such Unit at all meetings of Unit Owners. The designation of any such proxy shall be made in writing to the Secretary, and shall be revocable at any time by written notice to the Secretary by the owner or owners so designating. A fiduciary shall be the voting member with respect to any Unit owned in a fiduciary capacity. Each Unit Owner shall have a vote commensurate with its proportionate Common Interest and any and all references to a “majority” of Unit Owners shall in all instances mean a majority determined in accordance with such Unit Owners’ respective Common Interest. If more than one Person owns a particular Unit, such Persons shall vote jointly at all Unit Owners meetings. Failing such a joint vote, the concurrence of such Persons shall be conclusively presumed if any one of them purports to vote in respect of such Unit, unless and until a protest of such vote is made by any other such Persons to the Board of Managers. From and after the day such protest is made until the dispute with respect thereto is resolved to the satisfaction of the Board of Managers, no such vote shall be deemed to have been cast; provided, however, that (i) for the limited purpose of determining whether a quorum exists at any meeting of the Unit Owners, such Unit Owner shall be deemed to present in person; and (ii) such protest shall not nullify any vote or action taken by such Unit Owner prior to such protest being made. “Unit Owner in Good Standing” means as of any given date, a Unit Owner (or ground lessee, as applicable) with respect to which or whom no monetary event of default under the Condominium Documents has occurred and is continuing at the time in question after any required notice and beyond all applicable cure periods. Whether or not so expressed, each reference in the Condominium Documents to a required vote of the Unit Owners, all such references shall mean the required proportionate vote of Unit Owners in Good Standing. If any Unit is owned by Declarant but subject to a Declarant Net Lease, the Declarant Net Lessee, and not Declarant or a Declarant Net Lessor, shall have the right to vote the Common Interest of such Unit to request a meeting under Section 3.3 hereof, to constitute a quorum under Section 3.9 hereof, and to vote such Common Interest at any meeting of Unit Owners. Following notice by Declarant or Declarant Net Lessor to the Board of Managers that an Event of Default has occurred under a Declarant Net Lease, the Declarant Net Lessee under such Declarant Net Lease may not thereafter exercise such rights, until further written notice is provided from Declarant or the Declarant Net Lessor to the Board of Managers that such voting rights and rights under Section 3.9 hereof have been reinstated.

Section 3.9     Quorum of Unit Owners. At all meetings of the Unit Owners, a majority (measured for all purposes by Common Interest) of the Unit Owners shall constitute a quorum for the transaction of business. Decisions of the Unit Owners, unless otherwise provided in the Condominium Documents, shall be made by the vote of a majority of the Unit Owners, measured by Common Interest. If at any meeting of the Unit Owners there shall be less than a quorum present, a majority of those present (in person or by proxy) may adjourn the meeting from time to time on notice to all Unit Owners. At any such adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting originally called may be transacted without further notice. Any action required or permitted to be taken by the Unit Owners may be taken without a meeting if the Unit Owners consent in writing to the adoption of a resolution authorizing such action and the writing or writings are filed with the records of the Condominium.

Article 4

Officers

Section 4.1     Designation. The principal officers of the Condominium shall be the President, the Vice President, the Secretary and the Treasurer, all of whom shall be elected by the Board of Managers. The Board of Managers may appoint an assistant treasurer, an assistant secretary, and such other officers as in its judgment may be necessary.

Section 4.2     Election of Officers. The officers of the Condominium shall be elected annually by the Board of Managers at the organization meeting of each new Board of Managers and shall hold office at the pleasure of the Board of Managers.

Section 4.3     Resignation and Removal of Officers. An officer of the Board of Managers may resign at any time by written notice delivered or sent by certified mail, return receipt requested, to the Board of Managers. Such resignation shall take effect at the time specified therein and, unless specifically requested in such notice, acceptance of such resignation shall not be necessary to make it effective. A successor officer may be appointed by the Unit Owner that appointed the resigning officer for the resigning officer’s remaining term.

Section 4.4     President. The President shall be the chief executive officer of the Condominium, shall be a member of the Board of Managers and shall preside at all meetings of the Unit Owners and the Board of Managers. The President shall have all of the general powers and duties which are incident to the office of president of a stock corporation organized under the Business Corporation Law of the State of New York.

Section 4.5     Vice President. The Vice President shall take the place of the President and perform the duties of the President whenever the President shall be absent or unable to act. If neither the President nor the Vice President is able to act, the Board of Managers shall appoint some other member of the Board of Managers to act in the place of the President and the Vice President, on an interim basis. The Vice President shall also perform such other duties as shall from time to time be imposed upon the Vice President by the Board of Managers or by the President.

Section 4.6     Secretary. The Secretary shall keep the minutes of all meetings of the Unit Owners and of the Board of Managers. The Secretary shall have charge of such books and papers as the Board of Managers may direct and shall, in general, perform all the duties incident to the office of secretary of a stock corporation organized under the Business Corporation Law of the State of New York.

Section 4.7     Treasurer. The Treasurer shall have the responsibility for Condominium funds and securities and shall be responsible for keeping full and accurate financial records and books of account showing all receipts and disbursements, and for the preparation of all required financial data. the Treasurer shall be responsible for the deposit of all moneys and other valuable effects in the name of the Board of Managers (or the managing agent appointed by the Board of Managers), in such depositories as may from time to time be designated by the Board of Managers, and the Treasurer shall, in general, perform all the duties incident to the office of treasurer of a stock corporation organized under the Business Corporation Law of the State of New York.

Section 4.8     Agreements, Contracts, Deeds, Check, etc. All agreements, contracts, deeds, leases, notices, checks and other instruments of the Condominium shall be executed by such officers of the Condominium or by such other person or persons as may be designated by the Board of Managers; and any of such functions may be delegated by the Board of Managers to the managing agent of the Condominium. The managing agent of the condominium is hereby authorized to issue in the name of the Board of Managers notices of default in respect of any failure to pay Common Charges (or any amount payable as Common Charges) as and when due in accordance with the terms of the Condominium Documents.

Section 4.9     Compensation of Officers. No officer shall receive any compensation from the Condominium for acting as such.

Article 5

Notices

Section 5.1     Notices. Except as otherwise expressly provided in the Declaration or these By-Laws, all requests, notices, reports, demands, approvals and other communications required or desired to be given pursuant to the Declaration and/or the By-Laws shall be in writing and shall be delivered: (a) if to the Board of Managers, in person or sent to the principal office of the Board of Managers or to such other address as the Board of Managers may designate from time to time, by notice in writing to all Unit Owners, with a duplicate sent to the Managing Agent, if any; (b) if to a Unit Owner, in person or sent to the Unit Owner at the Building, or to such other address as the Unit Owner may designate from time to time, by notice in writing to all Unit Owners and the Board of Managers; and (c) if to a member of the Board, to the address of such member as shall be specified in the written designation thereof by such individual, or to such other address as may have been designated by such member from time to time in writing to the Secretary of the Board and to the other members of the Board; and (d) if to the Permitted Mortgagees, Declarant Net Lessees or Declarant, either delivered in person or sent to their respective addresses, as designated by them from time to time in writing to the Board of Managers. A copy of any notice to a Declarant Net Lessee, in its capacity as a Declarant Net Lessee, will be delivered to Declarant and to any Declarant Net Lessor of which the Board of Managers has notice. All notices delivered in person (to the extent permitted herein) shall be deemed to have been given when delivered in person. Unless other means of giving certain notices are specifically required or permitted pursuant to the Condominium Documents, all notices which are “sent” shall be sent either (x) by registered or certified mail, return receipt requested, and shall be deemed to have been given three (3) business days after deposit in a depository maintained by the U.S. Postal Service in a postage prepaid sealed wrapper or (y) by nationally recognized overnight courier service and shall be deemed to have been given the first business day (for domestic delivery) and the third business day (for international delivery), after deposit with an overnight courier service, provided that notices of change of address shall in all events be deemed to have been given when received.

Section 5.2     Waiver of Service of Notice; Consent to Other Notices. Whenever any notice is required to be given by applicable Laws or the Condominium Documents, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed effective as a waiver thereof and no such notice shall be required. Additionally, any Person may consent (with respect to notices given to it) to additional means of service including, without limitation, transmission by facsimile or electronic means. Such consent, if given, shall in all events be in writing and given and treated as if the same were a change of address (as described in Section 5.1 above). With respect to notices given by facsimile, the transmission shall be to a telephone number designated for such purpose. Notices sent by facsimile shall be deemed to have been given upon receipt by the sender of a signal from the equipment of the Person served confirming that the transmission was received. A Person may change or rescind a facsimile telephone number by giving notice thereof to the Board of Managers and each Unit Owner. With respect to notices given by electronic transmission (e.g., e-mail), the transmission shall be in a manner authorized by the Person consenting to such transmission. The foregoing provisions of this Section are intended to facilitate additional means of notification and shall not be construed to permit any Person to refuse receipt of any notices given in any of the manners specified in Section 5.1.

Section 5.3     Record of Addresses. The Board of Managers shall keep and maintain correct, current and complete records containing the names and addresses of all members of the Board (and their proxies, if any), Unit Owners, Declarant Net Lessors (so long as any Declarant Net Lease remains in effect) any Permitted Mortgagees of which the Board of Managers has duly been given notice by a Unit Owner in accordance with Section 14.8(b) hereof, and any Declarant Net Lessees of which the Board of Managers has duly been given notice by such Declarant Net Lessee pursuant to Section 14.9(c) hereof. The foregoing records shall be in written form or in any other form capable of being converted into written form within a reasonable time. Any member of the Board of Managers, Unit Owner, Permitted Mortgagee, Declarant Net Lessee, or Declarant Net Lessor (so long as any Declarant Net Lease remains in effect) shall have the right to examine in person or by agent or attorney, during usual business hours on business days, such records and, at such Person’s expense, to make extracts or copies therefrom (including electronic copies to the extent such records are in electronic form) for any purpose reasonably related to such Person’s interest in the Condominium.

Article 6

Operation of the Property

Section 6.1      Determination of Common Expenses and Fixing of Common Charges.

(a)          The Board of Managers shall from time to time, and at least annually, prepare an operating budget and, if appropriate, a capital budget for the operation of the Common Elements, determine the amount of the charges (“Common Charges”) payable by the Unit Owners to meet the costs and expenses incurred by the Board of Managers in connection with the operation, care, upkeep (including, without limitation, obligations under the applicable provisions of the Underlying Agreements) and Maintenance of, and the making of Alterations to, and Repairs of, the Common Elements in such manner that the Building is maintained as a high-quality mixed-use project (all such costs and expenses, together with all other items which are provided for in these By-Laws and the Declaration to be Common Expenses, the “Common Expenses”). The Common Expenses shall be allocated to the Unit Owners in accordance with their respective Common Interests except as otherwise set forth in the allocation schedule annexed hereto as Schedule 1 (the “Allocation Schedule”), or as otherwise specifically provided in this Article 6. The Board of Managers shall have the right, from time to time, but at least once every year to review and revise, if determined necessary, the Allocation Schedule due to changes in circumstances, including, but not limited to, a change in the Common Interest of a Unit, a change in the usage by a Unit Owner of a line item set forth in the Allocation Schedule, provided that the Board of Managers may not change the Allocation Schedule with respect to any Unit Owner without the consent of such Unit Owner. The Common Expenses shall include, among other things, (i) the cost of all insurance premiums on all policies of insurance required to be or which have been obtained by the Board of Managers pursuant to the provisions of Article 12 hereof; and (ii) may also include such amounts as the Board of Managers may deem proper for the operation and Maintenance of the Common Elements, including, without limitation, an amount for working capital, for a general operating reserve, for a reserve fund for replacements, and to make up any deficit in the Common Expenses for any prior year. Expenditures may be made only pursuant to a budget approved by the Board of Managers (unless the Board of Managers agrees otherwise by appropriate vote) except for expenditures: (i) which must be made by reason of an Emergency; or (ii) required by Law, Insurance Requirements, or the applicable provisions of the Underlying Agreements. The Board of Managers shall advise the Unit Owners, promptly, in writing, of the amount of Common Charges payable by each of them, respectively, as determined by the Board of Managers, as aforesaid, and shall furnish copies of each budget on which the Common Charges and Common Expenses are based, to the Unit Owners (and their respective Permitted Mortgagees if required) and the Declarant Net Lessees.

(b)          The budget for the first fiscal year of the Condominium has been agreed to among the intended initial Unit Owners (or in the case of any Unit owned by Declarant, by the Declarant Net Lessee of such Unit), an abstract of which is annexed hereto as Schedule 2.1 In the event that a budget is not adopted by the Board of Managers as and when required, then, until such adoption, the budget in effect for the then concluding (or concluded) fiscal year, increased by (i) anticipated expenditures for applicable Mandatory Costs and (ii) the CPI Increase Factor, shall remain in effect (such budget, adjusted as aforesaid, a “Carryover Budget”). As used herein, “Mandatory Costs” means all costs attributable to insurance coverage the Board of Managers is required to obtain and maintain under Article 12 hereof; costs under previously executed multi-year contracts with third-parties; taxes and other governmental charges; utilities; compliance with Laws, Insurance Requirements, and the applicable provisions of the Underlying Agreements; amounts payable to the Managing Agent under the terms of its management agreement; actions that the Board is required to take under the Condominium Documents; and all existing contractual requirements; and “CPI Increase Factor” is as defined in Section 20.7 hereof.

1To be annexed at time Condominium is formed.

(c)         The Board of Managers may, at its sole discretion, from time to time increase or decrease the amount of Common Charges allocated to the Units and payable by the Unit Owners, and may modify its prior determination of the Common Expenses for any fiscal year so as to increase or decrease the amount of Common Charges payable for such fiscal year or portion thereof; however, no such revised determination of Common Expenses shall have a retroactive effect on the amount of Common Charges payable by Unit Owners for any period prior to the date of such new determination. A prior period’s deficit may be included in Common Charges for a subsequent period or paid from a Condominium Special Assessment levied against the Unit Owners.

(d)         In addition to the foregoing duty to determine the amount of and assess Common Charges, the Board of Managers shall have the right to levy Condominium Special Assessments to meet the Common Expenses. All Condominium Special Assessments shall be levied against all Unit Owners either (i) in proportion to their respective Common Interests, or (ii) in accordance with the Allocation Schedule if such Condominium Special Assessment specifically relates to any particular category on the Allocation Schedule. The Board of Managers shall have all rights and remedies for the collection of Condominium Special Assessments as are provided herein for the collection of Common Charges.

(e)         As used in the Condominium Documents:

(i)          “Office Units” means, collectively, Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof).

(ii)         “Office Unit Owners” means, collectively, the Unit Owners of the Office Units.

(iii)        “Office Unit Proportionate Share” means, at any given time, the respective Proportionate Share of the Unit Owners of Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof) calculated as follows: The Office Unit Proportionate Share of Office Unit 1 (and any subdivisions thereof) shall be a fraction, the numerator of which is the Common Interest (as defined in Section 9 of the Declaration and shown on Exhibit B to the Declaration) of Office Unit 1 and the denominator of which is the aggregate Common Interest of Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof). The Office Unit Proportionate Share of Office Unit 2A (and any subdivisions thereof) shall be a fraction, the numerator of which is the Common Interest of Office Unit 2A (and any subdivisions thereof) and the denominator of which is the aggregate Common Interest of Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof). The Office Unit Proportionate Share of Office Unit 2B (and any subdivisions thereof) shall be a fraction, the numerator of which is the Common Interest of Office Unit 2B (and any subdivisions thereof) and the denominator of which is the aggregate Common Interest of Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof). The Office Unit Proportionate Share of Office Unit 3 (and any subdivisions thereof) shall be a fraction, the numerator of which is the Common Interest of Office Unit 3 (and any subdivisions thereof) and the denominator of which is the aggregate Common Interest of Office Unit 1, Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof).

(iv)        “Office Unit 2A Shared Facilities Proportionate Share” means, at any given time (A) if Office Unit 2A (but not Office Unit 2B) is then owned by Coach or a Coach Affiliate, 0%, (B) if Office Unit 2B (but not Office Unit 2A) is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 2A and the denominator of which is the total gross square footage in Office Unit 2A and Office Unit 3 (and any subdivisions thereof), (C) if both Office Unit 2A and Office Unit 2B are then owned by Coach or a Coach Affiliate, 0%, and (D) if neither Office Unit 2A nor Office Unit 2B are then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 2A(and any subdivisions thereof), and the denominator of which is the total gross square footage in Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof).

(v)         “Office Unit 2B Shared Facilities Proportionate Share” means, at any given time (A) if Office Unit 2A (but not Office Unit 2B) is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 2B and the denominator of which is the total gross square footage in Office Unit 2B and Office Unit 3 (and any subdivisions thereof), (B) if Office Unit 2B (but not Office Unit 2A) is then owned by Coach or a Coach Affiliate, 0%, (C) if both Office Unit 2A and Office Unit 2B are then owned by Coach or a Coach Affiliate, 0%, and (D) if neither Office Unit 2A nor Office Unit 2B is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 2B, and the denominator of which is the total gross square footage in Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof).

(vi)        “Office Unit 3 Shared Facilities Proportionate Share” means, at any given time (A) if Office Unit 2A (but not Office Unit 2B) is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 3(and any subdivisions thereof), and the denominator of which is the total gross square footage in Office Unit 2B and Office Unit 3, (B) if Office Unit 2B (but not Office Unit 2A) is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 3 and the denominator of which is the total gross square footage in Office Unit 2A and Office Unit 3 (and any subdivisions thereof), (C) if both Office Unit 2A and Office Unit 2B are then owned by Coach or a Coach Affiliate, 100%, and (D) if neither Office Unit 2A nor Office Unit 2B is then owned by Coach or a Coach Affiliate, a fraction, the numerator of which is the gross square footage in Office Unit 3 (and any subdivisions thereof), and the denominator of which is the total gross square footage in Office Unit 2A, Office Unit 2B and Office Unit 3 (and any subdivisions thereof).

(vii)       “Shared Facilities” shall mean, collectively, (A) the Office Unit 3 Mid Rise Passenger Elevators, (B) the Office Unit 3 Service Elevator, (C) the Office Unit 3 Lobby, (D) the Office Unit 3 Lobby Escalators, and (E) the Office Unit 3 Messenger Center/Mail Room.

(viii)      “Façade Contact Area” means, at any given time, the respective square footage of exterior glass located adjacent to Office Unit 1, Office Unit 2A, Office Unit 2B, and Office Unit 3, but excluding exterior glass located in the Office Unit 1 Atrium. As of the date hereof, the respective square footage of exterior glass located adjacent to (A) Office Unit 1 (excluding the exterior glass located in the Office Unit 1 Atrium) is square feet, (B) Office Unit 2A is________ square feet, (C) Office Unit 2B is square feet, and Office Unit 3 is ______ square feet.2

(ix)         “Central Plant” has the meaning set forth in Section 6.10(a)

hereof.

(f)          Notwithstanding the provisions of Section 6.1(a) hereof:

(i)          Costs incurred by the Board of Managers with respect to the Maintenance, operation, Repair and replacement of the Central Plant shall be allocated and billed by the Board of Managers to the Office Unit Owners in accordance with their respective Office Unit Proportionate Shares.

(ii)         Except as otherwise specifically provided in Section 6.1(g) hereof, costs incurred by the Board of Managers with respect to the Maintenance, operation, (including, without limitation, utilities) Repair and replacement of the GCE Service Elevator, after deducting any GCE Service Elevator Usage Charges (as defined in Section 6.8(d) hereof) received by the Board of Managers, shall be allocated and billed by the Board of Managers solely to the Office Unit Owners in accordance with their respective Office Unit Proportionate Share.

(iii)        Except as otherwise specifically provided in Section 6.1(g) hereof, costs incurred by the Board of Managers with respect to the Maintenance, operation (including, without limitation, utilities and security costs), Repair and replacement of the General Common Lobby and the ADA Lobby Elevator shall be allocated and billed by the Board of Managers solely to the Office Unit Owners in accordance with their respective Office Unit Proportionate Shares.

(iv)        Costs incurred by the Unit Owner of Office Unit 3 with respect to the Maintenance, operation, Repair and replacement of the Shared Facilities shall be allocated solely to the Unit Owners of Office Unit 2A, Office Unit 2B and Office Unit 3 in accordance with their respective Shared Facilities Proportionate Shares, as set forth in Section 6.1(e)(iv) through ((vi) hereof. The Unit Owner of Office Unit 3 shall invoice the Unit Owners of Office Unit 2A and Office Unit 2B, as applicable, for their respective Shared Facilities Proportionate Share of such costs, which invoices shall be accompanied by reasonable supporting documentation of such costs, and the Unit Owners of Office Units 2A and Office Unit 2B shall reimburse the Unit Owner of Office Unit 3 within thirty (30) days of receipt of such bill, for their respective Shared Facilities Proportionate Share. In the event that the Unit Owner of Office Unit 2A or Office Unit 2B fails to reimburse such costs within such thirty (30) day period, the Unit Owner of Office Unit 3 shall be entitled to interest on such costs at the Default Rate, together with all rights at equity and at law.

 2 To be measured following construction and the blanks to be filled in before the Condominium Declaration is signed.

(v)         The Board of Managers shall wash and clean all exterior glass in the Building other than retail storefronts and the Office Unit 1 Atrium, and the cost thereof shall be allocated between the Unit Owners of the Office Units in accordance with their respective Façade Contact Areas.

(g)          For such time period as either the Destination Retail Access Unit or the Ancillary Unit is used for office purposes, then the Board of Managers shall allocate and bill to the Office Unit Owners and the Unit Owner of the Destination Retail Access Unit and/or the Ancillary Unit (as applicable), as to costs incurred by the Board of Managers which, pursuant to the Condominium Documents, are allocable only to the Office Unit Owners, an amount equal to a fraction, the numerator of which is the Unit Owner’s Common Interest and the denominator of which is the aggregate Common Interests of the Office Units and the Destination Retail Access Unit and/or the Ancillary Unit (as applicable).

Section 6.2     Payment of Common Charges. (a) Unit Owners shall be obligated to pay the Common Charges assessed by the Board of Managers at such time or times as the Board of Managers shall determine, but in no event more frequently than one time per month.

(b)          Except as otherwise provided in Section 6.2(c) hereof, no Unit Owner shall be liable for the payment of any part of the Common Charges, any Condominium Special Assessment or other assessment assessed against such Unit Owner’s Unit accruing subsequent to the effective date of a sale or other conveyance by such Unit Owner (made in accordance with these By Laws) of such Unit together with its appurtenant Common Interest.

(c)          A purchaser of a Unit shall be liable for the payment of Common Charges, any Condominium Special Assessments and any other assessments accrued and unpaid against such Unit prior to the acquisition by such purchaser of such Unit. Without limiting the foregoing, in the event of a foreclosure sale of a Unit by a Permitted Mortgagee, a deed in lieu of foreclosure or other remedy elected by such Permitted Mortgagee, the owner of such Unit prior to the foreclosure sale or deed in lieu of foreclosure shall remain liable for the payment of all unpaid Common Charges, Condominium Special Assessments and other assessments, which accrued prior to such sale.

Section 6.3     Default in Payment of Common Charges; Board Lien; Other Remedies.

(a)          The Board of Managers shall take prompt action to collect any Common Charges which remain unpaid following notice and the expiration of applicable grace periods, including, without limitation, the institution of such actions and the recovery of interest, late charges and expenses as are provided in this Article 6.

(b)          The Board of Managers shall have a lien (the “Board Lien”) for all unpaid Common Charges, Condominium Special Assessments, other sums payable as if part of Common Charges or amounts otherwise due to the Board of Managers (together with interest thereon as provided in this Section) from a delinquent Unit Owner. Such lien shall be superior to any mortgage liens of record encumbering such Unit and otherwise subordinate only to liens for real estate taxes and other assessments by taxing authorities on any such Units. Without limiting any of the foregoing, the Board of Managers may: (w) bring an action to foreclose the Board Lien in accordance with Section 339-aa of the Real Property Law of the State of New York; (x) purchase the interest of the owner of such Unit at a foreclosure sale resulting from any such action; (y) proceed by appropriate judicial proceedings to enforce the specific performance or observance by the defaulting Unit Owner of the applicable provisions of the Condominium Documents from which a monetary event of default arose; or (z) exercise any other remedy available at law or in equity; however, in the event the net proceeds received on a foreclosure sale are insufficient to satisfy the defaulting Unit Owner’s obligations, there shall be no further cause of action against such Unit Owner with respect to such deficit. Each of the remedies herein described as well as any other remedy available at law or in equity may be exercised concurrently or sequentially. Any Permitted Mortgagee or Declarant Net Lessee may bid in a foreclosure sale of any Unit.

(c)          The Board of Managers shall not record any notice of any Board Lien prior to the date on which all applicable notice and grace periods (including cure periods to which any Permitted Mortgagee may be entitled) in respect of the default(s) giving rise to the Board Lien have expired. The Board Lien shall be effective from and after the time of recording in the public records of New York County of a claim of lien stating the description of the Unit, the name, if any, and the address of the Unit, the City Register Filing Number (CRFN) of the Declaration, the name of the record owner, the amount due and purpose of such amount and the date when due. Subject to Section 6.1(d) hereof, such claim of lien shall include only sums which are due and payable when the claim of lien is recorded and shall be signed and verified by an officer or agent of the Board of Managers. Upon full payment of all sums evidenced by the lien including, without limitation, interest at the Default Rate, the party making payment shall be entitled to a recordable satisfaction of lien to be recorded at its expense. Liens for unpaid Common Charges may also be reduced to a personal money judgment against the Unit Owner or may be foreclosed by suit brought in the name of the Board of Managers or the Unit Owner asserting the lien in the same manner as a contract or other action (and without waiving the lien securing the same). In the event of the foreclosure of such lien, the Board of Managers shall have the power to bid on the Unit at foreclosure sale and to acquire, hold, lease, mortgage and convey such Unit. “Default Rate” shall mean a rate per annum equal to the lesser of: (i) five (5) percentage points above the rate publicly announced from time to time by Citibank N.A. (or its successor) in New York, New York as its “prime rate”; and (ii) the maximum rate of interest permissible under applicable Laws, if any, with respect to the applicable amount payable hereunder.

(d)          The Board of Managers shall charge any delinquent Unit Owner: (i) a late charge of $.04 for each dollar of such amounts which remain unpaid for more than ten (10) days from their initial due date (although nothing herein shall be deemed to extend the period within which such amounts are to be paid); (ii) interest at the Default Rate on such unpaid amounts (exclusive of any “late charges” theretofore collected on such amounts) computed from the due date thereof to the date payment is actually received from the delinquent Unit Owner; and (iii) if the Board of Managers institutes a suit or other proceeding to collect sums due hereunder, all expenses, including, without limitation, attorneys’ fees and expenses paid or incurred by the Board of Managers or by the Managing Agent in any proceeding brought to collect such unpaid Common Charges or in an action to foreclose a Board Lien with respect to such delinquent Person’s Unit(s). All such late charges, interest, expenses and fees shall be added to and shall constitute Common Charges payable by such Unit Owner (and the Board Lien, as applicable, shall also secure the payment of such additional sums).

Section 6.4     Notice of Default to Other Persons. The Board of Managers (a) if requested in writing to do so by any Permitted Mortgagee, shall promptly notify such Permitted Mortgagee, (b) if requested to do so by any Unit Owner, shall promptly notify a tenant or subtenant of such Unit Owner and (c) each Declarant Net Lessee, of any Common Charges which remain due and unpaid for twenty (20) days after the due date therefore or any other default under the Condominium Documents. Such Permitted Mortgagee, tenant or subtenant, or Declarant Net Lessee shall have the right to cure any monetary default within thirty (30) days after notice from the Board of Managers and with respect to any other defaults, shall have such reasonable additional period of time to cure the default as may be necessary, provided such Permitted Mortgagee, tenant or subtenant, or Declarant Net Lessee commences to cure such default within thirty (30) days after notice and diligently and with continuity prosecutes such cure to completion.

Section 6.5     Foreclosure of Liens for Unpaid Common Charges. In any action brought by the Board of Managers to foreclose a lien on a Unit because of unpaid Common Charges, the Unit Owner shall be required to pay the reasonable rental for use and occupancy of such Unit as well as the cost of services provided by the Board of Managers or the Building to or for the use or benefit of such Unit or such Unit Owner, as reasonably determined by the Board of Managers, and the plaintiff in such foreclosure action shall be entitled to the appointment of a receiver to collect the same. A suit to recover a money judgment for unpaid Common Charges shall be maintainable without foreclosing or waiving the lien securing the same.

Section 6.6     Statement of Common Charges and Assessments. The Board of Managers (or the Managing Agent on its behalf) shall promptly provide any Unit Owner and/or Permitted Mortgagee so requesting the same in writing, with a written statement of all unpaid Common Charges and Condominium Special Assessments (including late charges and interest) due from such Unit Owner.

Section 6.7     Expenses and Profits. No Unit Owner shall be exempt from liability for payment of its Common Charges by virtue of waiver of the use or enjoyment of any of the Common Elements or non-use thereof or by abandonment of its Unit. Any person or entity which conveys its Unit in compliance with the terms and conditions specified in the Condominium Documents shall be exempt from Common Charges and any other liabilities thereafter accruing with respect to the Unit so conveyed and its transferee shall be liable for Common Charges thereafter accruing.

Section 6.8     Maintenance Obligations; Costs of Same.

(a)          General. Except as otherwise provided in the Declaration or these

By-Laws, all operation, care, upkeep, Maintenance, insurance, Repairs and Alterations, painting and decorating, whether structural or non-structural, ordinary or extraordinary, including, without limitation, with respect to plumbing, heating, ventilating, electrical (including emergency power systems), air-conditioning and telecommunications systems, fixtures, Equipment and appliances (i) in or of any Unit (including any Exclusive Use Common Elements that may be included therein, except to the extent otherwise provided in Section 2.2.1(a) hereof, but excluding any General Common Elements that may be located therein, as and to the extent provided in these By-Laws) shall be made or performed by such Unit Owner at its sole cost and expense; and (ii) in or of the General Common Elements (including, without limitation, Building Systems) and the Exclusive Use Common Elements (to the extent the same is expressly made the obligation of the Board of Managers under the Condominium Documents) shall be made or performed by the Board of Managers, and the cost and expense thereof shall be charged as a Common Expense as and in the manner provided in these By-Laws.

(b)          Exceptions. Notwithstanding the provisions of Section 6.8(a) hereof:

(i)          Negligence; Fault. In the event and to the extent that any operation, care, upkeep, Maintenance, Repair and Alteration, painting and decorating, whether structural or non-structural, ordinary or extraordinary (collectively, any “Necessary Work”), is required to be made or performed, or any increase in insurance premiums is required to be paid, with respect to the General Common Elements (or to the Exclusive Use Common Elements to the extent the Repair or Maintenance of the same is the obligation of the Board of Managers under the Condominium Documents) as a result of the negligence, misuse, neglect or abuse of any Unit Owner or its occupants or permittees, the entire cost thereof (the “Resulting Cost”) shall be borne entirely by such Unit Owner; except in each case, to the extent that the Resulting Cost is covered by the proceeds of any insurance actually maintained, or would have been so covered had the insurance that was required to be maintained by the Board of Managers pursuant to the provisions of these By-Laws actually been maintained by the Board of Managers and appropriate waivers of subrogation are obtainable and have been obtained.3 The Resulting Cost shall not be deemed covered by insurance proceeds pursuant to the preceding sentence to the extent of any applicable deductibles. The foregoing shall not give rise to any claim on the part of any Person for consequential, special, exemplary or punitive damages.

(ii)         Extraordinary Items. In the event and to the extent that any Necessary Work involves any structural, capital or extraordinary Repairs or Alterations to an Exclusive Use Common Element, the entire cost thereof shall (except as otherwise provided in Section 6(h) of the Declaration) be borne entirely by the Unit Owner to which such Exclusive Use Common Elements are appurtenant; except in each case, to the extent that such cost is covered by the proceeds of any insurance actually maintained by the Board of Managers, or would have been so covered had the insurance that was required to be maintained pursuant to the provisions of these By-Laws actually been maintained by the Board of Managers. Such cost shall not be deemed covered by insurance proceeds pursuant to the preceding sentence to the extent of any applicable deductibles.

3 Insurance consultant to confirm.

(iii)        Cleaning of Storefront Windows. The exterior glass surfaces of all retail storefronts shall be washed and cleaned regularly by the Retail Unit Owner but in no event less than six (6) times a year, and the cost thereof shall be borne solely by the Retail Unit Owner. The glass surfaces of the Office Unit 1 Atrium shall be washed and cleaned regularly by the Unit Owner of Office Unit 1, and the cost thereof shall be borne solely by the Unit Owner of Office Unit 1. All other exterior windows of the Building shall be washed and cleaned regularly by the Board of Managers and the cost and expense thereof shall be a Common Expense borne by the Office Unit Owners allocated and billed as set forth in Section 6.1(f)(viii) hereof.

(iv)        Replacement of Windows. Any replacement of glass windows in a Unit, to the extent the same constitutes part of the Common Elements, because of breakage or otherwise, shall be made by the Board of Managers, and (to the extent not reimbursed from insurance proceeds received by the Board of Managers) charged to the Unit Owner whose Unit is enclosed by such window, except that the Retail Unit Owner (or its Permitted User) shall, at its sole cost and expense, be responsible for the replacement of glass in its storefront doors and windows. The glass windows in the Office Unit 1 Atrium as part of Office Unit 1 and is not a Common Element.

(v)         Incremental Costs. The Board of Managers shall only charge a Unit Owner for any out-of-pocket costs actually incurred by the Board of Managers for additional services (such as overtime air-conditioning) which have been requested in writing by such Unit Owner.

(c)          Security. The Board of Managers shall provide security on a Building-wide basis, and the cost thereof shall be a Common Expense borne by the Unit Owners as set forth on the Allocation Schedule. If any Unit Owner or Sub-Board (as defined in Section 9.3 hereof) requires additional security services, it shall so notify the Board of Managers in writing, and the cost thereof shall be borne entirely by such Unit Owner or Sub-Board.

(d)          GCE Service Elevator. The Board of Managers shall be responsible for the operation, Maintenance and Repair of the GCE Service Elevator, may establish, from time to time, a Workspeed system or other system for the use of the GCE Service Elevator by the respective Unit Owners and their Permitted Users, and may establish charges (“GCE Service Elevator Usage Charges”) for the use of the GCE Service Elevator by the respective Office Unit Owners and their Permitted Users.

(e)          Loading Dock. The Association shall be responsible for the operation, Maintenance and Repair of the Loading Dock, will establish, from time to time, a Loading Dock scheduling software system for the use of the Loading Dock by the respective Unit Owners and their Permitted Users (the “Loading Dock Procedures”), and will establish charges for the use of the Loading Dock by the respective Unit Owners and their Permitted Users. All deliveries must be scheduled by a Unit Owner with the Association in accordance with rules and regulations established by the Association. To the extent that the Association bills the Condominium or the Board of Managers for Loading Dock Charges under the ERY FAPOA Declaration, the same shall be allocated to the Unit Owners as set forth in Section 6.8(k) hereof.

(f)          Scaffolding. In the event a Unit Owner or the Board of Managers, as may be applicable, needs to install scaffolding or a sidewalk bridge in connection with its obligations and/or rights to operate, care, upkeep, Alter, Maintain, Repair, paint and/or decorate the Units and/or Common Elements, as may be applicable, and such scaffolding or sidewalk bridge will have to obstruct the exterior façade appurtenant to another Unit Owner’s Unit and/or Exclusive Use Common Elements, such affected Unit Owner shall be provided with advance prior written notice (as hereinafter set forth) which notice shall provide the estimated location of such scaffolding and/or sidewalk bridge and the estimated duration of time that such scaffolding and/or sidewalk bridge must be maintained. In addition, such scaffolding and/or sidewalk bridge shall, to the full extent permitted by Law, be erected at a height and in such a manner so as not to obstruct any signage of the affected Unit Owner. In the event that the scaffolding and/or sidewalk bridge obstructs any signage such affected Unit Owner shall have the right to install temporary signage on other parts of the Building as reasonably determined by the Board of Managers, at the expense of the Unit Owner erecting such scaffolding or, if the scaffolding is erected by the Board of Managers, as a Common Expense allocable to all of the Unit Owners in accordance with their respective Common Interests. All permitted scaffolding and sidewalk bridges shall be for the minimum period of time necessary; all repairs and other work requiring such scaffolding and/or sidewalk bridges shall be completed diligently and promptly; the Unit Owner of any affected Unit shall have not less than thirty (30) days prior notice of the erection of any scaffolding and/or sidewalk bridge (except in the event of Emergency); and the scaffolding and/or sidewalk bridges shall be removed as soon as permitted by Law. No scaffolding and/or sidewalk bridge, except as required by Law, shall interfere with access to any Unit and the Board of Managers and the Unit Owner erecting such scaffolding and/or sidewalk bridge shall make reasonable efforts to minimize inconvenience and disruption to any Unit Owner and its Permitted Users. Any sidewalk bridge shall be at a minimum height of not less than 20 feet above the sidewalk where possible.

(g)          Garbage Removal. The Board of Managers shall arrange for the removal of garbage from the Units (or alternatively may require Unit Owners to bring it to a designated compacter or trash room) and the cost thereof shall be allocated among the Unit Owners in accordance with the Allocation Schedule.

(h)          Sidewalks. The Board of Managers shall be responsible for the Maintenance, Repair, replacement and cleaning of sidewalks adjacent to the Building at the Ground Floor Level, including, without limitation, the prompt removal of snow and ice (but specifically excluding (i) any ramps, stoops, steps or stairs from time to time leading from the sidewalk to an entrance of a Unit which shall be part of such Unit and (ii) any sidewalk or similar area used exclusively by a Unit Owner, for which such Unit Owner shall be solely responsible to maintain), and the costs thereof shall be allocated and billed by the Board of Managers to the Unit Owners in accordance with the Allocation Schedule. Pursuant to the ERY FAPOA Declaration, the Association shall be responsible for the Maintenance, Repair, replacement and cleaning of sidewalks and similar areas adjacent to the Building at the Plaza Level including, without limitation, the prompt removal of snow and ice, and the costs thereof as billed by the Association to the Condominium shall be allocated among the Office Units in accordance with their respective Office Unit Proportionate Shares and included in Common Charges. No Unit Owner shall use or permit to be used the sidewalk adjacent to its Unit or any other space outside of the Building (other than its Exclusive Use Common Elements), other than for ingress and egress purposes. In no event shall any portion of the sidewalks or any other space outside of the Building be used for commercial business activities or for the display of any promotional advertisements or items of similar nature, unless approved by the Board of Managers or the Managing Agent.

(i)          Manner of Performing Maintenance and Repairs. All Maintenance and Repairs by any Unit Owner shall be made in accordance with the provisions of Article 8 hereof as if the references therein to Alterations were references to Maintenance and Repairs. In the event that any Repairs to be made by any Unit Owner (including, without limitation, to any of the Common Elements) would affect the structure of the Building or the Building Systems, the same shall be made in accordance with the then-current plans and specifications for the Building which shall be made available by the Board of Managers at no cost, except that if the Unit Owner making such Repairs desires to make changes from such then-current plans and specifications in respect of the structure of the Building or the Building Systems, such changes shall constitute Alterations to be made subject to the provisions of Article 8 hereof.

(j)          Self-Help. Should any Unit Owner fail to Repair and Maintain its Unit or Exclusive Use Common Elements, or to make replacements thereto or restorations thereof, as required by the Declaration and these By-Laws, the Board of Managers may do so at the expense of the applicable Unit Owner, and the cost thereof shall be charged to such Unit Owner.

(k)          ERY FAPOA Declaration. Costs incurred by the Board of Managers under the ERY FAPOA Declaration (including, without limitation, Association Charges and Special Assessments, as therein defined) shall be allocated and billed by the Board of Managers to and shall be payable by the Unit Owners as Common Charges in accordance with their respective Common Interests, except as otherwise specifically set forth in the Allocation Schedule, provided that any costs payable by the Board of Managers to the Association incurred with respect to the Loading Dock shall be allocated by the Board of Managers to the Unit Owners based upon their respective relative use of the Loading Dock by such Unit Owners during the applicable period for which such costs are incurred.

(1)         Master Declaration. Costs incurred by the Board of Managers under the Master Declaration shall be allocated and billed by the Board of Managers to the Unit Owners in accordance with the Allocation Schedule.

(m)        Base Building Messenger Center/Mail Room. The Board of Managers shall be responsible for the operation, Maintenance and Repair of the Base Building Messenger Center/Mail Room. Except as specifically set forth in Section 6.1(g) hereof, the cost thereof shall be allocated and billed by the Board of Managers as provided in the Allocation Schedule.

(n)         Building Exterior Lighting System. The Board of Managers shall be responsible for the operation, Maintenance and Repair of the Building Exterior Lighting System, and the cost thereof shall be allocated and billed by the Board of Managers solely to the Office Unit Owners in accordance with their respective Office Unit Proportionate Share, as set forth in the Allocation Schedule.

Section 6.9     Cooperation. All Unit Owners shall cause their respective employees, and the employees of their respective managing agents, in the event of an Emergency, to assist the employees of whichever Unit Owner is responsible for making appropriate Repairs or implementing necessary safety measures.

Section 6.10   Utility Services; Water Charges; Sewer Rents.

(a)          Electricity. Electricity service for the Building will be provided by Consolidated Edison Company of New York, Inc. (“Con Ed”) or other such utility company/ies or supplier(s) from time to time serving the Property and distributed to each Unit. Electricity servicing the General Common Elements shall be metered through one or more meters for the Building, and the cost thereof will be a Common Expense allocated among the Unit Owners in accordance with the Allocation Schedule. Electricity servicing Units or Exclusive Use Common Elements, and equipment of such Unit Owner and owners, tenants and other occupants of Units or portions thereof shall at all times be separately metered or submetered through Building meters, and the cost thereof shall paid directly to the utility company supplying electricity by the owner or tenants or occupants of the applicable Units or paid by the Board of Managers and billed to the applicable Unit Owner as Common Charges, as may be applicable. Electricity servicing the principal facilities, systems and equipment for producing and/or distributing hot and condenser water used to heat or cool portions of the Building (the “Central Plant”) shall at all times be separately metered, and the cost thereof shall be allocated and billed by the Board of Managers to the Unit Owners in accordance with their respective Common Interests or as otherwise provided in Section 6.10(d) hereof.

(b)          Gas. for the Building will be supplied by Con Ed or other utility company/ies or supplier(s) from time to time serving the Property and directly metered (through one or more separate direct meters) to each Unit or portion thereof requiring gas service from time to time. Each Unit Owner having or arranging to have gas service supplied and metered directly to all or any portion of its Unit shall pay the cost of such gas service directly to the applicable utility company or supplier and the Board of Managers shall not be obligated to pay any part of any cost required for such direct gas service. The cost of gas used by the Central Plant shall at all times be separately metered, and the cost thereof shall be allocated and billed by the Board of Managers to the Unit Owners in accordance with their respective Common Interests or as otherwise provided in Section 6.10(d) hereof.

(c)          Domestic Water; Sewer Rents. Domestic water and sewer services for the Building shall be supplied by The City of New York or other utility servicing the Property. Except to the extent any Unit Owner is billed directly therefor by the City Collector, the Board of Managers shall measure the actual usage of domestic water by each Unit Owner with respect to its Unit (and any Exclusive Use Common Elements) and water used by the Central Plant through one or more meters or submeters (or if the same is not practicable, by survey or such other reasonable method as the Board of Managers shall determine), and each Unit Owner (and the Unit Owners, in accordance with their respective Common Interests or as otherwise provided in Section 6.10(d) hereof, as to the Central Plant) shall be required to make payment therefor to the Board of Managers, which shall be responsible for paying the City or other utility supplying such services. Sewer usage will not be separately submetered and the cost thereof or rents therefor will be allocated in accordance with the cost of domestic water usage.

Domestic hot water may be provided by the Condominium (in which event domestic hot water will be sub-metered through the Building’s domestic cold water meter, the heat exchanger will be sub-metered through the meter for the Central Plant, and instantaneous heaters will be metered through Unit Owner’s electrical meter or sub-meter) and if not so provided, each Unit Owner will be responsible at its own expense to make arrangements therefor within its Unit. In the event of a permitted sale of a Unit, the Board of Managers (or the Managing Agent on its behalf) on request of the selling Unit Owner shall execute and deliver to the purchaser of the Unit or to the purchaser’s title insurance company a letter agreeing to pay all charges for water and sewer rents affecting the Unit as of the date of closing of title to such Unit, and payable by the Board of Managers, promptly after such charges shall have been billed by the City Collector.

(d)          Central Plant; Hot Water and Condenser Water. The Central Plant will constitute a General Common Element. The Board of Managers shall insure and be responsible for the operation, Maintenance and Repair of the Central Plant so that the same is available to serve and shall provide the Units with hot and condenser water, as needed, 24 hours per day, 7 days per week, 365 days per year, and the cost thereof shall be allocated among the Office Unit Owners in accordance with the Allocation Schedule. The hot and condenser water used by each Unit for heating and cooling shall be measured by a system installed by the Board of Managers, and the cost of gas, electricity, and water used by the Central Plant shall be allocated on the basis of such usage to the respective Office Unit Owners.

Section 6.11    Further Submetering. Each Unit Owner and, as applicable, a Sub-Board, shall have the right to sub-submeter or allocate, as applicable and as determined in its sole discretion, all or any portion of the utilities within its Unit and, to bill or otherwise collect amounts from its occupants or tenants or (in the case of a Sub-Board, its Unit Owners), as the case may be, with respect thereto, and each Unit Owner shall be responsible for all costs related thereto and each Unit Owner shall indemnify and hold the Board of Managers harmless from and against any claims against the Board of Managers arising from any dispute between such Unit Owner and its tenants or any failure by such Unit Owner or its tenants to pay any utility charges.

Article 7

Real Estate Taxes and PILOT

Section 7.1     Real Estate Taxes and PILOT; Impositions. Until the Units are separately assessed and billed for real estate tax purposes or for Payments-in-Lieu of Real Property Taxes (“PILOT”), the Board of Managers will pay all real estate taxes and/or PILOT with respect to the Property to the Department of Finance of The City of New York (or directly to Declarant if and to the extent Declarant has paid such taxes) and allocate the cost thereof (and all refunds thereof) among all the Units on the basis of their respective Common Interest percentages as set forth in Exhibit B to the Declaration (“Common Interest Percentages”) after first allocating to the applicable Unit Owner the full benefit of any real estate tax exemption, abatement or benefit program which, but for the absence of separate assessment for each Unit, would otherwise have accrued or applied for the tax period in question for such Unit Owner’s benefit. The Unit Owners shall be responsible and shall pay the Board of Managers for their respective allocated shares (determined as aforesaid), which payments shall be payable as if the same were Common Charges and will be due at least ten (10) business days prior to the due date of such taxes. Such real estate taxes and/or PILOT will be paid by the Board of Managers in a timely manner so that no lien will be placed on the Property or on any Unit. When the Units have been separately assessed, each Unit Owner shall thereafter pay the real estate taxes and/or PILOT assessed with respect to its Unit, and any real estate taxes and/or PILOT pre-paid by the Board of Managers in respect of the period following such separate assessment shall be appropriately adjusted. A Unit Owner will not be responsible for the payment of, and will not be subject to any lien arising from, the non-payment of real estate taxes and/or PILOT assessed against or allocated to any other Unit(s). However, each Unit Owner shall be responsible for the Impositions payable in respect of its Unit. As used herein, “Impositions” shall mean any of the following imposed by any Federal, State, municipal or other public or quasi-public body, agency, court, department, bureau, officer or authority having jurisdiction (“Governmental Authorities”): (i) real property general and special assessments (including, without limitation, any special assessments: (A) for business improvements; or (B) imposed by any special assessment district); (ii) personal property taxes; (iii) commercial rent or occupancy taxes; (iv) license and permit fees, if and to the extent such fees are not paid by the Board of Managers and charged to the Unit Owners as part of Common Charges; (v) any fines, penalties and other similar governmental charges applicable to any of the foregoing, together with any interest or costs with respect to the foregoing; and (vi) any other governmental levies, fees, rents, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind whatsoever, together with any fines and penalties and any interest or costs with respect thereto.

Section 7.2     Tax Certiorari Proceedings. The Board of Managers, on behalf of and as agent for all or any of the Unit Owners, shall commence, pursue and settle certiorari proceedings to obtain reduced real estate tax assessments with respect to the respective Units but only to the extent requested and authorized to do so, in writing, by the appropriate Unit Owners thereof, and provided such Unit Owners indemnify the Board of Managers and the other Unit Owners from and against all Costs resulting from such proceedings. During the pendency of any such proceedings, all Unit Owners making such request to the Board of Managers and joining therein shall share in the costs thereof in relative proportion to their respective Common Interest; and upon the conclusion of any such proceedings, such Persons shall, after retroactive adjustment for any overpayments or underpayments as a result of prior sharing on the basis of Common Interest, share in the costs thereof in relative proportion to the benefits derived by such Unit Owners therefrom. In the event any Unit Owner individually seeks to have the assessed valuation of its Unit reduced by bringing a separate certiorari proceeding, the Board of Managers, if necessary or desirable for such proceeding, will execute any documents or other papers required for, and otherwise cooperate with such Unit Owner (at such Unit Owner’s cost and expense) in pursuing, such reduction, provided that such Unit Owner indemnifies the Board of Managers from all claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from such proceedings.

Article 8

Alterations, Additions and Improvements of Units

Section 8.1     Maintenance of Units. Each Unit shall be kept in good order and repair in a manner consistent with the standards maintained in similar first class mixed use office/retail buildings in Manhattan, by the Unit Owner thereof at its sole cost and expense and in compliance with the provisions of Section 7 of the Declaration. The Unit Owners shall promptly make or perform, or cause to be made or performed, all Maintenance and Repairs necessary in connection with their respective Maintenance obligations. Each Unit Owner shall have the affirmative duty to maintain its respective Unit in such a manner so as to prevent and avoid inflicting harm to other Units, Common Elements or the Building.

Section 8.2    Changes in the Units. Except to the extent prohibited by Law, and subject to the provisions of the Condominium Documents (including, without limitation, Sections 8 through 10 of these By-Laws) and the applicable provisions of the Underlying Agreements, each Unit Owner and any Sub-Board shall have the right, at its sole cost and expense, without prior notice and without the vote or consent of any party, but subject to Section 7(u) of the Declaration, to: (a) make Alterations, whether structural or non-structural, ordinary or extraordinary, in, to and upon its Unit and its Exclusive Use Common Elements; (b) change the layout of its Unit from time to time and (c) amend the Certificate of Occupancy for the Building solely as it relates to such Unit, and provided there is no change in use under such amended Certificate of Occupancy; provided, however, that the Common Interest of the Units shall not be changed by reason thereof unless the owner(s) of the other Unit(s) shall consent thereto; provided, however, that (i) in each case where plans would be required to be filed with municipal authorities under applicable Law, plans and specifications detailing the proposed Alteration are delivered to the Board of Managers prior to the commencement of construction and “as-built” plans and specifications are delivered to the Board of Managers upon completion of construction, and if plans are not required to be filed with municipal authorities under applicable Law, the Unit Owner will provide, prior to the commencement of construction, a description in reasonable detail of such Alterations; (ii) each Alteration shall be completed in a good and workmanlike manner and in compliance with all Laws, Insurance Requirements, and the applicable provisions of the Underlying Agreements, with the applicable Unit Owner removing any liens filed in connection therewith; (iii) no Alteration shall impair the structural soundness, safety or integrity of the Building or the Building Systems, affect the proper functioning of any Building Systems, or impose additional load requirements on any Building System in excess of the capacity originally provided for the applicable Unit (other than those owned or installed by the Unit Owner); (iv) no Alteration shall adversely affect the use and occupancy of the Building other than the applicable Unit Owner’s Unit; (v) Alterations that affect the façade of the Building shall not be permitted after the initial construction of the Building; (vi) no Alterations shall reduce the rentable square footage of the Building, other than the rentable square footage of the applicable Unit Owner’s Unit, and will not reduce the rentable square footage of the applicable Unit Owner’s Unit if the same would cause the Building to no longer quality as a Hudson Yards CCP (as such term is defined in the UTEP); (vii) such Alterations are completed in accordance with the applicable provisions of the Underlying Agreements; (viii) no Alterations shall affect the certificate of occupancy for the Building (other than as it relates to the applicable Unit Owner’s Unit); (ix) prior to commencement of any Alteration, builder’s risk insurance, liability insurance and workers’ compensation coverage shall be provided in such reasonable amounts as may be determined by the Board of Managers and in compliance with the applicable requirements of the Underlying Agreements, and such liability insurance shall name the Board of Managers, the other Unit Owners (and the managing agent(s) of their respective Units, if any) and the Managing Agent and other persons specified in the Underlying Agreements as additional insureds; (x) all contractors shall be approved in advance by the Board of Managers, which approval shall not be unreasonably withheld or delayed (xi) subject to the provisions of Section 13 of the Declaration, no Alteration shall affect any General Common Elements (unless, with respect to General Common Elements, the relocation or replacement thereof does not materially and adversely affect the other Units, and is performed at the sole cost and expense of such Unit Owner and such Unit Owner thereafter bears all expenses and liabilities with respect thereto); (xii) such Unit Owner shall comply with all Laws and regulations of all Governmental Authorities having or asserting jurisdiction and applicable provisions of the Underlying Agreements, and shall agree to hold the other Unit Owners (and the managing agent(s) of such other Units, if any), the Board of Managers, and the Managing Agent harmless from any costs arising from the making of any Alteration; (xiii) no Alteration shall materially and adversely affect the use or rights of the other Unit Owners or any tenant of the other Unit Owners, without the prior consent of such Unit Owner(s); (xiv) the Unit Owner making, causing or suffering such Alteration shall use commercially reasonable efforts to minimize the extent, duration and timing of any adverse effect of such performance on any other portion of the Building (or the use, occupancy or operation thereof); (xv) all work shall at all times be done with diligence through completion; (xvi) all safety measures as may be reasonably required by the Board of Managers and/or the Managing Agent to protect the other Unit Owners (and their Permitted Users) and the Property from injury or damage caused by or resulting from the performance of the Alterations by such Unit Owner shall be observed and (xvii) such Unit Owner shall defend and hold the Board of Managers, the Managing Agent, and all Unit Owners harmless from any liability arising therefrom. For the purposes of this Section, a “material and adverse effect” shall not include temporary interruptions of Building services which do not unreasonably interfere with the operations of or the intended use and occupancy of the other Units.

Section 8.3     Destination Retail Access Unit; Loading Dock Unit. Without limiting the generality of Section 8.2 hereof, (a) the Unit Owner of the Destination Retail Access Unit shall have the right, at its sole cost and expense, in connection with the construction of the Destination Retail Building, to install the Destination Retail Access Unit Passenger Elevators and the Destination Retail Access Unit Service Elevators in the shafts provided therefor, and to otherwise connect the Destination Retail Access Unit to the Destination Retail Building, subject to the applicable provisions of the Condominium Documents, and (b) the Unit Owner of the Loading Dock Unit shall have the right to install at its sole cost and expense the Tower D Access Elevator, subject to applicable provisions of the Condominium Documents.

Section 8.4     Changes, Additions and Improvements to the General Common Elements. Except as otherwise expressly provided in the Condominium Documents, the Board of Managers shall have the exclusive right, and is empowered, to make and perform all Alterations to and Repairs of the General Common Elements and, to the extent provided in Section 2.2(a) hereof, the Exclusive Use Common Elements, the costs thereof shall be a Common Expense.

Article 9

Subdivision and Combination of Units

Section 9.1     Subdivision and Combination of Units. The Unit Owner of each Unit shall have the right, without the consent of the Board of Managers, the other Unit Owners or the holders of mortgages on the other Units: to (i) subdivide its Unit into separate Units and recombine Units resulting from the subdivision; (ii) alter any boundary walls between one or more of its subdivided Units; (iii) apportion among its subdivided or combined Units their appurtenant Common Interest in accordance with the provisions of the Condominium Act, and (iv) create such easements and limited common elements in connection therewith as affect only such Unit and subdivided or combined Units, provided, however, that in each instance the subdividing Unit Owner shall comply with all Laws and the applicable provisions of the Underlying Agreements, and shall agree to hold the Board of Managers and the other Unit Owners harmless from any liability, damage, cost, obligation or expense arising from (a) such subdivision and/or combination and (b) the failure to comply with such Laws or the applicable provisions of the Underlying Agreements. If a Unit is subdivided: (i) the term “Unit” shall include all Units resulting from such subdivision; and (ii) the owners of the Units resulting from the subdivision of the Unit shall be Unit Owners and shall be required to act as provided in the Condominium Documents with respect to all matters in which action by a Unit Owner is required. The provisions of this Section 9.1 may not be amended, added to or deleted without the unanimous consent of all of the Unit Owners. In no case may the subdivision or recombining of a Unit result in a greater or lesser Common Interest for the total of the new Units created by such subdivision or recombination than existed for the Unit in question before such subdivision or recombination.

Section 9.2     Amendment to the Declaration. The amendment to the Declaration to be made by the subdividing Unit Owner or combining Unit Owner shall contain new or amended Floor Plans, specifications, tax lot numbers, the (re)apportionment among or to the subdivided Units or combined Unit, as the case may be, of their Common Interest in compliance with the New York Condominium Act and the other matters set forth in this Article 9 above; as appropriate, the allocation or aggregation to newly constituted subdivided Units or combined Unit(s) of the right to use, and responsibility for Maintenance, Repairs and decoration of, any previously existing Exclusive Use Common Elements appurtenant to the Unit(s) subdivided or combined (but only to the extent that such Exclusive Use Common Elements are not required to be maintained as Exclusive Use Common Elements for the shared use of any Units pursuant to any applicable Laws or the applicable provisions of the Underlying Agreements); and, as applicable, the designation of part of a Unit being subdivided as a newly created specially designated common area appurtenant to one or more of any newly constituted subdivided Units. The subdividing Unit Owner or combining Unit Owner, as the case may be, shall approve and execute an amendment to the Declaration effecting such subdivision and/or combination, and shall in any event duly certify and file such amendment in accordance with all applicable Laws and the applicable provisions of the Underlying Agreements and promptly deliver a copy of the filed amendment to the Board of Managers; and at the request of such Unit Owner, the Board of Managers shall execute any application or other document required to be filed with any Governmental Authority having or asserting jurisdiction, including, without limitation, applications for an amended certificate of occupancy for the Building, to effect the subdivision of the Unit in question and recombining of Units resulting from the subdivision.

Section 9.3     Sections and Sub-Boards. In connection with the subdivision of any Unit pursuant to this Article 9, the subdividing Unit Owner shall have the right, without the consent of any Unit Owner, the Board of Managers, or any Sub-Board, to amend the Declaration, the By-Laws and the Floor Plans to: (i) effect and reflect such subdivision; (ii) supplement the Declaration by annexing and incorporating therein a set of by-laws for the internal governance of the subdivided Units so created and any Exclusive Use Common Elements appurtenant thereto (referred to herein collectively as a “Section”), which shall (together with, but subject to, this Declaration and the By-Laws), from and after the recording of the amendment to the Declaration effecting such subdivision, govern the affairs, use and occupancy of such Section; (iii) allocate and assign to the Unit Owners of the Units so created to a sub-board of managers established to govern such Section (a “Sub-Board”), or to both, the applicable rights and obligations of the Unit Owner of the subdivided Unit under the Condominium Documents immediately prior to such subdivision (including, without limitation, with respect to voting, alterations, liens, self-help, governance, payment of Common Charges, appointing members of the Board of Managers, insurance, etc.); and (iv) make such other changes which do not materially and adversely affect the rights or property of the other Unit Owners and which are reasonably deemed appropriate or desirable by the subdividing Unit Owner consistent with the then prevailing practice in respect of office sub-groups, and the governance thereof and the offering of units therein, as part of mixed-use condominium projects in the City of New York. Any disputes with respect to any amendments to the Condominium Documents pursuant to clause (v) above shall be resolved by Arbitration in accordance with the provisions of Article 15 of the By-Laws. The remainder of the above-described changes may be made as of right. Nothing in this Section 9.3 or otherwise in the Condominium Documents shall be construed to prohibit ownership and use of any Unit for any purpose provided for in the Declaration.

Article 10

Mechanic’s Liens; Violations; Compliance with Laws

Section 10.1     Mechanic’s Liens. In the event that any mechanic’s lien is filed against any Unit or other portion of the Property as a result of services provided or materials furnished to, or Alterations or Repairs or other work performed for a Unit Owner (or such Unit Owner’s Permitted Users) with respect to all or any portion of its Unit or Sub-Board with respect to its Section (each such Unit Owner, or Sub-Board, as applicable, for purposes of this Section 10.1, being referred to as the “Lien-Causing Unit Owner”), or alleged to have been provided or furnished to, or performed for, any such Lien-Causing Unit Owner, then such Lien-Causing Unit Owner shall promptly notify the Board of Managers and the Managing Agent of same, and shall cause such lien to be released and discharged of record, either by paying the indebtedness which gave rise to such lien or by posting a bond or other security as shall be required by Law to obtain such release and discharge, in each case within thirty (30) days after receiving from a Unit Owner whose Unit has been adversely affected by such mechanic’s lien, or from the Board of Managers if any Common Elements have been adversely affected by such mechanic’s lien, a notice (a “Lien Notice”) identifying the lien and requesting that the same be released or discharged, failing which the Board of Managers shall have the rights set forth in Article 13 hereof. For purposes of this Section 10.1, a Unit Owner shall be deemed to be “adversely affected” by a mechanic’s lien (which is the responsibility of a Lien-Causing Unit Owner to remove, as aforesaid) if such Unit Owner’s Unit is reasonably purportedly (whether or not actually) encumbered by or subjected to the mechanic’s lien. In all events, the Lien-Causing Unit Owner shall defend, protect, indemnify and hold harmless all other Unit Owners, any Sub-Board, and the Board of Managers from and against any and all Costs arising out of or resulting from the applicable mechanic’s lien. Copies of all Lien Notices sent by a Unit Owner shall be simultaneously sent to the Board of Managers.

Section 10.2     Violations. In the event that any violation shall be noted or noticed against any Unit or other portion of the Property as a result of any condition at the Property created or suffered by or existing with respect to a Unit Owner (or such Unit Owner’s Permitted Users) with respect to all or any portion of its Unit or a Sub-Board with respect to a Section (each such Unit Owner or Sub-Board with respect to a Section, for purposes of this Section 10.2, being referred to as the “Violation-Causing Unit Owner”), the Violation-Causing Unit Owner shall promptly notify the Board of Managers and the Managing Agent of same, and shall cause the violation to be removed and the condition giving rise to the violation to be cured, in each case within thirty (30) days after receiving, from a Unit Owner whose Unit has been adversely affected by such violation, or from the Board of Managers if any Common Elements have been adversely affected by such violation, a notice (a “Violations Notice”) identifying the violation and requesting that the same be removed and the condition giving rise to it be cured (provided that if such violation cannot, notwithstanding diligent efforts, be removed and/or such condition cured within such thirty (30) day period, the Violation-Causing Unit Owner commences the removal of such violation and/or the curing of such condition as promptly as practicable within such thirty (30) day period and thereafter proceeds with diligence and continuity to complete such removal and/or cure); failing which the Board of Managers shall have the rights set forth in Article 13 hereof. Notwithstanding the foregoing, any time a Violating Unit Owner is otherwise required under this Section 10.2 to remove a violation, such Violating Unit Owner shall nevertheless not be required to remove the violation if upon prior notice to the Board of Managers and the other Unit Owners, and, at its own expense, it is contesting by appropriate legal or administrative proceedings or redress, promptly initiated and conducted in good faith and with due diligence, the validity or enforceability, in whole or in part, of the applicable Law giving rise to the violations provided the following conditions are met: (i) such proceeding shall suspend the obligation of the Violating Unit Owner to comply with any such Law, (ii) failure to comply with any such Law pending the contest will not invalidate or vitiate any insurance required hereunder to be maintained with respect to the Property, in whole or in part, and will not in the reasonable opinion of the other Unit Owners and/or the Board of Managers, constitute a present danger to the Property or any portion thereof, or to the persons using and entering upon the Property, (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, confiscated, terminated, canceled or lost as a result of such contest by the Violating Unit Owner (whether by foreclosure of any mortgage thereon or otherwise), (iv) the Violating Unit Owner shall have furnished such security as may be required in the proceeding, or in the event that none is required, as may be reasonably required by the other Unit Owners and/or the Board of Managers to insure the payment by the Violating Unit Owner of all costs of compliance, fines and penalties, together with interest thereon, as may be incurred by the Violating Unit Owner in the event of a determination in such proceeding adverse to the Violating Unit Owner, (v) failure to comply with any such Law pending the contest will not prevent other Unit Owners or the Board of Managers from performing work to the Building or other Units or obtaining permits or certificates of occupancy with respect to the same, and (vi) the other Unit Owners and the Board of Managers will not, in their reasonable opinion be subject to any criminal liability as the result of such contest by the Violating Unit Owner. If any compliance with this Section shall require any repairs to, or which otherwise affect, the General Common Elements, such repairs shall be performed by the Board of Managers pursuant to Section 8.3 hereof. For purposes of this Section 10.2, a Unit Owner shall be deemed to be “adversely affected” by a violation or condition giving rise to a violation (which is the responsibility of a Violation-Causing Unit Owner to remove or cure, as aforesaid) if such Unit Owner’s Unit is reasonably purportedly (whether or not actually) subjected to the violation or the violation is noted against same. In all events, the contesting Unit Owner shall defend, protect, indemnify and hold harmless all other Unit Owners, any Sub-Board, and the Board of Managers (and their respective occupants) from and against any and all Costs arising out of or resulting from any proceeding undertaken pursuant to this Section 10.2 or the underlying violation or non-compliance related thereto. Copies of all Violations Notices sent by a Unit Owner shall be simultaneously sent to the Board of Managers.

Section 10.3     Compliance With Laws, Insurance Requirements and Underlying Agreements. Each Unit Owner and any Sub-Board, (without cost or expense to the other Unit Owners or Sub-Boards or the Board of Managers), shall promptly comply and/or cause its Permitted Users to comply with all Laws, Insurance Requirements, and the applicable provisions of the Underlying Agreements applicable to such Unit Owner’s Unit and Exclusive Use Common Elements, if any, provided, however, that each Unit Owner shall have the right to contest, by appropriate legal or administrative proceedings diligently conducted in good faith, the validity or applicability to it of any such Law, Insurance Requirement, or applicable provision of the Underlying Agreements and may delay compliance until a final decision has been rendered in such proceedings and appeal is no longer possible, unless such delay is reasonably likely to: (1) render the other Unit(s) or any portion of any of the Common Elements liable to forfeiture, involuntary sale or loss; (2) result in involuntary closing of any business conducted thereon or therein; (3) subject another Unit Owner or the Board of Managers to potential or real civil or criminal liability; (4) impair or prohibit any insurance required to be maintained hereunder or under any of the other Condominium Documents; (5) subject any other Unit or the Common Elements to any lien or encumbrance, or (6) result in the breach of any applicable Underlying Agreement, in which case (with respect to any of the foregoing clauses (1)-(6)) the contesting Unit Owner shall immediately take such steps as may be necessary to prevent any of the foregoing, including posting bonds or security for complying with such Law, Insurance Requirement, or applicable provision of the Underlying Agreements. If such alternate measures shall not be effective to prevent any of the foregoing, then such contesting Person shall comply with the applicable requirements pending the resolution of any such contest. Each non-contesting Unit Owner shall cooperate to the fullest extent necessary with any contesting Unit Owner in any proceeding undertaken pursuant to this provision, including executing necessary documents or consents to such contest, provided all costs and expenses incurred with respect thereto are paid by the contesting Unit Owner. In all events, the contesting Unit Owner shall defend, protect, indemnify and hold harmless all other Unit Owners and the Board of Managers (and their respective occupants) from and against any and all Costs arising out of or resulting from any proceeding undertaken pursuant to this Section 10.3 or the underlying violation or non-compliance related thereto.

Section 10.4     Hazardous Materials. No Unit Owner (or its occupants or permittees) shall store, use or permit the storage or use of Hazardous Materials on, about, under or in its Unit or Exclusive Use Common Elements, if any, or otherwise in or on the Property, except to the extent that such Hazardous Materials are necessarily and customarily used in the ordinary course of usual business operations conducted thereon, and any such storage and/or use shall at all times be in compliance with all applicable Environmental Laws. Each Unit Owner shall defend, protect, indemnify and hold harmless the Board of Managers and each other Unit Owner (and the occupants of each of the foregoing) from and against any and all claims or demands, including any action or proceeding brought thereon, and all Costs relating thereto, including, but not limited to, costs of investigation, remedial response, and reasonable attorneys’ fees and cost of suit, arising out of or resulting from any Hazardous Material generated, stored, used, maintained, released, or otherwise introduced by or removed, transported or disposed by such Unit Owner (including its occupants and permittees) under or in its Unit or Exclusive Use Common Elements, if any, or otherwise in or on the Property. For purposes of the Condominium Documents, “Hazardous Materials” shall mean petroleum products, asbestos, polychlorinated biphenyls, radioactive materials and all other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law; and “Environmental Law” shall mean all federal, state and local laws, rules, regulations, ordinances, requirements and orders whether now existing or hereafter enacted, promulgated or issued, regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material and/or the protection of human health and the environment.

Article 11

Records

Section 11.1     Records. The Board of Managers or the Managing Agent shall keep and maintain the Condominium Documents and the Floor Plans, as the same may be amended from time to time, and detailed records of the actions of the Board of Managers, minutes of the meetings of the Board of Managers (and any committee thereof), minutes of Unit Owners meetings, if any (and committees of Unit Owners, if any) and financial records and books of account with respect to the activities of the Board of Managers and the Condominium, including a chronological listing of receipts and expenditures, as well as a separate account for each Unit which, among other things, shall contain the amount of each assessment of Common Charges against such Unit, the date when due, the amounts paid thereon, and the balance remaining unpaid (the “Records”). All such Records shall be kept at the offices of the Condominium and/or at such other reasonably proximate location(s) in The City of New York as is determined by the Board of Managers from time to time; and each Unit Owner, each Permitted Mortgagee of a Unit, and each Declarant Net Lessee shall at its sole cost and expense have the right to examine the records and books of the Condominium at reasonable intervals during regular business hours.

Section 11.2     Annual Reports. An annual report of the receipts and expenditures of the Condominium, audited by an independent certified public accountant, shall be rendered by the Board of Managers to the Unit Owners and to all Permitted Mortgagees of Units who have requested the same, and to all Declarant Net Lessees promptly after the end of each fiscal year. The cost of such report shall be paid by the Board of Managers as a Common Expense

Article 12

Insurance; Casualty; Condemnation

Section 12.1    Board Insurance. Except as otherwise provided in Section 12.1(g) hereof, the Board of Managers shall maintain the following insurance with respect to the Common Elements:

(a)          Insurance against loss customarily included in Special Causes of Loss property insurance, including loss or damage by fire, building collapse and other such insurable hazards as, are insured against for other property and buildings similar to the Building in use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable laws and codes regulating reconstruction following a loss (which insurance for demolition and increased cost of construction shall be in an amount not less than $25,000,000); and covering the interests of the Condominium, the Board of Managers, all Unit Owners, all Permitted Mortgagees (as a group), and all Declarant Net Lessees, as their respective interests may appear. In addition, the Special Causes of Loss property insurance shall also provide flood (including sewer backup) and earthquake (including land subsidence) coverage, which flood and earthquake coverages may contain a sublimit of $50,000,000 per occurrence and in the annual aggregate separately for each. The amount of such Special Causes of Loss property insurance shall be not less than one hundred percent (100%) of the aggregate replacement cost value of the Common Elements, and such insurance shall include Extra Expense and Expediting Expense coverage in such amounts as the Board of Managers, from time to time, may determine. Each such insurance policy shall contain a removal or waiver of the co-insurance provisions and a replacement cost endorsement. Such coverage shall include Business Interruption/Extra Expense. Such coverage shall not include any interior of any Unit, or any flooring fixtures, fit-out, improvements, furnishings, betterments or personal property within or included as part of any Unit.

(b)          [Intentionally omitted]

(c)          Statutory Workers’ Compensation insurance and New York State Disability benefits insurance as required by law with an all states endorsement and Employer’s Liability coverage with limits of not less than $1,000,000, covering any employees of the Condominium (provided, however, that if the Board of Managers does not have any direct employees, such insurance shall be purchased on an “if any” basis);

(d)          Comprehensive Boiler & Machinery insurance (if not part of the Special Causes of Loss property insurance) covering all steam, mechanical, and electrical equipment, including without limitations, all boilers, chillers, unfired pressure vessels, piping and wiring, in the minimum amount of $50,000,000 per accident on a combined basis covering all physical damage to the Common Elements, and such insurance shall include loss of income, including Extra Expense and Expediting Expense coverage in such amounts as the Board of Managers, from time to time, may determine, and covering the interests of the Condominium and any Sub-Board, and all Unit Owners, Permitted Mortgagees, and all Declarant Net Lessees, as their respective interests may appear. Each such insurance policy shall contain a removal or waiver of the co-insurance provisions and a replacement cost endorsement.

(e)         Crime insurance covering the Board of Managers and all officers, directors and employees of the Condominium including a Managing Agent’s Rider and of the Managing Agent with limits of not less than $1,000,000 per loss.

(f)          Directors’ and Officers’ Errors and Omissions insurance with respect to the Board of Managers with limits of no less than $1,000,000.

(g)         Automobile liability insurance for all owned, non-owned and hired vehicles insuring against liability for bodily injury and death and for property damage in amount not less than $1,000,000 combined single limit.

(h)         Environmental liability covering environmental hazards arising from the Premises and discovered or occurring after the Substantial Completion Date, or through sudden and accidental release, in an amount not less than $25,000,000 per discovery and in the aggregate.

(i)          Commercial General Liability policy of insurance in the then most current form of ISO CG 001 [07 98] (which includes water damage insurance), or equivalent liability coverage, with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregate per location, and an Umbrella or Excess Liability policy which is no less broad than the underlying Commercial General Liability policy, including Cross Liability coverage (if available) covering one insured against another, Notice and Knowledge of Occurrence, Unintentional Errors and Omissions, and Contractual Liability Products and Completed Operations Liability coverage, with limits of not less than $100,000,000 per occurrence and annual aggregate per location, or in such higher limits as the Board of Managers, from time to time, may determine. If this coverage is provided by a blanket policy with multiple locations, coverage must be provided with a per location aggregate. The policy or policies described in this subsection (f) shall name, as additional insureds, each of the Unit Owners and any Sub-Board, together with their respective subsidiaries, affiliates, directors, officers, members, managers, partners, agents, employees, servants and assignees, managing agents, Permitted Mortgagees, if any, and Declarant Net Lessees, and such other entities as shall reasonably be requested shall be included as additional insured(s), except that such policy will not cover the liability of a Unit Owner arising from occurrences within or about its own Unit or its Exclusive Use Common Elements.

(j)          The Board of Managers shall, in the exercise of good business judgment and good insurance practices, obtain and maintain terrorism insurance in a sufficient amount to cover the full value of the General Common Elements, to the extent available at commercially reasonable rates, Such other insurance as the Board of Managers may determine advisable or necessary from time to time (the insurance referred to in clauses (a) through (i), collectively, the “Board of Managers Insurance”). The Board of Managers Insurance shall have deductibles in such amounts that are standard and customary in a building of this nature and value and reflective of what is commercially available as the Board of Managers, from time to time, may reasonably determine. The Board of Managers shall review the limits of Board of Managers Insurance as needed.

(k)          The Board of Managers shall also comply with any applicable insurance requirements contained in (i) Sections 1.1(a), (b) and (c) of Exhibit G to the Master Declaration, and (ii) so long as the Building Loan Mortgage remains in effect as to any Unit, the Building Loan Agreement and the Building Loan Mortgage.

Section 12.2      Unit Owner Insurance. Each Unit Owner and any Sub-Board shall obtain and maintain the following insurance in such amounts and in such limits as described below, or in such higher amounts and in such higher limits as the Board of Managers, from time to time, may determine:

(a)          Commercial General Liability policy of insurance in the then most current form of ISO CG 001 [07 98] (which includes water damage insurance), or equivalent liability coverage, with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregate per location and an Umbrella or Excess Liability policy which is no less broad than the underlying Commercial General Liability policy, including Cross Liability coverage (if available) covering one insured against another, Owned, Hired and Non-Owned Auto Liability, Notice and Knowledge of Occurrence, Unintentional Errors and Omissions, and Contractual Liability Products and Completed Operations Liability coverage, with limits of not less than $25,000,000 per occurrence and annual aggregate per location. The Unit Owner or Sub-Board purchasing such Commercial General Liability policy shall be the named insured. The Board of Managers and the other Unit Owners, and any other Sub-Board, together with its or their respective subsidiaries, affiliates, directors, officers, members, managers, partners, agents, employees, servants and assignees, managing agents and mortgagees, shall be included as additional insured(s) on a primary basis.

(b)          Insurance against loss customarily included in a so-called Special Causes of Loss property insurance and Comprehensive Boiler & Machinery coverage, each on a replacement cost basis, covering the interests of the Unit Owner and its Permitted Mortgagee and any Declarant Net Lessee in the applicable Unit and its Exclusive Use Common Elements (and specifically including any and all equipment and facilities for the provision of any utility or other services to the other Units in the Building and all fixtures, fit-out, improvements, furnishings, betterments and personal property within or included in the applicable Unit and its Exclusive Use Common Elements), as their respective interests may appear, in amounts reasonably sufficient to undertake and complete any Unit Restoration Work (as defined in Section 12.8.4 hereof) and otherwise comply with Section 12.8.4 hereof.

(c)          Business Income and/or Rental Income due to an occurrence or accident insured under the Special Causes of Loss policy and the Boiler and Machinery policy. The coverage shall be provided on “Actual Loss Sustained” valuation in amounts of not less than twenty-four (24) months of the then annual Common Charges payable by the applicable Unit Owner at the time of purchase or renewal of such policy. Such policy of Business Income and/or Rental Income shall have a maximum deductible of no more than six (6) months of the then annual Common Charges payable by the applicable Unit Owner at the time of purchase or renewal of such policy. Each Unit Owner shall use commercially reasonable efforts to name the Board of Managers as “loss payee”, as its interest may appear, under such policy.

(d)          Each Unit Owner shall maintain Terrorism insurance in a sufficient amount to cover the full value of the Unit Owner’s Unit if commercially available.

(e)          With respect to any Repairs or Alterations affecting the General Common Elements, the Exclusive Use Common Elements, the structure of the Building (including, without limitation, the penetration of the core and shell of the Building or the Building Systems (including, without limitation, the mechanical, electrical or plumbing systems or any structural columns, slabs or load bearing walls), special form of “Builder’s Risk” or “Installation Floater” insurance on a so-called Special Causes of Loss insurance policy, or equivalent coverage, including recurring “soft costs” form, on a completed value non-reporting form basis covering 100% of the replacement cost value of the work. Such insurance shall provide coverage for materials intended for installation in the Unit or Section, as the case may be, (whether or not such materials are stored on or off the job site, or are in transit to the job site). Such insurance shall also include (but not be limited to) coverage for increased cost to repair or replace due to a change in law, ordinance, earthquake, flood, water damages and collapse (it being understood, however, that the coverage for flood and earthquake insurance may contain a sublimit of $5,000,000 per occurrence and in the annual aggregate). The Board of Managers shall be named a loss payee as its interests may appear, under such “Builder’s Risk” or “Installation Floater” policy. Such Builders Risk coverage shall include coverage for the rent loss and/or business interruption insurance on an actual loss sustained basis in an amount not less than the annual amount of Common Charges and other amounts payable to the Board of Managers under the Declaration and these By-Laws. Rental loss or business interruption coverage must be endorsed to include an extended period of indemnity endorsement of not less than 360 days.

(f)          Notwithstanding anything in this Section 12.2 to the contrary, if at any time Declarant becomes a Unit Owner and there is no Declarant Net Lease, Declarant shall be entitled to self-insure or self-retain for any or all of the coverages required to be carried by Unit Owners.

(g)          Each Unit Owner shall also comply with any applicable insurance requirements contained in (i) Sections 1.1(a), (b) and (c) of Exhibit G to the Master Declaration, (ii) if a Declarant Net Lease is in effect as to its Unit, the requirements of the Declarant Net Lease, and (iii) so long as the Building Loan Mortgage remains in effect as to its Unit, the Building Loan Agreement and the Building Loan Mortgage.

Section 12.3      Insurance as a Common Charge.

(a)          The premiums for all Board of Managers Insurance shall be a Common Expense and shall be borne by each of the Unit Owners as a Common Charge allocated in accordance with the Allocation Schedule. Any Unit Owner and any Sub-Board may request the Board of Managers to obtain and maintain additional coverages and any changes or amendments to the terms and conditions of existing coverages with respect to insurance for the Common Elements (but not for any Unit) (collectively, the “Additional Insurance Coverage”) and may require that all proceeds of any such Additional Insurance Coverage (to the extent that it can be determined with reasonable certainty that such proceeds relate to such Additional Insurance Coverage and not to insurance purchased by the Board of Managers on its own behalf) be payable to such Unit Owner or Sub-Board, provided, however, that (i) the cost of such Additional Insurance Coverage shall be borne entirely by the Unit Owner requesting it and such Unit Owner shall indemnify the Board of Managers from any Costs in connection therewith, and (ii) the Additional Insurance Coverage shall not: (1) preclude the Board of Managers from purchasing, for itself, insurance coverage similar to such Additional Insurance Coverage; (2) preclude the Board of Managers from receiving proceeds from any Board of Managers Insurance or other insurance; (3) cause the Board of Managers Insurance to be less protective; or (4) adversely affect the interests of the Unit Owners or the Board of Managers.

(b)          If the use of all or any portion of any Unit causes an increase in the premium for the insurance which the Board of Managers or any Unit Owner is required to obtain and maintain as set forth herein or otherwise, then the owner of the Unit causing such increase shall be obligated to pay to the Board of Managers, as an additional Common Charge, or to pay to such other Unit Owner, as the case may be, a sum equal to the amount of such increase attributable to such use.

Section 12.4      General Insurance Matters.

(a)          Self-Insurance. Notwithstanding anything in these By-Laws to the contrary, no Person (other than the Declarant, as provided in Section 12.2(f) hereof) may provide the insurance coverages required under these By-Laws pursuant to any plan of self-insurance.

(b)          Blanket Policy. The insurance coverage required of any Person, including the Board of Managers, under this Article 12, at the option of such Person, may be offered under a blanket policy or policies, provided that any such blanket policy shall otherwise comply with the provisions of these By-Laws. With respect to blanket property polices covering the applicable property to be insured pursuant to these By-Laws (the “Insured Property”) and other properties and assets not constituting a part of such Insured Property, such blanket policies shall be without possibility of co-insurance or reduction below the limits required by this Article 12 by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by these By-Laws shall be effected by any such blanket policy, such Person shall furnish to the Person or Persons specified in Section 12.5 hereof (when and as such deliveries would be required for the insurance regularly required by these By-Laws not constituting blanket coverage) valid certificates of insurance evidencing such policy, with schedules thereto attached (with respect to property or building insurance) showing the amount of insurance afforded by such policies applicable to the Insured Property.

(c)          Policy Requirements. All policies required to be obtained pursuant to these By-Laws shall:

 (i)          be purchased from and maintained with companies authorized to do business in the State of New York, which are rated at the time of purchase or renewal of such policy in the then most current A.M. Best Key Rating Guide with ratings of A-/IX or better (or the equivalent of such rating if there is a change in the basis of the rating, or any successor publication of comparable standing);

(ii)         with respect to Special Causes of Loss, Comprehensive Boiler & Machinery, or other property coverage, contain a waiver of the insurer’s right of subrogation against the Unit Owners, the Board of Managers, any Permitted Mortgagee, any Declarant Net Lessee, any Declarant Net Lessor, and all occupants.

(iii)        provide that before any material change or cancellation of a policy for which an additional insured or loss payee is required to be named pursuant to this Article 12, at least thirty (30) days advance written notice, and ten (10) days written notice for non-payment of premium, shall be given in the case of insurance required to be maintained by: (y) the Board of Managers, to each Unit Owner and Sub-Board; and (z) a Unit Owner or Sub-Board, to the other Unit Owners and the Board of Managers.

(iv)        be primary as to the named insured and not be entitled to contribution from any other insurance that may be maintained by any other party.

(v)         if available without additional premium, contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the policy holder.

(d)         All policies of Special Causes of Loss and Comprehensive Boiler & Machinery property coverage required to be obtained by any Person pursuant to these By-Laws shall name its Permitted Mortgagee, if any, as a “mortgagee” under a standard New York State mortgagee clause or its equivalent which shall provide that the loss, if any, thereunder shall be payable to such Permitted Mortgagee, as its interest may appear, subject, however, to the provisions of Section 12.8 hereof.

(e)         All policies of Special Causes of Loss and Comprehensive Boiler & Machinery property coverage required to be obtained by the Board of Managers shall (A) provide that adjustment of loss shall be made by the Board of Managers on behalf of all Unit Owners, Permitted Mortgagees, if applicable, and Declarant Net Lessees, and (B) name the Board of Managers, or at the election of the Board of Managers, an insurance trustee meeting the qualifications set forth in Section 12.9 hereof (an “Insurance Trustee”) as “loss payee” as agent for the insured in the event the proceeds payable are in excess of $1,000,000.

(f)          If the Special Causes of Loss property insurance is provided by multiple carriers, a claims settling agent representing all carriers will be assigned when coverage is bound.

Section 12.5      Evidence of Insurance.

(a)         Board of Managers Insurance. The Board of Managers shall deliver to all Unit Owners, each Permitted Mortgagee, each Declarant Net Lessee, and (so long as a Declarant Net Lease is in effect) the Declarant Net Lessor, a certificate of insurance evidencing the Board of Managers Insurance, and promptly after issuance of any renewal or replacement policy, shall deliver a new certificate evidencing same, together with proof of payment of premiums.

(b)          Unit Owner Insurance. Each Unit Owner shall deliver to the other Unit Owners and the Board a certificate of insurance evidencing the insurance required to be maintained by such Unit Owner under this Article 12 and promptly after issuance of any renewal or replacement policy, and shall deliver a new certificate of evidencing same, together with proof of payment of premiums.

(c)          Certificates of Insurance; Policies. The certificates of insurance required to be obtained by any Person pursuant to this Section shall be kept at the offices of such Person at the Property or at such other reasonably proximate location(s) in The City of New York. In the event that any certificate of insurance shall fail to contain detail reasonably sufficient enough to enable the Person(s) who are entitled to a copy of such certificate to reasonably determine if the insurance covered by such certificate complies with the provisions of this Article 12, then such Person or Persons shall have the right, upon reasonable notice to the Person maintaining such insurance, to inspect the policy or policies underlying such certificate.

Section 12.6      Waiver of Subrogation. The Board of Managers and each Unit Owner and their Occupants, as hereinafter defined (the “Releasing Party”) hereby releases and waives for itself, and each Person claiming by, through or under it, each other Unit Owner and the Board and their respective Occupants (the “Released Party”) from any liability for any loss or damage to all property of such Releasing Party located upon any portion of the Property, which loss or damage is of the type covered by “All-Risk,” Comprehensive Boiler & Machinery, or other property insurance policies required to be carried under these By-Laws, irrespective either of any negligence on the part of the Released Party which may have contributed to or caused such loss, or of the amount of such insurance required or actually carried, including any deductible. The Releasing Party agrees to obtain, if needed, appropriate language in its policies of insurance, and to the policies of insurance carried by its Occupants, with respect to the foregoing release. As used herein, “Occupants” shall mean any Persons from time to time entitled to the use and occupancy of all or any portion of a Unit under any ownership right, a lease, sublease, or similar agreement.

Section 12.7      Indemnification. Subject to the waiver of claims and waiver of subrogation set forth in this Article 12, and to the fullest extent permitted by Law, each Unit Owner hereby indemnifies and agrees to defend and hold each other Unit Owner (and such other Unit Owner’s Occupants) and the Board of Managers and any Sub-Board harmless (except for loss or damage resulting from the gross negligence, willful misconduct or bad faith of any such other Unit Owners or Sub- Board, or the Board of Managers, (or their respective Occupants), and their respective directors, officers, agents, tenants, contractors, employees, servants, licensees (collectively, the “Related Parties”)) from and against any and all claims, actions, suits, judgments, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon the Unit (or any Exclusive Use Common Element appurtenant to such Unit) owned by such Unit Owner, or occasioned wholly, or in part, by any gross negligence, willful misconduct or bad faith of such Unit Owner, or its respective Related Parties.

Section 12.8      Casualty and Condemnation.

12.8.1  Common Element Restoration Funds. All insurance proceeds under all policies required to be obtained by the Board of Managers with respect to any property loss (the “CE Restoration Insurance Proceeds”) and all condemnation awards, if any, with respect to the Common Elements (such sums, together with any interest or income earned thereon, but net of the reasonable fees, compensation and expenses incurred by the Insurance Trustee, collectively, the “CE Restoration Funds”) shall be payable to the Board of Managers, except that if the CE Restoration Funds shall exceed $1,000,000, all CE Restoration Funds shall be payable to the Insurance Trustee.

12.8.2  Use of CE Restoration Funds. The Board of Managers shall (i) hold in trust on behalf of all Unit Owners any CE Restoration Funds it receives, (ii) subject to the provisions of Sections 12.8.3 and 12.8.5 of these By-Laws, use the CE Restoration Funds only for CE Restoration Work and (iii) not commingle the CE Restoration Funds with other funds being held by the Board of Managers.

12.8.3  Casualty to or Condemnation of Common Elements; Repair by Board of Managers; CE Restoration Work.

(a)          CE Restoration Work. Except as provided herein, in the event of (i) the casualty of all or any part of the Common Elements, (ii) the taking in condemnation or by eminent domain of all or any part of the Common Elements, or (iii) the taking in condemnation or by eminent domain of all or any part of a Unit that affects the Common Elements, then, subject to the provisions set forth below, the Board of Managers will arrange for the prompt demolition (to the extent required) repair and restoration of the part of the Common Elements affected by such casualty or impaired by such taking which, pursuant to the provisions of the Declaration or By-Laws, are required to be maintained by the Board of Managers (the “CE Restoration Work”). In the event of a casualty, such CE Restoration Work shall restore the Common Elements so that they are the same type and quality as existed immediately prior to such casualty, with such changes to the General Common Elements as the Board of Managers may elect. In the event of a taking, such CE Restoration Work shall take into account the physical constraints imposed by such taking, and accordingly the Common Elements may be altered to account for such physical constraints; provided, however, that in no event shall the Board of Managers have the right to utilize additional space in any Unit in connection with such restoration, unless such right has otherwise been granted under these By-Laws or the Declaration or in connection with such taking. Notwithstanding anything herein to the contrary, in no event shall the Board of Managers be obligated to restore any Unit Owner’s fit-out to or personal property contained within its Unit. All CE Restoration Work shall comply with the provisions of Exhibit D to the Master Declaration as if such CE Restoration Work were the initial construction of the Building (it being understood that Section 2.11 of said Exhibit D shall not apply to the same), and to the extent that any CE Restoration Work affects in more than a de minimis matters the use and enjoyment of the Yards Parcel Owner (as defined in Section 13.2(a)(iii) of these By-Laws) of the easement described in Section 5.1(k) of the Master Declaration, such CE Restoration shall be subject to the procedures for reviewing Parking Component Review Elements as set forth in said Exhibit D.

(b)          Disbursement of CE Restoration Funds. In the event of any CE Restoration Funds held by the Insurance Trustee, the Board of Managers shall apply to the Insurance Trustee for disbursement of the CE Restoration Funds in installments as the CE Restoration Work progresses in accordance with the provisions of the agreement between the Board of Managers and the Insurance Trustee.

(c)          CE Restoration Funds Deficiency. If prior to the commencement of (and also at any time during the prosecution of) the CE Restoration Work, the Board of Managers reasonably estimates that the cost to complete the CE Restoration Work exceeds the CE Restoration Funds then being held by the Insurance Trustee or the Board of Managers, as the case may be, then the Board of Managers shall notify each Unit Owner of the amount of such estimated deficiency and each Unit Owner’s pro rata allocation thereof (which such allocation shall be determined in accordance with the Common Interest of each Unit Owner), if relating to the General Common Elements or borne entirely by the applicable Unit Owner if relating to the Unit Owner’s appurtenant Exclusive Use Common Elements, and shall be payable by each Unit Owner as a Condominium Special Assessment (hereinafter referred to as a “Special CE Restoration Assessment”; all such Special CE Restoration Assessments received by the Board of Managers, the “Special CE Restoration Assessment Proceeds”). At the election of the Board of Managers, each Unit Owner shall then pay its respective Special CE Restoration Assessment either: (i) in a lump sum, or (ii) in installments, as may be necessary, in the determination of the Board of Managers to pay for the CE Restoration Work. The Special CE Restoration Assessment Proceeds shall be treated as if such monies were CE Restoration Funds.

(d)          Excess CE Restoration Insurance Proceeds. To the extent not drawn upon and/or applied to the CE Restoration Work, the Insurance Trustee and/or the Board of Managers, as the case may be, shall, after the completion of the CE Restoration Work, return all excess CE Restoration Insurance Proceeds to the Unit Owners according to the Common Interest of such Unit Owner (after deducting from the amount to be distributed to each Unit Owner the amount, if any, of any Common Charges or Condominium Special Assessments (and other charges related thereto imposed under these By-Laws) then due and owing from such Unit Owner (such deducted amount, a “Delinquency Charge”).

(e)          Excess Special CE Restoration Assessment Proceeds. To the extent not drawn upon and/or applied to the CE Restoration Work, the Insurance Trustee and/or the Board of Managers, as the case may be, shall, after the completion of the CE Restoration Work, return all excess Special CE Restoration Assessment Proceeds it receives to each Unit Owner according to the pro rata share of such Unit Owner’s contribution (which shall be based on Common Interest) to such Special CE Restoration Assessment Proceeds, after deducting any Delinquency Charge. If any Unit Owner fails to pay its Special CE Restoration Assessment in accordance with the provisions of Section 12.8.3(c) of these By-Laws, then the Special CE Restoration Assessment of such Unit Owner still due and payable (the “Delinquent Special CE Restoration Assessment”) shall be subject to late charges, interest, expenses and fees, all pursuant to and in accordance with these By-Laws (such charges, the “Special CE Restoration Assessment Penalties”). Upon payment to the Board of Managers of the Delinquent Special CE Restoration Assessment, and to the extent not drawn upon and/or applied to such completed CE Restoration Work, then the Insurance Trustee and/or the Board of Managers, as the case may be, shall distribute the Delinquent Special CE Restoration Assessment to each Unit Owner, after deducting any Delinquency Charge, according to the pro rata share of such Unit Owner’s contribution to the Special CE Restoration Assessment Proceeds. The Special CE Restoration Assessment Penalties shall be distributed to each Unit Owner (excluding the Unit Owner paying such Special CE Restoration Assessment Penalties) according to the pro rata share of such Unit Owner’s contribution to the Special CE Restoration Assessment Proceeds (taking into account any prior distribution of any excess Special CE Restoration Assessment Proceeds and after deducting any Delinquency Charge) prior to the payment of the Delinquent Special CE Restoration Assessment.

12.8.4  Casualty to or Condemnation of Units; Repair by Unit Owners; Unit Restoration Work. In the event a Unit or a Section is damaged or destroyed by casualty or impaired by a partial taking by condemnation or eminent domain, the affected Unit Owner(s) (or Sub-Board, as applicable) shall immediately remove any rubble and debris resulting from such event and, within a reasonable time thereafter, shall (at its election) either repair and restore the Unit (or Section, if applicable) so damaged or destroyed by casualty, or such of the Unit (or Section, if applicable) and as shall remain following the taking, (i) to a complete, independent and self-contained architectural whole, and/or (ii) to a safe and secure “core and shell” condition, with complete and sightly demising walls, doors and exterior visible surfaces separating such Unit (or Section, if applicable) from any other Unit, any other Section, or any Common Element visible from outside of the applicable Unit (or Section, if applicable), having no adverse effect on any other Unit or the Common Elements (either or both of the foregoing (i) and/or (ii), the “Unit Restoration Work”).

12.8.5  Casualty to Seventy Five Percent (75%) or More of the Building. Notwithstanding any provision of the Declaration or By-Laws to the contrary, if seventy-five (75%) percent or more of the Building is destroyed or damaged by fire or casualty and if, at any time prior to the execution and delivery of any construction contract relating to the CE Restoration Work (other than a construction contract relating solely to Safety Work (as hereinafter defined) or other minor construction work not constituting restoration work), then unless 75% or more in Number and Common Interest of the Unit Owners duly and promptly resolve to proceed with the necessary CE Restoration Work, (i) the Board of Managers shall secure and fence in the Property boundary, and shall raze the Building, if necessary, and put the Building and Property into compliance with applicable Laws and applicable provision of the Underlying Agreements, and otherwise make the Property and Building safe (all of the activities described in this clause (i), the “Safety Work”) and (ii) the CE Restoration Insurance Proceeds, net of the costs and expenses of the Board of Managers hereunder and the cost of any Safety Work, shall be divided among the Unit Owners in accordance with their respective Common Interest; provided, however, that no payment shall be made to a Unit Owner until there has first been paid out of its share of such fund all liens of Permitted Mortgagees holding mortgages against such Unit Owner’s respective Unit, and all unpaid charges, liens and Delinquency Charges applicable to such Unit. The determination as to whether 75% or more of the Building is destroyed or damaged by fire or casualty shall be made and certified by an independent architect or engineer licensed by the State of New York having not less than ten (10) years prior experience in connection with the construction of buildings in the Borough of Manhattan, City of New York, similar to the Building, which architect or engineer shall be selected by the Board of Managers. Each Unit Owner hereby resolves, and shall be deemed to have resolved, to proceed with the necessary CE Restoration Work in the event seventy-five (75%) percent or more of the Building is destroyed or damaged by fire or casualty. The provisions of the immediately preceding sentence of this Section 12.8.5 may not (so long as a Declarant Net Lease is in effect) be amended without the consent of the Declarant Net Lessor.

12.8.6  Partial Condemnation. Notwithstanding anything in the Declaration or these By-Laws to the contrary, if the Building is partially taken by condemnation or eminent domain (a “Partial Condemnation”), then (i) the Board of Managers shall be required to restore only those Common Elements necessary for the Units remaining after such Partial Condemnation, and (ii) any Unit Owner whose Unit has been partially taken (and irrespective of any condemnation award therefor), shall contribute to the Board of Managers the cost for any applicable CE Restoration Work relating to such Unit Owner’s Unit, and such funds shall be deemed to be CE Restoration Funds; provided, however, that any excess CE Restoration Funds shall, after the completion of the applicable CE Restoration Work, be returned to such Unit Owner (after deducting any Delinquency Charges).

12.8.7  Total Condemnation. Notwithstanding any provision of the Declaration or By-Laws to the contrary, if all or substantially all of the Building is taken by condemnation or eminent domain (a “Total Condemnation”) (a) the Board of Managers shall perform any Safety Work which it deems appropriate, (b) any award received by a Unit Owner with respect to the taking of its Unit as part of the Total Condemnation shall be payable to the applicable Unit Owner, provided, however, that no payment shall be made to a Unit Owner until there has first been paid out of its share of such award all liens of Permitted Mortgagees holding mortgages against such Unit Owner’s respective Unit, and all unpaid charges, liens and Delinquency Charges applicable to such Unit, and (c) the Board of Managers shall have no obligation to restore the Common Elements.

12.8.8  Restoration Work; Plans. All Unit Restoration Work shall be performed in accordance with the applicable provisions of the Declaration and these By-Laws regarding the performance of Alterations and/or Repairs.

12.8.9  Reallocation of Percentage Interests.

(a)          If, as a result of a Partial Condemnation, the gross square footage of any Unit changes, the Board of Managers shall promptly (i) adjust, as of the date of such partial Condemnation, the Unit Owner’s Common Interest Percentage in a manner consistent with the allocation of the Common Interests in existence immediately preceding such casualty or taking and in accordance with the then applicable Real Property Law, and (ii) subject to the provisions of Article 16 of the Declaration and Article 16 of these By-Laws, prepare and record in the office of the New York City Register an amendment to the Declaration, confirming such reallocation. If the Board of Managers shall not agree on any of the matters referred to in the foregoing clauses (i) and (ii) within ninety (90) days after the date following completion of the reconstruction of the Building, they shall submit such issue to Arbitration pursuant to the provisions of Article 15 of the By-Laws.

(b)          If a Unit Owner does not (in the course of restoring its Unit including any Exclusive Use Common Element appurtenant thereto, following a fire or other casualty) restore the number of gross square feet existing immediately preceding the fire or other casualty, then, notwithstanding the reduction in the number of gross square feet in such Unit Owner’s Unit (or its Exclusive Use Common Element appurtenant thereto), such Unit Owner’s Common Interest shall not be adjusted. Likewise, each Unit Owner’s Common Interest shall not be adjusted if a Unit Owner chooses to restore its Unit to a “core and shell” condition rather than to a fully operational condition.

(c)          Unless otherwise shown on the plans for the rebuilding, repairing, replacement or reconstruction of a Unit, during the period of any rebuilding, repairing, replacement or reconstruction of such Unit the gross square footage previously attributable to that Unit shall be deemed to be the same as existed immediately prior to such period.

Section 12.9      Insurance Trustee. The Insurance Trustee shall be designated by the Board of Managers and shall be a depository institution or trust company having an office located in The City of New York with net assets or a capital surplus and undivided profits of $500,000,000 or more having a long term credit rating from Standard & Poor’s Rating Services of not less than “A”. In the event the Insurance Trustee resigns or is replaced by the Board of Managers, the Board of Managers shall appoint a new Insurance Trustee. The Board of Managers shall pay the fees and disbursements of any Insurance Trustee and such fees and disbursements shall constitute a Common Expense. The Insurance Trustee shall hold all CE Restoration Funds (i) in trust on behalf of all Unit Owners, (ii) in accordance with the terms of these By-laws and (iii) in accordance with Section 254(4) of the Real Property Law of the State of New York.

Article 13

Compliance, Defaults, Cure Rights

Section 13.1      Compliance and Default.

(a)          Each Unit Owner shall comply with the terms of the Condominium Documents. Failure to comply shall be grounds for (i) an action to recover sums due for damages or for injunctive relief maintainable by the other Unit Owners, each on its own behalf, or by the Board of Managers on behalf of the non-defaulting Unit Owners or (ii) in the case of unpaid Common Charges, an action by the Board of Managers to foreclose its lien, as hereinabove provided.

(b)          For so long as a monetary event of default under the Condominium Documents exists and is continuing with respect to a particular Unit Owner, such Unit Owner shall not have the right to vote at any meeting of Unit Owners nor shall any member(s) of the Board of Managers designated by such Unit Owner have the right to vote at any meeting of the Board of Managers; and all references in the Condominium Documents to required votes or voting percentages shall, in such circumstances, mean the required vote or voting percentage of Unit Owners or members of the Board of Managers, as the case may be, who or which are eligible to vote at the time in question. In addition, any express reference to the required vote of such Unit Owner (or Board member appointed by such Unit Owner) shall, during the pendency of such default, be inapplicable.

(c)          In any proceeding arising out of an alleged default by a Unit Owner, the prevailing party shall be entitled to recover the costs of the proceeding and such reasonable attorney’s fees and disbursements as may be determined by the court.

(d)          The failure of the Board of Managers or a Unit Owner to enforce any right, provision or covenant contained in the Condominium Documents shall not constitute a waiver of the right of the Board of Managers or the Unit Owner to enforce such right, provision or covenant in the future.

(e)          All rights, remedies and privileges of the Board of Managers or a Unit Owner pursuant to the Condominium Documents shall be cumulative, and the exercise of any one or more shall not constitute an election of remedies nor shall it preclude the party exercising the same from exercising other and additional rights, remedies or privileges as may be granted to such party by the Condominium Documents or pursuant to law or in equity.

(f)          In the event of a default by a Unit Owner with respect to the payment of any sums, or the performance of any obligation, or the cure of any default or violation of or under the Condominium Documents, and the same shall continue without payment, performance or cure, as the case may be, beyond the giving of all required notices and the expiration of all cure periods, in each case to the extent required under the Condominium Documents, without limiting the foregoing, the Board of Managers may (without the consent of the defaulting Unit Owner) but shall not be obligated to, pay the amount or perform or cause to be performed the obligation or otherwise cure or effect the cure of the default (including, for example, by means of causing Repairs or Alterations, or curing violations or removing or bonding mechanic’s liens or otherwise as the Board of Managers shall deem appropriate). Such right on behalf of the Board of Managers to cure any such matters includes, without limitation, the right: (i) to enter the Unit and any Exclusive Use Common Element appurtenant thereto of the defaulting Unit Owner and to summarily abate and remove, at the expense of the defaulting Unit Owner, any structure, thing or condition resulting in such violation or breach and the Board of Managers shall not thereby be deemed guilty or liable in any matter of trespass; and/or (ii) to enjoin, abate or remedy by appropriate legal proceedings, either at law or in equity, the continuance of any such violation or breach. Any funds expended by the Board of Managers together with interest at the Default Rate from the date of expenditure to the date of repayment, shall be reimbursed by the defaulting Unit Owner to the Board of Managers within ten (10) days after the giving by the Board of Managers of written notice of such default, and the same shall constitute part of the Common Charges payable by such person.

(g)          Any rights or remedy of the Board of Managers may be exercised immediately, and if necessary, without notice, in the case of any Emergency.

Section 13.2      Defaults Under Master Declaration and ERY FAPOA Declaration.

(a)          As used herein:

  (i)          “Facility Airspace Parcel” has the meaning set forth in the Master Declaration.

  (ii)         “Facility Airspace Improvements” has the meaning set forth in the Master Declaration.

  (iii)        “Individual Association Share” means, with respect to any Unit Owner, the percentage which reflects the Common Interest (or such other allocation as is specifically provided for in the Allocation Schedule) of such Unit Owner as applied to the total obligations of the Board of Managers with respect to its portion of the Facility Airspace Parcel or Facility Improvements Parcel in accordance with Article XVI of the Master Declaration.

  (iv)        “Yards Parcel Owner” has the meaning set forth in the Master Declaration.

  (v)         “YP Obligation Assessment” has the meaning set forth in the ERY FAPOA Declaration.

(b)          The Board of Managers shall assess and collect Association Charges and Special Assessments from all Unit Owners as provided in Section 6.8(k) hereof. Each Unit Owner shall be responsible to fund in a timely manner its Individual Association Share of the total Association Charges and Special Assessments. If a Unit Owner (a “Defaulting Unit Owner”) fails to so fund its Individual Association Share, the Board of Managers may impose a Condominium Special Assessment on the other Unit Owners in order to meet the obligation of the Condominium to pay Association Charges and Special Assessments, but such Condominium Special Assessment shall not relieve the Defaulting Unit Owner of its obligations.

(c)          Each Unit shall be subject to levy or execution for the satisfaction of any monetary liability under the Master Declaration solely to the extent of the Association Share Interest of such Unit Owner of such Unit. In accordance with the Master Declaration and the ERY FAPOA Declaration, in the event of a default by the Condominium in payment of such Association Charges and/or Special Assessments to the Association, a lien shall exist upon the Unit of each Unit Owner in favor of the Association, solely to the extent of such Unit Owner’s unpaid Individual Association Share, which lien shall include such Unit Owner’s obligation for the costs of collection of such Unit Owner’s unpaid Individual Association Share. Such lien shall have the same priority as the lien of the Board of Managers for unpaid Common Charges, and shall be superior to all other liens on the Unit, except to the extent provided in Section 339-z of the New York Real Property Law (or other applicable Legal Requirements), the lien of any real property taxes.

(d)          The Board of Managers and the Unit Owners acknowledge that the ERY FAPOA Declaration provides that prior to enforcing its rights under the ERY FAPOA Declaration against a Unit Owner, the Association shall first use reasonable efforts to enforce its rights against the Board of Managers. In the event that the Board of Managers does not timely perform its obligations under the ERY FAPOA Declaration, the Association and the Yards Parcel Owner shall have the right at any time thereafter to obtain from the Board of Managers the names of any Unit Owners who have not paid their Individual Association Shares. In no event shall Yards Parcel Owner be obligated to bring suit against the Board of Managers or to exhaust remedies against the Board of Managers prior to making demand on the Unit Owners to fund their Individual Association Shares.

(e)          The Board of Managers shall give a copy of any notice of default received by it from the declarant under the Master Declaration or from the Association with respect to the ERY FAPOA Declaration to each Unit Owner, Sub-Board, and Permitted Mortgagee. Each Unit Owner or Sub-Board may cure such default if the Board of Managers fails to do so, and shall promptly notify the Board of Managers of its intent. If more than one Unit Owner or Sub-Board notifies the Board of Managers of such intent, Unit Owners or a Sub-Board shall have priority to cure such default in order of their Common Interests, with the Unit Owner or Sub-Board with the highest Common Interest having the highest priority. A Permitted Mortgage shall also have the right to cure such default on behalf of its Unit Owner or Sub-Board.

(f)          In the event that the Board of Managers fails to perform its obligations hereunder with respect to any YP Obligation Assessment and the Association fails to cause the Board of Managers to remedy such failure within ten (10) business days of the occurrence thereof, the Yards Parcel Owner shall be entitled, at its election, to make demand on and/or exercise any remedies against the Unit Owners directly to fund their respective Individual Association Shares of such YP Obligation Assessment. In no event shall the Yards Parcel Owner be obligated to bring suit against the Board of Managers or to exhaust remedies against the Condominium prior to making such demand on the Unit Owners to fund their Individual Association Shares of such YP Obligation Assessment or exercising any other remedies of the Yards Parcel Owner hereunder against the Condominium. Any suit by the Yards Parcel Owner against the Board of Managers and/or each Unit Owner to enforce the obligation to pay a YP Obligation Assessment may, at the option of the Yards Parcel Owner, be brought in a single action or successive actions (subject to any applicable statute of limitations). No Unit Owner shall be liable for payment of more than its Individual Association Share of any YP Obligation Assessment, and any Unit Owner that has duly paid its Individual Association Share of a YP Obligation Assessment to the Board shall not be obligated to pay any duplicative amount to the Yards Parcel Owner. Yards Parcel Owner shall hold any funds received from the Unit Owners on account of the YP Obligation Assessment in the name of and for the account of Yards Parcel Owner, and shall apply such funds to the Condominium’s Association Share (as defined in the ERY FAPOA Declaration) of obligations under the Master Declaration.

(g)          The obligations of the Board of Managers and its rights (and the rights of the Yards Parcel Owner) against the Unit Owners pursuant to this Section 13.2 are essential elements permitting the development of the Property. Every deed conveying title to a Unit to a Unit Owner, and every lease of all or substantially all of a Unit, shall make reference to the provisions of this Section 13.2, and shall expressly state that the Condominium Declaration and/or the applicable conveyance is subject to the ERY FAPOA Declaration.

(h)          In no event may the provisions of this Section 13.2 be amended, modified, deleted or waived without the express written consent of Yards Parcel Owner.

Article 14

Sale, Lease and Mortgages of Units; Estoppel Certificates

Section 14.1      Sales and Leases of Units. The Unit Owner of each Unit, may, without the prior consent of the Board of Managers or any other Unit Owner, sell, assign or otherwise transfer, lease, sublease, license or encumber its Unit (whether by merger, consolidation, sale, lease, sublease, license, mortgage, assignment or otherwise, but subject to any restrictions provided herein or in any other of the Condominium Documents); provided, however, that: (i) no lien to secure repayment of any sum borrowed may be created on any other Unit without the prior written consent of the owner of such other Unit or on any of the Common Elements (as opposed to the applicable Unit Owner’s undivided interest therein) without the prior written consent of all Unit Owners; and (ii) no Unit Owner (other than such borrowing Unit Owner), nor the Board of Managers, will be liable for repayment of any portion of any such loan, unless all such Unit Owner(s) and Board of Managers, as applicable, otherwise so agree in writing.

Section 14.2      Leasing of Units. Subject to the provisions of these By-Law, a Unit Owner (including a Permitted Mortgagee who acquires title to the Unit through foreclosure or by deed or assignment in lieu of foreclosure or otherwise) may lease or sublease the Unit in whole or in part, without any notice to or consent of the Board of Managers or other Unit Owner but subject, in all events, to the provisions of the Condominium Documents. Any lease for all or part of a Unit shall be consistent with and shall be deemed to incorporate by reference these By-Laws.

Section 14.3      [Intentionally Omitted].

Section 14.4      Mortgaging of Units; Suits.

(a)          Each Unit Owner shall have the right, without consent of the Board of Managers or any other Unit Owner, to mortgage (which term shall include, where applicable, any lease which is entered into in connection with a sale-leaseback, lease-subleaseback or similar financing arrangement) its Unit without restriction, which mortgage shall be subject, however, to the provisions of the Declaration and these By-Laws), and provided further that the mortgagee (or the lessor in a sale-leaseback or sublessor in a lease-subleaseback transaction) is: (i) a bank, savings bank, trust company, savings and loan association, real estate investment trust, credit union or similar banking institution whether organized under the laws of the State of New York, the United States or any other state; (ii) any foreign banking corporation licensed by the Superintendent of Banks of New York or the Comptroller of the Currency to transact business in the State of New York; (iii) any insurance company or pension and/or annuity company duly organized or licensed to do business in New York State, or any similar institutional lender; or (iv) any instrumentality created by the United States or any state with the power to make mortgage loans,(v) any real estate mortgage investment conduit within the meaning of the Internal Revenue Code, (vi) any entity not included within any of the foregoing that is regularly engaged in the business of making, owning, investing in, or servicing mortgage or mezzanine loans, including, without limitation, a so-called “conduit lender” or “investment fund”, or (vii) any group of lenders which include one or more of the foregoing, or (viii) the seller of the Unit or (ix) any affiliate of any of the foregoing. A mortgage (or leaseback or subleaseback) complying with the provisions of this paragraph (a) is herein called a “Permitted Mortgage,” and the holder of a Permitted Mortgage is herein called a “Permitted Mortgagee”. A Permitted Mortgagee shall also include any lender providing mezzanine financing or preferred equity financing to one or more of the direct or indirect owners of a Unit Owner.

(b)          A Unit Owner which mortgages its Unit or the holder of a Permitted Mortgage shall notify the Board of Managers of the name and address of the mortgagee and shall file a conformed copy of the note and mortgage with the Board of Managers and such Unit Owner shall, prior to giving such mortgage, satisfy all unpaid liens against its Unit other than Permitted Mortgages. A Unit Owner who satisfies a mortgage covering its Unit shall so notify the Board of Managers and shall file a conformed copy of the satisfaction of mortgage (or similar document in recordable form) with the Board of Managers. The Board of Managers shall maintain such information in a book entitled “Mortgages of Units.”

(c)          The Board of Managers shall accept payment of any sum or performance of any act by a Permitted Mortgagee or tenant or subtenant of a Unit Owner required to be paid or performed by a Unit Owner pursuant to the provisions of the Condominium Documents, with the same force and effect as though paid or performed by such Unit Owner.

(d)          The Board of Managers shall send each Permitted Mortgagee of which it has received notice (i) a copy of any notice of default sent to the Unit Owner of such Unit, and (ii) notice of the commencement by the Board of Managers of any action or proceeding pursuant to Section 6.3(b) of these By-Laws.

(e)          Any Permitted Mortgagee of which the Board of Managers has notice shall have a period of thirty (30) days after receipt of a notice of a default from the Board of Managers for remedying any default by a Unit Owner under the Declaration or these By-Laws or causing the same to be remedied and shall, within such period and otherwise as herein provided, have the right, but not the obligation, to remedy such default, or cause action to remedy such default to be taken; provided, however, that if such default is not reasonably susceptible of being cured by a Permitted Mortgagee either within such thirty (30) day period or without obtaining possession of the Unit, the Permitted Mortgagee shall have such additional period of time as is reasonably necessary to obtain possession of the Unit and thereafter cure such default, provided the Permitted Mortgagee has commenced such cure and is diligently prosecuting such cure. The Board of Managers will not commence a proceeding to foreclose its lien against any Unit as a result of any Unit Owner’s default until the expiration of the time period described herein that is afforded to any Permitted Mortgagee to cure such default. Payment or performance of any obligation of a Unit Owner by a Permitted Mortgagee shall not give rise to any obligation on the part of the Permitted Mortgagee to so pay or perform in the future.

(f)          No Unit Owner shall suffer or permit any lien on its Unit except as permitted in this Section 14.4. If the Unit Owner fails to satisfy any such lien or otherwise cause its discharge by bonding or otherwise within sixty (60) days after the date of receipt of notice of such lien, the Board of Managers shall have the right to take all necessary and appropriate steps to discharge the lien and charge such Unit Owner for all expenses incurred and such charges shall be due and payable within ten (10) days of demand.

(g)          A Unit Owner shall forthwith give notice to the Board of Managers of any suit or other proceeding the outcome of which may directly affect title to its Unit.

Section 14.5      Net Leases of Units by Declarant.

(a)          Declarant shall have the right to enter into a net lease (each, a “Declarant Net Lease”) of each Unit owned by it with a third party without restriction, which Declarant Net Lease shall be subject, however, to the provisions of the Declaration and these By-Laws. The lessee under a Declarant Net Lease is herein called a “Declarant Net Lessee”, and the Lessor under a Declarant Net Lease is herein called a “Declarant Net Lessor”.

(b)          Each Declarant Net Lessee shall provide the Board of Managers and each Unit Owner with its name and address and any changes thereto.

(c)          Each Declarant Net Lessee shall provide the Board of Managers with a redacted copy of its Declarant Net Lease.

(d)          The Board of Managers (and, if applicable, any Unit Owner) shall (i) accept payment of any sum or performance of any act by a Declarant Net Lessee required to be paid or performed by Declarant or a Declarant Net Lessor, as the owner of a Unit, pursuant to the provisions of the Condominium Documents, with the same force and effect as though paid or performed by Declarant or a Declarant Net Lessor, and (ii) deal with the Declarant Net Lessee in all respects as if it were the Unit Owner of the applicable Unit owned by Declarant or a Declarant Net Lessor, including, without limitation, the enforcement of all defaults and other remedies under the Declaration and these By-Laws, without first having to exercise any remedies against Declarant or a Declarant Net Lessor.

(e)          Each Declarant Net Lessee shall (to the exclusion of Declarant or a Declarant Net Lessor) have all of the rights and obligations of the Unit Owner of the applicable Unit under the Declaration and these By-Laws, including, without limitation, the rights under Articles 15 and 16 of the Declaration and the rights to call for and vote at meetings of Unit Owners, subject, however, to the provisions of the last sentence of Section 3.8 hereof.

(f)         The Board of Managers and each Unit Owner shall give to each Declarant Net Lessee and (so long as a Declarant Net Lease is in effect) to Declarant or a Declarant Net Lessor copies of all notices given to Unit Owners or the Board of Managers, as the case may be, pursuant to the provisions of the Declaration and these By-Laws.

(g)          The provisions of this Section 14.5, the next to last sentence of Section 2.1 hereof, and the last sentence of Section 3.8 hereof may not (so long as a Declarant Net Lease is in effect) be amended without the consent of Declarant or the Declarant Net Lessor.

Section 14.6      Payment of Assessments. In addition to complying with all other provisions of these By-Laws, Unit Owners shall not be permitted to sell, convey, mortgage, pledge, hypothecate or lease their Units unless and until they shall have paid in full to the Board of Managers all unpaid Common Charges and other amounts required by the Board of Managers to be paid and theretofore assessed by the Board of Managers against such Units and until such Unit Owners shall have satisfied all unpaid liens against their Units, other than Permitted Mortgages. Unit Owners shall notify the Board of Managers or the Managing Agent at least five (5) business days prior to the closing of any of the aforementioned transactions for confirmation of any unpaid amounts.

Section 14.7      No Severance of Ownership. No Unit Owner shall execute any deed, mortgage or other instrument conveying or mortgaging title to its Unit without including therein its entire Common Interest appurtenant to such Unit, it being the intention to prevent any severance of such combined ownership. No part of the Common Interest appurtenant to any Unit may be sold, conveyed or otherwise disposed of, except as part of a sale, conveyance or other disposition of the Unit to which such interest is appurtenant. Any such deed, mortgage or other instrument purporting to affect one or more of such interests without including all such interests shall be deemed and taken to include the interest or interests so omitted even though the latter shall not be expressly mentioned or described therein. Nothing in this Section 14.6 shall prohibit the lease of all or any portion of a Unit without the simultaneous lease of its appurtenant Common Interest.

Section 14.8      Waiver of Right of Partition with Respect to Units Acquired on Behalf of Unit Owners as Tenants-in-Common; Waiver of Right of Surrender.

(a)          In the event that any Unit Owner shall convey its Unit to the Board of Managers in accordance with Section 339-x of the Real Property Law of the State of New York, or any Unit shall be acquired by the Board of Managers or its designees (whether at a foreclosure sale or otherwise) on behalf of all Unit Owners as tenants-in-common, all such Unit Owners shall be deemed to have waived all rights of partition with respect to such acquired Unit.

(b)          To the extent permitted by Law, each Unit Owner shall be deemed to have waived any and all right to surrender its Unit (in each case, together with its Appurtenant Interests), to the Board of Managers.

Section 14.9      Estoppels. The Board of Managers, at any time, and from time to time, upon at least ten (10) days’ prior written notice by a Unit Owner, shall execute, acknowledge and deliver to the Unit Owner, and/or to any other person, firm or corporation specified by the Unit Owner, a statement: (i) certifying that the Condominium Documents are in full force and effect and are unmodified (or, if modified, stating the dates of any amendments thereto); (ii) setting forth the then annual Common Charges allocable to the Unit in question and the dates to which such Common Charges have been paid; and (iii) stating whether or not there exist any known defaults by the Unit Owner under any of the Condominium Documents and, if so, specifying each such known default. The Board of Managers shall be entitled to charge the requesting Unit Owner a reasonable fee for preparing and rendering said statement. The addressee of any such statement shall be entitled to rely thereon; and each statement delivered pursuant to this Section 14.9 shall act as a waiver of any claim between the addressee and the Board of Managers to the extent such claim is based upon facts contrary to those asserted in the statement and to the extent the claim is asserted against a bona fide encumbrancer or purchaser for value without knowledge of facts to the contrary of those contained in the statement, and who has acted in reasonable reliance upon the statement provided, however, that the issuance of such statement shall in no event subject the Board of Managers to any liability for the negligent or inadvertent failure of the Board of Managers to disclose correct and/or relevant information.

Section 14.10     Non-Disturbance. At the request of any Unit Owner made from time to time, the Board of Managers shall, at the sole cost and expense of the requesting Unit Owner, execute and deliver a non-disturbance agreement (substantially in the form annexed to the Declaration as Exhibit D or in any such other or changed form as may be agreed upon by the Board of Managers and the requesting Unit Owner, a “Non-Disturbance Agreement”) to any of such Unit Owner’s lessees whose lease covers at least 10,000 square feet of space in such Unit Owner’s Unit.

Article 15

Arbitration

Section 15.1      Arbitrable Issues. Any dispute or controversy between the Unit Owners or between a Unit Owner and the Board of Managers concerning or relating to the Declaration or these By-laws, may, at the option of any party to the dispute or controversy be submitted to arbitration (“Arbitration”) in accordance with this Article 15 (but only if the Declaration or these By-laws expressly provide that the dispute or controversy shall be resolved by Arbitration). Any dispute or controversy submitted to Arbitration shall be determined and resolved by Arbitration (and not by litigation, except with respect to the enforcement of an arbitrator’s decision). Nothing in this Article or elsewhere in the Declaration or these By-laws shall (unless otherwise expressly provided) require the Arbitration of any dispute between (x) any Unit Owner or Unit Owners or the Board of Managers, on the one hand, and (y) any third parties (including mortgagees, tenants, insurers and managing agents), on the other. If the dispute or controversy is between the Board of Managers and a Unit Owner, the member(s) of the Board of Manager selected/elected by the other Unit Owner(s) shall have the right to make all decisions and bind the Board of Managers with respect to the Arbitration.

Section 15.2      Arbitration by Single Arbitrator. If any matter is to be submitted to Arbitration by the Board of Managers or by a Unit Owner(s) pursuant to the Declaration or these By-laws and in accordance with this Article 15, the Arbitration shall be conducted in New York City before a single arbitrator (“Arbitrator”) in accordance with the then commercial arbitration rules and expedited procedures (“Expedited Procedures”) of the American Arbitration Association (or any successor organization) (“AAA”), provided, however, that if the terms of this Article 15 differ from or conflict with then applicable Expedited Procedures, the Arbitrator shall be chosen in accordance with, and the Arbitration shall be governed by, the terms and provisions of this Article 15.

Section 15.3      Initiation of Arbitration. In the event that the Board of Managers or a Unit Owner elects to arbitrate a dispute or controversy in accordance with, and where permitted by, this Article 15, the Board of Managers or the Unit Owner electing Arbitration shall deliver written notice (an “Arbitration Notice”) to each of the other Unit Owners or the Board of Managers, as the case may be, demanding Arbitration to resolve the dispute or controversy. The Arbitration Notice shall include a brief statement of the nature of the dispute and the relief being sought. Contemporaneously with the delivery of the Arbitration Notice, the party delivering the Arbitration Notice shall also request from the other parties to the Arbitration the production of documents relating to the dispute, which documents shall be produced within fourteen (14) days of the appointment of the Arbitrator. Within ten (10) business days following the delivery of an Arbitration Notice, any Unit Owner who is not one of the initial disputing parties but believes it may be affected by the outcome of the Arbitration may, by notice to each of the other Unit Owners, elect to intervene and participate in the Arbitration, in which event the intervening Unit Owner shall be deemed a disputing party with all of the same rights and obligations as the original disputing parties; provided, however, that the Arbitrator may, in the Arbitrator’s sole discretion, exclude duplicative evidence and may require two (2) or more of the Unit Owners who elect to join the Arbitration in to consolidate the presentation of their cases as may be necessary or proper to the efficient administration of the proceedings.

Section 15.4      Selection of Arbitrator. Within ten (10) business days following the delivery of an Arbitration Notice, the parties to the Arbitration shall attempt to select a single disinterested Arbitrator to resolve the dispute described in the Arbitration Notice. If the disputing parties have not resolved the dispute or agreed on a single Arbitrator within ten (10) business days, then any disputing party (including the party who delivered the Arbitration Notice) may apply to the New York City office of the AAA to appoint an Arbitrator in accordance with the Expedited Procedures. If the AAA shall not then exist or shall fail, refuse or be unable to appoint an Arbitrator within thirty (30) days after the application, then any disputing party (including the party who delivered the Arbitration Notice) may apply to a judge of the highest court of appellate jurisdiction located in the County of New York for the appointment of an Arbitrator. Any Arbitrator selected by AAA shall be an independent real estate professional with no interest in or affiliation with any Unit Owner and have at least 10 years’ experience in operations and management of Class A commercial buildings in the New York metropolitan area.

Section 15.5      Arbitration Procedures. Within five (5) business days following the delivery of Arbitration Notice, the Board of Managers shall make available to each disputing party all applicable books and records in connection with the dispute. The Arbitration hearing shall be conducted in accordance with the Expedited Procedures, or as the disputing parties may otherwise agree. The decision and award of the Arbitrator shall be binding on the Unit Owners and the Board of Managers and shall be enforceable in any court of competent jurisdiction. Notwithstanding anything to the contrary contained herein, the Arbitrator may order any interim measures or provisional remedies as may be deemed necessary, including injunctive relief. Each party to an Arbitration shall also be permitted recourse to a court for interim or provisional relief necessary to preserve its right to arbitrate.

Section 15.6      Provisions Applicable to Arbitration. The Arbitrator’s decision shall be based on the standards and provisions set forth in, and the purposes of, the Declaration and these By-laws, but absent specific standards and provisions, the decision shall be based on the standards of operation of the Condominium as set forth in the Condominium Documents and what a reasonably prudent Unit Owner of a comparable property in a comparable location would determine under similar circumstances. The Arbitrator shall consider only the specific issues submitted for resolution, as set forth in the Arbitration Notice. The Unit Owners and the Board of Managers shall execute all documents and do all other things necessary to submit to the Arbitration and hereby waive any and all rights they may have to revoke their election to arbitrate and to abide by the decision rendered by the Arbitrator. The Arbitrator shall apply the law of the State of New York without regard to conflict of law principles and shall have no power to vary or modify any of the provisions of the Declaration or these By-laws, and its powers and jurisdiction are hereby limited accordingly. In no event shall any Unit Owner seek (nor shall the Arbitrator award) consequential or punitive damages, and the Arbitrator’s powers shall be so limited. No failure or refusal of a Unit Owner to give any consent required under the Condominium Documents shall be subject to Arbitration, except to the extent (i) the Unit Owner is required pursuant to express provisions of the Declaration or these By-laws to act in accordance with certain standards, (ii) the Arbitration is to determine whether the Unit Owner acted within those standards, and (iii) the Arbitration is otherwise permitted as provided in Section 15.1 of this Article 15. In the event that separate Arbitration proceedings are commenced under this Article 15, and the same or similar issues arise in two (2) or more such Arbitration proceedings, they shall be consolidated with, and heard by, the Arbitrator appointed in the proceeding in which the Arbitration Notice was first given.

Section 15.7      Resignation/Departure of a Potential Arbitrator. If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement shall be appointed in the same manner as provided in Section 15.4 of this Article 15.

Section 15.8      Costs of Arbitration. (a) The fees, costs and expenses of the Arbitrator shall be borne by the losing party in the Arbitration or, if neither party prevails, the fees, costs and expenses shall be borne equally by the parties. Each party shall also bear the fees and expenses of its own counsel and expert witnesses. All costs and expenses paid or incurred by the Board of Managers in connection with any Arbitration held hereunder (including, without limitation, the fees and expenses of counsel and expert witnesses) shall constitute Common Expenses.

(b)          Each disputant shall also bear the fees and expenses of its counsel and expert witnesses. All costs and expenses paid or incurred by the Board of Managers in connection with any arbitration held hereunder (including, without limitation, the fees and expenses of counsel and expert witnesses) shall constitute Common Expenses.

Section 15.9      Alternative Dispute Resolution. The parties to any dispute submitted to Arbitration may, by mutual written agreement, vary any of the provisions of this Article with respect to the Arbitration of any dispute, or may agree to resolve their dispute in any other manner, including the manner set forth in Section 3031 of the New York Civil Practice Law and Rules and known as the “New York Simplified Procedure for Court Determination of Disputes.”

Section 15.10     No Evidentiary or Preclusive Effect. No determination or other finding in an Arbitration conducted under this Article 15 shall have any preclusive effect nor shall it be deemed, res judicata against any disputing party (or other Person) in connection with any claim, suit or cause of action brought by a third party.

Section 15.11     Right of Mortgagee to Participate. A Permitted Mortgagee shall have the right, upon notice to the parties to the Arbitration, to participate in the Arbitration, but not the selection of the Arbitrator, except in lieu of and on behalf of its borrower Unit Owner.

Article 16

Amendments to By-Laws

Article 14 of the Declaration with respect to amendments is incorporated herein in its entirety; and the provisions of these By-Laws may be amended, modified, added to or deleted only in accordance with the terms of such Article, as if each reference therein to the Declaration, were a reference herein to these By-Laws. In no event may the provisions of Section 13.2 of these By-Laws be amended. modified, deleted or waived without the express written consent of the Declarant named herein (and not the Declarant Net Lessee) and the Yards Parcel Owner.

Article 17

Fiscal Year

The fiscal year of the Condominium shall be the calendar year unless the Board of Managers shall adopt a different period.

Article 18

Execution of Instruments

After the effective date of the Declaration, all instruments of the Condominium shall be signed and executed by such officer or officers as the Board of Managers shall designate.

Article 19

Rules and Regulations

The Board of Managers shall adopt and amend Rules and Regulations governing the operation, Maintenance and Repair of the Property as shall be appropriate from time to time, subject to the provisions of Section 2.2.3(f) hereof. In promulgating Rules and Regulations with respect to matters of access to the Building, hours of operation, security and like matters, due consideration shall be given to the fact that portions of certain Unit Owners’ activities in the Building are expected to occur in the evenings or on weekends. No Rule or Regulation shall unreasonably or discriminatorily or in any material respect whatsoever restrict or impair (directly or indirectly or through discriminatory Condominium Special Assessments or charges) the rights of any Unit Owner to use its Unit for the purposes set forth in Section 7 of the Declaration.

Article 20

Miscellaneous

Section 20.1      Consents and Approvals.

(a)          Any approval or consent of the Board of Managers or a Unit Owner required under the Declaration or these By-Laws may, except to the extent expressly provided to the contrary in the Declaration or these By-Laws, be granted or withheld in such Unit Owner’s sole discretion. Whenever the approval or consent of the Board of Managers or a Unit Owner is required under the Declaration or these By-Laws not to be unreasonably withheld, such approval shall also not be unreasonably conditioned or delayed.

(b)          Notwithstanding that the consent and/or approval of the Board of Managers or any Unit Owner may be required for or with respect to any particular matter, there shall be no separate or further requirement to obtain the consent or approval of the Managing Agent or managing agent for any of the Unit Owners.

Section 20.2      Invalidity. The invalidity of any provision of these By-Laws shall not be deemed to impair or affect in any manner the validity, enforceability or effect of the remainder of these By-Laws and, in such event, all of the other provisions of these By-Laws shall continue in full force and effect as if such invalid provision had never been included herein.

Section 20.3      Captions. The captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of these By-Laws, or the intent of any provision thereof.

Section 20.4      Gender. The use of the masculine gender in these By-Laws shall be deemed to refer to the feminine gender and the use of the singular shall be deemed to refer to the plural, and vice versa, whenever the context so requires.

Section 20.5      Waiver. No provision contained in these By-Laws shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof which may occur.

Section 20.6      Unanimous Consent. After the subdivision of any of the Units as originally constituted upon the initial recording of the Declaration, any vote requiring the “unanimous consent of Unit Owners” (or like provision) shall, with respect to such subdivided Unit, require the consent of Unit Owners holding a simple majority of the common interest appurtenant to all Units resulting from such subdivided Unit.

Section 20.7      CPI Increases. All specific dollar amounts set forth in these By-Laws or the Declaration shall be adjusted annually by the CPI Increase Factor except to the extent otherwise provided. For such purposes, the “CPI Increase Factor” means an increase proportionate to any increase in the cost of living from the date of the initial recording of the Declaration, as reflected by the change in the Consumer Price Index (CPI-U; All Items; 1982-84 = 100 standard reference base period) for New York, New York (or the smallest measured area including New York, New York), as published by the Bureau of Labor Statistics, United States Department of Labor or, if the same ceases to be published, a commonly used substitute therefor reasonably selected by the Board of Managers (as applicable, the “Consumer Price Index”).

Section 20.8 Covenant of Further Assurances.

(a)          Any party which is subject to the terms of these By-Laws, whether such party is a Unit Owner, a lessee or sublessee of a Unit Owner, an occupant of a Unit, a member or an officer of the Board, a Permitted Mortgagee, a Declarant Net Lessee, or otherwise, shall, at the expense of any such other party requesting the same, execute, acknowledge and deliver to such other party such instruments, in addition to those specifically provided for herein, and take such other action, as such other party may reasonably request, as shall be reasonably necessary to effectuate the provisions of these By-Laws or any transaction contemplated herein or to confirm or perfect any right to be created or transferred hereunder or pursuant to any such transaction (but without expanding the scope of any liability or obligation on the part of the cooperating party beyond that set forth in the Condominium Documents).

(b)          If any Unit Owner or any other party which is subject to the terms of these By-Laws fails to execute, acknowledge or deliver any instrument, or fails or refuses to take any action which such Unit Owner or other party is required to perform pursuant to one or more specific provision of these By-Laws, in each case (unless a specific provision with respect thereto is provided for elsewhere in the Condominium Documents) within fifteen (15) business days after request therefor and within five (5) business days after receipt of a second request therefor (which second request shall be accompanied by a copy of the initial request (and any supporting materials) and stating in bold print: “THIS IS A SECOND AND FINAL REQUEST FOR YOU TO EXECUTE, ACKNOWLEDGE AND/OR DELIVER THE DOCUMENTS, OR TO TAKE THE ACTIONS, DESCRIBED IN THE ENCLOSED PRIOR REQUEST THEREFOR, WHICH IS REQUIRED UNDER THE TERMS OF THE CONDOMINIUM DECLARATION AND/OR BY-LAWS. YOUR FAILURE TO EXECUTE, ACKNOWLEDGE AND/OR DELIVER THE DOCUMENTS, OR TO TAKE THE ACTIONS, AS THE CASE MAY BE, WITHIN FIVE BUSINESS DAYS FROM THE DATE HEREOF SHALL ENTITLE THE BOARD OF MANAGERS TO DO SO ON YOUR BEHALF.”), then the Board of Managers is hereby authorized, as attorney-in-fact, coupled with an interest, for such Unit Owner or other party, to execute, acknowledge and deliver such instrument, or to take such action, in the name of such Unit Owner or other party, and such instrument or action shall be binding on such Unit Owner or other party, as the case may be. Any dispute with respect to the foregoing shall be subject to Arbitration pursuant to Article 15 of the By-Laws; provided, the Person refusing to execute, acknowledge or deliver any such instrument, or refusing to take any such action, expressly renders such refusal in writing (together with its rationale for such refusal) within the time period(s) provided in this Section.

SCHEDULE 1

TOWER C ALLOCATION SCHEDULE

BUILDING OPERATIONS AND MAINTENANCE COSTS

Where possible costs will be allocated directly to a particular unit (“Direct Allocations”). For shared costs, the following allocations will apply, except as otherwise provided in the Condominium Documents:

A.	CLEANING	Cleaning costs within each Unit will be allocated as Direct Allocations. Cleaning costs for General Common Elements that serve the Office Units exclusively will be allocated by Office Unit Proportionate Share, subject to Section 6.1(g) of the By-Laws. Cleaning costs for General Common Elements that do not serve the Office Units exclusively will be allocated among the Unit Owners in accordance with their Common Interest Percentage.

B.	EXTERIOR WINDOW WASHING	Exterior window washing in the Building will be allocated based on Façade Contact Area, as set forth in Section 6.1(e)(viii) of the By-Laws.

C.	RUBBISH REMOVAL	Rubbish removal costs for the General Common Elements will be allocated based on Common Interest Percentage. For each individual Unit costs will be allocated based on usage as determined by an annual waste audit commissioned by the Board of Managers.

D.	REPAIR & MAINTENANCE	Repair and maintenance costs within each Unit will be allocated as Direct Allocations. Repair and maintenance costs for General Common Elements will be allocated by Common Interest Percentage, except as otherwise provided in the By-Laws or in this Allocation Schedule.

E.	BUILDING MANAGEMENT OFFICE EXPENSES	Building management office expenses and expenses and fees of the Managing Agent will be allocated by Common Interest Percentage.

F.	SECURITY	Building security costs will be allocated by Common Interest Percentage. Costs for security within the General Common Lobby will be allocated by Office Unit Proportionate Share, subject to Section 6.1(g) of the By-Laws.

G.	UTILITIES	Utilities costs within each Unit will be allocated as Direct Allocations. Utility costs for General Common Elements that serve the Office Units exclusively (including, without limitation, utility costs relating to the Central Plant) will be allocated by Office Common Interest Percentage, subject to Section 6.1(g) of the By-Laws. Utilities costs for General Common Elements that do not serve the Office Units exclusively will be allocated among the Unit Owners in accordance with their Common Interest Percentage.

H.	INSURANCE	Building insurance costs will be allocated by Common Interest Percentage.

I.	LIGHTING	The costs of maintaining, repairing and operating the Building Exterior Lighting System shall be allocated solely among the Office Unit Owners, in accordance with their respective Office Unit Proportionate Share.

J.	GENERAL BUILDING COSTS	General Building costs, including, but not limited to exterminating, professional fees, administration and miscellaneous expenses for the Building will be allocated by Common Interest Percentage.

K.	LOADING DOCK COSTS	Loading Dock expenses will be allocated based on usage. Loading Dock usage charges shall be subject to the limitations set forth in Note (1) below.

L.	PROPERTY OWNERS ASSOCIATION COSTS	All costs payable by the Board of Managers to the Association pursuant to the ERY FAPOA Declaration that are directly attributable to a particular user (“ERY Usage Charges”) shall be allocated and billed by the Board of Managers to such user. All other costs payable by the Board of Managers to the Association pursuant to the ERY FAPOA Declaration (“ERY Shared Costs”) shall be allocated and billed by the Board of Managers to all Units other than the Parking Unit and the Loading Dock Unit based on Tower C Adjusted GSF (“Tower C Adjusted GSF”) The Tower C Adjusted GSF for each such Unit Owner shall be based on 100% of the GSF of an Office Unit, the Ancillary Unit and the Destination Retail Access Unit and 60% of the GSF of the Retail Unit relative to the total Tower C Adjusted GSF in the Building (the “ERY Shared Costs Proportionate Shares”). The total Tower C Adjusted GSF in the Building is equal to the sum of the GSF of the following areas for the Building: (i) 100% of the GSF of all Office Units, the Ancillary Unit and the Destination Retail Access Unit and (ii) the GSF of the Retail Unit multiplied by 60%. “GSF” means the gross square footage of a Unit as set forth in Exhibit B to the Declaration. The allocation of ERY Usage Charges and ERY Shared Costs shall be subject to the limitations set forth in Note (1) below.

Note 1:

(a)	To the extent that the ERY Usage Charges (including Loading Dock usage charges) and the respective ERY Shared Costs for Office Unit 1, Office Unit 2A or Office Unit 2B exceeds (i) in the case of Office Unit 1 the product of (A) $2.65 (as adjusted from time to time pursuant to clause (b) hereof) and (B) the sum of (1) the GSF of Office Unit 1, as set forth in Exhibit B to the Declaration, and (2) the GSF of any Exclusive Use Common Elements appurtenant to Office Unit 1 (including, without limitation, the Terrace located on the Setback Roof at Level 19), as shown on the Floor Plans, (ii) in the case of Office Unit 2A the product of (A) $2.65 (as adjusted from time to time pursuant to clause (b) hereof) and (B) the sum of (1) GSF of Office Unit 2A, as set forth in Exhibit B to the Declaration and (2) the GSF of any Exclusive Use Common Elements appurtenant to Office Unit 2A, as shown on the Floor Plans, and (iii) in the case of Office Unit 2B the product of (A) $2.65 (as adjusted from time to time pursuant to clause (b) hereof) and (B) the sum of (1) the GSF of Office Unit 2B, as set forth in Exhibit B to the Declaration, and (2) the GSF of any Exclusive Use Common Elements appurtenant to Office Unit 2B, as shown on the Floor Plans, then the amount of such excess shall not be allocated and billed to such Unit Owner, but shall instead be allocated and billed to the other Unit Owners in accordance with their respective Common Interests. The amounts set forth in clauses (i)(A), (ii)(A) and (iii)(A) above shall be equitably pro-rated to reflect annual adjustments to the amounts set forth in clauses (i)(A), (ii)(A) and (iii)(A) hereof and to reflect any partial year.

(b)	As used herein:

(i)          “Consumer Price Index” has the meaning set forth in Section 20.7 of the By-Laws.

(ii)         “Occupancy Date” means the date on which Coach or a Coach Affiliate first occupies a portion of Office Unit 1, Office Unit 2A and/or Office Unit 2B for the conduct of business.

(iii)        “Base Index” means the Consumer Price Index in effect on the Occupancy Date.

(iv)        “Current Index” means the Consumer Price Index in effect on each anniversary of the Occupancy Date, as applicable.

The amounts set forth in clauses (a)(i)(A), (ii)(A), and (iii)(A) hereof shall be adjusted as of each anniversary of the Occupancy Date to an amount equal to the greater of (A) $2.65, and (B) the product of (1) $2.65, and (B) a fraction, the numerator of which is the then Current Index and the denominator of which is the Base Index.

(c)	The provisions of clause (a) hereof shall no longer be applicable and shall be of no further force and effect following the substantial completion of, and first issuance of a temporary certificate of occupancy for, the buildings to be constructed on all of the FASP Parcels (as such term is defined in the ERY FAOA Declaration) other than the buildings or other improvements to be constructed on any open space parcels or other parcels owned or leased by the Association, and upon the issuance of such temporary certificates of occupancy all ERY Shared Costs shall thereafter be allocated and billed by the Board of Managers to the Office Unit Owners, the Ancillary Unit Owner, the Destination Retail Access Unit Owner and the Retail Unit Owner based on their respective ERY Shared Costs Proportionate Share and all Usage Charges shall be billed 100% to the applicable user.

Schedule 2

Initial Budget

Exhibit C-3

Form Floor Plans

Exhibit C-3

33RD STREET
PARCEL E LOT AREA
(AREA 44)
TOWER E
TOWER A
PARCEL A LOT AREA
(AREA 41)
DESTINATION RETAIL
PAVILION
PARK
11TH AVENUE
10TH AVENUE
PARCEL C LIGHT & AIR EASEMENT AREA- DESTINATION RETAIL (AREA 37)
PARCEL C LIGHT & AIR EASEMENT AREA- PARCEL D (AREA 36)
PARCEL D LOT AREA
(AREA 43)
TOWER D
CULTURE SHED
PARCEL C LOT AREA
(AREA 42)
TOWER C
HIGH LINE
30'
30'
30TH STREET
PARCEL D LIGHT & AIR EASEMENT AREA (AREA 38)
ROOF PLAN

CONDO PLANS
MARCH 20, 2013
REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0000

PROJECT SITE PLAN

CO-0000

33RD STREET
TOWER A
TOWER E
DESTINATION RETAIL
PARK
PAVILION
10TH AVENUE
11TH AVENUE
TOWER C PLAZA AREA (AREA 3)
ASSOCIATION PATHWAY EASEMENT AREA
DESTINATION RETAIL ESCALATOR EASEMENT AREA (AREA 28)
DESTINATION RETAIL EASEMENT AREA
DESTINATION RETAIL TENTH AVENUE ESCALATOR EASEMENT AREA (AREA 34)
ASSOCIATION PATHWAY EASEMENT AREA
DESTINATION RETAIL TENTH AVENUE ACCESS EASEMENT AREA
RESTRICTED AREA
TOWER D
CULTURE SHED
TOWER C
HIGH LINE
30TH STREET
PLAZA LEVEL PLAN

CONDO PLANS
MARCH 20, 2013
REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0001

PLAZA LEVEL PLAN

CO-0001

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

MATCHLINE
MATCHLINE
CONDO LEGEND
GEN COMMON

(2) PARTIAL PLAN: SUB-SUBCELLAR LEVEL

(1) PARTIAL PLAN: SUB-SUBCELLAR LEVEL

CONSTRUCTION FLOOR: SUB-SUBCELLAR LEVEL
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-01C3

SUB-SUBCELLAR LEVEL

CO-01C3

HUDSON YARDS - TOWER C
SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
PARKING UNIT
TOWER D TAX LOT
TOWER A TAX LOT
TOWER B TAX LOT
TOWER C TAX LOT
MATCHLINE
2 PARTIAL PLAN: SUBCELLAR LEVEL
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
1 PARTIAL PLAN: SUBCELLAR LEVEL
CONSTRUCTION FLOOR: SUBCELLAR LEVEL
MARKETING FLOOR: TBD
CONDO PLANS
MARCH 20, 2013
SUBCELLAR LEVEL
CO-01C2

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
MATCHLINE
TOWER D TAX LOT
TOWER C TAX LOT
CONDO LEGEND
GEN COMMON
PARKING UNIT
PARTIAL PLAN: CELLAR LEVEL
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
PARKING UNIT
CONSTRUCTION FLOOR: CELLAR LEVEL
MARKETING FLOOR: TBD
PARTIAL PLAN: CELLAR LEVEL

CONDO PLANS
MARCH 20, 2013
REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-01C1

CELLAR LEVEL

CO-01C1

SYMBOL LEGEND

GEN COMMON	ROOM CATEGORY
MECHANICAL	ROOM TYPE
AHU	ROOM NAME
3000 SQ FT	ROOM AREA

CONDO LEGEND

- GEN COMMON
- LOADING DOCK UNIT
- OFFICE UNIT 1
- PARKING UNIT
- RETAIL UNIT

② PARTIAL PLAN: GROUND FLOOR LEVEL

CONDO LEGEND

- DESTINATION RETAIL ACCESS UNIT
- GEN COMMON
- LOADING DOCK UNIT
- OFFICE UNIT 1
- OFFICE UNIT 3
- RETAIL UNIT

CONSTRUCTION FLOOR: GROUND FLOOR
MARKETING FLOOR: TBD

① PARTIAL PLAN: GROUND FLOOR LEVEL

CONDO PLANS
MARCH 20, 2013

REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0100

GROUND FLOOR LEVEL

CO-0100

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND
RETAIL UNIT
TOWER D TAX LOT
TOWER C TAX LOT
MATCHLINE
PARCEL D UTILITY CONDUIT EASEMENT AREA (AREA C)

② PARTIAL PLAN WEST

MATCHLINE
PARCEL C VESTIBULE AREA (AREA 37)
DESTINATION RETAIL EASEMENT AREA (AREA 29)
PARCEL C ESCALATORS (AREA 38)
PARCEL D UTILITY CONDUIT EASEMENT AREA (AREA 0)
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
RETAIL UNIT

CONSTRUCTION FLOOR: GROUND FLOOR MEZZANINE
MARKETING FLOOR: TBD

① LEVEL 00 MEZZANINE PLAN

CONDO PLANS
MARCH 20, 2013

REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0100M

GROUND FLOOR MEZZANINE LEVEL

CO-0100M

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ-FT	←	ROOM AREA

MATCHLINE
PARTIAL PLAN WEST
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW
CONSTRUCTION FLOOR: 01
MARKETING FLOOR: TBD
PARTIAL PLAN EAST

CONDO PLANS
MARCH 20, 2013
REV 1: APR 3, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0101

PLAZA LEVEL

CO-0101

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OPEN TO BELOW

CONSTRUCTION FLOOR: 02-RETAIL
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0102R

LEVEL 02 RETAIL

CO-0102R

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW
OPEN TO BELOW

CONSTRUCTION FLOOR: 02
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0102

LEVEL 02

CO-0102

CONDO LEGEND
DESTINATION RETAIL ACCESS UNIT
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONSTRUCTION FLOOR: 03
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYK-TC-CO-0103

LEVEL 03

CO-0103

DESTINATION RETAIL SERVICE ELEVATORS (AREA 21)
DESTINATION RETAIL VESTIBULES (AREA 22)
STAIRWAY (AREA 23)
PARCEL C UTILITY CONDUIT EASEMENT AREA (AREA 31)

SYMBO L LEGEND

GEN COMMON	⟵	ROOM CATEGORY
MECHANICAL	⟵	ROOM TYPE
AHU	⟵	ROOM NAME
3000 SQ FT	⟵	ROOM AREA

CONDO LEGEND

- ANCILLARY UNIT
- DESTINATION RETAIL ACCESS UNIT
- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

CONSTRUCTION FLOOR: 04
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0104

LEVEL 04

CO-0104

DESTINATION RETAIL SERVICE ELEVATORS (AREA 21)
DESTINATION RETAIL VESTIBULES (AREA 22)
STAIRWAY (AREA 23)

SYMBOL LEGEND

GEN COMMON ⟵ ROOM CATEGORY
MECHANICAL ⟵ ROOM TYPE
AHU ⟵ ROOM NAME
3600 SQ FT ⟵ ROOM AREA

CONDO LEGEND

- ANCILLARY UNIT
- DESTINATION RETAIL ACCESS UNIT
- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 05
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0105

LEVEL 05

CO-0105

OPEN TO BELOW
OPEN TO BELOW

SYMBOL LEGEND

GEN COMMON ←	ROOM CATEGORY
MECHANICAL ←	ROOM TYPE
AHU ←	ROOM NAME
3000 SQ FT ←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OPEN TO BELOW

CONSTRUCTION FLOOR: 05M
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0105M

LEVEL 05M

CO-0105M

SYMBOL LEGEND

GEN COMMON ⟵ ROOM CATEGORY
MECHANICAL ⟵ ROOM TYPE
AHU ⟵ ROOM NAME
3000 SQ FT ⟵ ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 06
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYR-TC-CO-0106

LEVEL 06

CO-0106

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW
CONSTRUCTION FLOOR: 07
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0107

LEVEL 07

CO-0107

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW
CONSTRUCTION FLOOR: 08
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0108

LEVEL 08

CO-0108

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 2
- OPEN TO BELOW

OPEN TO BELOW

CONSTRUCTION FLOOR: 09
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

LEVEL 09

CO-0109

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW

CONSTRUCTION FLOOR: 10
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0110

LEVEL 10

CO-0110

CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 5
OPEN TO BELOW
SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
OPEN TO BELOW

CONSTRUCTION FLOOR: 11
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0111

LEVEL 11

CO-0111

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

OPEN TO BELOW
OPEN TO BELOW

CONSTRUCTION FLOOR: 12
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0112

LEVEL 12

CO-0112

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONSTRUCTION FLOOR: 13
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0113

LEVEL 13

CO-0113

OFFICE UNIT 1
OPEN TO BELOW
OPEN TO BELOW

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

HUDSON YARDS - TOWER C

CONSTRUCTION FLOOR: 14
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0114

LEVEL 14

CO-0114

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW
OPEN TO BELOW
CONSTRUCTION FLOOR: 15
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0115

LEVEL 15

CO-0115

OPEN TO BELOW
2441 SF
OPEN TO BELOW
700 SF

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

CONSTRUCTION FLOOR: 16
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0116

LEVEL 16

CO-0116

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3060 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW

CONSTRUCTION FLOOR: 17
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0117

LEVEL 17

CO-0117

HUDSON YARDS - TOWER C

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

CONSTRUCTION FLOOR: 18
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0118

LEVEL 18

CO-0118

OFFICE UNIT 1
OPEN TO BELOW

SYMBOL LEGEND

GEN COMMON	ROOM CATEGORY
MECHANICAL	ROOM TYPE
AHU	ROOM NAME
3000 SQ FT	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 1 EXCLUSIVE USE COMMON ELEMENT
- OFFICE UNIT 2
- OPEN TO BELOW

CONSTRUCTION FLOOR: 19
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0119

LEVEL 19

CO-0119

HUDSON YARDS - TOWER C

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OPEN TO BELOW

CONSTRUCTION FLOOR: 20
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0120

LEVEL 20

CO-0120

CONDO LEGEND

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONSTRUCTION FLOOR: 21
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0121

LEVEL 21

CO-0121

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3300 SQ FT ← ROOM AREA

CONDO LEGEND

CONSTRUCTION FLOOR: 22
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0122

LEVEL 22

CO-0122

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3

CONSTRUCTION FLOOR: 23
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0123

LEVEL 23

CO-0123

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 2

CONSTRUCTION FLOOR: 24
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

50 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0124

LEVEL 24

CO-0124

SYMBOL LEGEND

GEN COMMON ←	ROOM CATEGORY
MECHANICAL ←	ROOM TYPE
AHU ←	ROOM NAME
3000 SQ FT ←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 25
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0125

LEVEL 25

CO-0125

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 26
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0126

LEVEL 26

CO-0126

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONSTRUCTION FLOOR: 27
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0127

LEVEL 27

CO-0127

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

CONSTRUCTION FLOOR: 28
MARKETING FLOOR: TBD

HYR-TC-CO-0128

LEVEL 28

CO-0128

CONDO PLANS
MARCH 20, 2013

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3
- OPEN TO BELOW

OPEN TO BELOW

CONSTRUCTION FLOOR: 29
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0129

LEVEL 29

CO-0129

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

SYMBOL LEGEND

GEN COMMON	⟵	ROOM CATEGORY
MECHANICAL	⟵	ROOM TYPE
AHU	⟵	ROOM NAME
3000 SQ FT	⟵	ROOM AREA

CONSTRUCTION FLOOR: 30
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0130

LEVEL 30

CO-0130

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONSTRUCTION FLOOR: 31
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0131

LEVEL 31

CO-0131

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ. FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 1
OFFICE UNIT 3
OFFICE UNIT 3 EXCLUSIVE USE COMMON ELEMENT
CONSTRUCTION FLOOR: 32
MARKETING FLOOR: TBD
CONDO PLANS
MARCH 20, 2013
HUDSON YARDS - TOWER C
501 WEST 30TH STREET
NEW YORK, NY
HYR-TC-CO-0132
LEVEL 32
CO-0132

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 33
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0133

LEVEL 33

CO-0133

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 1
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 34
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0134

LEVEL 34

CO-0134

SYMBOL LEGEND

GEN COMMON ⟵ ROOM CATEGORY
MECHANICAL ⟵ ROOM TYPE
AHU ⟵ ROOM NAME
3000 SQ FT ⟵ ROOM AREA

CONDO LEGEND

GEN COMMON
OPEN TO BELOW

OPEN TO BELOW
OPEN TO BELOW

CONSTRUCTION FLOOR: 34M
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0134M

LEVEL 34M

CO-0134M

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 3

CONSTRUCTION FLOOR: 35
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0135

LEVEL 35

CO-0135

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 36
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0136

LEVEL 36

CO-0136

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 37
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0137

LEVEL 37

CO-0137

CONDO LEGEND
GEN COMMON
OFFICE UNIT 3

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONSTRUCTION FLOOR: 38
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0138

LEVEL 38

CO-0138

SYMBOL LEGEND

GEN COMMON ←	ROOM CATEGORY
MECHANICAL ←	ROOM TYPE
AHU ←	ROOM NAME
3000 SQ FT ←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 39
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0139

LEVEL 39

CO-0139

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 40
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0140

LEVEL 40

CO-0140

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 5

CONSTRUCTION FLOOR: 41
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0141

LEVEL 41

CO-0141

SYMBOL LEGEND
GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA
CONDO LEGEND
GEN COMMON
OFFICE UNIT 3
CONSTRUCTION FLOOR: 42
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

LEVEL 42

HYE-TC-CO-0142

CO-0142

SYMBOL LEGEND

GEN COMMON ← ROOM CATEGORY
MECHANICAL ← ROOM TYPE
AHU ← ROOM NAME
3000 SQ FT ← ROOM AREA

CONDO LEGEND

GEN COMMON
OFFICE UNIT 3

CONSTRUCTION FLOOR: 43
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0143

LEVEL 43

CO-0143

SYMBOL LEGEND

GEN COMMON	ROOM CATEGORY
MECHANICAL	ROOM TYPE
AHU	ROOM NAME
3000 SQ FT	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 44
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYS-TC-CO-0144

LEVEL 44

CO-0144

HUDSON YARDS - TOWER C

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3200 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 45
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0145

LEVEL 45

CO-0145

SYMBOL LEGEND

GEN COMMON ⟵ ROOM CATEGORY
MECHANICAL ⟵ ROOM TYPE
AHU ⟵ ROOM NAME
3000 SQ FT ⟵ ROOM AREA

CONDO LEGEND

GEN COMMON
OFFICE UNIT 3

CONSTRUCTION FLOOR: 46
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO0146

LEVEL 46

CO-0146

SYMBOL LEGEND

GEN COMMON ⟵ ROOM CATEGORY
MECHANICAL ⟵ ROOM TYPE
AHU ⟵ ROOM NAME
3000 SQ FT ⟵ ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3
- OFFICE UNIT 3 EXCLUSIVE USE COMMON ELEMENT

CONSTRUCTION FLOOR: 47
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO0147

LEVEL 47

CO-0147

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

SYMBOL LEGEND

GEN COMMON	ROOM CATEGORY
MECHANICAL	ROOM TYPE
AHU	ROOM NAME
3000 SQ FT	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3

CONSTRUCTION FLOOR: 48
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO-0148

LEVEL 48

CO-0148

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3
- OPEN TO BELOW

OPEN TO BELOW

CONSTRUCTION FLOOR: 49
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0149

LEVEL 49

CO-0149

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

- GEN COMMON
- OFFICE UNIT 3
- OPEN TO BELOW

OPEN TO BELOW
OPEN TO BELOW

CONSTRUCTION FLOOR: 49M
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

HYE-TC-CO-0149M

LEVEL 49M

CO-0149M

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

GEN COMMON

CONSTRUCTION FLOOR: ROOF
MARKETING FILOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYE-TC-CO-0150

LEVEL 50-ROOF

CO-0150

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

GEN COMMON

CONSTRUCTION FLOOR: COOLING TOWER ACCESS
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

500 WEST 30TH STREET
NEW YORK, NY

HYE-7C-CO-0151

LEVEL COOLING TOWER ACCESS

CO-0151

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
3000 SQ FT	←	ROOM AREA

CONDO LEGEND

GEN COMMON

SATELLITE DISH BY EASEMENT

CONDO PLANS
MARCH 20, 2013

HYE-TC-CO405IM

SATELLITE DISH BY EASEMENT

CO-0151M

SYMBOL LEGEND

GEN COMMON	←	ROOM CATEGORY
MECHANICAL	←	ROOM TYPE
AHU	←	ROOM NAME
2000 SQ FT	←	ROOM AREA

CONDO LEGEND

GEN COMMON

CONSTRUCTION FLOOR: BMU ACCESS
MARKETING FLOOR: TBD

CONDO PLANS
MARCH 20, 2013

HUDSON YARDS - TOWER C

501 WEST 30TH STREET
NEW YORK, NY

HYR-TC-CO-0152

LEVEL BMU

CO-0152

Exhibit D

MTA Project Documents

1.	Building C Lease, the Memorandum of Building C Lease and the Termination of Memorandum of Building C Lease;

2.	PILOST Agreement;

3.	Declaration of Easements;

4.	Owners’ Association Declaration, intended to be submitted for recording in the Register’s Office on the date hereof, and the Limited Liability Company of Owners’ Association, Agreement.

Exhibit D

Exhibit E-1

Mezzanine Loan Documents

1.	Mezzanine Loan and Security Agreement by and among Legacy Mezzanine, the Mezzanine Loan Agent and the Mezzanine Lender;

2.	Mezzanine Promissory Note A-1 in the principal amount of $190,000,000.00 made by Legacy Mezzanine to the Third Party Lender;

3.	Mezzanine Promissory Note A-2 in the principal amount of $118,107,765.00 made by Legacy Mezzanine to the Coach Lender;

4.	Pledge and Security Agreement made by Legacy Mezzanine in favor of the Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

6.	Instruction to Register Pledge made by Legacy Mezzanine and Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

7.	Confirmation Statement and Instruction Agreement by and among Legacy Tenant, Legacy Mezzanine, and Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

8.	Mezzanine Assignment of Architectural Agreement and Plans and Specifications made by Legacy Mezzanine to the Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

9.	Architect’s Consent and Agreement made by the Project Architect to the Mezzanine Loan Agent;

10.	Assignment of Development Management Agreement and Subordination of Developer Fees made by Legacy Mezzanine to Mezzanine Loan Agent for the benefit of the Mezzanine Lender and consented to and agreed to by ERY Tenant;

11.	Assignment of Executive Construction Management Agreement and Subordination of ECM Fees made by Legacy Mezzanine to Mezzanine Loan Agent for the benefit of the Mezzanine Lender and consented to and agreed to by Executive Construction Manager;

12.	Acknowledgment and Consent made by Legacy Mezzanine, Legacy Tenant, ERY Tenant and Executive Construction Manager to Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

13.	Mezzanine Completion Guaranty made by the Related/Oxford Guarantor in favor the Mezzanine Loan Agent for the benefit of the Mezzanine Lender;

Exhibit E-1 – Page 1

14.	Mezzanine Environmental Indemnity Agreement made by Legacy Mezzanine and the Related/Oxford Guarantor in favor of the Mezzanine Loan Agent, for the benefit of the Mezzanine Lender;

15.	Mezzanine Guaranty of Recourse Obligations made by the Related/Oxford Guarantor in favor the Mezzanine Loan Agent, for the benefit of the Third Party Lender;

16.	Mezzanine Interest Payment Guaranty made by the Related/Oxford Guarantor in favor the Mezzanine Loan Agent for the benefit of the Third Party Lender;

17.	Account Control Agreement (Cash Management Account) by and among Citibank, N.A. (“Citibank”), Legacy Mezzanine and the Mezzanine Loan Agent on behalf of the Mezzanine Lender;

18.	Account Control Agreement (Reserves Accounts) by and among Citibank, Legacy Mezzanine and the Mezzanine Loan Agent on behalf of the Mezzanine Lender;

19.	Account Control Agreement (Interest Reserve Account) by and among Citibank, Legacy Mezzanine and the Mezzanine Loan Agent on behalf of the Mezzanine Lender;

20.	UCC-1 Financing Statement naming the Legacy Mezzanine, as debtor, in favor of the Mezzanine Loan Agent, intended to be filed in the Office of the Delaware Secretary of State;

21.	The Fund Member Guaranties made in favor of the Mezzanine Loan Agent for the benefit of the Third Party Lender and the Coach Funding Guaranty made in favor of the Mezzanine Loan Agent for the benefit of the Third Party Lender;

22.	The Coach Equity Funding Guaranty (Mezzanine Loan); and

23.	Contribution Agreement made by OAC Administration Corporation in favor of Oxford Guarantor with respect to the Mezzanine Loan Guaranties.

Exhibit E-1 – Page 2

Exhibit E-2

Mortgage Loan Documents

1.	Project Loan and Security Agreement by and among Legacy Tenant, the Mortgage Loan Agent and the Mortgage Lender;

2.	Project Loan Promissory Note A-1 in the principal amount of $66,383,616.00 made by Legacy Tenant to Third Party Lender;

3.	Project Loan Promissory Note A-2 in the principal amount of $41,205,583.00 made by Legacy Tenant to Coach Lender;

4.	Project Loan Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by Legacy Tenant to the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

5.	Project Loan Assignment of Leases and Rents made by Legacy Tenant to the Mortgage Loan Agent, for the benefit of Mortgage Lender;

6.	Building Loan and Security Agreement by and among Legacy Tenant, the Mortgage Loan Agent, and the Mortgage Lender;

7.	Building Loan Promissory Note A-1 in the principal amount of $218,616,384.00 made by Legacy Tenant to Third Party Lender;

8.	Building Loan Promissory Note A-2 in the principal amount of $135,699,378.00 made by Legacy Tenant to Coach Lender;

9.	Building Loan Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits made by Legacy Tenant to the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

10.	Building Loan Assignment of Leases and Rents made by Legacy Tenant to the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

11.	Section 22 Affidavit;

12.	Assignment of Permits, Licenses, Approvals, Agreements and Documents made by Legacy Tenant, Executive Construction Manager, and ERY Tenant to the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

13.	Assignment of Architectural Agreement and Plans and Specifications made by Legacy Tenant to the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

14.	Architect’s Consent and Agreement made by the Project Architect to the Mortgage Loan Agent;

Exhibit E-2 – Page 1

15.	Assignment of Executive Construction Management Agreement and Subordination of ECM Fees made by Legacy Tenant to the Mortgage Loan Agent;

16.	Assignment of Development Management Agreement and Subordination of Developer Fees made by Legacy Tenant to the Mortgage Loan Agent;

17.	Completion Guaranty made by the Related/Oxford Guarantor in favor the Mortgage Loan Agent for the benefit of the Mortgage Lender;

18.	Environmental Indemnity Agreement made by Legacy Tenant and the Related/Oxford Guarantor in favor of the Mortgage Loan Agent, for the benefit of the Mortgage Lender;

19.	Guaranty of Recourse Obligations made by the Related/Oxford Guarantor in favor the Mortgage Loan Agent, for the benefit of the Third Party Lender;

20.	Interest Payment Guaranty made by the Related/Oxford Guarantor in favor the Mortgage Loan Agent for the benefit of the Third Party Lender;

21.	Borrower’s Certificate Regarding Project Documents and Financial Statements made by Legacy Tenant to the Mortgage Loan Agent;

22.	UCC-1 Financing Statement naming Legacy Tenant, as debtor, in favor of Mortgage Loan Agent, intended to be filed in the Office of the Delaware Secretary of State;

23.	UCC-1 Financing Statement naming Legacy Tenant, as debtor, in favor of Mortgage Loan Agent, intended to be filed in the Office of the City Register for the City of New York;

24.	UCC-1 Financing Statement naming ERY Tenant and Executive Construction Manager, as debtors, in favor of Mortgage Loan Agent, intended to be filed in the Office of the Delaware Secretary of State;

25.	Account Control Agreement (Cash Management Account) by and among Citibank, N.A. (“Citibank”), Legacy Tenant and Mortgage Loan Agent;

26.	Account Control Agreement (Reserve Accounts) by and among Citibank, Legacy Tenant and Mortgage Loan Agent;

27.	The Fund Member Guaranties made in favor of the Mortgage Loan Agent for the benefit of the Third Party Lender and the Coach Funding Guaranty made in favor of the Mortgage Loan Agent for the benefit of the Third Party Lender;

28.	The Coach Equity Funding Guaranty (Mortgage Loan); and

30.	Contribution Agreement made by OAC Administration Corporation in favor of Oxford Guarantor with respect to the Mortgage Loan Guaranties.

Exhibit E-2 – Page 2

Exhibit F

Permitted Encumbrances

List of Specific Permitted Exceptions

1.	Quitclaim Deed made by Consolidated Rail Corporation to New York Central Lines LLC dated 6/1/99 and recorded 3/17/2000 in the Register’s Office in Reel 3067 page 1110 (as corrected in Correction Quitclaim Deed dated 8/24/2004 and recorded 1/28/2005 in the Register’s Office as CRFN 2005000056400), as shown on that certain ALTA/ACSM Land Survey of Block 704, Lot 10 Tower “C” Parcel made by Paul D. Fisher Professional Land Surveyor, N.Y. License No. 050784-1 of Langan Engineering, Environmental, Surveying and Landscape Architecture, D.P.C., dated March 14, 2013, last revised April __, 2013 and designated as Project No. 170019110, Drawing Nos.17.01, 17.02 and 17.03 (the “Survey”).

2.	Quitclaim Deed (deed for upper highline area (West 30th Street Branch a/k/a 30th Street Loop Track Easement), Line Code 4235) made by CSX Transportation, Inc. to The City of New York dated 7/11/12 and recorded 7/20/12 in the Register’s Office as CRFN 2012000288212), as shown on the Survey.

3.	Permanent Water Tunnel Shaft Easement recorded in Reel 2266 page 64, as shown on the Survey.

4.	The following Water Grants may affect the property: Liber 578 cp 548, Liber 551 cp 6, Liber 623 cp 176, Liber 90 cp 532, Liber 400 cp 116, as confirmed in Liber 495 cp 311, and Liber 469 cp 137, as confirmed by Liber 980 cp 229. Title company will provide the following affirmative insurance: “Policy insures that none of the provisions or conditions therein will be enforced against the premises”.

5.	Declaration Establishing the ERY Facility Airspace Parcel Owners’ Association and of Covenants, Conditions, Easements and Restrictions Relating to the Premises known as Eastern Rail Yard Section of the John D. Caemmerer West Side Yard made by Metropolitan Transportation Authority dated April 10, 2013 and to be recorded in the Office of the Register of the City of New York (the “Register’s Office”).

6.	Declaration of Zoning Lot Restrictions (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority dated 3/27/2013 and recorded in the Register’s Office on 4/4/13 as CRFN 2013000136155.

7.	Access/Egress Easement Agreement by and among Metropolitan Transportation Authority, ERY Tenant LLC (f/k/a RG ERY LLC), Legacy Yards Tenant LLC and The City of New York, dated 2013 and to be recorded in the Register’s Office.

8.	Sidewalk Notices Filed 1/20/1982, No. 23604 (affects Old Lot 1), Filed 2/9/1982, No. 23683 (affects Old Lot 1) and Filed 5/7/63, No. 3771 (vs. old Lot 37).

9.	Standard pre-printed exclusions from coverage contained in the standard form of title policy employed by the Title Insurer.

Exhibit F

Exhibit G

Retail Premises Competitors

American Eagle Outfitters, Inc.

Burberry Group PLC

Diane Von Furstenberg

GAP, Inc.

Gucci Group/PPR

J. Crew Group, Inc.

Jones Apparel Group, Inc.

Kenneth Cole Productions, Inc.

Li & Fung

Limited Brands, Inc.

Liz Claiborne, Inc.

LVMH Moet Hennessy Louis Vuitton SA

Michael Kors (USA), Inc.

Nike, Inc.

Phillips-Van Heusen Corp.

Polo Ralph Lauren Corp.

Prada, S.p.A.

Tory Burch LLC

Tumi, Inc.

VF Corp.

This list includes affiliates of the foregoing to the extent that the same engage in a similar luxury retail goods lines of business.

Exhibit G

Exhibit H

Form of Coach Unit Deed

CONDOMINIUM UNIT DEED

Title No.:

METROPOLITAN TRANSPORTATION AUTHORITY

GRANTOR

TO

___________________________________

GRANTEE

Office Unit 1

Tower C Condominium

BLOCK:	702
LOT:	10
CITY:	New York
COUNTY:	New York

RECORD AND RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention:        Jonathan L. Mechanic, Esq.

Exhibit H- Page 1

TOWER C CONDOMINIUM

 UNIT DEED

This INDENTURE, made the __ day of __________, 201__, by and between METROPOLITAN TRANSPORTATION AUTHORITY, a body corporate and politic constituting a public benefit corporation of the State of New York (“Grantor”), having an office at 347 Madison Avenue, New York, New York 10017-3739 and [_______________________________], a Delaware limited liability company (the “Grantee”) having an office at c/o [_______________________________].

WITNESSETH:

That the Grantor, in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by the Grantee, does hereby grant and release unto the Grantee, and the heirs or successors and assigns of the Grantee, forever:

The condominium unit known as Office Unit 1 (the “Unit”) in the condominium known as Tower C Condominium in the building known as and by the street number, 501 West 30th Street, New York, New York, in the Borough of Manhattan, City, County and State of New York (the “Building”), such Unit being designated and described as Office Unit 1 in a certain declaration dated as of _____, 201_ made by the Grantor pursuant to Article 9-B of the Real Property Law of the State of New York, as amended (the “Condominium Act”), establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described on Schedule A annexed hereto and made a part hereof (the “Land”), which declaration was recorded in the New York County Office of the Register of the City of New York on the __ day of ________, 201_, as City Register File No. _________ (together with all amendments thereto, collectively, the “Declaration”). The Building and the Land are referred to herein as the “Property.” This Unit is also designated as Tax Lot __ in Block [___] of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by [INSERT NAME], on the __ day of _____, 201_, and filed with the Real Property Assessment Department of the City of New York on the __ day of _____, 201_, as Condominium Plan No. ____ and also filed in the New York County Office of the Register of the City of New York on the __ day of _____, 201_, as City Register File No. _______________.

TOGETHER with an undivided ___ % interest in the Common Elements (as such term is defined in the Declaration);

TOGETHER with the appurtenances and all the estate and rights of the Grantor in and to the Unit;

TOGETHER with and subject to the rights, obligations, easements, restrictions and other provisions of the Declaration and of the By-Laws (including the Rules and Regulations) (as such terms are defined in the Declaration) of Tower C Condominium, as such Declaration and By-Laws may be amended from time to time by instruments recorded in the New York County Office of the Register of the City of New York, all of which rights, obligations, easements, restrictions and other provisions, shall constitute covenants running with the land and shall bind any and all persons having at any time any interest or estate in the Unit, as though recited and stipulated at length herein;

Exhibit H- Page 2

TO HAVE AND TO HOLD THE SAME UNTO the Grantee, and the heirs or successors and assigns of the Grantee, forever.

If any provision of the Declaration or the By-Laws is invalid under, or would cause the Declaration or the By-Laws to be insufficient to submit the Property to the provisions of the Condominium Act, or if any provision that is necessary to cause the Declaration and the By-Laws to be sufficient to submit the Property to the provisions of the Condominium Act is missing from the Declaration or the By-Laws, or if the Declaration and the By-Laws are insufficient to submit the Property to the provisions of the Condominium Act, the applicable provisions of Section [ ] of the Declaration will control. The provisions of Section 28 of the Declaration are hereby incorporated herein in their entirety as if set forth herein.

Except as otherwise permitted by the provisions of the Declaration and the By-Laws, the Unit is intended for office use.

The Grantor, in compliance with Section 13 of the Lien Law of the State of New York, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund for the purpose of paying the cost of the improvements at the Property and will apply such consideration first to the payment of the cost of such improvements before using any part thereof for any other purposes.

The Grantee, by accepting delivery of this deed, accepts and ratifies the provisions of the Declaration and the By-Laws of Tower C Condominium recorded simultaneously with and as part of the Declaration and agrees to comply with all the terms and provisions thereof by instruments recorded in the Register’s Office of the City and County of New York and adopted in accordance with the provisions of said Declaration and By-Laws.

This conveyance is made in the regular course of business actually conducted by the Grantor.

The term “Grantee” shall be read as “Grantees” whenever the sense of this indenture so requires.

[SIGNATURE PAGE FOLLOWS]

Exhibit H- Page 3

IN WITNESS WHEREOF, the Grantor and the Grantee have duly executed this indenture as of the day and year first above written.

GRANTOR:

METROPOLITAN TRANSPORTATION AUTHORITY

By:
Name:
Title:

GRANTEE:

[____________________________]

By:
Name:
Title:

Exhibit H- Page 4

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the ____ day of _____________ in the year 201_ before me, the undersigned, a Notary Public in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual taking acknowledgment

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the ____ day of _____________ in the year 201_ before me, the undersigned, a Notary Public in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual taking acknowledgment

Exhibit H- Page 5

SCHEDULE A

Description of Unit and Land

The condominium unit known as Office Unit 1 (the “Unit”) in the condominium known as Tower C Condominium in the building known as and by the street number, 501 West 30th Street, New York, New York, in the Borough of Manhattan, City, County and State of New York (the “Building”), such Unit being designated and described as Office Unit 1 in a certain declaration dated as of _____, 201_ made by the Grantor pursuant to Article 9-B of the Real Property Law of the State of New York, as amended, establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described below (the “Land”), which declaration was recorded in the New York County Office of the Register of the City of New York, on the __ day of ________, 201_, as City Register File No. _________. This Unit is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by [INSERT NAME], on the __ day of _____, 201_, and filed with the Real Property Assessment Department of the City of New York on the __ day of _____, 201_, as Condominium Plan No. ____ and also filed in the New York County Office of the Register of the City of New York on the __ day of _____, 201_, as City Register File No. _______________.

TOGETHER with an undivided _____% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Unit is erected is described as follows:

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

[INSERT LEGAL DESCRIPTION]

Exhibit H- Page 6

Exhibit I

Form of FIRPTA Certification

FIRPTA CERTIFICATION

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes, (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the Metropolitan Transportation Authority (“MTA”), the undersigned hereby certifies the following on behalf of MTA:

1.	MTA is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.	MTA is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	MTA’s U.S. employer identification number is [______________].

4.	MTA’s office address is 347 Madison Avenue, New York, New York 10017-3739.

MTA understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that the undersigned has examined this certificate and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of MTA.

[SIGNATURE PAGE FOLLOWS]

Exhibit I– Page 1

Dated as of the _____ day of ___________, 201_.

METROPOLITAN TRANSPORTATION AUTHORITY

By:
Name:
Title:

SWORN AND SUBSCRIBED TO BEFORE

ME THIS _____ DAY OF __________, 201_.

Notary Public

Exhibit I– Page 2

Exhibit J

Form of Coach Release

RELEASE

LEGACY YARDS LLC, a Delaware limited liability company (the “Company”), and PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company, each having an address at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (the “Fund Member”; the Fund Member and the Company, collectively, the “Releasor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, pursuant to that certain Limited Liability Company Agreement of Legacy Yards LLC, by and between Coach Legacy Yards LLC (the “Coach Member”) and the Fund Member (the “Agreement”), do hereby forever release and discharge the Coach Member, and each of its successors, assigns, and past, present, and future affiliates, partners, participants, members, officers, directors, employees, shareholders, attorneys, and agents from any and all liabilities, duties, responsibilities, obligations, claims, demands, actions, causes of action, cases, controversies, damages, costs, losses, and expenses accruing from or arising out of or in any way relating to or connected with, directly or indirectly, the Agreement from and after the date hereof, excluding any surviving obligations, rights and remedies that it may have under the Agreement.

Dated: [_________], 201_.

LEGACY YARDS LLC,
a Delaware limited liability company

By:	Podium Fund Tower C SPV LLC,
a Delaware limited liability company,
its Managing Member

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

[Signature Page Continues]

Exhibit J – Page 1

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

Exhibit J – Page 2

Exhibit K

Form of Redemption/Amendment

REDEMPTION AGREEMENT AND AMENDMENT
TO

LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY YARDS LLC

THIS REDEMPTION AGREEMENT AND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY YARDS LLC (this “Agreement”) is made and entered into as of __________, 20__, by and among LEGACY YARDS LLC, a Delaware limited liability company (the “Company”), COACH LEGACY YARDS LLC, a Delaware limited liability company (“Redeemed Member”), and PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company (“Redeeming Member”).

RECITALS

A.           Redeemed Member owns a Membership Interest in the Company, which Membership Interest (the “Redeemed Interest”) is more particularly described in that certain Limited Liability Company Agreement of Legacy Yards LLC dated as of April 10, 2013, by and between Redeeming Member and Redeemed Member (the “LLC Agreement”). Initially capitalized terms used in this Agreement without definition have the respective meanings given such terms in the LLC Agreement.

B.           Redeeming Member has agreed to cause the Company to redeem the Redeemed Interest, and Redeemed Member has agreed to the redemption of the Redeemed Interest and to withdraw from the Company.

C.           Company, Redeeming Member and Redeemed Member desire to consent to the redemption of the Redeemed Interest and the withdrawal of Redeemed Member from the Company, as described herein and effectuated hereby, and Redeeming Member further desires to amend the LLC Agreement to reflect such redemption and withdrawal of Redeemed Member.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Effective immediately from and after the date hereof, in consideration of the conveyance of the Coach Unit to the Redeemed Member on the date hereof, pursuant to the LLC Agreement, (a) Redeemed Member hereby relinquishes, without representation, warranty, covenant or recourse (except as otherwise expressly provided in LLC Agreement) to the Company, and the Company hereby accepts and redeems, the Redeemed Interest (including all right, title and interest of Redeemed Member in, to and against the Company), and (b) Redeemed Member hereby withdraws from the Company.

2.           By operation of law and the terms of the LLC Agreement, the Percentage Interest of Redeeming Member in the Company is hereby increased to 100% effective as of (and from and after) the date hereof, and all Capital Contributions made to the Company will be deemed to have been made, from and after the date hereof, by Redeeming Member.

Exhibit K – Page 1

3.           The Company, Redeemed Member and Redeeming Member each hereby consents to the redemption by the Company of the Redeemed Interest and the withdrawal of Redeemed Member from the Company on the date hereof. From and after the date hereof, Redeemed Member (and its affiliates) shall not have any direct or indirect, record or beneficial, ownership interest in the Company or in or right to the Redeemed Interests, or any further authority, right or power as a Member of the Company, except for any authority, right, or power that expressly survives the Redeemed Member’s withdrawal from the Company or the redemption of its Membership Interests; provided that the undersigned expressly does not waive any surviving rights and remedies that it may have under the LLC Agreement.

4.           The LLC Agreement is hereby amended to reflect, and the Percentage Interest of Redeeming Member in the Company is hereby adjusted to, the new Percentage Interest of Redeeming Member equal to 100%, effective from and after the date hereof.

5.           Each party hereto represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the state of its formation; (b) it has the full power and authority to execute and deliver this Agreement and to perform all of its obligations arising hereunder, it has duly taken all actions necessary to authorize the execution and delivery of this Agreement by it and the authorized signatories have executed and delivered this Agreement, and (c) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors rights generally and except as may be limited by general equitable principles.

6.           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

7.           The parties hereto agree that this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

[SIGNATURE PAGE FOLLOWS]

Exhibit K – Page 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

LEGACY YARDS LLC,
a Delaware limited liability company

By:		Podium Fund Tower C SPV LLC,
a Delaware limited liability company,
its Managing Member

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

REDEEMING MEMBER:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:		Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

REDEEMED MEMBER:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit K – Page 3

Exhibit L

Form of Punch List Escrow Agreement

PUNCH LIST ESCROW AGREEMENT

THIS PUNCH LIST ESCROW AGREEMENT (this “Agreement”), dated as of ________________, 201__, is made by and between Podium Fund Tower C SPV LLC (“Fund Member”), Legacy Yards LLC, (the “Company”), ERY Developer LLC, a Delaware limited liability company (“Developer”), Coach Legacy Yards LLC, a Delaware limited liability company (“Coach Member”), and [__________________________] (“Title Company”).

RECITALS:

WHEREAS, reference is hereby made to that certain Limited Liability Company Agreement of Legacy Yards LLC dated as of April 10, 2013 (the “LLC Agreement”), wherein the Company has agreed to cause the conveyance, and the Coach Member has agreed to acquire and accept, certain property described therein (the “Coach Unit”), which property is located at 501 West 30th Street, New York, New York.

WHEREAS, Developer, an affiliate of Fund Member, is obligated to complete certain Punch List Work (as defined in the Development Agreement) pursuant to Section 13.01 of that certain Development Agreement, dated as of April 10, 2013, by and between Developer and Coach Member (the “Development Agreement”), and to remove “Developer Violations”, as defined therein, subject to the terms thereof and contained herein.

WHEREAS, (i) Coach Member has agreed to place into escrow with the Title Company at Closing (as such term is defined in the LLC Agreement) a portion of Coach Total Development Costs (as defined in the Development Agreement) equal to one hundred twenty-five percent (125%) of the amount required to complete the Punch List Work (the “Punch List Escrow”), and (ii) Fund Member has agreed to place into escrow with the Title Company, at Closing, an amount equal to one hundred twenty-five percent (125%) of the amount required to cure all Developer Violations (as defined in the LLC Agreement) outstanding as of the Closing Date (other than Developer Violations of the kind and nature that have a Material Adverse Effect (as defined in the LLC Agreement) or any other Developer Violations required to be cleared on or prior to Closing by Fund Member pursuant to the LLC Agreement or by Developer pursuant to the Development Agreement, as a condition to Closing) (the “Violations Escrow”; the Punch List Escrow and the Violations Escrow, collectively, the “Escrow”). The Punch List Work and Developer Violations, together with a budget for the cost of completion, or cure, as applicable, of each item of Punch List Work and each Developer Violation and estimated time to complete or cure, as applicable, each item, is attached hereto as Exhibit A.

WHEREAS, this Agreement is and shall constitute the Punch List Escrow Agreement that the Company, Developer, Fund Member, Coach Member and the Title Company agreed to enter into at Closing pursuant to the Agreement.

Exhibit L – Page 1

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fund Member, Coach Member and the Title Company covenant and agree as follows:

1.          Engagement of Title Company as Escrow Agent. The Company, Developer, Fund Member and Coach Member hereby appoint the Title Company, and the Title Company hereby accepts such appointment, to act and serve as the escrow agent under and pursuant to this Agreement.

2.          Acknowledgement of Receipt of Escrow Funds. The Title Company hereby acknowledges that it has received from Coach Member the Punch List Escrow in the sum of _______________________ and __/100 ($_________) Dollars , and that it shall hold, maintain and disburse the Punch List Escrow pursuant to and in accordance with this Agreement. The Company, Developer, Fund Member and Coach Member acknowledge and agree that the Punch List Escrow is comprised of [one hundred twenty-five percent (125%)] of the funds budgeted to complete the Punch List Work pursuant to Exhibit A attached hereto. The Title Company hereby acknowledges that it has received from Fund Member the Violations Escrow in the sum of _______________________ and __/100 ($_________) Dollars , and that it shall hold, maintain and disburse the Punch List Escrow pursuant to and in accordance with this Agreement. The Company, Developer, Fund Member and Coach Member acknowledge and agree that the Violations Escrow is comprised of [one hundred twenty-five percent (125%)] of the funds required to cure all Developer Violations.

3.          Escrow Account. The Escrow shall be held by the Title Company in an interest-bearing escrow account established by the Title Company at a bank or other financial institution selected by Escrow Agent and reasonably acceptable to the Company, Developer Fund Member and Coach Member, having a branch office in New York City, and otherwise pursuant to the terms hereof. Any interest that accrues on the Violations Escrow shall inure to the benefit of the Company. Any interest that accrues on the Punch List Escrow shall inure to the benefit of Coach Member. The Company’s taxpayer identification number is 30-0761513. The Coach Member’s taxpayer identification number is [_____________].

Exhibit L – Page 2

4.          Disbursement of Escrow. Draws of payment from the Punch List Escrow or Violations Escrow, as applicable, may be made from time to time from the applicable escrow based on the actual cost of the item or items completed, but in no event shall such amount exceed one hundred twenty-five percent (125%) of the budgeted amount, and the receipt by Title Company and Coach Member of a letter requesting such payment (“Release Request”), together with (a) in the case of each Release Request for disbursement of funds from the Punch List Escrow, a signed statement from Fund Member and the Project Architect (as defined in the Development Agreement) certifying that Developer has completed the applicable Punch List Work, and (b) in the case of any Release Request for disbursement of funds from the Violations Escrow, a signed statement from Fund Member that Fund Member or Developer has cured the applicable Developer Violations, which cure shall also be subject to the Coach Member’s receipt of evidence thereof from the Title Company or the Buildings Department reasonably satisfactory to Coach Member. Such Release Request must include an itemized list of all (i) Punch List Work completed and the actual costs of completing such items and (ii) Developer Violations cured and the actual costs of curing such Developer Violations. If Coach Member fails to object to the Release Request in a writing delivered to Fund Member and Title Company within five (5) business days of the date the Title Company and Coach Member receive said Release Request, the Title Company shall proceed to make the payment. In the event Coach Member objects timely and Coach Member and Fund Member have been unable to resolve their differences within five (5) business days, the matter shall be resolved, by arbitration in accordance with Article 14 of the Development Agreement. If a complete Release Request (complying with the foregoing requirements) is received by Title Company and Coach Member from Fund Member, and Coach Member fails to object thereto within two (2) business days after receipt thereof, the Title Company shall pay to Fund Member the lesser of (x) the amount budgeted for such completed Punch List Work or cured Developer Violation(s) or (y) the actual cost of the completion of such completed Punch List Work or cured Developer Violation, provided that, such amount shall not exceed 125% of the budgeted amount therefor (but , in each case, in no event more than the remaining amount of the Punch List Escrow remaining available) reasonably promptly thereafter.

5.          Final Disbursement of Escrow; Self Help. Upon completion of all Punch List Work and the cure of all Developer Violations in accordance with the procedures outlined above and the payment of the actual costs thereof in accordance with the provisions of this Agreement, the remaining funds in the Punch List Escrow shall be released to Coach Member and the remaining Violations Escrow shall be released to Fund Member. At Coach Member’s option, (i) if any Punch List Work and/or Developer Violations remain incomplete or uncured, as applicable, and any funds remaining in the (A) Punch List Escrow are unclaimed by Fund Member on or after the date which is the date of completion of the Coach Unit pursuant to the terms of the Agreement and (B) Violations Escrow are unclaimed by Fund Member on or after the date which is the date which is thirty (30) days after the closing of Coach Member’s taking of title of the Coach Unit pursuant to the terms of the Agreement, or (ii) if Fund Member is not diligently completing the Punch List Work and/or curing any Developer Violations in a commercially reasonable time period and such failure shall continue for ten (10) days after written notice from Coach Member (which notice shall specify the incomplete Punch List Work and/or uncured Developer Violations), then Coach Member shall have the right to cause such Punch List Work and/or Developer Violations to be completed or cured as applicable and shall be reimbursed from the applicable Escrow for the costs thereof. During such time as Coach Member is exercising its self-help remedy under this Section 5 and the Title Company shall pay to Coach Member the amount of any such costs promptly after Coach Member’s request therefor, which request shall be delivered in writing to the Title Company, unless otherwise notified by Coach Member that Coach Member has abandoned its exercise of self-help (in which case Coach Member’s right to such self-help remedy with respect to such portion of the Punch List Work and/or Developer Violations shall terminate), neither Fund Member nor Developer shall be obligated to complete such Punch List Work and/or curing such Developer Violations. Fund Member shall pay all of the actual costs and expenses incurred by Coach Member in so completing such Punch List Work and/or curing such Developer Violations, other than those costs which are the result of the negligence or willful misconduct of Coach Member or its agents or contractors and costs and expenses reimbursed from the Escrow. Such reimbursement from the Escrow shall not require approval of or notice to, Fund Member as long as the work is part of the original Punch List Work and/or Developer Violations and Coach Member provides paid invoices for such work to the Title Company.

Exhibit L – Page 3

6.          Notices. Any notice required or permitted to be given hereunder must be in writing and shall be deemed to be given when (a) hand-delivered, or (b) one (1) business day after pickup by a recognized overnight express service, or (c) transmitted by telecopy or facsimile, provided that confirmation of the receipt of same is noted upon transmission of same by the sender’s telecopy machine, and a counterpart of such notice is also delivered pursuant to one of the two (2) manners specified in (a) or (b), above, in any case addressed to the parties at their respective addresses set forth below:

If to Fund Member:

Podium Fund Tower C SPV LLC
c/o The Related Companies, L.P.

60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: L. Jay Cross
Facsimile No. (212) 801-3540

If to Developer:

ERY Developer LLC
c/o The Related Companies, L.P.

60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: L. Jay Cross
Facsimile No. (212) 801-3540

with a copy each notice to
Fund Member and/or Developer to:

The Related Companies, L.P.

60 Columbus Circle, 19th Floor

New York, New York 10023
Attention: Amy Arentowicz, Esq.
Facsimile No. (212) 801-1103

Oxford Hudson Yards LLC
320 Park Avenue, 17th Floor
New York, New York 10022
Attention: Dean J. Shapiro
Facsimile: (212) 986-7510

Exhibit L – Page 4

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955

If to Coach Member:

Coach Legacy Yards LLC
c/o Coach, Inc.
516 West 34th Street, 12th Floor

New York, New York 10001

Attention: Todd Kahn
Facsimile No. (212) 629-2398

with a copies to:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Mitchell L. Feinberg
Facsimile: (212) 629-2298

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980
Attention: Harry R. Silvera, Esq.
Facsimile No. (212) 859-4000

If to Title Company:

___________________________
___________________________
___________________________
Attention:___________________
Facsimile No. (212)

or in each case to such other address as either party may from time to time designate by giving notice in writing pursuant to this Section to the other party. Telephone numbers are for informational purposes only. Effective notice will be deemed given only as provided above, except as otherwise expressly provided in this Agreement.

7.          Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. An electronically transmitted via .pdf or facsimile of a signature shall have the same legal effect as an originally drawn signature.

Exhibit L – Page 5

8.          Title Company. In performing any of its duties hereunder, the Title Company shall not incur any liability to anyone for any damages, losses or expenses, except for those arising out of its willful misconduct, gross negligence or breach of trust, and the Title Company shall accordingly not incur any such liability with respect (a) to any action taken or omitted in good faith upon advice of its counsel, or (b) to any action taken or omitted in reliance upon any written notice or instruction provided for in this Agreement, including any Release Request. Fund Member and Coach Member hereby agree to indemnify and hold harmless the Title Company from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, which may be incurred by the Title Company in connection with its acceptance or performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except in the case of Title Company’s willful misconduct, gross negligence or breach of trust. In the event of a dispute between Fund Member and Coach Member sufficient in the discretion of the Title Company to justify its doing so, the Title Company shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Punch List Escrow and all other money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit L – Page 6

IN WITNESS WHEREOF, Fund Member, Coach Member, Developer, the Company and the Title Company have executed this Punch List Escrow Agreement, as of the date first written above.

FUND MEMBER:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

COACH MEMBER:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

TITLE COMPANY:

[___________________________________]

By:
Name:
Title:

Exhibit L – Page 7

COMPANY:

LEGACY YARDS LLC,
a Delaware limited liability company

By:	Podium Fund Tower C SPV LLC,
a Delaware limited liability company,
its Managing Member

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

DEVELOPER:

ERY DEVELOPER LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit L – Page 8

Exhibit M

Form of Right of First Negotiation Agreement

Exhibit M

EXECUTION VERSION

RIGHT OF FIRST NEGOTIATION AGREEMENT

This RIGHT OF FIRST NEGOTIATION AGREEMENT (as amended or modified from time to time, this “Agreement”) is made as of the [____] day of [__________], 20[__], by and between PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company having an address at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (together with its successors and assigns, “Tower C SPV”), and COACH LEGACY YARDS LLC, a Delaware limited liability company having an address c/o Coach, Inc., [516 West 34th Street, New York, New York 10001] (together with its successors and assigns, “Coach”; Tower C SPV and Coach are each referred to herein as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, Coach and Tower C SPV entered into that certain Limited Liability Company Agreement of Legacy Yards LLC, dated as of [__________], 2013 (as amended from time to time, the “Operating Agreement”), as the members of Legacy Yards LLC, a Delaware limited liability company (“Legacy Yards”);

WHEREAS, Legacy Yards Tenant, LLC, a Delaware limited liability company (“Legacy Tenant”), an indirect subsidiary of the Legacy Yards, entered into that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of [__________], 2013 (as amended, modified, supplemented, severed or restated from time to time, the “Building C Lease”), as ground lessee, with the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York (the “MTA”), pursuant to which Legacy Tenant leased that certain portion of the Eastern Rail Yard Section (the “ERY”) of the John D. Caemmerer West Side Yard in the City, County and State of New York located on terra firma on the northwest corner of West 30th Street and 10th Avenue, New York, New York, as more particularly described on Exhibit A attached hereto (the “Land”);

WHEREAS, pursuant to the Operating Agreement, Coach and Tower C SPV have developed and constructed a building and other improvements on the Land (collectively, as the same exist from time to time, the “Building”), and, upon substantial completion thereof, have caused the MTA to submit the Building to a condominium regime of ownership pursuant to that certain Declaration Establishing a Plan for Condominium Ownership of Premises located at 501 West 30th Street, New York, New York 10001, Pursuant to Article 9-B of the Real Property Law of the State of New York, dated as of [__________, 20__] (as amended, modified, supplemented or restated from time to time, the “Condominium Declaration”);

WHEREAS, pursuant to the terms of the Operating Agreement, fee title to Office Unit 1 (as defined in the Condominium Declaration), consisting of the [6th] through the [20th] floors of the Building and related improvements (“Coach Unit”), has been conveyed to Coach, and Legacy Tenant has granted to Coach, pursuant to that certain Option Agreement, dated as of the date hereof (the “Option Agreement”), by and among Legacy Tenant and the Tower C SPV, as optionor, and Coach, as optionee, the option to purchase or lease the Coach Expansion Premises (as defined in the Option Agreement). The Coach Unit and any portion of the Coach Expansion Premises which is purchased in fee by Coach in accordance with the terms of the Option Agreement are referred to herein collectively as the “Coach Premises”;1 and

1 Definition of Premises to be updated prior to execution of this Agreement to reflect the addition of Office Unit 2A or Office Unit 2B to the Coach Unit pursuant to the Operating Agreement, if applicable.

WHEREAS, subject to the terms hereof, Coach hereby grants to Tower C SPV, and Tower C SPV hereby accepts, an irrevocable right of first negotiation to purchase the Coach Premises or any portion thereof on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.          Grant of Right. Coach hereby grants to Tower C SPV, and Tower C SPV hereby accepts, a one-time right of first negotiation on the terms and subject to the conditions set forth in this Agreement (the “ROFN Right”), with respect to the purchase of any ROFN Interest (as hereinafter defined). During the ROFN Period (as hereinafter defined), Coach shall not directly or indirectly transfer any ROFN Interest without first complying with the provisions of Section 2 below.

2.          Right Term. If, at any time during the ROFN Period, Coach or any Affiliate of Coach, Inc. (each a “Coach Party” and collectively, the “Coach Parties”) to which the Coach Premises or, to the extent the Coach Premises now or hereafter consists of more than one condominium unit (each a “Unit”), any Unit is hereafter conveyed or otherwise transferred, elects to sell, transfer or otherwise convey (a) fee title to the Coach Premises or any Unit or (b) ownership of all or substantially all of the equity ownership interests in a Coach Party, all or substantially all of the assets of which Coach Party consists of the Coach Premises or any Unit, in order to convey to any Person other than a Coach Party effective ownership of the Coach Premises or such Unit (the “ROFN Interest”), then prior to marketing or otherwise soliciting from any Person any offer to purchase, acquire or assume, the ROFN Interest, Coach or such Coach Party shall deliver to Tower C SPV written notice thereof (a “ROFN Sale Notice”). Notwithstanding anything to the contrary contained herein, the ROFN Right shall not apply to (i) any bona fide lease, sublease, license or other occupancy agreement with respect to all or any portion of the Coach Premises, (ii) any “sale-leaseback” transaction, or (iii) any sale, transfer or other conveyance of a ROFN Interest (A) to the holder (other than a Coach Party) of any mortgage loan, mezzanine loan, or other financing secured by direct or indirect interests in the Coach Premises or a Coach Party (including, but not limited to, financing structured as “preferred equity” in a Coach Party or in any direct or indirect owner of a Coach Party), or to such lender, lender’s designee, purchaser or other acquirer in connection with a foreclosure or deed or assignment in lieu of foreclosure of any such mortgage, pledge or other security interests, (B) as part of a portfolio of real estate or other assets of Coach or such Coach Party (of which the Coach Premises or such Unit is less than seventy-five percent (75%) of the total value thereof) or (C) in connection with any merger, consolidation, combination, amalgamation, reorganization or restructuring of Coach or such Coach Party to, with or into another Person as part of any corporate transaction, however structured). As used in this Agreement, the term “ROFN Period” means, with respect to a ROFN Interest, the period of time commencing on the date hereof and ending on the earliest to occur of (x) the date on which such ROFN Interest is sold, assigned or otherwise transferred to any Person other than a Coach Party in compliance with the terms of this Agreement, (y) the date on which Hudson Yards Gen-Par LLC, a Delaware limited liability company ("Gen Par") shall cease to own, directly or indirectly, less than fifteen percent (15%) of the aggregate leasable square feet contained in the of ERY and the Western Rail Yard Section of the John D. Caemmerer West Side Yard (exclusive of the Coach Premises) or (z) the date on which any transfer, sale, conveyance, assignment or other disposition of any membership interest in Gen Par occurs that cause a change in control of Gen Par.

2

3.           Exercise of ROFN Right.

(a)          Tower C SPV may exercise the ROFN Right with respect to a ROFN Interest by delivering written notice thereof to Coach or the applicable Coach Party (a “ROFN Notice”) within fifteen (15) days after receipt of a ROFN Sale Notice, which ROFN Notice shall state that Tower C SPV desires to enter into good faith negotiations to purchase such ROFN Interest from Coach or such Coach Party, as the case may be. If Tower C SPV fails to timely deliver a ROFN Notice within such fifteen (15) day period, then Tower C SPV shall no longer have any ROFN Right, and Coach or such Coach Party, as applicable, may sell, convey or otherwise transfer ownership of such ROFN Interest to any third party on any terms.

(b)          If Tower C SPV timely exercises the ROFN Right in accordance with Section 3(a) above, then the Parties shall negotiate promptly and in good faith for a period of forty-five (45) days from and after receipt by Coach or the applicable Coach Party of the ROFN Notice (the “Negotiation Period”) for the sale to Tower C SPV or its designee (which designee must be an Affiliate of Tower C SPV) of the ROFN Interest described in the ROFN Notice on terms and conditions, and pursuant to a purchase and sale agreement or other definitive documentation (a “PSA”), which are mutually acceptable to both Parties in their sole and absolute (but good faith) discretion. Upon the full execution and delivery of a PSA with respect to a ROFN Interest, such PSA shall govern the sale of such ROFN Interest.

(c)          If, despite good faith negotiations, the Parties are unable to agree upon the terms of the sale of a ROFN Interest to Tower C SPV or its designee (which designee must be an Affiliate of Tower C SPV), or to enter into a PSA with respect thereto, prior to the expiration of the Negotiation Period, then Tower C SPV shall no longer have any ROFN Right with respect to such ROFN Interest and Coach or the applicable Coach Party may sell, convey or otherwise transfer ownership of such ROFN Interest to any third party on any terms; provided, that if Coach or such Coach Party does not enter into an agreement to sell, convey or otherwise transfer ownership of such ROFN Interest to a third party within two (2) years after the expiration of the Negotiation Period, then the ROFN Right with respect to such ROFN Interest shall be reinstated in accordance with the terms of Section 2 and this Section 3.

4.           Representations and Covenants.

(a)          Tower C SPV hereby represents and warrants to Coach as of the date hereof as follows:

3

(i)          It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, is duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law; it has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person.

(ii)         This Agreement has been duly authorized, executed and delivered by Tower C SPV, is the legal, valid and binding obligation of Tower C SPV, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally, and does not and will not (A) conflict with any provision of any law or regulation to which it is subject, or violate any provision of any judicial order to which it is a party or to which it is subject, (B) breach or violate any organizational documents of Tower C SPV, (C) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any material agreement or instrument to which Tower C SPV is a party or by which it or any of its property is bound, or (D) require the consent, approval or ratification by any governmental entity or any other Person that has not been obtained.

(iii)        It is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(iv)         It is not a Person with whom Coach is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons), or any other applicable law of the United States.

(b)               Coach hereby represents and warrants to Tower C SPV as of the date hereof as follows:

(i)          It is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, is duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law; it has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person.

4

(ii)         This Agreement has been duly authorized, executed and delivered by Coach, is the legal, valid and binding obligation of Coach, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally, and does not and will not (A) conflict with any provision of any law or regulation to which it is subject, or violate any provision of any judicial order to which it is a party or to which it is subject, (B) breach or violate any organizational documents of Coach, (C) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any material agreement or instrument to which Coach is a party or by which it or any of its property is bound, or (D) require the consent, approval or ratification by any governmental entity or any other Person that has not been obtained.

(iii)        Coach has not previously granted any options to purchase or lease or otherwise acquire or lease, rights of first refusal, rights of first offer or other rights with respect to the Coach Space or any part thereof.

(iv)         Coach is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(v)          Coach is not a Person with whom Tower C SPV is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons), or any other applicable law of the United States.

(c)             The representations and warranties of each Party set forth in this Agreement shall survive the execution and delivery of this Agreement.

5.           Remedies. If Coach breaches or fails to perform any of its obligations pursuant to the terms of this Agreement, Tower C SPV shall be entitled to specific performance against Coach. The provisions of this Section 5 shall survive the termination or expiration of this Agreement.

6.           Notices. Any and all notices, demands, requests, consents, approvals or other communications (each, a “Notice”) permitted or required to be made under this Agreement shall be in writing, signed by the Party giving such Notice and shall be delivered (a) by hand (with signed confirmation of receipt), (b) by nationally or internationally recognized overnight mail or courier service (with signed confirmation of receipt) or (c) by facsimile transmission (with a confirmation copy delivered in the manner described in clause (a) or (b) above). All such Notices shall be deemed delivered, as applicable: (i) on the date of the personal delivery or facsimile (as shown by electronic confirmation of transmission) if delivered by 5:00 p.m., and if delivered after 5:00 p.m. then on the next business day; or (ii) on the next business day for overnight mail. Notices directed to a Party shall be delivered to the Parties at the addresses set forth below or at such other address or addresses as may be supplied by written Notice given in conformity with the terms of this Section 6:

5

If to Tower C SPV:                   Podium Fund Tower C SPV LLC
c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Jeff T. Blau and L. Jay Cross
Facsimile: (212) 801-3540

with a copy to:                          The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Richard O'Toole, Esq.

Facsimile: (212) 801-1036

and to:                                        The Related Companies, L.P.
60 Columbus Circle
New York, New York 10023
Attention: Amy Arentowicz, Esq.
Facsimile: (212) 801-1003

and to:                                        Oxford Hudson Yards LLC
320 Park Avenue, 17th Floor
New York, New York 100022
Attention: Dean J. Shapiro
Facsimile: (212) 986-7510

and to:                                       Oxford Properties Group
Royal Bank Plaza, North Tower
200 Bay Street, Suite 900
Toronto, Ontario M5J 2J2
Attention: Chief Legal Counsel
Facsimile: (416) 868-3799

and, if different than the address set forth above, to the address posted from time to time as the corporate head office of Oxford Properties Group on the website www.oxfordproperties.com, to the attention of the Chief Legal Counsel (unless the same is not readily ascertainable or accessible by the public in the ordinary course)

and to:                                        Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955

6

If to Coach:                                Coach Legacy Yards LLC
c/o Coach, Inc.
[516 West 34th Street]
New York, New York 10001
Attention: Todd Kahn
Facsimile: (212) 629-2398

with copies to:                           Coach, Inc.
[516 West 34th Street]
New York, New York 10001
Attention: Mitchell L. Feinberg
Facsimile: (212) 629-2298

and to:                                        Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.
Facsimile: (212) 859-4000

Any counsel designated above or any replacement counsel who may be designated respectively by any Party or such counsel by written Notice to the other Party is hereby authorized to give Notices hereunder on behalf of its respective client.

7.           Attorney Fees. The prevailing party in any litigation shall be entitled to recovery of all of its actual out-of-pocket costs and expenses (including legal fees and disbursements) incurred in such action. The provisions of this Section 7 shall survive the termination or expiration of this Agreement.

8.           Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

9.           Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

10.         Termination Date.

(a)          Notwithstanding anything to the contrary contained in this Agreement, the ROFN Right and all rights and privileges granted to Tower C SPV hereunder with respect thereto shall automatically terminate and be of no further force and effect on the date (the “Termination Date”) on which all of the Coach Premises has been directly or indirectly sold, transferred or otherwise conveyed to any Person other than a Coach Party in compliance with the terms of this Agreement. If a Unit within the Coach Premises is transferred to any Person other than a Coach Party in compliance with the terms of this Agreement prior to the Termination Date, the ROFN Right and all rights and privileges granted to Tower C SPV hereunder shall automatically terminate and be of no further force and effect as to any and each such Unit upon date of such transfer.

7

(b)          Tower C SPV agrees to execute, acknowledge and deliver to Coach promptly following the expiration of the ROFN Period or the earlier termination of this Agreement an instrument confirming the expiration or termination of this Agreement. If the ROFN Right shall terminate with respect to a Unit within the Coach Premises as provided in Section 10(a) above, then Tower C SPV shall execute, acknowledge and deliver to Coach a partial termination of this Agreement with respect only to such Unit. The termination, partial termination or expiration of this Agreement as provided herein shall be self-effectuating and the failure of Tower C SPV to execute or deliver any such confirmation shall not affect the effectiveness thereof.

11.         Assignment; Successors and Assigns. The ROFN Right granted herein is personal to Tower C SPV and neither this Agreement nor any rights granted under this Agreement shall be assignable by Tower C SPV to any Person. Subject to the foregoing and to the provisions of Section 10 above, this Agreement shall be binding upon the Parties and their respective successors-in-interest, and shall inure to the benefit of the Parties and their respective successors-in-interest. For the purposes of this Agreement, the term “Coach” shall mean and refer to each Coach Party that acquires the Coach Premises or any Unit therein.

12.         Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted and substituted with a provision(s) that is valid and enforceable and most closely effectuates the original intent of this Agreement.

13.         Entire Agreement. This Agreement, together with all of the other documents and agreements which are being executed and delivered by Coach and Tower C SPV on the date hereof, contain the entire agreement between the Parties relating to the subject matter hereof and all prior agreements, oral or written, relative hereto which are not contained herein are terminated.

14.         Amendments. Amendments, variations, modifications or changes to this Agreement may be made, effective and binding upon the Parties only by the setting forth of same in a written document duly executed by each of Coach and Tower C SPV, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to either of Coach or Tower C SPV.

15.         Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which shall constitute but one and the same instrument and shall be binding upon each Party hereto as fully and completely as if all Parties had signed the same signature page. The exchange of copies of this Agreement, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of such signature pages and may be used in lieu of the original signature pages for all purposes. Signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8

16.         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law).

17.         Submission to Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby may be brought in any state or federal court in the City of New York, New York, and Parties hereby consent to the exclusive jurisdiction of any court in the State of New York (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The Parties hereby waive the right to commence an action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby in any court outside of the City of New York, New York. Process in any suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

18.         Exculpation.

(a)          Tower C SPV agrees that it shall not enforce the liability and obligation of Coach to perform and observe the obligations contained in this Agreement by any action or proceeding against any Coach Exculpated Party (as hereinafter defined), and shall not sue for, seek or demand any money judgment against any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Coach, or any director, officer, agent, attorney, employee or trustee of any of the foregoing (each, a “Coach Exculpated Party” and, collectively, the “Coach Exculpated Parties”) under or by reason of or in connection with this Agreement. The provisions of this Section 18(a) shall not, however, (i) constitute a waiver, release or impairment of any obligation of Coach hereunder; or (ii) impair the right of Tower C SPV to name Coach as a party defendant in any action or suit under this Agreement.

(b)          Coach agrees that it shall not enforce the liability and obligation of Tower C SPV to perform and observe the obligations contained in this Agreement (if any) by any action or proceeding against any Tower C SPV Exculpated Party (as hereinafter defined), and shall not sue for, seek or demand any money judgment against any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Tower C SPV, or any director, officer, agent, attorney, employee or trustee of any of the foregoing (each, a “Tower C SPV Exculpated Party” and, collectively, the “Tower C SPV Exculpated Parties”) under or by reason of or in connection with this Agreement. The provisions of this Section 18(b) shall not, however, (i) constitute a waiver, release or impairment of any obligation of Tower C SPV hereunder (if any); or (ii) impair the right of Coach to name Tower C SPV as a party defendant in any action or suit under this Agreement.

9

(c)          The provisions of this Section 18 shall survive the termination or expiration of this Agreement.

19.         Defined Terms. The following words and phrases have the following meanings in this Agreement:

(a)          “Affiliate” means, with respect to any Person, a Person which directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes hereof, the term “control” (including the related terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of a Person (whether through the ownership of voting securities or other ownership interest, by contract or otherwise).

(b)          “Business Day” means each day, except Saturdays, Sundays and all days observed by the federal government as legal holidays and/or which commercial banks in New York State are not required or authorized to be closed for business.

(c)          “Person” means an individual person, a corporation, partnership, trust, joint venture, limited liability company, proprietorship, estate, association, land trust, other trust, government entity or other incorporated or unincorporated enterprise, entity or organization of any kind.

20.         Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. EACH OF THE PARTIES HERETO FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS SECTION 20.

21.         No Recordation. Neither Party shall record this Agreement or any memorandum thereof in any public records.

22.         Further Assurances. The Parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement) as either may reasonably request from time to time in furtherance of the purposes of this Agreement.

23.         Broker.

(a)          Coach represents to Tower C SPV that it has not dealt with any broker, finder or like agent in connection with this transaction. Coach hereby indemnifies and holds Tower C SPV harmless from and against any and all claims for any commission, fee or other compensation by any Person who shall claim to have dealt with Coach in connection with the sale of the Coach Premises or any portion thereof, and for any and all costs incurred by Tower C SPV in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

10

(b)          Tower C SPV represents to Coach that it has not dealt with any broker, finder or like agent in connection with this transaction. Tower C SPV hereby indemnifies and holds Coach harmless from and against any and all claims for any commission, fee or other compensation by any Person who shall claim to have dealt with Tower C SPV in connection with the sale of the Coach Premises or any portion thereof, and for any and all costs incurred by Coach in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

(c)          The provisions of this Section 23 shall survive the termination or expiration of this Agreement.

24.         Time is of the Essence. For all time periods contained in this Agreement, time shall be of the essence.

25.         Rule Against Perpetuities. The Parties intend that the Rule Against Perpetuities (and any similar rule of law) not be applicable to any provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, however, if any provision in this Agreement would be invalid or unenforceable because of the Rule Against Perpetuities or any similar rule of law but for this Section 25, the Parties hereby agree that any future interest which is created pursuant to said provision shall cease if it is not vested within twenty-one (21) years after the death of the survivor of the group composed of the undersigned individuals and their issue who are living on the date of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

11

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first above written.

COACH:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

Tower C SPV:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:	Podium Fund REIT LLC,
a Delaware limited liability company
its Managing Member

By:
Name:
Title:

Signature Page to Right of First Negotiation Agreement

EXHIBIT A

Legal Description of the Land

ALL OF THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

Tower C-Basement level and below:

All of the lands at or below an upper limiting plane of elevation 12.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.    Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 589.42 feet to a point; thence

2.    Leaving West 30th Street, North 00°03'07" East, a distance of 77.67 feet to a point; thence

3.    North 89°56'53" West, a distance of 112.00 feet to a point; thence

4.    North 00°03'07" East, a distance of 104.83 feet to a point; thence

5.    South 89°56'53" East, a distance of 22.37 feet to a point; thence

6.    North 78°45'38" East, a distance of 49.37 feet to a point; thence

7.    South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.    Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Street Level:

All of the lands above a lower limiting plane of elevation 12.00 feet and at or below an upper limiting plane of elevation 29.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.    Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

Exhibit A-1

2.    Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence

3.    South 89°56'53" East, a distance of 8.37 feet to a point; thence

4.    North 00°03'07" East, a distance of 30.67 feet to a point; thence

5.    North 89°56'53" West, a distance of 1.80 feet to a point; thence

6.    North 00°03'07" East, a distance of 5.03 feet to a point; thence

7.    North 89°56'53" West, a distance of 0.50 feet to a point; thence

8.    North 00°03'07" East, a distance of 6.60 feet to a point; thence

9.    South 89°56'53" East, a distance of 2.33 feet to a point; thence

10.  North 00°03'07" East, a distance of 18.31 feet to a point; thence

11.  North 36°42'17" West, a distance of 27.85 feet to a point; thence

12.  North 89°56'53" West, a distance of 10.32 feet to a point; thence

13.  North 00°03'07" East, a distance of 31.86 feet to a point; thence

14.  North 89°56'53" West, a distance of 45.42 feet to a point; thence

15.  North 00°03'07" East, a distance of 12.90 feet to a point; thence

16.  North 89°56'53" West, a distance of 37.04 feet to a point; thence

17.  North 00°03'07" East, a distance of 34.75 feet to a point; thence

18.  South 89°56'53" East, a distance of 1.41 feet to a point; thence

19.  North 78°45'38" East, a distance of 49.37 feet to a point; thence

20.  South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

21.  Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Mezzanine Level:

All of the lands above a lower limiting plane of elevation 29.00 feet and at or below an upper limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Exhibit A-2

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.    Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

2.    Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence

3.    South 89°56'53" East, a distance of 8.37 feet to a point; thence

4.    North 00°03'07" East, a distance of 35.70 feet to a point; thence

5.    South 89°56'53" East, a distance of 3.21 feet to a point; thence

6.    North 00°03'07" East, a distance of 136.41 feet to a point; thence

7.    South 89°56'53" East, a distance of 567.83 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.    Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Plaza level and above:

All of the lands above a lower limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.    Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 416.00 feet to a point; thence

2.    Leaving West 30th Street, North 00°03'07" East, a distance of 192.17 feet to a point; thence

3.    South 89°56'53" East, a distance of 416.00 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

4.    Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Exhibit A-3

Exhibit N

Form of Option Agreement

Exhibit N

EXECUTION VERSION

OPTION AGREEMENT

This OPTION AGREEMENT (as amended or modified from time to time, this “Agreement”) is made as of the [____] day of [__________], 20[__], by and among LEGACY YARDS TENANT LLC, a Delaware limited liability company (“Legacy Tenant”), and Podium Fund Tower C SPV LLC, a Delaware limited liability company (“Fund Member”), each having an address c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (individually and collectively, together with their respective successors and assigns, “Optionor”), and COACH LEGACY YARDS LLC, a Delaware limited liability company having an address c/o Coach, Inc., [______________________], New York, New York [_________] (together with its successors and assigns, “Optionee”; Optionor and Optionee are each referred to herein as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, Fund Member and Optionee entered into that certain Limited Liability Company Agreement dated as of April ___, 2013 (as amended from time to time, the “Operating Agreement”), of Legacy Yards LLC, a Delaware limited liability company (“Legacy Yards”), as the members thereof;

WHEREAS, Legacy Tenant, an indirect subsidiary of Legacy Yards, entered into that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of April ___, 2013 (as amended, modified, supplemented, severed or restated from time to time, the “Building C Lease”), as ground lessee, with the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York (the “MTA”), pursuant to which Legacy Tenant leased that certain portion of the Eastern Rail Yard Section (the “ERY”) of the John D. Caemmerer West Side Yard in the City, County and State of New York located on terra firma on the northwest corner of West 30th Street and 10th Avenue, New York, New York, as more particularly described on Exhibit A attached hereto (the “Land”);

WHEREAS, pursuant to the Operating Agreement, Fund Member and Optionee have developed and constructed a building and other improvements on the Land (collectively, as the same exist from time to time, the “Building”), and, upon substantial completion thereof, have caused the MTA to submit the Building to a condominium regime of ownership pursuant to that certain Declaration Establishing a Plan for Condominium Ownership of Premises located at 501 West 30th Street, New York, New York 10001, Pursuant to Article 9-B of the Real Property Law of the State of New York, dated as of [__________, 20__] (as amended, modified, supplemented or restated from time to time, the “Condominium Declaration”);

WHEREAS, as of the date hereof, (a) pursuant to the Building C Lease and the Operating Agreement, Fund Member beneficially owns the leasehold estate in and the right to purchase fee title to (i) “Office Unit 2A” (as defined in the Condominium Declaration), consisting inter alia of the 21st floor of the Building and related improvements and Facilities (as defined in the Condominium Declaration) and which shall be deemed to contain 46,263 rentable square feet of office space for purposes hereof (“Office Unit 2A”), and (ii) “Office Unit 2B” (as defined in the Condominium Declaration), consisting inter alia of the 22nd floor of the Building and related improvements and Facilities and which shall be deemed to contain 45,513 rentable square feet of office space for purposes hereof (“Office Unit 2B”; Office Unit 2A and Office Unit 2B are each referred to herein individually as an “Office Unit” and, collectively, as the “Coach Expansion Premises”), and (iii) the 23rd floor of the Building (the “23rd Floor”) which is the lowest floor of “Office Unit 3” (as defined in the Condominium Declaration) and which shall be deemed to contain 44,576 rentable square of office space for purposes hereof, each as more particularly described on Exhibit B attached hereto, and (b) Optionee owns fee title to “Office Unit 1” (as defined in the Condominium Declaration);1

WHEREAS, on the date hereof, Optionee is [a wholly owned subsidiary] [an Affiliate]2 of Coach, Inc., a Maryland corporation (together with its successors and assigns, “Coach”); and

WHEREAS, subject to the terms hereof, Optionee desires to acquire from Optionor an irrevocable option to lease or purchase, at Optionee’s election, the Coach Expansion Premises and/or the 23rd Floor on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.           Grant of Options. In consideration of the sum of Ten and 00/100 Dollars ($10.00) being paid on the date hereof by Optionee to Optionor, receipt and legal sufficiency of which are hereby acknowledged, Optionor hereby grants to Optionee, subject to the terms and conditions of this Agreement, an exclusive and irrevocable option, at Optionee’s election, to (a) purchase fee title (the “Purchase Option”) to the Coach Expansion Premises or any portion thereof pursuant to and on the terms and conditions set forth in this Agreement and on Exhibit C attached hereto and made a part hereof (the “Purchase Option Terms”), free and clear of all liens and encumbrances, except for Permitted Encumbrances (as defined in the Purchase Option Terms), or (b) lease and hire (the “Lease Option”; the Purchase Option and the Lease Option, individually and collectively, the “Option”) the Coach Expansion Premises or any portion thereof pursuant to and on the terms and conditions set forth in this Agreement and the form of office lease agreement attached hereto as Exhibit D (the “Lease”); provided, that (i) the Option may be exercised only with respect to all of Office Unit 2A or Office Unit 2B (i.e., the Option may not be exercised with respect to a portion of Office Unit 2A or Office Unit 2B); (ii) if Optionee elects to exercise the Option with respect to less than all of the Coach Expansion Premises, then the Option shall be exercisable in ascending vertically contiguous Office Unit increments only (i.e., if Optionor, elects to exercise the Option with respect to only a portion of the Coach Expansion Premises, such Option must be exercised with respect to one or more of all of Office Unit 2A or Office Unit 2B, in that order).

[1]	Definition of Coach Expansion Premises to be updated prior to execution of this Agreement to reflect the addition of Office Unit 2A or Office Unit 2B to the Coach Unit pursuant to the Operating Agreement, if applicable. Square foot areas referenced will also be updated if inaccurate as of the date this Agreement is executed based on re-measurement under the Development Agreement.

[2]	To be filled in as applicable prior to execution of this Agreement.

2

2.           Option Term.

(a)           The Option and all rights and privileges granted to Optionee hereunder with respect thereto shall be effective and irrevocable for the Option Period. The Option and all of Optionee’s rights hereunder shall expire and be of no further force and effect upon the expiration of the Option Period. For the avoidance of doubt, if a Purchase Option Notice (hereinafter defined) or Lease Option Notice (hereinafter defined) is delivered on or prior to the expiration of the Option Period, Optionee’s exercise of the Option pursuant thereto and the terms of this Agreement shall remain valid and in full force and effect with respect to the Expansion Option Space (hereinafter defined) that is the subject of such Purchase Option Notice or Lease Option Notice, notwithstanding that the Purchase Closing (hereinafter defined) or the Lease Closing (hereinafter defined), as applicable, occurs, or is scheduled to occur, after the expiration of the Option Period in accordance with the terms of this Agreement.

(b)           As used herein, the “Option Period” means the period commencing on the date hereof and expiring at 5:00 p.m. (Eastern time) on the date that immediately precedes the applicable Vacancy Date by one (1) year. As used herein, the “Vacancy Date” means the earlier to occur of (i) the date that is the tenth (10th) anniversary of the rent commencement date of the term of the initial lease of any portion of the Coach Expansion Premises, and (ii) the date that is the thirteenth (13th) anniversary of the date on which Optionee first occupies the Coach Unit for the normal conduct of business in the ordinary course. Within five (5) Business Days after the execution of the initial space lease with respect to Unit 2A or Unit 2B, Optionor shall provide written notice thereof (the “Optionor’s Vacancy Date Notice”) to Optionee, which notice shall expressly advise Optionee of the commencement date of the term of such lease, and promptly following the date on which Optionee first occupies the Coach Unit for the normal conduct of business in the ordinary course, Optionee shall provide written notice (the “Optionee’s Vacancy Date Notice”) to Optionor thereof. At the request of either Party, Optionor and Optionee shall promptly following the execution of the initial lease for Unit 2A or Unit 2B, confirm the Vacancy Date and the date on which the Option Period ends for the applicable Coach Expansion Premises by a separate written instrument; provided, that the failure of Optionor to deliver Optionor’s Vacancy Date Notice or of Optionee to deliver Optionee’s Vacancy Date Notice, or the failure of the Parties to execute and deliver such instrument shall not affect the Option Period or the Option. If Optionor shall not deliver the Optionor’s Vacancy Date Notice to Optionee with respect to Unit 2A or Unit 2B on or prior to the date that is the third (3rd) anniversary of the date on which Optionee first occupies the Coach Unit for the normal conduct of business in the ordinary course thereof, the Vacancy Date for such Unit shall be deemed to be the date that is the thirteenth (13th) anniversary of the date on which Optionee first occupies the Coach Unit for the normal conduct of business in the ordinary course, and Optionor and Optionee shall then promptly confirm the Vacancy Date and the Option Period by a separate instrument; provided, that the failure to execute and deliver such instrument shall not affect the Option Period or the Option.

3.           Exercise of Purchase Option.

(a)           Subject to the terms of Section 1 and this Section 3, Optionee may exercise the Purchase Option at any time, and from time to time, during the Option Period, by delivering to Optionor a written notice stating that Optionee elects to exercise the Purchase Option pursuant to the terms of this Agreement (a “Purchase Option Notice”). A Purchase Option Notice shall not be effective to exercise the Purchase Option unless Optionee satisfies each of the following conditions upon delivery of the Purchase Option Notice to Optionor:

3

(i)           the Purchase Option Notice shall identify the applicable Office Unit(s) with respect to which Optionee is exercising the Purchase Option (the “Purchase Option Exercise Space”); and

(ii)         simultaneously with the giving of the Purchase Option Notice, Optionee shall deposit in escrow with a title insurance company in New York City selected by Optionee (the “Escrow Agent”), a deposit equal to $2,000,000 per Office Unit of the Purchase Option Exercise Space (such amount, together with all interest accrued thereon, the “Deposit”), in cash, by wire transfer, or delivery of a certified check, to Escrow Agent.

(b)           Upon the delivery of a Purchase Option Notice with respect to any Purchase Option Exercise Space as provided in this Section 3, the Parties shall proceed to effectuate the closing of the purchase and sale of the Purchase Option Exercise Space (the “Purchase Closing”) in accordance with the terms and conditions of this Agreement and the Purchase Option Terms, all of which Purchase Option Terms shall be deemed effective and binding on the Parties and shall be deemed incorporated in this Agreement as if set forth in full herein. The Purchase Closing shall occur on a date following the vacancy Date for the applicable Purchase option Exercise Space mutually agreed upon by the Parties, but not later than forty-five (45) days after such Vacancy Date (the date on which the Purchase Closing actually occurs with respect to such Purchase Option Exercise Space (the “Purchase Closing Date”).

(c)           On the applicable Purchase Closing Date, (i) the Deposit, together with the balance of the Purchase Price, shall be paid by wire transfer of immediately available funds to Optionor to such account or accounts specified by Optionor, as provided in the Purchase Option Terms, and (ii) Optionor and Optionee shall execute and deliver the documents and other deliveries set forth in the Purchase Option Terms in accordance with the terms hereof.

4

4.           Purchase Price.

(a)           The purchase price for the purchase of any Purchase Option Exercise Space (the “Purchase Price”) shall be an amount equal to ninety-five percent (95%) of the Fair Market Value (hereinafter defined) of such Purchase Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year. Within thirty (30) days of delivery of a Purchase Option Notice, Optionor shall deliver to Optionee written notice (“Optionor’s Initial Purchase Price Determination”) specifying Optionor’s determination of the Purchase Price for such Purchase Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year. As used herein, “Fair Market Value” means, with respect to any Purchase Option Exercise Space, the purchase price that a willing purchaser would pay and a willing seller would accept for such Purchase Option Exercise Space on the date that immediately precedes the applicable Vacancy Date by one (1) year, vacant and free and clear of any and all tenancies and other rights of occupancy or possession, and taking into account all other relevant factors (including, without limitation, the location of the Purchase Option Exercise Space, the Class A classification of the Building and the date on which construction thereof was completed, and the Common Charges (as defined in the Condominium Declaration) and assessments payable with respect to the Purchase Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year (including, without limitation, any amounts payable pursuant to the ERY FAOA Declaration (as defined in the Condominium Declaration), if any, in addition to such Common Charges and assessments, the applicable Delivery Condition of the Purchase Option Exercise Space and the cost (if any) to Optionee of demolishing any existing leasehold improvements therein, and all other Purchase Option Terms). Within thirty (30) days after receipt of an Optionor’s Initial Purchase Price Determination, Optionee shall notify Optionor in writing (the “PP Response Notice”) whether Optionee accepts or disputes Optionor’s determination of the Purchase Price for the applicable Purchase Option Exercise Space, and if Optionee disputes Optionor’s determination of the Purchase Price, then the PP Response Notice shall set forth Optionee’s determination thereof (“Optionee’s Initial Purchase Price Determination”). If Optionee fails timely to object to Optionor’s Initial Purchase Price Determination by delivery of a PP Response Notice that sets forth Optionee’s determination of the Purchase Price for the applicable Purchase Option Exercise Space, then Optionor may send second notice to Optionee of such failure and if Optionee does not respond to such second notice within ten (10) Business Days after receipt of the same, then Optionee shall be deemed to have accepted Optionor’s Initial Purchase Price Determination with respect to the applicable Purchase Option Exercise Space.

(b)           (i)           If Optionee disputes Optionor’s Initial Purchase Price Determination with respect to any Purchase Option Exercise Space and Optionor and Optionee fail to agree as to the Purchase Price within thirty (30) days after Optionor’s receipt of the PP Response Notice, then the Purchase Price for such Purchase Option Exercise Space shall be determined by arbitration in the City of New York, as set forth in this Section 4(b). Optionee shall initiate the arbitration process by giving notice to that effect to Optionor within forty-five (45) days after the giving of PP Response Notice, which notice shall include the name and address of Optionee’s designated arbitrator. Within five (5) Business Days after the designation of Optionee’s arbitrator, Optionor shall give notice to Optionee of the name and address of Optionor’s designated arbitrator. If Optionor shall fail timely to appoint an arbitrator, then Optionee may request the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) to appoint an arbitrator on Optionor’s behalf. Such two arbitrators shall have ten (10) Business Days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Optionor or Optionee may request the AAA to appoint an arbitrator who shall be impartial within thirty (30) days after such request and both Parties shall be bound by any appointment so made within such thirty (30) day period. If no such third arbitrator shall have been appointed within such thirty (30) day period, either Optionor or Optionee may apply to the Supreme Court, New York County to make such appointment. The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute.

5

(ii)         Within seven (7) days after the appointment of the third arbitrator, the three arbitrators will meet (the “Initial Meeting”) and set a hearing date for the arbitration. The hearing shall not exceed two days and shall be scheduled to be held within thirty (30) days after the Initial Meeting. At the Initial Meeting, Optionor and Optionee may each submit a revised Purchase Price determination for the applicable Purchase Option Exercise Space (each, a “Final Purchase Price Determination”); provided, that Optionor’s Final Purchase Price Determination may not be greater than Optionor’s Initial Purchase Price Determination, and Optionee’s Final Determination may not be lower than Optionee’s Initial Purchase Price Determination. If Optionor shall fail so to submit a Final Purchase Price Determination, then Optionor’s Initial Purchase Price Determination shall constitute Optionor’s Final Purchase Price Determination, and if Optionee shall fail so to submit a Final Purchase Price Determination, then Optionee’s Initial Purchase Price Determination, as applicable, shall constitute Optionee’s Final Purchase Price Determination.

(iii)        There shall be no discovery in the arbitration. On reasonable notice to the other Party, however, Optionee may inspect the Purchase Option Exercise Space and any portion of the Building relevant to its claims. Thirty (30) days prior to the scheduled hearing, the Parties may exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed twenty (20) pages in length. Two weeks prior to the hearing, the Parties may exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed ten (10) pages in length. Ten (10) days prior to the hearing, the Parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses’ testimony. One week prior to the hearing, the Parties shall exchange all documents which they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each Party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The arbitrators shall conduct the two (2) day hearing so as to provide each Party with sufficient time to present its case, both on direct and on rebuttal, and permit each Party appropriate time for cross examination; provided, that the arbitrators shall not extend the hearing beyond two (2) days. Each Party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing Party.

(iv)        The determination of the Purchase Price by the third arbitrator shall be either the amount set forth in Optionor’s Final Purchase Price Determination or the amount set forth in Optionee’s Final Purchase Price Determination. The third arbitrator may not select any other amount as the Purchase Price. The fees and expenses of any arbitration pursuant to this Section 4(b) shall be borne by the Parties equally, but each Party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own evidence and proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement. Each arbitrator shall have at least ten (10) years in the valuation of first class office properties in Manhattan similar in character to the Purchase Option Exercise Space. After a determination has been made of the Purchase Price, the Parties shall execute and deliver an instrument setting forth the Purchase Price, but the failure to so execute and deliver any such instrument shall not affect the determination of Purchase Price.

(v)         If the final determination of the Purchase Price shall not be made on or before the day that is thirty (30) days prior to the scheduled Purchase Closing Date, the scheduled Purchase Closing Date shall be adjourned until the date that is thirty (30) days after the date on which such final determination of the Purchase Price is made.

6

5.           Exercise of Lease Option; Fixed Rent.

(a)           Subject to the terms of Section 1 and this Section 5, Optionee may exercise the Lease Option at any time, and from time to time, during the Option Period, by delivering to Optionor a written notice stating that Optionee elects to exercise the Lease Option pursuant to the terms of this Agreement (a “Lease Option Notice”). A Lease Option Notice shall not be effective to exercise the Lease Option unless such Lease Option Notice shall identify the applicable Office Unit(s) with respect to which Optionee is exercising the Lease Option (the “Lease Option Exercise Space”).

(b)           Upon the delivery of a Lease Option Notice with respect to any Lease Option Exercise Space as provided in this Section 5, within thirty (30) days after determination of the Fixed Rent (hereinafter defined) for such Lease Option Exercise Space in accordance with this Section 5, Optionee shall execute and deliver to Optionor (i) six (6) executed original counterparts of the Lease with respect to such Lease Option Exercise Space, executed on behalf of Optionee, which Lease shall provide that the term thereof shall commence on (and the Lease Option Exercise Space shall be delivered to Optionee in the Delivery Condition on) the date that is forty-five (45) days after the Vacancy Date (the “Delivery Date”), and (ii) if required pursuant to Section 13, three (3) original counterparts of a Guaranty (hereinafter defined) executed by Coach. Optionor shall promptly execute all six (6) original counterparts of such Lease and deliver three (3) executed original counterparts of such Lease, executed on behalf of Optionor and Optionee, to Optionee (the “Lease Closing”; any Purchase Closing and any Lease Closing, each hereinafter referred to as, individually or collectively, as the context indicates, an “Option Closing”), which in no event shall be delivered to Optionee later than three (3) Business Days after Optionor’s receipt of the original executed counterparts of such Lease from Optionee.

(c)           The fixed rent for any Lease Option Exercise Space (the “Fixed Rent”) shall be an amount equal to ninety-five percent (95%) of the Fair Market Rent (hereinafter defined) for such Lease Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year for the initial term of the Lease therefor. Within thirty (30) days of delivery of a Lease Option Notice, Optionor shall deliver to Optionee written notice (“Optionor’s Initial Fixed Rent Determination”) specifying Optionor’s determination of the Fixed Rent for such Lease Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year. As used herein, “Fair Market Rent” means, with respect to any Lease Option Exercise Space, the fixed annual rent that a willing lessee would pay and a willing lessor would accept for such Lease Option Exercise Space on the date that immediately precedes the applicable Vacancy Date by one (1) year, taking into account all relevant factors (including, without limitation, the location of such Lease Option Exercise Space, the Class A classification of the Building and the date on which construction thereof was completed, any additional rent that would be payable by Optionee, as tenant, in respect of PILOT, real estate taxes (taking into account any burn-off or loss of any tax abatements and any reset of real estate taxes occurring during the term of the Lease therefor), operating expenses and the Common Charges and assessments payable with respect to the Lease Option Exercise Space as of the date that immediately precedes the applicable Vacancy Date by one (1) year (including, without limitation, any amounts payable pursuant to the ERY FAOA Declaration, if any, in addition to such Common Charges and assessments), the applicable Delivery Condition of the Lease Option Exercise Space and the cost (if any) to Optionee of demolishing any existing leasehold improvements therein, and all other relevant terms and conditions of the Lease). Within thirty (30) days after receipt of Optionor’s Initial Fixed Rent Determination for any Lease Option Exercise Space, Optionee shall notify Optionor in writing (the “Rent Response Notice”) whether Optionee accepts or disputes Optionor’s determination of the Fixed Rent for any Lease Option Exercise Space, and if Optionee disputes Optionor’s determination of the Fixed Rent for any Lease Option Exercise Space, then the Rent Response Notice shall set forth Tenant’s determination thereof (“Optionee’s Initial Fixed Rent Determination”). If Optionee fails timely to object to Optionor’s determination of the Fixed Rent for any Lease Option Exercise Space and to set forth Optionee’s determination thereof, then Optionor may send second notice to Optionee of such failure and if Optionee does not respond to such second notice within ten (10) Business Days after receipt of the same, then Optionee shall be deemed to have accepted Optionor’s Initial Fixed Rent Determination for the Lease Option Exercise Space.

7

(d)           If Optionee disputes Optionor’s Initial Fixed Rent Determination for any Lease Option Exercise Space and Optionor and Optionee fail to agree as to the Fixed Rent within thirty (30) days after the giving of the Rent Response Notice, then the Fixed Rent shall be determined by arbitration in the same manner as disputes regarding the Purchase Price pursuant to Section 5; provided, that (i) all references in Section 4 to “Purchase Price” shall be deemed to refer to “Fixed Rent”, (ii) all references in Section 4 to “Optionor’s Initial Purchase Price Determination” shall be deemed to refer to “Optionor’s Initial Fixed Rent Determination”, (iii) all references in Section 5 to “Optionee’s Initial Purchase Price Rent Determination” shall be deemed to refer to “Optionee’s Initial Fixed Rent Determination” and (iv) each arbitrator shall be a licensed real estate broker having at least ten (10) years of experience in leasing of first class office buildings in Manhattan similar in character to the applicable Lease Option Exercise Space.

6.           23rd Floor Right of First Offer.

(a)           As used herein:

(i)           “Available” shall mean, as to the 23rd Floor, that such space is vacant and free of any present or future possessory right or option then existing in favor of any third party. Notwithstanding the foregoing, Optionee’s right of first offer pursuant to this Section 6 is subordinate to: (A) the rights of L’Oreal USA, Inc., a Delaware corporation (“L’Oreal”), pursuant to the terms of that certain Lease, dated as of April __, 2013 (the “L’Oreal Lease”), between Legacy Tenant, as landlord, and L’Oreal, as tenant, including any renewal or extension thereof; (B) if L’Oreal shall have exercised the Initial Contraction Option (as such term is defined in the L’Oreal Lease) and Legacy Tenant shall have elected to provide the 23rd Floor as the Second Expansion Space (as such term is defined in the L’Oreal Lease), the rights L’Oreal under the L’Oreal Lease and any renewal or extension thereof; and (C) if L’Oreal shall have exercised the Initial Contraction Option and Legacy Tenant shall have elected to not provide the 23rd Floor as the Second Expansion Space and shall have instead leased the 23rd Floor to a third party tenant, the rights of the initial tenant of the 23rd Floor immediately thereafter (such tenant, the “Initial Third Party Tenant”) and any renewal or extension, or new lease, of the 23rd Floor exercised by, or entered into with, the Initial Third Party Tenant, whether pursuant to the terms of the Initial Third Party Tenant’s lease or otherwise.3 Optionor shall provide Optionee with written updates from time to time upon request therefor concerning the status of the 23rd Floor, including, without limitation, (x) whether L’Oreal has exercised the Initial Contraction Option, (y) whether Legacy Tenant shall have elected to provide the 23rd Floor as the Second Expansion Space or not, and (z) whether there is an Initial Third Party Tenant and the duration of such Initial Third Parties lease term, etc.

[3]	Definition of “Available” and rights of L’Oreal and a third party tenant to which the right of first offer is subordinate to be updated prior to execution of this Agreement to reflect the exercise or non-exercise by L’Oreal of the Initial Contraction Option.

8

(ii)         “Offer Period” means the period commencing on the date hereof and ending on: (A) if L’Oreal shall not have exercised the Initial Contraction Option, the date on which the L’Oreal Lease shall expire or terminate pursuant to the express terms thereof; (B) if L’Oreal shall have exercised the Initial Contraction Option and Legacy Tenant shall have elected to provide the 23rd Floor as the Second Expansion Space, the date on which the L’Oreal Lease shall expire or terminate with respect to the 23rd Floor; and (C) if L’Oreal shall have exercised the Initial Contraction Option and Legacy Tenant shall have elected to not provide the 23rd Floor as the Second Expansion Space and shall have instead leased the 23rd Floor to the Initial Third Party Tenant, the date upon which the Initial Third Party Tenant shall vacate the 23rd Floor; provided, that in no event shall the Offer Period expire earlier than the date that is the thirteenth (13th) anniversary of the date on which Optionee first occupies the Coach Unit for the normal conduct of business in the ordinary course.4

(b)           If at any time during the Offer Period the entirety of the 23rd Floor either becomes, or Optionor reasonably anticipates that within the next twenty-four (24) months the entire 23rd Floor will become, Available, then Optionor shall give Optionee notice (an “Offer Notice”) thereof, specifying (A) the date or estimated date that the 23rd Floor has or is anticipated to become Available, (B) Optionor’s determination of the Purchase Price and the Fixed Rent for the 23rd Floor as of the date of such Offer Notice, and (C) such other matters as Optionor may deem appropriate for such Offer Notice.

(c)           Optionee shall have the option (the “23rd Floor Option”), exercisable by written notice (an “Acceptance Notice”) given to Optionor on or before the date that is sixty (60) days after the date the Offer Notice is given, either (i) to purchase the 23rd Floor, if Optionee shall have exercised the Purchase Option for all of the Coach Expansion Premises, or (ii) to lease the 23rd Floor, in each case pursuant to the further terms and conditions of this Section 6.

[4]	Definition of “Offer Period” to be updated prior to execution of this Agreement to reflect the exercise or non-exercise by L’Oreal of the Initial Contraction Option.

9

(d)           If Optionee timely elects to purchase the 23rd Floor, then (i) Optionee shall make the Deposit required pursuant to Section 3(iii) simultaneously with the giving of the Acceptance Notice, and (ii) the Parties shall proceed to effectuate the closing of the purchase and sale of the 23rd Floor (the “23rd Floor Closing”) in accordance with the terms and conditions of this Agreement and the Purchase Option Terms, all of which Purchase Option Terms shall be deemed effective and binding on the Parties and shall be deemed incorporated in this Agreement as if set forth in full herein, except that as used in the Purchase Option Terms: (A) the term “Purchase Option Exercise Space” shall mean the 23rd Floor, (B) the term “Purchase Closing Date” shall mean the 23rd Floor Closing Date (hereinafter defined), and (C) the term “Purchase Closing” shall mean the 23rd Floor Closing. The 23rd Floor Closing shall occur on a date following the date the 23rd Floor becomes Available mutually agreed upon by the Parties, but not later than forty-five (45) days after such date on which the 23rd Floor becomes Available (the date on which the Purchase Closing actually occurs with respect to such Purchase Option Exercise Space (the “23rd Floor Closing Date”). The Purchase Price for the purchase of the 23rd Floor shall be determined in accordance with Section 4 which shall apply, mutatis mutandis, with respect to the 23rd Floor, except that: (x) all references to “Purchase Option Exercise Space” shall be deemed to refer to the 23rd Floor, (y) all references to “Purchase Closing Date” shall be deemed to refer to 23rd Floor Closing Date and (z) “Optionor’s Initial Purchase Price Determination” shall be deemed to mean the amount specified as the Purchase Price in the Offer Notice. If Optionee elects to purchase the 23rd Floor, then on the 23rd Floor Closing Date (1) the Deposit, together with the balance of the Purchase Price, shall be paid by wire transfer of immediately available funds to Optionor to such account or accounts specified by Optionor, as provided in the Purchase Option Terms, and (2) Optionor and Optionee shall execute and deliver the documents and other deliveries set forth in the Purchase Option Terms in accordance with the terms hereof and thereof.

(e)           If Optionee timely elects to lease the 23rd Floor, then the terms and conditions of Section 5 shall apply, mutatis mutandis, with respect to the leasing of the 23rd Floor, except that: (i) clause (a) of Section 5 shall not apply, (ii) all references to “Lease Option Notice” shall be deemed to refer to the Acceptance Notice, (iii) all reference to “Lease Option Exercise Space” shall be deemed to refer to the 23rd Floor, (iv) all reference to “Vacancy Date” shall be deemed to refer to the date that the 23rd Floor is or will become Available as set forth in the Offer Notice, and (v) “Optionor’s Initial Fixed Rent Determination” shall be deemed to mean the amount specified for Fixed Rent in the Offer Notice.

(f)            If Optionee elects to exercise the 23rd Floor Option (whether to purchase or lease), then Optionor shall cause the 23rd Floor to be subdivided and severed from Office Unit 3, so that the 23rd Floor shall be a separate and distinct condominium unit in the Condominium (as defined in the Condominium Declaration), together with a [2.28]% interest in the Common Elements (as defined in the Condominium Declaration), which subdivision and severance shall be at (i) Optionor’s sole cost and expense if Optionee elects to purchase the 23rd Floor or (ii) Optionee’s sole cost and expense if Optionee elects to lease the 23rd Floor. The Parties agree to cooperate in good faith in connection with such subdivision and severance.

7.           Delivery Condition. On any Purchase Closing Date, 23rd Floor Closing Date and any Delivery Date (including with respect to the 23rd Floor), as applicable, the applicable Purchase Option Exercise Space, Lease Option Exercise Space or 23rd Floor shall be delivered to Optionee vacant and free and clear of any and all tenancies and other rights of occupancy or possession and otherwise in the condition to be negotiated in good faith by Optionor and Optionee (the “Delivery Condition”); provided, that with respect to the Coach Expansion Premises, the Delivery Condition shall include, at a minimum, the core bathroom finishes and all foundations, columns, girders, beams, supports, all support and other features necessary for the installation of raised flooring, as constructed and existing therein on the date hereof.

10

8.            Representations and Covenants by Optionor.

(a)           Each Optionor hereby represents and warrants to Optionee, as to itself, as of the date hereof as follows:

(i)             It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law; it has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person.

(ii)         This Agreement has been, and all documents which it is required to deliver to Optionee at any Closing will at the time of such Closing be, duly authorized, executed and delivered by such Optionor, is or will be the legal, valid and binding obligations of Optionor enforceable in accordance with its or their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally, and does not or will not, (A) conflict with any provision of any law or regulation to which it is subject, or violate any provision of any judicial order to which it is a party or to which it is subject, (B) breach or violate any of its organizational documents, (C) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which it is a party or by which it or any of its property is bound, or (D) require the consent, approval or ratification by any governmental entity or any other Person that has not been obtained.

(iii)        It owns and holds, or has a beneficial ownership interest in, a leasehold or fee interest in and to the Coach Expansion Premises and the 23rd Floor. Except for (A) the rights granted by Legacy Tenant to L’Oreal pursuant to the terms of the L’Oreal Lease and (B) the rights granted to Optionee pursuant to this Agreement, it has not granted any options to purchase or lease or otherwise acquire or lease, rights of first refusal, rights of first offer or other rights with respect to the Coach Expansion Space, the 23rd Floor or any part thereof.

(iv)        There are no actions, suits, or proceedings pending and, to its knowledge, no such action suit or proceeding has been threatened in writing against it in any court of law or in equity or before any governmental instrumentality that is reasonably likely to adversely affect its ability to perform its obligations under this Agreement. Exhibit F-1 attached hereto and made a part hereof, sets forth all litigation, claims, actions or proceedings currently affecting Optionor.

(v)         It is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

11

(vi)        It is not a Person with whom Optionee is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons), or any other applicable law of the United States.

(vii)       It has delivered to Optionee a true, correct and complete copy of the L’Oreal Lease.

(b)           Optionee hereby represents and warrants to Optionor as of the date hereof as follows:

(i)             It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law; it has taken all action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized person.

(ii)         This Agreement has been, and all documents which Optionee is required to deliver to Optionor at any Closing will at the time of such Closing be, duly authorized, executed and delivered by Optionee, is or will be the legal, valid and binding obligations of Optionee enforceable in accordance with its or their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally, and does not or will not, (A) conflict with any provision of any law or regulation to which it is subject, or violate any provision of any judicial order to which it is a party or to which it is subject, (B) breach or violate any of its organizational documents, (C) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which it is a party or by which it or any of its property is bound, or (D) require the consent, approval or ratification by any governmental entity or any other Person that has not been obtained.

(iii)        There are no actions, suits, or proceedings pending and, to its knowledge, no such action suit or proceeding has been threatened in writing against it in any court of law or in equity or before any governmental instrumentality that is reasonably likely to adversely affect its ability to perform its obligations under this Agreement. Exhibit F-2 attached hereto and made a part hereof, sets forth all litigation, claims, actions or proceedings currently affecting Optionee.

(iv)        It is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

12

(v)         It is not a Person with whom Optionee is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by OFAC (including those persons or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons), or any other applicable law of the United States.

(c)            The representations and warranties of each Optionor and Optionee set forth in this Agreement and in the Purchase Option Terms shall survive the execution and delivery of this Agreement and the Purchase Closing Date in accordance with the Purchase Option Terms. All of the representations and warranties made by Optionor in Section 8(a) shall be true and correct on the date of any Purchase Closing Date as if remade by Optionor on and as of such Purchase Closing Date; provided, that in connection with a permitted assignment of this Agreement by Optionor, any permitted assignee of Optionor shall be permitted to update such representations solely with respect to (i) the representations contained in Section 8(a)(i) to account for a change in the type of entity and the jurisdiction of formation of such entity, (ii) the representations contained in Section 8(a)(iii) to reflect the structure of its ownership of the Coach Expansion Premises and/or the 23rd Floor, and (iii) the representations contained in Section 8(a)(iv) to update Exhibit F-1 attached hereto. All of the representations and warranties made by Optionee in Section 8(b) shall be true and correct on the date of any Purchase Option Notice or Acceptance Notice and on the date of any Purchase Closing Date as if remade on and as of such date and the Purchase Closing Date; provided, that in connection with a permitted assignment of this Agreement by Optionee, any permitted assignee of Optionee shall be permitted to update such representations solely with respect to (i) the representations contained in Section 8(b)(i) to account for a change in the type of entity and the jurisdiction of formation of such entity, and (ii) the representations contained in Section 8(b)(iii) to update Exhibit F-2 attached hereto.

9.             Remedies. If Optionor breaches or fails to perform any of its obligations pursuant to the terms of this Agreement, Optionee shall be entitled to specific performance against Optionor, in addition to any other remedies available to Optionee pursuant to this Agreement, at law or in equity, including, with limitation, any damages arising from Optionor’s breach or failure to perform any of the terms and conditions of this Agreement. The provisions of this Section 9 shall survive any Closing, the expiration of the Option Period and the termination of this Agreement.

10.         Notices. Any and all notices, demands, requests, consents, approvals or other communications (each, a “Notice”) permitted or required to be made under this Agreement shall be in writing, signed by the Party giving such Notice and shall be delivered (a) by hand (with signed confirmation of receipt), (b) by nationally or internationally recognized overnight mail or courier service (with signed confirmation of receipt) or (c) by facsimile transmission (with a confirmation copy delivered in the manner described in clause (a) or (b) above). All such Notices shall be deemed delivered, as applicable: (i) on the date of the personal delivery or facsimile (as shown by electronic confirmation of transmission) if delivered by 5:00 p.m., and if delivered after 5:00 p.m. then on the next business day; or (ii) on the next business day for overnight mail. Notices directed to a Party shall be delivered to the Parties at the addresses set forth below or at such other address or addresses as may be supplied by written Notice given in conformity with the terms of this Section 10:

13

If to Optionor:	Legacy Yards Tenant LLC
Podium Fund Tower C SPV LLC
c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Jeff T. Blau and L. Jay Cross
Facsimile: (212) 801-3540

with a copy to:	The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Richard O’Toole, Esq.
Facsimile: (212) 801-1036

and to:	The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Amy Arentowicz, Esq.
Facsimile: (212) 801-1003

and to:	Oxford Hudson Yards LLC
320 Park Avenue, 17th Floor
New York, New York 100022
Attention: Dean J. Shapiro
Facsimile: (212) 986-7510

and to:	Oxford Properties Group
Royal Bank Plaza, North Tower
200 Bay Street, Suite 900
Toronto, Ontario M5J 2J2 Canada
Attention: Chief Legal Counsel
Facsimile: (416) 868-3799

and, if different than the address set forth above,
to the address posted from time to time as the
corporate head office of Oxford Properties Group
on the website www.oxfordproperties.com,
to the attention of the Chief Legal Counsel
(unless the same is not readily ascertainable or
accessible by the public in the ordinary course)

and to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955

14

If to Optionee:	Coach Legacy Yards LLC
c/o Coach, Inc.
[516 West 34th Street]
New York, New York 10001
Attention: Todd Kahn
Facsimile: (212) 629-2398

with copies to:	Coach, Inc.
[516 West 34th Street]
New York, New York 10001
Attention: Mitchell L. Feinberg
Facsimile: (212) 629-2298

and to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.
Facsimile: (212) 859-4000

Any counsel designated above or any replacement counsel who may be designated respectively by any Party or such counsel by written Notice to the other parties is hereby authorized to give Notices hereunder on behalf of its respective client.

11.         Attorney Fees. The prevailing party in any litigation shall be entitled to recovery of all of its actual out-of-pocket costs and expenses (including legal fees and disbursements) incurred in such action. The provisions of this Section 11 shall survive any Closing, the expiration of the Option Period, the Offer Period and the termination of this Agreement.

12.         Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

13.         Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

14.         Assignment; Successors and Assigns. This Agreement shall be binding upon the Parties and their respective successors and assigns, and shall inure to the benefit of the Parties and their respective successors and assigns. Without limiting the foregoing, Optionee shall have the right to designate one or more Persons as its designee(s) to acquire or lease all or any portion of the Coach Expansion Premises or 23rd Floor at any Closing (but no such designation shall relieve Optionee from any of its obligations hereunder); provided, that if Optionee is exercising the Lease Option or the 23rd Floor Option to lease the 23rd Floor and Optionee’s designated lessee under the Lease is a Person other than Coach, the Lease shall be guaranteed by Coach pursuant to a guaranty of such lessee’s obligations under such Lease (a “Guaranty”) in the form attached hereto as Exhibit G.

15

15.         Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted and substituted with a provision(s) that is valid and enforceable and most closely effectuates the original intent of this Agreement.

16.         Entire Agreement. This Agreement, together with all of the other documents and agreements which are being executed and delivered by Optionor and Optionee on the date hereof, contain the entire agreement between the Parties relating to the subject matter hereof and all prior agreements, oral or written, relative hereto which are not contained herein are terminated.

17.         Amendments. Amendments, variations, modifications or changes to this Agreement may be made, effective and binding upon the Parties only by the setting forth of same in a written document duly executed by each of Optionor and Optionee, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to either of Optionor or Optionee.

18.         Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which shall constitute but one and the same instrument and shall be binding upon each Party hereto as fully and completely as if all Parties had signed the same signature page. The exchange of copies of this Agreement, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of such signature pages and may be used in lieu of the original signature pages for all purposes. Signatures of the Parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

19.         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof (other than Section 5-1401 of the General Obligations Law).

20.         Submission to Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby may be brought in any state or federal court in the City of New York, New York, and Parties hereby consent to the exclusive jurisdiction of any court in the State of New York (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The Parties hereby waive the right to commence an action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated hereby or thereby in any court outside of the City of New York, New York. Process in any suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

16

21.         Exculpation.

(a)            Optionee agrees that it shall not enforce the liability and obligation of Optionor to perform and observe the obligations contained in this Agreement by any action or proceeding against any Optionor Exculpated Party (as hereinafter defined), and shall not sue for, seek or demand any money judgment against any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Optionor, or any director, officer, agent, attorney, employee or trustee of any of the foregoing (each, an “Optionor Exculpated Party” and, collectively, the “Optionor Exculpated Parties”) under or by reason of or in connection with this Agreement. The provisions of this Section 21(a) shall not, however, (i) constitute a waiver, release or impairment of any obligation of Optionor hereunder; or (ii) impair the right of Optionee to name Optionor as a party defendant in any action or suit under this Agreement.

(b)           Optionor agrees that it shall not enforce the liability and obligation of Optionee to perform and observe the obligations contained in this Agreement by any action or proceeding against any Optionee Exculpated Party (as hereinafter defined), and shall not sue for, seek or demand any money judgment against any direct or indirect member, manager, shareholder, partner, beneficiary or other owner of beneficial ownership interests in Optionee, or any director, officer, agent, attorney, employee or trustee of any of the foregoing (each, an “Optionee Exculpated Party” and, collectively, the “Optionee Exculpated Parties”) under or by reason of or in connection with this Agreement. The provisions of this Section 21(b) shall not, however, (i) constitute a waiver, release or impairment of any obligation of Optionee hereunder; or (ii) impair the right of Optionor to name Optionee as a party defendant in any action or suit under this Agreement.

(c)           The provisions of this Section 21 shall survive the Closing, the expiration of the Option Period and the termination of this Agreement.

22.         Defined Terms. The following words and phrases have the following meanings in this Agreement:

(a)           “Affiliate” means, with respect to any Person, a Person which directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes hereof, the term “control” (including the related terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of a Person (whether through the ownership of voting securities or other ownership interest, by contract or otherwise).

(b)           “Business Day” means each day, except Saturdays, Sundays and all days observed by the federal government as legal holidays or which commercial banks in New York State are not required or authorized to be closed for business.

17

(c)           “Person” means an individual person, a corporation, partnership, trust, joint venture, limited liability company, proprietorship, estate, association, land trust, other trust, Government Entity or other incorporated or unincorporated enterprise, entity or organization of any kind.

23.         Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. EACH OF THE PARTIES HERETO FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS SECTION 23.

24.         Recordation. Optionee shall have the right, in its sole and absolute discretion, to record (a) a memorandum of this Agreement in the form attached hereto as Exhibit H (the “Memorandum”) and (b) if Optionee has exercised any Option and any Option Closing is scheduled to occur after the expiration of the Option Period, a memorandum in form and substance reasonably satisfactory to both Optionor and Optionee evidencing Optionee’s timely election to purchase or lease the applicable portion of the Coach Expansion Premises, which memorandum shall in no event describe or reference the Purchase Price or the Fixed Rent.

25.         Termination of Option. Coach shall execute, acknowledge and deliver to Fund Member promptly following the expiration of the Option Period or the earlier exercise of the Option with respect to the entire Coach Expansion Premises an instrument confirming the expiration or termination of this Agreement and the Memorandum (a “Termination Agreement”) substantially in the form attached hereto as Exhibit I, which Termination Agreement may be recorded by Related/Oxford or Coach at Fund Member’s expense. Notwithstanding the foregoing, the termination or expiration of this Agreement and the Option as provided herein shall be self-effectuating and the failure of Coach to execute or deliver any such Termination Agreement shall not affect the effectiveness thereof.

26.         Transfer Taxes. Optionor and Optionee shall join in completing, executing, delivering and verifying the returns, affidavits and other documents required in connection with the taxes, if any, imposed under Article 31 of the Tax Law of the State of New York and Title II of Chapter 46 of the Administrative Code of the City of New York, and any other tax payable, if any, by reason of delivery or recording of the Memorandum or any documents to be delivered at any Closing or the consummation of any of the transactions contemplated hereunder (collectively, “Transfer Taxes”). All Transfer Taxes shall be paid by Optionor. The provisions of this Section 26 shall survive the Closing.

27.         Further Assurances. The Parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement) as either may reasonably request from time to time, whether at or after any Closing, in furtherance of the purposes of this Agreement. The provisions of this Section 27 shall survive any Closing.

18

28.         Joint and Several Liability. If Optionor or Optionee consists of more than one Person, the constituent parties of Optionor or Optionee, as the case may be, shall be jointly and severally liable for the obligations of Optionor or Optionee, as the case may be, under this Agreement and the other documents to be executed and delivered by Optionor or Optionee at any Closing. In addition, a default by one or more constituent parties of Optionor or Optionee shall be deemed a default by Optionor or Optionee, as the case may be.

29.         Broker.

(a)           Optionor represents to Optionee that it has not dealt with any broker, finder or like agent in connection with this transaction other than CBRE, Inc. (“Broker”). Optionor hereby indemnifies and holds Optionee harmless from and against any and all claims for any commission, fee or other compensation by any Person (including Broker) who shall claim to have dealt with Optionor in connection with the sale or lease of the Coach Expansion Premises, and for any and all costs incurred by Optionee in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

(b)           Optionee represents to Optionor that it has not dealt with any broker, finder or like agent in connection with this transaction other than Broker. Optionee hereby indemnifies and holds Optionor harmless from and against any and all claims for any commission, fee or other compensation by any Person (other than Broker) who shall claim to have dealt with Optionee in connection with the sale or lease of the Coach Expansion Premises, and for any and all costs incurred by Optionor in connection with any such claims including, without limitation, reasonable attorneys’ fees and disbursements.

(c)           The provisions of this Section 29 shall survive any Closing and any early termination of this Agreement.

30.         Priority Over Future Encumbrances.

(a)           Any existing or future mortgage or similar security interest encumbering the Coach Expansion Premises or the 23rd Floor during the Option Period or Offer Period, as applicable, shall be subject and subordinate to this Agreement and the Option and the 23rd Floor Option, as applicable, contained herein.

(b)           Nothing in this Agreement shall limit or otherwise affect any rights of L’Oreal with respect to the 23rd Floor pursuant to the L’Oreal Lease as in effect as of the date hereof, which shall in all events and under all circumstances be superior to the Option and the rights granted to Coach hereunder.

31.         Time is of the Essence. For all time periods contained in this Agreement, time shall be of the essence.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

19

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have executed this Agreement as of the day and year first above written.

OPTIONOR:

LEGACY YARDS LLC,
a Delaware limited liability company

By:	Podium Fund Tower C SPV LLC,
a Delaware limited liability company

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

Signature Page to Option Agreement

OPTIONEE:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Option Agreement

STATE OF NEW YORK                      )

                                                                ) ss.:

COUNTY OF NEW YORK                  )

On the ___ day of __________, 20__, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

_________________________

Notary Public

STATE OF NEW YORK                      )

                                                                ) ss.:

COUNTY OF NEW YORK                  )

On the ___ day of __________, 20__, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

_________________________

Notary Public

STATE OF NEW YORK                      )

                                                                ) ss.:

COUNTY OF NEW YORK                  )

On the ___ day of __________, 20__, before me, the undersigned, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

_________________________

Notary Public

EXHIBIT A

Legal Description of the Land

Tower C-Basement level and below:

All of the lands at or below an upper limiting plane of elevation 12.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 589.42 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 77.67 feet to a point; thence

3.	North 89°56'53" West, a distance of 112.00 feet to a point; thence

4.	North 00°03'07" East, a distance of 104.83 feet to a point; thence

5.	South 89°56'53" East, a distance of 22.37 feet to a point; thence

6.	North 78°45'38" East, a distance of 49.37 feet to a point; thence

7.	South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Street Level:

All of the lands above a lower limiting plane of elevation 12.00 feet and at or below an upper limiting plane of elevation 29.00 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence

3.	South 89°56'53" East, a distance of 8.37 feet to a point; thence

Exhibit A

4.	North 00°03'07" East, a distance of 30.67 feet to a point; thence

5.	North 89°56'53" West, a distance of 1.80 feet to a point; thence

6.	North 00°03'07" East, a distance of 5.03 feet to a point; thence

7.	North 89°56'53" West, a distance of 0.50 feet to a point; thence

8.	North 00°03'07" East, a distance of 6.60 feet to a point; thence

9.	South 89°56'53" East, a distance of 2.33 feet to a point; thence

10.	North 00°03'07" East, a distance of 18.31 feet to a point; thence

11.	North 36°42'17" West, a distance of 27.85 feet to a point; thence

12.	North 89°56'53" West, a distance of 10.32 feet to a point; thence

13.	North 00°03'07" East, a distance of 31.86 feet to a point; thence

14.	North 89°56'53" West, a distance of 45.42 feet to a point; thence

15.	North 00°03'07" East, a distance of 12.90 feet to a point; thence

16.	North 89°56'53" West, a distance of 37.04 feet to a point; thence

17.	North 00°03'07" East, a distance of 34.75 feet to a point; thence

18.	South 89°56'53" East, a distance of 1.41 feet to a point; thence

19.	North 78°45'38" East, a distance of 49.37 feet to a point; thence

20.	South 89°56'53" East, a distance of 630.64 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

21.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Mezzanine Level:

All of the lands above a lower limiting plane of elevation 29.00 feet and at or below an upper limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 579.42 feet to a point; thence

Exhibit A

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 20.06 feet to a point; thence

3.	South 89°56'53" East, a distance of 8.37 feet to a point; thence

4.	North 00°03'07" East, a distance of 35.70 feet to a point; thence

5.	South 89°56'53" East, a distance of 3.21 feet to a point; thence

6.	North 00°03'07" East, a distance of 136.41 feet to a point; thence

7.	South 89°56'53" East, a distance of 567.83 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

8.	Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Tower C-Plaza level and above:

All of the lands above a lower limiting plane of elevation 40.55 feet (Manhattan Borough Datum) within the following horizontal boundary:

Beginning at a point formed by the intersection of the westerly line of Tenth Avenue (100' R.O.W.), and the northerly line of West 30th Street (60' R.O.W.); running thence

1.	Along said northerly line of West 30th Street, North 89°56'53" West, a distance of 416.00 feet to a point; thence

2.	Leaving West 30th Street, North 00°03'07" East, a distance of 192.17 feet to a point; thence

3.	South 89°56'53" East, a distance of 416.00 feet to a point on the aforementioned westerly line of Tenth Avenue; thence

Along said westerly line of Tenth Avenue, South 00°03'07" West, a distance of 192.17 feet to the Point of Beginning.

Exhibit A

EXHIBIT B

Legal Description of the Coach Expansion Premises

(see attached)

Exhibit B

EXECUTION VERSION

EXHIBIT C

Purchase Option Terms

1.             Integration with Option Agreement; Definitions. These Purchase Option Terms contain additional terms for the purchase and sale of any Purchase Option Exercise Space (also sometimes referred to herein as the “Premises”) pursuant to the Option Agreement (the “Agreement”) to which these Purchase Option Terms are attached and deemed incorporated therein as if set forth in full therein. Capitalized terms not otherwise defined herein have their respective meanings set forth in the Agreement. In the event of any inconsistency between the provisions of these Purchase Option Terms and the Agreement, the provisions of the Agreement shall govern.

2.             Purchase and Sale of Exercise Space. Subject to the terms and conditions set forth in the Agreement and these Purchase Option Terms, if the Purchase Option is timely and effectively exercised in accordance with Section 3 of the Agreement, Optionor shall sell, assign and convey to Optionee, and Optionee shall purchase and assume from Optionor, all of Optionor’s right, title and interest in the Premises, subject to and in accordance with the applicable terms and conditions set forth in the Agreement and these Purchase Option Terms. Optionor and Optionee acknowledge and agree that the value of any fixtures, furnishings, equipment, machinery, inventory, appliances, permits, licenses and all other tangible and intangible personal property, if any, included or relating to the Premises (the “Personal Property”) is de minimis and no part of the Purchase Price is allocable thereto.

3.             Purchase Price and Deposit. The Purchase Price to be paid by Optionee for the Premises shall be determined in accordance with Section 4 of the Agreement. The Purchase Price, subject to adjustment as provided herein, shall be payable as follows:

(i)             The Deposit shall be deposited with the Escrow Agent in accordance with Section 3 of the Agreement and the further terms of this Section 3 of this Exhibit C.

(a)             The Deposit shall be held in an interest bearing account in a bank selected by the Escrow Agent (it being agreed that the Escrow Agent shall not be liable for the amount of interest which accrues thereon or for the solvency of such bank), and shall be applied in accordance with Section 3 of this Exhibit C. Any interest accruing on the Deposit shall be distributed to the party that receives the Deposit in accordance with the terms of this Exhibit C; provided, that if Optionor receives the Deposit, any interest accrued thereon shall be credited against the Purchase Price. The party receiving such interest shall pay any income taxes thereon.

(b)             If the Purchase Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Deposit (including any interest that shall have accrued thereon), the Escrow Agent shall promptly give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment or delivery, which objection shall state the reasons the party objects to the proposed payment or delivery (and a copy of which shall be sent to the other party), within ten (10) Business Days after the giving of such notice, the Escrow Agent is hereby irrevocably authorized and directed to make such payment or delivery. If the Escrow Agent does receive such written objection within such ten (10) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment or delivery, the Escrow Agent shall continue to hold the Deposit (together with all interest that shall have accrued thereon), until directed by joint written instructions from Optionor and Optionee or as directed pursuant to a final judgment of a court of competent jurisdiction.

(c)             The Escrow Agent shall act as escrow agent without charge as an accommodation to the parties, it being understood and agreed that the Escrow Agent shall not be liable for any error in judgment or for any act done or omitted by it in good faith or pursuant to a court order, or for any mistake of fact or law, unless caused or created as the result of the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document reasonably believed by the Escrow Agent to be genuine, and it shall be released and exculpated from all liability by Optionor and Optionee, except in the case of gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent may assume that any person purporting to give it notice on behalf of any party in accordance with the provisions of Section 9 of the Agreement. The sole responsibility of the Escrow Agent hereunder shall be to hold and disburse the Deposit, together with all interest that shall have accrued thereon, in accordance with the provisions of this Section 3.

(d)             The Escrow Agent shall not be liable for and Optionor and Optionee shall indemnify, jointly and severally, the Escrow Agent for, and to hold the Escrow Agent harmless against any loss, liability or expense, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of any dispute hereunder, including the cost and expense of defending itself against any claim arising hereunder, unless the same is caused by the gross negligence or willful misconduct of the Escrow Agent.

(e)             The Escrow Agent may, on notice to Optionor and Optionee, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent, including, without limitation, the delivery of the Deposit, together with all interest that shall have accrued thereon, to a new escrow agent designated by Optionor and Optionee or in the event any such termination upon or during any dispute between Optionor and Optionee, to a court of competent jurisdiction and the commencement of an action for interpleader. The costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Escrow Agent in commencing such an action and in making such delivery shall be borne by whichever of the parties is the non-prevailing party. Upon the taking by the Escrow Agent of such action, the Escrow Agent shall be released from all duties and responsibilities hereunder.

(f)             Any notices to Optionor or Optionee shall be delivered in accordance with the provisions of Section 9 of the Agreement. Any notices to the Escrow Agent shall be delivered in accordance with Section 9 to the following address(es):

[INSERT ESCROW AGENT’S NOTICE ADDRESS(ES)]

2

(ii)         On the Purchase Closing Date, (a) the Deposit (together with any interest accrued thereon) shall be paid by Escrow Agent to Optionor by wire transfer of immediately available federal funds to an account or accounts designated by Optionor to the Escrow Agent within one (1) Business Day prior to the scheduled Purchase Closing Date, and (b) Optionee shall pay by wire transfer of immediately available federal funds to an account or accounts designated by Optionor to Optionee within one (1) Business Day prior to the scheduled Purchase Closing Date, the Purchase Price, as adjusted in accordance with Section 7 of this Exhibit C, less the Deposit (such amount, the “Balance”).

4.             Condition of Title.

(i)             On the Purchase Closing Date, title to the Premises shall be conveyed free and clear of all liens, tenancies and encumbrances, subject only to the following matters (collectively, the “Permitted Exceptions”):

(a)             those matters set forth on Schedule 1 attached hereto and incorporated herein by this reference;

(b)             the state of facts shown on the survey prepared by [__________________] dated [______________];

(c)             all present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Premises, including, without limitation, landmark designations and all zoning variances and special exceptions, if any;

(d)             all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable as of the date of the Purchase Closing, subject to adjustment as hereinbelow provided;

(e)             all covenants, restrictions and rights and all easements and agreements for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Premises which are either (i) presently existing or (ii) granted to a public utility in the ordinary course, provided that the same shall not have any adverse effect (other than to a de minimis extent) on the use or occupancy of the Premises;

(f)             standard pre-printed exclusions from coverage contained in the form of title policy or “marked-up” title commitment employed by the Title Insurer;

(g)             any lien or encumbrance arising out of the acts or wrongful omissions of Optionee;

(h)             any encumbrance that will be extinguished upon conveyance of the Premises to Optionee, provided that the Title Insurer shall remove any such encumbrance as an exception from the title insurance policy to be issued to Optionee at the Purchase Closing at no additional cost to Optionee (or with Optionor paying any such cost); and

3

(i)             any other matter which, pursuant to the terms of the Agreement or these Purchase Option Terms, is a Permitted Exception.

(ii)           At the Purchase Closing, good and insurable title to the Premises shall be conveyed to Optionee in fee simple absolute, subject only to Permitted Exceptions.

5.             Title Insurance and Title Objections.

(i)            At least forty-five (45) days prior to the scheduled Purchase Closing Date, Optionee may obtain, at Optionee’s expense, a title commitment (a “Title Commitment”) with respect to the Premises from a nationally recognized title insurance company licensed to do business in the state of New York selected by Optionee (the “Title Insurer”). If Optionee elects to obtain a Title Commitment, Optionee shall instruct the Title Insurer to deliver a copy of the Title Commitment and all updates to the Title Commitment (each, a “Title Update”) to Optionor simultaneously with its delivery of the same to Optionor.

(ii)           No later than thirty (30) days prior to the scheduled Purchase Closing Date, Optionee may furnish to Optionor a written statement setting forth any exceptions to title appearing in the Title Commitment (each, a “Commitment Exception”) to which Optionee objects and which are not Permitted Exceptions (the “Title Objections”). In addition, if prior to the scheduled Purchase Closing Date, any Title Update discloses any additional exceptions to title that are not Permitted Exceptions (each, an “Update Exception”), then Optionee shall have until the earlier of (x) ten (10) Business Days after delivery by the Title Insurer of the Title Update or (y) the Business Day immediately prior to the scheduled Purchase Closing Date, to deliver to Optionor a Title Objection with respect to any Update Exceptions. If Optionor fails to timely deliver any Title Objection as set forth herein, Optionor shall be deemed to have irrevocably waived its right to object to the Commitment Exceptions and/or the applicable Update Exceptions and the same shall be deemed Permitted Exceptions.

(iii)          Optionee shall not be entitled to object to, and shall be deemed to have approved, any Commitment Exceptions or Update Exceptions (and the same shall be deemed Permitted Exceptions) (x) over which the Title Insurer is willing to insure (without additional cost to or an indemnity from Optionee or where Optionor pays all such costs or provides such indemnity); (y) against which the Title Insurer is willing to provide affirmative insurance (without additional cost to or an indemnity from Optionee or where Optionor pays all such costs or provides such indemnity); or (z) which will be extinguished upon the transfer of the Premises. If Optionor is unable to eliminate any lien or encumbrance that is a Commitment Exception or Update Exception by the scheduled Purchase Closing Date, unless the same is waived by Optionee, Optionor may, upon at least two (2) Business Days’ prior notice (a “Title Cure Notice”) to Optionor (except with respect to matters first disclosed during such two (2) Business Day period, as to which matters notice may be given at any time through and including the scheduled Purchase Closing Date) adjourn the scheduled Purchase Closing Date for a period not to exceed sixty (60) days (the “Title Cure Period”) in the aggregate in order to attempt to eliminate such exception.

4

(iv)          Optionor, at its election, may eliminate any Commitment Exception or Update Exception on or prior to the Purchase Closing Date by using all or a portion of the Purchase Price to satisfy the same, and in furtherance thereof (A) Optionee agrees to pay a portion of the Purchase Price to such Persons as Optionor may direct and (B) Optionor shall deliver to Optionee or the Title Insurer at or prior to the Purchase Closing Date, instruments in recordable form and sufficient, as determined by the Title Insurer, to eliminate such Commitment Exceptions or Update Exceptions.

(v)           If Optionor is unable to eliminate any Title Objection within the Title Cure Period (or on the scheduled Purchase Closing Date, if Optionor does not elect to deliver a Title Cure Notice), unless the same is waived by Optionee, then Optionee, as it sole remedy, may either (A) accept the Premises subject to such Commitment Exception or Update Exception without abatement of the Purchase Price, in which event (x) such Commitment Exception or Update Exception shall be deemed to be, for all purposes, a Permitted Exception, (y) Optionee shall close hereunder notwithstanding the existence of same, and (z) Optionor shall have no obligations whatsoever after the Purchase Closing Date with respect to Optionor’s failure to cause such Commitment Exception or Update Exception to be eliminated, or (B) terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice by notice given to Optionor on or at any time within ten (10) Business Days following the expiration of the Title Cure Period and receive a return of the Deposit. If Optionee shall fail to deliver the termination notice described in clause (B) within the ten (10) Business Day period described herein, Optionee shall be deemed to have made the election under clause (A) and Optionee and Optionor shall close hereunder on a mutually agreed upon date following the expiration of the Title Cure Period, but not more than ten (10) Business Days thereafter. Upon the timely giving of any termination notice under clause (B), the Deposit shall be returned to Optionee (and Optionor shall so instruct Escrow Agent) whereupon the Agreement shall terminate as to the transaction that is the subject of the applicable Purchase Option Notice and neither party hereto shall have any further rights or obligations hereunder with respect thereto other than those which are expressly provided to survive such termination.

(vi)          It is expressly understood that in no event shall Optionor be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objection, or take any other actions to cure or remove any Title Objection, or to otherwise cause title in the Premises to be in accordance with the terms of this Section 5 on the Purchase Closing Date; provided, that Optionor shall be required to remove, eliminate or otherwise cure, by payment, bonding or otherwise, (A) all notes or notices of violations of applicable laws or regulations, noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Premises, unless caused by Optionee, (B) all mortgages (together with any assignment of leases and Uniform Commercial Code financing statements and subordination and non-disturbance agreements recorded in connection therewith), (C) all mechanic’s or materialman’s liens, unless filed as a result of any work or materials performed by or on behalf of Optionee (other than as a result of work or materials performed by or on behalf of Optionor or any affiliate thereof), (D) all tax and judgment liens filed against Optionor, (E) all leases, licenses and other occupancy agreements and all rights or claims of occupants and persons in possession relating to the Premises or any portion thereof, and (F) any other Title Objection which have been voluntarily granted by Optionor on or following the date hereof (other than with the approval of Optionee).

5

(vii)         If the Title Commitment or any Title Update discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of Optionor, Optionor shall cause the Title Insurer to omit as an exception such judgments, bankruptcies or other returns based on an affidavit or such additional evidence or assurance as the Title Insurer may reasonably require.

6.             Certain Covenants.

During the period from the date of the applicable Purchase Option Notice until the Purchase Closing Date (as the same may be extended in accordance with the terms of the Agreement and these Purchase Option Terms), Optionor shall:

(a)             not enter into any lease, license or other occupancy agreement with respect to or affecting the Premises or any portion thereof (each, a “Lease”), or amend, supplement or otherwise modify any Lease, unless such Lease, as amended, supplemented or otherwise modified (taking into account all renewals, extensions or other provisions or contingencies contained therein that could extend the term thereof) expires by its terms on or prior to the Vacancy Date;

(b)             on or prior to the Vacancy Date, cause all Leases and the estates or rights granted thereunder to terminate, and all Persons claiming rights under any Leases to vacate and surrender the Premises or any portion thereof;

(c)             not enter into any Contract (as hereinafter defined) or permit any Person claiming by, through or under a Lease to enter into any Contract with respect to or affecting the Premises or any portion thereof, or amend, supplement or otherwise modify any Contract, unless such Contract, as amended, supplemented or otherwise modified, terminates by its terms on or prior to the Vacancy Date or is otherwise terminable at will on not more than 30 days’ notice without penalty, premium or other charge, and in either case would not be binding or impose any obligations upon the Premises or any portion thereof or the owner thereof from and after such expiration or termination;

(d)             on or prior to the Vacancy Date, cause all Contracts and the rights granted thereunder to terminate;

(e)             maintain in full force and effect the insurance policies currently in effect with respect to the Premises (or replacements continuing similar coverage); and

(f)             not subject the Premises to any additional liens, encumbrances, covenants, restrictions or easements other than Permitted Exceptions, unless such lien, encumbrance, covenant, restriction or easement terminates by its express terms on or prior to the Purchase Closing Date.

7.             Apportionments.

(i)            The following shall be apportioned between Optionor and Optionee at the Purchase Closing with respect to the applicable Premises as of 11:59 p.m. of the day immediately preceding the Purchase Closing Date, and the net amount thereof either shall be paid by Optionee to Optionor or credited to the Purchase Price, as the case may be, at the Purchase Closing:

6

(a)             Real property taxes and assessments (or installments thereof), including all payments in lieu thereof, and payments required to be made to any business improvement district taxes (“BID taxes”) and any other governmental taxes, charges or assessments levied or assessed against the Premises, apportioned on the basis of the respective periods for which each is assessed or imposed;

(b)             If separately assessed from Common Charges (as such term is defined in the Condominium Declaration), water rates and charges and sewer taxes and rents, apportioned on the basis of the respective periods for which each is assessed or imposed;

(c)             Permit, license and inspection fees, if any, on the basis of the fiscal year for which levied, if the rights with respect thereto are transferred to Optionee;

(d)             Deposits on account with any utility company servicing the Premises to the extent transferred to Optionee shall not be apportioned, but Optionor shall receive a credit in the full amount thereof (including accrued interest thereon, if any);

(e)             All Common Charges and other amounts assessed against the Premises by the Condominium Board (as defined in the Condominium Declaration) (collectively, “Common Charges”); and

(f)             All other items customarily apportioned in connection with the sale of similar properties in the City of New York, State of New York.

(ii)           Apportionment of real property taxes or payments in lieu thereof, BID taxes, water rates and charges, sewer taxes and rents and vault charges shall be made on the basis of the fiscal year for which assessed. If the Purchase Closing Date shall occur before the real property tax rate or payments in lieu thereof, BID taxes, water rates or charges, sewer taxes are assessed or fixed for the period in which the Purchase Closing Date occurs, apportionment for any item not yet assessed or fixed shall be made on the basis of the real property tax rate or payments in lieu thereof, BID taxes, water rates and charges, sewer taxes and rents, as applicable, for the preceding year. After the real property taxes or payments in lieu thereof, BID taxes, water rates and charges, sewer taxes and rents are finally fixed, Optionor and Optionee shall make a recalculation of the apportionment of same after the Purchase Closing, and Optionor or Optionee, as the case may be, shall make an appropriate payment to the other based upon such recalculation.

(iii)          If any refund of real property taxes or payments in lieu thereof, BID taxes, water rates or charges, sewer taxes or rents is made after the Purchase Closing Date covering a period prior to the Purchase Closing Date, the same shall be applied first to the reasonable out-of-pocket costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Optionee, be paid to Optionor (for the period prior to the Purchase Closing Date) and to the extent received by Optionor, be paid to Optionee (for the period commencing on and after the Purchase Closing Date).

7

(iv)          If there are meters measuring water consumption or sewer usage at the Premises, Optionor shall use commercially reasonable efforts to obtain readings to a date not more than ten (10) days (but in no event more than thirty (30) days) prior to the Purchase Closing Date. If such readings are not obtained (and if such readings are obtained, then with respect to any period between such reading and the Purchase Closing Date), water rates and charges and sewer taxes and rents, if any, shall be apportioned based upon the last meter readings, subject to reapportionment when readings for the relevant period are obtained after the Purchase Closing Date.

(v)           If any adjustment or apportionment is miscalculated at the Purchase Closing, or the complete and final information necessary for any adjustment is unavailable at the Purchase Closing, the affected adjustment shall be calculated after the Purchase Closing.

(vi)          The provisions of this Section 7 shall survive the Purchase Closing Date for a period of one (1) year.

8.             Purchase Closing. The Purchase Closing shall occur at the offices of Optionee or its attorneys, in either case, located in Manhattan, on the Purchase Closing Date (as set forth in the Purchase Option Notice) or such later or other date to which the Purchase Closing may adjourned pursuant these Purchase Option Terms or as otherwise determined pursuant to Section 3(c)(ii) of the Agreement.

9.             Documents to be Delivered at Purchase Closing.

(i)            At the Purchase Closing, Optionor shall deliver to Optionee, executed and acknowledged, as applicable:

(a)             A condominium unit deed without covenants against grantor’s acts sufficient to convey fee title to the Premises (the “Deed”), subject to and in accordance with the provisions of the Agreement and these Purchase Option Terms, in the form attached hereto as Exhibit 9(i)(a);

(b)            A general bill of sale for the Personal Property, in the form of Exhibit 9(i)(b), conveying all of Optionor’s right, title and interest in and to the Personal Property;

(c)             A certification of nonforeign status, in form required by Internal Revenue Code Section 1445 and the regulations issued thereunder;

(d)             A certificate by the Condominium Board or the managing agent of the Condominium Board on its behalf providing that (x) the Common Charges and any assessments due and payable as of the Purchase Closing Date (whether or not billed to Optionor) in respect of the Premises have been paid to the Purchase Closing Date and (y) the Premises is free from all liens for past due Common Charges and assessments, and (z) in the event that the Premises shall contain the 23rd Floor, the 23rd Floor has been subdivided and severed from Office Unit 3, so that the 23rd Floor is a separate and distinct condominium unit (together with a proportionate interest in the Common Elements (as defined in the Condominium Declaration) appropriately allocated thereto);

8

(e)             If the Premises consists of Unit 2A or Unit 2B, resignations from all members of the Condominium Board that were appointed by Optionor or its predecessor-in-interest in their capacity as owner of the Premises;

(f)             A Real Property Transfer Tax Return with respect to the New York City Real Property Transfer Tax (the “RPT Form”);

(g)            A New York State Real Estate Transfer Tax Return and Credit Line Mortgage Certificate with respect to the New York State Real Estate Transfer Tax (the “Form TP-584”);

(h)            A New York State Real Property Transfer Report Form RP-5217 NYC (the “RP-5217”);

(i)              A Department of Housing Preservation and Development Affidavit in Lieu of Registration Statement;

(j)              Evidence of authority, good standing (if applicable) and due authorization of Optionor to sell, transfer and convey the Premises and to perform all of its obligations hereunder with respect thereto, including, without limitation, the execution and delivery of all of the closing documents required by the Agreement or these Purchase Option Terms in connection therewith, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized and to enable Title Insurer to omit all exceptions regarding Optionor’s standing, authority and authorization;

(k)             To the extent in Optionor’s or its manager’s possession or control, (x) those transferable licenses and permits, authorizations and approvals pertaining to the Premises, (y) all transferable guarantees and warranties which Optionor has received in connection with any work or services performed or equipment installed in and improvements erected on the Premises, and (z) all books, records and files maintained by Optionor or its manager in connection with the ownership, operation and use of the Premises;

(l)              Such title affidavits or indemnities (if any) as the Title Insurer shall reasonably require to cause the title insurance policy issued to Optionee and its lender(s) with respect to the Premises to have as exceptions to coverage only Permitted Exceptions (the “Title Affidavit”);

(m)            A closing statement setting forth the prorations and adjustments set forth herein together with all underlying backup documentation (the “Closing Statement”), to be prepared by Optionor and delivered to Optionee at least five (5) Business Days prior to the Purchase Closing Date for Optionee’s review and comment;

(n)            Keys or combinations to locks at the Premises in the possession or control of Optionor or its manager;

(o)            A general assignment agreement in the form of Exhibit 9(i)(o) (the “General Assignment”); and

9

(p)             Such other instruments or documents which by the terms of the Agreement and these Purchase Option Terms are to be delivered by Optionor at the Purchase Closing and such other documents as shall be reasonably required to consummate the sale by Optionor of the Premises in accordance with the terms of the Agreement and these Purchase Option Terms.

(ii)           At the Purchase Closing, Optionee shall deliver to Optionor, executed and acknowledged, as applicable:

(a)             The Balance;

(b)             The Contract Notice Letters;

(c)             The RPT Form;

(d)             The RP-5217;

(e)             The Form TP-584;

(f)             A power of attorney from Optionee to the Condominium Board in the form required pursuant to the Condominium Documents;

(g)            Evidence of authority, good standing (if applicable) and due authorization of Optionee to enter into purchase and acquire the Premises and to perform all of its obligations hereunder with respect thereto, including, without limitation, the execution and delivery of all of the closing documents required by the Agreement and these Purchase Option Terms in connection therewith, and setting forth such additional facts, if any, as may be needed to show that the transaction is duly authorized;

(h)             The Closing Statement;

(i)              The General Assignment; and

(j)              Such other instruments or documents which by the terms of the Agreement or these Purchase Option Terms are to be delivered by Optionee at the Purchase Closing and such other documents as shall be reasonably required to consummate the purchase by Optionee of the Premises in accordance with the terms of the Agreement and these Purchase Option Terms.

10.         Closing Costs.

(i)             Optionor shall be responsible for (a) the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Premises, (b) the costs associated with terminating any contracts or employees, and (c) any recording fees relating to remove any Title Objections.

10

(ii)           Except as otherwise provided above, Optionee shall be responsible for (a) the costs and expenses associated with its due diligence, (b) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the purchase of the Premises, (c) all premiums and fees for title examination and owner’s title insurance obtained by Optionee with respect to the Premises and all related charges and survey costs in connection therewith, (d) all recording taxes and/or charges for any financing that Optionee may elect to obtain, (e) premiums and fees for title examination and mortgagee title insurance in connection with any financing that Optionee may elect to obtain and all related charges in connection therewith, and (f) any recording fees for the recording of the deed to be recorded in connection with the transactions contemplated by the Agreement and these Purchase Option Terms.

(iii)          The provisions of this Section 10 shall survive the Purchase Closing.

11.         Conditions Precedent.

(i)            The obligation of Optionor to effect the Purchase Closing shall be subject to the fulfillment or written waiver by Optionor at or prior to the Purchase Closing of the following conditions:

(a)             The representations and warranties of Optionee contained in the Agreement and these Purchase Option Terms shall be true and correct in all material respects as of the Purchase Closing Date, as though made on and as of the Purchase Closing Date;

(b)             Optionee shall have, in all material respects, performed or cause to be performed all obligations required of Optionee under the Agreement and these Purchase Option Terms on and prior to the Purchase Closing Date, including payment of the Balance in accordance with the Agreement;

(c)             Each of the documents required to be executed, acknowledged (if applicable) or delivered by Optionee at the Purchase Closing shall have been delivered as provided herein.

(ii)           The obligations of Optionee to effect the Purchase Closing shall be subject to the fulfillment or written waiver by Optionee at or prior to the Purchase Closing Date of the following conditions:

(a)             The representations and warranties of Optionor contained in the Agreement and these Purchase Option Terms shall be true and correct in all material respects as of the Purchase Closing Date, as though made on and as of the Purchase Closing Date;

(b)            Optionor shall have, in all material respects, performed or cause to be performed all obligations required of Optionor under the Agreement and these Purchase Option Terms on or prior to the Closing Date;

(c)             Each of the documents required to be executed, acknowledged (if applicable) or delivered by Optionor at the Purchase Closing shall have been delivered as provided herein;

11

(d)             Subject to the terms and provisions of the Agreement and these Purchase Option Terms, title to the Premises to be sold, assigned and conveyed by Optionor to Optionee hereunder shall be subject only to Permitted Exceptions;

(e)             All Leases shall have expired or terminated and all tenants or other occupants thereunder shall have vacated the premises demised thereunder and Optionor shall have delivered evidence to Optionee thereof (to the extent applicable); and

(f)             Optionor shall have delivered evidence to Optionee that all service, brokerage, maintenance, supply and other agreements applicable to the Premises (including all modifications and amendments thereof and supplements thereto, each a “Contract” and collectively the “Contracts”) have expired or terminated or will expire or terminate on or prior to the Purchase Closing Date.

(iii)          If Optionor is unable to timely satisfy the conditions precedent to Optionee’s obligation to effect the Purchase Closing (and such failure of condition precedent is not the result of Optionor’s default hereunder), then (a) Optionor may, if it so elects and without any abatement in the Purchase Price, adjourn the scheduled Purchase Closing Date for a period or periods not to exceed sixty (60) days in the aggregate to cause such condition precedent to be satisfied and (b) if, after any such extension, the conditions precedent to Optionee’s obligation to effect the Purchase Closing continue to not be satisfied (and Optionee has not waived the same in writing) or Optionor does not elect such extension, then Optionee shall be entitled to terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice by notice thereof to Optionor. If Optionee elects to so terminate the Agreement, then the Deposit shall be promptly returned to Optionee (and Optionor shall so instruct Escrow Agent), whereupon this Agreement shall terminate as to the transaction that is the subject of the applicable Purchase Option Notice and neither party shall have any further rights or obligations hereunder with respect thereto except those expressly stated to survive such termination. If the provisions of clause (b) of this Section 11(iii) would be applicable, except that such failure of condition precedent is the result of Optionor’s default, then the provisions of Section 9 of the Agreement shall govern.

12.         Optionee Defaults. If (i) Optionee defaults or shall fail or refuse to perform any of its obligations to be performed on the Purchase Closing Date, or (ii) Optionee defaults or shall fail or refuse to perform any of its obligations to be performed prior to the Purchase Closing Date and, with respect to this clause (ii) only, such default, failure or refusal continues for ten (10) Business Days after notice to Optionee, the parties hereto agree that Optionor’s sole remedy shall be to terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice and receive and retain the Deposit (and all interest earned thereon) as liquidated damages, it being expressly understood and agreed that in the event of Optionee’s default, Optionor’s damages would be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount of compensation in such event. Upon such termination, neither party to the Agreement shall have any further rights or obligations hereunder with respect thereto except that: (a) Escrow Agent shall deliver to Optionor and Optionor shall have the right to retain the Deposit (and all interest earned thereon) as liquidated damages; and (b) the obligations which expressly survive such termination shall survive and continue to bind Optionee and Optionor in accordance with the express provisions hereof.

12

13.         Representations and Warranties.

(i)            In addition to the representations and warranties contained in Section 8(a) of the Agreement, Optionor represents and warrants to Optionee as of each Purchase Closing Date (each a “Representation” and collectively, the “Representations”) that:

(a)             There are no Leases affecting the Premises or any portion thereof in effect as of the Purchase Closing Date.

(b)             Optionor has not (A) made a general assignment for the benefit of its creditors, (B) admitted in writing its inability to pay its debts as they mature, (C) had an attachment, execution or other judicial seizure of any property interest which remains in effect, or (D) taken, failed to take or submitted to any action indicating a general inability to meet its financial obligations as they accrue. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Optionor or any of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking appointment of a receiver, trustee, custodian or other similar official for any of them or for all or any substantial part of its or their property.

(c)             Any collective bargaining agreements that affect or relate to the Premises are between Optionor or the Condominium Board and the particular union and apply to the entire Condominium, of which the Premises are a part. Optionee shall have no obligation to assume any such collective bargaining agreement, except to the extent of its Common Charge obligations or other obligations generally applicable to all unit owners in the Condominium.

(d)             All building service and maintenance employees who work at the Condominium, of which the Premises are a part, are and shall remain employed by the Condominium Board or its managing agent on its behalf.

(e)             There are no condemnation or eminent domain proceedings as to which Optionor has received written notice, or to Optionor’s knowledge, threatened in writing against the Premises or any portion thereof.

(f)             There is no contract or agreement for management or leasing of the Premises or any portion thereof which will be binding on Optionee as of the Purchase Closing Date.

(g)             Optionor has not granted any person or entity any oral or written right, agreement or option to acquire all or any portion of the Premises.

(h)             Except as disclosed to Optionee in writing, Optionor has not received written notice from any governmental authority of any violation of any Environmental Laws at the Premises which violation remains uncured.

13

(i)              Optionor: (A) is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws, which investigation, charge, conviction, penalties, seizure, or forfeiture as described in clause (A), (B) or (C) above would prohibit Optionor and Optionee from consummating the transactions contemplated by this Agreement. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

The Representations contained in this Section 13(i) shall survive the Purchase Closing for one hundred eighty (180) days following the Purchase Closing Date (the “Limitation Period”). Each Representation shall automatically be null and void and of no further force and effect upon the expiration of the Limitation Period unless, prior to the expiration of the Limitation Period, Optionee shall have provided Optionor with a Breach Notice (as hereinafter defined) alleging that Optionor is in breach of such Representation. Any claim by Optionee that Optionor is in breach of any Representation (each, a “Seller Breach”) shall be made by Optionee delivering to Optionor written notice (each a “Breach Notice”) promptly after Optionee has learned of such Seller Breach and prior to the expiration of the Limitation Period, which Breach Notice shall set forth (x) a description in reasonable detail of the claimed Seller Breach, including all facts and circumstances upon which the claimed Seller Breach is based and why those facts and circumstances constitute an alleged Seller Breach, (y) the section and/or subsection of this Agreement under which the claimed Seller Breach is asserted, and (z) Optionee’s good faith determination of the damages suffered by Optionee resulting from the Seller Breach described in the Breach Notice (the “Claimed Damage”), which Claimed Damage shall be expressed as a dollar amount. Optionee shall allow Optionor thirty (30) days after receipt of a Breach Notice within which to cure the applicable Seller Breach. If Optionor fails to cure such Seller Breach within such thirty (30) day period, Optionee’s sole remedy shall be to commence a legal proceeding against Optionor alleging that Optionor has breached this Agreement and that Optionee has suffered actual damages as a result thereof (a “Proceeding”). Any proceeding with respect to the Representations must be commenced, if at all, no later than the date (the “Outside Proceeding Date”) that is sixty (60) days after the expiration of the later of (A) the Limitation Period and (B) Optionor’s thirty (30) day cure period. If Optionee shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (i) a Seller Breach has occurred and (ii) Optionee suffered actual damages (the “Damages”) by reason of such Seller Breach and that such Damages exceed $50,000.00 in the aggregate (the “Threshold Amount”), and (iii) Optionee did not have actual knowledge of such Seller Breach on or prior to the Purchase Closing Date, then, Optionee shall be entitled to receive an amount equal to the Damages; provided, that in no event shall Optionor’s aggregate liability for any and all Optionee breaches under this Agreement or any of the agreements, certificates or instruments executed by Optionor in connection herewith or pursuant hereto, exceed two percent (2%) of the Purchase Price (the “Maximum Liability Amount”). Any such Damages, subject to the limitations contained herein, shall be paid within thirty (30) days following the entry of such final, non-appealable order and delivery of a copy thereof to Optionor. If there shall be a Seller Breach and Optionee is entitled to receive any Damages as a result thereof, Optionee shall have no recourse to the property or other assets of Optionor, other than Optionor’s interest in the net sales proceeds received by Optionor from Optionee at the Purchase Closing (subject to the Maximum Liability Amount and the other limitations expressly set forth in this Agreement).

14

(ii)           Optionee represents and warrants to Optionor as of each Purchase Closing Date that:

(a)             Optionee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified or otherwise authorized as a foreign limited liability company and is in good standing in each jurisdiction where such qualification is required by law; Optionee has taken all action required to execute, deliver and perform the Agreement and these Purchase Option Terms and to make all of the provisions of the Agreement and these Purchase Option Terms the valid and enforceable obligations they purport to be and has caused the Agreement and these Purchase Option Terms to be executed by a duly authorized person.

(b)             The Agreement and these Purchase Option Terms are, and all documents which are to be delivered to Optionor by Optionee at the Purchase Closing are or at the time of such Purchase Closing will be, duly authorized, executed and delivered by Optionee, the legal, valid and binding obligations of Optionee enforceable in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium or other similar laws presently or hereafter in effect affecting the rights of creditors or debtors generally, and do not and will not, (a) conflict with any provision of any law or regulation to which any Optionee is subject, or violate any provision of any judicial order to which any Optionee is a Party or to which any Optionor or Optionee is subject, (b) breach or violate any organizational documents of any Optionee, (c) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which any Optionee is a Party or by which it or any of its property is bound, or (d) require the consent, approval or ratification by any governmental entity or any other Person that has not been obtained.

(c)             Optionee is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(d)             Optionee is not a Person with whom Optionor is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by OFAC (including those persons or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons), or any other applicable law of the United States.

15

(iii)        Except as expressly set forth in Section 13(i), Optionor makes no warranty with respect to the presence of Hazardous Materials (as hereinafter defined) in, on, above or beneath the Premises. Optionee’s closing hereunder shall be deemed to constitute an express waiver of Optionee’s right to cause Optionor to be joined in any action brought under any Environmental Laws (as hereinafter defined). As used herein, the term “Hazardous Materials” means (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable (collectively, “Asbestos”), (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (vi) radon, (f) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (g) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. As used herein, the term “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f et seq.), Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M, the United States Environmental Protection Agency Guidelines on Mold Remediation in Schools and Commercial Buildings, the United States Occupational Safety and Health Administration regulations pertaining to Asbestos including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58), applicable New York State and New York City statutes and the rules and regulations promulgated pursuant thereto regulating the storage, use and disposal of Hazardous Materials, the New York City Department of Health Guidelines on Assessment and Remediation of Fungi in Indoor Environments and any state or local counterpart or equivalent of any of the foregoing, and any related federal, state or local transfer of ownership notification or approval statutes. Optionee, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Optionor, and its agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of the Agreement, which Optionee has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Premises, including, without limitation, any claim for indemnification or contribution arising under any Environmental Law.

14.         Condemnation.

(i)          If, prior to the Purchase Closing Date, any part of the Premises is taken (other than a temporary taking), or if Optionor shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a “Taking”), then:

16

(a)          if such Taking involves ten percent (10%) or less of the rentable area of the Premises as determined by an independent architect chosen by Optionor (subject to Optionee’s review and reasonable approval of such determination and the provisions of Section 14(ii)), then the parties shall nonetheless consummate this transaction in accordance with the Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Optionor by reason of such Taking; provided, that Optionor shall, on the Purchase Closing Date, (x) assign and remit to Optionee any award or other proceeds which may have been collected by Optionor as a result of such Taking, less all amounts reasonably and actually expended by Optionor to collect such award and/or to remedy any unsafe conditions at, or repair any damage to, the Premises as a result of such Taking, or (y) if no award or other proceeds shall have been collected, deliver to Optionee an assignment of Optionor’s right to all such award or other proceeds which may be payable to Optionor as a result of such Taking, and Optionee shall reimburse Optionor for all amounts reasonably and actually expended by Optionor in furtherance of collecting such award or other proceeds;

(b)          if such Taking involves more than ten percent (10%) of the rentable area of the Premises as determined by an independent architect chosen by Optionor (subject to Optionee’s review and reasonable approval of such determination and the provisions of Section 14(ii)), then Optionee shall have the option to terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice by delivering notice of such termination to Optionor, whereupon the Agreement shall terminate as to the transaction that is the subject of the applicable Purchase Option Notice, and neither party shall have any further rights or obligations with respect thereto other than pursuant to the provisions of the Agreement which are expressly provided to survive such termination. If a Taking described in this clause (b) shall occur and Optionee shall not elect to terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice, then Optionee and Optionor shall consummate this transaction in accordance with the Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Optionor by reason of such Taking; provided, that Optionor shall, on the Purchase Closing Date, (x) assign and remit to Optionee any award or other proceeds which may have been collected by Optionor as a result of such Taking, less all amounts reasonably and actually expended by Optionor to collect such award and/or remedy any unsafe or unlawful conditions at the Premises as a result of such Taking, or (y) if no award or other proceeds shall have been collected, deliver to Optionee an assignment of Optionor’s right to all such award or other proceeds which may be payable to Optionor as a result of such Taking, and Optionee shall reimburse Optionor for all amounts reasonably and actually expended by Optionor in furtherance of collecting such award or other proceeds.

(ii)         Optionee shall have the right to dispute any determination by an independent architect pursuant to Section 14(i) by giving Optionor a notice thereof and describing the basis of such dispute in reasonable detail within ten (10) Business Days following Optionor’s delivery of such independent architect’s determination. If Optionee fails to timely deliver such a notice, then Optionee shall be deemed to have waived its right to dispute the same. If Optionee shall timely deliver such a notice, then such dispute shall be resolved by expedited arbitration before a single arbitrator in New York, New York acceptable to both Optionor and Optionee in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Optionor and Optionee fail to agree on an arbitrator within five (5) Business Days after Optionor’s receipt of Optionee’s notice, then either party may request the office of the American Arbitration Association located in New York, New York to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in New York, New York. The costs and expenses of such arbitrator shall be borne equally by Optionor and Optionee.

17

(iii)        The provisions of this Section 14 supersede any law applicable to the Premises governing the effect of condemnation in contracts for real property and shall survive the Purchase Closing.

15.         Destruction.

(i)          If, prior to the Purchase Closing Date, any part of the Premises is damaged or destroyed by fire or other casualty, Optionor shall promptly notify Optionee in writing of such fact. If the portion of the Premises so damaged or destroyed exceeds twenty percent (20%) of the rentable square feet of the Premises (a “Significant Portion”), Optionee shall have the option to terminate the Agreement as to the transaction that is the subject of the applicable Purchase Option Notice upon thirty (30) days’ notice to Optionor, provided, that within such thirty (30) day period Optionor may, at its option, but subject to the terms and conditions of the Condominium Documents, notify Optionor that it intends to repair such damage at its sole cost and expense, and Optionor may, upon such notice, postpone the Purchase Closing for a period of time reasonably necessary, but not to exceed ninety (90) days in the aggregate, to make such repairs. If Optionee shall elect to terminate the Agreement as aforesaid, and Optionor shall not notify Optionee within such thirty (30) day period of its intention to make such repairs, then the Deposit shall be promptly returned to Optionee whereupon the Agreement shall terminate as to the transaction that is the subject of the applicable Purchase Option Notice and neither party shall have any further rights or obligations hereunder with respect thereto other than those that expressly survive such termination. If Optionee does not elect to terminate the Agreement as provided above, or if the portion of the Premises so damaged or destroyed is not more than a Significant Portion of the Premises, Optionee shall accept the Premises in its then “as is” condition with no abatement of the Purchase Price, and at the Purchase Closing Optionor shall assign and turn over to Optionee, and Optionee shall be entitled to make a claim for and to receive and keep, all of Optionor’s interest in and to all casualty insurance proceeds payable in connection with such casualty, and Optionee shall receive a credit against the Purchase Price at the Purchase Closing in the amount of (a) any deductible payable by Optionor in connection with casualty coverage, plus (b) the insurance proceeds, if any, actually received by Optionor prior to the Purchase Closing, minus (c) the reasonable out-of-pocket costs actually incurred or paid by Optionor in collecting the proceeds and/or in making any repairs; provided, that the insurer confirms in writing its willingness to pay to Optionee the full amount of the estimated cost of the restoration of the Premises (less the deductible), or Optionor grants to Optionee a credit in an amount equal to the difference between the full amount of the estimated cost of the restoration of the Premises and the amount the insurer agrees to pay to Optionee. This Section 15 is an express agreement to the contrary of Section 5-1311 of the New York General Obligation Law.

18

(ii)         Any disputes under this Section 15 as to whether Optionee has the right to terminate the Agreement or the amount of square feet damaged by any casualty shall be resolved by expedited arbitration (the “Arbitration”) before a single arbitrator acceptable to both Optionor and Optionee in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Optionor and Optionee fail to agree on an arbitrator and initiate the Arbitration within five (5) Business Days after a dispute arises, then either party may request the American Arbitration Association (the “AAA”) to designate an arbitrator and the Arbitration shall begin on the Business Day immediately subsequent to the day on which the AAA designates an arbitrator and shall proceed continuously thereafter until concluded. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in New York, New York. The costs and expenses of such arbitrator shall be borne equally by Optionor and Optionee. This Section 15 shall survive the Purchase Closing.

16.         No Waiver. No Waiver by either party of any failure or refusal to comply with its obligations under the Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

19

Schedule 1 (to Exhibit C)

List of Specific Permitted Exceptions

1.    Declaration Establishing a Plan for Condominium Ownership of Premises 501 West 30th Street, New York New York, Pursuant to Article 9-B of the Real Property Law of the State of New York, known as Tower C Condominium, made by Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York (the “MTA”), dated as of [_________ __], 20__, and to be recorded in the Office of the Register of the City of New York (the “Register’s Office”).

2.    Quitclaim Deed made by Consolidated Rail Corporation to New York Central Lines LLC dated 6/1/99 and recorded 3/17/2000 in the Register’s Office in Reel 3067 page 1110 (as corrected in Correction Quitclaim Deed dated 8/24/2004 and recorded 1/28/2005 in the Register’s Office as CRFN 2005000056400), as shown on that certain ALTA/ACSM Land Survey of Block 704, Lot 10 Tower “C” Parcel made by Paul D. Fisher Professional Land Surveyor, N.Y. License No. 050784-1 of Langan Engineering, Environmental, Surveying and Landscape Architecture, D.P.C., dated March 14, 2013, last revised April __, 2013 and designated as Project No. 170019110, Drawing Nos.17.01, 17.02 and 17.03 (the “Survey”).

2.    Quitclaim Deed (deed for upper highline area (West 30th Street Branch a/k/a 30th Street Loop Track Easement), Line Code 4235) made by CSX Transportation, Inc. to The City of New York dated 7/11/12 and recorded 7/20/12 in the Register’s Office as CRFN 2012000288212), as shown on the Survey.

3.    Amended, Modified, and Restated High Line Easement Agreement by and among Metropolitan Transportation Authority, Long Island Rail Road Company and The City of New York dated __________, 2013 and to be recorded in the Register’s Office.

4.    Permanent Water Tunnel Shaft Easement recorded in Reel 2266 page 64, as shown on the Survey.

5.    Declaration of Easements Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority dated 5/26/10 and recorded 6/10/10 in the Register’s Office as CRFN 2010000194078.

A)	First Amendment to Declaration Easements made by Metropolitan Transportation Authority dated April __, 2013 and to be recorded in the Register’s Office.

6.    The following Water Grants may affect the property: Liber 578 cp 548, Liber 551 cp 6, Liber 623 cp 176, Liber 90 cp 532, Liber 400 cp 116, as confirmed in Liber 495 cp 311, and Liber 469 cp 137, as confirmed by Liber 980 cp 229; provided ,that title company will provide the following affirmative insurance relating to such Water Grants: “Policy insures that none of the provisions or conditions therein will be enforced against the premises”.

7.    Declaration Establishing the ERY Facility Airspace Parcel Owners’ Association and of Covenants, Conditions, Easements and Restrictions Relating to the Premises known as Eastern Rail Yard Section of the John D. Caemmerer West Side Yard made by Metropolitan Transportation Authority dated April __, 2013 and to be recorded in the Register’s Office.

8.    Restrictive Declaration for the Eastern Rail Yards made by ERY Tenant LLC (f/k/a RG ERY LLC) and Legacy Yards Tenant LLC dated April __, 2013 and to be recorded in the Register’s Office.

9.    Restrictive Declaration (Zoning Resolution Section 93-70 Certification) made by ERY Tenant LLC (f/k/a RG ERY LLC) and Legacy Yards Tenant LLC dated April __, 2013 and to be recorded in the Register’s Office.

10.  Zoning Lot Development Agreement made by Metropolitan Transportation Authority dated April ___, 2013 and to be recorded in the Register’s Office.

11.  Declaration of Zoning Lot Restrictions (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) made by Metropolitan Transportation Authority dated 3/27/2013 and recorded in the Register’s Office on 4/4/2013 as CRFN 2013000136155.

12.  Access/Egress Easement Agreement by and among Metropolitan Transportation Authority, Legacy Yards Tenant LLC and The City of New York, dated 2013 and to be recorded in the Register’s Office.

13.  Sidewalk Notices Filed 1/20/1982, No. 23604 (affects Old Lot 1), Filed 2/9/1982, No. 23683 (affects Old Lot 1) and Filed 5/7/63, No. 3771 (vs. old Lot 37).

EXHIBIT 9(i)(a) (to Exhibit C)

Form of Condominium Unit Deed

CONDOMINIUM UNIT DEED

Title No.:

[METROPOLITAN TRANSPORTATION AUTHORITY]

GRANTOR

TO

GRANTEE

Office Unit [__]

Tower C Condominium
BLOCK:    [_______]

LOT:          [_______]

CITY:        New York

COUNTY: New York

RECORD AND RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention:    Jonathan L. Mechanic, Esq.

TOWER C CONDOMINIUM

UNIT DEED

This INDENTURE, made the ____ day of ___________, 20___, by and between [METROPOLITAN TRANSPORTATION AUTHORITY, a body corporate and politic constituting a public benefit corporation of the State of New York] (“Grantor”), having an office at [347 Madison Avenue, New York, New York 10017-3739] and [_______________________________], a Delaware limited liability company (the “Grantee”) having an office at c/o [________________________________________________________].

WITNESSETH:

That the Grantor, in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid by the Grantee, does hereby grant and release unto the Grantee, and the heirs or successors and assigns of the Grantee, forever:

The condominium unit known as [Office Unit __] (the “Unit”) in the condominium known as Tower C Condominium in the building known as and by the street number, 501 West 30th Street, New York, New York, in the Borough of Manhattan, City, County and State of New York (the “Building”), such Unit being designated and described as [Unit _____] in a certain declaration dated as of _____, 201_ made by the Grantor pursuant to Article 9-B of the Real Property Law of the State of New York, as amended (the “Condominium Act”), establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described on Schedule A annexed hereto and made a part hereof (the “Land”), which declaration was recorded in the New York County Office of the Register of the City of New York on the __ day of ________, 201_, as City Register File No. _________ (together with all amendments thereto, collectively, the “Declaration”). The Building and the Land are referred to herein as the “Property.” This Unit is also designated as Tax Lot __ in Block [___] of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by [INSERT NAME], on the __ day of _____, 201_, and filed with the Real Property Assessment Department of the City of New York on the __ day of _____, 201_, as Condominium Plan No. ____ and also filed in the New York County Office of the Register of the City of New York on the __ day of _____, 201_, as City Register File No. _______________.

TOGETHER with an undivided ___ % interest in the Common Elements (as such term is defined in the Declaration);

TOGETHER with the appurtenances and all the estate and rights of the Grantor in and to the Unit;

TOGETHER with and subject to the rights, obligations, easements, restrictions and other provisions of the Declaration and of the By-Laws (including the Rules and Regulations) (as such terms are defined in the Declaration) of Tower C Condominium, as such Declaration and By-Laws may be amended from time to time by instruments recorded in the New York County Office of the Register of the City of New York, all of which rights, obligations, easements, restrictions and other provisions, shall constitute covenants running with the land and shall bind any and all persons having at any time any interest or estate in the Unit, as though recited and stipulated at length herein;

TO HAVE AND TO HOLD THE SAME UNTO the Grantee, and the heirs or successors and assigns of the Grantee, forever.

If any provision of the Declaration or the By-Laws is invalid under, or would cause the Declaration or the By-Laws to be insufficient to submit the Property to the provisions of the Condominium Act, or if any provision that is necessary to cause the Declaration and the By-Laws to be sufficient to submit the Property to the provisions of the Condominium Act is missing from the Declaration or the By-Laws, or if the Declaration and the By-Laws are insufficient to submit the Property to the provisions of the Condominium Act, the applicable provisions of Section [ ] of the Declaration will control. The provisions of Section 28 of the Declaration are hereby incorporated herein in their entirety as if set forth herein.

Except as otherwise permitted by the provisions of the Declaration and the By-Laws, the Unit is intended for office use.

The Grantor, in compliance with Section 13 of the Lien Law of the State of New York, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund for the purpose of paying the cost of the improvements at the Property and will apply such consideration first to the payment of the cost of such improvements before using any part thereof for any other purposes.

The Grantee, by accepting delivery of this deed, accepts and ratifies the provisions of the Declaration and the By-Laws of Tower C Condominium recorded simultaneously with and as part of the Declaration and agrees to comply with all the terms and provisions thereof by instruments recorded in the Register’s Office of the City and County of New York and adopted in accordance with the provisions of said Declaration and By-Laws.

This conveyance is made in the regular course of business actually conducted by the Grantor.

The term “Grantee” shall be read as “Grantees” whenever the sense of this indenture so requires.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor and the Grantee have duly executed this indenture as of the day and year first above written.

GRANTOR:

[METROPOLITAN TRANSPORTATION AUTHORITY]

By:
Name:
Title:

GRANTEE:
[____________________________]

By:
Name:
Title:

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the ____ day of _____________ in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual taking acknowledgment

STATE OF NEW YORK	)
) s.s.:
COUNTY OF NEW YORK	)

On the ____ day of _____________ in the year 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual taking acknowledgment

SCHEDULE A

Description of Unit and Land

The condominium unit known as [Unit ______] (the “Unit”) in the condominium known as Tower C Condominium in the building known as and by the street number, 501 West 30th Street, New York, New York, in the Borough of Manhattan, City, County and State of New York (the “Building”), such Unit being designated and described as [Unit ___] in a certain declaration dated as of _____, 201_ made by the Grantor pursuant to Article 9-B of the Real Property Law of the State of New York, as amended, establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described below (the “Land”), which declaration was recorded in the New York County Office of the Register of the City of New York, on the __ day of ________, 201_, as City Register File No. _________. This Unit is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by [INSERT NAME], on the __ day of _____, 201_, and filed with the Real Property Assessment Department of the City of New York on the __ day of _____, 201_, as Condominium Plan No. ____ and also filed in the New York County Office of the Register of the City of New York on the __ day of _____, 201_, as City Register File No. _______________.

TOGETHER with an undivided _____% interest in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Unit is erected is described as follows:

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

[INSERT LEGAL DESCRIPTION]

EXHIBIT 9(i)(b) (to Exhibit C)

Form of Bill of Sale

Dated: __________, 20__

KNOW ALL MEN BY THESE PRESENTS, that, subject to the terms and conditions hereinafter set forth, [___________________________] (“Seller”) for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, to it in hand paid at or before delivery of these presents by __________________________, a ____________ having an address at _________________________________ (“Purchaser”), the receipt of which is hereby acknowledged, has bargained and sold, and by these presents does grant and convey unto Purchaser its successors and assigns all right, title and interest of Seller in and to all of the personal property described on Exhibit A hereto (the “Personal Property”).

Seller grants and conveys the Personal Property unto Purchaser without recourse and without representation or warranty of any kind, express or implied (except to the extent and only for so long as any representation and warranty, if any, regarding Personal Property as is set forth in that certain Option Agreement dated ______, 201_, between Seller and Purchaser (the “Agreement”) shall survive the closing of title thereafter, and subject to the limitations contained therein).

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns forever.

SELLER HAS MADE NO WARRANTY THAT THE PERSONAL PROPERTY COVERED BY THIS BILL OF SALE IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE AND THE SAME IS SOLD IN AN “AS IS” “WHERE IS” CONDITION. BY ACCEPTANCE HEREOF, PURCHASER AFFIRMS THAT IT HAS NOT RELIED ON ANY WARRANTY OF SELLER WITH RESPECT TO THE PERSONAL PROPERTY AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTEES, EXPRESSED, IMPLIED OR STATUTORY (EXCEPT TO THE EXTENT AND ONLY FOR SO LONG AS ANY REPRESENTATION AND WARRANTY, IF ANY, REGARDING THE PERSONAL PROPERTY AS SET FORTH IN THE AGREEMENT SHALL SURVIVE THE CLOSING OF TITLE THEREUNDER, AND SUBJECT TO THE LIMITATIONS CONTAINED THEREIN).

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

This Bill of Sale shall be binding upon, enforceable by and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows immediately]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date and year first written above.

[________________________],
a [______________________]

By:
Name:
Title:

EXHIBIT A (to the Bill of Sale)

List of Personal Property

EXHIBIT 9(i)(o) (to Exhibit C)

Form of General Assignment

THIS GENERAL ASSIGNMENT (this “Assignment”), made as of the ____ day of _________, 20__, between __________, a _______ having an address ____________ (“Assignor”) and __________, a _______ having an address ____________ (“Assignee”).

RECITALS

WHEREAS, pursuant to that certain Option Agreement dated ________, 201_ (the “Agreement”), between Assignor, as optionor, and Assignee, as optionee, Assignor is selling the Premises (as such terms are defined in the Agreement) to Assignee. All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Agreement.

NOW THEREFORE, in consideration of the foregoing promises, covenants and undertakings contained in this Assignment, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

ASSIGNMENT AND ASSUMPTION

Assignor, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under (i) all books, records, files, ledgers, information and data maintained by Seller in connection with the ownership, operation and/or use of the Premises (as such term is defined in the Agreement), (ii) all transferable licenses, approvals, certificates and permits held by Assignor and relating to the ownership, operating and/or use of the Premises, (iii) all other items of intangible personal property owned by Assignor and relating to the ownership, operating and/or use of the Premises (other than any items containing the logo, name and trademark of Assignor or any of Assignor’s affiliates), and (iv) all other items of intangible personal property (the property and items set forth in clauses (i) through (iv) above are hereinafter referred to collectively as the “Property Matters”);

TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date and year first written above.

ASSIGNOR:
[___________________________],
a ________________________
By:
Name:
Title:

ASSIGNEE:
[___________________________],
a ________________________
By:
Name:
Title:

EXECUTION VERSION

EXHIBIT D

Form of Lease

LEASE

Between

LEGACY YARDS TENANT LLC

Landlord

and

[COACH, INC.]

Tenant

Dated as of _______________, ____

Entire _______ floor(s)
501 West 30th Street
New York, New York

- i -

EXHIBITS
EXHIBIT A	FLOOR PLANS
EXHIBIT B	FIXED ANNUAL RENT
EXHIBIT C	RULES AND REGULATIONS
[EXHIBIT D	FORM OF GUARANTY]

- ii -

ARTICLE 1DEFINED TERMS

Actual AC Cost	45
Additional Rent	2
Alteration Rules and Regulations	16
Alterations	14
Ancillary Uses	1
Annual Condenser Water Charge	46
Applicable Commencement Date	53
Applicable Expiration Date	53
Applicable Laws	29
Broker	47
Building	1
Building HVAC System	44
Building Project	1
Building Systems	21
Commencement Date	2
Commencement Date of the First Extension Term	53
Commencement Date of the Second Extension Term	53
Common Charges	56
Comparable Buildings	1
control	9
CW Outside Date	45
Delivery Personnel	2
Eligible Sublease	11
Eligible Subtenant	11
Essential Service	41
Excess Insurance Proceeds	22
Expiration Date	2
Extension Notice	53
Extension Premises	53
Extension Term	53
First Extension Option	52
First Extension Term	52
Fixed Annual Rent	2
Freight Items	40
HVAC	21
Independent Broker	55
Landlord	1
Landlord Indemnified Party	33
Landlord’s Broker	55
Landlord’s Broker’s Letter	55
Landlord’s Cost	48
Landlord’s Non-Disturbance Agreement	11
Landlord’s Restoration Period	23
Landlord’s Restoration Work	21
Lease	1

- iii -

Lease Rent	11
Lease Termination Area	4
Leaseback	4
Leaseback Area	4
Lessor	27
Mortgagee	27
Mortgages	27
Named Tenant	1
Non-Approved Alterations	16
Non-Consent Alterations	14
Non-disturbance Agreement	24
Non-Financial Sublease	7
Non-Material Alterations	14
Notice	37
Operating Year	56
Outside Consultant	16
Permitted Use	1
PILOT Agreement	42
Premises	1
Primary Use	1
Real Estate Taxes	42
Recapture Date	4
REIT	52
Related Entity	9
Renewal FMRV	56
Rent	2
Rent Law	43
Restoration Statement	23
Rules and Regulations	36
Second Extension Option	53
Second Extension Term	53
Self-Help Amount	58
Self-Help Arbitration	58
Self-Help Dispute Notice	58
Self-Help Item Completion Notice	58
Self-Help Items	57
Self-Help Notice	58
Service and Business Relationship Entities	10
Service Provider	52
Specialty Alterations	14
Substantial Portion	41
Successor	25
Superior Leases	26
Supplemental Condenser Water	45
Supplemental Condenser Water Notice	45
Tax Year	42

- iv -

Tenant	1
Tenant Affiliate	9
Tenant Delay	23
Tenant Indemnified Party	33
Tenant Insurance Proceeds	22
Tenant’s Broker	55
Tenant’s Broker’s Letter	55
Tenant’s Plans	15
Tenant’s Recapture Offer	4
Term	2
Transaction Costs	9
Unavoidable Delays	34
Untenantable	41

- v -

LEASE (this “Lease”) made as of the ____ day of ____________, ____ between LEGACY YARDS TENANT LLC, a Delaware limited liability company, having an office at c/o The Related Companies, L.P., 60 Columbus Circle, 19th Floor, New York, New York 10023, hereinafter referred to as “Landlord”, and [COACH, INC.], a _________________________, having an office at [________________________], New York, New York ________, hereinafter referred to as “Tenant”. The term “Named Tenant” shall be deemed to refer to any Tenant under this Lease that is either: (a) Coach, Inc.; and (b) any entity that, directly or indirectly, succeeds to the interests of Coach, Inc., as Tenant under this Lease under the provisions of Section 4.09(a).

WITNESSETH

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1
DEMISE; PREMISES AND PURPOSE

1.01         Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising (i) the entire rentable area of the _________ floor, approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as Exhibit A-1 and deemed by Landlord and Tenant to consist of _________ rentable square feet (the “Premises”), all in the building known as and located at ________________, New York, New York (the “Building”) subject to the provisions of this Lease. The term the “Building Project” shall mean the Building and the land upon which the Building is located.

1.02         The Premises shall be used and occupied for executive and general office use (the “Primary Use”) (including that the Premises may be used for customary ancillary uses in connection therewith as shall be reasonably required in the operation of the business conducted in the Premises, consistent with that found in office premises located in Comparable Buildings (as defined below)) only and for no other purpose. Such ancillary uses (the “Ancillary Uses”, and together with Primary Use, the “Permitted Use”) may include, without limitation, board rooms, conference rooms, customary office pantries, meeting rooms and conference centers and facilities (provided the same are (x) ancillary to the primary use of the Premises for executive and general offices, (y) primarily for the use of Tenant or any other occupant permitted to use all or a portion of the Premises, and (z) permitted in accordance with all Applicable Laws (as defined herein), subject to Section 15.01 (it being acknowledged that Landlord makes no representation that any of such ancillary uses are so permitted). For purposes of this Lease, “Comparable Buildings” shall mean Class “A” high-rise office buildings located in midtown Manhattan.

1.03         No portion of the Premises shall be used for any purpose which: (a) interferes with the maintenance or operation of the Building; (b) materially and adversely affects any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (c) unreasonably interferes with, annoys or disturbs any other tenant or unreasonably interferes with, annoys or disturbs Landlord, (d) constitutes a public or private nuisance or (e) violates the certificate of occupancy issued for the Building (as such certificate of occupancy may be amended pursuant to Section 8.04). Without limiting the foregoing, neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by Tenant or Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of Tenant and/or the servants, employees, licensees, invitees or visitors of Tenant.

1.04         Tenant shall not permit messengers, delivery personnel or other individuals providing such services to Tenant (“Delivery Personnel”) to: (i) assemble, congregate or to form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or the Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building except in locations outside of the Building reasonably designated by Landlord from time-to-time. Tenant shall require all Delivery Personnel to comply with the reasonable rules promulgated by Landlord from time-to-time regarding the use of outside messenger services.

ARTICLE 2
TERM

2.01         The Premises are leased for a term (the “Term”) which shall commence on _____________ (the “Commencement Date”) and shall end on the fifteenth (15th) anniversary of the Commencement Date (the “Expiration Date”) or on such earlier or later date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

ARTICLE 3
RENT AND ADDITIONAL RENT

3.01         Tenant shall pay fixed annual rent (the “Fixed Annual Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as Exhibit B-1 (in equal monthly installments in advance on the first (1st) day of each calendar month during the Term). All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent“ and shall be payable within thirty (30) days after invoice, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate on at least thirty (30) days’ advance notice to Tenant, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, or at Tenant’s option, by electronic or wire transfer of immediately available funds payable to such account as Landlord may from time to time (but on at least thirty (30) days’ notice) designate (or upon Tenant’s request), and, in each case, and without any set off or deduction whatsoever, except as otherwise expressly permitted under this Lease. The term “Rent“ as used in this Lease shall mean Fixed Annual Rent and Additional Rent.

2

ARTICLE 4
ASSIGNMENT/SUBLETTING

4.01         Subject to the terms of this Article 4, neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without the prior written consent of Landlord in each instance. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this Lease or a majority of the total interest in any partnership or limited liability company tenant or sublessee or other entity, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership or the merger or consolidation of a corporate tenant or sublessee, shall be deemed an assignment of this Lease or of such sublease; provided, however, that Landlord’s consent shall not be required with respect to any such deemed assignment to a Related Entity of Tenant (or subtenant) if the terms and conditions of Section 4.09 are satisfied. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting if and to the extent such consent is otherwise required hereunder. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance (unless consent is not required hereunder), which consent shall be granted or withheld in accordance with all applicable provisions of this Article 4 as if such sublease or assignment were made by Tenant (i.e., the provisions of this Article 4 shall be applied as if the references herein to Tenant were references to such sublessee seeking consent). A material modification, material amendment or extension (but not a termination) of a sublease which is not expressly contemplated in such sublease shall be deemed a sublease and shall be subject to all of the provisions of this Article 4. The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. Notwithstanding anything to the contrary contained herein, transfers of ownership interests in Tenant on a recognized United States or foreign securities exchange or in an over-the-counter market or transfer of ownership interests in Tenant pursuant to a public offering shall not be deemed an assignment for purposes of this Lease. If any lien is filed against the Premises or the Building for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within twenty (20) days after Tenant has notice of such lien, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

3

4.02         If Tenant desires to assign this Lease or sublet all or any portion of the Premises, then, in each such case, Tenant shall first submit in writing to Landlord a notice referencing this Section 4.02 together with a term sheet setting forth all of the following terms and conditions upon which Tenant is willing to assign this Lease or sublet the Premises, or portion thereof, whichever may be applicable, (a) in the case of a proposed subletting, the area proposed to be sublet, and, in the case of a proposed assignment such notice shall set forth Tenant’s intention to assign this Lease, (b) the term of the proposed subletting including the proposed dates of the commencement and the expiration of the term of the proposed sublease or the effective date of the proposed assignment, as the case may be, (c) the rents, work contributions, free rent and all other concessions and material economic provisions that are proposed to be included in the transaction, (d) in the case of a proposed subletting of less than the entire Premises where alterations are required to physically separate such portion of the Premises from the remainder of the Premises, which party shall perform such alterations and which party shall pay the cost thereof, and (e) in the case of a proposed subletting, the condition in which the Premises (or applicable portion thereof) shall be delivered by Tenant, and which shall be deemed an offer (a “Tenant’s Recapture Offer”): (i) with respect to a prospective assignment, to terminate or assign this Lease to Landlord without any payment of moneys or other consideration therefor by Landlord to Tenant, or, (ii) with respect to a sublease for all or a portion of the Premises for all or substantially all of the balance of the Term (i.e., term of sublease would expire with one (1) year or less remaining in the Term), to terminate this Lease with respect to the portion of the Premises covered by such sublease (the “Lease Termination Area”), or (iii) with respect to a prospective subletting, to sublet to Landlord (a “Leaseback”) the portion of the Premises involved (“Leaseback Area”) for the term specified by Tenant in Tenant’s Recapture Offer at Tenant’s proposed sub-rental, and otherwise on the terms, covenants and conditions (including provisions relating to escalation rents), as are contained in Tenant’s Recapture Offer. Tenant’s Recapture Offer shall specify the date when the Leaseback Area, the Lease Termination Area or the Premises, as the case may be, will be made available to Landlord, which date shall be in no event earlier than sixty (60) days nor later than two hundred seventy (270) days following the acceptance of Tenant’s Recapture Offer (the “Recapture Date”). Landlord shall have a period of thirty (30) days from the giving of such Tenant’s Recapture Offer to either accept or reject Tenant’s Recapture Offer as of the Recapture Date (it being understood that for purposes of this Article 4, “accepting” a Tenant’s Recapture Offer shall mean that Landlord shall elect, as permitted hereunder, to terminate this Lease with respect to the Premises (or applicable portion thereof), require Tenant to assign this Lease to Landlord or sublease the applicable portion of the Premises to Landlord, as the case may be). If Landlord fails to respond to Tenant’s Recapture Offer within the thirty (30) day period, then Tenant shall have the right to deliver a second notice to Landlord (a copy of which, as a condition to its effectiveness, must be sent to Landlord’s notice parties set forth in Article 27) requesting Landlord’s response to Tenant’s Recapture Offer, which request shall state in bold upper case letters at the top of the first page as follows: “THIS IS A TIME SENSITIVE NOTICE AND SUBJECT TO THE PROVISIONS OF SECTION 4.02 OF THE LEASE LANDLORD SHALL BE DEEMED TO HAVE ELECTED NOT TO EXERCISE ANY OF ITS RIGHTS UNDER SECTION 4.02 OF THE LEASE WITH RESPECT TO TENANT’S RECAPTURE OFFER.” If Tenant shall have delivered such reminder notice to Landlord, and Landlord shall fail to respond to such reminder notice within ten (10) days thereafter, and provided that Tenant has otherwise complied with all of Tenant’s obligations under this Article 4 in connection with such request, then Landlord shall be deemed to have elected not to exercise any of its rights set forth in this Section 4.02 with respect to Tenant’s Recapture Offer, but the remaining provisions of this Article 4, including, without limitation, Section 4.07, shall govern and control Tenant’s desire to assign this Lease or sublet all or any portion of the Premises. Notwithstanding anything contained herein to the contrary, the provisions of this Section 4.02 shall not apply to an assignment of this Lease or sublet of the Premises or portion thereof to a Related Entity that is permitted without Landlord’s consent pursuant to Section 4.09. Provided Tenant is not then in monetary default under this Lease or in default under any Leaseback, in either case, beyond any applicable notice or cure period (and taking into account the provisions of Section 4.05), the sub-rental due and payable by Landlord to Tenant under each Leaseback shall be automatically credited as and when due under such Leaseback(s) against the next installment(s) of Rent thereafter becoming due under this Lease (it being agreed that the provisions hereof shall not be deemed to diminish Landlord’s or Tenant’s rights under such Leaseback(s)) (e.g., if a monthly payment of $20,000 is payable by Landlord to Tenant on or before May 1st pursuant to a Leaseback between Landlord and Tenant and Tenant is not then in monetary default under this Lease or in default under the Leaseback, in either case, beyond any applicable notice or cure period, such $20,000 shall be automatically credited against the Rent payable by Tenant to Landlord under this Lease on such May 1st and such credit shall be deemed a payment by Landlord of the sub-rental payable under such Leaseback).

4

4.03         If Landlord exercises its option to terminate this Lease pursuant to Section 4.02 (whether with respect to the entire Premises or a portion thereof), then (i) the Term (with respect to the applicable portion of the Premises) shall end on the Recapture Date and (ii) Tenant shall surrender to Landlord and vacate the Premises (or applicable portion thereof) on or before such date in the same condition as is otherwise required upon the expiration of this Lease by its terms, (iii) the Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iv) Landlord shall be free to lease the Premises (or the applicable portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04         If Landlord shall accept Tenant’s Recapture Offer pursuant to Section 4.02, Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, or deliver to Landlord a surrender agreement, as the case may be, in any such case in a form reasonably satisfactory to Landlord’s counsel and Tenant’s counsel.

If a sublease is so made it shall expressly:

(i)          permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary; provided, however, that if any such changes, alterations, installations or improvements constitute Specialty Alterations which Tenant is required to remove hereunder prior to the end of the Term (it being agreed that for purposes hereof, such changes, alterations, installations or improvements shall be deemed to be Specialty Alterations regardless of whether Landlord has advised Tenant thereof as required in Section 8.01(b)), then, at Landlord’s option (or, in the case of a sublease that expires more than one (1) year prior to the end of the Term of this Lease, at Tenant’s option), Landlord shall either (1) remove such Specialty Alterations prior to the end of the term of the applicable sublease, or (2) waive Landlord’s right to require Tenant to remove such Specialty Alterations at the end of the Term of this Lease;

5

(ii)         provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii)        negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv)        provide that Landlord shall accept the Leaseback Area in the condition set forth in the Recapture Notice with respect to delivery of the Leaseback Area by Tenant;

(v)         provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligations of Landlord pursuant to clause (i) above and the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

4.05         Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under this Lease, which are in excess of the rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

4.06         Following the expiration of Landlord’s right to recapture pursuant to Section 4.02 (and Landlord’s failure (or deemed failure) to accept Tenant’s Recapture Offer in accordance with the term thereof) with respect to a particular assignment or subletting, if Tenant proceeds to request Landlord’s consent to said particular assignment or subletting, Tenant shall submit in writing to Landlord (i) the name and address of the proposed assignee or sublessee, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, and (iv) except with respect to a Non-Financial Sublease (as hereinafter defined), banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee. Landlord shall respond to such a consent request (pursuant to the terms and conditions of Section 4.07) within thirty (30) days after Tenant gives such request to Landlord. If Landlord fails to respond within such thirty (30) day period, then Tenant shall have the right to deliver a second notice to Landlord (a copy of which, as a condition to its effectiveness, must in addition be sent to Landlord’s notice parties set forth in Article 27) requesting Landlord’s consent to such assignment or sublet, which request shall state in bold upper case letters at the top of the first page as follows: “THIS IS A TIME SENSITIVE NOTICE AND, SUBJECT TO THE PROVISIONS OF SECTION 4.06 OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED TENANT’S ASSIGNMENT OR SUBLET REQUEST.” If Tenant shall have delivered such second notice to Landlord, and Landlord shall fail to respond to such second notice within ten (10) days thereafter, then Landlord shall be deemed to have consented to such assignment or sublet. Tenant may give the notices under Section 4.02 and this Section 4.06 concurrently (either in a single combined notice or in separate notices).

6

4.07         If Landlord shall not have (or shall be deemed not to have) timely accepted Tenant’s Recapture Offer pursuant to Section 4.02, then Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s request for consent to such specific assignment or subletting for the Permitted Uses, provided that any such assignment or subletting shall (A) have a net effective rental that shall not be more favorable to such assignee or subtenant by more than five percent (5%) of the net effective rental contained in Tenant’s Recapture Offer (taking into consideration all relevant terms of such assignment or sublease), (B) be for a term expiring on or approximately the same date designated in Tenant’s Recapture Offer and upon all of the material terms and conditions set forth in Tenant’s Recapture Offer (including, without limitation, the terms in Tenant’s Recapture Offer regarding the condition in which the Premises (or the applicable portion thereof) shall be delivered by Tenant and the terms relating to alterations and the cost thereof (if any), in each case, required to separately demise a portion of the Premises in the case of a subletting of less than the entire Premises), (C) in the case of a subletting, (i) the sublet space is at least one-half of a floor of the Premises (and if the sublet space is on more than a single floor, such sublet space must be at least one-half of each floor to be sublet), (ii) the balance of the floor is of a size and configuration such that it will be commercially reasonable to be leased, and (iii) Tenant shall be obligated to separate the sublet space from the balance of the Premises at Tenant’s sole cost and expense, pursuant to plans and specifications approved in advance by Landlord, such approval not to be unreasonably withheld, delayed or conditioned, and (D) comply with all other applicable provisions of this Article 4 (and if the net effective rental and/or the term of such proposed subletting or assignment, as the case may be, vary from the net effective rental and/or the term contained in Tenant’s Recapture Offer beyond the variances set forth above, or if an assignment or sublease is not effected within twelve (12) months following the date upon which Tenant’s Recapture Offer is rejected (or deemed to have been rejected) by Landlord, then Tenant’s request for consent shall be deemed to constitute a new Tenant’s Recapture Offer to Landlord under the terms and conditions contained in the proposed sublease or assignment, as the case may be, with respect to which all of the provisions of this Article 4 shall again apply), and provided further that:

(i)          The proposed assignee or subtenant shall have a financial standing and propose to use the Premises, in a manner reasonably consistent with the Permitted Use and in keeping with the standards of the Building; provided, however, that with respect to the proposed subletting by the Named Tenant of no more than eight thousand (8,000) rentable square feet in the aggregate (to no more than three (3) subtenants) in each case as designated by Tenant (each, a “Non-Financial Sublease”), the financial standing of such subtenant(s) shall not be considered by Landlord for purposes of Landlord’s granting or withholding its consent thereto;

7

(ii)         The proposed assignee or subtenant shall not then be a tenant, subtenant, assignee or occupant of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity who has dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent; provided that, in any such instance, Landlord has comparably-sized space available for leasing in the Building for a term equal to or greater than the remaining term of this Lease (in the case of a proposed assignment) or the term of the proposed sublease, as applicable (or will have comparably-sized space available in the Building within six (6) months after the proposed effective date of such assignment or subletting for a term equal to or greater than the remaining term of this Lease (in the case of a proposed assignment) or the term of the proposed sublease, as applicable);

(iii)        The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Building Project other than the Premises and any other portions of the Building with respect to which Tenant has use rights and in which Tenant is permitted to perform Alterations pursuant to this Lease;

(iv)        In the case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease with respect to the applicable portion of the Premises so sublet and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance which consent with respect to any request to further sublease or assign shall be granted or withheld in accordance with all applicable provisions of this Article 4, as if Tenant was the proposed sublandlord or assignor (i.e., the provisions of this Article 4 shall be applied as if the references herein to Tenant were references to such sublessee seeking consent);

(v)         Tenant shall reimburse Landlord, as Additional Rent hereunder, within thirty (30) days after demand (which shall include reasonable supporting documentation), for any reasonable out-of-pocket costs to third parties, including attorneys’ fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease; and

(vi)        The proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the personal jurisdiction of the courts of the State of New York and the United States located in New York County.

8

4.08         Any consent of Landlord under this Article 4 shall be subject to the terms of this Article 4 and conditioned upon (i) there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested, and (ii) this Lease being in full force and effect (and not terminated by Landlord as a result of any default by Tenant) on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within thirty (30) days after execution thereof. Any such sublease shall provide that the sublessee shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder (other than the payment of Rent). Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by Tenant arising from and after the effective date of such assignment; provided, however, with respect to any assignment to a Related Entity, such assumption by the assignee shall be of all of the terms, covenants and conditions of this Lease to be performed by Tenant arising from and after the Commencement Date.

4.09         (a) Anything contained in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required (nor shall the provisions of Section 4.02 and Section 4.10 apply) for an assignment of this Lease, or sublease (or further sublease) of all or part of the Premises for the Permitted Uses, or the occupancy of all or a portion of the Premises, to a Related Entity; provided, that (i) Landlord is given notice within thirty (30) days after the occurrence of any such sublease or assignment and reasonably satisfactory proof that the requirements of this Lease have been met with respect thereto, (ii) any such transaction is for a legitimate business purpose and not for the purpose of circumventing the rights of Landlord under this Article 4, and (iii) the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which is in keeping with the standards of the Building.

(b)          For purposes of this Article 4:

(i)          a “Related Entity” shall mean (x) any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant (a “Tenant Affiliate”), or (y) any legal entity (1) to which all or substantially all of the assets of Tenant are transferred, (2) to which more than fifty percent (50%) of the equity interests are transferred, or (3) into which Tenant may be merged or consolidated; and

(ii)         the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all of the general or other partnership (or similar) interests therein.

9

4.10         If Landlord shall not have (or be deemed not to have) accepted Tenant’s Recapture Offer hereunder in accordance with the terms hereof, and Tenant effects any assignment or subletting (other than an assignment or subletting described in Section 4.09 or occupancy by Service and Business Relationship Entities pursuant to Section 4.12), then Tenant thereafter shall pay to Landlord a sum equal to fifty percent (50%) of (a) any rent or other consideration payable to Tenant by any subtenant which is in excess of the Rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant from any such subletting or assignment (without being required to amortize such profits or gain). In computing such excess amount and/or profit or gain, Tenant may deduct all Transaction Costs as and when incurred and paid by Tenant. “Transaction Costs” means (i) the amount of any costs incurred by Tenant in making Alterations to the sublet space for the subtenant, and the amount of any work allowance granted by Tenant to the subtenant, (ii) advertising, legal expenses and brokerage commissions actually incurred by Tenant in connection with such assignment or subleasing, and (iii) the Fixed Annual Rent and the Additional Rent payable under Article 32 and Article 49 paid by Tenant under this Lease during any commercially reasonable free rent period under such sublease (it being agreed that any dispute regarding whether the free rent period under such sublease is commercially reasonable shall be resolved by expedited arbitration pursuant to Article 51). Transaction Costs shall not include any Rent under this Lease allocable to the space in question during the period of marketing the space.

4.11         In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 4. Tenant’s sole remedy shall be to submit such dispute to expedited arbitration pursuant to Article 51 and, if it is determined thereby that Landlord unreasonably withheld or unreasonably delayed its consent, Landlord’s consent shall be deemed to have been given upon such final determination. Notwithstanding the foregoing to the contrary, if Tenant reasonably believes that Landlord has acted in bad faith in connection with a request by Tenant for consent to a proposed assignment or sublease (as opposed to Landlord having acted unreasonably), Tenant shall have the right to submit such dispute regarding whether Landlord acted in bad faith to a court of competent jurisdiction and if it is finally determined by any such court of competent jurisdiction that Landlord acted in bad faith in connection with such consent or approval request, Tenant shall have the right to seek damages in connection therewith.

4.12         Provided that the relevant portion of the Premises is not separately demised, the occupancy of the Premises by one or more Service and Business Relationship Entities (as hereinafter defined) for the Primary Use, shall be permitted without the need to obtain Landlord’s consent and without being subject to Landlord’s right of recapture pursuant to Section 4.02 and without being subject to the payment to Landlord of any share of the profit with respect to such arrangement pursuant to Section 4.10; provided, that (a) such Service and Business Relationship Entities shall not occupy portions of the Premises constituting, in the aggregate, more than 10% of the rentable square footage of the Premises, (b) in no event shall the use of any portion of the Premises by a Service and Business Relationship Entity create or be deemed to create any right, title or interest of such Service and Business Relationship Entity in any portion of the Premises or this Lease, (c) such Service and Business Relationship Entity shall not have any signage outside of the Premises (except that the foregoing is not intended to restrict the ability of a Service and Business Relationship Entity to have a listing in any electronic or other directory in the lobby of the Building, as provided in this Lease), and (d) such Service and Business Relationship Entity is engaged in a business, and uses the portion of the Premises that it occupies in a manner, that is in keeping with standards generally maintained by prudent landlords of Comparable Buildings. “Service and Business Relationship Entities” shall mean (i) persons actively engaged in providing services to Tenant or any Tenant Affiliate, (ii) Tenant’s (or any of Tenant Affiliate’s) attorneys, consultants and other persons with which Tenant (or any Tenant Affiliate) has an active and meaningful business relationship and is using the relevant portion of the Premises for a purpose associated with the business of Tenant and (iii) any regulatory authorities having jurisdiction over Tenant or any Tenant Affiliate that is using the relevant portion of the Premises for a purpose associated with the business of Tenant.

10

4.13         Landlord shall, within ten (10) Business Days after Tenant’s request, accompanied by an executed counterpart of an Eligible Sublease (as hereinafter defined), deliver to Tenant and the subtenant under an Eligible Sublease (an “Eligible Subtenant”) a commercially reasonable non-disturbance agreement (the “Landlord’s Non-Disturbance Agreement”). Following the Eligible Subtenant’s and Tenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall, within seven (7) Business Days, execute and deliver a counterpart thereof to the Eligible Subtenant. For purposes hereof, the term “Eligible Sublease” shall mean a direct sublease:

(1)         between (a) Named Tenant and (b) a direct subtenant of the Named Tenant which direct subtenant, as of the date of execution of the Eligible Sublease, has a net worth, exclusive of goodwill and determined in accordance with GAAP, of not less than (x) twenty (20) times the aggregate amount of Fixed Annual Rent then payable by Tenant with respect to the Premises or the applicable portion being demised pursuant to such Eligible Sublease, and Landlord has been provided with proof thereof reasonably satisfactory to Landlord;

(2)         that has been consented to (or consent has been deemed given) by Landlord pursuant to the provisions of and which meets all of the applicable requirements of this Article 4;

(3)         demising at least one full floor of the Premises (provided that, unless an Eligible Sublease shall demise the entire Premises, no Eligible Sublease shall demise portions of the Premises consisting of less than the entire rentable area of any floor(s) on which the Premises are located), in any case, for a minimum initial sublease term of not less than five (5) years; and

(4)         providing for a rental rate, on a per rentable square foot basis (including fixed annual rent and additional rent) which (after taking into account all rent concessions provided for therein) is equal to or in excess of the Fixed Annual Rent and Additional Rent, on a per rentable square foot basis, payable hereunder for the term of the Eligible Sublease (hereinafter called the “Lease Rent”) or, in the alternative, provides for a rental rate that is less than the Lease Rent, but will automatically increase to the Lease Rent from and after the attornment of the sublessee to Landlord pursuant to the Landlord’s Non-Disturbance Agreement.

Notwithstanding anything to the contrary set forth in this Section 4.13, any Landlord’s Non-Disturbance Agreement delivered by Landlord pursuant to this Section 4.13 shall (x) be personal to the subtenant initially named in such Landlord’s Non-Disturbance Agreement and (y) expressly contain the condition that, in the event of any termination of this Lease other than by reason of Tenant’s default including, without limitation, a bankruptcy or insolvency related default (e.g., by reason of a casualty pursuant to Article 11), then such Landlord’s Non-Disturbance Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date.

11

ARTICLE 5
DEFAULT

5.01         Landlord may terminate this Lease on five (5) Business Days’ advance notice: (a) if Fixed Annual Rent or Additional Rent is not paid within five (5) Business Days after written notice from Landlord given after such Fixed Annual Rent or Additional Rent is due and payable; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any Rules and Regulations (as hereinafter defined) or any Alteration Rules and Regulations (as hereinafter defined), within thirty (30) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant (and, such petition is not withdrawn or vacated within ninety (90) days) or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within ninety (90) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant. At the expiration of the five (5) Business Day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02         In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent beyond the expiration of any applicable notice and grace periods, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03         Tenant shall not seek to consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04         In the event of a default by Tenant hereunder, no property or assets of any principals, shareholders, officers, directors, employees, partners or members of Tenant, whether disclosed or undisclosed, other than the assets and income of Tenant and any security deposit held by Landlord hereunder, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Landlord’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

12

ARTICLE 6
RELETTING, ETC.

6.01         If Landlord shall re-enter the Premises on the default of Tenant, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the Rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for re-rental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law; and (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any law relating to bankruptcy, insolvency or reorganization. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy.

6.02         If Landlord re-enters the Premises for any cause, or if Tenant abandons the Premises, or after the expiration of the Term, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, then Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant.

6.03         If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, or if either party institutes an expedited arbitration proceeding pursuant to the terms of this Lease, then, in either case, the prevailing party shall be entitled to reimbursement of all of its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 7
LANDLORD MAY CURE DEFAULTS

7.01         If Tenant shall default in performing any covenant or condition of this Lease beyond the expiration of any applicable cure or grace period, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations so incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within thirty (30) days after rendition of a reasonably detailed bill or statement therefor, and if the Term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

13

ARTICLE 8
ALTERATIONS

8.01         (a) Subject to the further provisions of this Section 8.01(a), Tenant shall make no changes, alterations, additions or improvements in or to the Premises (collectively, “Alterations”), without the prior written consent of Landlord; provided, however, that: (A) Landlord agrees not to unreasonably withhold, condition or delay its consent in accordance with the procedure set forth in Section 8.02 to Alterations that (1) do not affect the Building’s exterior (including the exterior appearance of the Building), (2) do not adversely affect the usage or the proper functioning of any Building Systems, (3) are non-structural (except that Landlord shall not unreasonably withhold, condition or delay its consent to (i) any internal staircases (not to exceed one (1) per floor) proposed to be installed by Tenant if Tenant shall then be leasing two (2) or more contiguous floors, or (ii) any core drilling required in connection with Tenant’s Alterations provided that, except if such core drilling is required in connection with installation of any internal staircases, same do not result in the reduction of any floor area in the Premises (except to a de minimis extent), in the case of either (i) or (ii), provided such structural Alterations are customary for other similarly-situated tenants in the Building or in Comparable Buildings and provided further that the other provisions of this sentence are satisfied), and (4) do not adversely affect any service required to be furnished by Landlord to Tenant (unless Tenant agrees, in writing, to accept such diminished services without any liability or obligation to Landlord under this Lease in connection therewith) or to any other tenant or occupant of the Building (collectively, “Non-Material Alterations”) and (B) Landlord’s consent shall not be required with respect to (x) Non-Material Alterations which (i) do not require a building permit, (ii) are limited to work within the Premises, and (iii) subject to Section 8.04, do not require a change in the Certificate of Occupancy for the Building, or (y) work that is solely of a decorative nature, such as painting, wallpapering and carpeting (such items identified in clause “(B)”, collectively, “Non-Consent Alterations”). Rent shall in no event be reduced by reason of any reduction in the floor area of the Premises resulting from any Alterations performed (x) by or on behalf of Tenant, or (y) by or on behalf of Landlord if due to Tenant’s failure to perform any Alterations or other work required under this Lease or otherwise due to Tenant’s breach of this Lease. All Alterations, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless same constitute Specialty Alterations for which Tenant has been directed to remove from the Premises, in accordance with Section 8.01(b), become the property of Landlord, and shall be surrendered with the Premises at the expiration or sooner termination of the Term.

14

(b)          Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations except for Specialty Alterations. “Specialty Alterations” shall mean Alterations consisting of all raised computer room floors in excess of 2,500 rentable square feet in the aggregate, vaults, generators, structurally reinforced filing systems, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which penetrate or expand an existing penetration of any floor slab and any other Alterations which affect the structural elements of the Building (which for purposes of this Lease shall mean the exterior walls and roof of the Building, foundations, footings, load bearing columns, ceiling and floor slabs, windows and window frames of the Building), in each case if and to the extent Landlord advises Tenant thereof as and to the extent Landlord is required to do so pursuant to the next following sentence; provided, however, that Specialty Alterations shall not include (i) one (1) customary internal staircase with respect to each connection of contiguous floors of the Premises, (ii) conduits, (iii) cabling, (iv) supplemental HVAC equipment, or (v) any Alteration existing in the Premises as of the date of this Lease. Landlord shall advise Tenant together with Landlord’s approval of the plans and specifications in question whether or not Tenant shall be required to remove any portion of such Specialty Alteration upon the expiration or sooner termination of this Lease, provided that Tenant, as part of its request for such consent, notifies Landlord in writing that Landlord is required to make such election and/or designation as part of its consent. Prior to the end of the Term, Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration designated by Landlord pursuant to this Section 8.01(b), repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore (except if such restoration (as opposed to repair) is non-structural in nature such as, by way of example, replacing carpeting and painting) the Premises to the condition existing prior to the making of such Specialty Alteration. All such work shall be performed in accordance with plans and specifications first approved by Landlord in accordance with the terms hereof and all applicable terms, covenants, and conditions of this Lease. If Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent within thirty (30) days after receipt of a reasonably detailed bill therefor from Landlord.

8.02         All Alterations shall be performed in accordance with the following conditions:

(i)          (A)         Prior to the commencement of any Alterations, Tenant shall first submit to Landlord for its approval in accordance with the terms hereof detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings for each proposed Alteration (“Tenant’s Plans”); provided, however, with respect to Non-Consent Alterations, Tenant shall only be required to provide Tenant’s Plans in connection therewith to Landlord if and to the extent such Tenant’s Plans are required to be prepared in accordance with good construction practices (and such Tenant’s Plans shall not be subject to Landlord’s approval unless any Alterations shown thereon are not Non-Consent Alterations). Landlord shall be given, in writing, a good description of all other Alterations (i.e., Alterations for which Tenant’s Plans are not required). Landlord shall respond to any request for consent to an Alteration not later than twenty (20) days after the giving of Tenant’s written request for such consent (which consent to Tenant’s Plans shall be granted or withheld in accordance with the same standards applied to Alterations set forth in this Article 8) that Landlord either: (a) approves such Tenant’s Plans, (b) disapproves such Tenant’s Plans (stating, in reasonable detail, the reasons therefor), or (c) in good faith requires clarification or additional information; provided, if and to the extent Tenant is required to submit revisions to such Tenant’s Plans, Landlord shall respond to any request for consent to such revised Tenant’s Plans not later than ten (10) Business Days after the giving of Tenant’s written request for such consent that Landlord either: (i) approves such revised Tenant’s Plans, (ii) disapproves such revised Tenant’s Plans (stating, in reasonable detail, the reasons therefor), or (iii) in good faith requires clarification or additional information. If Landlord fails to respond within such twenty (20) day or ten (10) Business Day period (as applicable), then Tenant shall have the right to deliver a second notice to Landlord (a copy of which, as a condition to its effectiveness, must be sent to Landlord’s notice parties set forth in Article 27) requesting Landlord’s consent to such Tenant’s Plans (or revisions thereto), which request shall state in bold upper case letters: “THIS IS A TIME SENSITIVE NOTICE AND SUBJECT TO THE PROVISIONS OF SECTION 8.02(i) OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED TENANT’S PLANS.” If Tenant shall have delivered such reminder notice to Landlord, and Landlord shall fail to respond to such reminder notice within ten (10) days after Landlord’s receipt of such reminder notice, and provided that Tenant has otherwise complied with all of Tenant’s obligations under this Article 8 in connection with such request, then Landlord shall be deemed to have consented to the Alterations shown on such Tenant’s Plans (or revisions thereto) provided that any such Alteration (x) is limited to work within the Premises or if not limited to work within the Premises, such work is non-structural, does not affect the exterior of the Building, and does not affect Building Systems servicing areas of the Building outside of the Premises, and (y) does not require a change in the certificate of occupancy for the Building (the above Alterations being referred to as “Non-Approved Alterations”). The above notwithstanding, if Tenant’s Plans propose a Non-Approved Alteration and Landlord fails to respond to Tenant’s first request for approval within the 20-day time period or ten (10) Business Day period, as the case may be, detailed above and Tenant’s second request within the ten (10) day period detailed above, such Non-Approved Alterations may be considered to have been denied by Landlord, in which case Tenant shall have the right to bring an expedited arbitration proceeding pursuant to Article 51 in order to determine whether Landlord should consent (pursuant to the terms of this Article 8) to any such Non-Approved Alterations.

15

(B)         Landlord may engage the services of an outside engineer or consultant (each, an “Outside Consultant”) if, as reasonably determined by Landlord, required to review Tenant’s Plans (as the same may be revised), it being agreed that Tenant will pay all reasonable, out-of-pocket costs and expenses associated with such Outside Consultant’s review of Tenant’s Plans.

(ii)         All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing tenant alterations in the Building, a copy of which as in effect on the date of this Lease is annexed hereto as Exhibit I and any reasonable modifications thereof or additions thereto for which Tenant has received at least ten (10) days’ prior written notice (the “Alteration Rules and Regulations”). Any dispute regarding the reasonableness of any modifications or additions to the Alteration Rules and Regulations shall be resolved by expedited arbitration pursuant to Article 51. In the event of any conflict between the terms of this Lease and the Alteration Rules and Regulations, the terms of this Lease shall control. Prior to the commencement of any such Alterations, Tenant shall, at Tenant’s sole cost and expense, obtain and exhibit to Landlord any governmental permit that may be required pursuant to Applicable Laws in connection with such Alterations.

(iii)        All Alterations shall be performed in compliance with all other applicable provisions of this Lease and with all Applicable Laws, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense (unless otherwise set forth in Section 15.04) and in strict compliance with the Alteration Rules and Regulations.

16

(iv)        All Alterations shall be performed with union labor having the proper jurisdictional qualifications. Tenant may employ architects, contractors, subcontractors and engineering firms of Tenant’s choice to design and construct Alterations, subject to Landlord’s reasonable approval, such approval not to be unreasonably withheld, conditioned or delayed (it being agreed that if such approval is not either granted or denied by Landlord within five (5) Business Days after request, Tenant shall have the right to send a second notice requesting such consent, which second notice shall state “THIS IS A TIME SENSITIVE NOTICE AND SUBJECT TO THE PROVISIONS OF SECTION 8.02(iv) OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED TENANT’S CONTRACTOR” and, if Landlord fails to respond to such second notice within five (5) Business Days after receipt thereof, Landlord’s approval to such contractor shall be deemed to have been granted); provided, that (i) all work to the Building’s life safety systems (including tie ins to such systems) shall be performed by Landlord’s designated contractor provided that the rates charged by such contractor to Tenant are commercially reasonable, (ii) Tenant shall utilize and/or consult with Landlord’s designated expeditor provided that the rates charged by such expeditor to Tenant are commercially reasonable, and (iii) Tenant shall utilize and/or consult with Landlord’s consulting engineer for coordination of plan review provided that the rates charged by such engineer to Tenant are commercially reasonable. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to rescind its approval (or deemed approval) of any contractor, subcontractor, architect or engineer previously approved by Landlord if Landlord, or any of Landlord’s affiliates, reasonably determines such contractor, subcontractor, architect or engineer is not reputable, is the subject to a criminal investigation or subject to investigation by any applicable governing authority or has otherwise acted in a manner that is inconsistent with the manner generally shown by contractors, subcontractors, architects and engineers working in Comparable Buildings.

(v)         Subject to the terms of Article 9, Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

(vi)        Prior to the commencement of any Alterations by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance to be carried by each of Tenant’s contractors or subcontractors:

(A)         Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(B)         Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its commercially reasonable designees as additional insureds, with limits of not less than $5,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $1,000,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord (or, with respect to Tenant’s non-payment of premiums, such policies cannot be canceled without ten (10) days prior written notice to Landlord). All policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

17

(vii)       In granting its consent to any Alterations, Landlord may impose such conditions as to guarantee completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require; provided, however, Tenant shall not be required to provide any guarantee of completion pursuant this Section 8.02(vii) (a) with respect to the Initial Alterations; provided that Tenant is the Named Tenant at the time Tenant requests consent to such Alterations and upon the commencement thereof, or (b) if, at the time Tenant requests consent to such Alterations and upon the commencement of such Alterations, Tenant has a net worth, exclusive of goodwill and determined in accordance with GAAP, of not less than twenty (20) times the aggregate amount of Fixed Annual Rent then payable under this Lease (and provides Landlord reasonable evidence thereof).

(viii)      All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or unreasonably disturb other tenants and occupants of the Building. Landlord shall use reasonable efforts to enforce the terms of other leases demising space in the Building to ensure that work performed by other tenants of the Building will not unreasonably interfere with or unreasonably disturb Tenant’s ability to use the Premises for the Permitted Uses.

(ix)         The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of Tenant’s Plans therefor and the coordination of such Alteration with Landlord, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant with respect thereto; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with Applicable Laws of any Tenant’s Plans, Alterations or any other matter relating thereto.

18

(x)          Promptly following the substantial completion of any Alterations (except Non-Consent Alterations), Tenant shall submit to Landlord one (1) electronic copy (using a current version of Autocad or such other similar software as is then commonly in use) of plans for the applicable portion of the Premises showing all such Alterations, provided that in the case any Tenant’s Work (as hereinafter defined) with respect to which any portion of Landlord’s Contribution and/or the Additional Landlord’s Contribution (as such terms are hereinafter defined) has been applied, such final plans shall be “as built” or marked “final” plans or shop drawings from subcontractors in AutoCAD format and otherwise shall be final plans with field notes noted thereon showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with Tenant’s Plans first approved by Landlord, and (b) an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations (if and to the extent such governmental approvals and confirmations are required by Applicable Laws); provided, however, for Alterations with respect to which Tenant is not receiving any Landlord’s Contribution, in lieu of the obligations contained in clause “(b)” of this sentence, Tenant shall be required to provide, promptly upon Landlord’s request, only (i) lien waivers and releases from all contractors, subcontractors, vendors and materialmen, and (ii) all governmental approvals and confirmations of completion for such Alterations (if and to the extent such governmental approvals and confirmations are required by Applicable Laws).

8.03         Subject to (a) the terms of this Article 8, (b) reasonable restrictions as Landlord may impose, and (c) the rights of the existing tenants and occupants on the affected floor of the Building, in connection with the performance of Alterations to the Premises approved (or deemed approved) by Landlord pursuant to this Article 8, Landlord shall provide reasonable access to Tenant to the ceiling below the respective floor of the Premises for the purpose of running cable for Tenant’s use in the Premises and for other purposes reasonably required in connection with Tenant’s approved Alterations, provided (i) all such cabling work shall be performed after hours at times reasonably designated by Landlord and in a manner reasonably designated by Landlord, (ii) Tenant shall promptly repair any damage to the affected premises or the ceiling accessed, and (iii) Tenant shall immediately following such work, on a daily basis, ensure that the affected premises are cleaned in a manner reasonably satisfactory to Landlord as a result of the work being performed by Tenant. In addition to the foregoing, subject to (a) the terms of this Article 8, and (b) reasonable restrictions as Landlord may impose, in connection with the performance of Alterations to the Premises approved (or deemed approved) by Landlord pursuant to this Article 8, Landlord shall provide reasonable access to Tenant to portions of the Building outside of the Premises (except any portions of the Building leased or occupied by any tenants or occupants) if and to the extent such access is reasonably required in connection with such Alterations, provided (i) all such access shall be at times reasonably designated by Landlord and in a manner reasonably designated by Landlord, (ii) Tenant shall promptly repair any damage caused by or in connection with such access, and (iii) Tenant shall immediately following such work, on a daily basis, ensure that the affected areas of the Building are cleaned in a manner reasonably satisfactory to Landlord. Tenant shall use commercially reasonable efforts to notify Landlord of any access to any portions of the Building outside of the Premises that may be required in connection with any Alterations at the time Tenant requests consent to such Alterations.

19

8.04         Landlord shall reasonably cooperate with Tenant in connection with obtaining necessary permits for the Alterations, which may include, without limitation, executing applications required by Tenant for such permits prior to or after commencement or completion of Landlord’s review of Tenant’s Plans for such Alterations; provided, that (i) execution of any such application by Landlord shall not constitute Landlord’s consent to the proposed Alteration in question or Tenant’s Plans and shall not impose any cost or liability on Landlord, and (ii) no such application shall include a proposed change in the certificate of occupancy for the Building. Further, if, and to the extent Tenant requests Landlord to execute any applications reasonably required by Tenant for such permits prior to commencement or completion of Landlord’s review of Tenant’s Plans for such Alterations, then any such execution shall be solely as a courtesy to and at the specific request of Tenant, based upon Tenant’s express acknowledgment and agreement of the foregoing clauses “(i)” and “(ii)” and further that: (a) no such Alterations to the Building or Premises shall be performed until such time as (x) consent to Tenant’s Plans with respect to such Alterations (other than Non-Consent Alterations) has been given (or deemed given) by Landlord in accordance with the terms hereof, and (y) Tenant has complied fully with all other applicable provisions of this Lease, and (b) Tenant shall not in any manner rely upon Landlord’s execution of such applications in designing or performing any Alterations.

ARTICLE 9
LIENS

9.01         With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the Premises or the Building after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within thirty (30) days after notice thereof.

ARTICLE 10
REPAIRS

10.01         Tenant shall take good care of the Premises (including, without limitation, any horizontal distribution portion of Building Systems (other than perimeter convectors) within the Premises installed by, or on behalf of, Tenant (even if by Landlord) or any other permitted occupant of the Premises) and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by (i) the act, omission or negligence of Tenant (or anyone claiming by, through or under Tenant) or its (or their) agents, employees, invitees or contractors, (ii) cause or condition created by Tenant (or anyone claiming by, through or under Tenant) and/or (iii) any Alteration performed by or on behalf of Tenant, subject in each case to the provisions of Article 11. The exterior walls and roofs of the Building, the mechanical rooms, service closets, shafts and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. The areas above any hung ceiling shall be deemed a part of the Premises; provided, however, Landlord shall have the right, subject to Section 19.01, to utilize same for purposes of installing pipes, ducts, cables or other equipment therein reasonably required in connection with the Building Systems or in connection with the operation of the Building or in connection with other leases or occupancy agreements in the Building. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails. For purposes of clarification, with respect to any floor on which the Premises is located but the entire rentable area is not leased to Tenant, Tenant shall only be responsible hereunder for any horizontal distribution portions of any Building Systems located on such floors that exclusively serve the Premises.

20

10.02         Landlord, at Landlord’s expense (subject to reimbursement in accordance with, and to the extent provided, in Article 49, and to reimbursement from Tenant if resulting from any Alteration, cause or condition (subject to Article 11) created by Tenant (or anyone claiming by, through or under Tenant, or negligence or willful misconduct of Tenant (or Tenant’s employees, agents, invitees or contractors) or persons claiming by, through or under Tenant)) shall (x) operate, maintain and make all necessary repairs and replacements (both structural and non-structural) to the Building Systems (including perimeter convectors within the Premises) and the public portions of the Building and the structural elements of the Building, both exterior and interior, the roof of the Building, the windows of the Building, the shaft ways in the Building, the service closets in the Building and the common areas on multi-tenant floors in the Building on which the Premises are located, the sidewalks adjacent to the Building and the Building Project, and (y) provide security for the Building on a 24 hour per day, 365 day per year basis, in each case, in conformance with standards applicable to Comparable Buildings; it being agreed, however, that Landlord shall be required to perform the obligations under clause “(x)” above only if and to the extent failure to do so would adversely affect (other than to a de minimis extent) Tenant’s use of the Premises or the common areas of the Building for the uses permitted hereunder; and, it being further agreed, that Landlord’s obligations hereunder to provide security for the Building shall not be or be deemed an obligation by Landlord to install turnstiles in the lobby or any other portion of the Building to regulate access to and from the Building or otherwise (whether or not such turnstiles are used in Comparable Buildings). For purposes hereof, the term “Building Systems” shall mean all systems operated and maintained by Landlord for the proper operation of the Building including, without limitation, mechanical, electrical, plumbing, heating, ventilation and air-conditioning (“HVAC”), fire and life safety and security systems, but shall exclude any horizontal distribution portion of such systems (other than perimeter convectors) within (and exclusively serving) the Premises installed by, or on behalf of, Tenant or any other permitted occupant of the Premises. Nothing contained in this Section 10.02 shall be deemed to diminish Landlord’s obligations set forth in Section 30.07.

ARTICLE 11
FIRE OR OTHER CASUALTY

11.01         (A)         Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”). Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant for the Permitted Uses from the date of such fire or other casualty until the earlier to occur of (i) the date Tenant occupies such portion of the Premises for the ordinary conduct of business, or (ii) ninety (90) days following the substantial completion of Landlord’s Restoration Work. Provided that Landlord shall be performing Landlord’s Restoration Work in good faith, Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall reasonably cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged) and, in either case, Landlord is also terminating other office leases in the Building demising, in the aggregate, at least 50% of the rentable office space in the Building, Landlord may within ninety (90) days after such fire or other casualty give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given (it being agreed that in the event of such a termination by Landlord, Tenant shall not be required to remove any Specialty Alterations from the Premises upon the expiration of the Term). Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article 11 shall govern and control in lieu thereof.

21

(B)         Upon any termination of this Lease under this Article 11 all insurance proceeds Tenant shall be entitled to (the “Tenant Insurance Proceeds”) with respect to any improvements, alterations or changes in the Premises shall be distributed as follows:

(i)          first, Tenant shall receive the unamortized portion of the cost of any Alterations performed by Tenant in the Premises from and after the date hereof (amortized over a term commencing on the date such Alterations were substantially completed through the Expiration Date); and

(ii)         (1)         second, any Tenant Insurance Proceeds remaining after distribution pursuant to Section 11.01(B)(i) (the “Excess Insurance Proceeds”) shall be distributed, (a) to Tenant, if Landlord shall have exercised its right to terminate this Lease pursuant to this Article 11, (b) to Landlord, if Tenant shall have exercised its right to terminate this Lease pursuant to this Article 11, or (c) to Landlord and to Tenant, each receiving 50% of the Excess Insurance Proceeds, if either (x) Landlord and Tenant shall have simultaneously exercised their rights to terminate this Lease pursuant to this Article 11, or (y) this Lease shall have automatically terminated pursuant to this Article 11 without either Landlord or Tenant exercising its right of termination.

11.02         In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article 11, Tenant shall (i) reasonably cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises promptly and with due diligence following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord.

22

11.03         Anything contained in Section 11.01 to the contrary notwithstanding, if the Building shall be so damaged by fire or other casualty that Landlord’s Restoration Period (as hereinafter defined) is eighteen (18) months or more (but only if all or a substantial portion of the Premises shall have been damaged or rendered untenantable) as detailed in a Restoration Statement, then Tenant, at its option, may, not later than thirty (30) days after the giving of the Restoration Statement, give to Landlord a notice in writing terminating this Lease. If Tenant elects to terminate this Lease in accordance with this Section 11.03, the Term shall expire upon a date set by Tenant in Tenant’s notice of termination, but not sooner than ninety (90) days after such notice is given, unless sooner if required by any Applicable Laws or insurance requirements, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions hereof (it being agreed that in the event of such a termination by Tenant, Tenant shall not be required to remove any Specialty Alterations from the Premises upon the expiration of the Term). Upon such termination of this Lease, and without limiting the abatement of Rent provided for in Section 11.01, Tenant’s liability for Fixed Annual Rent and Additional Rent shall cease and any prepaid portion of Fixed Annual Rent and Additional Rent for any period after such termination date shall be promptly refunded by Landlord to Tenant. In addition, if Landlord’s Restoration Work is not substantially completed before the date which is the later to occur of (i) the date that is 18 months after the date of the casualty (subject to day for day extension for (a) Unavoidable Delays for up to an additional 90 days only or (b) any Tenant Delays), and (ii) the date which is the end of the Landlord’s Restoration Period (but, in either case, only if all or a substantial portion of the Premises shall have been damaged or rendered untenantable), then Tenant shall be entitled to terminate this Lease by notice given to Landlord, and this Lease shall automatically terminate on the 30th day following such notice as if such date were the original Expiration Date, unless prior to such 30th day Landlord shall have substantially completed Landlord’s Restoration Work (it being agreed that in the event of such a termination by Tenant, Tenant shall not be required to remove any Specialty Alterations from the Premises upon the expiration of the Term). “Tenant Delay” shall mean any delay which results from any act or omission of Tenant, or any agent, employee or contractor of Tenant, including delays due to changes in or additions to, or interference with, any work to be done by Landlord, or delays by Tenant in submission of information, or selecting construction materials to be installed by Landlord as part of Landlord’s Restoration Work, if any (e.g., color of paint and carpet), or approving working drawings or estimates or giving authorizations or approvals.

11.04         Within ninety (90) days after any damage described in Section 11.01, Landlord shall deliver to Tenant a statement (the “Restoration Statement”) prepared by a reputable independent contractor setting forth such contractor’s good faith estimate as to the time (the “Landlord’s Restoration Period”) required to perform Landlord’s Restoration Work. Any dispute with respect to the Landlord’s Restoration Period shall be resolved by expedited arbitration in accordance with Article 51.

ARTICLE 12
END OF TERM

12.01         Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its personal property. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or termination of the Term of this Lease, a sum equal to (x) for the first thirty (30) days of such holdover, one and one-half (1½) times the average Fixed Annual Rent and Additional Rent which was payable per month under this Lease during the last six (6) months of the Term, and (y) commencing on the thirty-first (31st) day of such holdover and thereafter, two (2) times the average Fixed Annual Rent and Additional Rent which was payable per month under this Lease during the last six (6) months of the Term. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease.

23

12.02         At any reasonable time during the Term of this Lease and upon reasonable prior notice, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the term of this Lease, Landlord may, at all reasonable times and upon reasonable prior notice exhibit the Premises to prospective tenants. With respect to Landlord’s access pursuant to this Section 12.02, Tenant shall have the right to designate, by advance written notice to Landlord, certain “secured areas” in the Premises not to exceed 2,500 rentable square feet with respect to which Landlord’s rights of access shall be reasonably restricted.

ARTICLE 13
SUBORDINATION AND ESTOPPEL, ETC.

13.01         (a)          Subject to the provisions of this Article 13, this Lease shall be subordinate to the priority of each and every lease of the Land or the Building or any part thereof and to the lien of each and every mortgage now or hereafter affecting the Building Project or any Superior Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; provided, that Tenant’s foregoing agreement to subordinate the priority of this Lease to any particular lease or to the lien of any particular mortgage as aforesaid is conditioned upon the applicable Mortgagee or Lessor executing and delivering to Tenant a Non-Disturbance Agreement. The term “Non-Disturbance Agreement” shall mean, subject to Section 13.01(b), an agreement, in recordable form, between a Lessor or a Mortgagee, as the case may be, and Tenant, that contains commercially reasonable terms, to the effect that (i) if there is a foreclosure of the Mortgage, then the successor to Landlord by virtue of the foreclosure will not make Tenant a party to such proceeding (unless required by Applicable Laws), evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such successor to Landlord on the same terms and conditions as are contained in this Lease, or (ii) if the Superior Lease terminates, then the Lessor will not evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease. [Tenant acknowledges and agrees that the forms of Non-Disturbance Agreement attached to the lease between Landlord and the New York City Industrial Development Agent (the "IDA"), and the mortgages made by Landlord in favor of the Hudson Yards Infrastructure Corporation (the "HYIC") shall be deemed to contain commercially reasonable terms and are satisfactory to Tenant solely in connection with Non-Disturbance Agreements required to be provided by the IDA and the HYIC hereunder and not for any other Mortgagee or Lessor. For the avoidance of doubt, Tenant’s foregoing acceptance of the IDA and HYIC Non-Disturbance Agreements shall not be used to determine whether or not any Non-Disturbance Agreement from any other Mortgagee or Lessor is commercially reasonable.] Tenant’s receipt of a Non-Disturbance Agreement is a condition precedent to Tenant’s subordination of its rights under, and interests in, this Lease, and Tenant’s obligation to subordinate its rights under, and interests in, this Lease (including, without limitation, its obligations under Section 13.03) at any time during the Term is excused until the foregoing condition is satisfied with respect to each Mortgage or Superior Lease. Any Superior Lease to which the priority of this Lease is subordinate will not vitiate the rights of Tenant hereunder or impose additional obligations other than to a de minimis extent upon Tenant with respect to non-monetary obligations, and same shall not impose any additional financial obligations on Tenant hereunder. If the date of expiration of any Superior Lease shall be the same date as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant shall promptly execute any such Non-Disturbance Agreement proffered by Landlord hereunder, provided the terms thereof comply with the requirements of this Section 13.01.

24

(b)          Subject to the terms of this Section 13.01, any Non-Disturbance Agreement may provide that the successor to Landlord by reason of the foreclosure of a Mortgage, or the termination of a Superior Lease, as the case may be (any such successor being referred to herein as the “Successor”) shall not be:

(i)          liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), except to the extent that (x) such act or omission continues after the date that the Successor succeeds to Landlord’s interest in the Building, and (y) such act or omission of such prior landlord is of a nature that the Successor can cure by performing a service or making a repair,

(ii)         subject to any credits, defenses, offsets or abatements that Tenant has against any prior landlord (including, without limitation, the then defaulting landlord), except that the Successor shall be subject to any credits, defenses, abatements or offsets that are expressly permitted under this Lease,

(iii)        bound by any payment of Rent that Tenant has made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date that such payment is due unless actually received by such Successor,

(iv)        bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Successor succeeds to Landlord’s interest in the Building, but subject, however, to Tenant’s rights set forth in clause (ii) above with respect to offsets that are expressly permitted under this Lease,

(v)         bound by any obligation to perform any work or to make improvements to the Building, except for:

(1)         repairs and maintenance that Landlord is required to perform pursuant to the provisions of this Lease and that first become necessary, or the need for which continues, after the date that the Successor succeeds to Landlord’s interest in the Building, or

25

(2)         Landlord’s Restoration Work that becomes necessary by reason of a fire or other casualty that occurs from and after the date that the Successor succeeds to Landlord’s interest in the Building and that Landlord is required to perform pursuant to Article 11 (it being agreed, however, that with respect to Landlord’s Restoration Work that became necessary by reason of a fire or other casualty that occurred before the date that the Successor succeeded to Landlord’s interest in the Building, the foregoing shall not be or be deemed to affect any rent abatement or termination right that Tenant may otherwise be entitled to pursuant to Article 11 of this Lease and, in addition, if a Successor shall fail to commence to perform any Landlord’s Restoration Work that became necessary by reason of a fire or other casualty that occurred before the date that the Successor succeeded to Landlord’s interest in the Building, and if a substantial portion of the Premises remains untenantable as a result thereof, Tenant shall have the right to terminate this Lease effective as of the date which is thirty (30) days after the giving of notice to such Successor, unless prior to the expiration of such thirty (30) day period, such Successor shall give written notice to Tenant of its intention to perform such Landlord’s Restoration Work within a reasonable period of time thereafter).

(vi)        bound by any amendment or modification of this Lease entered into after Tenant has been notified of the existence or identity of such Mortgagee or Lessor and made without the consent of the Mortgagee or the Lessor, as the case may be, other than an amendment or modification that is expressly permitted or required by the terms of this Lease or a modification of merely an administrative nature.

Any Non-Disturbance Agreement may also contain other terms and conditions that are reasonably required by the Mortgagee or the Lessor, as the case may be, provided that they do not (a) increase Tenant’s monetary obligations under this Lease, (b) adversely affect or diminish Tenant’s rights or Landlord’s obligations under this Lease (except in either case to a de minimis extent), or (c) increase Tenant’s other obligations or any of Landlord’s rights under this Lease (except to a de minimis extent).

[As of the date hereof, the sole existing Mortgages are held by the HYIC and [______________________________] (collectively, “Lenders”). Concurrently with the execution and delivery of this Lease, Tenant shall execute, acknowledge and deliver to Landlord a Non-Disturbance Agreement for the benefit of each of the Lenders, and with respect to the Mortgages held by the HYIC, substantially in the form attached thereto. Concurrently with the execution and delivery of this Lease by Landlord, Landlord shall deliver to Tenant such Non-Disturbance Agreements executed and acknowledged by the Lenders.]5

[As of the date hereof, the sole existing Superior Leases are held by the IDA and the MTA (collectively, the “Ground Lessors”). Concurrently with the execution and delivery of this Lease, Tenant shall execute, acknowledge and deliver to Landlord a Non-Disturbance Agreement for the benefit of each of the Ground Lessors, and with respect to the Superior Lease with the IDA, substantially in the form attached thereto. Concurrently with the execution and delivery of this Lease by Landlord, Landlord shall deliver to Tenant such Non-Disturbance Agreements executed and acknowledged by the Ground Lessors.]6

5 This bracketed provision will be updated accordingly at Lease execution to reflect the then Lenders.

6 This bracketed provision will be updated accordingly at Lease execution to reflect the then Ground Lessors.

26

13.02         In confirmation of such subordination, Tenant shall execute and deliver any reasonable instrument that Landlord, a Lessor, or a Mortgagee or any of its successors in interest shall reasonably request to evidence such subordination, provided that such instrument includes a Non-Disturbance Agreement or a separate Non-Disturbance Agreement with respect to the applicable Mortgage or Superior Lease and has been delivered to Tenant and executed by all parties thereto. The leases to which this Lease is, at the time referred to, subordinate pursuant to this Article 13 are herein called “Superior Leases”, the mortgages to which this Lease is, at the time referred to, subordinate pursuant to this Article 13 are herein called “Mortgages”, the lessor of a Superior Lease or its successor in interest at the time referred to is herein called a “Lessor” and the mortgagee under a Mortgage or its successor in interest at the time referred to is herein called a “Mortgagee”.

13.03         Subject to the terms and conditions of any Non-Disturbance Agreement negotiated and executed by Tenant and any Mortgagee or Lessor, if at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Building Project or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Building Project or the Building, or of the Lessor, or of any Mortgagee in possession of the Building Project or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord hereunder as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 13.01, for the remainder of the Term; provided, that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises.

13.04         Subject to the terms and conditions of any Non-Disturbance Agreement negotiated and executed by Tenant and any Mortgagee or Lessor, in the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i)          it has given written notice of such act or omission to the Mortgagee of each superior Mortgage and the Lessor of such Superior Lease whose name and address shall previously have been furnished to Tenant; and

(ii)         a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice. Nothing contained herein shall obligate such Lessor or Mortgagee to remedy such act or omission.

27

13.05         If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not (a) increase Tenant’s monetary obligations under this Lease, (b) extend or shorten the Term, (c) reduce the size of the Premises or (d) except to a de minimis extent, otherwise increase the obligations, or decrease the rights, of Tenant hereunder, or decrease the obligations or increase the rights of Landlord hereunder. In no event shall a requested modification of this Lease requiring Tenant to do the following be deemed to adversely affect the leasehold interest hereby created by more than a de minimis amount:

(i)          give notice of any default by Landlord under this Lease to such Mortgagee and/or permit the curing of such default by such Mortgagee within the time periods that are granted to Landlord hereunder with respect to such default; and

(ii)         obtain such Mortgagee’s reasonable consent for any modification of this Lease.

13.06         Unless otherwise expressly required by Applicable Laws, this Lease may not be modified or amended so as to reduce the Rent, shorten the Term, or otherwise affect the rights of Landlord hereunder (other than to a de minimis extent), or be canceled or surrendered, without the prior written consent in each instance of the Lessors and of any Mortgagees whose Mortgages shall require such consent provided that such consent shall not be unreasonably withheld, conditioned or delayed (provided that Tenant has been given notice of such Superior Lease or Mortgage). Subject to this Section 13.06, any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07         Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a Superior Lease or Mortgage, and the Lessor or Mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the Term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument reasonably required to confirm the validity of the foregoing. Notwithstanding anything to the contrary contained herein, the provisions of this Section 13.07 shall apply only if Tenant shall have failed to comply with its obligation under the last sentence of Section 13.01(a) to execute a Non-Disturbance Agreement proffered by Landlord that complies with the requirements of Section 13.01.

13.08         From time to time (but no more than three (3) times during any 12-month period), on at least fifteen (15) days’ prior written request by Landlord, Tenant shall deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Annual Rent and Additional Rent have been paid and stating whether or not, to Tenant’s actual knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Tenant acknowledges and agrees that any such statement may be relied upon by any Lessor, Mortgagee or prospective purchaser of the Building.

28

13.09         From time to time (but no more than three (3) times during any 12-month period), on at least fifteen (15) days’ prior written request by Tenant, Landlord shall deliver to Tenant a statement in writing certifying to Tenant that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Annual Rent and Additional Rent have been paid and stating whether or not to Landlord’s actual knowledge Tenant is in default (beyond any applicable cure or grace period) in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Landlord acknowledges and agrees that any such statement may be relied upon by any prospective lender, purchaser, investor, subtenant or assignee of Tenant.

ARTICLE 14
CONDEMNATION

14.01         If the whole or any substantial part (i.e., 10% or more of the rentable square footage of the Premises) of the Premises shall be condemned, or if Tenant no longer has reasonable means of access to the Premises as a result of eminent domain or acquisition by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant (subject to Section 14.03) be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

14.02         If this Lease is not terminated pursuant to Section 14.01, then Landlord shall proceed with due diligence to make all necessary repairs to the Building, the Building Systems, the common areas and/or the Premises in order to render and restore the same to the condition that they were prior to the condemnation to the extent such restoration is practical when taking into account the portion of the Building Project that has been condemned. Tenant shall remain in possession of the portion of the Premises not condemned (provided same is tenantable), subject to the Rent abatement described in Section 14.01.

14.03         Damages awarded to Landlord for any condemnation shall belong to Landlord, whether or not the damages are awarded as compensation for loss or reduction in value of the Building or the Building Project; however, nothing shall restrict or limit Tenant from asserting a claim for any additional damages resulting from the condemnation for any unamortized leasehold improvements paid for by Tenant, the interruption of Tenant’s business, Tenant’s moving expenses, or Tenant’s trade fixtures and equipment, provided such claim does not reduce Landlord’s award.

29

ARTICLE 15
REQUIREMENTS OF LAW

15.01         Tenant at its expense shall comply with all applicable laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials (collectively, “Applicable Laws”) which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (other than any vertical elements of Building Systems located within the Premises), the making of any Alterations therein, or the use or occupancy thereof; provided, however, that Tenant shall not be obligated to make structural repairs or Alterations in or to the Premises in order to comply with Applicable Laws unless the need for same arises out of any of the causes set forth in clauses (i) through (iii) of the next succeeding sentence. Further, Tenant shall also be responsible for the cost of compliance with all Applicable Laws in respect of the Building arising from (i) Tenant’s particular manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices), (ii) subject to Article 11, any cause or condition (including, but not limited to, an Alteration made by or on behalf of Tenant) created by or at the instance of Tenant, or (iii) the breach of any of Tenant’s obligations hereunder beyond any applicable cure or grace periods, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 15.01. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Applicable Laws, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance, in each case, by reason of non-compliance or otherwise by reason of such contest; (b) Tenant shall indemnify Landlord against the cost of such contest and against all liability for damages, interest, penalties and the reasonable and actual out-of-pocket expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance; (c) unless Tenant then has a net worth, exclusive of goodwill and determined in accordance with GAAP, of not less than twenty (20) times the aggregate amount of Fixed Annual Rent then payable under this Lease (and provides Landlord reasonable evidence thereof), Tenant shall have provided Landlord with such security as Landlord shall reasonably require to ensure the diligent and good faith prosecution of such proceedings and to cover any costs or liabilities Landlord may incur in connection therewith; (d) such noncompliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (e) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the foregoing, Landlord shall be deemed to be subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn or dismissed before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

30

15.02         Tenant shall require every person engaged by Tenant to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

15.03         Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease (it being agreed that Tenant’s use of the Premises for the Primary Uses shall not be deemed a manner of use which increases such rates as aforesaid). If Tenant’s use of the Premises (other than for the Primary Use) increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the Ancillary Uses shall not relieve Tenant from the foregoing duties, obligations and expenses.

15.04         Landlord, at Landlord’s sole cost and expense (but subject to reimbursement, if any, in accordance with Article 49), shall comply with all Applicable Laws applicable to the Premises and the Building, including, without limitation, the removal of Building violations that would delay Tenant from obtaining a building permit or a final sign-off on its Alterations or would otherwise adversely affect the use of the Premises for any of the uses permitted hereunder, other than those laws which Tenant shall be required to comply with pursuant to the terms of this Lease, including, without limitation, Section 15.01, or other occupants of the Building shall otherwise be required to comply with, subject, however, to Landlord’s right to contest diligently and in good faith the applicability or legality thereof. If and to the extent compliance with any Applicable Laws is required by any other tenant or occupant of the Building pursuant to any lease or occupancy agreement and failure of such other tenant or occupant to so comply would have a material adverse effect on Tenant’s ability to use the Premises for the Permitted Uses or to perform Alterations in the Premises, then Landlord shall use commercially reasonable efforts to enforce the terms of such other lease or occupancy agreement to cause such tenant or occupant to comply with such lease or occupancy agreement. If Landlord’s failure to remove any Building violation (including any violation with respect to the Premises which Tenant is not required to remedy under this Lease), after written notice from Tenant thereof, results in an actual delay in Tenant’s ability to obtain a building permit or a final sign-off on its Alterations and, as a direct result thereof, Tenant is delayed in occupying the Premises (or a portion thereof) for the conduct of its business, Tenant shall be entitled to an abatement of Fixed Annual Rent and any payment due under Articles 32 and 49 in proportion to the portion of the Premises actually affected thereby, which abatement shall commence on the date Tenant would have been permitted to occupy the Premises (or applicable portion thereof) for the conduct of its business if such Building violation had been removed by Landlord as required under this Article 15 and continue through the date which is the earlier to occur of the date (a) such Building violation is actually removed, (b) Tenant is able to obtain such building permit or final sign-off, or (c) Tenant occupies the Premises (or the applicable portion thereof) for the conduct of its business.

31

ARTICLE 16
CERTIFICATE OF OCCUPANCY

16.01         Subject to Section 8.04, Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord or Tenant that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building.

ARTICLE 17
POSSESSION

17.01         Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises on the Commencement Date in their then “as is” condition. Subject to the provisions of Article 22, Landlord shall not be required to perform any work to make the Premises suitable for Tenant’s occupancy thereof or Tenant’s or such Tenant Affiliate’s continued occupancy thereof, it being agreed however, that the foregoing shall not be deemed to relieve Landlord of any continuing obligations with respect to the Premises expressly set forth in this Lease. The provisions of this Article 17 are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law.

ARTICLE 18
QUIET ENJOYMENT

18.01         Landlord covenants that so long as this Lease is in full force and effect, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease.

32

ARTICLE 19
RIGHT OF ENTRY

19.01         Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises; provided, that in the case of any such installation by Landlord: (i) Landlord shall minimize any impact on Tenant’s use and occupancy of the Premises and Tenant’s business conducted therein, and (ii) any such pipes, conduits or shafts shall either be concealed behind, beneath or within then-existing partitioning, columns, ceilings or floors located or to be located in the Premises, or shall require a de minimis amount of space and be completely furred at points immediately adjacent to then-existing partitioning columns or ceilings located or to be located in the Premises. Landlord or its agents shall have the right, upon reasonable prior notice (which may be oral) to enter or pass through the Premises at all reasonable times, by master key and, in the event of an emergency, by reasonable force or otherwise and without notice to examine the same, and to make such repairs, alterations or additions as it may deem reasonably necessary or reasonably desirable to the Building (or any portion thereof), and to take all material into and upon the Premises that may be required therefor provided that Landlord shall use commercially reasonable efforts to minimize any impact on Tenant’s use and occupancy of the Premises and Tenant’s business conducted therein during such access (it being agreed, however, that Landlord shall not be required to use overtime or other premium rate labor unless Tenant shall have agreed to pay the costs to perform such work on an overtime or premium-pay basis). Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business provided that Landlord complies with the obligations set forth herein with respect to such entry. Provided that Tenant’s rights pursuant to this Lease are not diminished (other than to a de minimis extent), Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets (provided the number of toilets to which Tenant has access to is not decreased unless required by Applicable Laws), or other public parts of the Building so long as Tenant’s access to or the rentable square footage of the Premises is not diminished (except to a de minimis extent), and to change the designation of rooms and suites (it being agreed that the foregoing shall not be deemed to permit Landlord to relocate the Premises or any portion thereof) and the name or number by which the Building is known. Notwithstanding the foregoing to the contrary, Landlord shall not (i) designate any elevator in the Building for the exclusive use of any other tenant of the Building unless the aggregate capacity of the remaining elevators utilized by Tenant after such designation (as such elevators may have been reprogrammed and/or upgraded) shall not be diminished from the aggregate capacity of all elevators utilized by Tenant immediately preceding such exclusive designation (as determined by an elevator consultant reasonably selected by Landlord), and (ii) permanently remove any elevator from service for any reason (other than to dedicate such elevator to another tenant of the Building in accordance with the terms hereof) unless such removal is required by any Applicable Law or for any other commercially reasonable reason (other than to dedicate such elevator to another tenant of the Building) provided that doing so would not result in the elevator service to the Premises being of an aggregate capacity that is not comparable to elevator service provided in Comparable Buildings. Any dispute with respect to the immediately preceding sentence shall be resolved by expedited arbitration pursuant to Article 51.

ARTICLE 20
INDEMNITY

20.01         Tenant shall indemnify to the fullest extent permitted by law and hold harmless Landlord, all Lessors and all Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims made by third parties against such Landlord Indemnified Party to the extent arising from or to the extent in connection with (i) any negligence or willful misconduct of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, or (ii) any accident, injury or damage occurring in, at or upon the Premises during the Term, or (iii) any accident, injury or damage occurring in the common or public areas resulting from the activities of Tenant or any of Tenant’s agents, employees and/or contractors within such common or public areas; in each case together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim, action or proceeding results from the negligence or willful misconduct of any Landlord Indemnified Party.

33

20.02         Landlord shall indemnify to the fullest extent permitted by law and hold harmless Tenant, its partners, directors, officers, members, shareholders, principals, agents and employees (each, a “Tenant Indemnified Party”) from and against any and all claims made by third parties against such Tenant Indemnified Party to the extent arising from or to the extent in connection with (i) any negligence or willful misconduct of Landlord or any person claiming through or under Landlord or any of their respective partners, directors, officers, agents, employees or contractors, (ii) any accident, injury or damage occurring in, at or upon the common or public areas of the Building, except if Tenant, a Tenant Indemnified Party or their agents, contractors, or employees are utilizing such common or public areas of the Building, whether or not pursuant to the terms of this Lease, or (iii) any accident, injury or damage occurring in the Premises resulting solely as a result of Landlord’s access to the Premises pursuant to Article 19; in each case together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim, action or proceeding results from the negligence or willful misconduct of any Tenant Indemnified Party.

20.03         Notwithstanding anything to the contrary contained in this Lease, in case any claim, action or proceeding is brought against an indemnified party (whether under this Article 20 or any other indemnity provided for in this Lease), the indemnified party shall give the indemnifying party prompt written notice thereof and the indemnifying party shall resist and defend such action or proceeding on behalf of the indemnified party by counsel for the indemnifying party’s insurer (if such claim is covered by insurance) or otherwise by other counsel reasonably satisfactory to the indemnified party, provided, however, that the indemnified party shall not be liable for any settlement agreed to by the indemnifying party, unless such settlement is approved in writing by the indemnified party, such approval not to be unreasonably withheld, conditioned or delayed.

20.04         Anything to the contrary contained in this Lease notwithstanding, in no event shall Landlord or Tenant be liable to the other for consequential and/or punitive damages under this Lease except as and to the extent expressly provided in Article 12.

20.05         Landlord’s and Tenant’s obligations under this Article 20 shall survive the expiration or earlier termination of this Lease.

ARTICLE 21
LANDLORD’S AND TENANT’S LIABILITY

21.01         Unless otherwise expressly set forth in this Lease to the contrary, if, by reason of (a) strike, (b) labor troubles, (c) governmental pre-emption in connection with a national emergency, (d) any rule, order or regulation of any governmental agency, (e) conditions of supply or demand, (f) Tenant Delay, (g) acts of God, public enemy or terrorist action, civil commotion, or fire or other casualty, or (h) any cause beyond Landlord’s reasonable control (the foregoing circumstances described in this Section 21.01 being herein called “Unavoidable Delays”), Landlord shall be unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant’s obligations hereunder, including, without limitation, the payment of Rent hereunder, shall in no wise be affected, impaired or excused nor shall Landlord have any liability whatever to Tenant, nor shall the same be deemed constructive eviction (it being agreed that the inability to pay shall be a cause within Landlord’s control).

34

21.02         Subject to Section 30.06, Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the reasonable judgment of Landlord, until such repairs, alterations or improvements shall have been completed. In connection with any such repairs, alterations or improvements, Landlord agrees to use its commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises and Tenant’s business conducted therein; provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis unless Tenant shall have agreed to pay the costs to perform such work on an overtime or premium-pay basis. In connection with any of the foregoing, Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any latent defect in the Premises or the Building unless, in any such case, Landlord fails to comply with the obligations set forth herein with respect to such repairs, alterations or improvements or unless such loss or damage is the result of Landlord’s negligence or willful misconduct. Neither the partners, entities or individuals comprising Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of Landlord’s obligations hereunder or for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord. Tenant agrees to look solely to Landlord’s estate and interest in the Land and the Building, or the lease of the Building or of the Land and the Building, and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any of the aforementioned parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant. Landlord’s estate and interest in the Land and the Building, or the lease of the Building or of the Land and the Building, and the Premises shall be deemed to include rental and proceeds from sales or insurance received by Landlord.

21.03         Neither the partners, entities or individuals comprising Tenant, nor the agents, directors, or officers or employees of Tenant shall be liable for the performance of Tenant’s obligations hereunder.

ARTICLE 22
CONDITION OF PREMISES

22.01         The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises on the Commencement Date in their “as is” condition on such date. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant or to make it suitable for the continued occupancy by Tenant.

35

ARTICLE 23
CLEANING

23.01         Tenant shall cause the Premises to be kept clean in accordance with the practices and with the cleaning contractor selected by Tenant to clean the Coach Unit.

ARTICLE 24
JURY WAIVER

24.01         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim).

ARTICLE 25
NO WAIVER, ETC.

25.01         No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. Unless otherwise expressly set forth in this Lease to the contrary, in the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then Tenant shall pay to Landlord, as Additional Rent, from the date it was due until payment is made, interest on the overdue amount at the Interest Rate. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of the earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord.

25.02         No waiver of any provision of this Lease by either party shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease except if it is finally determined by a court of competent jurisdiction that Landlord acted in bad faith in connection with such consent or approval request. Subject to the immediately preceding sentence with respect to Tenant’s ability to seek money damages from a court of competent jurisdiction if Landlord acted in bad faith, any dispute as to the reasonableness of any denial or withholding of Landlord’s consent or approval to any request by Tenant made under a provision of this Lease shall be resolved by expedited arbitration pursuant to Article 51 and, upon final determination in accordance therewith that Landlord has unreasonably denied or withheld its consent or approval to a request by Tenant, Landlord’s consent with respect thereto shall be deemed to have been given.

36

25.03         Tenant shall comply with the rules and regulations annexed hereto as Exhibit C, and any reasonable modifications thereof or additions thereto of which Landlord has given Tenant reasonable prior notice (the “Rules and Regulations”). Any dispute as to the reasonableness of any such modifications or additions to the Rules and Regulations shall be resolved by expedited arbitration pursuant to Article 51. Landlord shall not be liable to Tenant for the violation of such Rules and Regulations by any other tenant; provided, however, Landlord shall enforce the Rules and Regulations against all tenants in the Building in a non-discriminatory manner (subject to the terms of any other tenant’s lease). Failure of Landlord or Tenant to enforce any provision of this Lease, or any Rule or Regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any Rule or Regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own acts; provided, however, Landlord shall not voluntarily (i.e., if not required by Applicable Laws or in connection with any required repairs or replacements to the Building) permanently close, darken or brick up the windows of the Premises and Landlord shall use commercially reasonable efforts to minimize any temporary closing, darkening or bricking up of the windows (provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis unless Tenant shall have agreed to pay the costs to perform such work on an overtime or premium-pay basis). Unless required by Applicable Laws, Landlord shall not permit advertising by any third-party that is not a tenant or occupant of the Building on any scaffolding erected by Landlord on the outside of the Building.

ARTICLE 26
ADDITIONAL REMEDIES UPON TENANT DEFAULT

26.01         If this Lease is terminated because of Tenant’s default hereunder beyond any applicable cure, grace or notice periods, then, in addition to Landlord’s rights of re-entry, restoration, preparation for and re-rental, and anything elsewhere in this Lease to the contrary notwithstanding, Landlord shall retain its right to judgment on and collection of Tenant’s obligation to make a single payment to Landlord of a sum equal to an amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this Lease is so terminated, and ending on the Expiration Date) less the aggregate amount of any monthly amounts theretofore collected by Landlord pursuant to the provisions of Section 6.01 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. In no event shall Tenant be entitled to a credit or repayment for re-rental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term.

37

ARTICLE 27
NOTICES

27.01      Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications (each, a “Notice”) given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand, by registered or certified mail (return receipt requested) or if sent by a nationally recognized overnight courier for next business-day delivery, in each case addressed as follows:

if to Tenant:

c/o Coach, Inc.

______________________

New York, New York _____

Attention: Todd Kahn

with copies to:

Coach, Inc.

______________________

New York, New York _____

Attention: Mitchell L. Feinberg

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq. and Harry R. Silvera, Esq.

if to Landlord:

ERY Tenant LLC

c/o The Related Companies, L.P.

60 Columbus Circle

New York, New York 10023

Attention: L. Jay Cross

with copies to:

The Related Companies, L.P.

60 Columbus Circle

New York, New York 10023

Attention: Legal Department

38

Oxford Hudson Yards LLC

320 Park Avenue, 17thth Floor

New York, New York 10022

Attention: Dean J. Shapiro

Oxford Properties Group
Royal Bank Plaza, North Tower
200 Bay Street, Suite 900
Toronto, Ontario M5J 2J2 Canada
Attention: Chief Legal Counsel

or to the address posted from time to time as the

corporate head office of Oxford Properties Group

on the website www.oxfordproperties.com,

to the attention of the Chief Legal Counsel

(unless the same is not readily ascertainable or
accessible by the public in the ordinary course)

Michael, Levitt & Rubenstein LLC

60 Columbus Circle

New York, New York 10023

Attention: Bernard J. Michael, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Stuart D. Freedman, Esq.

and a copy to any Mortgagee or Lessor which shall have requested same, by notice given in accordance with the provisions of this Article 27 at the address designated by such Mortgagee or Lessor,

or to such other or additional address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by Notice given to the other in accordance with the provisions of this Article 27. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Notices from tenant may be given by Tenant’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

ARTICLE 28
WATER

28.01         Landlord shall provide, at Landlord’s cost hot and cold water connections with submeters to all core lavatories and janitor closets in the Premises and the multi-tenant floors on which any portion of the Premises is located and cold water connection with submeters installed to all pantries and drinking fountains in the Premises. Tenant shall pay the amount of Landlord’s cost for all domestic water used by Tenant based upon readings of the submeters installed by Landlord. Such water charges shall be deemed Additional Rent hereunder, and shall be due and payable within thirty (30) days following Tenant’s receipt of Landlord’s invoice(s) therefor accompanied by reasonable back-up documentation.

39

ARTICLE 29
INTENTIONALLY OMITTED

ARTICLE 30
HEAT, ELEVATOR, ETC.

30.01         [Heating, ventilation and air-conditioning to the Premises will be provided by connection to the equipment servicing the Coach Unit. Tenant shall arrange for such heating, ventilation and air-conditioning service to the Premises with the owner of the Coach Unit. Landlord shall provide access to the Building risers and shafts for the connection of such equipment to the Premises.]7

30.02         Landlord shall provide elevator service serving the floors on which the Premises are located in accordance with the terms hereof. Landlord shall provide a minimum of two (2) passenger elevators from the lobby of the Building to each floor of the Premises twenty four (24) hours per day, seven (7) days per week, subject to all other applicable provisions of this Lease, and subject to Unavoidable Delays and takedowns for maintenance (subject to Section 30.06).

30.03         No bulky materials including, but not limited to, furniture, office equipment, packages, or merchandise (“Freight Items”) shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Business Days between the hours of 8:00 a.m. to 12:00 p.m. and 1:00 p.m. and 5:00 p.m., and by means of the one (1) freight elevator and the loading dock only, which Landlord will provide without charge on a first come, first served basis. If Tenant requires additional freight elevator or loading dock service at hours other than those set forth above, Landlord shall make available to Tenant, upon reasonable notice, overtime freight elevator and loading dock service at Tenant’s sole cost (at Landlord’s actual out-of-pocket costs for same (subject to any minimum hour union requirements). If Landlord’s charge for providing overtime freight elevator and loading dock service is increased due to an increase in Landlord’s actual out-of-pocket costs in providing same, promptly after written request by Tenant to Landlord (given no later than thirty (30) days after Tenant receives notice of an increase in such charge), Landlord shall provide reasonable evidence of any such increases in Landlord’s actual out-of-pocket costs in providing overtime freight elevator and/or loading dock service, as applicable. If additional freight and loading dock service is requested for a weekend or for a period of time that does not immediately precede or follow the working hours of the personnel providing such overtime freight service, the minimum charge prescribed by Landlord shall be for four (4) hours. Subject to the provisions of Section 43.06, any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant within thirty (30) days after written demand by Landlord (which shall include reasonably detailed invoices for such work).

[7]	Landlord and Tenant agree that if the 23rd floor of the Building shall be part of the Premises, then the provisions of Section 35.01 and Section 35.02 below shall apply with respect to the 23rd floor only and the provisions of this Section 30.01 shall not apply with respect to the 23rd floor.

40

30.04         Except in the case of an emergency or due to casualty or condemnation, Tenant shall have access to the Premises 24 hours per day, 7 days per week.

30.05         Landlord shall provide Tenant with reasonable shaft space in the Building sufficient to accommodate one (1) 4-inch conduit for the purpose of Tenant running data and telecommunications wiring between and within the Premises and, if Tenant is then utilizing the Rooftop Area, extending from the Premises to the roof of the Building. Upon Tenant’s written request therefor and subject to Article 8, provided that the same is then available (as reasonably determined by Landlord), Landlord shall make available to Tenant additional shaft space in the Building, utilizing a different point of entry to the Building and a different path through the Building, sufficient to accommodate the installation, at Tenant’s sole cost and expense, of one (1) additional 4-inch conduit for the purpose of Tenant running data and telecommunications wiring between and within the Premises and, if Tenant is then utilizing the Rooftop Area, extending from the Premises to the roof of the Building.

30.06         If any Substantial Portion of the Premises is rendered Untenantable for a period of five (5) consecutive Business Days (or a total of ten (10) Business Days within any twelve (12) month period) after Tenant shall have notified Landlord of such Untenantability, by reason of any stoppage or interruption of any Essential Service required to be provided by Landlord under this Lease, but excluding by reason of a casualty, then for the period commencing on the day Tenant notifies Landlord that such Substantial Portion of the Premises became so Untenantable until such Substantial Portion of the Premises is no longer Untenantable, Fixed Annual Rent and any payment due under Article 32 and Article 49 shall be proportionately abated with respect only to such Substantial Portion; provided, however, if any such stoppage or interruption of an Essential Service results by reason of Unavoidable Delay, the reference herein to five (5) consecutive Business Days shall be deemed to be eight (8) consecutive Business Days. “Untenantable” means that Tenant shall be unable to use or access the Premises or the applicable portion thereof for the conduct of Tenant’s business in the manner in which such business is ordinarily conducted, and shall not be using the Premises or the applicable portion thereof other than to the limited extent of Tenant’s security personnel for the preservation of Tenant’s property, Tenant’s insurance adjusters, and/or a minimal number of Tenant’s employees for file retrieval, planning of temporary relocation and other disaster recovery functions. “Essential Service” shall mean (a) heating, ventilation and air-conditioning, (b) electrical service, (c) elevator service, (d) water and sewer, and (e) Supplemental Condenser Water (as hereinafter defined) or any other condenser water that Landlord is required to provide to Tenant hereunder. “Substantial Portion” shall mean any portion of the Premises consisting of five thousand (5,000) or more contiguous rentable square feet, or such reasonably smaller area if the Untenantability of such area has a materially adverse impact on Tenant’s ability to conduct its ordinary course of business in the Premises.

41

30.07      Subject to casualty, condemnation, Unavoidable Delays and the other provisions of this Lease, Tenant shall have the non-exclusive right to use, in common with others, the public and common areas of the Building, to the extent required for access to the Premises or use of the Premises for the Permitted Uses, including, without limitation, the Building’s lobby, exterior plaza areas, loading docks, elevators, entrances, and sidewalks to the extent any or all of the foregoing are designated by Landlord, as the case may be, for the common use of tenants and others, stairways (subject to Article 51), and restrooms (provided however that restrooms located on full floors demised under this Lease shall be part of the Premises). Landlord shall operate and maintain the public and common areas of the Building and all Building Systems serving such areas and the Premises, all in a manner consistent with the standards maintained in other Comparable Buildings of a similar quality.

30.08      Landlord will use commercially reasonable efforts to permit Tenant, at no out-of-pocket cost to Landlord, to utilize the same technology utilized by Landlord in any security system utilized by Landlord from time to time in the lobby of the Building so that Tenant may issue to its employees a single card that will permit access through the lobby and to the Premises; provided, however, that nothing contained herein shall be construed to permit Tenant to control or monitor or tie in to Landlord’s system (except that Tenant, at Tenant’s sole cost and expense, shall be permitted to interface with Landlord’s system solely to the extent required to monitor the access of its own personnel through the lobby). Nothing contained herein shall prevent Landlord, without any liability to Tenant, from changing from time-to-time the technology utilized by Landlord in connection with the foregoing.

ARTICLE 31
INTENTIONALLY OMITTED

ARTICLE 32
TAX ESCALATION

32.01     Tenant covenants to pay, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, as Additional Rent, all Real Estate Taxes accruing during the Term in respect of the Premises.

(a)          For the purpose of this Lease, the following definitions shall apply:

(i)          The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Premises, including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Premises to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Premises and any business improvement district assessment payable by or with respect to the Premises. Without duplication, the term “Real Estate Taxes” shall also include any payments in lieu of taxes agreement or Uniform Tax Exemption Policy (“PILOT Agreement” ) made to any governmental authority having jurisdiction over the Premises which are specifically applicable to the Premises pursuant to any PILOT Agreement entered into with such governmental authority. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof.

42

(ii)         The term “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease, or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

32.02         If, after Tenant shall have made a payment of Additional Rent under Section 32.01, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within thirty (30) days after receiving the refund pay to Tenant an equitable share (based on the Real Estate Taxes paid by Tenant with respect to which the refund was received) of the refund. Tenant shall have the right, at Tenant’s sole cost and expense, to bring any application or proceeding seeking a reduction in Real Estate Taxes or assessed valuation. The provisions of this Section 32.02 shall survive the expiration or sooner termination of the Term of this Lease.

32.03         In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 32.

32.04         Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), (i) if Tenant shall not already paid a proportionate share of said Additional Rent for the Tax Year during which such expiration or termination occurs, then the same shall immediately become due and payable by Tenant to Landlord and (ii) if Tenant shall have already paid said Additional Rent for Real Estate Taxes for a period extending beyond the date of such expiration or termination of this Lease, then Tenant shall be entitled to a proportionate refund thereof from Landlord within thirty (30) days of such expiration or termination. If Landlord is entitled to a payment of Additional Rent pursuant to clause (i) above, then the proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Tax Year and if Tenant shall be entitled to a refund of Additional Rent pursuant to clause (ii) above, then the proportionate share shall be based upon the length of time that his Lease shall not be in existence during such Tax Year. Landlord shall promptly cause statements of said Additional Rent for that Tax Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing. The provisions of this Section 32.04 shall survive the expiration or sooner termination of the Term of this Lease.

43

ARTICLE 33
RENT CONTROL

33.01         In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private (collectively, “Rent Law”), Tenant shall cooperate with Landlord at Landlord’s sole cost and expense to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the effective period of such Rent Law (but not in excess of the amounts reserved therefor under this Lease). If the effective period of such Rent Law terminates during the Term, Tenant shall pay to Landlord, to the extent permitted by the Rent Law, an amount equal to (i) the Fixed Annual Rent and Additional Rent which would have been paid pursuant to this Lease but for such Rent Law, less (ii) the Fixed Annual Rent and Additional Rent paid by Tenant to Landlord during the effective period of such Rent Law.

ARTICLE 34
SUPPLIES

34.01         Landlord shall have the right to exclude from the Building any one or more persons, firms, or corporations utilized by Tenant for purposes of furnishing laundry, linens, towels, drinking water, water coolers, ice and other similar supplies and services to the Premises if Landlord shall have had an unfavorable experience with such person, firm or corporation. Landlord may fix, in its reasonable discretion, from time to time, the hours during which and the regulations under which such supplies and services are to be furnished.

34.02         Landlord shall have the right to exclude from the Building any one or more persons, firms or corporations utilized by Tenant for purposes of selling, delivering or furnishing any food or beverages to the Premises or elsewhere in the Building if Landlord shall have had an unfavorable experience with such person, firm or corporation. It is understood, however, that Tenant or its regular office employees may personally bring food or beverages into the Building for consumption within the Premises by the said employees, but not for resale or for consumption by any other tenant. Landlord may fix in its reasonable discretion from time to time the hours during which, and the regulations under which, food and beverages may be brought into the Building by Tenant or its regular employees.

34.03         Notwithstanding the foregoing provisions of this Article 34, in no event shall Landlord have the right to exclude any of the service providers listed above in this Article 34 if Tenant (or its affiliate) who is the owner of the Coach Unit shall be permitted to use such service provider for the provisions of such services in the Coach Unit.

44

ARTICLE 35
AIR CONDITIONING

35.01         [Subject to the provisions of this Article 35 and all other applicable provisions of this Lease, Landlord shall supply air-conditioning service to the Premises through the Building’s central air-conditioning facilities (the “Building HVAC System”) during HVAC Periods (and during non-HVAC Periods if requested by Tenant in accordance with the terms hereof) pursuant to the specifications detailed on Exhibit F annexed hereto. Subject to Section 30.06, Landlord reserves the right to suspend operation of the Building HVAC System at any time that Landlord, in its reasonable judgment, deems it necessary to do so for reasons such as accidents, emergencies or any situation arising in the Premises or within the Building which has an adverse effect, either directly or indirectly, on the operation of the Building HVAC System, including without limitation, reasons relating to the making of repairs, alterations or improvements in the Premises or the Building, and Tenant agrees that any such suspension in the operation of the Building HVAC System may continue until such time as the reason causing such suspension has been remedied (provided that Landlord shall diligently repair and remedy such suspension) and that Landlord shall not be held responsible or be subject to any claim by Tenant due to such suspension. Subject to Section 30.06, Tenant further agrees that Landlord shall have no responsibility or liability to Tenant if operation of the Building HVAC System is prevented by strikes or accidents or any cause beyond Landlord’s reasonable control, or by the orders or regulations of any federal, state, county or municipal authority or by failure of the equipment or electric current, steam and/or water or other required power source.

35.02         In the event that Tenant shall require air conditioning service other than during HVAC Periods, Landlord shall furnish such after hours service through the Building HVAC System provided that written notice is given to Landlord by Tenant at least five (5) hours prior to the time when such service is needed by Tenant. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after receipt of an invoice from Landlord evidencing the same, for the provision by Landlord of non-HVAC Period air-conditioning service at Landlord’s then Actual AC Cost (which current cost is $_______ per hour) and which Actual AC Cost shall only be increased from time to time by Landlord’s actual increased out-of-pocket costs in connection therewith). For purposes hereof, the term “Actual AC Cost” shall mean the actual out-of-pocket incremental extra costs to Landlord to provide non-HVAC Period air conditioning service without markup for profit or overhead. If Landlord’s Actual AC Cost is increased, promptly after written request by Tenant to Landlord (given no later than thirty (30) days after Tenant receives notice of any such increase), Landlord shall provide reasonable evidence of any such increases in Landlord’s Actual AC Costs. The provision to Tenant of non-HVAC Period air-conditioning service shall be subject to any minimum hour union requirements in effect from time to time, which minimum requirements call for a minimum block of four (4) hours, unless such non-HVAC Period air-conditioning service is required for a period starting immediately after an HVAC Period (i.e., starting at 6:00 pm on a Business Day). If more than one tenant served by the same air conditioning zone as Tenant requests non-HVAC Period air conditioning service through such air conditioning zone during any non-HVAC Periods, the charge to Tenant shall be adjusted pro rata based on the period of time each tenant, including Tenant, shall utilize such air conditioning zone and on the rentable area of the Building leased by each such tenant, including Tenant, within such air conditioning zone.]8

8 As noted above in footnote 1, Section 35.01 and Section 35.02 shall only apply with respect to the 23rd floor.

45

35.03         (a)          Subject to the provisions of this Section 35.03, Landlord shall make available to Tenant or reserve for Tenant’s use up to 75 tons of condenser water (“Supplemental Condenser Water”) in connection with the operation by Tenant of supplemental air-conditioning equipment and units in any portion of the Premises. Subject to Unavoidable Delays and any provision of this Lease relating to stoppage of services and Landlord’s inability to perform, Landlord shall supply Supplemental Condenser Water to the Premises on a twenty-four (24) hour, 365 day basis. Tenant must provide its own independent circulating pump, properly sized and balanced for any supplemental air-conditioning units in the Premises. Tenant may elect to have Landlord supply or reserve such Supplemental Condenser Water by notice (a “Supplemental Condenser Water Notice”) given to Landlord on or before the date which is the eighteen (18) month anniversary of the date hereof (the “CW Outside Date”), which notice shall set forth the tonnage of Supplemental Condenser Water requested by Tenant, not to exceed 75 tons. Tenant shall be deemed to have elected to have Landlord supply and reserve only such Supplemental Condenser Water being reserved for the Premises as of the date hereof if Tenant fails to give to Landlord a Supplemental Condenser Water Notice on or before the CW Outside Date. If Tenant gives a Supplemental Condenser Water Notice on or before the CW Outside Date requiring Landlord to supply and/or reserve less than the 75 tons detailed above, then in any such event Landlord shall have no obligation to reserve the unused or unreserved portion of such Supplemental Condenser Water for Tenant’s future use; provided, that if Tenant thereafter requires such Supplemental Condenser Water, Landlord shall provide such Supplemental Condenser Water to Tenant to the extent such Supplemental Condenser Water is available after taking into account reasonably appropriate reserves to serve the current and anticipated future needs of Landlord and the other tenants of the Building as reasonably determined by Landlord.

(b)          Commencing as of (i) the Commencement Date with respect to any connected load of condenser water then being utilized by Tenant in the Premises, and (ii) the date upon which Tenant gives to Landlord Tenant’s Supplemental Condenser Water Notice with respect to any condenser water in excess of that described in clause (i), Tenant shall pay to Landlord an annual charge of $____________ per ton for all condenser water being used or reserved by Tenant (the “Annual Condenser Water Charge”), plus sales tax, if applicable, subject to increase as provided for herein. Except as otherwise provided for herein, all sums payable under this Article 35 shall be deemed to be Additional Rent and paid by Tenant within thirty (30) days after the issuance of a statement therefor. The Annual Condenser Water Charge shall be adjusted to reflect any actual out-of-pocket increases in Landlord’s cost to provide condenser water. If the Annual Condenser Water Charge is increased due to an increase in Landlord’s actual out-of-pocket costs in providing condenser water to Tenant hereunder, promptly after written request by Tenant to Landlord (given no later than thirty (30) days after Tenant receives notice of an increase in the Annual Condenser Water Charge), Landlord shall provide reasonable evidence of any such increases in Landlord’s actual out-of-pocket costs in providing condenser water.

ARTICLE 36
SHORING

36.01         Tenant shall permit any person authorized to make an excavation on land adjacent to the Building to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

46

ARTICLE 37
EFFECT OF CONVEYANCE, ETC.

37.01         If the Building shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities and Tenant receives notice (from Landlord or otherwise) of such assumption.

ARTICLE 38
RIGHTS OF SUCCESSORS AND ASSIGNS

38.01         This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39
CAPTIONS

39.01         The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40
BROKERS

40.01         Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than CBRE (the “Broker”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed through Tenant by any broker or agent with respect to this Lease or the negotiation thereof (other than the Broker). Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than the Broker and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed through Landlord by any broker or agent with respect to this Lease or the negotiation thereof (including the Broker). Landlord shall pay the Broker a commission pursuant to a separate agreement with said Broker.

47

ARTICLE 41
ELECTRICITY

41.01         Except as otherwise set forth herein to the contrary, Landlord and Tenant acknowledge and agree that electric service shall be supplied to the Premises on a direct metered basis in accordance with the provisions of this Article 41. Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. Landlord shall make electricity available during the Term at the combined electrical closets servicing the Premises for all purposes with an average capacity of six (6) watts demand load per usable square foot of the Premises (exclusive of electricity required for the operation of the Building HVAC System serving the Premises), which shall be distributed by Tenant throughout the Premises at its sole cost and expense.

41.02         (a)          Tenant shall pay, as and when due, directly to the utility company supplying electricity to the Premises or the applicable portion thereof the amounts due for electric current consumed by Tenant as indicated by meters measuring Tenant’s consumption thereof.

(b)          If electricity can no longer be provided to the Premises on a direct metered basis, Landlord shall provide redistributed electricity to the Premises (or the applicable portions thereof) on a submetered basis and, in such event, Tenant agrees that the charges for such redistributed electricity shall be computed in the manner hereinafter described, to wit, a sum equal to the product of (i) Landlord’s actual out-of-pocket cost for such electricity (“Landlord’s Cost”).

41.03         Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent caused by the negligence or willful misconduct of Landlord. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation subject to Landlord’s obligation to provide the capacity set forth in Section 41.01. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s reasonable judgment, the same are reasonably necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 42
LEASE SUBMISSION

42.01         Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

48

ARTICLE 43
INSURANCE

43.01         Tenant shall not violate, or permit the violation of, any condition imposed by the standard property insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, or cause or permit any action or condition that would invalidate or conflict with Landlord's insurance policies or any insurance policies maintained by the Condominium, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord; it being understood and agreed that the mere occupancy and operation of the Premises for the Primary Use (as opposed to the particular manner of use of the Premises) in accordance with the provisions of this Lease will not increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect.

43.02         Tenant covenants to include the Premises in all insurance coverages required to be provided by Tenant with respect to the balance of space occupied by Tenant within the Building (but in all events the types and at the levels at least equivalent to the types and levels required of tenants and occupants of the Building pursuant to the Declaration), at Tenant’s sole cost and expense.

43.03         All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and reasonably approved by Landlord and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating (it being agreed that Hospitals Insurance Co. shall be deemed an acceptable insurance company for purposes hereof), and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification, or with respect to non-payment of premiums, at least ten (10) days prior written notice of such cancellation or modification.

43.04         Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or, with respect to liability coverage, a current version of the Acord 25 certificate and, with respect to property insurance, a 2003 Acord 28 certificate, each evidencing the insurance required hereunder (the 2006 Acord 28 and the 2006 Acord 25 both being unacceptable to Landlord), together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Subject to Article 5, Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord (accompanied by reasonable supporting documentation), as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

49

43.05         Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in Section 43.02(b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following paragraph, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

43.06         Subject to the foregoing provisions of this Article 43, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.07         If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08         Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in Comparable Buildings.

43.09         A schedule or make up of rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10         Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

50

43.11         Landlord shall maintain in respect of the Building, at all times during the Term, fire and casualty insurance covering the Building and Landlord’s property in amounts of coverage required by any Mortgagee, or, if there is no Mortgagee, then in amounts comparable to the amounts carried by prudent landlords of Comparable Buildings.

ARTICLE 44
SIGNAGE

44.01         Tenant shall have the right, at its sole cost and expense, to install identification signage within the elevator vestibule and corridor of each full floor of the Premises. With respect to any multi-tenant floors on which the Premises are located, Tenant shall have the right, at Tenant’s sole cost and expense, to install identification signage on the entry doors to such portion of the Premises and to include Tenant’s name on any directory maintained by Landlord for such floor.

ARTICLE 45
RESERVED

ARTICLE 46
condominium structure

46.01         It is expressly understood and agreed that the Premises are a portion of the Tower C Condominium (the “Condominium”) which was established pursuant to that certain Declaration of Condominium, dated __________, and recorded _____________, in the Office of the Register of the City of New York, County of New York (the “Register’s Office”), as CRFN No. _____________ (such declaration, together with the by-laws attached thereto, as such declaration and by-laws have been and may hereafter be amended from time to time, is called the “Declaration”). Tenant acknowledges that Tenant has received a copy of the Declaration and has had the opportunity to review same. Tenant shall be bound by all of the terms contained in the Declaration which pertain to an occupant of the Condominium. The board of managers of the Condominium (the “Board”) shall have the power to enforce against Tenant (and each and every assignee or subtenant of Tenant) the terms of the Declaration if the actions of Tenant (or such assignee or subtenant) are in breach of the Declaration to the extent that the same would entitle the Board to enforce the terms of the Declaration against Landlord. Tenant owns fee title to “Office Unit 1” (as defined in the Condominium Documents) (herein, the “Coach Unit”).

46.02         Landlord shall cause the Board to (i) furnish any service, (ii) make any repairs or restorations, (iii) comply with any laws or requirements of any governmental authorities, (iv) provide any insurance with respect to the Building or the improvements therein or (v) take any other action, in each case if and to the extent that the Board is obligated to furnish, make, comply with, provide or take the same under the Declaration. In all such instances, all references in this Lease to Landlord performing such obligation shall mean that Landlord shall cause the Board to perform such obligation. Performance by the Board under the Declaration shall be deemed and accepted by Tenant as performance by Landlord under this Lease. Landlord shall be liable to Tenant for any failure in performance resulting from the failure in performance by the Board.

51

ARTICLE 47
MISCELLANEOUS

47.01         This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that except as expressly provided in this Lease neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to the Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Lease furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

47.02         If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (a “REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

47.03         Tenant shall not permit the Premises, or any portion thereof, to be used or occupied by or for the benefit of any person or entity that the Office of Foreign Assets Control of the United States Department of the Treasury has listed on its list of Specially Designated Nationals and Blocked Persons (or is listed on any replacement or similar list in the future).

47.04         [As a material inducement to Landlord to enter into this Lease, Tenant shall deliver to Landlord simultaneously with the execution of this Lease a guaranty of Tenant’s obligations under this Lease made by Coach, Inc., a Maryland corporation, in the form attached hereto as Exhibit D.]9

[9]	Guaranty to be provided by Coach, Inc. in the event this Lease is to be entered into by a tenant other than Coach, Inc. in accordance with the terms of the Option Agreement.

52

ARTICLE 48
renewal options

48.01         (a)          For purposes hereof, the following terms shall have the following meanings:

“First Extension Option” shall mean Tenant’s right to extend the Term of this Lease with respect to the Extension Premises for an additional term (the “First Extension Term”) of ten (10) years commencing on the day immediately following the Expiration Date of the initial Term of this Lease (the “Commencement Date of the First Extension Term”) and ending on the last day of the month in which occurs the ten (10) year anniversary of the Expiration Date of the initial term of this Lease.

“Second Extension Option” shall mean Tenant’s right to extend the term of this Lease with respect to the Extension Premises for an additional term (the “Second Extension Term”) of ten (10) years (but only if Tenant has exercised the First Extension Option) commencing on the day immediately following the Expiration Date of the First Extension Term (the “Commencement Date of the Second Extension Term”) and ending on the last day of the month in which occurs the ten (10) year anniversary of the Expiration Date of the First Extension Term.

“Extension Term” shall mean the First Extension Term or the Second Extension Term, as the case may be.

“Extension Premises” shall mean either (i) the entire Premises demised by this Lease as of the day immediately preceding the Applicable Commencement Date or (ii) one (1) or more full floors of the Premises contiguous to the condominium unit owned by Tenant or Tenant’s affiliate (and in the case of this clause “(ii)”, may also include all (but not less than all) of the space then leased by Tenant on any floor of the Building on which Tenant does not then lease such full floor), in either case, as designated by Tenant in an Extension Notice. If Tenant gives an Extension Notice that does not specify the Extension Premises, Tenant will be deemed to have irrevocably elected to designate as the Extension Premises the entire Premises demised by this Lease as of the day immediately preceding the Applicable Commencement Date.

“Extension Notice” shall mean a written notice given by Tenant to Landlord electing to extend the Term of this Lease for the First Extension Term, the Second Extension Term, the Third Extension Term or the Fourth Extension Term, as the case may be.

“Applicable Commencement Date” shall mean the Commencement Date of the First Extension Term, the Commencement Date of the Second Extension Term, the Commencement Date of the Third Extension Term or the Commencement Date of the Fourth Extension Term, as applicable.

53

“Applicable Expiration Date” shall mean the Expiration Date of the initial term of this Lease, the Expiration Date of the First Extension Term, the Expiration Date of the Second Extension Term, the Expiration Date of the Third Extension Term or the Expiration Date of the Fourth Extension Term, as applicable.

(b)          Subject to and in accordance with the provisions of this Article 48, Tenant shall have the right to exercise each applicable Extension Option provided that no monetary or material non-monetary default after notice and the expiration of any applicable cure period has occurred and is continuing at the time Tenant gives the Extension Notice, and this Lease is in full force and effect upon the date immediately preceding the Applicable Commencement Date. Subject to the provisions of this Article 48, the Extension Term shall commence on the Applicable Commencement Date and shall expire on the Applicable Expiration Date, unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Applicable Law. Tenant may exercise the Extension Option by giving Landlord an Extension Notice no sooner than the date that is two (2) years prior to the Applicable Commencement Date and no later than the date that is eighteen (18) months prior to the Applicable Commencement Date, as to which date time is of the essence, and upon the giving of such notice, subject to the provisions of this Article 48, the Term shall be extended for the Extension Term with respect to the Extension Premises without execution or delivery of any other or further document, with the same force and effect as if the Extension Term had originally been included in the Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term with respect to the Extension Premises, including items of Additional Rent and escalation which shall remain payable on the terms herein set forth (provided, however, that Tenant shall have no further right to extend the term of this Lease beyond the Second Extension Term for any reason, it being agreed, however, that if the Extension Premises shall be less than the entire Premises, then (i) Tenant shall be required to close any open floor slabs (if any) between portions of the Premises and remove any internal staircases within the Premises connecting multiple floors of the Premises (notwithstanding anything to the contrary contained in this Lease with respect to the closing of such floor slabs or the removal of internal staircases), and (ii) Tenant shall deliver the portions of the Premises not included in the Extension Premises to Landlord on or before the Applicable Expiration Date in the condition set forth in Article 12.

(c)          Subject to Section 48.01(b), the Extension Term shall be upon all of the terms and conditions set forth in this Lease, except that:

(i)          the Fixed Annual Rent shall be as determined pursuant to the provisions of Section 48.02,

(ii)         Tenant shall accept the Extension Premises in its “as is” condition at the commencement of the Extension Term, and Landlord shall not be required to perform any work, to pay any work allowance or any other amount or to render any services to make the Extension Premises ready for Tenant’s use and occupancy (other than Landlord’s continuing obligations to perform maintenance and repairs and to provide services specifically set forth in this Lease) or to provide any abatement of Fixed Annual Rent or Additional Rent (other than any abatement rights specifically provided for in this Lease (e.g., abatement rights in the event of a casualty), in each case with respect to the Extension Term, and

54

(iii)        Tenant shall have no option to extend or renew this Lease beyond the expiration of the Second Extension Term.

48.02         (a)      The Fixed Annual Rent payable by Tenant for the Extension Premises during the Extension Term shall be an amount equal to ninety-five percent (95%) of the applicable Renewal FMRV (as hereinafter defined) in the case of the First Extension Term and the Second Extension Term. The Renewal FMRV shall be determined as follows:

(i)          If Tenant exercises the Extension Option, twelve (12) months prior to the Applicable Commencement Date, Landlord and Tenant shall commence negotiations in good faith to attempt to agree upon the Renewal FMRV. If Landlord and Tenant cannot reach agreement by seven (7) months before the Applicable Commencement Date, Landlord and Tenant shall, no later than six (6) months before the Applicable Commencement Date, each select a reputable, qualified, independent, licensed real estate broker with at least twenty (20) years of experience in office leasing in midtown Manhattan, having an office in New York County and familiar with the rentals then being charged in midtown Manhattan (such brokers are referred to, respectively, as “Landlord’s Broker“ and “Tenant’s Broker”) who shall confer promptly after their selection by Landlord and Tenant and shall exercise good faith efforts to attempt to agree upon the Renewal FMRV. If Landlord’s Broker and Tenant’s Broker cannot reach agreement by four (4) months prior to the Applicable Commencement Date, then, within twenty (20) days thereafter, they shall designate a third reputable, qualified, independent, licensed real estate broker with at least twenty (20) years of experience in office leasing in midtown Manhattan, having an office in New York County and familiar with the rentals then being charged in the Building and in Comparable Buildings (the “Independent Broker”). Upon failure of Landlord’s Broker and Tenant’s Broker timely to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed in accordance with the rules of the AAA, or the successor thereto, within ten (10) days thereafter. Within ten (10) days after such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the Renewal FMRV and the rationale used in determining it (respectively, “Landlord’s Broker’s Letter“ and “Tenant’s Broker’s Letter”). If the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by three (3%) percent per annum or less, then the Renewal FMRV shall not be determined by the Independent Broker and the Renewal FMRV shall be the average of the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter.

(ii)         If the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by more than three (3%) percent per annum, then the Independent Broker shall consider such evidence as Landlord and/or Tenant may submit, conduct such investigations and hearings as he or she may deem appropriate and shall, within sixty (60) days after the date of his or her appointment, choose either the estimate set forth in Landlord’s Broker’s Letter or the estimate set forth in Tenant’s Broker’s Letter to be the Renewal FMRV and such choice shall be binding upon Landlord and Tenant. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant and Landlord and Tenant shall each pay the fees and expenses of its respective appraiser.

55

(b)          If the Extension Term commences prior to a determination of the Fixed Annual Rent for such Extension Term as herein provided, then the amount to be paid by Tenant on account of Fixed Annual Rent until such determination has been made shall be the estimate set forth in Landlord’s Broker’s Letter. After the Fixed Annual Rent during the Extension Term has been determined as aforesaid, any amounts theretofore paid by Tenant to Landlord on account of Fixed Annual Rent in excess of the amount of Fixed Annual Rent as finally determined shall be credited by Landlord with interest at the Interest Rate (calculated from the date Tenant made such overpayment until such overpayment is credited and/or paid by Landlord) against the next ensuing monthly Fixed Annual Rent payable by Tenant to Landlord.

(c)          Promptly after the Fixed Annual Rent has been determined, Landlord and Tenant shall execute and deliver an agreement setting forth the Fixed Annual Rent for the Extension Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

(d)          For purposes of this Article 48, the determination of “Renewal FMRV“ shall mean the then fair market rent for the Extension Premises that an unaffiliated third party would be willing to pay to Landlord as of the Extension Term Notice Date for a term comparable to the Extension Term on all the terms and conditions which the Extension Premises will be leased to Tenant pursuant to this Article 48, each party acting prudently and under no compulsion to lease, and taking into account the terms set forth in Section 48.01 and all other then relevant factors, whether favorable to Landlord or Tenant. Landlord and Tenant agree that notwithstanding the foregoing, the particular value to Tenant of its own leasehold improvements shall not be taken into account as a relevant factor.

Notwithstanding anything to the contrary contained in this Article 48, if Tenant shall exercise Tenant’s Extension Option, Landlord shall have the right, in its sole discretion, to waive the conditions to the effectiveness of Tenant’s exercise of Tenant’s Extension Option set forth in Section 48.01 without thereby waiving any default by Tenant, in which event, (i) the Term shall be extended without execution or delivery of any other or further document in accordance with the provisions of this Article 48 with the same force and effect as if the Extension Term had originally been included in the term of this Lease, and (ii) Landlord shall be entitled to all of the remedies provided by this Lease and at law with respect to any such default by Tenant.

ARTICLE 49
OPERATING EXPENSE ESCALATION

49.01         Tenant covenants to pay, directly to the Condominium Board (as such term is defined in the Declaration) before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, as Additional Rent, all Common Charges accruing during the Term in respect of the Premises.

49.02         Definitions: For the purpose of this Lease, the following definitions shall apply:

56

(i)          The term “Common Charges” shall mean the Common Charges (as such term is defined in the Declaration) applicable to the Premises during the Term.

(ii)         The term “Operating Year” shall mean each calendar year during the Term or any portion thereof.

49.03         If, after Tenant shall have made a payment of Additional Rent under Section 49.01, Landlord shall receive a refund of any portion of the Common Charges payable for any Operating Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Common Charges by final determination of legal proceedings, settlement or otherwise, Landlord shall within thirty (30) days after receiving the refund pay to Tenant an equitable share (based on the Common Charges paid by Tenant with respect to which the refund was received) of the refund. The provisions of this Section 49.03 shall survive the expiration or sooner termination of the Term of this Lease.

49.04         In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article 49.

49.05         Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default), (i) if Tenant shall not already paid a proportionate share of said Additional Rent for the Operating Year during which such expiration or termination occurs, then the same shall immediately become due and payable by Tenant to Landlord and (ii) if Tenant shall have already paid said Additional Rent for Common Charges for a period extending beyond the date of such expiration or termination of this Lease, then Tenant shall be entitled to a proportionate refund thereof from Landlord within thirty (30) days of such expiration or termination. If Landlord is entitled to a payment of Additional Rent pursuant to clause (i) above, then the proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Operating Year and if Tenant shall be entitled to a refund of Additional Rent pursuant to clause (ii) above, then the proportionate share shall be based upon the length of time that his Lease shall not be in existence during such Operating Year. Landlord shall promptly cause statements of said Additional Rent for that Operating Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing. The provisions of this Section 49.05 shall survive the expiration or sooner termination of the Term of this Lease.

ARTICLE 50
TENANT’S SELF-HELP RIGHTS

50.01         Subject to the provisions of this Article 50, if Landlord fails to provide on a timely basis in accordance with the provisions of this Lease any item of maintenance, repair or service (including utilities) with respect to (i) items that are exclusively located within the Premises, and (ii) items which exclusively serve the Premises, in each case which do not affect the exterior of the Building or Building Systems (other than a horizontal extension of a base Building System located within and exclusively serving the Premises, such as a pipe running horizontally from a main plumbing line to a sink in a core bathroom), and in any such case such failure by Landlord is not the result of a Tenant Delay or an Unavoidable Delay, Tenant shall have the right (but not the obligation) to perform and fulfill Landlord’s obligation with respect thereto. The extent of the work performed by Tenant in curing any such Landlord default shall not exceed the work that is reasonably necessary to effectuate such remedy and the cost of such work shall be reasonably prudent and economical under the circumstances. Notwithstanding anything to the contrary contained herein, Tenant shall not be entitled to cure any failure of Landlord if (A) such cure requires access to the premises of other tenants or occupants of the Building, or (B) the performance of such cure would impair or disrupt services to the tenants of the Building (in each case other than to a de minimis extent). The defaults of Landlord that Tenant is permitted to cure in accordance with the provisions of this Section 50.01 are hereinafter collectively referred to as “Self-Help Items”.

57

50.02         (a)          If Tenant believes that Landlord has failed to perform any Self-Help Item as required by this Lease, Tenant may give Landlord a notice (a “Self-Help Notice”) of Tenant’s intention to perform such Self-Help Item on Landlord’s behalf, which notice shall contain a statement in bold type and capital letters at the top of such notice stating “THIS IS A TIME SENSITIVE SELF HELP NOTICE AND LANDLORD SHALL BE DEEMED TO WAIVE ITS RIGHTS IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED” as a condition to the effectiveness thereof. If Landlord fails within thirty (30) days after Tenant gives such Self-Help Notice (or within seven (7) Business Days after Tenant gives such Self-Help Notice in the event of an emergency that is causing a material disruption of Tenant’s business) to either (i) commence (and thereafter continue to diligently perform) the cure of such Self-Help Item or (ii) give a notice to Tenant (a “Landlord’s Self-Help Dispute Notice”) disputing in good faith Tenant’s right to perform the cure of such Self-Help Item pursuant to the terms of this Article 50, then Tenant shall have the right, but not the obligation, to commence and thereafter diligently prosecute the cure of such Self-Help Item in accordance with the provisions of this Article 50 at any time thereafter, but prior to the date on which Landlord either commences to cure such Self-Help Item or gives to Tenant a Landlord’s Self-Help Dispute Notice. If either (A) within such thirty (30) day period (or seven (7) Business Day period, if applicable) or at any time thereafter prior to the date on which Tenant commences to cure such Self-Help Item, Landlord gives a Landlord’s Self-Help Dispute Notice, or (B) Tenant disputes whether Landlord has commenced to cure or is diligently proceeding with the cure of such Self-Help Item, Tenant may commence an expedited arbitration proceeding pursuant to Article 51 (a “Self-Help Arbitration”). Such Self-Help Arbitration shall determine either (1) whether Landlord has failed to commence or has been and is then continuing to fail to diligently prosecute the Self-Help Item in question or (2) whether Tenant has the right pursuant to the terms of this Article 50 to cure such Self-Help Item. If Tenant shall prevail in such Self-Help Arbitration, Tenant may perform the cure of such Self-Help Item. Upon completion of the cure of such Self-Help Item, as provided herein, by Tenant, Tenant shall give notice thereof (the “Self-Help Item Completion Notice”) to Landlord together with a copy of paid invoices setting forth the reasonable out-of-pocket costs and expenses incurred by Tenant to complete such Self-Help Item taking into account the circumstances of such Self-Help Item (the “Self-Help Amount”). Landlord shall reimburse Tenant in the amount of the Self-Help Amount within thirty (30) days after Tenant gives to Landlord the Self-Help Item Completion Notice, together with interest thereon at the Interest Rate from the date same were incurred through the date of reimbursement.

58

(b)          If Landlord fails to reimburse Tenant for any Self-Help Amount which Landlord is required to pay hereunder in accordance with Section 50.02(a) then, provided Tenant is not in default under this Lease beyond any applicable cure or grace period, Tenant shall have the right to have such unpaid amount credited against the next installment(s) of Fixed Annual Rent thereafter becoming due under this Lease, provided Tenant first gives at least seven (7) Business Days’ notice to Landlord in connection therewith, which notice shall state in bold type and capital letters at the top of such notice “THIS IS A TIME SENSITIVE OFFSET NOTICE AND LANDLORD SHALL BE DEEMED TO ACCEPT SUCH OFFSET IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED” as a condition to the effectiveness thereof. Within the seven (7) Business Day period described above, Landlord may dispute, in good faith, Tenant’s right to such credit by providing written notice thereof to Tenant, in which case Tenant shall not be entitled to such offset pending the resolution of such dispute. If Landlord fails to dispute such credit within the seven (7) Business Day period described above and fails to pay such Self-Help Amount prior to the expiration of the seven (7) Business Day period, Tenant shall be entitled to take such credit against the next installment(s) of Fixed Annual Rent thereafter becoming due under this Lease. Any dispute arising under this Section 50.02(b) shall be resolved by expedited arbitration pursuant to Article 51.

50.03         Tenant shall diligently prosecute any Self-Help Item to completion in accordance with all Applicable Laws and provisions of this Lease (except for the requirements of this Lease that Tenant obtains Landlord’s approval or consent to the work in question or the contractors or subcontractors that will perform such work). Anything to the contrary herein notwithstanding, Tenant shall reasonably coordinate the performance of Building System Self-Help Items with Landlord, pursuant to the Alteration Rules and Regulations and perform such work pursuant to Article 8 (other than the requirements therein requiring Tenant to obtain consent to the work in question or to the contractors or subcontractors that with perform such work).

59

ARTICLE 51
EXPEDITED ARBITRATION

51.01         In the event of any dispute under this Lease with respect to whether Landlord has unreasonably withheld, conditioned or delayed its consent in any instance when Landlord’s consent was not to be unreasonably withheld or delayed (including, without limitation, with respect to any proposed assignment or subletting pursuant to Article 4 and/or to any Alterations pursuant to Article 8, or with respect to any other matter hereunder that may expressly be resolved by expedited arbitration pursuant to this Article 51), either party shall have the right to submit such dispute to arbitration in the City of New York under the expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association (presently Rules E-1 through E-10); provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Rule E-4 shall be returned within five (5) days from the date of mailing; (ii) the parties shall notify the American Arbitration Association by telephone, within four (4) days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association and was not objected to in accordance with Rule E-4; (iii) the Notice of Hearing referred to in Rule E-7 shall be four (4) days in advance of the hearing; (iv) the hearing shall be held within five (5) days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; and (vi) the decision and award of the arbitrator shall be final and conclusive on the parties. The time periods set forth in this Article 51 are of the essence. If any party fails to appear at a duly scheduled and noticed hearing for any reason other than an Unavoidable Delay, the arbitrator is hereby expressly authorized to enter judgment for the appearing party. The arbitrators conducting any arbitration shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all reasonable documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties and shall constitute an “award” by the arbitrator within the meaning of the American Arbitration Association rules and Applicable Laws. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction. Each arbitrator shall be a qualified, disinterested and impartial person who shall have had at least ten years’ experience in New York City in a calling connected with the matter of the dispute. Landlord and Tenant shall each have the right to appear and be represented by counsel before said arbitrators and to submit such data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate under the circumstances. Each party hereunder shall pay its own costs, fees and expenses in connection with any arbitration or other action or proceeding brought under this Article 51, and the expenses and fees of the arbitrators selected shall be shared equally by Landlord and Tenant; provided, that, to the extent the arbitrator determines that a party significantly prevailed in a dispute, all of the actual reasonable out-of-pocket costs incurred by such party in connection with such arbitration shall be borne by the unsuccessful party; it being understood and agreed that the mere fact that the arbitrator may rule in the favor of a particular party shall not mean per se that such party prevailed “significantly” on the matter which is the subject of dispute. Notwithstanding any contrary provisions hereof, Landlord and Tenant agree that (i) the arbitrators may not award or recommend any damages to be paid by either party and (ii) in no event shall either party be liable for, nor shall either party be entitled to recover, any damages. Neither party shall have ex parte communications with any arbitrator selected under this Article 51 following his or her selection and pending completion of the arbitration hereunder.

ARTICLE 52
Connection rights

52.01         Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, from time to time, to use space in the Building’s existing risers for the purposes of connecting Tenant’s equipment located within the Premises to Tenant’s equipment located in Tenant’s or Tenant’s affiliates condominium unit in the Building and to any other areas in or on the Building, including, without limitation, the roof thereof, where Tenant or its affiliates’ equipment is permitted to be located as a result of such entity’s ownership of the condominium unit within the Building.

60

ARTICLE 53
REIT/UBTI COMPLIANCE

53.01         It is the intention of Landlord and Tenant that Rent and all sums, charges, or amount of whatever nature under this Lease (“Lease Payments”) payable to Landlord shall qualify as “rents from real property” under both the Internal Revenue Code § 512(b)(3) and § 856(d) and all related statutes, regulations, revenue rulings, interpretations, and other official pronouncements, all as in effect from time to time. If Landlord has been advised in writing (and a copy of such writing is sent to Tenant) by its tax advisors that a change or potential change in law, interpretation or position regarding the Lease Payments under Internal Revenue Code § 512(b)(3) and/or § 856(d) creates a significant risk that such Lease Payments no longer qualify as “rents from real property”, then Landlord shall  provide Tenant with notice of such change or potential change (together with a reasonable written explanation of such tax risk) and shall request reasonable adjustments to the calculation of the Lease Payments or to other related provisions of the Lease in order to mitigate such tax risk.  Any such adjustment shall be subject to the Tenant’s consent, provided that any such consent shall not be unreasonably withheld, conditioned or delayed and provided further, except as provided below, it shall be unreasonable for Tenant to withhold its consent if such adjustments, in the aggregate, produce Lease Payments that are economically equivalent to the Tenant both before and after the adjustments and do not otherwise adversely affect the rights of Tenant under the Lease.  Tenant shall not be required to consent to such adjustments if such adjustments adversely affect the manner in which Tenant treats or accounts for the Lease Payments for accounting or financial reporting purposes or that compliance with such adjustments would subject Tenant to regulatory or governmentally imposed restrictions. Tenant shall execute such documents as Landlord reasonably requires to make such adjustments to the Lease Payments in conformity with this Section 8.29 provided such documents are reasonably satisfactory to Tenant.  Landlord shall reimburse Tenant for any and all costs incurred by Tenant as a result of such adjustments including without limitation all reasonable legal and accounting fees, costs and expenses incurred by Tenant as a result of Landlord’s request for such adjustment. If any service required or permitted to be performed by Landlord pursuant to this Lease results in “impermissible tenant service” income under Section 856 or unrelated business taxable income, then, in lieu of the Landlord, such service may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”).  If Tenant is subject to a charge under this Lease for any such service (or otherwise incurs costs in respect of such change in service), then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (a) Landlord will credit such payment against Additional Charges due from Tenant under this Lease for such service, and (b) such payment to the Service Provider will not relieve Landlord from any obligation under this Lease concerning the provisions of such service.

61

IN WITNESS WHEREOF, the said Landlord, and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

LEGACY YARDS TENANT LLC

By:
Name:
Title:

TENANT:

[COACH, INC.]

By:
Name:
Title:

EXHIBIT A

FLOOR PLANS

[See attached]

EXHIBIT B

FIXED ANNUAL RENT

[To incorporate final agreed-upon determination in accordance with the Option Agreement]

EXHIBIT C

RULES AND REGULATIONS

IN CASE OF ANY CONFLICT OR INCONSISTENCY BETWEEN ANY PROVISIONS OF THIS LEASE AND ANY OF THE RULES AND REGULATIONS AS ORIGINALLY OR AS HEREAFTER ADOPTED, THE PROVISIONS OF THIS LEASE SHALL CONTROL.

1.          Except for Tenant’s or its affiliate’s exclusive entrances, corridors, elevators and escalators in connection with Tenant’s or its affiliate’s ownership of the Coach Unit, the rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Tenant shall have the right to use the fire exits and stairways connection the Premises and the Coach Unit for ingress and egress subject to compliance with applicable Laws and all other fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally, other than Tenant’s or its affiliate’s exclusive entrances, corridors, elevators and escalators in connection with Tenant’s or its affiliate’s ownership of the Coach Unit.

2.          Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.          Intentionally omitted.

4.          No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld.

Exhibit C - 1

5.          No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6.          The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

7.          No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the common halls, corridors or vestibules.

8.          No vehicles (other than bicycles in accordance with Landlord’s rules therefor), animals, fish or birds of any kind (other than service animals permitted in accordance with applicable Laws) shall be brought into or kept in or about the premises of any tenant or the Building.

9.          No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

10.        No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material; provided, that Tenant may use and store in the Premises inflammable, combustible, explosive or otherwise hazardous or dangerous fluids, chemicals, substances or materials that are typically used and stored in the ordinary course of business of an office tenant using its office for the Permitted Use in a building comparable to the Building, provided that the use, storage and disposal of such items is at all times in compliance with all Laws and in such quantities that are no larger than those customarily used by office tenants in a building comparable to the Building.

Exhibit C - 2

11.        Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key unless Tenant provides Landlord with a key that shall be operable. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

12.        Unless Tenant shall be utilizing Tenant’s or its affiliate’s exclusive freight elevator in the Building, all removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license. Unless Tenant shall be utilizing Tenant’s or its affiliate’s exclusive freight elevator in the Building, arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All reasonable, out-of-pocket labor and engineering costs incurred by Landlord in connection with any moving specified in this rule shall be paid by tenant to Landlord, within 30 days after demand.

13.        Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule, Rule 2 or Rule 31 hereof.

14.        No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, other than Tenant’s manufacturing of sample products in the ordinary course of its business and in compliance with applicable Laws.

15.        Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

16.        Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

Exhibit C - 3

17.        No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

18.        Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

19.        No premises of any tenant shall be used for lodging of sleeping or for any immoral or illegal purpose.

20.        The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.        Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.        Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease.

23.        Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

24.        No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

Exhibit C - 4

25.        All entrance doors in each tenant’s premises shall be left locked by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

26.        Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

27.        All blinds in each tenant’s premises above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

28.        If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.

29.        All messenger deliveries to the Premises between the hours of 6:00 a.m. and 8:30 p.m. on Business Days shall be processed through the Messenger Center and all messengers arriving during such hours shall be required to bring deliveries to the Messenger Center. All messengers making deliveries to the Premises at other hours shall bring such deliveries to the Building’s Visitors’ Desk.

30.        All deliveries to the Building loading docks shall be scheduled by Tenant with the appropriate Landlord personnel at least 24 hours in advance.

31.        All vehicles entering the Building loading docks are subject to screening and inspection by Landlord’s personnel prior to entrance to the loading dock area. Rule 2 above shall apply to all persons and vehicles seeking entrance to the loading dock area.

Exhibit C - 5

EXHIBIT D

FORM OF GUARANTY

AGREEMENT AND GUARANTY

AGREEMENT AND GUARANTY (this “Guaranty”) made as of [_________ __, 20__], by COACH, INC., a Maryland corporation, having an address at [______________ _____________________] (“Guarantor”), to [LEGACY YARDS TENANT LLC, a Delaware limited liability company] having an address at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (“Landlord”).

WITNESSETH:

WHEREAS:

A.          Landlord has been requested by Coach Legacy Yards LLC, a Delaware limited liability company (“Tenant”), to enter into a Lease, dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, the [entire rentable area of the _____ (__th) floor], as more particularly described in the Lease (the “Premises”), in the building known as Tower C Condominium, located at ______________________ in New York, New York.

B.           Guarantor owns, directly or indirectly, an interest in Tenant, and will derive substantial benefit from the execution and delivery of the Lease.

C.           Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.            Definitions. Defined terms used in this Guaranty and not otherwise defined shall have the meanings assigned to them in the Lease.

2.            Covenants of Guarantor.

(a)          Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Fixed Annual Rent and Additional Rent and all other sums and charges payable by Tenant under the Lease, and (ii) the full and timely performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a default shall occur under the Lease and be continuing beyond any applicable notice, grace or cure periods thereunder (subject, in the event of any disputes between Landlord and Tenant, to the resolution thereof pursuant to the terms of the Lease), Guarantor will, upon demand, promptly pay and perform all of the Obligations, and pay to Landlord when due all Fixed Annual Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to the Lease.

Exhibit D - 1

(b)          Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Fixed Annual Rent and Additional Rent and any other sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months in any subsequent Action, (ii) Landlord may, at its option, without prior notice, upon demand (other than any notice or demand required by Applicable Laws), join Guarantor in any Action against Tenant in connection with or based upon the Lease or any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant in which Guarantor is joined as a party or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound in any jurisdiction by a judgment in any Action by Landlord against Tenant, as if Guarantor were a party to such Action, even though Guarantor is not joined as a party in such Action.

3.            Guarantor’s Obligations Unconditional.

(a)          This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance, other than any notice or demand otherwise provided for under this Guaranty.

(b)          If the Lease is renewed or the Term thereof extended for any time period beyond the Expiration Date, whether pursuant to an option granted under the Lease or otherwise, or if Tenant hold over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease during any such renewal, extension or holdover period.

(c)          This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications or amendments of the Lease, (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) any extension of time that may be granted by Landlord to Tenant, (iv) any assignment or transfer of all or any part of Tenant’s interest under the Lease, (v) any subletting of the Premises, (vi) any changed or different use of the Premises, (vii) any other dealings or matters occurring between Landlord and Tenant, (viii) the taking by Landlord of any additional guarantees from other persons or entities, (ix) the releasing by Landlord of any other guarantor, (x) Landlord’s release of any security provided under the Lease, or (xi) Landlord’s failure to perfect any landlord’s lien or other security interest available under Applicable Laws. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions.

Exhibit D - 2

(d)          This Guaranty shall be effective as of the Commencement Date and shall remain in full force and effect, irrespective of whether or not Tenant shall have entered into possession of the Premises and notwithstanding any delays or failure to occur of such entry into possession.

(e)          Notwithstanding the provisions of this Section 3, if Tenant shall have assigned the Lease to a Person which is not an Affiliate of Tenant in accordance with the terms of the Lease, no modification of such Lease made subsequent to such assignment without the written consent of Guarantor shall operate to increase the Obligations of Guarantor under this Guaranty beyond the obligations set forth in the Lease as of the date of such assignment or to which Guarantor has consented in writing following the date of such assignment.

4.            Waivers of Guarantor.

(a)          Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of all Fixed Annual Rent and Additional Rent or other charges, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, and (v) any requirement that Landlord protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other Person or any collateral.

(b)          Guarantor waives trial by jury of any and all issues arising in any Action upon, under or in connection with this Guaranty, the Lease, the Obligations, and any and all negotiations or agreements in connection therewith.

5.            Subrogation. Guarantor waives and disclaims any claim or right against Tenant by way of subrogation or otherwise in respect of any payment that Guarantor may be required to make hereunder, to the extent that such claim or right would cause Guarantor to be a “creditor” of Tenant for purposes of the United States Bankruptcy Code (11 U.S.C. §101 et seq., as amended), or any other Federal, state or other bankruptcy, insolvency, receivership or similar Applicable Laws. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6.            Representations and Warranties of Guarantor. Guarantor represents and warrants that:

(a)          Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification, and has all requisite power and authority to enter into and perform its obligations under this Guaranty.

Exhibit D - 3

(b)          The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene Applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(d)          This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(e)          There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator which may adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(f)           Guarantor’s primary place of business is as first set forth above.

(g)          Guarantor owns, directly or indirectly, an ownership interest in Tenant.

(h)          The Guarantor has reviewed and approved the Lease and each of the documents, agreements and instruments executed and delivered in connection with the Lease.

7.            Notices. All consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a)          if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Todd Kahn, with a copy to (i) to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Mitchell Feinberg and (ii) Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.; and

(b)          if to Landlord, at Landlord’s address set forth on the first page of this Guaranty, Attention: Richard O’Toole, and with copies to (i) Oxford Properties Group, Royal Bank Plaza, North Tower, 200 Bay Street, Suite 900, Toronto, Ontario M5J 2J2 130, Attention: Chief Legal Officer; (ii) Michael, Levitt & Rubenstein, LLC, 60 Columbus Circle, 20th Floor, New York, New York 10023, Attention: Bernard J. Michael, Esq.; and (iii) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Stuart D. Freedman, Esq., or

to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

Exhibit D - 4

8.            Consent to Jurisdiction; Waiver of Immunities.

(a)          Guarantor hereby irrevocably (i) submits to the jurisdiction of any New York State or Federal court sitting in New York City in any Action arising out of or relating to this Guaranty, and (ii) agrees that all claims in respect of such Action may be heard and determined in such New York State or Federal court. Guarantor hereby irrevocably appoints _________, with an office on the date hereof at _______ ________, New York, New York (the “Process Agent”), as its agent to receive, on behalf of Guarantor, service of copies of the summons and complaint and any other process which may be served in any such Action. Such service may be made by mailing or delivering a copy of such process to Guarantor in care of the Process Agent at the Process Agent’s address with a copy to Guarantor at its address specified in Section 7 hereof, and Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such Action by the mailing of copies of such process to Guarantor at its address specified in Section 7 hereof. Guarantor agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted under Applicable Laws.

(b)          Guarantor irrevocably waives, to the fullest extent permitted by Applicable Laws, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such Action brought in any of the courts described in Section 8(a), (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of any such courts. Guarantor agrees that final judgment in any such Action brought in any such court shall be conclusive and binding upon Guarantor and may be enforced by Landlord in the courts of any state, in any federal court, and in any other courts having jurisdiction over Guarantor or any of its property, and Guarantor agrees not to assert any defense, counterclaim or right of set-off in any Action brought by Landlord to enforce such judgment.

(c)          Nothing in this Section 8 shall limit or affect Landlord’s right to (i) serve legal process in any other manner permitted by Applicable Laws, or (ii) bring any Action against Guarantor or its property in the courts of any other jurisdictions.

(d)          Guarantor hereby irrevocably waives, with respect to itself and its property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Guarantor may be entitled, and agrees not to assert any claims of any such immunities in any Action brought by Landlord under or in connection with this Guaranty. Guarantor acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into the Lease.

(e)          Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York, in order to make effective (i) the appointment of the Process Agent, (ii) the consent by Guarantor to jurisdiction of the state courts of New York and the federal courts sitting in New York, and (iii) all of the other provisions of this Section 8.

Exhibit D - 5

9.            Miscellaneous.

(a)          The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(b)          Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(c)          The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

Exhibit D - 6

IN WITNESS WHEREOF, Guarantor has signed this Guaranty effective as of the date first set forth above.

COACH, INC., a Maryland corporation

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit D - 7

EXHIBIT E

Reserved.

Exhibit E

EXHIBIT F

Litigation Schedule

Exhibit F

EXHIBIT G

Form of Guaranty

AGREEMENT AND GUARANTY

AGREEMENT AND GUARANTY (this “Guaranty”) made as of [_________ __, 20__], by COACH, INC., a Maryland corporation, having an address at [______________ _____________________] (“Guarantor”), to [LEGACY YARDS TENANT LLC, a Delaware limited liability company] having an address at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (“Landlord”).

WITNESSETH:

WHEREAS:

A.          Landlord has been requested by Coach Legacy Yards LLC, a Delaware limited liability company (“Tenant”), to enter into a Lease, dated as of the date hereof (the “Lease”), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, the [entire rentable area of the _____ (__th) floor], as more particularly described in the Lease (the “Premises”), in the building known as Tower C Condominium, located at ______________________ in New York, New York.

B.           Guarantor owns, directly or indirectly, an interest in Tenant, and will derive substantial benefit from the execution and delivery of the Lease.

C.           Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.            Definitions. Defined terms used in this Guaranty and not otherwise defined shall have the meanings assigned to them in the Lease.

2.            Covenants of Guarantor.

(a)          Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Fixed Annual Rent and Additional Rent and all other sums and charges payable by Tenant under the Lease, and (ii) the full and timely performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If a default shall occur under the Lease and be continuing beyond any applicable notice, grace or cure periods thereunder (subject, in the event of any disputes between Landlord and Tenant, to the resolution thereof pursuant to the terms of the Lease), Guarantor will, upon demand, promptly pay and perform all of the Obligations, and pay to Landlord when due all Fixed Annual Rent and Additional Rent payable by Tenant under the Lease, together with all damages, costs and expenses to which Landlord is entitled pursuant to the Lease.

Exhibit G

(b)          Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect Fixed Annual Rent and Additional Rent and any other sums and charges due under the Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months in any subsequent Action, (ii) Landlord may, at its option, without prior notice, upon demand (other than any notice or demand required by Applicable Laws), join Guarantor in any Action against Tenant in connection with or based upon the Lease or any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor in an Action against Tenant in which Guarantor is joined as a party or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound in any jurisdiction by a judgment in any Action by Landlord against Tenant, as if Guarantor were a party to such Action, even though Guarantor is not joined as a party in such Action.

3.           Guarantor’s Obligations Unconditional.

(a)         This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance, other than any notice or demand otherwise provided for under this Guaranty.

(b)         If the Lease is renewed or the Term thereof extended for any time period beyond the Expiration Date, whether pursuant to an option granted under the Lease or otherwise, or if Tenant hold over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease during any such renewal, extension or holdover period.

(c)         This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications or amendments of the Lease, (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) any extension of time that may be granted by Landlord to Tenant, (iv) any assignment or transfer of all or any part of Tenant’s interest under the Lease, (v) any subletting of the Premises, (vi) any changed or different use of the Premises, (vii) any other dealings or matters occurring between Landlord and Tenant, (viii) the taking by Landlord of any additional guarantees from other persons or entities, (ix) the releasing by Landlord of any other guarantor, (x) Landlord’s release of any security provided under the Lease, or (xi) Landlord’s failure to perfect any landlord’s lien or other security interest available under Applicable Laws. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions.

Exhibit G

(d)         This Guaranty shall be effective as of the Commencement Date and shall remain in full force and effect, irrespective of whether or not Tenant shall have entered into possession of the Premises and notwithstanding any delays or failure to occur of such entry into possession.

(e)          Notwithstanding the provisions of this Section 3, if Tenant shall have assigned the Lease to a Person which is not an Affiliate of Tenant in accordance with the terms of the Lease, no modification of such Lease made subsequent to such assignment without the written consent of Guarantor shall operate to increase the Obligations of Guarantor under this Guaranty beyond the obligations set forth in the Lease as of the date of such assignment or to which Guarantor has consented in writing following the date of such assignment.

4.           Waivers of Guarantor.

(a)          Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of all Fixed Annual Rent and Additional Rent or other charges, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, and (v) any requirement that Landlord protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other Person or any collateral.

(b)          Guarantor waives trial by jury of any and all issues arising in any Action upon, under or in connection with this Guaranty, the Lease, the Obligations, and any and all negotiations or agreements in connection therewith.

5.            Subrogation. Guarantor waives and disclaims any claim or right against Tenant by way of subrogation or otherwise in respect of any payment that Guarantor may be required to make hereunder, to the extent that such claim or right would cause Guarantor to be a “creditor” of Tenant for purposes of the United States Bankruptcy Code (11 U.S.C. §101 et seq., as amended), or any other Federal, state or other bankruptcy, insolvency, receivership or similar Applicable Laws. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Landlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Landlord may determine. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

6.            Representations and Warranties of Guarantor. Guarantor represents and warrants that:

(a)          Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly qualified to do business in each jurisdiction where the conduct of its business requires such qualification, and has all requisite power and authority to enter into and perform its obligations under this Guaranty.

Exhibit G

(b)          The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene Applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(d)         This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(e)         There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator which may adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(f)           Guarantor’s primary place of business is as first set forth above.

(g)          Guarantor owns, directly or indirectly, an ownership interest in Tenant.

(h)          The Guarantor has reviewed and approved the Lease and each of the documents, agreements and instruments executed and delivered in connection with the Lease.

7.            Notices. All consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a)          if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Todd Kahn, with a copy to (i) to Guarantor at Guarantor’s address set forth on the first page of this Guaranty, Attention: Mitchell Feinberg and (ii) Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.; and

(b)          if to Landlord, at Landlord’s address set forth on the first page of this Guaranty, Attention: Richard O’Toole, and with copies to (i) Oxford Properties Group, Royal Bank Plaza, North Tower, 200 Bay Street, Suite 900, Toronto, Ontario M5J 2J2 130, Attention: Chief Legal Officer; (ii) Michael, Levitt & Rubenstein, LLC, 60 Columbus Circle, 20th Floor, New York, New York 10023, Attention: Bernard J. Michael, Esq.; and (iii) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Stuart D. Freedman, Esq., or

to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

Exhibit G

8.            Consent to Jurisdiction; Waiver of Immunities.

(a)          Guarantor hereby irrevocably (i) submits to the jurisdiction of any New York State or Federal court sitting in New York City in any Action arising out of or relating to this Guaranty, and (ii) agrees that all claims in respect of such Action may be heard and determined in such New York State or Federal court. Guarantor hereby irrevocably appoints _________, with an office on the date hereof at _______ ________, New York, New York (the “Process Agent”), as its agent to receive, on behalf of Guarantor, service of copies of the summons and complaint and any other process which may be served in any such Action. Such service may be made by mailing or delivering a copy of such process to Guarantor in care of the Process Agent at the Process Agent’s address with a copy to Guarantor at its address specified in Section 7 hereof, and Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such Action by the mailing of copies of such process to Guarantor at its address specified in Section 7 hereof. Guarantor agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted under Applicable Laws.

(b)          Guarantor irrevocably waives, to the fullest extent permitted by Applicable Laws, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such Action brought in any of the courts described in Section 8(a), (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of any such courts. Guarantor agrees that final judgment in any such Action brought in any such court shall be conclusive and binding upon Guarantor and may be enforced by Landlord in the courts of any state, in any federal court, and in any other courts having jurisdiction over Guarantor or any of its property, and Guarantor agrees not to assert any defense, counterclaim or right of set-off in any Action brought by Landlord to enforce such judgment.

(c)          Nothing in this Section 8 shall limit or affect Landlord’s right to (i) serve legal process in any other manner permitted by Applicable Laws, or (ii) bring any Action against Guarantor or its property in the courts of any other jurisdictions.

(d)          Guarantor hereby irrevocably waives, with respect to itself and its property, any diplomatic or sovereign immunity of any kind or nature, and any immunity from the jurisdiction of any court or from any legal process, to which Guarantor may be entitled, and agrees not to assert any claims of any such immunities in any Action brought by Landlord under or in connection with this Guaranty. Guarantor acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into the Lease.

(e)          Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York, in order to make effective (i) the appointment of the Process Agent, (ii) the consent by Guarantor to jurisdiction of the state courts of New York and the federal courts sitting in New York, and (iii) all of the other provisions of this Section 8.

Exhibit G

9.            Miscellaneous.

(a)          The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

(b)          Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(c)          The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

Exhibit G

IN WITNESS WHEREOF, Guarantor has signed this Guaranty effective as of the date first set forth above.

COACH, INC., a Maryland corporation

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit G

EXHIBIT H

Form of Memorandum of Option Agreement

WHEN RECORDED, RETURN TO:

Attention:

MEMORANDUM OF OPTION AGREEMENT

by and among

LEGACY YARDS LLC and
PODIUM FUND TOWER C SPV LLC,
as Optionor

and

COACH LEGACY YARDS LLC,
as Optionee

DATED: as of [__________ __], 20[__]

PREMISES:	[Unit(s) 2A, 2B and 3]
Tower C Condominium
(Block [______], Lot(s) [____] (f/k/a Lot _))
Borough of Manhattan,
New York, New York

Exhibit H

MEMORANDUM OF OPTION AGREEMENT

THIS MEMORANDUM OF OPTION AGREEMENT (this “Memorandum”), made as of the ____ day of [__________], 20[__], by and among Legacy Yards Tenant LLC, a Delaware limited liability company (“Legacy Tenant”), and Podium Fund Tower C SPV LLC, , a Delaware limited liability company (“Tower C SPV”), each having an address c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (Legacy Tenant and Tower C SPV are individually and collectively referred to herein as “Optionor”), and COACH LEGACY YARDS LLC, a Delaware limited liability company, having an address c/o Coach, Inc., [______________________], New York, New York [_________] (“Optionee”).

WITNESSETH:

WHEREAS, Legacy Tenant is the owner on the date hereof of the leasehold estate and interest in and to the condominium units designated and described in that certain Declaration Establishing a Plan for Condominium Ownership of Premises located at 501 West 30th Street, New York, New York 10001, Pursuant to Article 9-B of the Real Property Law of the State of New York, dated as of [__________, 20__], made by the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York, as declarant (as amended, modified, supplemented or restated from time to time, the “Condominium Declaration”), as Office Unit 2A, Office Unit 2B, and Office Unit 3 (each a “Unit” and collectively, the “Units”) and more particularly described on Exhibit A attached hereto, which Condominium Declaration was recorded in the New York County Office of the Register of the City of New York (the “Register’s Office”), on [__________], 20[__], as City Register File No. _________.

WHEREAS, Optionee owns the fee estate and interest in and to the condominium unit designated and described in the Condominium Declaration as Office Unit 1 (the “Office Unit 1”);

WHEREAS, pursuant to that certain Option Agreement, dated as of the date hereof (the “Agreement”), Optionor granted to Optionee the right and option to purchase or lease [Office Unit 2A, Office Unit 2B, and a portion of Office Unit 3 consisting of the 23rd Floor of the Building]10 (collectively, the “Option”), on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, Optionor and Optionee desire to enter into and record this Memorandum in order that third parties will have notice of the existence of the Option.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

[10]	To be updated prior to execution to reflect the addition of Office Unit 2A or Office Unit 2B to the Coach Unit pursuant to the Operating Agreement, if applicable.

Exhibit H

1.          Option Period. Pursuant to the terms of the Agreement, the Option may be exercised by Optionee at any time during the period (the “Option Period”) [____________________], on the terms and subject to the conditions set forth in the Agreement.

2.          Subordination of Option. In accordance with the terms of the Agreement, the Option to purchase or lease the 23rd Floor of the Building is subject and subordinate to any and all rights of L’Oreal USA, Inc., a Delaware corporation, with respect to the 23rd Floor of the Building pursuant to that certain Lease, dated as of [___________], 2013, by and between Legacy Yards Tenant LLC, as landlord, and L’Oreal USA, Inc., as tenant, with respect to premises located in Unit 3.

3.          Termination and Release of Option. Upon the expiration or earlier termination of the Agreement, Optionee shall execute and deliver a termination and release of this Memorandum and the Option granted pursuant to the Agreement in recordable form and otherwise in accordance with the terms and conditions set forth in the Agreement. Notwithstanding the foregoing, the termination or expiration of the Agreement and the Option as provided therein shall be self-effectuating and the failure of Optionee to execute or deliver any such termination of this Memorandum shall not affect the effectiveness of such termination and the release hereof.

4.          Incorporation of Agreement. All of the terms, conditions, provisions, representations and warranties, and covenants of the Agreement are incorporated in this Memorandum by reference as though set forth in their entirety herein, and the Agreement and this Memorandum shall be deemed to constitute but a single instrument. The provisions of this Memorandum are solely for the purpose of giving notice to third parties of Optionee’ interest in the Units and shall not be deemed to add to, modify, or limit the provisions of the Agreement, and shall be of no force or effect whatsoever in construing the Agreement.

5.          Counterparts. This Memorandum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Exhibit H

IN WITNESS WHEREOF, Optionor and Optionee have executed this Memorandum as of the day and year first above written.

OPTIONOR:

LEGACY YARDS LLC,
a Delaware limited liability company

By:	Podium Fund Tower C SPV LLC,
a Delaware limited liability company

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

Exhibit H

OPTIONEE:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit H

ACKNOWLEDGEMENTS

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit H

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit H

EXHIBIT A

DESCRIPTION OF THE LAND AND THE UNIT[S]

The condominium unit[s] known as [Office Unit 2A, Office Unit 2B, and Office Unit 3] (each a “Unit” and collectively, the “Units”) in the condominium known as Tower C Condominium in the building known as and by the street number 501 West 30th Street in the Borough of Manhattan, City, County and State of New York (the “Building”), such Units being designated and described as [Office Unit 2A, Office Unit 2B, and Office Unit 3] in a certain declaration dated as of _____, 20__ made by the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York, as declarant, pursuant to Article 9-B of the Real Property Law of the State of New York, as amended, establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described below (the “Land”), which Declaration was recorded in the New York County Office of the Register of the City of New York (the “Register’s Office”), on [__________], 20[__], as City Register File No. _________. [Unit 2A] is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York (the “Tax Map”), and on the Floor Plans of the Building, certified by [_____________], on [__________], 20[__], and filed with the Real Property Assessment Department of the City of New York on [__________], 20[__], as Condominium Plan No. ____ and also recorded in the Register’s Office on [__________], 20[__], as City Register File No. ______________ (the “Condominium Plan”). [Unit 2B is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map and on the Condominium Plan.] [Unit 3 is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map and on the Condominium Plan.]

The Land upon which the Building containing the Unit[s] is erected is described as follows:

ALL OF THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

Exhibit H

EXHIBIT I

Form of Termination Agreement

WHEN RECORDED, RETURN TO:

Attention:

TERMINATION OF OPTION AGREEMENT

by and between

LEGACY YARDS TENANT LLC and
PODIUM FUND TOWER C SPV LLC,
as Optionor

and

COACH LEGACY YARDS LLC,
as Optionee

DATED: as of [__________ __], 20[__]

PREMISES:	[Unit(s) 2A, 2B and 3]
Tower C Condominium
(Block [______], Lot(s) [____] (f/k/a Lot _))
Borough of Manhattan,
New York County, New York

Exhibit I

TERMINATION OF OPTION AGREEMENT

THIS TERMINATION OF OPTION AGREEMENT (this “Termination”), made as of the ____ day of [__________], 20[__], by and among Legacy Yards Tenant LLC, a Delaware limited liability company (“Legacy Tenant”), and Podium Fund Tower C SPV LLC, , a Delaware limited liability company (“Tower C SPV”), each having an address c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (Legacy Tenant and Tower C SPV are individually and collectively referred to herein as “Optionor”), and COACH LEGACY YARDS LLC, a Delaware limited liability company, having an address c/o Coach, Inc., [______________________], New York, New York [_________] (“Optionee”).

WITNESSETH:

WHEREAS, Legacy Tenant is the owner on the date hereof of the [leasehold][fee] estate and interest in and to the condominium units designated and described in that certain Declaration Establishing a Plan for Condominium Ownership of Premises located at 501 West 30th Street, New York, New York 10001, Pursuant to Article 9-B of the Real Property Law of the State of New York, dated as of [__________, 20__], made by the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York, as declarant (as amended, modified, supplemented or restated from time to time, the “Condominium Declaration”), as [Office Unit 2A, Office Unit 2B, and Office Unit 3] (each a “Unit” and collectively, the “Units”) and more particularly described on Exhibit A attached hereto, which Condominium Declaration was recorded in the New York County Office of the Register of the City of New York (the “Register’s Office”), on [__________], 20[__], as City Register File No. _________.

WHEREAS, pursuant to that certain Option Agreement, dated as of [__________], 20[__] (the “Agreement”), Optionor granted to Optionee the right and option to purchase or lease [Office Unit 2A, Office Unit 2B, and a portion of Office Unit 3 consisting of the 23rd Floor of the Building]11 (collectively, the “Option”), on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, a Memorandum of Option Agreement (the “Memorandum”), dated as of [__________], 20[__], was recorded in the Register’s Office on [__________], 20[__], as City Register File No. _________, in order to provide third parties with notice of the existence of the Option.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Optionor and Optionee hereby agree that the Agreement is terminated as of the Effective Date, and Optionor and Optionee shall have no further liability to the other thereunder, except for such obligations as may be expressly stated in the Agreement to survive the termination or expiration thereof.

[11]	To be updated prior to execution to reflect the addition of Office Unit 2A or Office Unit 2B to the Coach Unit pursuant to the Operating Agreement, if applicable.

Exhibit I

2.          Optionor and Optionee hereby direct that the Memorandum be discharged of record.

3.          This Termination be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Exhibit I

IN WITNESS WHEREOF, Optionor and Optionee have executed this Termination as of the day and year first above written.

OPTIONOR:

LEGACY YARDS LLC,
a Delaware limited liability company

By:	Podium Fund Tower C SPV LLC,
a Delaware limited liability company

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

	By:	Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

Exhibit I

OPTIONEE:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit I

ACKNOWLEDGEMENTS

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit I

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of ______________, 20__, before me, the undersigned, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:
Notary Public

(Affix Notarial Stamp)

Exhibit I

EXHIBIT A

DESCRIPTION OF THE LAND AND THE UNIT[S]1

The condominium unit[s] known as [Office Unit 2A, Office Unit 2B, and Office Unit 3] (each a “Unit” and collectively, the “Units”) in the condominium known as Tower C Condominium in the building known as and by the street number 501 West 30th Street in the Borough of Manhattan, City, County and State of New York (the “Building”), such Units being designated and described as [Office Unit 2A, Office Unit 2B, and Office Unit 3] in a certain declaration dated as of _____, 20__ made by the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York, as declarant, pursuant to Article 9-B of the Real Property Law of the State of New York, as amended, establishing a plan for condominium ownership of the Building and the land upon which the Building is situate as more particularly described below (the “Land”), which Declaration was recorded in the New York County Office of the Register of the City of New York (the “Register’s Office”), on [__________], 20[__], as City Register File No. _________. [Unit 2A] is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map of the Real Property Assessment Department of the City of New York (the “Tax Map”), and on the Floor Plans of the Building, certified by [_____________], on [__________], 20[__], and filed with the Real Property Assessment Department of the City of New York on [__________], 20[__], as Condominium Plan No. ____ and also recorded in the Register’s Office on [__________], 20[__], as City Register File No. ______________ (the “Condominium Plan”). [Unit 2B is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map and on the Condominium Plan.] [Unit 3 is also designated as Tax Lot __ in Block ___ of the Borough of Manhattan on the Tax Map and on the Condominium Plan.]

The Land upon which the Building containing the Unit[s] is erected is described as follows:

ALL OF THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

Exhibit I

Exhibit O-1

Severed Parcel Plan

Exhibit O-1

TOTAL ZONING LOT AREA: 578,000 SF
KEY
ZONING LOT BOUNDARY AND PROPERTY LINE
BUILDING FOOTPRINT
PUBLIC ACCESS AREAS REQ. PER ZONING RESOLUTION
WEST 33RD STREET
ELEVENTH AVENUE
TENTH AVENUE
WEST 30TH STREET
TOWER A
RETAIL PODIUM
TOWER C
TOWER D
CULTURAL FACILITY
CONNECTION TO HIGHLINE
CONNECTION TO PUBLIC PLAZA
PORTION OF OUTDOOR PLAZA TO BE BUILT WITH TOWER E
PORTION OF OUTDOOR PLAZA TO BE BUILT WITH TOWER A & RETAIL PODIUM
PUBLIC PLAZA
PAVILION

EASTERN RAIL YARD DEVELOPMENT PLAN

* 1) LOCATION OF CULTURAL FACILITY TO BE ADJUSTED PER AN AGREEMENT BETWEEN BALANCE TENANT AND THE CITY.
2) THE BASE OF THE CULTURAL FACILITY LOCATED WITHIN THE BALANCE PARCEL ABOVE THE TOWER C SEVERED PARCEL WILL BE CONSTRUCTED BY BALANCE TENANT

Exhibit O-2

Temporary Aesthetic Treatment Plan

Exhibit O-2

Temporary Landscape Plan

11TH AVE PROPERTY LINE
VERTICAL GREEN WALL
RAILING
TEMPORARY GREEN ROOF
FUTURE EXCAVATED TOWER D
TEMPORARY HARDSCAPE LEADING TO TEMPORARY STAIR
10TH AVE PROPERTY LINE
0
32'
64'

A temporary green roof installation is proposed at the site of the future Culture Shed (39,700 sf) as interim landscape feature between buildout of tower and Culture Shed. The use of a pre-grown modular system will provide full coverage of plants grown to maturity at installation as well as provide an opportunity to disassemble for potential re-use on or off-site. Plant palette may range from low growing sedums to taller perennials and ornamental grasses depending on the soil depth systems selected - ranges from 2 ½" to 8" of engineered lightweight soil.

Modules to be placed directly upon heavy duty (HDPE, Polypropylene, TPO, EPDM or recyclable PVC) slip sheet/root barrier of 40-60 mil.

Simple overhead irrigation system is recommended; requirements are dependent on plant selection.

AREA TO BE COVERED BY INTERIM GREEN ROOF

HUDSON YARDS EAST
INTERIM GREEN ROOF OVER TERRA FIRMA
FEBRUARY 01, 2013

NELSON BYRD WOLTZ
LANDSCAPE ARCHITECTS

TEMPORARY GREENWALL
PHASE 1 EVERGREEN SCREEN AT WEST PLAZA PLANTERS
Thuja occidentalis 'Smaragd', Emerald Green Arborvitae
8' High, 3'-0" O.C. for continuous screen at North edge
FUTURE PHASE LANDSCAPE
COACH PLAZA
TOWER C
CONNECTION TO HIGHLINE

COACH PLAZA
PLAN

HUDSON YARDS EAST
TEMPORARY GREEN WALL

FEBURARY 21, 2013

NELSON
BYRD
WOLTZ
LANDSCAPE
ARCHITECTS

TOWER C

SOLID WALL WITH GREENSCREEN AND PLANTERS, WINDOWS

HUDSON YARDS EAST
TEMPORARY GREEN WALL

FEBURARY 21, 2013

NELSON
BYRD
WOLTZ
LANDSCAPE
ARCHITECTS

SOLID WALL WITH GREENSCREEN AND PLANTERS, WINDOWS

HUDSON YARDS EAST
TEMPORARY GREEN WALL

FEBURARY 21, 2013

NELSON
BYRD
WOLTZ
LANDSCAPE
ARCHITECTS

ERY Permanent Landscape Plan

33RD STREET
TOWER E
TOWER A
RETAIL
PAVILION
11TH AVENUE
10TH AVENUE
TOWER D
CULTURE SHED
TOWER C
HIGHLINE
30TH STREET
STONE PAVEMENT
STONE DUST
PLANTING AREA
FOUNTAIN BASIN
HUDSON YARDS EAST
February 01, 2013
NELSON BYRD WOLTZ
LANDSCAPE ARCHITECTS

Exhibit P

Arbiters

Hon. Stephen G. Crane

Hon. Bernard J. Fried

Mike Young, Esq.

Exhibit P

Exhibit Q

Approved Replacement Developers

Tishman Speyer

Hines

Silverstein Properties

The Durst Organization

Forest City Ratner

Boston Properties

Rudin

Exhibit Q

Schedule 1

Initial Percentage Interests

Fund Member	61.76%

Coach Member	38.24%

Total:	100%

Schedule 1

Schedule 2

Initial Capital Contributions

Fund Member	$100

Coach Member	$100

Total:

Schedule 2

Schedule 3

Member Representatives

Fund Member	Jeff Blau
Jay Cross

Coach Member	Todd Kahn
Mitchell L. Feinberg
Jane Neilson

Schedule 3

Schedule 4

Construction Loan Statement of Sources and Uses

Schedule 4

HUDSON YARDS - PHASE I CLOSING

CLOSING STATEMENT & DISBURSEMENT INSTRUCTIONS

Closing Date: April 9, 2013

NO.	DESCRIPTION				TOTAL	LEGACY (SOUTH TOWER)	COACH	ERY PODIUM	ERY BALANCE	WRY	FUNDED BY	NOTES
I.	SOURCES OF FUNDS											
	LOAN FUNDING											
1.	Mezzanine Loan Funding - Coach				$ 83,326,084.00	$ 83,326,084.00	$ -				COACH LENDER	
2.	Mezzanine Loan Funding - Non-Coach											
	BREAKDOWN OF FUNDING BY LENDER:											
	Starwood Mortgage											
	Share of Mezzanine Proceeds		73.68%	$ 98,914,568.00								
	Lender's Credit for Application Fee			500,000.00 (1)								
	Total Credits by Lender			99,414,568.00								
	Less Retained by Lender:											
	Loan Originator's Fee (1% of Max Loan $350,000,000)			(3,500,000.00)								
	Loan Processing Fee - Starwood			(150,000.00) (1)								
	Out-of-Pocket Costs - Starwood			(19,953.56)								
	Stub Interest - 0 days (Now Funding on reset date 9th)			[illegible]								
	Property Tax Escrow			(158,095.00)								
	Insurance Escrow			(182,358.00)								
	Ground Rent Escrow (Podium)			(214,671.78)								
				(4,225,078.34)								
	Net Funding by Starwood			$ 95,189,489.66	95,189,489.66	95,418,267.66		(228,778.00)	See Below in Uses of Funds: To be funded by ERY with Land Proceeds			
	Related UBC Fund & Southwest Carpenters Fund											
	Share of Mezzanine Proceeds			$ 28,261,305.00								
	Loan Originator's Fee (1% of Max Loan $100,000,000)			(1,000,000.00)								
	Stub Interest - 2 days (4/8 - 4/9/13)			(12,560.58)								
	Net Funding by Related UBC Fund & Southwest Carpenters Fund			$ 27,248,744.42	27,248,744.42	27,248,744.42						
	Oxford											
	Share of Mezzanine Proceeds		5.26%	$ 7,065,326.00								
	Loan Originator's Fee (1% of Max Loan $25,000,000) - Paid @ Close			-								
	Stub Interest - "TBD" - Paid Post-Closing			-								
	Net Funding by Oxford			$ 7,065,326.00	7,065,326.00	7,065,326.00						
					212,829,644.08	213,058,422.08	-	(228,778.00)	-	-		
	Reconcile Net Loan Proceeds:											
	Non-Coach Lenders	$ 134,241,199.00										
	Coach Lender	83,326,084.00										
	Total Gross Loan Dollars	$ 217,567,283.00										
	Closing Costs netted on Loan Proceeds	(4,737,638.92)										
	Adj for Escrows attributable to Podium	228,778.00										
	Net South Tower Closing Costs netted	(4,508,860.92)										
	Net Proceeds for South Tower	$ 213,058,422.08										
	EQUITY FUNDING											
7.	South Tower Equity - Non-Coach											(87,331.85) Diff to Prior Version Added to Closing below
	(KIA, JP Morgan, Related/Oxford GP) :	-										
	KIA			$ 635,729.39								
	HY Acquisition Co. (JPM)			264,270.61								
	Related			50,010.00								
	Oxford			49,990.00								
					1,000,000.00	1,000,000.00						
8.	Coach Funding for Mortgage Recording Tax				4,953,338.91		4,953,338.91					
	TOTAL SOURCES OF FUNDS	$ 218,695,651.14		$ (87,331.85)	$ 218,782,982.99	$ 214,058,422.08	$ 4,953,338.91	$ (228,778.00)	$ -	$ -		

4/8/2013 / 10:58 PM

W:\Loan Closings\Tower C - Loan Closing\Closing Statements - Disbursements\Closing Statement - Disbursement Schedule Draft 138

Page 1 of 4

HUDSON YARDS - PHASE I CLOSING

CLOSING STATEMENT & DISBURSEMENT INSTRUCTIONS

Closing Date: April 9, 2013

NO.	DESCRIPTION			TOTAL	LEGACY (SOUTH TOWER)	COACH	ERY PODIUM	ERY BALANCE	WRY	FUNDED BY	NOTES
II.	USES OF FUNDS										
1.	CLOSING COSTS TO FUND FROM PROCEEDS										
(a)	Transfer Taxes										
	Transfer Tax - South Ofc Tower		$ 352,238.00								
	Transfer Tax - ERY Balance		1,151,764.00	$ 1,504,002.00	$ -		$ 352,238.00	$ 1,151,764.00	$ -	NYC DEPT OF FINANCE	
(b)	Shea Payments to MTA:										
	Shea Payments - ERY		$ 5,090,184.00								
	Shea Payments - WRY		5,090,184.00	10,180,368.00			1,192,273.71	3,897,910.29	5,090,184.00	MTA ESCROW ACCT	Updated for April Closing
(c)	Payments for High Line:										
	ERY High Line Payment		$ 29,329,327.00							NYC ECONOMIC DEVELOPMENT CORPORATION	
	Additional Costs for High Line (A&E Reimb)		130,300.00	29,459,627.00			29,459,627.00			FRIENDS OF THE HIGH LINE INC. NYC EDC	
(d)	AGS Ventures - OCIP Payment			46,424,883.00	42,833,887.39		3,590,995.61			AGS VENTURES	
(e)	Exec CM Fee on OCIP - 1%			464,246.83	428,338.87		35,908.96			HUDSON YARDS CONSTRUCTION LLC	
(f)	Title Insurance to Royal Abstract (Includes 35% to Fidelity Title)										
	Title Ins & Endorsments - South Tower	$ 3,402,470.00									
	Recording Fees & Misc Title Charges	25,475.06	$ 3,427,945.06		3,079,058.79		348,886.27			ROYAL ABSTRACT TITLE CO.	See Royal Abstract Inv's
	Title Ins & Endorsments - Balance Parcel	$ 285,348.00									
	Recording Fees & Misc Title Charges	2,500.00	287,848.00	3,715,793.06				287,848.00		ROYAL ABSTRACT TITLE CO.	See Royal Abstract Inv's
(g)	Royal Registered Property Reports (Paul Hastings)			750.00	673.67		76.33			ROYAL REGISTERED PROPERTY REPORTS	May reclass to Legal (Not Title Ins)
(h)	MTA - PILOST (Sales Tax on Hard Costs) Sales Tax Estimate No. 2			649,154.00	598,941.51		50,212.49			MTA	
(i)	MTA - FORCE ACCOUNT FUNDING										
	ERY Exp Account thru 12/31/12		$ 56,479.87				13,229.28	43,250.59		MTA - Force Account ERY	
	WRY Exp Account thru 12/31/12		37,098.24	93,578.11					37,098.24	MTA - Force Account WRY	
(j)	Developer Fees to ERY Developer LLC										
	Devel Fee Non-Coach		$ 4,683,330.00								
	Devel Fee Podium		2,619,418.00	7,302,748.00	4,683,330.00		2,619,418.00			ERY DEVELOPER LLC	
(k)	UTEP PILOT Payment (RE Taxes) - NYCIDA & HYIC										
	UTEP Project Fee to NYCIDA		$ 750,000.00							NYCIDA	
	UTEP Project Fee to HYIC		2,435,592.00							HYIC	
			3,185,592.00	3,185,592.00	3,185,592.00						
	UTEP Admin Fee to NYCIDA			25,000.00	25,000.00					NYCIDA	
(l)	Mortgage Recording Tax (Payable to the IDA?)										
	PILOMRT - HYIC (Non-Coach)		$ 5,344,462.50							HYIC	
	PILOMRT - MTA (Non-Coach)		2,635,537.50	7,980,000.00	7,980,000.00					MTA INVESTMENT POOL ACCOUNT	
	PILOMRT - HYIC (Coach)		$ 3,317,410.28							HYIC	
	PILOMRT - MTA (Coach)		1,635,928.63	4,953,338.91		4,953,338.91				MTA INVESTMENT POOL ACCOUNT	
	Note: (k) & (l) are billed together — see funding notes below:										
	Total UTEP PILOT Payment	3,185,592.00									
	Total UTEP Admin Fee to NYCIDA	25,000.00									
	Total PILOMRT (Non-Coach)	7,980,000.00									
	Total PILOMRT (Coach)	4,953,338.91									
	Total on Closing Schedule	16,143,930.91									
	Funding by Vendor:										
	NYC Industrial Development Agency (NYCIDA)	775,000.00									
	Hudson Yards Infrastructure Corporatin (HYIC)	11,097,464.78									
	Metropolitan Transportation Authority (MTA)	4,271,466.13									
	Total Pmts to Vendors	16,143,930.91									
(m)	Pre-Development Interest - ERY Tenant LLC (Paid Post-Closing by $1M Equity Funding)			1,000,000.00	1,000,000.00					ERY TENANT LLC	
(n)	Legal for Closing – PENDING SETTLEMENTS Per Actual Invoices for Settlement			5,640,339.01	4,118,309.37		343,353.07	1,178,676.57		VARIOUS – *SEE SCHEDULE*	

4/8/2013 / 10:58 PM

W:\Loan Closings\Tower C - Loan Closing\Closing Statements - Disbursements\Closing Statement - Disbursement Schedule Draft 13B

Page 2 of 4

*** Confidential Treatment Requested

HUDSON YARDS - PHASE I CLOSING

CLOSING STATEMENT & DISBURSEMENT INSTRUCTIONS

Closing Date: April 9, 2013

***

***

***

[illegible]

HUDSON YARDS - PHASE I CLOSING
CLOSING STATEMENT & DISBURSEMENT INSTRUCTIONS
Closing Date: April 9, 2013

NO.	DESCRIPTION			TOTAL	LEGACY (SOUTH TOWER)	COACH	ERY PODIUM	ERY BALANCE	WRY	FUNDED BY	NOTES
	PROOF TO CLOSING COSTS PER REQUISITION										
	Closing Costs per Requisition										
	South Tower per Req.	$ 161,626,633.00									
	Less Land Payments	(69,912,518.00)									
			$ 91,714,115.00								
	Podium per Req.	$ (31,614,562.00)									
	Less Land Reimb's.	69,912,518.00									
			38,297,956.00								
				$ 130,012,071.00							
	Closing Costs from Above										
	South Tower - Costs Paid @ Close	$ 70,453,255.60									
	South Tower - Costs Netted from Loan Proceed	4,508,860.92									
	South Tower - Working Capital	400,000.00									
	**Add in Leasing Commissions	16,351,998.20				Changes to Closing Costs					
			$ 91,714,114.72		$ 0.28	94,124.07	5,768.36	3.00	(12,560.58)	$ 87,334.85	
						Stub Int	Out-of-Pocket	Tax Reserve	Stub Int	Running Total True-up	
	ERY Podium	38,069,177.99				$ (24,971.00)	(26,999.58)				
						Lender's Legal -- Offset to Legal Costing	Adj to Kramer Levin -- Offset to Legal Costing				
	ERY Fund Podium portion of Ground Lease Reserve and Ins Reserve (netted from Loan Proceeds)	228,778.00									
			38,297,955.99		0.01						
				$ 130,012,070.71							
	**Leasing Commissions paid post-closing by ERY										
			Diff to reconcile	0.29							

4/8/2013 / 10:58 PM

W:\Loan Closings\Tower C - Loan Closing\Closing Statements - Disbursements\Closing Statement - Disbursement Schedule Draft 138

Page 4 of 4

Schedule 5

Schedule of Pre-Development Costs and Project Costs

Schedule 5

Hudson Yards: South Tower Total
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
USES:		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
	LAND COSTS							
C 01A	Upfront Land Payment	18,576,509	-	18,576,509	18,576,509	-	18,576,509	-
C 01B	Fee Purchase Payment	46,390,075	-	-	-	-	-	46,390,075
C 01C	Podium Infrastructure Balance	120,798,506	-	51,336,009	51,336,008	-	51,336,008	69,462,498
C 02	MTA - Fee Purchases	-	-	-	-	-	-	-
C 03	MTA - Construction Ground Rent	-	-	-	-	-	-	-
C 04	MTA - Deposits	-	-	-	-	-	-	-
C 05	Other Land Costs	-	-	-	-	-	-	-
	TOTAL LAND COSTS	185,765,090	-	69,912,518	69,912,517	-	69,912,517	115,852,573
	HARD COSTS							
	Hard Costs - Base Building							
D 01A	Hudson Yards Construction / Base Building Core & Shell	634,490,960	20,883,070	-	20,883,070	(1,351,785)	19,531,285	614,959,675
D 01B	Coach Tenant Allowance Items	14,082,629	-	-	-	-	-	14,082,629
D 02	Cogen Plant (Podium)	-	-	-	-	-	-	-
D 03	Hudson Yards Construction Coach Foundations Reallocation	(13,847,030)	(5,124,690)	-	(5,124,690)	466,871	(4,657,819)	(9,189,211)
	Total Base Building Hard Costs	634,726,560	15,758,380	-	15,758,380	(884,914)	14,873,466	619,853,093
	Other Construction Costs							
D 04	PILOST (Sales Tax on Hard Costs)	14,658,107	172,248	598,941	771,189	-	771,189	13,886,918
D 05	OCIP	45,885,054	-	42,833,887	42,833,888	-	42,833,888	3,051,166
D 06	Preconstruction Services (GC & ECM)	2,007,085	2,007,085	-	2,007,085	-	2,007,085	-
D 07	Highline Restoration & Column Demo	-	-	-	-	-	-	-
D 08	Metals Building Demo	186,641	356,239	-	356,239	-	356,239	(169,598)
D 09A	Landscape / Lighting - Building Entrance	2,500,000	-	-	-	-	-	2,500,000
D 09B	Landscape - Podium	-	-	-	-	-	-	-
D 10	Force Account	-	-	-	-	-	-	-
D 11	Hard Cost Allowances	514,845	-	-	-	-	-	514,845
D 12	Temp Utils, Site Security & Other Hard Costs	11,166,016	159,798	-	159,797	-	159,797	11,006,219
D 13A	Executive CM - Contingency	31,736,110	-	-	-	-	-	31,736,110
D 13B	Executive CM - General Conditions	9,435,213	840,616	-	840,616	-	840,616	8,594,597
D 13C	Executive CM - Fee	6,664,627	229,852	428,339	658,191	-	658,191	6,006,436
	Total Other Construction Costs	124,753,696	3,765,838	43,861,167	47,627,005	-	47,627,005	77,126,693
	Tenant Improvs / FF&E, Systems & OS&E							
E 01	Tenant Allowances	72,429,677	-	-	-	-	-	72,429,677
E 02	FF&E, Systems, OS&E	1,900,000	-	-	-	-	-	1,900,000
	Total Tenant Improvs / FF&E, Systems & OS&E	74,329,677	-	-	-	-	-	74,329,677
	TOTAL HARD COSTS	833,809,933	19,524,218	43,861,167	63,385,385	(884,914)	62,500,471	771,309,463
	SOFT COSTS							
F 01A	Architecture/Engineering	31,160,864	20,273,344	-	20,273,344	-	20,273,344	10,887,520
F 01B	A&E - Predevelopment Podium / South Tower	871,076	850,553	-	850,552	-	850,552	20,524
F 02	A&E - Coach Specific	1,870,000	1,432,583	-	1,432,583	-	1,432,583	437,417
F 03	Insurance - Builder's Risk & Other	12,673,603	850,516	168,252	1,018,768	-	1,018,768	11,654,835
F 04	Legal & Accounting	9,680,529	1,708,610	6,185,865	7,894,476	-	7,894,476	1,786,053
F 05	Title Insurance	3,230,894	673	3,079,733	3,080,406	-	3,080,406	150,488
F 06A	Permits & Approvals	908,076	555,555	-	555,554	-	555,554	352,522
F 06B	Surveys	375,354	58,021	-	58,021	-	58,021	317,333
F 06C	Inspections & Testing	5,222,059	639,485	-	639,485	-	639,485	4,582,574
F 06D	Other Consulting	1,627,571	424,649	-	424,649	-	424,649	1,202,922
F 07	Real Estate Taxes	11,214,429	75,000	3,368,690	3,443,690	-	3,443,690	7,770,739
F 08	Marketing	3,500,000	2,860,789	-	2,860,788	-	2,860,788	639,212
F 09	Leasing & Indirect Sales Expenses	51,155,934	-	16,351,998	16,351,998	-	16,351,998	34,803,936
F 10	Operating Deficit & Pre-Opening Exp's	10,000,000	-	-	-	-	-	10,000,000
F 11	Overhead Reimbursement	30,313,300	8,071,568	-	8,071,568	-	8,071,568	22,241,732
F 12	Development Fees	44,620,156	-	4,683,330	4,683,330	-	4,683,330	39,936,826
	Total Soft Costs	218,423,848	37,801,346	33,837,868	71,639,212	-	71,639,212	146,784,633

Hudson Yards: South Tower Total
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
G.01	**Working Capital Draws**	-	-	400,000	400,001	-	400,000	(400,000)
	Financing Costs							
H.01	Mortgage Recording Tax	7,980,000	-	7,980,000	7,980,000	-	7,980,000	-
H.02	Senior Loan Fee	4,750,000	-	4,750,000	4,750,000	-	4,750,000	-
H.03	Appraisal	40,000	-	-	-	-	-	40,000
H.04	Monitoring Cost	320,000	-	-	-	-	-	320,000
H.05	Consulting Engineer - Upfront Report	50,000	-	22,608	22,609	-	22,609	27,391
H.06	Equity Consultant Costs	50,000	-	33,620	33,620	-	33,620	16,380
H.07	Other Financing Costs	300,000	500,000	(265,273)	234,727	-	234,727	65,273
	Total Financing Costs	13,490,000	500,000	12,520,955	13,020,956	-	13,020,956	469,044
	Interest							
I.01	Interest	95,138,729	-	94,124	94,124	-	94,124	95,044,605
I.02	Predevelopment Interest	1,000,000	-	1,000,000	1,000,000	-	1,000,000	-
I.03	Other Interest	-	-	-	-	-	-	-
	Total Interest Costs	96,138,729	-	1,094,124	1,094,124	-	1,094,124	95,044,605
J.01	**General Contingency**	35,494,132	-	-	-	-	-	35,494,132
	TOTAL SOFT COSTS	363,546,709	38,301,346	47,852,947	86,154,293	-	86,154,292	277,392,414
	TOTAL HARD AND SOFT COSTS	1,197,356,642	57,825,564	91,714,114	149,539,678	(884,914)	148,654,763	1,048,701,877
	TOTAL USES	1,383,121,732	57,825,564	161,626,633	219,452,197	(884,914)	218,567,283	1,164,554,449
	Completion Percentage:		5.02%	7.55%	12.57%	-0.08%	12.49%	87.51%

SOURCES

		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
40.00%	**Mezzanine Loan:**							
38.30%	Coach Loan	117,936,641	-	83,664,997	83,664,997	(338,913)	83,326,084	34,610,557
61.70%	Non-Coach Loan	190,000,000	-	134,787,200	134,787,200	(546,001)	134,241,199	55,758,801
	Subtotal: Mezzanine Loan:	307,936,641	-	218,452,197	218,452,197	(884,914)	217,567,283	90,369,358
60.00%	**Senior Loan:**							
38.30%	Sr. Coach Loan	176,904,961	-	-	-	-	-	176,904,961
61.70%	Sr. Non-Coach Loan	285,000,000	-	-	-	-	-	285,000,000
	Subtotal: Senior Loan:	461,904,961	-	-	-	-	-	461,904,961
	TOTAL DEBT	769,841,602	-	218,452,197	218,452,197	(884,914)	217,567,283	552,274,319
	Equity:							
	Coach Equity	234,880,130	-	-	-	-	-	234,880,130
	Non-Coach Equity (KIA, JP Morgan, Related / Oxford)	378,400,000	-	1,000,000	1,000,000	-	1,000,000	377,400,000
	ERY Tenant LLC (Related / Oxford)	-	57,825,564	(57,825,564)	-	-	-	-
	Subtotal: Equity:	613,280,130	57,825,564	(56,825,564)	1,000,000	-	1,000,000	612,280,130
	TOTAL SOURCES	1,383,121,732	57,825,564	161,626,633	219,452,197	(884,914)	218,567,283	1,164,554,449

Hudson Yards: Coach
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
USES:								
	LAND COSTS							
C 01A	Upfront Land Payment	15,640,809	-	15,640,809	15,640,809	-	15,640,809	-
C 01B	Fee Purchase Payment	46,390,075	-	-	-	-	-	46,390,075
C 01C	Podium Infrastructure Balance	94,377,204	-	40,107,689	40,107,689	-	40,107,689	54,269,515
C 02	MTA - Fee Purchases	-	-	-	-	-	-	-
C 03	MTA - Construction Ground Rent	-	-	-	-	-	-	-
C 04	MTA - Deposits	-	-	-	-	-	-	-
C 05	Other Land Costs	-	-	-	-	-	-	-
	TOTAL LAND COSTS	156,408,088	-	55,748,498	55,748,498	-	55,748,498	100,659,590
	HARD COSTS							
	Hard Costs - Base Building							
D 01A	Hudson Yards Construction / Base Building Core & Shell	260,194,590	7,617,740	-	7,617,740	(466,871)	7,150,869	253,043,721
D 01B	Coach Tenant Allowance Items	14,082,629	-	-	-	-	-	14,082,629
D 02	Cogen Plant (Podium)	-	-	-	-	-	-	-
D 03	Hudson Yards Construction / Coach Foundations Reallocation	(13,847,030)	(5,124,690)	-	(5,124,690)	466,871	(4,657,819)	(9,189,211)
	Total Base Building Hard Costs	260,430,190	2,493,050	-	2,493,050	-	2,493,050	257,937,139
	Other Construction Costs							
D 04	PILOST (Sales Tax on Hard Costs)	6,014,265	70,674	245,747	316,421	-	316,421	5,697,844
D 05	OCIP	18,826,774	-	17,574,871	17,574,871	-	17,574,871	1,251,903
D 06	Preconstruction Services (GC & ECM)	823,513	823,513	-	823,513	-	823,513	-
D 07	Highline Restoration & Column Demo	-	-	-	-	-	-	-
D 08	Metals Building Demo	-	-	-	-	-	-	-
D 09A	Landscape - Lighting - Building Entrance	986,410	-	-	-	-	-	986,410
D 09B	Landscape - Podium	-	-	-	-	-	-	-
D 10	Force Account	-	-	-	-	-	-	-
D 11	Hard Cost Allowances	514,845	-	-	-	-	-	514,845
D 12	Temp Utils, Site Security & Other Hard Costs	4,405,708	65,474	-	65,474	-	65,474	4,340,234
D 13A	Executive CM - Contingency	13,021,420	-	-	-	-	-	13,021,420
D 13B	Executive CM - General Conditions	3,871,296	344,907	-	344,907	-	344,907	3,526,389
D 13C	Executive CM - Fee	2,734,516	94,309	175,749	270,058	-	270,058	2,464,458
	Total Other Construction Costs	51,198,746	1,398,877	17,996,367	19,395,244	-	19,395,244	31,803,503
	Tenant Improvs / FF&E, Systems & OS&E							
E 01	Tenant Allowances	-	-	-	-	-	-	-
E 02	FF&E, Systems, OS&E	-	-	-	-	-	-	-
	Total Tenant Improvs / FF&E, Systems & OS&E	-	-	-	-	-	-	-
	TOTAL HARD COSTS	311,628,936	3,891,927	17,996,367	21,888,294	-	21,888,294	289,740,642
	SOFT COSTS							
F 01A	Architecture/Engineering	12,561,662	8,008,538	-	8,008,538	-	8,008,538	4,553,124
F 01B	A&E - Predevelopment Podium / South Tower	343,695	326,273	-	326,273	-	326,273	17,422
F 02	A&E - Coach Specific	1,870,000	1,432,583	-	1,432,583	-	1,432,583	437,417
F 03	Insurance - Builder's Risk & Other	5,200,017	348,907	69,034	417,941	-	417,941	4,782,076
F 04	Legal & Accounting	1,831,900	544,536	375,884	920,420	-	920,420	911,480
F 05	Title Insurance	1,108,859	231	1,057,138	1,057,369	-	1,057,369	51,490
F 06A	Permits & Approvals	358,294	219,202	-	219,202	-	219,202	139,092
F 06B	Surveys	148,101	22,893	-	22,893	-	22,893	125,208
F 06C	Inspections & Testing	2,247,946	287,848	-	287,848	-	287,848	1,960,098
F 06D	Other Consulting	247,617	167,551	-	167,551	-	167,551	80,066
F 07	Real Estate Taxes	4,424,810	29,592	1,329,164	1,358,756	-	1,358,756	3,066,054
F 08	Marketing	98,641	46,394	-	46,394	-	46,394	52,247
F 09	Leasing & Indirect Sales Expenses	-	-	-	-	-	-	-
F 10	Operating Deficit & Pre-Opening Exp's	789,128	-	-	-	-	-	789,128
F 11	Overhead Reimbursement	10,553,067	2,805,500	-	2,805,500	-	2,805,500	7,747,567
F 12	Development Fees	9,591,062	-	-	-	-	-	9,591,062
	Total Soft Costs	51,374,801	14,240,048	2,831,220	17,071,268	-	17,071,268	34,303,531

Hudson Yards: Coach
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
G.01	**Working Capital Draws**	-	-	137,303	137,303	-	137,303	(137,303)
	Financing Costs							
H.01	Mortgage Recording Tax	-	-	-	-	-	-	-
H.02	Senior Loan Fee	-	-	-	-	-	-	-
H.03	Appraisal	-	-	-	-	-	-	-
H.04	Monitoring Cost	-	-	-	-	-	-	-
H.05	Consulting Engineer - Upfront Report	-	-	-	-	-	-	-
H.06	Equity Consultant Costs	-	-	-	-	-	-	-
H.07	Other Financing Costs	-	-	-	-	-	-	-
	Total Financing Costs	-	-	-	-	-	-	-
	Interest							
I.01	Interest	-	-	-	-	-	-	-
I.02	Predevelopment Interest	-	-	-	-	-	-	-
I.03	Other Interest	-	-	-	-	-	-	-
	Total Interest Costs	-	-	-	-	-	-	-
J.01	**General Contingency**	10,309,907	-	-	-	-	-	10,309,907
	TOTAL SOFT COSTS	61,684,708	14,240,048	2,968,523	17,208,571	-	17,208,571	44,476,135
	TOTAL HARD AND SOFT COSTS	373,313,644	18,131,975	20,964,890	39,096,865	-	39,096,865	334,216,777
	TOTAL USES	529,721,732	18,131,977	76,713,388	94,845,365	-	94,845,365	434,876,367
	Completion Percentage:		4.99%	5.76%	10.75%	0.00%	10.75%	89.25%

SOURCES

		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
40.00%	**Mezzanine Loan:**							
38.30%	Coach Loan	117,936,641	-	83,664,997	83,664,997	(338,913)	83,326,084	34,610,557
61.70%	Non-Coach Loan (True-up)	-	-	11,180,368	11,180,368	338,913	11,519,281	(11,519,281)
	Subtotal: Mezzanine Loan:	117,936,641	-	94,845,365	94,845,365	-	94,845,365	23,091,276
60.00%	**Senior Loan:**							
38.30%	Sr. Coach Loan	176,904,961	-	-	-	-	-	176,904,961
61.70%	Sr. Non-Coach Loan	-	-	-	-	-	-	-
	Subtotal: Senior Loan:	176,904,961	-	-	-	-	-	176,904,961
	TOTAL DEBT	294,841,602	-	94,845,365	94,845,365	-	94,845,365	199,996,237
	Equity:							
	Coach Equity	234,880,130	-	-	-	-	-	234,880,130
	Non-Coach Equity (KIA, JP Morgan, Related / Oxford)	-	-	-	-	-	-	-
	ERY Tenant LLC (Related / Oxford)	-	18,131,977	(18,131,977)	-	-	-	-
	Subtotal: Equity:	234,880,130	18,131,977	(18,131,977)	-	-	-	234,880,130
	TOTAL SOURCES	529,721,732	18,131,977	76,713,388	94,845,365	-	94,845,365	434,876,367

Hudson Yards: Podium
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
	HARD COSTS							
	Hard Costs - Base Building							
D.01A	Hudson Yards Construction / Base Building Core & Shell	32,788,706	4,032,599	-	4,032,599	(332,577)	3,700,022	29,088,684
D.01B	Coach Tenant Allowance Items	-	-	-	-	-	-	-
D.02	Cogen Plant (Podium)	6,576,812	-	-	-	-	-	6,576,812
D.03	Hudson Yards Construction / Coach Foundations Reallocation	13,847,030	5,124,690	-	5,124,690	(466,871)	4,657,819	9,189,211
	Total Base Building Hard Costs	53,212,548	9,157,289	-	9,157,289	(799,448)	8,357,841	44,854,707
	Other Construction Costs							
D.04	PILOST (Sales Tax on Hard Costs)	1,228,868	14,441	50,212	64,653	-	64,653	1,164,215
D.05	OCIP	3,846,791	-	3,590,996	3,590,996	-	3,590,996	255,795
D.06	Preconstruction Services (GC & ECM)	168,265	168,265	-	168,265	-	168,265	-
D.07	Highline Restoration & Column Demo	30,729,327	-	29,497,141	29,497,141	-	29,497,141	1,232,186
D.08	Metals Building Demo	713,492	544,718	-	544,718	-	544,718	168,774
D.09A	Landscape / Lighting - Building Entrance	-	-	-	-	-	-	-
D.09B	Landscape - Podium	6,000,000	-	-	-	-	-	6,000,000
D.10	Force Account	2,000,000	1,226,503	13,229	1,239,732	-	1,239,732	760,268
D.11	Hard Cost Allowances	-	-	-	-	-	-	-
D.12	Temp Utils, Site Security & Other Hard Costs	576,984	13,210	-	13,210	-	13,210	563,774
D.13A	Executive CM - Contingency	2,660,609	-	-	-	-	-	2,660,609
D.13B	Executive CM - General Conditions	791,005	70,473	-	70,473	-	70,473	720,532
D.13C	Executive CM - Fee	558,732	19,270	35,910	55,180	-	55,180	503,552
	Total Other Construction Costs	49,274,073	2,056,880	33,187,488	35,244,368	-	35,244,368	14,029,705
	Tenant Improvs / FF&E, Systems & OS&E							
E.01	Tenant Allowances	-	-	-	-	-	-	-
E.02	FF&E, Systems, OS&E	-	-	-	-	-	-	-
	Total Tenant Improvs / FF&E, Systems & OS&E	-	-	-	-	-	-	-
	TOTAL HARD COSTS	**102,486,620**	**11,214,169**	**33,187,488**	**44,401,657**	**(799,448)**	**43,602,209**	**58,884,412**
	SOFT COSTS							
F.01A	Architecture/Engineering	2,270,991	1,372,184	-	1,372,184	-	1,372,184	898,807
F.01B	A&E - Predevelopment Podium / South Tower	724,585	479,574	-	479,574	-	479,574	245,011
F.02	A&E - Coach Specific	-	-	-	-	-	-	-
F.03	Insurance - Builder's Risk & Other	1,062,496	71,338	14,106	85,444	-	85,444	977,052
F.04	Legal & Accounting	2,688,912	167,348	368,797	536,145	-	536,145	2,152,767
F.05	Title Insurance	366,114	76	348,963	349,039	-	349,039	17,075
F.06A	Permits & Approvals	46,923	53,975	-	53,975	-	53,975	(7,052)
F.06B	Surveys	19,396	2,998	-	2,998	-	2,998	16,398
F.06C	Inspections & Testing	162,418	-	-	-	-	-	162,418
F.06D	Other Consulting	32,429	21,943	-	21,943	-	21,943	10,486

Hudson Yards: Podium
DRAW LHY001 - (Inception through February 2013) For Closing

FINAL
4/8/2013

		Total Budget	Cost Incurred			Retainage	Net Amount Due	Remaining
		Closing Budget	Paid Costs Incurred Inception Through 2/28/13	Closing Costs	Cumulative Costs Through Closing	Cumulative Retainage Through 2/28/13	Net Cumulative Costs Through Closing	To Fund - Net
F.07	Real Estate Taxes	-	-	-	-	-	-	-
F.08	Marketing	-	-	-	-	-	-	-
F.09	Leasing & Indirect Sales Expenses	-	-	-	-	-	-	-
F.10	Operating Deficit & Pre-Opening Exp's	-	-	-	-	-	-	-
F.11	Overhead Reimbursement	3,236,700	2,458,749	-	2,458,749	-	2,458,749	777,951
F.12	Development Fees	6,163,739	-	2,619,418	2,619,418	-	2,619,418	3,544,321
	Total Soft Costs	16,774,703	4,628,185	3,351,283	7,979,469	-	7,979,469	8,795,234
G.01	**Working Capital Draws**	-	-	-	-	-	-	-
	Financing Costs							
H.01	Mortgage Recording Tax	-	-	-	-	-	-	-
H.02	Senior Loan Fee	-	-	-	-	-	-	-
H.03	Appraisal	-	-	-	-	-	-	-
H.04	Monitoring Cost	-	-	-	-	-	-	-
H.05	Consulting Engineer - Upfront Report	-	-	-	-	-	-	-
H.06	Equity Consultant Costs	-	-	-	-	-	-	-
H.07	Other Financing Costs	-	-	-	-	-	-	-
	Total Financing Costs	-	-	-	-	-	-	-
	Interest							
I.01	Interest	-	-	-	-	-	-	-
I.02	Predevelopment Interest	-	-	-	-	-	-	-
I.03	Other Interest	-	-	-	-	-	-	-
	Total Interest Costs	-	-	-	-	-	-	-
J.01	**General Contingency**	3,996,443	-	-	-	-	-	3,996,443
	TOTAL SOFT COSTS	20,771,146	4,628,185	3,351,283	7,979,469	-	7,979,469	12,791,677
	TOTAL HARD AND SOFT COSTS	123,257,766	15,842,354	36,538,771	52,381,126	(799,448)	51,581,678	71,676,089
	TOTAL USES	10,837,182	24,923,695	(31,614,562)	(6,690,867)	(799,449)	(7,490,316)	18,327,498
	Completion Percentage:		13.53%	28.97%	42.50%	-0.68%	41.81%	58.19%